PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 22, 2006)

PROSPECTUS SUPPLEMENT
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-130786

$2,832,243,000 (Approximate)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8
Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor
JPMorgan Chase Bank, N.A.
IXIS Real Estate Capital Inc.
Eurohypo AG, New York Branch
Nomura Credit & Capital, Inc.
PNC Bank, National Association
Sponsors and Mortgage Loan Sellers
AIG Mortgage Capital, LLC
Mortgage Loan Seller

Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2006-LDP8 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8. The assets of the issuing entity will primarily be 165 fixed rate mortgage loans secured by first liens on 237 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2006-LDP8 certificates. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement. In addition, JP Morgan Chase Bank, N.A. will provide an interest rate swap agreement for the benefit of the Class A-3FL certificates as described under ‘‘Description of the Swap Contract’’ in this prospectus supplement. The Series 2006-LDP8 certificates are obligations of the issuing entity only and are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2006-LDP8 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest on the 15th day of each month, commencing on October 16, 2006.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/S&P)(5)	Rated Final Distribution Date(3)
Class A-1	$32,132,000		5.2410%	Fixed	May 15, 2011	Aaa/AAA	May 15, 2045
Class A-2	$207,310,000		5.2890%	Fixed	September 15, 2011	Aaa/AAA	May 15, 2045
Class A-3A	$50,000,000		5.3880%	Fixed	July 15, 2013	Aaa/AAA	May 15, 2045
Class A-3FL	$150,000,000	(9)	LIBOR + 0.1600%	Floating(7), (8)	July 15, 2013	Aaa/AAA(10)	May 15, 2045
Class A-3B	$184,430,000		5.4470%	Fixed	September 15, 2014	Aaa/AAA	May 15, 2045
Class A-4	$856,221,000		5.3990%	Fixed	August 15, 2016	Aaa/AAA	May 15, 2045
Class A-SB	$69,145,000		5.3700%	Fixed	November 15, 2015	Aaa/AAA	May 15, 2045
Class A-1A	$596,981,000		5.3970%	Fixed	August 15, 2016	Aaa/AAA	May 15, 2045
Class X	$3,066,027,770	(10)	0.5783%	Variable(11)	August 15, 2026	Aaa/AAA	May 15, 2045
Class A-M	$306,603,000		5.4400%	Fixed	August 15, 2016	Aaa/AAA	May 15, 2045
Class A-J	$260,612,000		5.4800%	Fixed(12)	September 15, 2016	Aaa/AAA	May 15, 2045
Class B	$53,656,000		5.5200%	Fixed(12)	September 15, 2016	Aa2/AA	May 15, 2045
Class C	$22,995,000		5.5490%	Fixed(12)	September 15, 2016	Aa3/AA–	May 15, 2045
Class D	$42,158,000		5.6180%	Fixed(12)	September 15, 2016	A2/A	May 15, 2045

(Footnotes to table on page S-8)

You should carefully consider the risk factors beginning on page S-48 of this prospectus supplement and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.
The underwriters, J.P. Morgan Securities Inc., Nomura Securities International, Inc., Commerzbank Capital Markets Corp., IXIS Securities North America Inc., PNC Capital Markets LLC, Banc of America Securities LLC and Deutsche Bank Securities Inc. will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities Inc. and Nomura Securities International, Inc. are acting as co-lead managers for this offering and Commerzbank Capital Markets Corp., IXIS Securities North America Inc., PNC Capital Markets LLC, Deutsche Bank Securities Inc. and Banc of America Securities LLC are acting as co-managers for this offering. J.P. Morgan Securities Inc. and Nomura Securities International, Inc. are acting as co-lead managers for this offering. J.P. Morgan Securities Inc. is acting as sole bookrunner for this offering.
The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about September 28, 2006. We expect to receive from this offering approximately 105.2% of the initial aggregate principal balance of the offered certificates, plus accrued interest (except with respect to the Class A-3FL Certificates) from September 1, 2006, before deducting expenses payable by us.

JPMorgan	NOMURA

Commerzbank Corporates & Markets IXIS Securities North America Inc.	PNC Capital Markets LLC

Banc of America Securities LLC	Deutsche Bank Securities

September 22, 2006

Park La Brea Apartments Los Angeles, CA

RREEF Silicon Valley Office Portfolio Various, CA

Tysons Galleria McLean, VA

53 State Street Boston, MA

IRON MOUNTAIN
HSBC

Colony III Portfolio Various, Various

NAVARRE

CNL/Welsh Portfolio Various, Various

Burbank Town Center Burbank, CA

Gas Company Tower Los Angeles, CA

SUMMARY OF CERTIFICATES	S-8
SUMMARY OF TERMS	S-10
RISK FACTORS	S-48
Geographic Concentration Entails Risks	S-48
Risks Relating to Mortgage Loan Concentrations	S-49
Risks Relating to Enforceability of Cross-Collateralization	S-51
The Borrower’s Form of Entity May Cause Special Risks	S-52
Ability to Incur Other Borrowings Entails Risk	S-53
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date	S-59
The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts	S-60
Commercial and Multifamily Lending Is Dependent Upon Net Operating Income	S-60
Tenant Concentration Entails Risk	S-62
Certain Additional Risks Relating to Tenants	S-62
Substitution of Mortgaged Properties May Lead to Increased Risks	S-64
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-64
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	S-65
Tenant Bankruptcy Entails Risks	S-65
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-65
Retail Properties Have Special Risks	S-66
Office Properties Have Special Risks	S-67
Industrial Properties Have Special Risks	S-68
Multifamily Properties Have Special Risks	S-69
Hotel Properties Have Special Risks	S-70
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-71
Manufactured Housing Community Properties Have Special Risks	S-71
Self Storage Properties Have Special Risks	S-72
Risks Relating to Certain Assistance Programs	S-73
Lack of Skillful Property Management Entails Risks	S-73
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-74
Condominium Ownership May Limit Use and Improvements	S-74
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-75
Limitations of Appraisals	S-76
Risks Relating to Underwritten Net Cash Flow	S-76
Potential Conflicts of Interest	S-77
Special Servicer May Be Directed to Take Actions	S-79
Bankruptcy Proceedings Entail Certain Risks	S-80
Risks Relating to Prepayments and Repurchases	S-81
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-83
Sensitivity to LIBOR and Yield Considerations	S-84
Risks Relating to the Swap Contract	S-84
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-85
Risks Relating to Interest on Advances and Special Servicing Compensation	S-85
Risks of Limited Liquidity and Market Value	S-86
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-86
Subordination of Subordinate Offered Certificates	S-86

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING COMMUNITY LOANS
ANNEX C	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX D	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, attached as Annex I hereto, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2006-LDP8 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-8 of this prospectus supplement, which sets forth important statistical information relating to the Series 2006-LDP8 certificates;

Summary of Terms, commencing on page S-10 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2006-LDP8 certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-48 of this prospectus supplement, which describe risks that apply to the Series 2006-LDP8 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page S-264 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page 129 of the prospectus.

All annexes and schedules attached to this prospectus supplement are a part of this prospectus supplement.

In this prospectus supplement, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A ‘‘RELEVANT MEMBER STATE’’), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE ‘‘RELEVANT IMPLEMENTATION DATE’’) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE

COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A)    TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B)    TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C)    IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN ‘‘OFFER OF CERTIFICATES TO THE PUBLIC’’ IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION ‘‘PROSPECTUS DIRECTIVE’’ MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)    IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE ‘‘FSMA’’)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUER; AND

(B)    IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (‘‘HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.’’) OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE ‘‘RELEVANT PERSONS’’). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approximate Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/ S&P)(5)	Principal Window(4)
Offered Certificates
A-1(6)	$32,132,000		30.000%	Fixed	May 15, 2011	5.2410%	2.67	Aaa/AAA	10/06-05/11
A-2(6)	$207,310,000		30.000%	Fixed	September 15, 2011	5.2890%	4.96	Aaa/AAA	06/11-09/11
A-3A(6)	$50,000,000		30.000%	Fixed	July 15, 2013	5.3880%	6.80	Aaa/AAA	07/13-07/13
A-3FL(6)	$150,000,000	(9)	30.000%	Floating(7), (8)	July 15, 2013	LIBOR+0.1600%	6.80	Aaa/AAA(9)	07/13-07/13
A-3B(6)	$184,430,000		30.000%	Fixed	September 15, 2014	5.4470%	6.84	Aaa/AAA	09/12-09/14
A-4(6)	$856,221,000		30.000%	Fixed	August 15, 2016	5.3990%	9.78	Aaa/AAA	11/15-08/16
A-SB(6)	$69,145,000		30.000%	Fixed	November 15, 2015	5.3700%	7.06	Aaa/AAA	05/11-11/15
A-1A(6)	$596,981,000		30.000%	Fixed	August 15, 2016	5.3970%	9.58	Aaa/AAA	10/06-08/16
X	$3,066,027,770	(10)	N/A	Variable(11)	N/A	0.5783%	N/A	Aaa/AAA	N/A
A-M	$306,603,000		20.000%	Fixed	August 15, 2016	5.4400%	9.88	Aaa/AAA	08/16-08/16
A-J	$260,612,000		11.500%	Fixed(12)	September 15, 2016	5.4800%	9.93	Aaa/AAA	08/16-09/16
B	$53,656,000		9.750%	Fixed(12)	September 15, 2016	5.5200%	9.96	Aa2/AA	09/16-09/16
C	$22,995,000		9.000%	Fixed(12)	September 15, 2016	5.5490%	9.96	Aa3/AA–	09/16-09/16
D	$42,158,000		7.625%	Fixed(12)	September 15, 2016	5.6180%	9.96	A2/A	09/16-09/16
Non-Offered Certificates
E	$34,492,000		6.500%	WAC(13)	N/A	5.5856%	N/A	A3/A–	N/A
F	$38,326,000		5.250%	WAC(13)	N/A	5.7626%	N/A	Baa1/BBB+	N/A
G	$30,660,000		4.250%	WAC(13)	N/A	5.8616%	N/A	Baa2/BBB	N/A
H	$38,325,000		3.000%	WAC(14)	N/A	5.9926%	N/A	Baa3/BBB–	N/A
J	$11,498,000		2.625%	Fixed(12)	N/A	5.0970%	N/A	Ba1/BB+	N/A
K	$7,665,000		2.375%	Fixed(12)	N/A	5.0970%	N/A	Ba2/BB	N/A
L	$11,498,000		2.000%	Fixed(12)	N/A	5.0970%	N/A	Ba3/BB–	N/A
M	$3,832,000		1.875%	Fixed(12)	N/A	5.0970%	N/A	B1/B+	N/A
N	$11,498,000		1.500%	Fixed(12)	N/A	5.0970%	N/A	B2/B	N/A
P	$11,497,000		1.125%	Fixed(12)	N/A	5.0970%	N/A	B3/B–	N/A
NR	$34,493,770		N/A	Fixed(12)	N/A	5.0970%	N/A	NR/NR	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 10%.

(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement. The rated final distribution date for each class of certificates is May 15, 2045. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)	Ratings shown are those of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

(6)	For purposes of making distributions on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. As of the cut-off date, loan group 1 will consist of 139 mortgage loans, representing approximately 80.5% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will consist of 26 mortgage loans, representing approximately 19.5% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will include approximately 88.5% of all the mortgage loans secured by multifamily and manufactured housing community properties.

So long as funds are sufficient on any distribution date to make distributions of all interest and principal on such distribution date to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-1A, Class A-SB and Class X certificates and the Class A-3FL regular interest, interest and principal distributions on the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 certificates and the Class A-3FL regular interest will be based upon amounts available relating to mortgage loans in loan group 1 and interest and principal distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB certificates and the Class A-3FL regular interest will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the certificate principal balances of the Class A-4 and Class A-SB certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class NR certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, pro rata.

(7)	The pass-through rate applicable to the Class A-3FL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.1600%. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-3FL certificates may convert to a fixed rate equal to 5.3140% per annum. The initial LIBOR rate will be determined on September 26, 2006 and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period.

(8)	The certificate balance of the Class A-3FL certificates will be equal to the certificate balance of the Class A-3FL regular interest.

(9)	The ratings assigned to the Class A-3FL certificates only reflect the receipt of a fixed rate of interest at a rate equal to 5.3140% per annum. See ‘‘Ratings’’ in this prospectus supplement.

(10)	The Class X notional amount will be equal to the aggregate of the class balances of the certificates (other than the Class A-3FL, Class X, Class R, Class LR and Class S certificates) and the Class A-3FL regular interest.

(11)	The pass-through rate on the Class X certificates will be based on the weighted average of the interest strip rates of the components of the Class X certificates, which will be based on the weighted average of the net mortgage rates of the mortgage loans as of the preceding distribution date minus the pass-through rates of the components of the Class X certificates. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

(12)	For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-J, Class B, Class C, Class D, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(13)	The pass-through rate applicable to the Class E, Class F and Class G certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), minus 0.4070%, 0.2300% and 0.1310%, respectively.

(14)	The pass-through rate applicable to the Class H certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

The Class S, Class R and Class LR certificates are not offered by this prospectus supplement and are not represented in this table.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9271. See ‘‘Transaction Parties—The Depositor’’ in this prospectus supplement.

Issuing Entity	J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see ‘‘Transaction Parties—The Issuing Entity’’ in this prospectus supplement.

Mortgage Loan Sellers	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, IXIS Real Estate Capital Inc., a New York corporation, Eurohypo AG, New York Branch, the New York branch of a German banking corporation, Nomura Credit & Capital, Inc., a Delaware corporation, PNC Bank, National Association, a national banking association, and AIG Mortgage Capital, LLC, a Delaware limited liability company. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ in this prospectus supplement.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
JPMorgan Chase Bank, N.A.	64	$1,247,251,933	40.7%	48.3%	9.4%
IXIS Real Estate Capital Inc	18	621,935,345	20.3	8.4	69.4
Eurohypo AG, New York Branch	25	586,706,645	19.1	22.7	4.6
Nomura Credit & Capital, Inc.	23	379,545,395	12.4	13.4	8.1
PNC Bank, National Association	24	141,576,526	4.6	3.7	8.6
AIG Mortgage Capital, LLC	11	89,011,927	2.9	3.6	0.0
Total	165	$3,066,027,770	100.0%	100.0%	100.0%

Master Servicers	Wells Fargo Bank, N.A., a national banking association, will act as master servicer with respect to 48 of the mortgage loans, representing approximately 31.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (38 mortgage loans in loan group 1, representing approximately 36.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 10 mortgage loans in loan group 2, representing approximately 12.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). Its principal commercial servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105 and its telephone number is 1-800-986-9711. See ‘‘Transaction Parties—The Master Servicers’’ in this prospectus supplement.

Midland Loan Services, Inc., a Delaware corporation, will act as master servicer with respect to 117 of the mortgage loans, representing approximately 68.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (101 mortgage loans in loan group 1, representing approximately 63.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 16 mortgage loans in loan group 2, representing approximately 87.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). Its servicing offices are located at 10851 Mastin, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000. Midland Loan Services, Inc. is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and of PNC Capital Markets LLC, one of the underwriters. See ‘‘Transaction Parties—The Master Servicers’’ in this prospectus supplement.

The RREEF Silicon Valley Office Portfolio loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC16. The master servicer that will service the RREEF Silicon Valley Office Portfolio whole loan under the RREEF Silicon Valley Office Portfolio pooling agreement is Capmark Finance Inc. The servicing offices of Capmark Finance Inc. are located at 200 Witmer Road, Horsham, Pennsylvania, 19044 and its telephone number is (215) 328-1258.

The master servicers will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans that are not part of the trust fund. See ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement.

Special Servicer	J.E. Robert Company, Inc., a Virginia corporation, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. The primary servicing offices of the special servicer are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is (703) 714-8000. We anticipate that the initial controlling class representative will be JER Investors Trust Inc., an affiliate of the special servicer. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement. The RREEF Silicon Valley Office Portfolio loan will be specially serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC16. The special servicer that will specially service the RREEF Silicon Valley Office Portfolio whole loan under the RREEF Silicon Valley Office Portfolio pooling agreement is Midland Loan Services, Inc., a Delaware corporation. The primary servicing offices of Midland Loan Services, Inc. are located at 10851 Mastin, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000.

Trustee	LaSalle Bank National Association, a national banking association with its principal offices located in Chicago, Illinois. A corporate trust office of the trustee is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group, J.P. Morgan 2006 LDP8 and its telephone number is (312) 904-1487. See ‘‘Transaction Parties—The Trustee, Certificate Registrar, Authenticating Agent and Custodian’’ in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan, except for the RREEF Silicon Valley Office Portfolio loan for which Wells Fargo Bank, N.A., as trustee, is the mortgagee of record under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16.

Sponsors	JPMorgan Chase Bank, N.A., a national banking association, IXIS Real Estate Capital Inc., a New York corporation, Eurohypo AG, New York Branch, the New York branch of a German banking corporation, Nomura Credit & Capital, Inc., a Delaware corporation, and PNC Bank, National Association, a national banking association. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement and ‘‘The Sponsor’’ in the prospectus.

Certain Affiliations	JPMorgan Chase Bank, N.A. and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. and the other mortgage loan sellers originated or acquired the mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, N.A. is also an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates. JPMorgan Chase Bank, N.A. is also a sponsor and the swap counterparty. IXIS Real Estate Capital Inc., a sponsor, mortgage loan seller and originator, is an affiliate of IXIS Securities North America Inc., one of the underwriters. Eurohypo AG, New York Branch, a sponsor, mortgage loan seller and originator, is an affiliate of Commerzbank Capital Markets Corp., one of the underwriters. Nomura Credit & Capital, Inc., a sponsor, mortgage loan seller and originator, is an affiliate of Nomura Securities International, Inc., one of the underwriters. PNC Bank, National Association, a sponsor, mortgage loan seller and originator, is an affiliate of each of Midland Loan Services, Inc., one of the master servicers, and PNC Capital Markets LLC, one of the underwriters. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under ‘‘Risk Factors—Potential Conflicts of Interest’’.

Significant Obligor	The mortgaged property that secures the Park La Brea Apartments loan identified as Loan No. 1 on Annex A-1 to this prospectus supplement represents 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See Annex A-1 and Annex A-3 to this prospectus supplement.

Swap Counterparty	JPMorgan Chase Bank, N.A. will provide an interest rate swap contract for the benefit of the Class A-3FL certificates.

Cut-off Date	With respect to each mortgage loan, the due date of that mortgage loan in September 2006 or, with respect to those mortgage loans that have their first due date after September 2006, the origination date of that mortgage loan.

Closing Date	On or about September 28, 2006.

Distribution Date	The 15th day of each month or, if the 15th day is not a business day, the next succeeding business day, beginning in October 2006.

Interest Accrual Period	Interest will accrue on the offered certificates (other than with respect to the Class A-3FL certificates) and the Class A-3FL regular interest during the calendar month prior to the related distribution date. With respect to the Class A-3FL certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the closing date) to, but excluding, the related distribution date. Except with respect to the Class A-3FL certificates, interest will be calculated on the offered certificates and the Class A-3FL regular interest assuming that each month has 30 days and each year has 360 days. With respect to the Class A-3FL certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days, provided that if the pass-through rate for the Class A-3FL certificates converts to a fixed rate, the interest calculation method and interest accrual period for the Class A-3FL certificates will be the same as the Class A-3FL regular interest.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs; provided, that the first due period with respect to any mortgage loan with its first due date in October 2006 or November 2006 will begin on the day immediately following the cut-off date of such mortgage loan. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Swap Contract	The trust will have the benefit of an interest rate swap contract relating to the Class A-3FL certificates issued by JPMorgan Chase Bank, N.A., which, as of the date of this prospectus supplement, has a long-term certificates of deposit rating of ‘‘Aa2’’ by Moody’s Investors Service, Inc. and ‘‘AA–‘‘ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The initial notional amount of the interest rate swap contract will be equal to the aggregate initial certificate balance of the Class A-3FL regular interest (and correspondingly, the Class A-3FL certificates). The notional amount of the swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-3FL regular interest (and correspondingly, the Class A-3FL certificates). The swap contract will have a maturity date of May 15, 2045 (the same date as the rated final distribution date of the Class A-3FL certificates). Under the swap contract, the trust will generally be obligated to pay to the swap counterparty one business day prior to each distribution date an amount equal to the sum of (i) any yield maintenance charges distributable to the Class A-3FL regular interest and (ii) the product of (A) the notional amount of the swap contract and (B) the pass-through rate on the Class A-3FL regular interest. The swap counterparty will generally be obligated to pay to the trust one business day prior to each distribution date an amount equal to the product of (i) the notional amount of the swap contract and (ii) LIBOR plus 0.1600% per annum. If there is an interest shortfall with respect to the Class A-3FL regular interest, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-3FL certificates for that distribution date. See ‘‘Risk Factors—Risks Relating to the Swap Contract’’ and ‘‘Description of the Swap Contract’’ in this prospectus supplement.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of September 1, 2006 among the depositor, the master servicers, the special servicer and the trustee. The master servicers will service the mortgage loans (other than the specially-serviced mortgage loans and the RREEF Silicon Valley Office Portfolio loan) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Securities

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2006-LDP8:

•	Class A-1

•	Class A-2

•	Class A-3A

•	Class A-3FL

•	Class A-3B

•	Class A-4

•	Class A-SB

•	Class A-1A

•	Class X

•	Class A-M

•	Class A-J

•	Class B

•	Class C

•	Class D

Series 2006-LDP8 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the accompanying prospectus: Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR.

The Series 2006-LDP8 certificates will collectively represent beneficial ownership interests in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 165 fixed rate mortgage loans secured by first liens on 237 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 10%:

Class A-1	$32,132,000
Class A-2	$207,310,000
Class A-3A	$50,000,000
Class A-3FL	$150,000,000
Class A-3B	$184,430,000
Class A-4	$856,221,000
Class A-SB	$69,145,000
Class A-1A	$596,981,000
Class X	$3,066,027,770
Class A-M	$306,603,000
Class A-J	$260,612,000
Class B	$53,656,000
Class C	$22,995,000
Class D	$42,158,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial pass-through rate is set forth below for each class:

Class A-1	5.2410%
Class A-2	5.2890%
Class A-3A	5.3880%
Class A-3FL	LIBOR + 0.1600%(1)
Class A-3B	5.4470%
Class A-4	5.3990%
Class A-SB	5.3700%
Class A-1A	5.3970%
Class X	0.5783%	(2)
Class A-M	5.4400%
Class A-J	5.4800%	(3)
Class B	5.5200%	(3)
Class C	5.5490%	(3)
Class D	5.6180%	(3)

(1)	The pass-through rate applicable to the Class A-3FL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.1600% per annum. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-3FL certificates may convert to a fixed rate equal to 5.3140% per annum. The initial LIBOR rate will be determined on September 26, 2006, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See ‘‘Description of the Swap Contract—The Swap Contract’’ in this prospectus supplement.

(2)	The interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of each class of certificates (other than the Class A-3FL, Class X, Class R, Class LR and Class S certificates) and the Class A-3FL regular interest. The pass-through rate on the Class X certificates will be based on the weighted average of the interest strip rates of the components of the Class X certificates, which will be based on the weighted average of the net mortgage rates of the mortgage loans as of the preceding distribution date minus the pass-through rates of the components of the Class X certificates. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

(3)	For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-J, Class B, Class C and Class D certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

B. Interest Rate Calculation Convention	Interest on the certificates (other than the Class A-3FL certificates) and the Class A-3FL regular interest will be calculated based on a 360-day year consisting of twelve 30-day months, or a ‘‘30/360 basis.’’ Interest on the Class A-3FL certificates will be calculated based on the actual number of days in each interest accrual period and a 360-day year, or an ‘‘actual/360 basis.’’ However, if the pass-through rate for the Class A-3FL certificates converts to a fixed rate, interest will be calculated on a 30/360 basis.

For purposes of calculating the pass-through rates on any class of certificates with a pass-through rate that is based on, limited by or equal to, the weighted average of the net mortgage rates on the mortgage loans, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an ‘‘actual/360 basis,’’ will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates—Distributions—Pass-Through Rates’’ and
’’ —Interest Distribution Amount’’ in this prospectus supplement.

C. Servicing and Administration Fees	The master servicers and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans. The master servicing fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the RREEF Silicon Valley Office Portfolio loan) in the trust fund at the master servicing fee rate equal to a per annum rate ranging from 0.02% to 0.11%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (excluding the RREEF Silicon Valley Office Portfolio loan, which will be subject to a special servicing fee pursuant to the RREEF Silicon Valley Office Portfolio pooling agreement) that is a specially serviced mortgage loan at the special servicing fee rate equal to a per annum rate of 0.25%. The master servicers and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the RREEF Silicon Valley Office

Portfolio loan) in the trust fund at the trustee fee rate equal to a per annum rate equal to 0.0006%. See ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A and Class X certificates and the Class A-3FL regular interest: To pay interest concurrently, (a) on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB certificates and the Class A-3FL regular interest, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (b) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (c) on the Class X certificates from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes, pro rata, without regard to loan groups, in accordance with their interest entitlements for that distribution date.

Second/Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest: To the extent of funds allocated to principal and available for distribution, (a)(1) first, to the Class A-SB certificates, available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, funds attributed to principal received from loan group 2 remaining after payments specified in clause (b) below have been made, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex F to this prospectus supplement, (2) then to principal on the Class A-1 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a)(1) above have been made and, after the

Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-1 certificates has been reduced to zero, (3) then to principal on the Class A-2 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1) and (a)(2) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-2 certificates has been reduced to zero, (4) then (i) prior to January 15, 2013, first to principal on the Class A-3B certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 until the certificate balance of the Class A-3B certificates has been reduced to zero, and then to principal on the Class A-3A certificates and the Class A-3FL regular interest, pro rata, based on certificate balances, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above and the payments to the Class A-3B certificates have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, pro rata, based on certificate balances, to the Class A-3A certificates and the Class A-3FL regular interest until the certificate balance of each of the Class A-3A certificates and the Class A-3FL regular interest has been reduced to zero, and (ii) on or after January 15, 2013 first to principal on the Class A-3A certificates and the Class A-3FL regular interest, pro rata, based on certificate balances, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, pro rata, based on certificate balances, to the Class A-3A certificates and the Class A-3FL regular interest until the certificate balance of each of the Class A-3A certificates and the Class A-3FL regular interest has been reduced to zero, and then to principal on the Class A-3B certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above and the payments to the Class A-3FL regular interest have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-3B certificates has been reduced to zero, (5) then to principal on the Class A-4 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3) and (a)(4) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-4 certificates has been reduced to zero and (6) then to principal on the Class A-SB certificates in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3), (a)(4) and (a)(5) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-SB certificates has been reduced to zero, and (b) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the certificate balances of the Class A-4 and Class A-SB certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a) have been made, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, pro rata, rather than sequentially, without regard to loan groups, the distribution priorities above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest: To reimburse the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

Fourth/Class A-M certificates: To the Class A-M certificates as follows: (a) first, to interest on the Class A-M certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest), to principal on the Class A-M certificates until the certificate balance of the Class A-M certificates has been reduced to zero; and (c) third, to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class A-J certificates: To the Class A-J certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Sixth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Seventh/Class C certificates: To the Class C certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Eighth/Class D certificates: To the Class D certificates in a manner analogous to the Class A-M certificates’ allocations of priority Fourth above.

Ninth/Non-offered certificates (other than the Class S certificates): In the amounts and order of priority described in ‘‘Description of the Certificates— Distributions—Priority’’ in this prospectus supplement.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 139 mortgage loans, representing approximately 80.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and loan group 2 will consist of 26 mortgage loans, representing approximately 19.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 88.5% of the pool of mortgage loans secured by multifamily and manufactured housing community properties as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Annex

A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

On each distribution date, funds available for distribution on the Class A-3FL certificates (which include any net swap payments) will be distributed in the following amounts and order of priority: (a) first, to interest on the Class A-3FL certificates, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal in respect of the Class A-3FL regular interest, to principal on the Class A-3FL certificates until the certificate balance of the Class A-3FL certificates has been reduced to zero; and (c) third, to reimburse the Class A-3FL certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such class.

B. Interest and Principal Entitlements	A description of the interest entitlement of each class of offered certificates and the Class A-3FL regular interest can be found in ‘‘Description of the Certificates— Distributions—Interest Distribution Amount’’ in this prospectus supplement.

A description of the amount of principal required to be distributed to each class of offered certificates and the Class A-3FL regular interest entitled to principal on a particular distribution date also can be found in ‘‘Description of the Certificates—Distributions— Principal Distribution Amount’’ in this prospectus supplement.

C. Prepayment Premiums; Yield Maintenance Charges	Yield maintenance charges with respect to the mortgage loans will be allocated to the offered certificates (other than the Class A-3FL certificates) and the Class A-3FL regular interest as described in ‘‘Description of the Certificates —Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this prospectus supplement. For so long as the swap contract is in effect, any yield maintenance charges distributable in respect of the Class A-3FL regular interest will be payable to the swap counterparty pursuant to the terms of the swap contract.

If the swap contract is no longer in effect, any yield maintenance charges allocable to the Class A-3FL regular interest will be paid to the holders of the Class A-3FL certificates.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage

Loans—Prepayment Provisions’’ in this prospectus supplement. On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class S certificates. This interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates and the Class A-3FL regular interest will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and the Class A-3FL regular interest. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates and the Class A-3FL regular interest (other than excess interest that accrues on the mortgage loans that have anticipated repayment dates) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A and Class X certificates and the Class A-3FL regular interest). It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates and the Class A-3FL regular interest in ascending order (beginning with the other classes of certificates (other than the Class S, Class R and Class LR certificates) that are not being offered by this prospectus supplement). No principal payments or mortgage loan losses will be allocated to the Class S, Class R, Class LR or Class X certificates, although principal payments and mortgage loan losses will reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue. In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-3FL certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-3FL regular interest, in reduction of the certificate balance of the Class A-3FL regular interest, and the amount of its interest entitlement. Any decrease in the certificate balance of the Class A-3FL regular interest will result in a corresponding decrease in the certificate balance of the Class A-3FL certificates and any interest shortfalls suffered by the Class A-3FL regular interest will reduce the amount of interest distributed on the Class A-3FL certificates to the extent described in this prospectus supplement.

*	The Class X certificates are interest-only certificates.

**	The Class A-3FL certificates are entitled to receive floating rate payments from a swap provider under an interest rate swap contract in exchange for the fixed rate payments to which the Class A-3FL regular interest is entitled.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class A-3FL, Class X, Class S, Class R or Class LR certificates) or the Class A-3FL regular interest will reduce the certificate balance of that class of certificates or the Class A-3FL regular interest (and correspondingly the Class A-3FL certificates), respectively.

See ‘‘Description of the Certificates’’ in this prospectus supplement.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities or the Class A-3FL regular interest: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by a master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. Reductions in distributions to the Class A-3FL regular interest will cause a corresponding reduction in distributions to the Class A-3FL certificates to the extent described in this prospectus supplement. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the applicable master servicer are required to be allocated to the certificates and the Class A-3FL regular interest (and thus to the Class A-3FL certificates to the extent described in this prospectus supplement), on a pro rata basis, to reduce the amount of interest payable on the certificates and the Class A-3FL regular interest (and thus to the Class A-3FL certificates, to the extent described in this prospectus supplement). See ‘‘Description of the Certificates—Distributions— Priority’’ in this prospectus supplement.

Advances

A. P&I Advances	Each master servicer, with respect to those mortgage loans for which it is acting as master servicer, is required to advance a delinquent periodic mortgage loan payment if it determines that the advance will be recoverable (unless the special servicer determines that the advance would be non-recoverable). The applicable master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement. There may be other circumstances in which the applicable master servicer will not be required to advance one full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the applicable master servicer nor the trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement. If an interest advance is made by a master servicer, that master servicer will not advance its servicing fee, but will advance the trustee’s fee. None of the master servicers or the trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-3FL certificates or be liable for any breakage, termination or other costs owed by the trust fund to the swap counterparty. See ‘‘Description of the Certificates— Advances’’ in this prospectus supplement.

B. Property Protection Advances	Each master servicer may be required (with respect to those mortgage loans for which it is acting as master servicer), and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If the applicable master servicer fails to make a required advance of this type, the trustee is required to make this advance. None of the master servicers, the special servicer or the trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this prospectus supplement.

C. Interest on Advances	The applicable master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal, as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See ‘‘Description of the Certificates—Advances’’ and ‘‘—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be 165 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 237 commercial, multifamily and manufactured housing community properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $3,066,027,770.

The RREEF Silicon Valley Office Portfolio loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $250,000,000 and representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of four mortgage loans that is part of a split loan structure, secured by the same mortgage instrument on the related mortgaged property, in which (i) one companion loan, referred to in this prospectus supplement as the RREEF Silicon Valley Office Portfolio fixed rate companion loan, is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC16, and is pari passu in right of payment to the RREEF Silicon Valley Office Portfolio loan, (ii) one companion loan, referred to in this prospectus supplement as the RREEF Silicon Valley Office Portfolio floating rate A companion loan, is pari passu in right of payment to both of the RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio fixed rate companion loan, and (iii) one companion loan, referred to in this prospectus supplement as the RREEF Silicon Valley Office Portfolio floating rate B companion loan, is pari passu in right of payment to each of the RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio fixed rate companion loan, but is subordinate in right of payment to the RREEF Silicon Valley Office Portfolio floating rate A companion loan. Notwithstanding the foregoing, if no event of default exists with respect to the RREEF Silicon Valley Office Portfolio whole loan, the borrower, at its option, may voluntarily prepay all or a portion of the RREEF Silicon Valley Office Portfolio floating rate companion loans at any time. The RREEF Silicon Valley Office Portfolio fixed rate companion loan, with a principal balance as of the cut-off date of $250,000,000, and the RREEF Silicon Valley Office Portfolio floating rate A companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan, with an aggregate principal balance as of the cut-off date of $200,000,000, are not included in the trust fund. The RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio fixed rate companion loan mature in July 2013. The RREEF Silicon Valley Office Portfolio floating rate companion loans mature in September 2008, with the borrower having the right to exercise three one-year extension options.

The RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio companion loans will be serviced in accordance with the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC16 by the RREEF Silicon Valley Office Portfolio master servicer and the RREEF Silicon Valley Office Portfolio special servicer, and in accordance with the servicing standards provided in the RREEF Silicon Valley Office Portfolio pooling agreement. In addition, the holders that, from time to time, constitute the majority of the holders, by principal balance, of the RREEF Silicon Valley Office Portfolio loan, the RREEF Silicon Valley Office Portfolio fixed rate companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the RREEF Silicon Valley Office Portfolio master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the RREEF Silicon Valley Office Portfolio loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The RREEF Silicon Valley Office Portfolio Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the RREEF Silicon Valley Office Portfolio loan is the aggregate principal balance of the RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio companion loans.

The Park La Brea Apartments loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) with a principal balance as of the cut-off date of $387,500,000 and representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Park La Brea Apartments loan, which is included in the trust. The second of these mortgage loans, the Park La Brea Apartments pari passu companion loan, is not included in the trust. The Park La Brea Apartments pari passu companion loan has an outstanding principal balance as of the cut-off date of $387,500,000.

The related intercreditor agreement provides that the holder of the Park La Brea Apartments pari passu companion loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Park La Brea Apartments pari passu companion loan. The Park La Brea Apartments pari passu companion loan will be always pari passu in right of payment with the Park La Brea Apartments loan.

The Park La Brea Apartments loan and the Park La Brea Apartments pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, under the related intercreditor agreement, the directing certificateholder of the Series 2006-LDP8 certificates will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Park La Brea Apartments loan that is included in the trust; provided that the applicable master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the holder of the Park La Brea Apartments pari passu companion loan (or if the companion loan has been deposited into a securitization, the related controlling class representative) in respect of those matters and provide that party with an opportunity to review any proposed action to be taken in respect of those matters. See ‘‘Description of the Mortgage Pool—The Park La Brea Apartments Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan to value ratios and debt service coverage ratios for the

Park La Brea Apartments loan is the aggregate principal balance of the Park La Brea Apartments loan and the Park La Brea Apartments pari passu companion loan.

The Gas Company Tower loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement) with a principal balance as of the cut-off date of $229,000,000 and representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of two mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Gas Company Tower loan, which is included in the trust. The second of these mortgage loans, the Gas Company Tower pari passu companion loan, is part of the split loan structure but is not included in the trust, and is pari passu in right of payment with the Gas Company Tower loan. The Gas Company Tower pari passu companion loan has an outstanding principal balance as of the cut-off date of $229,000,000.

The Gas Company Tower loan and the Gas Company Tower pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, the holder of the Gas Company Tower loan (the directing certificateholder will be the holder of the Gas Company Tower loan for this purpose) will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Gas Company Tower loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The Gas Company Tower Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the Gas Company Tower loan is the aggregate principal balance of the Gas Company Tower loan and the Gas Company Tower pari passu companion loan.

The Tysons Galleria loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement) with a principal balance as of the cut-off date of $173,500,000 and representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of three mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Tysons Galleria loan, which is included in the trust. The second of these mortgage loans, the Tysons Galleria pari passu companion loan, is not included in the trust and has an outstanding principal balance as of the cut-off date of $50,000,000. The third of these mortgage loans is a subordinate companion loan, is not included in the trust and has an outstanding principal balance as of the cut-off date of $31,500,000.

The related intercreditor agreement provides that the holder of the Tysons Galleria pari passu companion loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Tysons Galleria pari passu companion loan. The Tysons Galleria pari passu companion loan will always be pari passu in right of payment with the Tysons Galleria loan.

The Tysons Galleria loan, the Tysons Galleria pari passu companion loan and the Tysons Galleria subordinate companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, under the related intercreditor agreement, the holder of the subordinate companion loan will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the applicable master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Tysons Galleria loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ in this prospectus supplement.

The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan to value ratios and debt service coverage ratios for the Tysons Galleria loan is the aggregate principal balance of the Tysons Galleria loan and the Tysons Galleria pari passu companion loan.

In addition, 4 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans), including the Tysons Galleria loan, are each evidenced by the senior of two or more notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund. The AB mortgage loans are each secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Tysons Galleria, Stevens Center Business Park, United Plaza and Donato Corporate Park, and are set forth below.

Mortgage Loan	A Note Cut-off Date Loan Balance	% of Initial Pool Balance	% of Initial Loan group 1 Balance	% of Initial Loan group 2 Balance	B Note Original Balance
Tysons Galleria	$173,500,000	5.7%	7.0%	0.0%	$31,500,000
Stevens Center Business Park	$55,650,000	1.8%	2.3%	0.0%	$2,450,000
United Plaza	$5,391,854	0.2%	0.2%	0.0%	$345,000
Donato Corporate Park	$5,200,000	0.2%	0.2%	0.0%	$375,000

Each AB mortgage loan and its related companion loan(s) are subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the related mortgage loan (and any related pari passu companion loans) prior to a monetary event of default, or material non-monetary event of default to the mortgage loan in the trust fund and the related subordinate companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such mortgage loans first to the mortgage loan in the trust (and any related pari passu companion loans) and second to the related subordinate companion loan. The applicable master servicer and the special servicer will service and administer each AB mortgage loan and its companion loan(s) pursuant to the pooling and servicing agreement and the related intercreditor agreement so long as such AB mortgage loan is part of the trust fund. Amounts attributable to each companion loan will not be assets of the trust, and will be beneficially owned by the holder of the companion loan. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this prospectus supplement. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holder of certain of the subordinate companion loans will have the right to approve certain modifications to the related senior loan under certain circumstances. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this prospectus supplement.

The holders of the subordinate companion loan for each of the Tyson's Galleria loan, the Stevens Center Business Park loan, the United Plaza loan and the Donato Corporate Park loan will have the right, under certain conditions, (i) to direct, consent to or provide advice with respect to certain actions proposed to be taken by the applicable master servicer or the special servicer, as applicable, with respect to the related mortgage loan or mortgaged property and (ii) to make cure payments on the related mortgage loan.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus supplement, information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to a mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan, and in the case of the RREEF Silicon Valley Office Portfolio loan, the Park La Brea Apartments loan, the Gas Company Tower loan and the Tysons Galleria loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of each of the RREEF Silicon Valley Office Portfolio companion loans, the Park La Brea Apartments pari passu companion loan, the Gas Company Tower pari passu companion loan and the Tysons Galleria pari passu companion loan, respectively.

In addition, because the Colony III Portfolio has 3 mortgage notes with different maturity dates and prepayment lockout periods, secured by 2, 10 and 3 properties, respectively, solely for purposes of the statistical and numerical information presented in this prospectus supplement, it is treated as 15 cross-collateralized and cross-defaulted mortgage loans each of which is secured by a single mortgaged property. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this ‘‘Summary of Terms’’ are calculated as described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus supplement are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-Off Date Mortgage Loan Characteristics

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate outstanding principal balance(1)	$3,066,027,770	$2,469,046,747	$596,981,023
Number of mortgage loans	165	139	26
Number of mortgaged properties	237	207	30
Number of crossed loan pools	2	2(8)	1(8)
Crossed loan pools as a percentage of the aggregate outstanding principal balance	5.4%	5.4%	5.2%
Range of mortgage loan principal balances	$750,000 to $387,500,000	$750,000 to $280,000,000	$1,000,000 to $387,500,000
Average mortgage loan principal balance	$18,581,986	$17,762,926	$22,960,809
Range of mortgage rates	4.9160% to 6.8019%	4.9160% to 6.7300%	5.6700% to 6.8019%
Weighted average mortgage rate	6.01817%	5.99636%	6.10838%
Range of original terms to maturity(2)	60 months to 240 months	60 months to 240 months	60 months to 120 months
Weighted average original term to maturity(2)	111 months	110 months	117 months
Range of remaining terms to maturity(2)	57 months to 239 months	57 months to 239 months	58 months to 120 months
Weighted average remaining term to maturity(2)	110 months	109 months	116 months
Range of original amortization terms(3)	240 months to 360 months	240 months to 360 months	300 months to 360 months
Weighted average original amortization term(3)	352 months	350 months	359 months
Range of remaining amortization terms(3)	239 months to 360 months	239 months to 360 months	300 months to 360 months
Weighted average remaining amortization term(3)	351 months	350 months	359 months
Range of loan-to-value ratios(4)	31.2% to 80.0%	31.2% to 80.0%	55.1% to 80.0%
Weighted average loan-to-value ratio(4)	67.4%	68.3%	63.5%
Range of loan-to-value ratios as of the maturity date(2)(4)(5)	16.1% to 78.6%	16.1% to 78.6%	46.9% to 78.6%
Weighted average loan-to-value ratio as of the maturity date(2)(4)(5)	64.4%	65.1%	61.9%
Range of debt service coverage ratios(6)	1.10x to 2.97x	1.10x to 2.97x	1.10x to 1.71x
Weighted average debt service coverage ratio(6)	1.40x	1.42x	1.33x
Percentage of aggregate outstanding principal balance consisting of:
Partial Interest Only(7)	24.8%	25.7%	20.9%
Balloon	13.1%	14.7%	6.8%
Interest Only	62.0%	59.5%	72.4%
Fully Amortizing Loans	0.1%	0.2%	0.0%

(1)	Subject to a permitted variance of plus or minus 10%.

(2)	In the case of the mortgage loan with an anticipated repayment date (identified as Loan No. 95 on Annex A-1 to this prospectus supplement), as of the related anticipated repayment date.

(3)	Excludes the mortgage loans that pay interest-only to maturity.

(4)	In the case of 4 mortgage loans (identified as Loan Nos. 25, 70, 89 and 143 on Annex A-1 to this prospectus supplement) the loan-to-value ratio was based on the ‘‘as-stabilized’’ values as defined in the related appraisal.

(5)	Excludes the fully amortizing mortgage loans.

(6)	In the case of 1 mortgage loan (identified as Loan No. 143 on Annex A-1 to this prospectus supplement), the debt service coverage ratio was calculated by reducing the principal balance of the mortgage loan by the amount of an in- place letter of credit delivered by the borrower as additional collateral.

(7)	Includes 1 partial interest-only ARD loan representing 0.2% of the aggregate principal balance of the mortgage loans as of the cut-off date.

(8)	1 of the crossed loan pools includes 1 mortgage loan in loan group 1 and 2 mortgage loans in loan group 2, which in the aggregate represent approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and approximately 5.2% of the aggregate principal balance of mortgage loans in loan group 2 as of the cut-off date).

The mortgage loans accrue interest based on the following conventions:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	163	$3,036,583,323	99.0%	98.8%	100.0%
30/360	2	29,444,447	1.0	1.2	0.0
Total	165	$3,066,027,770	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Balloon	58	$402,156,393	13.1%	14.7%	6.8%
Partial Interest-Only(1)(2)	67	758,874,000	24.8	25.7	20.9
Interest Only	39	1,900,830,447	62.0	59.5	72.4
Subtotal	164	$3,061,860,840	99.9%	99.8%	100.0%
Fully Amortizing Loans
Fully Amortizing	1	$4,166,930	0.1%	0.2%	0.0%
Total	165	$3,066,027,770	100.0%	100.0%	100.0%

(1)	Includes 1 partial interest-only mortgage loans with anticipated repayment dates representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

(2)	Includes 2 mortgage loans representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), which provide for payment of interest only until the 60th payment date and after such payment date, provides for monthly payment of, in addition to interest, principal from excess cash flow in an amount based on a 30-year amortization schedule. In each case, the failure to make such principal amortization payments will not be an event of default but will trigger a cash flow sweep under the related mortgage loan documents.

1 mortgage loan, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) provides for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time the deferred interest will be paid to the Class S certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans’ anticipated repayment dates. See ‘‘Description of the Mortgage Pool—ARD Loan’’ in this prospectus supplement.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Lockout followed by Defeasance(2)(3)	142	$2,446,163,323	79.8%	92.0%	29.3%
Lockout followed by Yield Maintenance/ Defeasance(4)	1	387,500,000	12.6	0.0	64.9
Lockout followed by Yield Maintenance	21	228,364,447	7.4	7.9	5.8
Lockout followed by Yield Maintenance then Prepayment Penalty	1	4,000,000	0.1	0.2	0.0
Total	165	$3,066,027,770	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

(2)	Includes 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement) representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date that is prepayable in part prior to the expiration of the defeasance lockout period in connection with a partial release.

(3)	Includes 1 mortgage loan (identified as Loan No. 45 on Annex A-1 to this prospectus supplement) representing 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date that is prepayable in full with a yield maintenance premium during the prepayment lockout period, in the event that the lender does not consent to certain transfers of ownership interests in the guarantor. See ‘‘Description of Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions.’’

(4)	Includes 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) that is prepayable with yield maintenance on and after the September 2008 payment date through the January 2016 payment date and also permits defeasance on and after the October 2008 payment date through the January 2016 payment date.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited ‘‘open period’’ immediately prior to and including the stated maturity date or anticipated repayment date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	17	$156,319,612	5.1%	5.9%	1.6%
2	2	11,814,687	0.4	0.5	0.0
3	49	330,218,748	10.8	11.4	8.1
4	73	1,105,775,430	36.1	40.3	18.4
5	2	11,570,000	0.4	0.3	0.5
6	6	67,750,000	2.2	1.2	6.5
7	10	1,103,080,000	36.0	29.0	64.9
12	1	6,487,034	0.2	0.3	0.0
13	2	7,495,330	0.2	0.3	0.0
25	3	265,516,930	8.7	10.8	0.0
Total	165	$3,066,027,770	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases’’ in this prospectus supplement.

Current Uses of the Mortgaged Properties(1)

Current Use	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Office	57	$1,171,190,047	38.2%	47.4%	0.0%
Retail(2)	85	825,406,563	26.9	33.4	0.0
Multifamily	24	595,732,849	19.4	2.0	91.4
Industrial	40	258,506,763	8.4	10.5	0.0
Hotel	12	119,158,774	3.9	4.8	0.0
Manufactured Housing	13	78,451,023	2.6	1.1	8.6
Mixed Use	1	9,900,000	0.3	0.4	0.0
Self Storage	5	7,681,751	0.3	0.3	0.0
Total	237	$3,066,027,770	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

(2)	With respect to 1 mortgage loan (identified as Loan No. 77 on Annex A-1 to this prospectus supplement), representing 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) the collateral consists of land only with 3 pads ground leased to tenants.

The mortgaged properties are located in 36 states. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans or related loan group, as applicable, as of the cut-off date:

Geographic Distribution—All Loans(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
California	44	$1,275,097,742	41.6%
Massachusetts	1	$280,000,000	9.1%
Virginia	6	$202,735,235	6.6%
Texas	22	$176,534,272	5.8%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

Geographic Distribution—Loan Group 1(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
California	37	$849,597,742	34.4%
Massachusetts	1	$280,000,000	11.3%
Virginia	6	$202,735,235	8.2%
Texas	19	$134,504,272	5.4%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

Geographic Distribution—Loan Group 2(1)

State	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
California	7	$425,500,000	71.3%
Texas	3	$42,030,000	7.0%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

Additional Aspects of Certificates

Denominations	The offered certificates (other than the Class A-3FL and the Class X certificates) will be offered in minimum denominations of $10,000 initial certificate balance. The Class A-3FL certificates will be offered in minimum denominations of $100,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1. The Class X certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000, and in integral multiples of $1 in excess thereof.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this prospectus supplement and in the prospectus.

Information Available to Certificateholders	On each distribution date, the trustee will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.; and

•	the trustee’s website initially located at www.etrustee.net.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class S, Class R and Class LR certificates), including the Class X certificates (provided, however, that the offered certificates (other than the Class X certificates) and the Class E, Class F, Class G and Class H are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the trust.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates— Termination’’ in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust as a result of a material document defect or a material breach of the representations and warranties given by the mortgage loan seller with respect to the mortgage loan in the related purchase agreement. See ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class, and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan. Notwithstanding the foregoing, the AB subordinate companion loan holders may also have a purchase option with respect to defaulted AB mortgage loans and holders of mezzanine loans may have a purchase option on the related defaulted mortgage loan. See ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement.

Tax Status	Elections will be made to treat a portion of the trust (exclusive of the Class A-3FL regular interest, the swap contract, the floating rate account and the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate REMICs—a lower-tier REMIC and an upper-tier REMIC—for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes, and the Class S certificates will represent undivided beneficial interests in such portion of the grantor trust. The grantor trust also will hold the Class A-3FL regular interest, the swap contract and the floating rate account, and the Class A-3FL certificates will represent undivided beneficial interests in such portion of the grantor trust. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates (other than the Class A-3FL certificates) and the Class A-3FL regular interest will represent ‘‘regular interests’’ in the upper-tier REMIC.

•	Each regular interest will be treated as a newly originated debt instrument for federal income tax purposes.

•	You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

•	It is anticipated that the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D certificates and the Class A-3FL regular interest will be issued at a premium and that the Class X certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and in the prospectus.

Certain ERISA Considerations	Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this prospectus supplement and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. In particular, fiduciaries of plans contemplating a purchase of the Class A-3FL certificates should review the additional requirements for purchases of Class A-3FL certificates by plans, as discussed under ‘‘Certain ERISA Considerations’’ in this prospectus supplement.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

See ‘‘Legal Investment’’ in this prospectus supplement and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Moody’s	S&P
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3A	Aaa	AAA
Class A-3FL	Aaa	AAA
Class A-3B	Aaa	AAA
Class A-4	Aaa	AAA
Class A-SB	Aaa	AAA
Class A-1A	Aaa	AAA
Class X	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class B	Aa2	AA
Class C	Aa3	AA–
Class D	A2	A

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., do not address the application of net aggregate prepayment interest shortfalls to the certificates. Also, the security ratings do not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). In addition, a security rating of the Class A-3FL certificates does not represent any assessment as to whether the floating interest rate on such certificates will convert to a fixed rate. With respect to the Class A-3FL certificates, Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. are only rating the receipt of interest up to the fixed per annum rate applicable to the Class A-3FL regular interest. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., do not address any shortfalls or delays in payment that investors in the Class A-3FL certificates may experience as a result of the conversion of the pass-through rate on the Class A-3FL certificates from a floating interest rate to a fixed rate. See ‘‘Yield and Maturity Considerations,’’ ‘‘Risk Factors’’ and ‘‘Description of the Certificates—Advances’’ in this prospectus supplement and ‘‘Yield and Maturity Considerations’’ in the prospectus.

See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

In connection with the information presented in this prospectus supplement relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Geographic Concentration Entails Risks

Mortgaged properties located in California, Massachusetts, Virginia and Texas secure mortgage loans, representing approximately 41.6%, 9.1%, 6.6% and 5.8% respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgaged properties located in California, Massachusetts, Virginia and Texas secure mortgage loans, representing approximately 34.4%, 11.3%, 8.2% and 5.4% respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

Mortgaged properties located in California and Texas secure mortgage loans, representing approximately 71.3% and 7.0% respectively, by allocated loan amount, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

With respect to the mortgaged properties located in California, 21 of the mortgaged properties, securing mortgage loans representing approximately 30.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in southern California (approximately 21.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 68.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), and 23 of the mortgaged properties, securing mortgage loans representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in northern California (approximately 13.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

During the past several years, California’s economy has benefited from a rise in residential home prices, increased investment in technology and software equipment and a strong office leasing market. There can be no assurances, however, that such economic growth will continue and in fact, the rate of residential home sales appears to have declined based on recent reports. Additionally, rising energy prices, increasing consumer debt and decreasing prices of residential homes could slow the growth of the southern California economy. Further, a weakening of the southern California office leasing market in particular, may adversely affect the related mortgaged properties’ operation and could lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, there could be an adverse effect on the operation of the mortgaged properties and consequently the amount and timing of distributions on the certificates.

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See ‘‘—Other Risks—Recent Hurricanes’’ below, ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 11.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 29.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent approximately 30.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 74.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 61.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other)

represent approximately 62.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 89.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this prospectus supplement.

Each of the other mortgage loans represents approximately no more than 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents approximately no more than 1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents approximately no more than 1.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Office	57	$1,171,190,047	38.2%	47.4%	0.0%
Retail	85	$825,406,563	26.9%	33.4%	0.0%
Multifamily	24	$595,732,849	19.4%	2.0%	91.4%
Industrial	40	$258,506,763	8.4%	10.5%	0.0%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this prospectus supplement.

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	11 groups of mortgage loans, representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10 groups of mortgage loans in loan group 1 representing approximately 6.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, 1 group of mortgage loans in loan group 2 representing approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), have borrowers related to each other, but the related mortgage loans are not cross-collateralized or cross-defaulted. No group of mortgage loans having borrowers that are related to each other represents more than approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under ‘‘Related Borrower’’ on Annex A-1 to this prospectus supplement.

•	1 group of mortgage loans (comprised of 15 mortgage loans), representing in the aggregate approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date (one group of mortgage loans in both group 1 and 2 representing approximately 0.7% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date and 5.2% of the aggregate principal balance of the loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted and have related borrowers.

•	11 mortgage loans, representing approximately 15.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9 mortgage loans in loan group 1 representing approximately 18.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 3.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Risks Relating to Enforceability of Cross-Collateralization

As described above and in Annex A-1 to this prospectus supplement, the mortgage loans in 2 groups of mortgage loans, comprised of 18 mortgage loans, representing in the aggregate approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (16 mortgage loans in loan group 1, representing approximately 5.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 5.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted with each other. These mortgage loans include, among others, those indicated on Annex A-1 to this prospectus supplement as Loan Nos. 7 to 21 and Loan Nos. 26, 27 and 28. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘single-purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness (other than trade payables). These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 5 mortgage loans, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1, representing approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single-purpose entities. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single-purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

With respect to 14 mortgage loans (including certain mortgage loans described under ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this prospectus supplement), representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgage loans in loan group 1, representing approximately 7.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 2.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. With respect to 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower owns an undivided 85% fee interest in the mortgaged property. The remaining 15% interest is owned by an unaffiliated third party, as tenant-in-common, which 15% fee interest is also encumbered by the lien of the mortgage. The related borrower has ground leased the 15% interest from that unaffiliated third party and delivered to the lender a ground lease mortgage which encumbers the related borrower's interest in the ground lease. As a result, if a borrower that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are single-purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 4 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two or more notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund. The AB mortgage loans are identified on Annex A-1 to this prospectus supplement as Loan Nos. 6, 25, 100 and 103, representing approximately 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 9.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). In each case, one or more senior loans in the related mortgage loan group is an AB mortgage loan, which is included in the trust fund. In each case, another loan is an AB subordinate companion loan and is not included in the trust fund. However, the companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under ‘‘—Special Servicer May be Directed to Take Actions’’ below, the holders of each of the subordinate companion loans related to the Tysons Galleria loan, the Stevens Center Business Park loan, the United Plaza loan and the Donato Corporate Park loan will have the right, under certain conditions, (i) to direct, consent to or provide advice with respect to certain actions proposed to be taken by the applicable master servicer or the special servicer, as applicable, with respect to the related senior loan or mortgaged property and (ii) to make cure payments on the related senior loan.

In addition to the AB mortgage loans, the RREEF Silicon Valley Office Portfolio loan, representing approximately 8.2% of the aggregate principal balance of the mortgage loans in the trust (approximately 10.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged properties. The first of these mortgage loans is the RREEF Silicon Valley Office Portfolio loan, which is included in the trust. The second, third and fourth mortgage loans in the split loan structure are the RREEF Silicon Valley Office Portfolio fixed rate companion loan, the RREEF Silicon Valley Office Portfolio floating rate A companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan, none of which are included in the trust. The RREEF Silicon Valley Office Portfolio loan is being serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2006-LDP8 certificates are issued, subject to the RREEF Silicon Valley Office Portfolio intercreditor agreement. See ‘‘Description of the Mortgage Pool—The RREEF Silicon Valley Office Portfolio Whole Loan’’ in this prospectus supplement. Generally the RREEF Silicon Valley Office Portfolio majority controlling noteholders have certain rights with respect to the RREEF Silicon Valley Office Portfolio loan and the related mortgaged property. These include the right, under certain conditions, to direct or provide advice with respect to, certain actions proposed to be taken by the master servicer or the special servicer, as applicable, that are parties to the pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2006-LDP8 certificates are issued, with respect to various servicing matters or loan modifications affecting each loan in the split loan structure. In exercising such rights, the RREEF Silicon Valley Office Portfolio majority controlling noteholders do not have any obligation to consider the interests of, or impact on, the trust fund or the holders of the certificates. See ‘‘Description of the Mortgage Pool—The RREEF Silicon Valley Office Portfolio Whole Loan’’ in this prospectus supplement.

The RREEF Silicon Valley Office Portfolio floating rate A companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan bear interest at a floating rate based on LIBOR. Accordingly, debt service for the RREEF Silicon Valley Office Portfolio floating rate A companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan will generally increase as LIBOR rises and, therefore, the related borrower’s ability to make all payments due on the RREEF Silicon Valley Office Portfolio loan may be adversely affected. The related borrower, however, expects to purchase an interest rate cap agreement to protect the related borrower against significant movements in LIBOR during the term of the RREEF Silicon Valley Office Portfolio loan. Based on the interest rate cap agreement, to the extent LIBOR increases above a certain specified level, the related borrower will be entitled to receive payments calculated by applying an interest rate equal to the difference between LIBOR and such level. To the extent LIBOR increases above a certain level specified in the interest rate cap agreement, the related borrower may be dependent on the interest rate cap agreement for income needed to pay a portion of the interest due on the RREEF Silicon Valley Office Portfolio floating rate A companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan. There can be no assurance that the related counterparty will have sufficient assets or otherwise be able to fulfill its obligations under the interest rate cap agreement. The failure of a counterparty to fulfill its obligations under the interest rate cap agreement during periods of higher levels of LIBOR could result in the inability of the related borrower to pay its required debt service on the RREEF Silicon Valley Office Portfolio loan.

In addition to the AB mortgage loans and the RREEF Silicon Valley Office Portfolio loan, the Park La Brea Apartments loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $387,500,000, representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut off date), is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Park La Brea Apartments loan, which is included in the trust. The second of these mortgage loans, the Park La Brea Apartments pari passu companion loan, is not included in the trust. The Park La Brea Apartments pari passu companion loan has an outstanding principal balance as of the cut-off date of $387,500,000. The related intercreditor agreement provides that the holder of the Park La Brea Apartments pari passu companion loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Park La Brea Apartments pari passu companion loan. The Park La Brea Apartments pari passu companion loan will be always pari passu in right of payment with the Park La Brea Apartments loan. The Park La Brea Apartments loan and the Park La Brea Apartments pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement, subject to the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—The Park La Brea Apartments Whole Loan’’ in this prospectus supplement.

In addition to the AB mortgage loans, the RREEF Silicon Valley Office Portfolio loan and the Park La Brea Apartments loan, the Gas Company Tower loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $229,000,000, representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Gas Company Tower loan, which is included in the trust. The second of these mortgage loans, the Gas Company Tower pari passu companion loan, is not included in the trust. The Gas Company Tower pari passu companion loan has an outstanding principal balance as of the cut-off date of $229,000,000. The related intercreditor agreement provides that the holder of the Gas Company Tower pari passu companion loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Gas Company Tower pari passu companion loan. The Gas Company Tower pari passu companion loan will be always pari passu in right of payment with the Gas Company Tower loan. The Gas Company Tower loan and the Gas Company Tower pari passu companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement, subject to the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—The Gas Company Tower Whole Loan’’ in this prospectus supplement.

The Tysons Galleria loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $173,500,000, representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of three mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the related mortgaged property.

The first of these mortgage loans is the Tysons Galleria loan, which is included in the trust. The second of these mortgage loans, the Tysons Galleria pari passu companion loan, is not included in the trust and has an outstanding principal balance as of the cut-off date of $50,000,000. The third of these mortgage loans is a subordinate companion loan, is not included in the trust and has an outstanding principal balance as of the cut-off date of $31,500,000. The related intercreditor agreement provides that the holder of the Tysons Galleria pari passu companion loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Tysons Galleria pari passu companion loan. The Tysons Galleria pari passu companion loan will always be pari passu in right of payment with the Tysons Galleria loan. The Tysons Galleria loan, the Tysons Galleria pari passu companion loan and the Tysons Galleria subordinate companion loan will be serviced in accordance with the pooling and servicing agreement by the applicable master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement, subject to the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ in this prospectus supplement.

The holder of each AB subordinate companion loan will have the right to purchase the related AB mortgage loan and the holder of the RREEF Silicon Valley Office Portfolio floating rate B companion loan will have the right to purchase the RREEF Silicon Valley Office Portfolio loan under certain limited circumstances. In addition, the holders of certain of the AB subordinate companion loans, and the holders that, from time to time, constitute the majority of the holders, by principal balance, of the RREEF Silicon Valley Office Portfolio loan, the RREEF Silicon Valley Office Portfolio fixed rate companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan, as applicable, will have the right to approve certain modifications to the related senior loans under certain circumstances. Furthermore, the holder of the RREEF Silicon Valley Office Portfolio floating rate B companion loan and the holder of the Tysons Galleria subordinate companion loan will have the right to make cure payments on the RREEF Silicon Valley Office Portfolio loan and the Tysons Galleria loan, respectively, if such loan is in default. In exercising such rights, the holder of the AB subordinate companion loan and the applicable holders of the RREEF Silicon Valley Office Portfolio companion loans, as applicable, do not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this prospectus supplement. The AB subordinate companion loans are generally subordinate in right of payment to the related senior mortgage loans, subject to the terms of the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—Additional Debt—AB Mortgage Loans’’ in this prospectus supplement.

Although the RREEF Silicon Valley Office Portfolio companion loans, the Park La Brea Apartments pari passu companion loan, the Gas Company Tower pari passu companion loan, the Tysons Galleria pari passu companion loan and each AB subordinate companion loan are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the RREEF Silicon Valley Office Portfolio loan, the Park La Brea Apartments loan, the Gas Company Tower loan or the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations (including pari passu obligations, as applicable), and the subordinate obligations upon the maturity of the RREEF Silicon Valley Office Portfolio loan, the Park La Brea Apartments loan, the Gas Company Tower loan or related AB mortgage loan.

See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Additional Debt,’’ ‘‘—AB Mortgage Loan Groups,’’ ‘‘—The RREEF Silicon Valley Office Portfolio Whole Loan,’’ ‘‘—The Park La Brea

Apartments Whole Loan’’, ‘‘—The Tysons Galleria Whole Loan’’ and ‘‘—The Gas Company Tower Whole Loan’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The borrowers under certain of the mortgage loans have incurred or may incur in the future secured, subordinate debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See ‘‘Description of the Mortgage Pool—Additional Debt—Unsecured Subordinate Indebtedness’’ in this prospectus supplement for a description of certain permitted additional debt. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘—The Borrower’s Form of Entity May Cause Special Risks’’ above. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	With respect to 3 mortgage loans (identified as Loan Nos. 22, 46 and 51 on Annex A-1 to this prospectus supplement), representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 5.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

•	In the case of 30 mortgage loans (identified as Loan Nos. 1, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 29, 41, 50, 52, 55, 57, 71, 75, 122, 126, 137 and 142 on Annex A-1 to this prospectus supplement), representing approximately 32.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (26 mortgage loans in loan group 1, representing approximately 23.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 68.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future under certain circumstances.

•	In addition, in the case of 1 mortgage loan (identified as Loan No. 1 on Annex-1 to this prospectus supplement), representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), under certain other circumstances, the direct and indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interest in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the mortgage loan documents, subject to the satisfaction of certain conditions set forth therein, including (i) such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligibility criteria) and (ii) delivery of subordination agreements required by the lender.

•	In addition, in the case of 1 mortgage loan (identified as Loan No. 6 on Annex-1 to this prospectus supplement), representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), under certain other circumstances, the direct and indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interests in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the mortgage loan documents, subject to the satisfaction of certain conditions set forth therein, including such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligibility criteria).

•	In the case of one mortgage loan (identified as Loan No. 43 on Annex-1 to this prospectus supplement), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), the sponsor of the related borrower has outstanding a $5,200,000 revolving credit facility with IXIS Real Estate Capital Inc., as lender, secured by, among other things, 100% of the equity interests in the borrower.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers or an affiliate of such owner and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The applicable mortgage loan sellers have informed us that substantially all of the mortgage loans are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 67 mortgage loans, representing approximately 24.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (52 mortgage loans in loan group 1, representing approximately 25.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 15 mortgage loans in loan group 2, representing approximately 20.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 12 to 60 months of their respective terms and 39 mortgage loans, representing approximately 62.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (35 mortgage loans in loan group 1 representing approximately 59.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 72.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only until their respective anticipated repayment dates or maturity dates, as applicable.

The applicable mortgage loan sellers have informed us that 131 of the mortgage loans, representing approximately 78.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (110 mortgage loans in loan group 1, representing approximately 74.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 21 mortgage loans in loan group 2, representing approximately 94.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2016.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the prospectus.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily, manufactured housing community and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, because the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 18 mortgage loans, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of the mortgage loans. For example, with respect to 12 mortgage loans, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related mortgaged properties are leased to single tenants under leases that will expire within 12 months after the related maturity dates. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. See ‘‘Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks’’ below. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates or anticipated repayment dates of those mortgage loans. See Annex A-1 to this prospectus supplement for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see ‘‘—Retail Properties Have Special Risks’’ and ‘‘—Office Properties Have Special Risks’’ below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Additionally mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. In addition, with respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant although the rent being paid by the sublessee is lower.

The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this prospectus supplement. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. In the case of 1 mortgage loan (identified as Loan No. 22 on Annex A-1 to this prospectus supplement), representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), Fingerhut Direct Marketing, Inc. has an option to purchase the mortgaged property known as ‘‘Fingerhut Distribution Facility’’ pursuant to the terms of its lease with the related borrower. In the event that such option is exercised, the related borrower has the right to have the mortgage securing the Fingerhut Distribution Facility property released in exchange for, if the defeasance lockout period has not expired, payment of 125% of the allocated loan amount with respect to the property and all applicable prepayment premiums; provided that if the combined debt service coverage ratio of the related mezzanine loan and the mortgage loan is not at least equal to the greater of 1.10x (or if the mezzanine loan has been repaid, 1.25x) and the aggregate debt service coverage ratio (or if the mezzanine loan has been released, the mortgage loan debt service coverage ratio) immediately preceding the release, the borrower shall have the right to prepay the additional amount required to satisfy the debt service coverage tests. See ‘‘Risks Relating to Prepayments and Repurchases’’ below and ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this prospectus supplement.

Substitution of Mortgaged Properties May Lead to Increased Risks

With respect to 17 mortgage loans (identified as Loan Nos. 3, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 on Annex A-1 to this prospectus supplement), representing approximately 17.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 21.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrowers are permitted to substitute properties (or portions of the mortgaged properties) of like kind and quality or substantially similar use for the mortgaged properties (or portions of the mortgaged properties) currently securing the related mortgage loans. As a result, it is possible that the mortgaged properties (or portions thereof) that secure those mortgage loans as of the cut-off date may not secure the related mortgage loans for their entire term. Any substitution of a mortgaged property will require the borrower to meet certain conditions, including, in most cases, debt service coverage tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. We cannot assure you the space ‘‘leased’’ by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Retail Properties Have Special Risks

85 of the mortgaged properties, representing approximately 26.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 33.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are retail properties.

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

28 of the mortgaged properties, securing mortgage loans representing approximately 22.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 27.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an ‘‘anchor tenant.’’ 5 of the mortgaged properties, securing mortgage loans representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘shadow anchored’’ 52 of the mortgaged properties, securing mortgage loans representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored.’’

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an ‘‘anchor’’ or a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space would be occupied or that the related mortgaged property would not suffer adverse economic consequences if any anchor tenant failed to renew its lease. In this regard, see ‘‘—Tenant Bankruptcy Entails Risks’’ and ‘‘—Certain Additional Risks Relating to Tenants’’ above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain of the retail properties, including, for example, the mortgaged property securing 2 mortgage loans (identified as Loan Nos. 5 and 23 on Annex A-1 to this prospectus supplement), representing approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), have a movie theater as part of the mortgaged property. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See ‘‘—Tenant Bankruptcy Entails Risks’’ above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

Office Properties Have Special Risks

57 of the mortgaged properties, representing approximately 38.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 47.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are office properties.

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See ‘‘—Risks Relating to Mortgage Loan Concentrations’’ above.

Industrial Properties Have Special Risks

40 of the mortgaged properties, representing approximately 8.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 10.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount). Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Multifamily Properties Have Special Risks

24 of the mortgaged properties, representing approximately 19.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off by allocated loan amount date and approximately 91.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date by allocated loan amount), are multifamily properties. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, if there is a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	government assistance/rent subsidy programs.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state unfair and deceptive practices acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma. However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See ‘‘—Other Risks—Recent Hurricanes’’ in this prospectus supplement.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Hotel Properties Have Special Risks

12 of the mortgaged properties, representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 4.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are hotel properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties. See ‘‘—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts’’ in the prospectus.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

All of the hotel properties that secure the mortgage loans are affiliated with a franchise or hotel management company. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchise or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and/or

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

With respect to one mortgage loan (identified as Loan No. 88 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the property securing the mortgage loan operates as a Best Western hotel pursuant to a membership held by an affiliate of the borrower in Best Western International, Inc. rather than pursuant to a franchise agreement. The membership interest is renewable annually but is not transferable. In the event of a foreclosure, the special servicer on behalf of the trustee or the purchaser in a foreclosure sale would have to apply for a new membership with Best Western International, Inc. which may or may not be approved.

Manufactured Housing Community Properties Have Special Risks

13 of the mortgaged properties, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date of the allocated loan amount

(approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date of the allocated loan amount and approximately 8.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date of the allocated loan amount), are manufactured housing community properties.

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are ‘‘single-purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Self Storage Properties Have Special Risks

5 of the mortgaged properties, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are self storage properties.

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Risks Relating to Certain Assistance Programs

With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy related to the applicable program.

Certain of the mortgaged properties are secured by mortgage loans that are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain governmental programs such as Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, 1 mortgaged property securing a mortgage loan (identified as Loan No. 103 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), which is part of a condominium regime, may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.

Additionally, any vacant movie theater space or other performing arts space would not easily be converted to other uses due to the unique construction requirements of such theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

Zoning or other restrictions may also prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions May Adversely Affect Property Value’’ below. See also ‘‘—Industrial Properties Have Special Risks’’, ‘‘—Self Storage Properties Have Special Risks’’ and ‘‘—Manufactured Housing Community Properties Have Special Risks’’ above.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans, the related mortgaged property or a portion of the related mortgaged property consists of the related borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. With respect to 1 mortgage loan representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrowers are permitted to convert the related mortgaged property into a condominium. The related borrower’s interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

2 mortgaged properties securing mortgage loans, representing approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by a first mortgage lien on a leasehold interest under a ground lease on the related mortgaged property, but not by any mortgage lien on the corresponding fee interest. In addition, 3 mortgaged properties, securing mortgage loans representing approximately 13.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 16.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold was to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect both ‘‘as stabilized’’ and ‘‘as-is’’ values although the appraised value reflected herein with respect to the related mortgaged property may reflect only the ‘‘as-stabilized’’ value. In certain cases, appraisals may reflect only ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 4 mortgage loans (identified as Loan Nos. 25, 70, 89, and 143 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the appraised value represented is the ‘‘as-stabilized’’ value and the related loan-to-value ratio is based on the ‘‘as-stabilized’’ value. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Risks Relating to Underwritten Net Cash Flow

As described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. Each investor should review these assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Notwithstanding the foregoing, the applicable master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the applicable master servicer, the special servicer or any of their respective affiliates holds Series 2006-LDP8 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. JER Investors Trust Inc., which we anticipate will be the initial controlling class representative, is an affiliate of the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2006-LDP8 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2006-LDP8 non-offered certificates. See ‘‘—Special Servicer May Be Directed to Take Actions’’ below.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the applicable master servicer or the special servicer.

Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. For example, with respect to 3 mortgage loans made to related borrowers (identified as Loan Nos. 22, 46 and 51 on Annex A-1 to this prospectus supplement), representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans, representing approximately 5.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan, representing approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the interests in those borrowers secure $27,600,000, $1,100,000 and $4,400,000, respectively in mezzanine debt, which debt is held by the related mortgage loan seller or a third party lender. In addition, in the case of one mortgage loan (identified as Loan No. 43 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the interests in the borrower secure an outstanding $5,200,000 revolving credit facility provided by the related mortgage loan seller to the sponsor of the mortgage loan. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and the swap counterparty and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters. IXIS Real Estate Capital Inc. is one of the mortgage loan sellers and is an affiliate of IXIS Securities North America Inc., one of the underwriters. Eurohypo AG, New York Branch is one of the mortgage loan sellers and is an affiliate of Commerzbank Capital Markets Corp., one of the underwriters. Nomura Credit & Capital, Inc. is one of the mortgage loan sellers and is an affiliate of Nomura Securities International, Inc., one of the underwriters. PNC Bank, National Association is one of the mortgage loan sellers and is an affiliate of Midland Loan Services, Inc., one of the master servicers, and of PNC Capital Markets LLC, one of the underwriters.

Each of the foregoing relationships should be considered carefully by prospective investors.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

4 mortgage loans (identified as Loan Nos. 6, 25, 100 and 103 on Annex A-1 to this prospectus supplement), representing approximately 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 9.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date ), are each evidenced by one of two or more notes secured by a single mortgage and a single assignment of a lease. Each related companion loan, in each case, will not be included as an asset of the trust fund. However, each companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of an AB subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, various modifications and waivers or other matters affecting the related AB mortgage loan and certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related AB mortgage loan or to purchase the related AB mortgage loan if the AB mortgage loan is in default. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan‘‘ and ’’—AB Mortgage Loan Groups’’ in this prospectus supplement. In exercising such rights, no holder of any AB subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The RREEF Silicon Valley Office Portfolio fixed rate companion loan, the RREEF Silicon Valley Office Portfolio floating rate A companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan will not be included as assets of the trust fund and will be serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2006-LDP8 certificates are issued, subject to the RREEF Silicon Valley Office Portfolio intercreditor agreement. The holders that, from time to time, constitute the majority of the holders, by principal balance, of the RREEF Silicon Valley Office Portfolio loan, the RREEF Silicon Valley Office Portfolio fixed rate companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan have certain rights with respect to the RREEF Silicon Valley Office Portfolio whole loan and the related mortgaged property, including the right, under certain conditions, to approve certain actions proposed by the RREEF Silicon Valley Office Portfolio special servicer relating to the RREEF Silicon Valley Office Portfolio whole loan and the related mortgaged property. In exercising such rights, the holders of the RREEF Silicon Valley Office Portfolio fixed rate companion loan and the RREEF Silicon Valley Office Portfolio floating rate B companion loan do not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

The holder of any companion loan may have interests in conflict with, and its decisions or other actions may adversely affect, the certificateholders.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder (or, with respect to an AB mortgage loan, in certain circumstances, the holder of a related AB subordinate companion loan) or in the case of the Park La Brea Apartments loan after consulting, on a non-binding basis, for a period of at least 10 business days, with the holder of the Park La Brea Apartments pari passu companion loan (or if the companion loan is in a securitization, the related controlling class representative), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. Each of the directing certificateholder, the operating advisor and the holder of an AB subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder, the operating advisor for the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. It is expected that an affiliate of the special servicer will be the directing certificateholder for the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder (or in the case of the Park La Brea Apartments loan, after consulting, on a non-binding basis for a period of at least 10 business days, with the holder of the Park La Brea Apartments pari passu companion loan (or if the companion loan is in a securitization, the related controlling class representative)) as described in this prospectus supplement. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’, ‘‘—AB Mortgage Loan Groups’’, ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘Transaction Parties— The Special Servicer’’ in this prospectus supplement.

In addition, the RREEF Silicon Valley Office Portfolio special servicer under the separate pooling and servicing agreement that governs the servicing of the RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio companion loans may, at the direction of the RREEF Silicon Valley Office Portfolio majority controlling noteholders, take actions with respect to the RREEF Silicon Valley Office Portfolio loan that could adversely affect the holders of some or all of the classes of the offered certificates. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement. The RREEF Silicon Valley Office Portfolio majority controlling noteholders will exercise their rights pursuant to the separate pooling and servicing agreement pursuant to which the RREEF Silicon Valley Office Portfolio loan and the RREEF Silicon Valley Office Portfolio companion loans are serviced. The RREEF Silicon Valley Office Portfolio majority controlling noteholders may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the RREEF Silicon Valley Office Portfolio majority controlling noteholders may direct the RREEF Silicon Valley Office Portfolio special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the RREEF Silicon Valley Office Portfolio special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the RREEF Silicon Valley Office Portfolio special servicer may be removed without cause by the RREEF Silicon Valley Office Portfolio majority controlling noteholders as described in this prospectus supplement. See ‘‘Servicing of the Mortgage Loans—General,’’ ‘‘—The Directing Certificateholder’’ and ‘‘Transaction Parties—The Special Servicer’’ in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the applicable master servicer’s or the special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. For example, in the case of 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), Maguire Thomas Partners-Grand Place Tower, Ltd., an affiliate of the sponsor of the borrowing entities and former owner of the related mortgaged property, filed, on September 10, 1998, a voluntary Chapter 11 petition due to a dispute between the owners over refinancing or selling the related mortgage property. In connection with this voluntary filing, several involuntary filings followed. The project financing was held in forbearance until a successful refinancing was reached in December of 2000. In connection with this 2000 refinancing, all of the related reorganization proceedings were dismissed. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates and the Class A-3FL regular interest (and correspondingly, the Class A-3FL certificates) will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

The yield on the Class A-J, Class B, Class C and Class D Certificates could (and in the case of the Class X certificates would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

The Class X certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X certificates is based upon the outstanding certificate balances of certain classes of the other certificates, the yield to maturity on the Class X certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although most of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 25 months. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ for an overview of the open periods. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums;

•	the applicable master servicer’s or the special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ in the prospectus. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)    will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)    if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this prospectus supplement.

Sensitivity to LIBOR and Yield Considerations

The yield to investors in the Class A-3FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-3FL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-3FL certificates.

In addition, because interest payments on the Class A-3FL certificates may be reduced or the pass-through rate may convert to a fixed rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-3FL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments, which are not subject to these interest rate restrictions.

In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity. As a result, the effect on an investor’s yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A-3FL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract and/or, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate would have this kind of a negative impact. We cannot assure you that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-3FL certificates. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

Risks Relating to the Swap Contract

The trust will have the benefit of a swap contract relating to the Class A-3FL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-3FL regular interest accrues interest at a fixed rate of interest, the ability of the holders of the Class A-3FL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap contract. See ‘‘Description of the Swap Contract—The Swap Counterparty’’ in this prospectus supplement.

If the swap counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc. or ‘‘A–’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a rating agency trigger event will occur and the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause a rating agency trigger event to occur. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-3FL certificates to enforce the rights of the trust under the swap contract as may be permitted by the terms of that swap contract and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any proceeds will instead be distributed to the holders of the Class A-3FL certificates. We cannot assure you that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

During the occurrence of a trigger event and in the event that a replacement swap counterparty is not found, the Class A-3FL certificate pass-through rate will convert to a fixed interest rate. Any conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-3FL certificates if DTC does not receive notice of the resulting change in payment terms of the Class A-3FL certificates within the time frame and in advance of the distribution date that DTC requires to modify the payment.

Distributions to the Class A-3FL regular interest will be subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. If this weighted average drops below the fixed rate on the Class A-3FL regular interest, the amount paid to the swap counterparty will be reduced and interest payments by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if such weighted average had not dropped below such fixed rate. This will result in a corresponding reduction in the amounts paid by the swap counterparty pursuant to the swap contract, which will result in a reduced interest payment on the Class A-3FL certificates.

In addition, if the funds allocated to payment of interest distributions on the Class A-3FL regular interest are insufficient to make all required interest payments on the Class A-3FL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-3FL regular interest had been sufficient to make all required interest payments on the Class A-3FL regular interest. As a result, the holders of the Class A-3FL certificates may experience an interest shortfall. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A. solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements— Representations and Warranties; Repurchases’’ in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See ‘‘Risk Factors— Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-SB, Class A-1A or Class X certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation.

See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this prospectus supplement.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a lender’s environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a ‘‘no further action’’ letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such ‘‘no further action’’ or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

With respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 5.9% of the Initial Pool Balance (approximately 7.4% of the Initial Loan Group 1 Balance), the related mortgaged property is part of a larger Superfund site, which is registered on the EPA’s National Priority List, due to contamination of regional groundwater from historic manufacturing use. However, responsible parties have been identified, remediation is ongoing, and the environmental consultant recommended no further action with respect to the mortgaged property.

With respect to 1 mortgage loan (identified as Loan No. 59 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), 20 of the 29 properties included in the portfolio were previously used as gas stations and two additional properties are adjacent to sites with known environmental conditions. Although the borrower is not obligated to perform any remediation or cleanup so long as the sites continue to be used for industrial/commercial uses, the lender has obtained a $7,000,000 Environmental Site Liability policy covering 22 of the mortgaged properties, for which the lender is the named insured, with an expiration date of July 20, 2016.

See ‘‘Transaction Parties—The Sponsors’’ and ‘‘Servicing of the Mortgage Loans— Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Failure to Comply with Environmental Law May Result in Additional Losses’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the prospectus.

Tax Considerations Relating to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a ‘‘one action’’ rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans— Foreclosure’’ in the prospectus.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Property Insurance May Not Be Sufficient

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 41.6%, 5.8% and 3.0% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 34.4%, 5.4% and 3.5%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 71.3%, 7.0% and 0.9%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount, are located in California, Texas and Florida, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.

The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions. For example, in the case of the Park La Brea Apartments loan representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrower is not required to maintain terrorism insurance unless required by law. With respect to 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) representing approximately 9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $300,000. With respect to the RREEF Silicon Valley Office Portfolio loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement) representing in the aggregate approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of the amount of $200,000 in any fiscal year. In addition, with respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement) representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of twice the annual casualty premium then in effect. In the case of 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement)

representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to be obtained to the extent that such insurance is commercially available and can be purchased for a commercially reasonable cost. In addition, with respect to 1 mortgage loan (identified as Loan No. 4 to this prospectus supplement) representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related borrower is not required to maintain terrorism coverage to the extent costs incurred would be in excess of 150% of all other insurance coverage required.

With respect to 15 mortgage loans (identified as Loan Nos. 7-21 on Annex A-1 to this prospectus supplement) representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of amounts that range from $5,000 to $60,000 per applicable mortgaged property.

With respect to 1 mortgage loan (identified as Loan No. 22 on Annex A-1 to this prospectus supplement), representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of $130,000.

With respect to certain of the mortgage loans, the ‘‘all-risk’’ policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained or allowed a tenant to self-insure such risk. In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 64.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrower is not required to maintain terrorism insurance unless required by law.

With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its ‘‘all-risk’’ policy or under a stand-alone policy.

Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the applicable master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the applicable master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, sponsors, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Risks Relating to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are either not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, mortgage loans originated for securitization are generally originated in accordance with the lender’s underwriting guidelines. For more information, see ‘‘Transaction Parties—The Sponsors.’’

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Other Risks

Recent Hurricanes.    In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine how long these effects may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

See ‘‘Risk Factors’’ in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of 165 fixed rate mortgage loans secured by 237 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $3,066,027,770 as of the Cut-off Date (the ‘‘Initial Pool Balance’’). The ‘‘Cut-off Date’’ is the due date in September 2006 or, with respect to those mortgage loans that have their first due date after September 2006, the origination date of that mortgage loan. All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance.

The pool of mortgage loans will be deemed to consist of two loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’) for the purpose of principal and interest distributions on the Class A Certificates (as described in this prospectus supplement). Loan Group 1 will consist of 139 mortgage loans, representing approximately 80.5% of the Initial Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 26 mortgage loans, representing approximately 19.5% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

Unless otherwise noted, all numerical and statistical information presented in this prospectus supplement, including Cut-off Date, Balances, LTV Ratios and DSCRs with respect to the mortgage loans with one or more Subordinate Companion Loans is calculated without regard to the related Subordinate Companion Loans, and with respect to each Whole Loan with pari passu companion loans, such information, especially as it relates to DSCRs and LTV Ratios, includes the principal balance and debt service payments of the related companion loan.

In addition, because the Colony III Portfolio has 3 mortgage notes with different maturity dates and prepayment lockout periods, secured by 2, 10 and 3 properties, respectively, solely for purposes of the statistical and numerical information presented in this prospectus supplement, it is treated as 15 cross-collateralized and cross-defaulted mortgage loans each of which is secured by a single mortgaged property.

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each Mortgage Loan Seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

The ‘‘Cut-off Date Balance’’ of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios (‘‘LTV Ratios’’) and debt service coverage ratios (‘‘DSCR’’) with respect to each mortgage loan with a subordinate companion loan is calculated without regard to the related AB subordinate companion loan, with respect to the RREEF Silicon Valley Office Portfolio Loan, is calculated including the RREEF Silicon Valley Office Portfolio Companion Loans, with respect to the Park La Brea Apartments Loan, is calculated including the Park La Brea Apartments Pari Passu Companion Loan, with respect to the Gas Company Tower Loan, is calculated including the Gas Company Tower Pari Passu Companion Loan and with respect to the Tysons Galleria Loan, is calculated including the Tysons Galleria Pari Passu Companion Loan but excluding the Tysons Galleria Subordinate Companion Loan.

Each mortgage loan is evidenced by one or more promissory notes (each, a ‘‘Mortgage Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’) that creates a first mortgage lien:

(1)    on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

(2)    with respect to 2 mortgaged properties securing mortgage loans (identified as Loan Nos. 2 and 45.01 on Annex A-1 to this prospectus supplement), representing approximately 9.4% of the Initial Pool Balance (approximately 11.7% of the Initial Loan Group 1 Balance), on a leasehold estate in one or more commercial properties but not on the corresponding fee interest with respect to such properties;

(3)    with respect to 3 mortgaged properties securing mortgage loans (identified as Loan Nos. 5, 6 and 25 on Annex A-1 to this prospectus supplement), representing approximately 13.4% of the Initial Pool Balance (approximately 16.7% of the Initial Loan Group 1 Balance) on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a ‘‘Mortgaged Property’’).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws’’ in the prospectus.

On or about September 28, 2006 (the ‘‘Closing Date’’), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., IXIS Real Estate Capital Inc., Eurohypo AG, New York Branch, Nomura Credit & Capital, Inc., PNC Bank, National Association and AIG Mortgage Capital, LLC (collectively, the ‘‘Mortgage Loan Sellers’’) pursuant to six separate mortgage loan purchase agreements (collectively, the ‘‘Purchase Agreements’’), each between the Depositor and the applicable Mortgage Loan Seller (or, with respect to one such Purchase Agreement, among the Depositor, AIG Mortgage Capital, LLC and SOME II, LLC). The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee (in such capacity, the ‘‘Trustee’’), for the benefit of the holders of the Certificates (the ‘‘Certificateholders’’). In addition, on the Closing Date, the applicable Mortgage Loan Seller will be required to remit to the Trustee an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until November 2006. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

The mortgage loans were originated in the period between December 2005 and September 2006. 85 of the mortgage loans, representing approximately 28.5% of the Initial Pool Balance (76 mortgage loans in Loan Group 1, representing approximately 33.0% of the Initial Loan Group 1 Balance, and 9 mortgage loans in Loan Group 2, representing approximately 9.8% of the Initial Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Additional Debt

General.    Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The RREEF Silicon Valley Office Portfolio Loan.    The RREEF Silicon Valley Office Portfolio Loan, with a principal balance as of the Cut-off Date of $250,000,000, is part of a split loan structure with the RREEF Silicon Valley Office Portfolio Companion Loans (two of which are pari passu with the RREEF Silicon Valley Office Portfolio Loan and one of which is subordinate to the floating rate pari passu loan in the split loan structure, and are not included in the trust). See ‘‘—The RREEF Silicon Valley Office Portfolio Whole Loan’’ below.

The Park La Brea Apartments Loan.    The Park La Brea Apartments Loan, with a principal balance as of the Cut-off Date of $387,500,000, is part of a split loan structure with the Park La Brea Apartments Pari Passu Companion Loan, with a principal balance as of the Cut-off Date of $387,500,000. The Park La Brea Apartments Pari Passu Companion Loan is not included in the Trust. The Park La Brea Apartments Pari Passu Companion Loan will be always pari passu in right of payment with the Park La Brea Apartments Loan. See ‘‘—The Park La Brea Apartments Whole Loan’’ below.

The Gas Company Tower Loan.    The Gas Company Tower Loan, with a principal balance as of the Cut-off Date of $229,000,000, is part of a split loan structure with the Gas Company Tower Pari Passu Companion Loan, with a principal balance as of the Cut-off Date of $229,000,000 (which is pari passu with the Gas Company Tower Loan and not included in the trust). See ‘‘—The Gas Company Tower Whole Loan’’ below.

AB Mortgage Loans.    4 mortgage loans (each, an ‘‘AB Mortgage Loan’’ and, together with the RREEF Silicon Valley Office Portfolio Whole Loan, the Park La Brea Apartments Whole Loan and the Gas Company Tower Whole Loan, the ‘‘Whole Loans’’) (identified as Loan Nos. 6, 25,100 and 103 on Annex A-1 to this prospectus supplement), representing approximately 7.8% of the Initial Pool Balance (4 mortgage loans in Loan Group 1, representing approximately 9.7% of the Initial Loan Group 1 Balance), are each one or more senior loans in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the ‘‘AB Subordinate Companion Loan’’ and, together with the related AB Mortgage Loan, an ‘‘AB Mortgage Loan Group’’). No AB Subordinate Companion Loan is an asset of the trust. Each such AB Mortgage Loan Group is evidenced by one or more separate senior notes and a subordinate note, all of which are secured by a single mortgage instrument on the related Mortgaged Property.

The first such AB Mortgage Loan (the ‘‘Tysons Galleria AB Mortgage Loan’’) (indentified as Loan No. 6 on Annex A-1 to this prospectus supplement) is part of a split loan structure and has a principal balance as of the Cut-off Date of $173,500,000. The Tysons Galleria Pari Passu Companion Loan, which is pari passu with the Tysons Galleria Loan and not included in the trust, has a principal balace as of the Cut-off Date of $50,000,000.00. The related AB Subordinate Companion Loan, which is not included in the trust, has a principal balance as of the Cut-off Date of $31,500,000. See ‘‘—The Tysons Galleria Whole Loan‘‘ below.

The second such AB Mortgage Loan (the ‘‘Stevens Business Center AB Mortgage Loan’’) (identified as Loan No. 25 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $55,650,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $2,450,000.

The third such AB Mortgage Loan (the ‘‘United Plaza AB Mortgage Loan’’) (identified as Loan No. 100 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $5,391,854. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $345,000.

The fourth such AB Mortgage Loan (the ‘‘Donato Corporate Park AB Mortgage Loan’’) (identified as Loan No. 103 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut off Date of $5,200,000. The related AB Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $375,000.

The Stevens Business Center AB Mortgage Loan, the United Plaza AB Mortgage Loan and the Donato Corporate Park AB Mortgage Loan are collectively referred to in this prospectus supplement as the ‘‘Mezz Cap AB Mortgage Loans’’ (and each, individually, a ‘‘Mezz Cap AB Mortgage Loan’’), and the related AB Mortgage Loan Groups are collectively referred to in this prospectus supplement as the ‘‘Mezz Cap Loan Pairs’’ (and each, individually, a ‘‘Mezz Cap Loan Pair’’).

Each of the AB Subordinate Companion Loans, the RREEF Silicon Valley Office Portfolio Companion Loans, the Park La Brea Apartments Pari Passu Companion Loan, Gas Company Tower Pari Passu Companion Loan and the Tysons Galleria Companion Loans are referred to as a ‘‘Companion Loan’’ in this prospectus supplement. The holders of the AB Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan, as described under ‘‘—The Tysons Galleria Whole Loan’’ and ’’—AB Mortgage Loan Groups’’ below.

The following table sets forth for each of the AB Mortgage Loans both the DSCR and LTV Ratios taking into account any related pari passu companion loan but without taking into account the related AB Subordinate Companion Loans and the combined DSCR and LTV Ratios taking into account the related AB Subordinate Companion Loan, as applicable.

Mortgage Loan	Loan Group	Mortgage Loan DSCR	Combined DSCR	Mortgage Loan Cut-off Date LTV Ratio	Cut-off Date Combined LTV Ratio
Tysons Galleria	1	1.44x	1.26x	62.1%	70.8%
Stevens Center Business Park	1	1.15x	1.07x	76.8%	80.1%
United Plaza	1	1.21x	1.09x	78.1%	83.1%
Donato Corporate Park	1	1.27x	1.12x	69.3%	74.3%

Other Secured Subordinate Indebtedness.    As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of the following existing or specifically permitted secured indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 83, on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 2 Balance), the related borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions in the mortgage loan, including the satisfaction of certain loan-to-value and debt service coverage tests and each rating agency confirms in writing that the incurrence of such debt will not cause a withdrawal, qualification or downgrade of the certificates.

Other Unsecured Indebtedness.    As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the outstanding secured indebtedness discussed above, they are aware of 3 mortgage loans (identified as Loan No. 56, 81 and 88 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance (approximately 1.0% of the Initial Loan Group 1 Balance), with existing unsecured indebtedness incurred outside the ordinary course of business.

•	In the case of one mortgage loan (identified as Loan No. 88 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (approximately 0.3% of the aggregate principal balance of the Initial Loan Group 1 Balance), the borrower has incurred indebtedness in the approximate amount of $4,221,060. In the event of a default on the related mortgage loan, the lender under the promissory note will be deemed to have a security interest in the mortgaged property only to the extent of the amount which gave rise to the default and that security interest will be subordinate to the lien created by the mortgage. See ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risks’’ in this prospectus supplement.

Mezzanine Debt.    Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan (identified as Loan No. 46 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance (approximately 2.5% of the Initial Loan Group 2 Balance), a mezzanine loan with a principal balance of $1,100,000 as of the date of the origination of the related mortgage loan has been made to the member of the related borrower and is secured by the member’s ownership interests in the borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 22 on Annex A-1 to this prospectus supplement), representing approximately 3.6% of the Initial Pool Balance (approximately 4.5% of the Initial Loan Group 1 Balance), a mezzanine loan, secured by the owners' ownership interests in the related borrower, with a principal balance of $27,600,000 as of the date of the origination of the mortgage loan, has been made by the related Mortgage Loan Seller to the owner of the related borrower.

•	In the case of 1 mortgage loan (identified as Loan No. 51 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance (approximately 0.5% of the Initial Loan Group 1 Balance), a mezzanine loan, secured by the owners' ownership interests in the related borrower, with a principal balance of $4,400,000 as of the date of the origination of the mortgage loan, has been made by a third party lender to the owner of the related borrower.

•	In the case of 30 mortgage loans (identified as Loan Nos. 1, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 29, 41, 50, 52, 55, 57, 71, 75, 122, 126, 137 and 142 on Annex A-1 to this prospectus supplement), representing approximately 32.6% of the Initial Pool Balance (26 mortgage loans in Loan Group 1, representing approximately 23.9% of the Initial Loan Group 1 Balance and 4 mortgage loans in Loan Group 2, representing approximately 68.9% of the Initial Loan Group 2 Balance), the direct or in some cases, indirect owners of the related borrowers are permitted to pledge their direct or indirect ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and satisfaction of specified LTV Ratio and DSCR tests.

•	In addition, in the case of 1 mortgage loan (identified as Loan No. 1 on Annex-1 to this prospectus supplement), representing approximately 12.6% of the Initial Pool Balance (approximately 64.9% of the Initial Loan Group 2 Balance), under certain other circumstances, the direct and indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interest in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the mortgage loan documents, subject to the satisfaction of certain conditions set forth therein, including (i) such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligibility criteria) and (ii) delivery of subordination agreements required by the lender.

•	In addition, in the case of 1 mortgage loan (identified as Loan No. 6 on Annex-1 to this prospectus supplement), representing approximately 5.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), under certain other circumstances, the direct and indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interests in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the mortgage loan documents, subject to the satisfaction of certain conditions set forth therein, including such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligibility criteria).

•	In the case of 1 mortgage loan (identified as Loan No. 43 on Annex-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance (approximately 0.6% of the Initial Loan Group 1 Balance), the sponsor of the related borrower has outstanding a $5,200,000 revolving credit facility with IXIS Real Estate Capital Inc., as lender, secured by, among other things, 100% of the equity interests in the borrower.

Unsecured Subordinate Indebtedness.    The applicable Mortgage Loan Seller is aware of the following existing or permitted unsecured debt with respect to each mortgage loan:

•	In the case of 1 mortgage loan (identified as Loan No. 56 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), the related borrower has incurred an unsecured loan from an affiliate having a principal balance of $2.25 million as of the date of origination of the related mortgage loan, which debt is subject to a subordination and standstill agreement in favor of the lender. In addition, the related borrower or its owners are permitted to incur either unsecured debt or debt secured by the owners’ direct or indirect ownership interests in the borrower in a maximum aggregate amount of $2.1 million, subject to satisfaction of LTV and DSCR tests and confirmation from each rating agency that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates.

•	In the case of 1 mortgage loan (identified as Loan No. 83 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1 Balance), the borrower is permitted to incur unsecured subordinate debt subject to LTV Ratio and DSCR tests.

•	In the case of 1 mortgage loan (identified as Loan No. 81 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1 Balance), the related borrower has incurred an unsecured loan having a principal balance of $2.3 million as of the date of origination of the related mortgage loan, which debt is subject to a subordination and standstill agreement in favor of the lender.

In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

Preferred Equity.    The applicable Mortgage Loan Seller is aware that the related borrower has issued or is permitted to issue in the future preferred equity in such borrower with respect to each mortgage loan:

•	In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 12.6% of the Initial Pool Balance (approximately 64.9% of the Initial Loan Group 2 Balance), the related borrower has a one time right under the mortgage loan documents to issue preferred equity in such borrower, subject to the satisfaction of certain specified conditions.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risk’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The RREEF Silicon Valley Office Portfolio Whole Loan

The RREEF Silicon Valley Office Portfolio Loans. 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement) (the ‘‘RREEF Silicon Valley Office Portfolio Loan’’), representing approximately 8.2% of the Initial Pool Balance (approximately 10.1% of the Initial Loan Group 1 Balance), is part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the ‘‘RREEF Silicon Valley Office Portfolio Mortgaged Property’’). The RREEF Silicon Valley Office Portfolio Loan matures in July 2013.

The mortgage loan referred to in this prospectus supplement as the ‘‘RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan’’ has an outstanding principal balance of $250,000,000 and is not included in the trust. The RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan matures in July 2013.

The mortgage loans referred to in this prospectus supplement as the ‘‘RREEF Silicon Valley Office Portfolio Floating Rate A Companion Loan’’ and the ‘‘RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan’’ (and, together with the RREEF Silicon Valley Office Portfolio Floating Rate A Companion Loan, the ‘‘RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans’’ and, collectively with the RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan and the RREEF Silicon Valley Office Portfolio Floating Rate A Companion Loan, the ‘‘RREEF Silicon Valley Office Portfolio Companion Loans’’) have an aggregate outstanding principal balance of $200,000,000 and are not included in the trust. The RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans mature in September 2008, with the borrower having the right to exercise three one-year extension options.

Only the RREEF Silicon Valley Office Portfolio Loan is included in the trust. The RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC16. Each of the notes evidencing a RREEF Silicon Valley Office Portfolio Companion Loan is pari passu with the RREEF Silicon Valley Office Portfolio Loan (provided, that the RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans are not pari passu with each other as set forth in the RREEF Silicon Valley Office Portfolio Intercreditor Agreement and provided, further if no event of default exists with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the borrower, at its option, may voluntarily prepay all or a portion of the RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans at any time) and such notes are collectively referred to in this prospectus supplement as the ‘‘RREEF Silicon Valley Office Portfolio Notes.’’ The RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio Companion Loans are collectively referred to in this prospectus supplement as the ‘‘RREEF Silicon Valley Office Portfolio Whole Loan’’.

The holders of the RREEF Silicon Valley Office Portfolio Notes (the ‘‘RREEF Silicon Valley Office Portfolio Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each RREEF Silicon Valley Office Portfolio Noteholder (the ‘‘RREEF Silicon Valley Office Portfolio Intercreditor Agreement’’). Pursuant to the terms of the RREEF Silicon Valley Office Portfolio Intercreditor Agreement, the RREEF Silicon Valley Office Portfolio Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement (the ‘‘RREEF Silicon Valley Office Portfolio Pooling Agreement’’) entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-CIBC16, Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC16, by Capmark Finance Inc., the master servicer under the RREEF Silicon Valley Office Portfolio Pooling Agreement (the ‘‘RREEF Silicon Valley Office Portfolio Master Servicer’’) and Midland Loan Services, Inc., the special servicer under the RREEF Silicon Valley Office Portfolio Pooling Agreement (the ‘‘RREEF Silicon Valley Office Portfolio Special Servicer’’), as applicable, according to the RREEF Silicon Valley Office Portfolio Pooling Agreement servicing standards. The RREEF Silicon Valley Office Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the RREEF Silicon Valley Office Portfolio Whole Loan will be allocated among the holder of the RREEF Silicon Valley Office Portfolio Loan, the holder of the RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan and the holders of RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans on a pro rata and pari passu basis. The RREEF Silicon Valley Office Portfolio Intercreditor Agreement further provides that expenses, losses and shortfalls relating to the RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans will be allocated separately between the holders of RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans in the manner set forth in the RREEF Silicon Valley Office Portfolio Intercreditor Agreement.

With respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the holders that, from time to time, constitute the majority of the holders, by principal balance of the RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan, the RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan (collectively, the ‘‘RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders’’), have the right to direct the RREEF Silicon Valley Office Portfolio Master Servicer and the RREEF Silicon Valley Office Portfolio Special Servicer with respect to the following actions, and the RREEF Silicon Valley Office Portfolio Special Servicer is required to consult on a non-binding basis with the holders of the RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans, with respect to such actions.

(1)    any modification or amendment of, or waiver with respect to, the RREEF Silicon Valley Office Portfolio Whole Loan or the RREEF Silicon Valley Office Portfolio Whole Loan documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment or that relates to any exit fee or prepayment premium thereon or a deferral or forgiveness of interest on or principal of the RREEF Silicon Valley Office Portfolio Whole Loan, a modification or waiver of any other monetary term of the RREEF Silicon Valley Office Portfolio Whole Loan documents relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the RREEF Silicon Valley Office Portfolio Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring a mortgaged property or any transfer of direct or indirect equity interests in the borrower;

(2)    any modification or amendment of, or waiver with respect to, the RREEF Silicon Valley Office Portfolio Whole Loan documents that would result in a discounted pay-off of the RREEF Silicon Valley Office Portfolio Whole Loan;

(3)    any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged property securing the RREEF Silicon Valley Office Portfolio Whole Loan or any acquisition of the related mortgaged property by deed-in lieu of foreclosure;

(4)    any proposed or actual sale of the RREEF Silicon Valley Office Portfolio Mortgaged Property or REO property;

(5)    any proposed or actual sale of the RREEF Silicon Valley Office Portfolio Whole Loan by the applicable servicer other than pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement;

(6)    any release of the borrower, any guarantor or other obligor from liability with respect to the RREEF Silicon Valley Office Portfolio Whole Loan;

(7)    any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower) as provided in the RREEF Silicon Valley Office Portfolio Pooling Agreement;

(8)    any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

(9)    any substitution or release of collateral or acceptance of additional collateral for the RREEF Silicon Valley Office Portfolio Whole Loan including the release of additional collateral for the RREEF Silicon Valley Office Portfolio Whole Loan, or any subordination of the liens granted under the terms of the RREEF Silicon Valley Office Portfolio Whole Loan documents unless required by the underlying RREEF Silicon Valley Office Portfolio Whole Loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a ‘‘curb-cut’’);

(10)    adoption or approval of a plan in a bankruptcy of a borrower;

(11)    consenting to the modification, execution, termination or renewal of any lease or entering into a new lease, in each case to the extent lender’s approval is required by the RREEF Silicon Valley Office Portfolio Whole Loan documents;

(12)    any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the RREEF Silicon Valley Office Portfolio Whole Loan documents) or any waiver, modification or amendment of any insurance requirements under the RREEF Silicon Valley Office Portfolio Whole Loan documents;

(13)    any consent, waiver or approval with respect to any change in the property manager at the mortgaged property;

(14)    any release of material amounts required to be deposited into escrow accounts, reserve accounts or letters of credit established under the RREEF Silicon Valley Office Portfolio Whole Loan documents and held as performance escrows or reserves (other than releases of amounts required by the RREEF Silicon Valley Office Portfolio Whole Loan documents);

(15)    the approval of any material alteration at the mortgaged property (to the extent the lender's approval is required under the RREEF Silicon Valley Office Portfolio Whole Loan documents);

(16)    the approval of any material capital expenditure (to the extent lender's approval is required under the RREEF Silicon Valley Office Portfolio Whole Loan documents);

(17)    any change, amendment or modification to the related borrower's organizational documents or structure;

(18)    any material reduction or material waiver of the related borrower's obligations to pay any reserve amounts under the RREEF Silicon Valley Office Portfolio Whole Loan documents;

(19)    any subordination of any recorded document recorded in connection with the RREEF Silicon Valley Office Portfolio Whole Loan;

(20)    any approval of annual budgets and business plans for the mortgaged property, to the extent of any such approval rights in the RREEF Silicon Valley Office Portfolio Whole Loan documents; or

(21)    any determination regarding the use or application of condemnation awards or casualty insurance proceeds to the extent the lender has discretion thereover.

If the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders fail to notify the RREEF Silicon Valley Office Portfolio Special Servicer of their approval or disapproval of any proposed action requiring consent within 10 business days of delivery to the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders by the RREEF Silicon Valley Office Portfolio Special Servicer of written notice of the proposed action, together with the information reasonably requested by the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders pursuant the RREEF Silicon Valley Office Portfolio Intercreditor Agreement, the action by the RREEF Silicon Valley Office Portfolio Special Servicer will be deemed to have been approved by the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders.

Servicing.    The RREEF Silicon Valley Office Portfolio Intercreditor Agreement generally provides that the RREEF Silicon Valley Office Portfolio Whole Loan will be serviced by the RREEF Silicon Valley Office Portfolio Master Servicer and the RREEF Silicon Valley Office Portfolio Special Servicer according to the servicing standards under the RREEF Silicon Valley Office Portfolio Pooling Agreement.

Distributions.    Under the terms of the RREEF Silicon Valley Office Portfolio Intercreditor Agreement, any payment (whether principal or interest or prepayment under the RREEF Silicon Valley Office Portfolio Notes, or proceeds relating to the RREEF Silicon Valley Office Portfolio Mortgaged Property (in each case, subject to the rights of the RREEF Silicon Valley Office Portfolio Master Servicer, the RREEF Silicon Valley Office Portfolio Special Servicer, the depositor under the RREEF Silicon Valley Office Portfolio Pooling Agreement, the trustee under the RREEF Silicon Valley Office Portfolio Pooling Agreement and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the RREEF Silicon Valley Office Portfolio Pooling Agreement) will be applied to the RREEF Silicon Valley Office Portfolio Loan, the RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan and the RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances, and will be further applied between the RREEF Portfolio Floating Rate Companion Loans in the manner set forth in the RREEF Silicon Valley Office Portfolio Intercreditor Agreement; provided, however, that if no event of default exists with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the borrower, at its option, may voluntarily prepay all or a portion of the RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans at any time.

Cure Rights.    The holder of the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan will have the right (but not the obligation) to cure a monetary event of default with respect to each of the other RREEF Silicon Valley Office Portfolio Notes, subject to certain conditions and limitations, including that there be no more than four consecutive such cures and no more than nine such cures in the aggregate. So long as the holder of the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan is exercising such rights, neither the RREEF Silicon Valley Office Portfolio Master Servicer nor the RREEF Silicon Valley Office Portfolio Special Servicer will be permitted to (i) accelerate the mortgage loan, (ii) treat such event of default as such for purposes of transferring the mortgage loan to special servicing, or (iii) commence foreclosure proceedings. In addition, the holder of the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan will have the right (but not the obligation) to cure any non-monetary event of default under the RREEF Silicon Valley Office Portfolio Whole Loan.

Purchase Option.    In the event that the RREEF Silicon Valley Office Portfolio Loan is in default and subject to certain conditions, the holder of the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan will have an option (the ‘‘RREEF Silicon Valley Office Portfolio Purchase Option’’) to purchase the other RREEF Silicon Valley Office Portfolio Notes, together and not individually, at a price (the ‘‘RREEF Silicon Valley Office Portfolio Purchase Price’’) generally equal to the sum, without duplication, of (a) the sum of the principal balances of each note being purchased, (b) accrued and unpaid interest on each note being purchased at the applicable interest rate, and accrued and unpaid interest thereon at the applicable interest rate, in each case up to (but excluding) the date of purchase and if such date of purchase is not a payment date, up to (but excluding) the payment date next succeeding the date of purchase, provided payment is made in good funds by 2:00 p.m. New York local time, (c) any unreimbursed advances on the RREEF Silicon Valley Office Portfolio Notes to be purchased, in each case including interest thereon at the applicable reimbursement rate and any master servicing, special servicing (whether paid or unpaid), trustee compensation payable pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement, any subsequent servicing agreement entered into pursuant to the RREEF Silicon Valley Office Portfolio Intercreditor Agreement and the RREEF Silicon Valley Office Portfolio Pooling Agreement, (d) amounts and expenses allocable to such note being purchased, in each case, including interest thereon at the reimbursement rate, (e) any expenses paid but not reimbursed by the related lender or other party and (f) any liquidation fees payable under the RREEF Silicon Valley Office Portfolio Pooling Agreement in connection with any purchase of any note (which will apply if the holder of the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan effects such purchase after more than 90 days from the transfer of servicing of the RREEF Silicon Valley Office Portfolio Whole Loan to the RREEF Silicon Valley Office Portfolio Special Servicer).

The Park La Brea Apartments Whole Loan

The Park La Brea Apartments Loans.    1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) (the ‘‘Park La Brea Apartments Loan’’), representing approximately 12.6% of the Initial Pool Balance (approximately 64.9% of the Initial Loan Group 2 Balance), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the ‘‘Park La Brea Apartments Mortgaged Property’’). The Park La Brea Apartments Loan is evidenced by promissory note A-1. The mortgage loan evidenced by promissory note A-2 is referred to in this prospectus supplement as the ‘‘Park La Brea Apartments Pari Passu Companion Loan.’’ The Park La Brea Apartments Pari Passu Companion Loan has an outstanding principal balance of $387,500,000. The note A-1 evidencing Park La Brea Apartments Loan and the note A-2 evidencing the Park La Brea Apartments Pari Passu Companion Loan are referred to in this prospectus supplement as the ‘‘Park La Brea Apartments Notes’’. The Park La Brea Apartments Loan and the Park La Brea Apartments Pari Passu Companion Loan are collectively referred to in this prospectus supplement as the ‘‘Park La Brea Apartments Whole Loan.’’

The holders of the Park La Brea Apartments Notes (the ‘‘Park La Brea Apartments Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each Park La Brea Apartments Noteholder (the ‘‘Park La Brea Apartments Intercreditor Agreement’’). The Park La Brea Apartments Intercreditor Agreement provides that the holder of the Park La Brea Apartments Pari Passu Companion Loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Park La Brea Apartments Pari Passu Companion Loan.

Servicing.    The Park La Brea Apartments Intercreditor Agreement generally provides that the Park La Brea Apartments Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement, under the Park La Brea Apartments Intercreditor Agreement, the Directing Certificateholder will have the right to consult with and advise the applicable Master Servicer and the Special Servicer with respect to certain actions relating to the Park La Brea Apartments Whole Loan but the Master Servicer or the Special Servicer, as applicable, will be required to consult, on a non-binding basis, with the holder of the Park La Brea Apartments Pari Passu Companion Loan with respect to such actions.

Distributions.    The Park La Brea Apartments Intercreditor Agreement provides that the Park La Brea Apartments Pari Passu Companion Loan will be always pari passu in right of payment with the Park La Brea Apartments Loan. Under the terms of the Park La Brea Apartments

Intercreditor Agreement, any payment (whether principal or interest or prepayment under the Park La Brea Apartments Notes, or proceeds relating to the Park La Brea Apartments Mortgaged Property (in each case, subject to the rights of the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee and any related sub servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Park La Brea Apartments Loan and the Park La Brea Apartments Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances. Any expenses, losses and shortfalls relating to the Park La Brea Apartments Whole Loan will be also allocated, on a pro rata and pari passu basis, to the Park La Brea Apartments Noteholders.

The Gas Company Tower Whole Loan

The Loans.    1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement) (the ‘‘Gas Company Tower Loan’’), representing approximately 7.5% of the Initial Pool Balance (approximately 9.3% of the Initial Loan Group 1 Balance), is part of a split loan structure comprised of 2 notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the ‘‘Gas Company Tower Mortgaged Property’’). The Gas Company Tower Loan is evidenced by promissory note A1. The mortgage loan evidenced by promissory note A2 is referred to in this prospectus supplement as the ‘‘Gas Company Tower Pari Passu Companion Loan’’. The mortgage loan evidenced by promissory note A2 has an outstanding principal balance of $229,000,000. The Gas Company Tower Pari Passu Companion Loan is not included in the trust. Only the Gas Company Tower Loan is included in the trust. The Gas Company Tower Loan and the Gas Company Tower Pari Passu Companion Loan are pari passu with each other. Promissory note A1 and promissory note A2 are referred to in this prospectus supplement as the ‘‘Gas Company Tower Notes’’. The Gas Company Tower Loan and the Gas Company Tower Pari Passu Companion Loan are collectively referred to in this prospectus supplement as the ‘‘Gas Company Tower Whole Loan.’’

The holders of the Gas Company Tower Notes (the ‘‘Gas Company Tower Noteholders’’ ) have entered into an intercreditor agreement that sets forth the respective rights of each Gas Company Tower Noteholder (the ‘‘Gas Company Tower Intercreditor Agreement’’). Pursuant to the terms of the Gas Company Tower Intercreditor Agreement, the Gas Company Tower Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and the Special Servicer, as applicable, according to the Servicing Standards. The Gas Company Tower Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Gas Company Tower Whole Loan will be allocated, on a pro rata and pari passu basis, to the Gas Company Tower Noteholders.

Servicing.    The Gas Company Tower Intercreditor Agreement generally provides that the Gas Company Tower Whole Loan will be serviced by the applicable Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement. As described under ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement, the holder of the Gas Company Tower Loan (the Directing Certificateholder will be the holder of the Gas Company Tower Loan for this purpose) will have the right to consult with and advise the applicable Master Servicer and the Special Servicer with respect to the Gas Company Tower Whole Loan but will be required to consult with the holder of the Gas Company Tower Pari Passu Companion Loan with respect to such advice, consent or action. In the event that the Directing Certificateholder and the holder of the Gas Company Tower Pari Passu Companion Loan disagree, the Gas Company Tower Intercreditor Agreement provides that the Directing Certificateholder’s decision will be binding upon the holder of the Gas Company Tower Pari Passu Companion Loan.

Distributions.    Under the terms of the Gas Company Tower Intercreditor Agreement, any payment (whether principal or interest or prepayment under the Gas Company Tower Notes, or proceeds relating to the Gas Company Tower Mortgaged Property (in each case, subject to the rights of the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee, and any

related sub servicer to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Gas Company Tower Loan and the Gas Company Tower Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances. Any expenses, losses or shortfalls relating to the Gas Company Tower Whole Loan will be allocable on a pro rata and pari passu basis to the Gas Company Tower Noteholders.

The Tysons Galleria Whole Loan

The Tysons Galleria Loans.    1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement) (the ‘‘Tysons Galleria Loan’’), representing approximately 5.7% of the Initial Pool Balance (approximately 7.0% of the Initial Loan Group 1 Balance), is part of a split loan structure comprised of three mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Tysons Galleria Mortgaged Property’’). The Tysons Galleria Loan is evidenced by promissory note A-1. The mortgage loan evidenced by promissory note A-2 is referred to in this prospectus supplement as the ‘‘Tysons Galleria Pari Passu Companion Loan.’’ The Tysons Galleria Pari Passu Companion Loan has an outstanding principal balance as of the Cut-off Date of $50,000,000. The note A-1 evidencing Tysons Galleria Loan and the note A-2 evidencing the Tysons Galleria Pari Passu Companion Loan are referred to in this prospectus supplement as the ‘‘Tysons Galleria A Notes’’. The mortgage loan evidenced by promissory note B is referred to in this prospectus supplement as the ‘‘Tysons Galleria Subordinate Companion Loan.’’ The Tysons Galleria Subordinate Companion Loan’s principal balance as of the Cut-off Date is $31,500,000. The Tysons Galleria Subordinate Companion Loan is subordinated in right of payment to the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan. The Tysons Galleria Pari Passu Companion Loan and the Tysons Galleria Subordinate Companion Loan are each referred to in this prospectus supplement as a ‘‘Tysons Galleria Companion Loan.’’ The Tysons Galleria Loan, the Tysons Galleria Pari Passu Companion Loan and the Tysons Galleria Subordinate Companion Loan are collectively referred to in this prospectus supplement as the ‘‘Tysons Galleria Whole Loan.’’

Tysons Galleria A Notes Intercreditor Agreement.    The holders of the Tysons Galleria A Notes (the ‘‘Tysons Galleria Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each holder of a Tysons Galleria A Note (the ‘‘Tysons Galleria A Notes Intercreditor Agreement’’). The Tysons Galleria A Notes Intercreditor Agreement provides that the Tysons Galleria Pari Passu Companion Loan may be split into two or more pari passu companion loans in the aggregate principal amount equal to the then outstanding principal balance of the Tysons Galleria Pari Passu Companion Loan. The Tysons Galleria Pari Passu Companion Loan is currently held by Eurohypo AG, New York Branch, one of the sponsors and a mortgage loan seller, but is expected to be included in a future securitization. The Tysons Galleria Pari Passu Companion Loan may be sold or transferred at any time (subject to compliance with the terms of the Tysons Galleria A Notes Intercreditor Agreement).

For purposes of the information presented in this prospectus supplement with respect to the Tysons Galleria Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan.

The Tysons Galleria A Notes Intercreditor Agreement provides that:

•	the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the Tysons Galleria Loan and/or the Tysons Galleria Pari Passu Companion Loan (in each case, subject to the rights of the master servicer, the special servicer and the trustee under the Pooling and Servicing Agreement (and the master servicer and the trustee under any other pooling and servicing agreement relating to the Tysons Galleria Pari Passu Companion Loan and

any other service providers with respect to the Tysons Galleria Pari Passu Companion Loan) to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances.

Tysons Galleria AB Intercreditor Agreement.    An intercreditor agreement (the ‘‘Tysons Galleria AB Intercreditor Agreement’’) between the holders of the Tysons Galleria A Notes (collectively, the ‘‘Tysons Galleria Note A Holder’’) and the Tysons Galleria Subordinate Companion Loan (the ‘‘Tysons Galleria Note B Holder’’) sets forth the rights of such noteholders. The Tysons Galleria AB Intercreditor Agreement generally provides that the mortgage loans that comprise the Tysons Galleria Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the applicable Master Servicer and Special Servicer, as applicable, according to the Servicing Standards.

Distributions.    Under the terms of the Tysons Galleria AB Intercreditor Agreement, prior to the occurrence and continuance of a Tysons Galleria Special Event of Default with respect to the Tysons Galleria Whole Loan (or, if such a default has occurred, but the Tysons Galleria Note B Holder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Tysons Galleria Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

First, the Tysons Galleria Note A Holder will receive accrued and unpaid interest on the outstanding principal of the Tysons Galleria A Notes at its interest rate, net of the master servicing fee and the applicable trustee fee;

Second, the Tysons Galleria Note A Holder will receive its pro rata portion of all principal payments, if any, on the Tysons Galleria Whole Loan (based on its respective principal balance);

Third, the Tysons Galleria Note B Holder will receive an amount up to the aggregate amount of all payments made by the Tysons Galleria Note B Holder in connection with the exercise of its cure rights under the Tysons Galleria Intercreditor Agreement and unreimbursed costs and expenses;

Fourth, the Tysons Galleria Note B Holder will receive an amount equal to the accrued and unpaid interest on the outstanding principal of the Tysons Galleria Subordinate Companion Loan at its interest rate, net of the master servicing fee;

Fifth, the Tysons Galleria Subordinate Note B Holder will receive its pro rata portion of all principal payments, if any, on the Tysons Galleria Whole Loan (based on its respective principal balance);

Sixth, the Tysons Galleria Note A Holder will receive an amount equal to a pro rata share of any prepayment premium or other fees received in respect of the Tysons Galleria Whole Loan (taking into account the interest rate of the Tysons Galleria A Notes, if applicable, and their respective principal balances);

Seventh, the Tysons Galleria Note B Holder will receive an amount equal to a pro rata share of any prepayment premium or other fees received in respect of the Tysons Galleria Whole Loan (taking into account the interest rate of the Tysons Galleria Subordinate Companion Loan, if applicable, and its respective principal balance);

Eighth, the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Ninth, the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder will receive late payment charges, on a pro rata basis (based on their respective principal balances) to the extent actually paid by the related borrower and not payable pursuant to the Pooling and Servicing Agreement, (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent; and

Tenth, if any excess amount is paid by the related borrower and is not required to be returned to such borrower or another party, and not otherwise applied in accordance with the foregoing First through Ninth, such amount will be paid to the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder, pro rata (based on their respective initial principal balances).

A ‘‘Tysons Galleria Special Event of Default’’ means with respect to the Tysons Galleria Whole Loan (a) a monetary event of default or (b) a non-monetary event of default with respect to which the Tysons Galleria Whole Loan becomes a Specially Serviced Mortgage Loan (unless the reason the Tysons Galleria Whole Loan has become a Specially Serviced Mortgage Loan is because a material default under the related mortgage loan documents is imminent but has not yet occurred).

Following the occurrence and during the continuance of a Tysons Galleria Special Event of Default (unless the Tysons Galleria Note B Holder has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds with respect to the Tysons Galleria Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

First, the Tysons Galleria Note A Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, net of the master servicing fee and the applicable trustee fee;

Second, the Tysons Galleria Note A Holder will receive an amount up to its principal balance, until such principal balance has been paid in full;

Third, the Tysons Galleria Note B Holder will receive an amount up to the aggregate amount of all payments made by the Tysons Galleria Note B Holder in connection with the exercise of its cure rights under the Tysons Galleria AB Intercreditor Agreement and unreimbursed costs and expenses;

Fourth, the Tysons Galleria Note B Holder will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, net of the master servicing fee;

Fifth, the Tysons Galleria Note B Holder will receive an amount up to its principal balance, until such principal balance has been paid in full;

Sixth, the Tysons Galleria Note A Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Tysons Galleria Whole Loan (taking into account the interest rate of the Tysons Galleria A Notes and their respective principal balances);

Seventh, the Tysons Galleria Note B Holder will receive an amount equal to a pro rata share of any prepayment premium due in respect of the Tysons Galleria Whole Loan (taking into account the interest rate of the Tysons Galleria Subordinate Companion Loan and its respective principal balance);

Eighth, the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder will receive any default interest in excess of the interest paid in accordance with First and Fourth above, to the extent actually paid by the related borrower, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Ninth, the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder will receive late payment charges, on a pro rata basis (based on their respective principal balances) to the extent not payable pursuant to the Pooling and Servicing Agreement, to the extent actually paid by the related borrower and not payable pursuant to the Pooling and Servicing Agreement (x) to cover interest on advances, (y) to offset certain additional trust fund expenses or (z) to any servicer, trustee or fiscal agent;

Tenth, if the proceeds of any foreclosure sale or any liquidation of the Tysons Galleria Whole Loan or the related mortgaged property exceed the amounts required to be applied in accordance with the foregoing clauses First through Ninth, and as a result of a workout, (i) the principal balance of the Tysons Galleria Subordinate Companion Loan has been reduced or (ii) any realized principal loss or additional trust fund expense was allocated to the Tysons Galleria Subordinate Companion Loan, such excess amount will be paid to the Tysons Galleria Note B Holder in an amount up to the amount of the reduction to the Tysons Galleria Subordinate Companion Loan as a result of such workout or realized principal loss or additional trust fund expense; and

Eleventh, if any excess amount is paid by the related borrower and is not required to be returned to such borrower or another party, and is not otherwise applied in accordance with the foregoing clauses First through Tenth, such remaining amount will be paid to the Tysons Galleria Note A Holder and the Tysons Galleria Note B Holder, pro rata (based on their respective initial principal balances).

The Tysons Galleria Note B Holder has certain rights under the Tysons Galleria Intercreditor Agreement, including, among others, the following:

Consent Rights of the Tysons Galleria Note B Holder.    Unless either a Tysons Galleria Control Appraisal Period exists or the holder of more than 50% of the principal balance of the Tysons Galleria Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Tysons Galleria Note B Holder will have the right to direct, provide or withhold consent or provide advice to the applicable Master Servicer or the Special Servicer, as applicable, with respect to the Tysons Galleria Whole Loan. These rights will generally include the right to exercise the rights of the Directing Certificateholder set forth in ‘‘Servicing of the Mortgage Loans—General’’, ‘‘—The Directing Certificateholder’’ and ‘‘—Modifications, Waiver and Amendments’’ in this prospectus supplement as well as certain additional rights relating to, among other things, any release of collateral securing the Tysons Galleria Whole Loan or any release of the related borrower or guarantor; any extension of the maturity date of the Tysons Galleria Whole Loan; any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower (except as expressly permitted by the terms of the related mortgage loan documents with no material discretion by the mortgagee); any workout; the voting on any plan of reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the borrower; any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower, and any renewal or replacement of the then existing insurance polices (to the extent the mortgagee’s approval is required under the related mortgage loan documents); any sale of the Tysons Galleria Loan other than in connection with the exercise of a fair value purchase option set forth in the ‘‘Servicing of the Mortgage Loans—Realization upon Defaulted Mortgage Loans’’ in this prospectus supplement; any transfer of all or any portion of the related Mortgaged Property or any transfer of any direct or indirect ownership interest in the borrower (except as expressly permitted by the related mortgage loan documents) or any consent to an assignment and assumption of the Tysons Galleria Whole Loan pursuant to the related mortgage loan documents; any acceleration of the Tysons Galleria Whole Loan; any amendment to any single purpose entity provisions of the related mortgage loan documents; any material alteration to the related mortgaged property (to the extent the mortgagee’s consent is required pursuant to the related mortgage loan documents); any approval of the making, material modification or termination of any lease (to the extent the mortgagee’s consent is required pursuant to the related mortgage loan documents); any determination regarding the use or application of condemnation awards or casualty insurance proceeds, to the extent the mortgagee has discretion thereover; any waiver of any guarantor’s obligations under any guaranty or indemnity; and approval of annual budgets and business plans to the extent of any such approval rights in the related mortgage loan documents.

If a Tysons Galleria Control Appraisal Period exists or if the holder of more than 50% of the principal balance of the Tysons Galleria Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Directing Certificateholder, after consultation with the holder of the Tysons Galleria Pari Passu Companion Loan (or its designee), will be entitled to exercise all of the rights under the Pooling and Servicing Agreement with respect to the Tysons Galleria Whole Loan, and the Tysons Galleria Note B Holder will not be entitled to exercise such rights. If the Directing Certificateholder and the holder of the Tysons Galleria Pari Passu Companion Loan (or its designee) are not able to agree on a course of action that satisfies the Servicing Standard, under the Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender’s approval is required) after receipt of a request for consent to any action by the Master Servicer or the Special Servicer, as applicable, the Directing Certificateholder will be entitled to direct the applicable Master Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement (including that such action does not violate the Servicing Standards or another provision of the Pooling and Servicing Agreement, the Tysons Galleria Whole Loan or any applicable REMIC provisions of the Code), and the Master Servicer or the Special Servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard.

A ‘‘Tysons Galleria Control Appraisal Period’’ will exist if, and for so long as, the initial principal balance of the Tysons Galleria Subordinate Companion Loan, minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Tysons Galleria Subordinate Companion Loan, (ii) any appraisal reduction amount allocated to the Tysons Galleria Subordinate Companion Loan and (iii) any realized principal losses allocated to the Tysons Galleria Subordinate Companion Loan, plus the amount of Tysons Galleria Threshold Event Collateral posted by the Tysons Galleria Note B Holder, is less than 25% of (A) its initial principal balance minus (B) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Tysons Galleria Subordinate Companion Loan.

In addition, the Tysons Galleria Note B Holder is entitled to avoid a Tysons Galleria Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions within 30 business days of its receipt of a third party appraisal that indicates a Tysons Galleria Control Appraisal Period exists: (i) the Tysons Galleria Note B Holder must deliver as a supplement to the appraised value of the related Mortgaged Property, in the amount specified in clause (ii) below, to the applicable Master Servicer (in each case together with documentation reasonably acceptable to the applicable Master Servicer) cash, government securities, a letter of credit (issued by a bank or other financial institution the long term unsecured debt obligations of which are at least ‘‘A’’ by S&P and ‘‘A2’’ by Moody’s or the short term obligations of which are rated at least ‘‘A-1’’ by S&P and ‘‘P-1’’ by Moody’s) or other instruments meeting Rating Agency criteria as ‘‘eligible investments’’ (the ‘‘Tysons Galleria Threshold Event Collateral’’), and (ii) the Tysons Galleria Threshold Event Collateral must be in an amount which, when added to the appraised values of the related Mortgaged Property, would cause the Tysons Galleria Control Appraisal Period with respect to the Tysons Galleria Note B Holder to cease to exist.

The applicable Master Servicer and the Special Servicer are required to ignore and act without regard to any such advice, direction or objection that the applicable Master Servicer or the Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will require or cause the applicable Master Servicer or the Special Servicer to violate any provision of the Tysons Galleria AB Intercreditor Agreement, the related mortgage loan documents or the Pooling and Servicing Agreement (including any REMIC provisions), including the applicable Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standards.

Termination of Special Servicer.    Prior to a Tysons Galleria Control Appraisal Period, provided the holder of more than 50% of the principal balance of the Tysons Galleria Subordinate Companion Loan is not the borrower or an affiliate of the borrower, the Tysons Galleria Note B Holder will be entitled to terminate the Special Servicer with respect to the special servicing of the Tysons Galleria Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the Tysons Galleria AB Intercreditor Agreement. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates or any class of certificates backed by the Tysons Galleria Pari Passu Companion Loan. During a Tysons Galleria Control Appraisal Period or if the holder of more than 50% of the principal balance of the Tysons Galleria Subordinate Companion Loan is the borrower or an affiliate of the borrower, the Directing Certificateholder, after consultation with the holder of the Tysons Galleria Pari Passu Companion Loan (or its designee), will be entitled to exercise this right, and if such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, the Directing Certificateholder will be entitled to appoint a replacement special servicer.

Cure Rights.    In the event that the related borrower fails to make any payment of principal or interest on the Tysons Galleria Whole Loan, resulting in a monetary event of default, or the borrower otherwise defaults with respect to Tysons Galleria Whole Loan, the Tysons Galleria Note B Holder will have the right to cure such event of default subject to certain limitations set forth in the Tysons Galleria AB Intercreditor Agreement. The Tysons Galleria Note B Holder will be limited to six cure payments over the life of the Tysons Galleria Whole Loan and no single cure event may exceed three consecutive months. So long as the Tysons Galleria Note B Holder is exercising a cure right, neither the applicable Master Servicer nor the Special Servicer will be permitted to treat such event of default as such for purposes of transferring the Tysons Galleria Whole Loan to special servicing or otherwise.

Purchase Option.    In the event that (a) any payment of principal or interest on the Tysons Galleria Whole Loan becomes 90 or more days delinquent, (b) the Tysons Galleria Whole Loan has been accelerated, (c) the principal balance of the Tysons Galleria Whole Loan is not paid at maturity, (d) the related borrower files a petition for bankruptcy or (e) the Tysons Galleria Whole Loan becomes a Specially Serviced Mortgage Loan (and the Tysons Galleria Whole Loan is either in default or a default with respect thereto is reasonably foreseeable), the Tysons Galleria Note B Holder will have an option to purchase the Tysons Galleria Loan from the trust fund at a price generally equal to the unpaid principal balance of the Tysons Galleria Loan, plus accrued and unpaid interest on such balance, all unreimbursed Advances, together with accrued and unpaid interest on all Advances, and all master servicing fees and special servicing fees and any other amounts payable to the applicable Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement that are allocable to the Tysons Galleria Loan, together with interest, provided, that no Liquidation Fee is required to be paid by the Tysons Galleria Note B Holder if such purchase is within the first 90 days of the Tysons Galleria Whole Loan becoming a Specially Serviced Mortgage Loan or such purchase is prior to the existence of a Tysons Galleria Control Appraisal Period.

Sale of Defaulted Mortgage Loan.    Under the Pooling and Servicing Agreement, if the Tysons Galleria Loan is subject to a fair value purchase option, the applicable Special Servicer will be required to determine the purchase price for the Tysons Galleria Pari Passu Companion Loan. Each option holder specified under ‘‘Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans’’ in this prospectus supplement will have an option to purchase the Tysons Galleria Loan and the holder of the Tysons Galleria Pari Passu Companion Loan (or its designees) will have an option to purchase the Tysons Galleria Pari Passu Companion Loan, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

AB Mortgage Loan Groups

General

Each AB Mortgage Loan is evidenced by the senior of two or more notes each secured by a single Mortgage and a single assignment of leases and rents. The AB Subordinate Companion

Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two or more notes, will not be part of the trust fund, nor will any related pari passu companion loan.

Each AB Mortgage Loan (and any related pari passu companion loan) and the related AB Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan (and any related pari passu companion loan) and do not take into account the related AB Subordinate Companion Loan.

The trust, as the holder of each AB Mortgage Loan, and the holder of the related AB Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an ‘‘Intercreditor Agreement’’). Under the terms of each Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan (and any related pari passu companion loan). The applicable Master Servicer and the Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

The AB Mortgage Loan Groups and the related Mortgaged Properties will be serviced and administered by the Master Servicers and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement, but subject to the terms of the related intercreditor agreement to the extent set forth therein. In servicing an AB Mortgage Loan Group, the Servicing Standards set forth in the Pooling and Servicing Agreement will require the Master Servicers and the Special Servicer to take into account the interests of the Certificateholders, the holders of any related pari passu companion loans and the holder of any related AB Subordinate Companion Loans as a collective whole. The Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the AB Mortgage Loan Groups.

For additional information about the Tysons Galleria AB Mortgage Loan, see ‘‘—The Tysons Galleria Whole Loan’’ above in this prospectus supplement.

Amounts payable to the trust as holder of any AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to holder of a related Companion Loan will be distributed to such holder net of certain fees and expenses on the related Companion Loan to the extent set forth in the related Intercreditor Agreement.

Mezz Cap AB Mortgage Loans

Servicing Provisions of the Mezz Cap Loan Pairs’ Intercreditor Agreements.    The applicable Master Servicers and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related mortgage loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related AB Subordinate Companion Loan (which may or may not be the Master Servicers or the sub-servicer with respect to such Mezz Cap AB Mortgage Loan) will collect its principal and interest payments directly from the borrower. The applicable Master Servicer and/or the Special Servicer may not enter into amendments, modifications, waivers or extensions of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan if, among other things, the proposed amendment, modification, waiver or extension adversely affects certain payment terms of such AB Subordinate Companion Loan or the lien priority of the related Mortgage without the consent of the holder of the related AB Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this prospectus supplement.

Application of Payments on the Mezz Cap Loan Pairs.    Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, the borrower will make separate monthly payments of principal and interest to the applicable Master Servicer and the servicer of the related AB Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related AB Subordinate Companion Loan will be paid to the applicable Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, and subject to certain rights of the holder of the related AB Subordinate Companion Loan to purchase the related Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related AB Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan will be paid:

First, to the applicable Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

Second, to the applicable Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related AB Subordinate Companion Loan;

Third, to the trust, in an amount equal to interest due with respect to the Mezz Cap AB Mortgage Loan (excluding any default interest);

Fourth, to the trust, in an amount equal to the principal balance of the Mezz Cap AB Mortgage Loan until paid in full;

Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

Sixth, to the holder of the related AB Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related AB Subordinate Companion Loan (or any servicer or trustee on its behalf);

Seventh, to the holder of the related AB Subordinate Companion Loan, in an amount equal to interest due with respect to the related AB Subordinate Companion Loan (excluding any default interest);

Eighth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to the principal balance of the related AB Subordinate Companion Loan until paid in full;

Ninth, to the holder of the related AB Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related AB Subordinate Companion Loan;

Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related AB Subordinate Companion Loan in an amount equal to default interest accrued on the related AB Subordinate Companion Loan;

Eleventh, to the trust and the holder of the related AB Subordinate Companion Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the applicable Master Servicer, the Special Servicer or the Trustee; and

Twelfth, any excess, to the trust as holder of the Mezz Cap AB Mortgage Loan and the holder of the related AB Subordinate Companion Loan, pro rata, based upon the initial principal balances.

Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB Mortgage Loans.    Amounts payable to the trust as holder of the Mezz Cap AB Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the related AB Subordinate Companion Loans will be distributed to such holders net of certain fees and expenses on the related AB Subordinate Companion Loans.

Purchase Options.    In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related AB Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the related AB Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall described above, the holder of the related AB Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice from the applicable Master Servicer or the Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on such Mezz Cap AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, Servicing Advances, interest on Advances and Servicing Fees and Trustee Fees payable prior to the date of purchase. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

Top Fifteen Mortgage Loans

The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

Loan Name	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	Loan per Unit	UW DSCR(1)(2)(3)	Cut-off LTV Ratio(2)(3)	Property Type
Park La Brea Apartments	2	$387,500,000	12.6%	182,869	1.37x	59.6%	Multifamily
53 State Street	1	$280,000,000	9.1%	250	1.54x	58.6%	Office
RREEF Silicon Valley Office Portfolio	1	$250,000,000	8.2%	131	1.54x	60.5%	Office
Gas Company Tower	1	$229,000,000	7.5%	349	1.56x	75.1%	Office
Burbank Town Center	1	$182,300,000	5.9%	221	1.43x	76.0%	Retail
Tysons Galleria	1	$173,500,000	5.7%	723	1.44x	62.1%	Retail
Colony III Portfolio	1	$116,704,000	3.8%	39	1.63x	60.7%	Various
CNL/Welsh Portfolio	1	$110,200,000	3.6%	46	1.25x	76.9%	Various
Foothills Mall	1	$81,000,000	2.6%	162	1.15x	70.4%	Retail
Marriott Monterey	1	$61,500,000	2.0%	180,352	1.49x	73.6%	Hotel
Stevens Center Business Park	1	$55,650,000	1.8%	119	1.15x	76.8%	Office
Sun Community Portfolio	1, 2	$48,100,000	1.6%	42,082	1.23x	78.6%	Manufactured Housing
1800-1880 John F. Kennedy Boulevard	1	$44,000,000	1.4%	93	1.24x	75.9%	Office
Neiss Portfolio	1	$36,571,565	1.2%	81	1.19x	72.0%	Various
Lodge at Balfour	1	$25,580,849	0.8%	248,358	1.25x	74.1%	Multifamily
Total Weighted Average		$2,081,606,414	67.9%		1.43x	66.4%

(1)	The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(2)	Calculated based upon the aggregate principal balance and debt service of the RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio Companion Loans, the Park La Brea Apartments Loan and the Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Loan and the Gas Company Tower Pari Passu Companion Loan, and the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan each, as of the Cut-off Date.

(3)	The Sun Community Portfolio is comprised of 3 cross-collateralized mortgage loans, the Sun Villa Estates loan, the Countryside of Lake Lanier loan and the Countryside Atlanta Loan. The Cut-off Date Balance, DSCRs and LTVs are calculated based on all of these cross-collateralized loans.

For more information regarding the fifteen largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information’’ in Annex A-3 to this prospectus supplement.

ARD Loan

1 mortgage loan (the ‘‘ARD Loan’’), representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1 Balance), provides that, if after a certain date (the ‘‘Anticipated Repayment Date’’), the borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated Repayment Date) (the ‘‘Revised Rate’’) rather than the stated Mortgage Rate (the ‘‘Initial Rate’’). The Anticipated Repayment Date for the ARD Loan is 10 years after origination. The Revised Rate for the ARD Loan is equal to 5% plus the greater of (a) the Initial Rate, or (b) the sum of (i) the then-current treasury rate corresponding to a term equal to the remaining amortization period plus (ii) 1.25%. After the Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loan will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

The lockbox structure does not come into effect (i.e., spring) until immediately prior to, or on, the Anticipated Repayment Date. See ‘‘—Lockbox Accounts’’ below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about the Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans.    The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	102	$1,170,090,385	38.2%	42.5%	20.4%
5	11	175,016,640	5.7	6.6	2.0
6	5	69,900,963	2.3	1.6	5.2
7	4	122,639,742	4.0	5.0	0.0
9	2	637,500,000	20.8	10.1	64.9
11	41	890,880,040	29.1	34.3	7.5
Total	165	$3,066,027,770	100.0%	100.0%	100.0%

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
0	90	$2,103,603,312	68.6%	65.9%	79.6%
5	28	285,148,091	9.3	8.9	11.0
6	1	17,500,000	0.6	0.7	0.0
7	38	583,375,557	19.0	22.2	6.0
10	8	76,400,810	2.5	2.3	3.4
Total	165	$3,066,027,770	100.0%	100.0%	100.0%

As used in this prospectus supplement, ‘‘grace period’’ is the number of days following the due date before a payment default under each mortgage loan.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof). Some mortgage loans, for example, allow for a notice and cure right prior to acceleration of the mortgage loan. Some mortgage loans also provide exceptions in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’) or accrue interest on the basis of twelve 30-day months, assuming a 360-day year (‘‘30/360 Basis’’), as set forth in the following table:

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	163	$3,036,583,323	99.0%	98.8%	100.0%
30/360	2	29,444,447	1.0	1.2	0.0
Total	165	$3,066,027,770	100.0%	100.0%	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Ballon	58	$402,156,393	13.1%	14.7%	6.8%
Partial Interest Only(1)(2)	67	758,874,000	24.8	25.7	20.9
Interest Only	39	1,900,830,447	62.0	59.5	72.4
Subtotal	164	$3,061,860,840	99.9%	99.8%	100.0%
Fully Amortizing Loans	1	$4,166,930	0.1%	0.2%	0.0%
Total	165	$3,066,027,770	100.0%	100.0%	100.0%

(1)	Includes 1 partial interest only ARD Loan, representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1 Balance).

(2)	Includes two mortgage loans representing approximately 2.3% of the Initial Pool Balance (approximately 2.8% of the Initial Loan Group 1 Balance), which provide for payment of interest only until the 60th payment date and after such payment date, provides for monthly payment of, in addition to interest, principal from excess cash flow in an amount based on a 30-year amortization schedule. In each case, the failure to make such principal amortization payments will not be an event of default but will trigger a cash flow sweep under the related mortgage loan documents.

Prepayment Provisions.    Most mortgage loans prohibit any prepayments or Defeasance for a specified period of time after its date of origination (a ‘‘Lockout Period’’). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

Overview of Prepayment Protection

Payment Protection(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Lockout followed by Defeasance(2)	142	$2,446,163,323	79.8%	92.0%	29.3%
Lockout followed by Defeasance/Yield Maintenance(3)	1	387,500,000	12.6	0.0	64.9
Lockout followed by Yield Maintenance	21	228,364,447	7.4	7.9	5.8
Lockout followed by Yield Maintenance then Prepayment Penalty	1	4,000,000	0.1	0.2	0.0
Total	165	$3,066,027,770	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this prospectus supplement for specific criteria applicable to the mortgage loans.

(2)	Includes 1 mortgage loan representing approximately 5.9% of the Initial Pool Balance (approximately 7.4% of the Initial Loan Group 1 Balance), that is prepayable in part prior to the expiration of the defeasance lockout period in connection with a partial release.

(3)	Includes 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 12.6% of the Initial Pool Balance (approximately 64.9% of the Initial Loan Group 2 Balance), that is prepayable with yield maintenance on and after the September 2008 payment date through the January 2016 payment date and also permits defeasance on and after the October 2008 payment date through the January 2016 payment date.

In the case of one (1) mortgage loan (identified as Loan No. 45 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance (approximately 0.6% of the Initial Loan Group 1 Balance), if the lender does not consent to the transfer of any direct or indirect ownership interests in the guarantor (traded on the public markets or otherwise) that (A) results in the transferee (together with its affiliates) holding an indirect interest in the borrower or its direct parent in an amount which exceeds 49% and (B) occurs substantially contemporaneously with (i) the transfer of a majority of shares held by the then current officers and directors of the guarantor and (ii) a change in a majority of the directors of the guarantor, the borrower is permitted to prepay the mortgage loan in full with a yield maintenance premium during the prepayment lock-out period pursuant to the terms of the related mortgage loan documents.

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of, (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable Anticipated Repayment Date (including any balloon payment) determined by discounting such payments at the ‘‘Discount Rate’’ defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

The term ‘‘Discount Rate’’ referred to in the preceding two paragraphs, generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.’’

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an ‘‘open period’’ immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

Prepayment Open Periods

Open Period (payment)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	17	$156,319,612	5.1%	5.9%	1.6%
2	2	11,814,687	0.4	0.5	0.0
3	49	330,218,748	10.8	11.4	8.1
4	73	1,105,775,430	36.1	40.3	18.4
5	2	11,570,000	0.4	0.3	0.5
6	6	67,750,000	2.2	1.2	6.5
7	10	1,103,080,000	36.0	29.0	64.9
12	1	6,487,034	0.2	0.3	0.0
13	2	7,495,330	0.2	0.3	0.0
25	3	265,516,930	8.7	10.8	0.0
Total	165	$3,066,027,770	100.0%	100.0%	100.0%

Unless a mortgage loan is relatively near its stated maturity date (or Anticipated Repayment Date) or unless the sale price or the amount of the refinancing of the related Mortgaged

Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. For example, in the case of 1 mortgage loan (identified as Loan No. 33 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance (approximately 1.0% of the Initial Loan Group 1 Balance), the related borrower has paid to the lender an escrow amount of $500,000 in connection with the borrower's appeal of the 2006 tax assessments of the Mortgaged Property, and, if such tax appeal is not concluded by November 30, 2006 or is unsuccessful or under certain other circumstances specified in the mortgage loan documents, the escrow amount may be used to pay the principal balance of the mortgage loan and any breakage costs associated with such payment in accordance with the terms of the mortgage loan documents. Also, in the case of 1 mortgage loan (identified as Loan No. 43 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance (approximately 0.6% of the Initial Loan Group 1 Balance), the related borrower has deposited an escrow amount of $400,000 with the lender, which amount is required to be refunded to the borrower upon the lender's receipt of acceptable estoppels from tenants executing leases approved by the lender. However, on or after the 24th payment date of the mortgage loan, the lender may apply such amount to pay down the mortgage loan to the extent that such amount has not been refunded to the borrower pursuant to the terms of the mortgage loan documents. Additionally, in the case of 1 mortgage loan (identified as Loan No. 65 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), beginning November 11, 2008, the related borrower shall, if requested by lender, prepay the note in a principal amount equal to the amount by which the then outstanding principal balance of the mortgage loan is more than 59% of the appraised value of the subject property, subject to yield maintenance. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Defeasance; Collateral Substitution; Property Releases.    The terms of 143 of the mortgage loans, representing approximately 92.4% of the Initial Pool Balance (121 mortgage loans in Loan Group 1, representing approximately 92.0% of the Initial Loan Group 1 Balance and 22 mortgage loans in Loan Group 2, representing approximately 94.2% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a ‘‘Defeasance’’). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a)    pays or delivers to the applicable Master Servicer on any due date (the ‘‘Release Date’’) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums then due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (or, in the case of the Park La Brea Apartments Loan, other non-callable instruments, which will not cause the Trust to fail to maintain its status as a REMIC and which will not result in a reduction, downgrade or withdrawal of the ratings for any Classes of the Certificates) (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date (or, in some cases, the first day of the open period for such ARD Loan) and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial Defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations (or, in the case of the Park La Brea Apartments Loan, up to $20,000 for each Defeasance by the mortgagor); and

(b)    delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

Except as described below, the mortgage loans secured by more than one parcel making up the related Mortgaged Property that permit release of one or more of such parcels without releasing all of such parcels by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of such parcel, a specified percentage (generally between 100% and 125%) of the allocated loan amount for the Mortgaged Property be defeased (or, in the case of the portion of the Mortgaged Property securing the Park LeBrea Apartments Loan known as ‘‘East of Hauser’’ (the ‘‘East Hauser Property’’), an amount equal to $162,000,000) and/or (2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining parcels making up the related Mortgaged Property after the partial Defeasance.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the applicable Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the applicable Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 12.6% of the Initial Pool Balance (approximately 64.9% of the Initial Loan Group 2 Balance), the related mortgagor is permitted to obtain a release of the portion of the Mortgaged Property known as the East Hauser Property securing the mortgage loan without effecting a partial defeasance of the mortgage loan or making a prepayment of principal provided that, among other things, after giving effect to such release, (i) the underwritten debt service coverage ratio shall not be less than 1.85x and (ii) the loan to value ratio shall not be more than fifty percent (50%); provided, however, if either of both of the foregoing financial conditions are not satisfied, the mortgagor may effect a partial defeasance of the mortgage loan or make a prepayment of principal in order to satisfy such financial conditions. In addition, the mortgage loan documents permit the mortgagor to obtain a release of the East Hauser Property or a release of the portion of the Mortgaged Property known as ‘‘West of Hauser’’ in connection with (i) a sale of either property to a special purpose entity meeting certain criteria set forth in the mortgage loan documents or a conveyance of either property to an affiliate of the mortgagor (in either case, the ‘‘Severed Property Borrower’’) and (ii) the assumption by the Severed Property Borrower of a portion of the loan allocated to such released property pursuant to the terms of the mortgage loan documents and such loan documents as shall be required to reflect the terms of the severed loan; provided that, among other things, (A) after giving effect to the severance of the mortgage loan, (a) the underwritten debt service coverage ratio of each loan shall not be less than 1.85x and (b) the loan to value ratio of each loan shall not be more than 50%; provided, however, that if either or both of the foregoing financial conditions are not satisfied, the mortgagor may effect a partial defeasance of the mortgage loan or make a prepayment of principal in order to satisfy such financial conditions and (B) after giving effect to the severance of the mortgage loan, the aggregate outstanding principal balance of the loans is not less than 17% of the outstanding principal balance of the mortgage loan immediately prior to the severance of the mortgage loan.

In the case of the Park La Brea Apartments Loan, the related mortgage loan documents also allow the mortgagor to obtain a release of the East Hauser Property by making a partial prepayment of the mortgage loan in an amount equal to $162,000,000; provided that, among other things, after giving effect to such release, the underwritten debt service coverage ratio must be not less than the greater of (a) the underwritten debt service coverage ratio on the closing date of the mortgage loan and (b) the underwritten debt service coverage ratio immediately preceding such release.

With respect to one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement, representing approximately 8.2% of the Initial Pool Balance (approximately 10.1% of the Initial Group 1 Balance as of the Cut-off Date)), the related borrower may obtain the release of each individual property by substituting another property of like kind, quality and use acquired by the borrower or an affiliate of the borrower, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraisal values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the original allocated loan amount of the properties in connection with the closing of the mortgage loan; (ii) the appraised value of the substitute property is equal to or greater than the appraisal value of the substituted property as of the date immediately prior to the substitution; (iii) the debt service coverage ratio for the twelve months immediately preceding the substitution with respect to the properties subject to the mortgage after the substitution shall be equal to or greater than (x) 1.43x and (y) the debt service coverage ratio for the twelve months immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (iv) in the event that the original allocated loan amount of the substituted property, together with the original allocated loan amount of all previous substituted properties, equals or exceeds $50,000,000, the receipt by the lender of a confirmation in writing from S&P, Moody’s and Fitch, Inc. (‘‘Fitch’’) to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (v) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (vi) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

In the case of 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 5.9% of the Initial Pool Balance (approximately 7.4% of the Loan Group 1 Balance), the related mortgage loan documents permit the borrower to obtain the release of any one of 6 specified parcels through partial defeasance from and after the expiration of a lockout period, or partial prepayment at any time other than within the period commencing 30 days preceding the Closing Date and terminating 30 days after the Closing Date, subject to the satisfaction of certain conditions, including (i) the defeasance of the following release prices: (a) with respect to the Circuit City parcel, $9,988,778; (b) with respect to the Office Depot parcel, $5,443,061; (c) with respect to the Barnes & Noble parcel, $41,996,428; (d) with respect to the Restaurant parcel, $3,365,652; (e) with respect to the PetsMart parcel, $20,210,311 and (f) with respect to the Corner Bakery parcel, $2,914,159; (ii) satisfaction of specified LTV Ratio and DSCR tests; and (iii) confirmation from S&P and Moody’s that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any Class of Certificates. Any partial release through prepayment will also be subject to payment of a yield maintenance premium.

With respect to 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement, representing approximately 0.8% of the Initial Pool Balance (approximately 1.0% of the Initial Group 1 Balance as of the Cut-off Date)), the related borrower may obtain the release of each individual property or may obtain the return of any letter of credit previously substituted for a property by substituting one or more properties of like kind, quality and use acquired by the borrower or an affiliate of the borrower or a letter of credit with a face amount of 107.5% of the allocated loan amount of the substituted property, subject, in each case, to the fulfillment, among other things, of the following conditions: (i) in no event shall the aggregate appraisal values of the substituted properties, either pursuant to a single substitution or multiple substitutions, plus the face amount of outstanding letters of credit, exceed 50% of the original appraised value of the properties in connection with the closing of the mortgage loan; (ii) the appraised value of the substitute property is equal to or greater than the appraised value of the substituted property as of the date immediately prior to the substitution; (iii) in the event of a substitution for like property, the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution shall be equal to or greater than the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (iv) in the event of a substitution for a letter of credit, the debt service coverage ratio with respect to the properties subject to the mortgage after the substitution (without attributing any value to the letter of credit) shall be equal to or greater than (x) 1.63x , and (y) the debt service coverage ratio immediately preceding the substitution with respect to the properties subject to the mortgage prior to the substitution, (v) the net operating income for the substitute property is greater than the net operating income for the substituted property, (vi) in the event that the original appraised value of the substituted property, together with the original appraised value of all previous substituted properties, equals or exceeds 35% of the appraised value of all mortgaged properties at the time of the closing of the loan, the receipt by the lender of a confirmation in writing from S&P, Moody’s and Fitch to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (vii) the loan to value ratio as of the date of substitution (excluding the appraised value of the substituted property and without attributing any value to the letter of credit) does not exceed 100%, (viii) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents, and (ix) the borrower has delivered all title, loan, security and due diligence documents related to the substitute property.

In the case of 1 mortgage loan (identified as Loan No. 90 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (representing approximately 0.2% of the Initial Loan Group 1 Balance), the related mortgage loan documents allow the mortgagor to obtain a release of certain of the mobile homes held as additional collateral for the loan as such mobile homes are sold; provided that, among other things, any sales proceeds shall be escrowed with lender and after giving effect to such release, the underwritten debt service coverage ratio must be not less than the greater of (a) the underwritten debt service coverage ratio on the closing date of the mortgage loan and (b) the underwritten debt service coverage ratio immediately preceding such release.

In the case of 1 mortgage loan (identified as Loan No. 22 on Annex A-1 to this prospectus supplement), representing approximately 3.6% of the Initial Pool Balance (approximately 4.5% of the Initial Loan Group 1 Balance), Fingerhut Direct Marketing, Inc. has an option to purchase the Mortgaged Property known as ‘‘Fingerhut Distribution Facility’’ pursuant to the terms of its lease with the related borrower. In the event that such option is exercised, the related borrower has the right to have the Mortgage securing the Fingerhut Distribution Facility property released in exchange for, if the defeasance lockout period has not expired, payment of 125% of the allocated loan amount with respect to the property and all applicable prepayment premiums; provided that if the combined debt service coverage ratio of the related mezzanine loan and the mortgage loan is not at least equal to the greater of 1.10x (or if the mezzanine loan has been repaid, 1.25x) and the aggregate debt service coverage ratio (or if the mezzanine loan has been released, the mortgage loan debt service coverage ratio) immediately preceding the release, the borrower shall have the right to prepay the additional amount required to satisfy the debt service coverage tests.

Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was, in either case, given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance. In addition, in the case of 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 5.7% of the Initial Pool Balance (approximately 7.0% of the Loan Group 1 Balance), the related mortgage loan documents permit the borrower to obtain the release of one or more portions of the related mortgaged property subject to satisfaction of certain conditions, including that (i) the portion to be released must be vacant, non-income producing and unimproved or improved by landscaping utility facilities or surface parking, and (ii) simultaneously with such release, the mortgage must be spread to a substitute parcel of reasonably equivalent value, condition and utility.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions. The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions,

permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—Additional Debt’’ above and ‘‘Risk Factors—Multifamily Properties Have Special Risks’’ in this prospectus supplement.

The applicable Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-sale’’ clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that, with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the applicable Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the applicable Master Servicer or Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

With respect to a mortgage loan with a ‘‘due-on-encumbrance’’ clause, the applicable Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the applicable Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the applicable Master Servicer or Special Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan to value ratio greater than 85% (including any proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the applicable Master Servicer or Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ and ‘‘—Subordinate Financing’’ in the prospectus.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 44 of the Mortgaged Properties, securing mortgage loans representing approximately 41.9% of the Initial Pool Balance (36 of the Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 34.0% of the Initial Loan Group 1 Balance and 8 of the Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 74.3% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Nevada, Utah, Oregon and Washington. Except with respect to 13 of the Mortgaged Properties, securing a mortgage loan representing approximately 4.0% of the Initial Pool Balance (13 of the Mortgaged Properties securing a mortgage loan in Loan Group 1, representing approximately 5.0% of the Initial Loan Group 1 Balance), no Mortgaged Property has a probable maximum loss (‘‘PML’’) in excess of 20%. In the case of 1 mortgage loan (identified as Loan No. 79 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1 Balance), the probable maximum loss exceeds 20%, however earthquake insurance was not required as the value of the land was concluded to be in excess of the loan amount.

Generally, an environmental insurance policy obtained in lieu of a Phase I environmental site assessment is a blanket policy covering the Mortgage Loan Seller’s mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See ‘‘Risk Factors—Property Insurance May Not Be Sufficient’’ in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate. Unless otherwise noted, all numerical and statistical information presented in this prospectus supplement, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related AB Subordinate Companion Loan. In addition, (i) the loan amount and debt service payment used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the RREEF Silicon Valley Office Portfolio Loan is the aggregate principal balance and aggregate debt service of the RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio Companion Loans, (ii) the loan amount and debt service payment used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Park

La Brea Apartments Loan is the aggregate principal balance and aggregate debt service of the Park La Brea Apartments Loan and the Park La Brea Apartments Pari Passu Companion Loan, (iii) the loan amount and debt service payment used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Gas Company Tower Loan is the aggregate principal balance and aggregate debt service of the Gas Company Tower Loan and the Gas Company Tower Pari Passu Companion Loan and (iv) the loan amount and debt service payment used in this prospectus supplement for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Tysons Galleria Loan is the aggregate principal balance and aggregate debt service of the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

The ‘‘Underwritten Cash Flow Debt Service Coverage Ratio’’ or ‘‘UW DSCR’’ for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. In the case of the RREEF Silicon Valley Office Portfolio Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio Companion Loans. In the case of the Park La Brea Apartments Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the Park La Brea Apartments Loan and the Park La Brea Apartments Pari Passu Companion Loan. In the case of the Gas Company Tower Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the Gas Company Tower Loan and the Gas Company Tower Pari Passu Companion Loan. In the case of the Tysons Galleria Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all partial interest-only loans were calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. ‘‘Underwritten Cash Flow’’ or ‘‘UW NCF’’ means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

‘‘Underwritten NOI’’ or ‘‘UW NOI’’ means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (‘‘Effective Gross Income’’) is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted to market rates with vacancy rates equal to the higher of the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, ‘‘Net Operating Income’’ or

‘‘NOI,’’ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the Issuing Entity, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or the Trustee have control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual NOI for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a Mortgage Loan Seller in determining and presenting operating information. See ‘‘Risk Factors—Risks Relating to Underwritten Net Cash Flow’’ in this prospectus supplement.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the ‘‘Operating Statements’’). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases, master leases and the appraisers’ projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

The tables presented in Annex A-2 that are entitled ‘‘Cut-off Date LTV Ratios’’ and ‘‘Maturity Date LTV Ratios’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or Anticipated Repayment Dates of the mortgage loans. An ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of the RREEF Silicon Valley Office Portfolio Loan, the loan-to-value ratio was based on the aggregate cut-off date principal balance of the RREEF Silicon Valley Office Portfolio Loan and the RREEF Silicon Valley Office Portfolio Companion Loans. In the case of the Park La Brea Apartments Loan, the loan-to-value ratio was based on the aggregate cut-off date principal balance of the Park La Brea Apartments Loan and the Park La Brea Apartments Pari Passu Companion Loan. In the case of the Gas Company Tower Loan, the loan-to-value ratio was based on the aggregate cut-off date principal balance of the Gas Company Tower Loan and the Gas Company Tower Pari Passu Companion Loan. In the case of the Tysons Galleria Loan, the loan-to-value ratio was based on the aggregate cut-off date principal balance of the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan. In the case of 4 mortgage loans (identified as Loan Nos. 25, 70, 89 and 143 on Annex A-1 to this prospectus supplement), representing approximately 2.4% of the Initial Pool Balance (approximately 3.0% of the Initial Loan Group 1 Balance), loan-to-value ratios were based on the ‘‘as-stabilized’’ values as defined in the related appraisal. See ‘‘Risk Factors—Limitations of Appraisals’’ in this prospectus supplement. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio of a mortgage loan as of its stated maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination date, the information set forth in this prospectus supplement in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under ‘‘Transaction Parties—The Sponsors’’ and in the prospectus under ‘‘Description of the Trust Funds—Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans.’’

Sale of Mortgage Loans: Mortgage File Delivery

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each mortgage loan sold by the applicable Mortgage Loan Seller (except that with respect to the RREEF Silicon Valley Portfolio Loan, the Trustee will only hold originals of the documents described in clause (i)) (collectively, as to each mortgage loan, the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by a title insurance company, the related mortgage loan seller or the applicable recorders office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by a title insurance company, the related mortgage loan seller or the applicable recorders office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller, (x) an original assignment in favor of the Trustee of any financing statement filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan.

Notwithstanding the foregoing, with respect to any Mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, no Mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording or filing office) within a period of 90 days (plus any applicable extension) following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period (plus any applicable extension) or (2) substitute a qualified substitute mortgage loan for such mortgage loan and pay the Trustee a shortfall amount. See ‘‘—Representations and Warranties; Repurchases and Substitutions’’ below.

The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the trust fund in the mortgage loans. In addition, the Trustee is required to maintain custody of the Mortgage File for each mortgage loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor, which will be delivered to the Rating Agencies to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(a)    the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been 30 days or more past due, without giving effect to any applicable notice and grace period;

(b)    the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c)    the Mortgage, together with any separate security agreements, UCC financing statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower’s personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC financing statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage, subject only to certain permitted encumbrances;

(d)    there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e)    to the Mortgage Loan Seller’s actual knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable title insurance policy, subject only to certain permitted encumbrances;

(f)    the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

(g)    the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien in the original principal amount of the related mortgage loan, subject only to certain permitted encumbrances;

(h)    no claims have been made under the related title insurance policy (or binding commitment therefor) and such policy is in full force and effect and all premiums thereon has been paid and will provide that the insured includes the owner of the mortgage loan;

(i)    at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner of the mortgage loan, free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation);

(j)    the related assignment of Mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

(k)    the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of the Mortgage Note, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(l)    each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(m)    the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(n)    the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(o)    except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any valid right of rescission or set-off, abatement, diminution or valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors’ rights and general equitable principles;

(p)    each mortgage loan document complied in all material respects with all applicable local, state and federal laws, including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

(q)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, the related Mortgaged Property was, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender’s title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

(r)    to the Mortgage Loan Seller’s knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and (ii) no condemnation proceedings are pending;

(s)    as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(t)    all amounts required to be deposited by the borrower at origination have been deposited or have been withheld from the related mortgage loan proceeds at origination;

(u)    to the Mortgage Loan Seller’s actual knowledge, as of the date of origination of the mortgage loan, there were, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan; and

(v)    to the Mortgage Loan Seller’s knowledge, there exists no material default or breach, and no such material default or breach has been waived by the Mortgage Loan Seller with respect to the mortgage loan, and to the Mortgage Loan Seller’s actual knowledge, no event which, with the passage of time or the giving of notice, would constitute a material default or breach, other than those defaults that are covered by certain other representations and warranties.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the ‘‘Initial Resolution Period’’), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan as described in ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the

Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or defect (or if it cannot cure, to repurchase or substitute as described above) if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the applicable Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under ‘‘—Repurchase or Substitution of Cross-Collateralized Mortgage Loans’’ below.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a ‘‘value’’ for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (‘‘MAI’’); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement; and (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (p) of the preceding sentence, except the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicers, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a ‘‘Crossed Loan’’), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, at the Mortgage Loan Seller’s election, repurchase or substitute for only the affected mortgage loan in the manner described above in ‘‘—Representations and Warranties; Repurchases and Substitutions’’. The Mortgage

Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loan prior to such repurchase and provides the Trustee with certain REMIC opinions.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

Lockbox Accounts

With respect to 71 mortgage loans (the ‘‘Lockbox Loans’’), representing approximately 77.5% of the Initial Pool Balance (63 mortgage loans in Loan Group 1, representing approximately 77.7% of the Initial Loan Group 1 Balance and 8 mortgage loans in Loan Group 2, representing approximately 76.9% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the ‘‘Lockbox Accounts’’) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 4 Lockbox Loans, representing approximately 8.2% of the Initial Pool Balance (3 mortgage loans in Loan Group 1, representing approximately 9.6% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 2.5% of the Initial Loan Group 2 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 41 Lockbox Loans, representing approximately 47.5% of the Initial Pool Balance (41 mortgage loans in Loan Group 1, representing approximately 59.0% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the tenants are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents, which the related lender refers to as ‘‘Cash Management Agreement’’. Pursuant to the terms of 3 Lockbox Loans, representing approximately 1.6% of the

Initial Pool Balance (1 mortgage loan in Loan Group 1, representing approximately 0.7% of the Initial Loan Group 1 Balance and 2 mortgage loan in Loan Group 2, representing approximately 5.2% of the Initial Loan Group 2 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 23 Lockbox Loans, representing approximately 20.2% of the Initial Pool Balance (18 mortgage loans in Loan Group 1, representing approximately 8.4% of the Initial Loan Group 1 Balance and 5 mortgage loans in Loan Group 2, representing approximately 69.2% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents or (ii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

TRANSACTION PARTIES

The Sponsors

JPMorgan Chase Bank, N.A.

General.    JPMorgan Chase Bank, N.A. (‘‘JPMCB’’), a national banking association, is a sponsor. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. JPMCB is also acting as a Mortgage Loan Seller and as the Swap Counterparty under the Swap Contract with respect to the Class A-3FL Certificates. JPMCB is an affiliate of J.P. Morgan Securities Inc. and of the Depositor. See ‘‘The Sponsor’’ in the prospectus.

Sponsor’s Securitization Program.    The following is a description of JPMCB’s commercial mortgage-backed securities securitization program. JPMCB originates and underwrites loans through six regional offices.

JPMCB’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for JPMCB’s securitization program. As sponsor, JPMCB sells the majority of the loans it originates through CMBS securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of March 31, 2006, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $36.5 billion. Of that amount, approximately $39.6 billion have been securitized by the Depositor. In its fiscal year ended December 31, 2005, JPMCB originated approximately $12.0 billion of commercial mortgage loans, of which approximately $10.0 billion were securitized by the Depositor.

JPMCB’s annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $12.0 billion in 2005. The commercial mortgage loans originated by JPMCB include both fixed-and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities Inc., and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which JPMCB has participated to date include the ‘‘CIBC’’ program, in which JPMCB and CIBC Inc. generally are loan sellers, and the ‘‘Large Diversified Pool’’ program (‘‘LDP’’), in which JPMCB, IXIS Real Estate Capital Inc., Eurohypo AG, New York Branch, Nomura Credit & Capital, Inc., PNC Bank, National Association, AIG Mortgage Capital, LLC and other financial institutions generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of March 31, 2006, JPMCB securitized approximately $20.0 billion through the CIBC program and approximately $15.8 billion through the LDP program.

Neither JPMCB nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank, National Association, among others.

JPMCB is also a Mortgage Loan Seller, the Swap Counterparty and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an underwriter for this transaction.

JPMCB’s Underwriting Guidelines and Processes

JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the trust by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect, including the existence of sufficient mitigating factors.

Property Analysis.    JPMCB generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.    JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement.

Appraisal and Loan-to-Value Ratio.    For each mortgaged property, JPMCB obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the mortgaged property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, JPMCB may also obtain a value on an ‘‘as-stabilized’’ basis. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower.    JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment.    Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies violations that would require cleanup, remedial action or other responses estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have other environmental insurance policies. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans— Hazard, Liability and Other Insurance’’ in this prospectus supplement.

Physical Assessment Report.    Prior to origination, JPMCB obtains a physical assessment report (‘‘PAR’’) for each mortgaged property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy.    The borrower is required to provide, and JPMCB reviews, a title insurance policy for each mortgaged property. The title insurance policy must generally meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance.    The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the mortgaged property. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans —Hazard, Liability and Other Insurance’’ in this prospectus supplement.

IXIS Real Estate Capital Inc.

General.    IXIS Real Estate Capital Inc. (‘‘IXIS RE’’), formerly known as CDC Mortgage Capital Inc., is a New York corporation. IXIS RE is a wholly-owned subsidiary of IXIS Capital Markets North America Inc., which is more than a 95% owned subsidiary of IXIS North America Inc., a wholly owned subsidiary of IXIS Corporate & Investment Bank (‘‘IXIS CIB’’), a fully licensed bank under French laws. The executive offices of IXIS RE are located at 9 West 57th Street, New York, New York 10019 (telephone number (212) 891-6152).

IXIS RE primarily engages in originating, purchasing and securitizing commercial and residential mortgage loans. IXIS RE also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. IXIS CIB and its affiliates are engaged in a wide range of banking and investment banking activities in France and internationally. IXIS RE is an affiliate of IXIS Securities North America Inc., one of the underwriters.

IXIS RE’s Commercial Real Estate Securitization Program.    IXIS RE’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for IXIS RE’s securitization program. Substantially all mortgage loans originated by IXIS RE are sold to securitizations as to which IXIS RE acts as a mortgage loan seller. IXIS RE, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in 1998. As of December 31, 2005, the total amount of commercial mortgage loans originated and securitized by IXIS RE and its predecessors is in excess of $7 billion. In its fiscal year ended December 31, 2005, IXIS RE securitized in excess of $2.8 billion of commercial mortgage loans.

IXIS RE’s annual commercial mortgage loan originations have grown from approximately $870 million in 1999 to approximately $3.4 billion in 2005. The commercial mortgage loans originated by IXIS RE include both fixed- and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. IXIS RE primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. IXIS RE originates loans in every state.

IXIS RE originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, IXIS Capital Markets North America Inc., and with other underwriters, IXIS RE works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. IXIS RE currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither IXIS RE nor any of its affiliates currently act as servicer of the mortgage loans in its securitization.

IXIS RE’s Underwriting Guidelines and Processes.

Loan Analysis and Approval.    Conduit mortgage loans originated by IXIS RE will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—IXIS RE’s Underwriting Guidelines and Processes’’ section.

The IXIS RE credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower is examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the IXIS RE underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators.

Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from IXIS RE and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    IXIS RE’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, IXIS may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, IXIS RE’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by IXIS there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 attached hereto may differ from the amount calculated at the time of origination. In addition, IXIS RE’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement.

Escrow Requirements.    IXIS RE often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. IXIS RE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by IXIS RE.

Appraisals.    IXIS RE requires that the mortgaged property for a prospective mortgage loan be appraised by a state certified appraiser within the state such mortgaged property is located. In addition, IXIS RE requires that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

Environmental Assessments.    IXIS RE may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, IXIS RE may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, IXIS RE might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when IXIS RE or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, IXIS RE may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, IXIS RE may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, IXIS RE will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    Generally a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination process, IXIS RE generally examines whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Eurohypo AG, New York Branch

Eurohypo AG, New York Branch (‘‘Eurohypo’’) is the New York branch of Eurohypo Aktiengesellschaft (‘‘Eurohypo AG’’), a German banking corporation. Eurohypo AG was formed in September 2002 by the merger of real estate banking subsidiaries of Allianz Group/Dresdner Bank, Deutsche Bank and Commerzbank. In January 2003, Allianz Group/Dresdner Bank’s U.S. Real Estate Investment Banking Group was merged into the newly formed Eurohypo AG. As of April 2006, Commerzbank has acquired the interests held by Deutsche Bank and Allianz Group/Dresdner Bank. Eurohypo has offices in New York, Chicago and Los Angeles, and its principal offices are located at 1114 Avenue of the Americas, New York, New York 10036.

Eurohypo’s primary business is the underwriting, origination, co-origination, participation, syndication and sale of loans secured by commercial or multifamily properties. Eurohypo originates loans both for its own portfolio and for securitization, utilizing separate criteria, processes and execution strategies for each. Mortgage loans originated by Eurohypo for its own portfolio may include loans that have structural features that may make them unsuitable for securitization. Some of these mortgage loans may be included in a securitization at a later time if at such time Eurohypo deems it desirable to do so. Eurohypo also originates mezzanine debt. Eurohypo sells some of loans that it originates through CMBS securitizations. Eurohypo began originating and securitizing commercial loans in 2003. As of June 30, 2006, the total amount of mortgage loans originated by Eurohypo since 2003 was approximately $14.9 billion, of which approximately $5.2 billion has been securitized. Eurohypo securitized approximately $428 million in 2003, $318 million in 2004, $2.713 billion in 2005, and $1.6 billion in 2006 (excluding this securitization).

The commercial mortgage loans originated by Eurohypo include both fixed and floating rate loans and both conduit loans and large loans. In the U.S., Eurohypo primarily originates loans secured by retail, office, multifamily, industrial and hospitality properties, but also originates loans secured by self storage, manufactured housing communities, parking garages, land subject to a ground lease, mixed use properties and other commercial property types.

As a sponsor, Eurohypo originates mortgage loans, and together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. Eurohypo has acted as a loan seller to one commercial mortgage transaction in which Credit Suisse First Boston acted as depositor, and has acted as a loan seller to several commercial mortgage transactions in which Wachovia Bank acted as depositor. Eurohypo has also participated in the LDP Program in which JPMCB, Nomura, PNC Bank and other financial institutions generally are or have been loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of June 30, 2006, Eurohypo securitized approximately $3.6 billion through the LDP program.

Neither Eurohypo nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Eurohypo sells the right to be appointed servicer of its securitized loans to third-party servicers, including Midland Loan Services, Inc., Wachovia Bank National Association and Capmark Finance Inc., among others.

Eurohypo is also a Mortgage Loan Seller and an affiliate of Commerzbank Capital Markets Corp., which is acting as an underwriter for this transaction.

Eurohypo’s Underwriting Guidelines and Processes.

Generally, all of the Eurohypo loans intended to be sold into the securitization were originated or co-originated by Eurohypo. In general, mortgage loans which Eurohypo intends to securitize are generally originated in accordance with the underwriting criteria described in the paragraphs below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The below underwriting criteria are general, and in several instances exceptions to one or more of these guidelines may be approved. Consequently, there can be no assurance that every mortgage loan will comply in all respects with the general guidelines described in the paragraphs below. Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

Loan Analysis.    Generally, Eurohypo performs both a credit analysis and collateral analysis with respect to each loan applicant and mortgage loan. The credit analysis of the borrower and certain key principals of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Borrowers are generally required to be single-purpose entities although depending on the size of the mortgage loan are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis, to the extent available and/or applicable, of the recent historical property operating statements, rent rolls and certain tenant leases. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Eurohypo’s collateral analysis also includes a review of third party appraisals, as well as environmental and property condition reports.

Loan Approval.    Prior to closing, all mortgage loans must be presented to a committee which includes senior personnel from Eurohypo, which committee may then submit the mortgage loan to Eurohypo’s credit department for approval. Eurohypo’s credit department may approve the proposed mortgage loan, decline the proposed mortgage loan, request additional due diligence, or modify the terms and/or conditions of the proposed mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    Eurohypo’s underwriting includes a calculation of the debt service coverage ratio (‘‘DSCR’’) and loan to value ratio (‘‘LTV’’) in connection with the origination of a loan. Eurohypo’s underwriting criteria generally require a minimum DSCR of 1.20x and maximum LTV of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics for particular mortgage loans. In addition, with respect to certain mortgage loans originated by Eurohypo, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DCSR and/or a higher LTV, if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The DSCR is generally calculated as underwritten net cash flow from the property as determined by Eurohypo divided by required payments on the mortgage loan based on the actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a highly subjective number based on a variety of assumptions regarding revenues and expenses with respect to the related property. For example, revenues or expenses may be expected to rise or fall based on property, submarket, market or industry norms or trends. In such cases, Eurohypo may choose to normalize certain income and/or expense items.

The LTV, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the debt facility divided by the estimated value of the related property based on an appraisal.

Escrow Requirements.    Generally, Eurohypo may require borrowers to fund various escrows for real estate taxes, property insurance, immediate repairs and replacement reserves. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given escrow. Eurohypo conducts a case-by-case analysis to determine the need for a particular escrow. Consequently, the above escrows are not established for every mortgage loan originated by Eurohypo.

In some cases major tenants and/or a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, in certain cases, reserves may be funded (either at closing and/or during the term of the mortgage loan) to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

In some cases, cash reserves or letters of credit are posted by the borrower as additional security for the mortgage loan which may be released to the borrower upon the satisfaction of certain performance related conditions including, the property achieving a certain DSCR, occupancy level or LTV.

Assessment of Property Condition.    As part of the underwriting process, Eurohypo generally obtains the property assessments and reports described below:

Appraisal.    Eurohypo requires that the mortgaged property be appraised by a state certified appraiser within the state the mortgaged property is located. Eurohypo requires that the appraisal is made in conformity with Federal Reserve Board regulations, the Uniform Standards of Professional Appraisal Practice (‘‘USPAP’’) as approved by the Appraisal Standards Board of the Appraisal Foundation and FIRREA Title XI, 12 CFR Part 323 (FDIC) and 12 CFR Part 34 (RTC). In general, such appraisals represent the analysis and opinions of the respective appraisers as of the date of valuation, and are not guarantees of, and may not be indicative of, present or future value.

Environmental Assessment.    At origination, Eurohypo generally requires an environmental site assessment (‘‘ESA’’) with respect to the mortgaged property prepared by an environmental consulting firm. In certain cases, Eurohypo may utilize an update of a prior ESA or a desktop review. Depending on the findings of the ESA, Eurohypo may require additional due diligence and/or environmental testing, such as a Phase II environmental assessment with respect to a mortgaged property. In cases in which the ESA identifies environmental conditions, Eurohypo generally requires the borrower to carry out remediation activities as recommended by such environmental consulting firm, to establish an operations and maintenance plan, to place sufficient funds in escrow or post a letter of credit at the time of origination to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the mortgaged property or execute an indemnity agreement with respect to such condition. An ESA conducted at any particular mortgaged property, however, will not necessarily identify all potential environmental issues.

Property Condition Assessment.    In connection with the origination process, Eurohypo generally requires an independent licensed engineer to inspect the mortgaged property. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at the mortgaged property. Based on the resulting report, Eurohypo will determine its response to any recommended repairs, corrections or replacements and any identified deferred maintenance. In general, cash reserves may be established, or other security may be obtained, to fund or secure the payment of any material estimated deferred maintenance or replacement items.

Seismic Report.    Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination process, Eurohypo will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Nomura Credit & Capital, Inc.

General.    Nomura Credit & Capital, Inc. (‘‘Nomura’’) is a Delaware corporation, which is a direct wholly owned subsidiary of Nomura Holdings America Inc. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura is an affiliate of Nomura Securities International, Inc., one of the underwriters.

Nomura’s Securitization Program.    Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $441.0 million, $951.8 million, $2.0 billion and $3.7 billion of commercial mortgage loans during the calendar years 2002, 2003, 2004 and 2005, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura’s Underwriting Guidelines and Processes.

Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Nomura’s Underwriting Guidelines and Processes’’ section.

Loan Analysis.    Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third-party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.    Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this ‘‘—Nomura’s Underwriting Guidelines and Processes’’ section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

PNC Bank, National Association

General.    PNC Bank, National Association, a national banking association (‘‘PNC Bank’’), is a sponsor and one of the Mortgage Loan Sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., one of the Master Servicers, and PNC Capital Markets LLC, one of the underwriters.

PNC Bank is a wholly owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation (‘‘PNC Financial’’) and is PNC Financial’s principal bank subsidiary. As of December 31, 2005, PNC Bank, National Association had total consolidated assets representing 89.9% of PNC Financial’s consolidated assets. PNC Bank’s business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

PNC Bank’s Commercial Real Estate Securitization Program.    PNC Bank and a predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland Loan Services, Inc., which acquired the businesses and operations of Midland Loan Services, L.P. (‘‘Midland LP’’). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of PNC Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

As of June 30, 2006, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $11.2 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $11.1 billion in approximately 38 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $1.2 billion of these loans were included in securitizations under the Depositor’s ‘‘Large Diversified Pool’’ program. In its fiscal year ended December 31, 2005, PNC Bank originated over $3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $3.0 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately $743 million in such loans for securitization.

The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement).

Servicing.    Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization. Midland Loan Services, Inc. will act as a Master Servicer in this transaction. See ‘‘Transaction Parties—The Master Servicers’’ in this prospectus supplement for more information.

PNC Bank’s Underwriting Guidelines and Processes.

Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—PNC Bank’s Underwriting Guidelines and Processes’’ section.

Loan Analysis.    The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

(a)    Property Analysis.    PNC Bank generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. PNC Bank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, PNC Bank evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

(b)    Cash Flow Analysis.    PNC Bank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs.

(c)    Appraisal and LTV Ratio.    For each mortgaged property, PNC Bank obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions

Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the mortgaged property and must include an estimate of the then current market value of the property in its then current condition, although in certain cases, PNC Bank may also obtain a value on an ‘‘as stabilized’’ basis. PNC Bank then determines the LTV Ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based upon the value set forth in the appraisal.

(d)    Evaluation of Borrower.    PNC Bank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, intentional misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. PNC Bank evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

(e)    Environmental Site Assessment.    Prior to origination, PNC Bank either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, PNC Bank reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies such violations, that would require cleanup, remedial action or other response estimated to cost a material amount, PNC Bank either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guarantee with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required. Certain of the mortgage loans may also have other environmental insurance policies.

(f)    Physical Assessment Report.    Prior to origination, PNC Bank obtains a physical assessment report (‘‘PAR’’) for each mortgaged property prepared by a qualified structural engineering firm. PNC Bank reviews the PAR to verify that the property is reported to be in satisfactory physical condition and to determine the anticipated cost of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, PNC Bank generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow or obtain a letter of credit in lieu of an escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than 12 months.

(g)    Title Insurance Policy.    The borrower is required to provide, and PNC Bank reviews, a commitment for, and a policy of, title insurance for each mortgaged property. The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in a jurisdiction where the mortgaged property is located; (2) the policy must be in an amount equal to the original principal balance of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (5) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

(h)    Property Insurance.    The borrower is required to provide, and PNC Bank reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightening, explosion, smoke, wind storm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as PNC Bank may require based on the specific characteristics of the mortgaged property.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank. The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement.

Escrow Requirements.    PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

The Depositor

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See ‘‘The Depositor’’ in the prospectus.

Significant Obligor

The Mortgaged Property that secures the Park La Brea Apartments Loan represents approximately 12.6% of the Initial Pool Balance (approximately 64.9% of the Initial Loan Group 2 Balance). See Annex A-1 and Annex A-3 to this prospectus supplement.

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMCB, Eurohypo AG, New York Branch, IXIS Real Estate Capital Inc., Nomura Credit & Capital, Inc., PNC Bank, National Association and AIG Mortgage Capital, LLC. JPMorgan Chase Bank, N.A. is also the Swap Counterparty and is an affiliate of each of the Depositor and J.P. Morgan Securities Inc., one of the underwriters. IXIS Real Estate Capital Inc. is an affiliate of IXIS Securities North America Inc., one of the underwriters. Eurohypo AG, New York Branch is an affiliate of Commerzbank Capital Markets Corp., one of the underwriters. Nomura Credit & Capital, Inc. is an affiliate of Nomura Securities International, Inc., one of the underwriters. PNC Bank, National Association is an affiliate of each of Midland Loan Services, Inc., one of the master servicers, and PNC Capital Markets LLC, one of the underwriters.

JPMorgan Chase Bank, N.A.

See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement for a discussion relating to JPMorgan Chase Bank, N.A.

IXIS Real Estate Capital Inc.

See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement for a discussion relating to IXIS Real Estate Capital Inc.

Eurohypo AG, New York Branch

See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement for a discussion relating to Eurohypo AG, New York Branch.

Nomura Credit & Capital, Inc.

See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement for a discussion relating to Nomura Credit & Capital, Inc.

PNC Bank, National Association

See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement for a discussion relating to PNC Bank, National Association.

AIG Mortgage Capital, LLC

AIG Mortgage Capital, LLC

AIG Mortgage Capital, LLC (‘‘AIGMC‘‘) is a Delaware limited liability company. American International Group, Inc., a Delaware corporation (‘‘AIG‘‘) is the ultimate parent of AIGMC. AIG is also the ultimate parent of AIG Global Investment Corp., a New Jersey corporation (‘‘AIGGIC‘‘) which acts as investment advisor to AIGMC in connection with, among other things, AIGMC’s mortgage loan investments. AIGGIC originates commercial mortgage loans through offices in Los Angeles, New York and Houston. AIG is the world’s leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. The mortgage loans originated by AIGMC will be transferred to the Depositor from either AIGMC or SOME II, LLC (an affiliate of AIGMC). AIGMC underwrote and originated each of the AIGMC mortgage loans, will make the representations and warranties with respect to all of the AIGMC mortgage loans and will be the sole responsible party for any breach of such representations and warranties. For the purposes of this prospectus supplement, AIGMC is described as the Mortgage Loan Seller with respect to the mortgage loans sold to the Depositor by AIGMC and SOME II, LLC.

AIGMC's Underwriting Guidelines and Processes

AIGMC, directly or through correspondents, originates multi-family and commercial mortgage loans throughout the United States. AIGMC originates loans both for the balance sheet of its affiliates and securitization. The commercial mortgage loans originated by AIGMC include both fixed and floating rate loans and are primarily secured by, among other things, retail, office, multi-family, industrial, and hospitality properties.

AIGMC has developed guidelines establishing certain procedures with respect to underwriting as described more fully below. The underwriting analysis includes both a credit and collateral evaluation for each mortgage loan it originates. In some instances, one or more provisions of the guidelines were waived or modified by AIGMC at origination where it was determined not to adversely affect the related mortgage loan in any material respect.

Credit Analysis.    AIGMC evaluates the financial capacity of the borrower and its principals for each mortgage loan originated. Generally, borrowers are required to be single-purpose entities, although exceptions may be made on a case-by-case basis. The credit analysis generally includes the review of financial statements, a credit check, a check of bank or lender references, a litigation search, a background check, and prior experience as an owner and operator of commercial real estate properties. Although the mortgage loans are generally non-recourse in nature, the borrower and/or certain principals of the borrower may be required to assume legal responsibility for liabilities related to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements.

Collateral Analysis.    The collateral analysis includes a review of historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements as provided by the borrower. As part of the AIGMC underwriting guidelines, an internal cashflow analysis is prepared based on a variety of assumptions regarding revenues and expenses to determine a debt service coverage ratio. AIGMC's underwriting policy generally requires an acceptable debt service coverage ratio based on the unique characteristics of a particular property in an amount sufficient to pay debt service on the mortgage loan and any other loans secured by liens on the mortgaged property. In addition, a member of the AIGMC underwriting team generally visits the mortgaged property for a site inspection to evaluate the location, quality and competitiveness of the collateral. The site inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation center, employment sources, retail areas and educational or recreational facilities. Third party reports including appraisals, environmental reports, engineering reports and seismic reports (if applicable) are also reviewed and incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, mortgage loans to be originated must be approved by one or more specified loan officers, senior management of AIGMC or the investment loan committee, as applicable, based upon the size and nature of the loan.

Appraisal and Loan-to Value Ratio.    AIGMC obtains an appraisal prepared and signed by a Member of the Appraisal Institute (MAI) and certified in the state where the mortgaged property is located. The appraisal is a full narrative report prepared and certified in accordance with the Uniform Standard of Professional Appraisal Practice (USPAP) as approved by the Appraisal Standards Board of the Appraisal Foundation and FIRREA Title XI, 12 CFR Part 323 (FDIC) arid 12 CFR Part 34 (RTC). Properties are valued on an ‘‘As Is’’ stabilized basis and include the three valuation approaches: income, cost and sales. Adjustments made to comparable data and other variables in performing the three approaches to value are to be quantified by market evidence. AIGMC then determines the loan-to-value ratio of the mortgage loan based on the value set forth in the appraisal.

Environmental Site Assessment.    At origination, AIGMC obtains or updates an environmental site assessment (‘‘ESA’’) for the mortgaged property prepared by an environmental consulting firm. Depending of the findings of the ESA, additional due diligence and or/environmental testing, such as a Phase II ESA, maybe be required. AIGMC generally requires the borrower to remediate any deficiencies that are summarized in the ESA and to complete the ESA recommendations within a specific timeframe. AIGMC may generally require the borrower to establish an operations and maintenance plan to complete such recommendations, place sufficient cash reserves in escrow or post a letter of credit to ensure funds are available to complete such recommendations, obtain an environmental insurance policy for the mortgaged property, or execute an indemnity agreement with respect to any conditions contained in the ESA.

Engineering Report.    AIGMC obtains an engineering report prepared and signed by a licensed engineer. The report will provide an inspection and description of all project buildings and systems, including roofing, pavement, mechanical, electrical, plumbing and life safety systems. AIGMC generally requires the borrower to remediate any deficiencies, code violations, deferred maintenance, and capital expenditure requirements discovered during the inspection within a specific timeframe. Cash reserves may be established, or other security may be obtained, to fund or secure completion of all recommendations.

Zoning and Building Code Compliance.    AIGMC generally examines whether the mortgaged property and the uses thereof comply with all material zoning, building, environmental and land use laws, ordinances, rules, regulations and other similar restrictions and that there is no action or proceeding pending before any court or administrative agency relative to such compliance. Evidence of this compliance may be in the form of: legal opinions, surveys, recorded documents, certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the borrower.

Escrow Requirements.    AIGMC may require borrowers to fund various escrows for real estate taxes, property insurance, immediate repairs and replacement reserves. AIGMC evaluates each mortgage loan on a case-by-case basis to determine the need for a particular escrow or reserve. Consequently, escrows and reserves are not established for every mortgage loan originated and in some mortgage loans, no escrows or reserves are established. AIGMC may accept an alternative to a cash escrow or reserve from a borrower such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower.

Title Insurance Policy.    AIGMC requires an ALTA, CLTA, TLTA or other applicable state equivalent extended coverage mortagee's title insurance policy for each mortgaged property subject only to any exceptions specifically approved by AIGMC at the time of origination. Such title policy is required to be in an amount at least equal to the original principal balance of the mortgage loan.

Property Insurance.    AIGMC obtains and reviews certificates of insurance for the mortgage property. Such insurance generally includes property and casualty insurance on an all risk basis, general liability insurance for bodily injury or death, rent loss or business interruption insurance, boiler and machinery coverage, if applicable, and flood/earthquake insurance, if applicable.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers.

The Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8, the issuing entity, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in the prospectus.

The Trustee, Certificate Registrar, Authenticating Agent and Custodian

LaSalle Bank National Association (‘‘LaSalle’’) will be the trustee, certificate registrar (in that capacity, the ‘‘Certificate Registrar’’), authenticating agent (in that capacity, the ‘‘Authenticating Agent’’) and custodian (in that capacity, the ‘‘Custodian’’) under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.

As compensation for the performance of its routine duties, LaSalle will be paid a fee (the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0006% per annum (the ‘‘Trustee Fee Rate’’) and the Stated Principal Balance of the mortgage loans and be computed in the same manner as interest is calculated on such mortgage loans. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the Trustee, Certificate Registrar, Authenticating Agent and Custodian in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee, Certificate Registrar, Authenticating Agent or Custodian under the Pooling and Servicing Agreement, and not include any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the RREEF Silicon Valley Office Portfolio Companion Loans. See ‘‘Description of the Pooling Agreements— The Trustee,’’ ‘‘—Duties of the Trustee,’’ ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the prospectus.

The Trustee, Certificate Registrar, Authenticating Agent and Custodian and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful misfeasance on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on over 650 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of April 30, 2006, LaSalle’s portfolio of commercial mortgage-backed security transactions for which it currently serves as trustee or paying agent numbers 425. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P and ‘‘Aa3’’ by Moody’s. The Depositor, the Mortgage Loan Sellers, the sponsors, the Master Servicer and the Special Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—JP Morgan 2006-LDP8 or at such other address as the Trustee may designate from time to time.

Using information set forth in this prospectus supplement, the Trustee will develop the cash flow model for the trust. Based on the monthly loan information provided by the Master Servicers, the Trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the Master Servicers, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Master Servicers, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Master Servicers.

In its capacity as custodian, LaSalle will hold the mortgage loan files (except with respect to the mortgage loan files for the RREEF Silicon Valley Office Portfolio loan) exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and IXIS Real Estate Capital Inc., formerly known as CDC Mortgage Capital Inc. (‘‘IXIS’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to IXIS for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by IXIS to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

The Master Servicers

General

There will be two master servicers under the Pooling and Servicing Agreement, Wells Fargo Bank, N.A. and Midland Loan Services, Inc. (each, a ‘‘Master Servicer’’).

Name	No. of Loans	% of Initial Pool Balance
Wells Fargo Bank, N.A.	48	31.5%
Midland Loan Services, Inc.	117	68.5%

Wells Fargo Bank

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’ ), a national banking association, will be one of the master servicers and in this capacity and will be responsible for the master servicing and administration of certain of the mortgage loans (other than the RREEF Silicon Valley Office Portfolio Loan) pursuant to the pooling and servicing agreement. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since 1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and Fitch, Inc. (‘‘Fitch’’). Moody’s does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

As of June 30, 2006, the commercial mortgage servicing group of Wells Fargo Bank was responsible for servicing approximately 10,119 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $83.2 billion, including approximately 8,804 loans securitized in approximately 81 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $78.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage Bankers Association of America, as of December 31, 2005, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

Wells Fargo Bank may appoint one or more sub-servicers to perform all or a portion of its duties under the Pooling and Servicing Agreement. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

Wells Fargo Bank has received an issuer rating of ‘‘Aaa’’ from Moody’s. Wells Fargo Bank’s long term deposits are rated ‘‘Aaa’’ by Moody’s, ‘‘AA’’ by S&P and ‘‘AA+’’ by Fitch.

Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

Midland

Midland Loan Services, Inc. (‘‘Midland’’) will be one of the master servicers and in this capacity will be responsible for the master servicing and administration of certain of the mortgage loans (other than the RREEF Silicon Valley Office Portfolio Loan) pursuant to the pooling and servicing agreement.

Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association (‘‘PNC Bank’’), one of the Mortgage Loan Sellers. Midland is an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as ‘‘STRONG’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland’s conversion to its proprietary Enterprise!® Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standards.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2006, Midland was servicing approximately 18,100 commercial and multifamily mortgage loans with a principal balance of approximately $150.7 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,700 of such loans, with a total principal balance of approximately $113.7 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgage-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

Portfolio Growth – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2003	2004	2005
CMBS	$60	$70	$104
Other	$23	$28	$32
Total	$83	$98	$136

The information set forth in this prospectus supplement concerning Midland has been provided by it.

The Special Servicer

J.E. Robert Company, Inc. (the ‘‘Special Servicer’’), a Virginia corporation, will be appointed as Special Servicer of all of the mortgage loans (other than the RREEF Silicon Valley Office Portfolio Loan), and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. JER Investors Trust Inc., an affiliate of the Special Servicer, is anticipated to be the operating advisor and the purchaser of certain of the non-offered certificates with respect to the transaction described in this prospectus supplement. The principal offices of the Special Servicer are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is (703) 714-8000.

The Special Servicer, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

•	Acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

•	Equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

•	Investing in high-yielding real estate loans; and

•	Investing in, and managing as special servicer, unrated, non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

In the ordinary course of business for the Special Servicer and its affiliates, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

The Special Servicer has substantial experience in working out mortgage loans and has been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. The Special Servicer has a special servicer rating of ‘‘CSS1’’ from Fitch. The Special Servicer is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked ‘‘STRONG’’ by S&P. The ratings of the Special Servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

The number of commercial mortgage loan securitizations serviced by the Special Servicer has increased from 10 as of December 31, 2003 to 17 as of December 31, 2005. The Special Servicer acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; and (c) 17 commercial mortgage loan securitizations containing over 1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion.

Since its inception in 1981 and through December 31, 2005, the Special Servicer has resolved over 1,780 mortgage loans, with an aggregate principal balance of over $2.0 billion. Over the past three years, from 2003 through 2005, the Special Servicer has resolved over $475 million of U.S. commercial and multifamily mortgage loans. As of December 31, 2005, the Special Servicer was administering approximately 15 assets as special servicer with an outstanding principal balance of approximately $125 million. Those commercial real estate assets include mortgage loans secured by the same type of income producing properties as those securing the Mortgage Loans backing the certificates.

All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. Certain of the duties of the Special Servicer and the provisions of the Pooling and Servicing Agreement regarding the Special Servicer, including without limitation information regarding the rights and obligations of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the Mortgage Loans are set forth in this prospectus supplement under ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments,’’ ‘‘—Realization Upon Defaulted Mortgage Loans’’ and ‘‘—Rights Upon Event of Default.’’ Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described in this prospectus supplement under ‘‘Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicers, the Special Servicer and the Depositor.’’ Certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement are described in this prospectus supplement under ‘‘Servicing of the Mortgage Loans—General’’. The Special Servicer will service the Specially Serviced Mortgage Loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement, in accordance with the Mortgage Loan documents and applicable laws, and in each case, subject to the Servicing Standard. The Special Servicer is not aware of any unique factors involved in servicing the Mortgage Loans in this transaction.

The Special Servicer has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by the Special Servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to the Special Servicer’s special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the Special Servicer segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holders of the related Companion Loans, if any). This account or accounts shall be an account meeting the requirements of the Pooling and Servicing Agreement. The funds in this account or accounts will not be commingled with the funds of the Special Servicer, or the funds of any of the Special Servicer’s other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

The Special Servicer occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

The Special Servicer does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. The Special Servicer does not have any advancing obligations for principal and interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. The Special Servicer is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements. The Special Servicer has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

The Special Servicer will not have any primary custodial responsibility for original documents evidencing the underlying Mortgage Loans. Under very limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular Mortgage Loans or REO Property. To the extent that the Special Servicer has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the Special Servicer’s policies, procedures and processes.

From time-to-time, the Special Servicer may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. The Special Servicer does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against the Special Servicer, or of which any of its property is the subject, that is material to the Certificateholders.

The Special Servicer is not an affiliate of the Depositor, the Sponsors, the trust, the Master Servicer, the Trustee or any Mortgage Loan Seller of any underlying Mortgage Loans identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized Mortgage Loans between the Special Servicer, on the one hand, and the Depositor, the Sponsors or the trust, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from this transaction, between the Special Servicer, on the one hand, and the Depositor, the Sponsors or the trust, on the other hand, that currently exist or that existed during the past two years.

No securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as special servicer has experienced an event of default as a result of any action or inaction performed by the Special Servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by the Special Servicer with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as special servicer.

The information set forth in this prospectus supplement concerning the Special Servicer has been provided by it.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor special servicer appointed, at any time by the Directing Certificateholder (or, with respect to certain of the AB Mortgage Loans, by the holder of the related AB Subordinate Companion Loan), provided, that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates. See ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this prospectus supplement. With respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office Portfolio Special Servicer may be removed, and a successor RREEF Silicon Valley Office Portfolio Special Servicer appointed at any time by the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders in accordance with the RREEF Silicon Valley Office Portfolio Intercreditor Agreement.

Servicing and Other Compensation and Payment of Expenses

The Master Servicers, the Special Servicer and the Trustee will be entitled to payment of certain fees as compensation for services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicers, the Special Servicer and the Trustee, but such amounts are not payable from amounts that the trust is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the trust and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)	Amount	Source(2)	Frequency
Fees
Servicing Fee / Master Servicers	With respect to the pool of mortgage loans in the trust, the product of the monthly portion of the related annual Servicing Fee Rate(3) calculated on the outstanding principal amount of each mortgage loan in the trust.	First, out of recoveries of interest with respect to that mortgage loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Special Servicing Fee / Special Servicer	With respect to each mortgage loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, the product of the monthly portion of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such mortgage loan or REO Loan.	First, from any revenues received with respect to the related mortgage loan or any related REO Property, and then from general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each mortgage loan that is a Corrected Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject mortgage loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related mortgage loan.	Time to time

Type / Recipient(1)	Amount	Source(2)	Frequency
Liquidation Fee / Special Servicer(5)	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.00% to the related payment or proceeds (exclusive of default interest).	First, from any Liquidation Proceeds and any other revenues received with respect to the related mortgage loan or any related REO Property and then from general funds on deposit in the Certificate Account.	Time to time
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Trustee Fee Rate(6) multiplied by the total outstanding principal amount of each mortgage loan in the trust.
		Out of general funds on deposit in the Certificate Account.	Monthly
Expenses
Servicing Advances / Master Servicers, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loans.	Time to time
Interest on Servicing Advances / Master Servicers, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account.	Monthly

Type / Recipient(1)	Amount	Source(2)	Frequency
Indemnification Expenses / Trustee, Depositor, Master Servicers or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

(1)	If the Trustee succeeds to the position of a Master Servicer, it will be entitled to receive the same fees and expenses of the applicable Master Servicer described in this prospectus supplement less in certain cases a portion of the Servicing Fee as described below.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the applicable Master Servicer or the Trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.

(3)	The Servicing Fee for each mortgage loan will range, on a loan-by-loan basis, from 0.02% per annum to 0.11% per annum, as described below.

(4)	The Special Servicing Fee Rate for each mortgage loan will equal 0.25% per annum, as described in this ’’—Servicing and Other Compensation and Payment of Expenses’’ section.

(5)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Servicing and Other Compensation and Payment of Expenses’’ section.

(6)	The Trustee Fee Rate will equal 0.0006% per annum, as described above under ‘‘—The Trustee’’.

The fee of the Master Servicers (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of the mortgage loans (including the RREEF Silicon Valley Office Portfolio Loan) and the Companion Loans (to the extent permitted under the related intercreditor agreement), and will accrue at a rate (the ‘‘Servicing Fee Rate’’), equal to a per annum rate ranging from 0.02% to 0.11%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be approximately 0.024906% per annum. Pursuant to the terms of the Pooling and Servicing Agreement, Midland will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan it is responsible for servicing and, if provided under the related intercreditor agreement, any related Companion Loan notwithstanding any termination or resignation of Midland as Master Servicer; provided, that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its right to receive that retained portion of its Servicing Fee to another party. In addition to the Servicing Fee, the Master Servicers will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, and provided, further, that the applicable Master Servicer will not be entitled to any fees for defeasances or releases received with respect to the RREEF Silicon Valley Office Portfolio Loan, (2) a specified percentage of all assumption (subject to certain sub-servicing agreements and other than with respect to any fees for assumptions received with respect to the RREEF Silicon Valley Office Portfolio Loan), extension, certain modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the Companion Loans (to the extent permitted under the related intercreditor agreement) that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the processing and/or approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that accrued while the related mortgage loans and the related Companion Loans (to the extent permitted under the related intercreditor agreement) were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related mortgage loans or the related Companion Loans (to the extent applicable) since the Closing Date. The Master Servicers are also authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicers will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicers are also entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the RREEF Silicon Valley Office Portfolio Loan) and the related Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1 to this prospectus supplement. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate. With respect to the AB Subordinate Companion Loans, the Servicing Fee, if any, will be computed and allocated as provided in the related Intercreditor Agreement.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The RREEF Silicon Valley Office Portfolio Loan will be serviced under the RREEF Silicon Valley Office Portfolio Pooling Agreement (including those occasions under the RREEF Silicon Valley Office Portfolio Pooling Agreement when the servicing of the RREEF Silicon Valley Office Portfolio Loan has been transferred from the RREEF Silicon Valley Office Portfolio Master Servicer to the RREEF Silicon Valley Office Portfolio Special Servicer). Accordingly, in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any servicing compensation for the RREEF Silicon Valley Office Portfolio Loan. Only the RREEF Silicon Valley Office Portfolio Special Servicer will be entitled to special servicing compensation on the RREEF Silicon Valley Office Portfolio Loan.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the ‘‘Special Servicing Fee Rate’’). The RREEF Silicon Valley Office Portfolio Whole Loan will be subject to a special servicing fee pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement, which will accrue at a rate equal to 0.25% per annum.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan. The RREEF Silicon Valley Office Portfolio Whole Loan will be subject to a workout fee pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement, which will accrue at a rate equal to 1.00% per annum.

If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or, if such repurchase occurs after such time period, only if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class within the first 90 days after the Special Servicer's determination of the fair value of such Specially Serviced Mortgage Loan (or with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion Loan, provided that the purchase occurs within the first 90 days after such option to purchase first becomes exercisable), the Special Servicer, within the first 90 days after the Special Servicer's determination of the fair value of such Specially Serviced Mortgage Loan, or its assignee (other than an unaffiliated assignee of the Special Servicer which purchases such Specially Serviced Mortgage Loan more than 90 days following the Special Servicer's determination of the fair value of such Specially Serviced Mortgage Loan) or the applicable Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund or (iv) the purchase of any loan by a related mezzanine lender; provided that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender if such purchase by the related mezzanine lender does not occur within 90 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan. The RREEF Silicon Valley Office Portfolio Whole Loan will be subject to a liquidation fee pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement, which will accrue at a rate equal to 1.00% per annum. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

Any Liquidation Fees in respect of the Park La Brea Apartments Loan, the Gas Company Tower Loan and the Tysons Galleria Loan will each be payable out of, and based on, collections on the Park La Brea Apartments Whole Loan, the Gas Company Tower Whole Loan and the Tysons Galleria Whole Loan, respectively.

The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, assumption fees, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, certain modification, waiver, consent and earnout fees received with respect to all mortgage loans (except for the RREEF Silicon Valley Office Portfolio Loan) that are not Specially Serviced Mortgage Loans and that are processed by and/or for which the Special Servicer’s consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loans since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loan.

Although the Master Servicers and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicers or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this prospectus supplement under ‘‘Description of the Certificates—Advances’’ the Master Servicers and the Special Servicer, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicers and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither of the Master Servicers nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicers or the Special Servicer, as applicable, will be responsible for all fees payable to any sub-servicers. See ‘‘Description of the Certificates—Distributions—Method, Timing and Amount’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus.

If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a ‘‘Prepayment Interest Excess.’’ Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a ‘‘Prepayment Interest Shortfall.’’ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicers as additional servicing compensation.

The applicable Master Servicer will be required to deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a ‘‘Compensating Interest Payment’’) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than Specially Serviced Mortgage Loans) it services for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan it services for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum and (B) all Prepayment Interest Excesses received in respect of the mortgage loans it services for the related Distribution Date and (C) to the extent earned on principal prepayments, net investment earnings received by the applicable Master Servicer during such Due Period with respect to the mortgage loan it services subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period earned by that Master Servicer, (B) all Prepayment Interest Excesses with respect to the applicable Master Servicer and (C) to the extent earned on principal prepayments, net investment earnings payable to the applicable Master Servicer for such Due Period received by the applicable Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicers, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and (6) certain rights under a swap contract for the benefit of the Class A-3FL Certificates (the ‘‘Swap Contract’’).

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2006-LDP8 (the ‘‘Certificates’’) will consist of the following classes (each, a ‘‘Class’’): the Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class X Certificates, and the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the ‘‘Senior Certificates.’’ The Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the ‘‘Subordinate Certificates.’’ The Class A-M, Class A-J, Class B, Class C and Class D Certificates are referred to in this prospectus supplement as the ‘‘Subordinate Offered Certificates.’’ The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the ‘‘Residual Certificates.’’

Only the Class A-1, Class A-2, Class A-3A, Class A-3FL, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class X, Class B, Class C and Class D Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

On the Closing Date, the ‘‘Class A-3FL Regular Interest’’ will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The Class A-3FL Regular Interest is not offered by this prospectus supplement. The Depositor will transfer the Class A-3FL Regular Interest to the trust in exchange for the Class A-3FL Certificates. The Class A-3FL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-3FL Regular Interest, the Floating Rate Account and the Swap Contract.

The ‘‘Certificate Balance’’ of any Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) on that Distribution Date. With respect to any Class of Certificates (other than the Class A-3FL Certificates) or the Class A-3FL Regular Interest that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under ‘‘—Distributions—Priority’’ below. The Certificate Balance of the Class A-3FL Certificates will be reduced or increased on each Distribution Date in an amount corresponding to any such reduction or increase in the Certificate Balance of the Class A-3FL Regular Interest. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The initial Certificate Balance of the Class A-3FL Certificates will be equal to the initial Certificate Balance of the Class A-3FL Regular Interest, which is expected to be the balance set forth on the cover of this prospectus supplement. The Class S Certificates, the Class X Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (the ‘‘Notional Amount’’). The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class A-3FL, Class X, Class S, Class R and Class LR Certificates) (the ‘‘Principal Balance Certificates’’) and the Class A-3FL Regular Interest outstanding from time-to-time. The initial Notional Amount of the Class X Certificates will be approximately $3,066,027,770.

The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $233,784,770.

The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loan.

The Offered Certificates (other than the Class A-3FL and Class X Certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class A-3FL Certificates will be offered in minimum denominations of $100,000 initial Certificate Balance. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream’’) and Euroclear Bank, as operator of the Euroclear System (‘‘Euroclear’’) participating organizations, the ‘‘Participants’’), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General.    Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the ‘‘Depositories’’) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (‘‘Indirect Participants’’). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.

Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicers as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicers, the underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates.    Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Upon the occurrence of certain events, as described in the prospectus under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Special Servicer and the Master Servicers will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Distributions

Method, Timing and Amount.    Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in October 2006 (each, a ‘‘Distribution Date’’). The ‘‘Determination Date’’ for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The amount allocated to the Class A-3FL Regular Interest on the business day prior to each Distribution Date will be deposited into the Floating Rate Account on that date, less the portion of that amount, if any, due to the Swap Counterparty under the Swap Contract with respect to the related Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap Contract with respect to the Distribution Date will be deposited into the Floating Rate Account. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

Each Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the ‘‘Certificate Account’’) as described in the Pooling and Servicing Agreement. Each Master Servicer is required to deposit in its Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (for which it is acting as Master Servicer) (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Insurance and Condemnation Proceeds’’) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’)), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the RREEF Silicon Valley Office Portfolio Loan, the Park La Brea Apartments Loan, the Gas Company Tower Loan and AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

The Trustee is required to establish and maintain accounts (the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Lower-Tier Distribution Account’’, each of which may be sub-accounts of a single account (collectively, the ‘‘Distribution Account’’)), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by each Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders (other than the Holders of the Class A-3FL Certificates) and the Class A-3FL Regular Interest as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Master Servicers, Special Servicer and Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement.

Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicers, Special Servicer and Trustee, but such amounts are not payable from amounts that the trust fund is entitled to receive. See ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

The Trustee is required to establish and maintain an ‘‘Interest Reserve Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), the Trustee will be required to deposit amounts remitted by each Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the ‘‘Withheld Loans’’), in an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On the Master Servicer Remittance Date occurring each March (or February if the related Distribution Date is the final Distribution Date), the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Trustee is required to establish and maintain an ‘‘Excess Interest Distribution Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S Certificates. Prior to the applicable Distribution Date, each Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by that Master Servicer prior to the related Determination Date.

The Trustee is required to establish and maintain an account (the ‘‘Gain on Sale Reserve Account’’), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The Trustee is required to establish and maintain a ‘‘Floating Rate Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-3FL Certificates. Promptly upon receipt of any payment or other receipt in respect of the Class A-3FL Regular Interest or the Swap Contract, the Trustee will be required to deposit the same into the Floating Rate Account. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

Each Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (‘‘Permitted Investments’’). Each Master Servicer will be entitled to retain any interest or other income earned on such funds and each Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

The aggregate amount available for distribution to Certificateholders (other than the holders of the Class A-3FL and Class S Certificates) and the Class A-3FL Regular Interest (and thus to the holders of the Class A-3FL Certificates to the extent described in this prospectus supplement) on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(x)    the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account (and with respect to the RREEF Silicon Valley Office Portfolio Loan, only to the extent received by the Trustee pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement and/or the RREEF Silicon Valley Office Portfolio Intercreditor Agreement), as of the related Master Servicer Remittance Date, exclusive of (without duplication):

(1)    all scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’) and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)    all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

(3)    all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)    with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)    Excess Interest;

(6)    all Yield Maintenance Charges;

(7)    all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(8)    any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y)    all P&I Advances made by the applicable Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus; and

(z)    with respect to the Distribution Date occurring in each March (or February if the related Distribution Date is the final Distribution Date), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The aggregate amount available for distributions to the holders of the Class A-3FL Certificates on each Distribution Date (the ‘‘Class A-3FL Available Funds’’) will equal the sum of

(i) the total amount of all principal and/or interest distributions on or in respect of the Class A-3FL Regular Interest with respect to the Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for the Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for the Distribution Date. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

The ‘‘Due Period’’ for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due Period with respect to any mortgage loan with its first due date in October 2006 or November 2006 will begin on the day immediately following the Cut-off Date of such mortgage loan.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority.    On each Distribution Date, for so long as the Certificate Balances or Notional Amount of the Certificates (other than the Class A-3FL Certificates) or the Certificate Balance of the Class A-3FL Regular Interest have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently, (i) on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X Certificates from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, in reduction of the Certificate Balances of those Classes, concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB Planned Principal Balance, (B) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, (C) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (B) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero, (D) then (i) prior to January 15, 2013, (a) first to the Class A-3B Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates is reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3B Certificates is reduced to zero and then (b) pro rata, based on Certificate Balances, to the Class A-3A Certificates and the Class A-3FL Regular Interest, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above, the payments to the Class A-3B Certificates referenced above and the payments specified in clause (ii) below have been made on such Distribution Date, pro rata, based on Certificate Balances, to the Class A-3A Certificates and the Class A-3FL Regular Interest until the Certificate Balance of the Class A-3A Certificates and the Class A-3FL Regular Interest are reduced to zero, and (II) on or after January 15, 2013, (a) first, pro rata, based on Certificate Balances, to the Class A-3A Certificates and the Class A-3FL Regular Interest, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, pro rata, based on Certificate Balances, to the Class A-3A Certificates and the Class A-3FL Regular Interest until the Certificate Balance of the Class A-3A Certificates and the Class A-3FL Regular Interest are reduced to zero and then (b) to the Class A-3B Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above, the payments to the Class A-3A Certificates and the Class A-3FL Regular Interest referenced above and the payments specified in clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3B Certificates is reduced to zero, (E) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C) and (D) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C) and (D) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-4 Certificates is reduced to zero, and (F) to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E) and (F) above have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest to zero, to the Class A-M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Sixth, to the Class A-M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest and Class A-M Certificates to zero, to the Class A-J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest and Class A-M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Ninth, to the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates and Class A-J Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twelfth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifteenth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Eighteenth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-first, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-fourth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-seventh, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirtieth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-second, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-first, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-fourth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-seventh, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-eighth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fiftieth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-3FL Certificates), Class A-3FL Regular Interest, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-first, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Fifty-second, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or Class A-3FL Regular Interest in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest without regard to the priorities set forth above and without regard to Loan Groups or the Class A-SB Planned Principal Balance.

Distributions on the Class A-3FL Certificates.    On each Distribution Date, for so long as the Certificate Balance of the Class A-3FL Regular Interest (and, correspondingly, the Class A-3FL Certificates) has not been reduced to zero, the Trustee is required to apply amounts on deposit in the Floating Rate Account to the extent of the Class A-3FL Available Funds, in the following order of priority:

First, to the Class A-3FL Certificates in respect of interest, up to an amount equal to the Class A-3FL Interest Distribution Amount;

Second, to the Class A-3FL Certificates in respect of principal, the Class A-3FL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

Third, to the Class A-3FL Certificates until all amounts of Collateral Support Deficit previously allocated to the Class A-3FL Certificates, but not previously reimbursed, have been reimbursed in full. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

Pass-Through Rates.    The interest rate (the ‘‘Pass-Through Rate’’) applicable to each Class of Certificates and the Class A-3FL Regular Interest (other than the Class S and the Residual Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 5.2410%.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 5.2890%.

The Pass-Through Rate on the Class A-3A Certificates is a per annum rate equal to 5.3880%.

The Pass-Through Rate on the Class A-3FL Regular Interest is a per annum rate equal to 5.3140%.

The Pass-Through Rate on the Class A-3FL Certificates is a per annum rate equal to LIBOR plus 0.1600%; provided, however, under certain circumstances described under ‘‘Description of the Swap Contract—The Swap Contract’’ in this prospectus supplement, the Pass-Through Rate on the Class A-3FL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-3FL Regular Interest.

The Pass-Through Rate on the Class A-3B Certificates is a per annum rate equal to 5.4470%.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 5.3990%.

The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to 5.3700%.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 5.3970%.

The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to 5.4400%.

The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to 5.4800% subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 5.5200% subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.5490% subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 5.6180% subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate minus 0.4070%.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate minus 0.2300%.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate minus 0.1310%.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.0970% subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.0970% subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.0970% subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.0970% subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.0970% subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.0970% subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 5.0970% subject to a maximum rate equal to the WAC Rate.

The term ‘‘LIBOR’’ means, with respect to the Class A-3FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Trustee to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by the Trustee will be binding absent manifest error.

The ‘‘LIBOR Determination Date’’ for the Class A-3FL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A ‘‘LIBOR Business Day’’ is any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England and New York, New York.

The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.5783% per annum. The Pass-Through Rate for the Class X Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class A-3FL, Class S, Class R and Class LR Certificates) and the Class A-3FL Regular Interest, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-9 of this prospectus supplement. The Pass-Through Rate on the Class A-3FL Regular Interest for the first Distribution Date is expected to be a per annum rate equal to 5.3140%.

The ‘‘WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the applicable Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year (in either case, unless the related Distribution Date is the final Distribution Date) or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

‘‘Administrative Cost Rate’’ as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

‘‘Mortgage Rate’’ with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

‘‘Excess Interest’’ with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

Interest Distribution Amount.    Interest will accrue for each Class of Certificates (other than the Class A-3FL Certificates, Class S Certificates and Residual Certificates) and the Class A-3FL Regular Interest during the related Interest Accrual Period. The ‘‘Interest Distribution Amount’’ of any Class of Certificates (other than the Class A-3FL Certificates, Class S Certificates and Residual Certificates) or the Class A-3FL Regular Interest for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that Class of Certificates or the Class A-3FL Regular Interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest from Recoveries for such Class or the Class A-3FL Regular Interest, to the extent not previously paid, for all prior Distribution Dates. The ‘‘Class A-3FL Interest Distribution Amount’’ will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-3FL Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-3FL Certificates for all previous Distribution Dates. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

‘‘Accrued Interest from Recoveries’’ in respect of each Distribution Date and any Class of Certificates (other than the Class X, Class A-3FL, Class S and the Residual Certificates) and the Class A-3FL Regular Interest that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Class S Certificates, Residual Certificates and Class A-3FL Certificates) and the Class A-3FL Regular Interest for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. With respect to the Class A-3FL Certificates, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date and will be calculated on an Actual/360 Basis; provided, however, if the Pass-Through Rate for the Class A-3FL Certificates converts to a fixed rate, the Interest Accrual Period for that Class will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

The ‘‘Distributable Certificate Interest’’ in respect of each Class of Certificates (other than the Class A-3FL Certificates, the Class S Certificates and the Residual Certificates) and the Class A-3FL Regular Interest for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-3FL Regular Interest for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates’ or Class A-3FL Regular Interest’s, as the case may be, allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the applicable Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’).

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Class A-3FL Certificates, the Class S Certificates, the Residual Certificates and the Class X Certificates) and the Class A-3FL Regular Interest will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates or the Class A-3FL Regular Interest, as the case may be, for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class A-3FL Certificates, the Class S Certificates, the Residual Certificates and the Class X Certificates) for the related Distribution Date. Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class A-3FL Regular Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the Class A-3FL Certificateholders. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

Principal Distribution Amount.    So long as (i) either the Class A-4 or the Class A-SB Certificates and (ii) the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either (i) each of the Class A-4 and Class A-SB Certificates or (ii) the Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of ‘‘Group 2 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 2 Principal Distribution Amount’’, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

The ‘‘Group 2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of ‘‘Group 1 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of ‘‘Group 1 Principal Distribution Amount’’, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicers or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the applicable Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the applicable Master Servicer or the Trustee, as the case may be, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the business day immediately preceding the related Master Servicer Remittance Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the applicable Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-3FL Regular Interest on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term ‘‘Group 1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term ‘‘Group 2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

The ‘‘Class A-SB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex F to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this prospectus supplement. Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex F to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates and the Class A-3FL Regular Interest have been reduced to zero, any portion of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

With respect to any Distribution Date, the ‘‘Class A-3FL Principal Distribution Amount’’ will be an amount equal to the amount of principal allocated in respect of the Class A-3FL Regular Interest on that Distribution Date. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Swap Contract’’ in this prospectus supplement.

Certain Calculations with Respect to Individual Mortgage Loans.    The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The ‘‘Stated Principal Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the Certificates or the Class A-3FL Regular Interest, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (including any REO Property with respect to the RREEF Silicon Valley Office Portfolio Whole Loan held pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement) (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the applicable Master Servicer or Special Servicer, will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the applicable Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable Master Servicer as if received on the predecessor mortgage loan.

Excess Interest.    On each Distribution Date, the Trustee is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the Class S Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Trustee to the holders of each Class of Offered Certificates (excluding the Class A-3FL and Class X Certificates), the Class A-3FL Regular Interest and the Class E, Class F, Class G and Class H Certificates in the following manner: the holders of each Class of Offered Certificates (excluding the Class A-3FL and Class X Certificates), the Class A-3FL Regular Interest and the Class E, Class F, Class G and Class H Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or the Class A-3FL Regular Interest, as applicable, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the Class A-3FL Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of Certificates and the Class A-3FL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

On any Distribution Date, for so long as the Swap Contract is in effect, Yield Maintenance Charges distributable in respect of the Class A-3FL Regular Interest will be payable to the Swap Counterparty and on any Distribution Date on which the Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-3FL Regular Interest will be distributable to the holders of the Class A-3FL Certificates. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

The ‘‘Base Interest Fraction’’ with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-3FL Regular Interest is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates or the Class A-3FL Regular Interest, as applicable, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X Certificates entirely.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	May 15, 2011
Class A-2	September 15, 2011
Class A-3A	July 15, 2013
Class A-3FL	July 15, 2013
Class A-3B	September 15, 2014
Class A-4	August 15, 2016
Class A-SB	November 15, 2015
Class A-1A	August 15, 2016
Class X	N/A
Class A-M	August 15, 2016
Class A-J	September 15, 2016
Class B	September 15, 2016
Class C	September 15, 2016
Class D	September 15, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above (other than with respect to the Class X Certificates) were calculated on the basis of a 0% CPR and assuming the ARD Loan is prepaid in full on its respective Anticipated Repayment Date. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The Rated Final Distribution Date for each Class of Offered Certificates will be May 15, 2045. See ‘‘Ratings’’ in this prospectus supplement.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

•	the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M Certificates, and

•	the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates).

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes.

The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the ‘‘Non-Offered Subordinate Certificates’’), to the holders of the Class C Certificates by the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J Certificates by the subordination of the Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-M Certificates by the subordination of the Class A-J, Class B, Class C and Class D Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest that are still outstanding, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1

Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates, until their Certificate Balance has been reduced to zero, fourth, (A) prior to January 15, 2013, to the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances have been reduced to zero and (B) on and after January 15, 2013, first, to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances have been reduced to zero and then to the Class A-3B Certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero, sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest are still outstanding, first to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates, until their Certificate Balance has been reduced to zero, fourth, (A) prior to January 15, 2013, to the Class A-3B Certificates, until their Certificate Balance has been reduced to zero and then to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances have been reduced to zero and (B) on and after January 15, 2013, first to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances have been reduced to zero and then to the Class A-3B Certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Certificates until their Certificate Balance has been reduced to zero and sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, for so long as they are outstanding, of the entire Principal Distribution Amount (remaining after allocation of principal to the Class A-SB Certificates until the Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance, as applicable) with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates and the remaining Non-Offered Certificates (other than the Class S Certificates and the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the Class X Certificates and the Residual Certificates) with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the applicable Master Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S and Class X Certificates and the Residual Certificates) and Class A-3FL Regular Interest after giving effect to distributions of principal on that Distribution Date (any deficit, ‘‘Collateral Support Deficit’’). The Trustee will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates (other than the Class A-3FL, Class S and Class X Certificates and the Residual Certificates) and the Class A-3FL Regular Interest as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates (or, in the case of the Class A-3FL Certificates, a reduction in Certificate Balance corresponding to any Collateral Support Deficit allocated to the Class A-3FL Regular Interest) will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates will be reduced if the Certificate Balances of the other Classes of Certificates (other than the Class A-3FL Certificates, the Class S Certificates and the Residual Certificates) or the Class A-3FL Regular Interest are reduced by such loan losses or such Collateral Support Deficits and any Collateral Support Deficit allocated in reduction of the Certificate Balance of the Class A-3FL Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class A-3FL Certificates.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus, certain reimbursements to the Trustee as described under ‘‘Transaction Parties—The Trustee, Certificate Registrar, Authenticating Agent and Custodian’’ in this prospectus supplement, certain reimbursements to the Master Servicers and the Depositor as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicers and the Depositor’’ in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance (or Notional Amount, in the case of the Class X Certificates) is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates (other than the Class X Certificates) or the Class A-3FL Regular Interest in accordance with the payment priorities set forth in ’’—Distributions—Priority’’ above.

Advances

On the business day immediately preceding each Distribution Date (the ‘‘Master Servicer Remittance Date’’), each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will be obligated, except to the extent determined to be non-recoverable as described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the RREEF Silicon Valley Office Portfolio Loan) and any REO Loan during the related Due Period and not received as of the Determination Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The applicable Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan (including the RREEF Silicon Valley Office Portfolio Loan) or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the applicable Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the applicable Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to any AB Subordinate Companion Loan, any RREEF Silicon Valley Office Portfolio Companion Loans, the Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Pari Passu Companion Loan. In addition, neither the applicable Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class A-3FL Certificates.

If an Appraisal Reduction has been made with respect to any mortgage loan (or, in the case of the RREEF Silicon Valley Office Portfolio Whole Loan, an appraisal reduction has been made in accordance with the RREEF Silicon Valley Office Portfolio Pooling Agreement and notice has been provided to the Master Servicer) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal

Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, each Master Servicer (with respect to the mortgage loans for which it is acting as Master Servicer) will also be obligated, and the Special Servicer may be permitted (in each case, subject to the limitations described in this prospectus supplement), to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan (other than the RREEF Silicon Valley Office Portfolio Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the applicable Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The applicable Master Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made for the Park La Brea Apartments Loan or the Gas Company Tower Loan in accordance with the Park La Brea Apartments Intercreditor Agreement, or the Gas Company Tower Intercreditor Agreement, as applicable, the Park La Brea Apartments Pari Passu Companion Loan or the Gas Company Tower Pari Passu Companion Loan, as applicable) and, with respect to a Servicing Advance made with respect to an AB Mortgage Loan, from amounts collected in respect of any related pari passu companion loans and the related AB Subordinate Companion Loan in accordance with the related Intercreditor Agreement, as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (‘‘Related Proceeds’’). Notwithstanding the foregoing, neither the Master Servicers nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’). Each of the Master Servicers and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections) or, if amounts in that Master Servicer’s Certificate Account are not sufficient, from the other Master Servicer’s Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months and any election to so defer or not to defer shall be deemed to be in accordance with the Servicing Standards; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. At any time after such a determination to obtain reimbursement over time, either Master Servicer, the Special

Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. Each of the Master Servicers and the Trustee will be entitled to recover any Advance (together with interest on that Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections on the mortgage loans in the Certificate Account or, if amounts in that Master Servicer’s Certificate Account are not sufficient, from the other Master Servicer’s Certificate Account. A Workout-Delayed Reimbursement Amount will constitute a Nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) determines in its reasonable judgment that such Workout-Delayed Reimbursement Amount would not be recoverable (including interest on the Advance) out of Related Proceeds, or (b) has determined in accordance with the Servicing Standards (in the case of a Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the applicable Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the applicable Master Servicer and the Trustee; however, the Special Servicer will have no obligation to make such an affirmative determination that any P&I Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the applicable Master Servicer or the Trustee. Additionally, with respect to the RREEF Silicon Valley Office Portfolio Loan, if the applicable Master Servicer or the Special Servicer determines that any P&I Advance with respect to the RREEF Silicon Valley Office Portfolio Loan, if made, would be non-recoverable, such determination will not be binding on the RREEF Silicon Valley Office Portfolio Master Servicer or the trustee under the RREEF Silicon Valley Office Portfolio Pooling Agreement as it relates to any proposed P&I Advance with respect to the RREEF Silicon Valley Office Portfolio Companion Loans. Additionally, with respect to the Park La Brea Apartments Loan, if (i) the applicable Master Servicer for the Park La Brea Apartments Loan or any master servicer for a securitization relating to the Park La Brea Apartments Pari Passu Companion Loan determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable and (ii) notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination by any other master servicer for a securitization relating to the Park La Brea Apartments Pari Passu Companion Loan, none of the Master Servicer, the Trustee, the other master servicers or any other party to the related pooling and servicing agreement may make any additional P&I Advances with respect to the Park La Brea Apartments Loan or the Park La Brea Apartments Pari Passu Companion Loan until the Master Servicer has consulted with the other applicable master servicers and they agree that circumstances with respect to the Park La Brea Apartments Whole Loan have changed such that a proposed future P&I Advance would not be a non-recoverable advance. Additionally, with respect to the Gas Company Tower Loan, if any servicer in connection with a subsequent securitization of the Gas Company Tower Pari Passu Companion Loan determines that any P&I Advance with respect to the Gas Company Tower Pari Passu Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the Gas Company Tower Loan. With respect to the Tysons Galleria Loan, if (i) the applicable Master Servicer for the Tysons Galleria Loan or any master servicer for a securitization relating to the Tysons Galleria Pari Passu Companion Loan determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable and (ii) notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination by any other master servicer for a securitization relating to the Tysons Galleria Pari Passu Companion Loan, none of the Master Servicer, the Trustee, the other master servicers or any other party to the related pooling and servicing agreement may make any additional P&I Advances with respect to the Tysons Galleria Loan or the Tysons Galleria Pari Passu Companion Loan until the Master Servicer has consulted with the other applicable master servicers and they agree that circumstances with respect to the Tysons Galleria Whole Loan have changed such that a proposed future P&I Advance would not be a non-recoverable advance. In making such non-recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any determination that an Advance is or would be a Nonrecoverable Advance described in this paragraph will be conclusive and binding on the Certificateholders, the applicable Master Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer and the applicable Master Servicer shall rely conclusively on any non-recoverability determination of the Special Servicer. If the Special Servicer determines that a portion of an Advance is or would be non-recoverable, neither the applicable Master Servicer nor the Trustee will be precluded from determining that the remainder of such Advance is or would be nonrecoverable. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made by the applicable Master Servicer or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any AB Subordinate Companion Loan, any RREEF Silicon Valley Office Portfolio Companion Loan, the Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Pari Passu Companion Loan. No Servicing Advances will be made with respect to any AB

Subordinate Companion Loan, any RREEF Silicon Valley Office Portfolio Companion Loan, Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Pari Passu Companion Loan or Tysons Galleria Pari Passu Companion Loan if the related AB Mortgage Loan, Park La Brea Apartments Loan, Gas Company Tower Loan or Tysons Galleria Loan, as applicable, is no longer part of the trust. Any requirement of the applicable Master Servicer, the Special Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

In connection with its recovery of any Advance, each of the Master Servicers, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest (or, if amounts in that Master Servicer’s Certificate Account are insufficient, the other Master Servicer’s Certificate Account), interest compounded annually, at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. None of the Master Servicers or the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan (except for the RREEF Silicon Valley Office Portfolio Whole Loan), an Appraisal Reduction is required to be calculated. An ‘‘Appraisal Reduction Event’’ will occur on the earliest of:

(1)    120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or a related Companion Loan;

(2)    the date on which a reduction in the amount of Periodic Payments on a mortgage loan or a related Companion Loan, or a change in any other material economic term of the mortgage loan or a related Companion Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3)    the date on which a receiver has been appointed;

(4)    60 days after a borrower declares bankruptcy;

(5)    60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)    90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan or a related Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

(7)    immediately after a mortgage loan or a related Companion Loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan (except for the RREEF Silicon Valley Office Portfolio Whole Loan) as to which any Appraisal Reduction Event has occurred will be an amount calculated by the applicable Master Servicer, based on the appraised value determined by the Special Servicer, in consultation with the Directing Certicateholder, as of the first Determination Date that is at least ten Business Days following the date the Special Servicer receives and delivers to the applicable Master Servicer such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the RREEF Silicon Valley Office Portfolio Loan). On the first Determination Date occurring on or after the tenth Business Day following delivery to the applicable Master Servicer of the MAI appraisal or the completion of the valuation, the applicable Master Servicer will be required to calculate and report to the Directing Certificateholder (and, in the case of the Park La Brea Apartments Whole Loan, the Gas Company Tower Whole Loan or the Tysons Galleria Whole Loan, as applicable, the Park La Brea Apartments Pari Passu Companion Holder, the Gas Company Tower Pari Passu Companion Holder or the Tysons Galleria Note B Holder, as applicable, and the Trustee) the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the applicable Master Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates, then to the Class A-M Certificates, and then to the Class A Certificates (other than the Class A-3FL Certificates), Class X Certificates and the Class A-3FL Regular Interest, pro rata). See ‘‘—Advances’’ above.

With respect to each mortgage loan (other than the RREEF Silicon Valley Office Portfolio Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the applicable Master Servicer is required to redetermine and report to the Directing Certificateholder, each holder of a Companion Loan and the Trustee, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within such 10 business days, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

Pending Directing Certificateholder review of a calculation of an Appraisal Reduction Amount, the Appraisal Reduction Amount in effect prior to such calculation shall remain in effect (or, in the case of an initial calculation, the deemed Appraisal Reduction Amount shall apply).

The RREEF Silicon Valley Office Portfolio Loan is subject to the provisions in the RREEF Silicon Valley Office Portfolio Pooling Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the RREEF Silicon Valley Office Portfolio Pooling Agreement in respect of the RREEF Silicon Valley Office Portfolio Loan will proportionately reduce the applicable Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the RREEF Silicon Valley Office Portfolio Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement, the RREEF Silicon Valley Office Portfolio Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to the RREEF Silicon Valley Office Portfolio Whole Loan will be allocated to the RREEF Silicon Valley Office Portfolio Loan, the RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan, the RREEF Silicon Valley Office Portfolio Floating Rate A Companion Loan and the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan, pro rata, based on their outstanding principal balances.

The Park La Brea Apartments Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction in respect of the Park La Brea Apartments Whole Loan will be allocated to the Park La Brea Apartments Notes on a pro rata basis.

The Gas Company Tower Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction in respect of the Gas Company Tower Whole Loan will be allocated to the Gas Company Tower Notes on a pro rata basis.

The Tysons Galleria Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction calculated with respect to the Tysons Galleria Whole Loan will be allocated first to the Tysons Galleria Subordinate Companion Loan until reduced to zero and then to the Tysons Galleria Loan and the Tysons Galleria Pari Passu Companion Loan, pro rata, based on their outstanding principal balances.

With respect to the AB Mortgage Loans other than the Tysons Galleria Loan, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB Mortgage Loan and the related AB Subordinate Companion Loan, and all resulting Appraisal Reductions will be allocated to the related AB Subordinate Companion Loan until reduced to zero prior to being allocated to the AB Mortgage Loan.

Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Trustee will be required to make available on its website to each holder of a Certificate, the Master Servicers, the underwriters, the Special Servicer, the Directing Certificateholder, each holder of a Companion Loan, each Rating Agency, the Swap Counterparty and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a ‘‘Statement to Certificateholders’’) based in part upon information provided by each Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicers and the Trustee) guidelines setting forth, among other things:

(1)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest, the Class A-3FL Interest Distribution Amount, and with respect to the Class A-3FL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-3FL Regular Interest, which amount is being paid as a result of a Swap Default;

(3)    (A) the aggregate amount of Servicing Advances and P&I Advances, on a loan by loan basis, made in respect of the Distribution Date, and (B) the aggregate amount of Nonrecoverable Advances on a loan by loan basis;

(4)    the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicers and the Special Servicer with respect to the Due Period for the Distribution Date;

(5)    the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7)    the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8)    the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9)    the Available Distribution Amount and the Class A-3FL Available Funds for the Distribution Date;

(10)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

(11)    the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12)    the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13)    the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14)    the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

(15)    the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16)    the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(17)    the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

(18)    a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(19)    a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(20)    all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

(21)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

(22)    the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23)    with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(24)    with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the

Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25)    the aggregate amount of interest on P&I Advances paid to each Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(26)    the aggregate amount of interest on Servicing Advances (other than with respect to the RREEF Silicon Valley Office Portfolio Loan) paid to each Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(27)    the original and then-current credit support levels for each Class of Certificates;

(28)    the original and then-current ratings for each Class of Certificates;

(29)    the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(30)    the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31)    LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

(32)    the amounts received and paid in respect of the Swap Contract;

(33)    identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

(34)    the amount of any (A) payment by the Swap Counterparty under the Swap Contract as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event;

(35)    the amount of and identification of any payments on the Class A-3FL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the Swap Contract;

(36)    a loan-by-loan listing of any material modification, extension or waiver of a mortgage loan; and

(37)    a loan-by-loan listing of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable Mortgage Loan Seller.

Under the Pooling and Servicing Agreement, the applicable Master Servicer is required to provide to the holder of the related AB Subordinate Companion Loan certain other reports, copies and information relating to the applicable AB Mortgage Loan Group.

The Trustee will make available each month the Statements to Certificateholders and the other parties to the Pooling and Servicing Agreement through its website which is initially located at www.etrustee.net. In addition, the Trustee may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Trustee and the Master Servicers) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Trustee receives such information and reports from the Master Servicers, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Trustee will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Trustee’s website, the Trustee may require registration and acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

In addition, copies of each Statement to Certificateholders will be filed with the Securities and Exchange Commission (the ‘‘SEC’’) through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In the case of information furnished pursuant to clauses (1), (2), (10), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

The Trustee will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers’ annual Operating Statements and occupancy rates, to the extent it has received the information from each Master Servicer pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicers, the Directing Certificateholder, the holder of the Park La Brea Apartments Pari Passu Companion Loan, the holder of the Gas Company Tower Pari Passu Companion Loan, each Rating Agency, any designee of the Depositor or any other person to whom the Trustee believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1)    the Pooling and Servicing Agreement and any amendments to that agreement;

(2)    all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

(3)    all officer’s certificates delivered to the Trustee since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(4)    all accountants’ reports delivered to the Trustee since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(5)    the most recent property inspection report prepared by or on behalf of each Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

(6)    copies of the mortgage loan documents;

(7)    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the applicable Master Servicer or the Special Servicer and delivered to the Trustee; and

(8)    any and all statements and reports delivered to, or collected by, the Master Servicers or the Special Servicer, from the borrowers, including the most recent annual property

Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Trustee.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicers will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

The Trustee will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing Agreement via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘Description of Certificates—Reports to Certificateholders’’ relating to the Issuing Entity available through its website promptly after they are filed with the SEC. The Trustee’s internet website will initially be located at ‘‘www.etrustee.net’’. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at 312-904-1487. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

The Pooling and Servicing Agreement will require the Master Servicers and the Trustee, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicers and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicers or the Trustee, as the case may be, to any Certificateholder, the underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Trustee and each Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicers, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Class S Certificates) will not be reduced by the amount allocated to that Class of any Appraisal

Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicers, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders and the Swap Counterparty of all amounts held by the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property remaining in the trust fund, (2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates (other than the Class X Certificates) and the Class E, Class F, Class G and Class H Certificates are no longer outstanding and (b) there is only one holder of the then outstanding Certificates (other than the Class S and the Residual Certificates) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the Trustee to each Certificateholder, the Swap Counterparty and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, each Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicers and the Trustee, plus: (i) the reasonable out of pocket expenses of the applicable Master Servicer related to such purchase, unless the applicable Master Servicer is the purchaser, and (ii) amounts owed under the Swap Contract, if any, and (3) if the RREEF Silicon Valley Office Portfolio Mortgaged Property is an REO Property under the terms of the RREEF Silicon Valley Office Portfolio Pooling Agreement, the allocable portion of the fair market value of the related property, as determined by the RREEF Silicon Valley Office Portfolio Master Servicer in accordance with (2) above. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, each Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements— Certificate Account’’ in the prospectus), will be applied generally as described above under ‘‘—Distributions—Priority’’ in this prospectus supplement.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

DESCRIPTION OF THE SWAP CONTRACT

General

On the Closing Date, the Depositor will transfer the Class A-3FL Regular Interest to the trust in exchange for the Class A-3FL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-3FL Regular Interest, the Swap Contract and the Floating Rate Account.

The Trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the Class A-3FL Regular Interest (the ‘‘Swap Contract’’), with JPMCB (the ‘‘Swap Counterparty’’). The Swap Contract will have a maturity date of the Distribution Date in May 15, 2045 (the same date as the Rated Final Distribution Date of the Class A-3FL Certificates). The Trustee will make available to the Swap Counterparty the Statement to Certificateholders for each Distribution Date, which statement will include LIBOR applicable to the related Interest Accrual Period. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement. The Trustee will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the Swap Contract.

The Significance Percentage with respect to the interest rate swap payments under the Swap Contract is less than 10%. As used in the preceding sentence, ‘‘Significance Percentage’’ refers to the percentage that the amount of the Significance Estimate represents of the aggregate initial principal balance of the Class A-3FL Certificates. ‘‘Significance Estimate’’ refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in JPMCB’s internal risk management process in respect of similar instruments.

The Trustee may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-3FL Certificates the Class A-3FL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

The Swap Contract

The Swap Contract will provide that, so long as the Swap Contract is in effect, (a) on each Distribution Date, commencing in October 2006, the Trustee will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-3FL Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-3FL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-3FL Certificates, and (b) on the business day before each Distribution Date, commencing in October 2006, the Swap Counterparty will pay to the Trustee, for the benefit of the Class A-3FL Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-3FL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-3FL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-3FL Regular Interest, are insufficient to pay all amounts due to the Swap Counterparty under the Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-3FL Certificates, will experience a shortfall in their anticipated yield.

If the Swap Counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc. or at least ‘‘A–’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (a ‘‘Rating Agency Trigger Event’’), the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or if it fails to make a payment to the trust required under the Swap Contract or an early termination date is designated under the Swap Contract in accordance with its terms (each such event, a ‘‘Swap Default’’), then the Trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-3FL Certificates, to enforce the rights of the trust under the Swap Contract as may be permitted by the terms of the Swap Contract and use any termination fees received from the Swap Counterparty (as described below under ‘‘—Termination Fees’’) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-3FL Certificates.

Any conversion to distributions equal to distributions on the Class A-3FL Regular Interest pursuant to a Swap Default will become permanent following the determination by the Trustee or the holders of 25% of the Class A-3FL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-3FL Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-3FL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-3FL Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-3FL Certificates, if notice of the resulting change in payment terms of the Class A-3FL Certificates, is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Trustee will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-3FL Regular Interest for such Distribution Date is actually received by the Trustee.

Termination Fees

In the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for a replacement swap contract, then that termination fee will be distributed to the Class A-3FL Certificateholders.

The Swap Counterparty

JPMCB is the Swap Counterparty under the Swap Contract. JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor and is an affiliate of J.P. Morgan Securities Inc., which is an underwriter.

JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

The long-term certificates of deposit of JPMCB are rated ‘‘Aa2’’ and ‘‘AA–’’ by Moody’s and S&P, respectively, as of the date of this prospectus supplement.

JPMorgan Chase & Co. files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans (including the Park La Brea Apartments Whole Loan, the Gas Company Tower Whole Loan, the Tysons Galleria Whole Loan and the AB Mortgage Loan Groups but excluding the RREEF Silicon Valley Office Portfolio Loan) and any related Companion Loan and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (excluding the RREEF Silicon Valley Office Portfolio Loan) and any REO Properties. The RREEF Silicon Valley Office Portfolio Loan will be serviced in accordance with the RREEF Silicon Valley Office Portfolio Pooling Agreement by the RREEF Silicon Valley Office Portfolio Master Servicer and the RREEF Silicon Valley Office Portfolio Special Servicer and according to the servicing standards provided for in the RREEF Silicon Valley Office Portfolio Pooling Agreement, which require, among other things, that the RREEF Silicon Valley Office Portfolio Master Servicer and the RREEF Silicon Valley Office Portfolio Special Servicer attempt to maximize recovery on all portions of the RREEF Silicon Valley Office Portfolio Whole Loan. All references to ‘‘mortgage loans’’ in this section, ‘‘Servicing of the Mortgage Loans,’’ do not include the RREEF Silicon Valley Office Portfolio Loan and any related REO Property unless otherwise specifically stated. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See ‘‘Description of the Pooling Agreements’’ in the prospectus.

Each of the Master Servicers (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans (including the Whole Loans except the RREEF Silicon Valley Office Portfolio Whole Loan) for which it is responsible. The applicable Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the applicable Master Servicer will remain primarily responsible for the servicing of those mortgage loans).

The Master Servicers and the Special Servicer will be required to service and administer the mortgage loans (including each Whole Loan other than the RREEF Silicon Valley Office Portfolio Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each Whole Loan or mezzanine loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the applicable Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the applicable Master Servicer or the Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Whole Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each mortgage loan with one or more Companion Loans, the holder(s) of the related Companion Loan(s) taking into account the subordinate nature of any related subject AB Subordinate Companion Loan and the pari passu nature of any Companion Loan that is pari passu in right of payment, subject to any rights contained in the related intercreditor agreement) as a collective whole, as determined by the applicable Master Servicer or Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

(A)    any relationship that the applicable Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B)    the ownership of any Certificate or, if applicable, a Companion Loan, by the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

(C)    the applicable Master Servicer’s obligation to make Advances;

(D)    the applicable Master Servicer or the Special Servicer’s, as the case may be, right to receive compensation (or the adequacy thereof) for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)    the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable Master Servicer or the Special Servicer, as the case may be;

(F)    any option to purchase any mortgage loan or Companion Loan it may have; and

(G)    any debt that the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of their respective affiliates (the foregoing, collectively referred to as the ‘‘Servicing Standards’’).

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, each Master Servicer will be responsible initially for the servicing and administration of the mortgage loans it is Master Servicer for (including, if applicable, the Park La Brea Apartments Loan, the Gas Company Tower Loan, the Tysons Galleria Loan and each AB Mortgage Loan). Each Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Pari Passu Companion Loan, the Tysons Galleria Pari Passu Companion Loan and any related AB Subordinate Companion Loan):

(1)    as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, if the borrower delivers a bona fide written refinancing commitment that provides that such refinancing will occur within 60 days of the balloon payment due date and that is otherwise acceptable in form and substance to the Special Servicer prior to the date such balloon payment was due, a servicing transfer event will not occur until the earlier of (x) 60 days following the due date of the balloon payment and (y) the date on which the refinancing commitment terminates;

(2)    as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent;

(3)    as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days, that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)    as to which the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

(5)    as to which, in the judgment of the applicable Master Servicer or the Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6)    as to which a default of which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer with the consent of the Directing Certificateholder) has notice (other than a failure by the related borrower to pay principal or interest) and which the applicable Master Servicer or Special Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to each Whole Loan other than the RREEF Silicon Valley Office Portfolio Whole Loan, the interests of the holders of the related Companion Loans) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

(7)    as to which the applicable Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to each Whole Loan other than the RREEF Silicon Valley Office Portfolio Whole Loan, the interests of the holders of the related Companion Loans), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under ‘‘—Maintenance of Insurance’’ below.

However, the applicable Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including each Whole Loan other than the RREEF Silicon Valley Office Portfolio Whole Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including each Whole Loan other than the RREEF Silicon Valley Office Portfolio Whole Loan) (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including each Whole Loan other than the RREEF Silicon Valley Office Portfolio Whole Loan) serviced by the Special Servicer and any mortgage loans (including each Whole Loan other than the RREEF Silicon Valley Office Portfolio Whole Loan) that have become REO Properties are referred to in this prospectus supplement as the ‘‘Specially Serviced Mortgage Loans.’’ If the Park La Brea Apartments Pari Passu Companion Loan becomes a Specially Serviced Mortgage Loan, then the Park La Brea Apartments Loan will become a Specially Serviced Mortgage Loan. If the Gas Company Tower Loan becomes a Specially Serviced Mortgage Loan, then the Gas Company Tower Pari Passu Companion Loan will become a Specially Serviced Mortgage Loan. If the Tysons Galleria Companion Loans become Specially Serviced Mortgage Loans, then the Tysons Galleria Loan will become a Specially Serviced Mortgage Loan. If any of the AB Subordinate Companion Loans become specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related AB Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. Neither Master Servicer will have any responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement or the performance by the other Master Servicer of its duties under the

Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a ‘‘Corrected Mortgage Loan’’) to the applicable Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan (other than the RREEF Silicon Valley Office Portfolio Loan) that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, each holder of a related Companion Loan, the Master Servicer, the Trustee (upon request) and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

The Directing Certificateholder

The Directing Certificateholder will be entitled to advise the applicable Master Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement. The Directing Certificateholder’s rights with respect to each AB Mortgage Loan are subject to the rights of the holder of the related AB Subordinate Companion Loan to the extent described in ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this prospectus supplement. Except as otherwise described in the succeeding paragraphs below, the applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the applicable Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)    any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under ’’—Realization Upon Defaulted Mortgage Loans’’ below);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt;

(vii)    any property management company changes or franchise changes with respect to a mortgage loan for which the consent or approval of the lender is required under the related loan documents;

(viii)    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan with no material lender discretion;

(ix)    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

(x)    any determination by the Special Servicer of an Acceptable Insurance Default.

provided, that in the event that the applicable Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the applicable Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder’s response.

In addition, the Directing Certificateholder may direct the applicable Master Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the applicable Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions (and, with respect to any Whole Loan, subject to the rights of the holders of the related Companion Loans as described under ‘‘Description of the Mortgage Pool—The Park La Brea Apartments Whole Loan’’, ‘‘—The Gas Company Tower Whole Loan’’, ‘‘—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this prospectus supplement).

With respect to the RREEF Silicon Valley Office Portfolio Whole Loan only, the Directing Certificateholder will not be entitled to exercise the above-described rights, but similar rights under the RREEF Silicon Valley Office Portfolio Pooling Agreement will be exercisable by the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders.

With respect to the Park La Brea Apartments Whole Loan only, the applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions without obtaining the Directing Certificateholder’s approval:

(1)    any modification or amendment of, or waiver with respect to, the Park La Brea Apartments Whole Loan or the Park La Brea Apartments Whole Loan documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment, or any prepayment premium, exit fee or yield maintenance premium payable on the Park La Brea Apartments Whole Loan or a deferral or forgiveness of interest on or principal of the Park La Brea Apartments Whole Loan, a modification or waiver of any other monetary term of the Park La Brea Apartments Whole Loan documents relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Park La Brea Apartments Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring a mortgaged property or any transfer of direct or indirect equity interests in the borrower;

(2)    any modification or amendment of, or waiver with respect to, the Park La Brea Apartments Whole Loan documents that would result in a discounted pay off of the Park La Brea Apartments Whole Loan;

(3)    any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged property securing the Park La Brea Apartments Whole Loan or any acquisition of the related mortgaged property by deed in lieu of foreclosure;

(4)    any proposed or actual sale of the mortgaged property or REO property (other than in connection with (i) the repurchase or replacement of any mortgage loan by the related loan seller for a breach of representation or warranty or for defective or deficient loan documentation, (ii) the sale of defaulted mortgage loans and (iii) the termination of the trust and liquidation of all of the mortgage loans in the trust, in each case as provided in the Park La Brea Apartments Intercreditor Agreement);

(5)    subject to certain exceptions, any proposed or actual sale of the Park La Brea Apartments Whole Loan by the applicable servicer;

(6)    any release of the borrower, any guarantor or other obligor from liability with respect to the Park La Brea Apartments Whole Loan;

(7)    any determination not to enforce a ‘‘due on sale’’ or ‘‘due on encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) as provided in the Pooling and Servicing Agreement (or similar provision in any other servicing agreement, if applicable);

(8)    any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

(9)    any substitution or release of collateral or acceptance of additional collateral for the Park La Brea Apartments Whole Loan including the release of additional collateral for the Park La Brea Apartments Whole Loan unless required by the underlying Park La Brea Apartments Whole Loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a ‘‘curb-cut’’);

(10)    any consent, waiver or approval with respect to any change in the property manager at the mortgaged property;

(11)    adoption or approval of a plan in a bankruptcy of a borrower;

(12)    consenting to any new lease or any amendment, modification, waiver or termination of any lease, in each case to the extent the lender’s approval is required under the Park La Brea Apartments Whole Loan documents; or

(13)    any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the Park La Brea Apartments Whole Loan documents) or any waiver, modification or amendment of any insurance requirements under the Park La Brea Apartments Whole Loan documents;

provided that the Master Servicer or the Special Servicer, as applicable, shall be required to consult, on a non-binding basis, with the holder of the Park La Brea Apartments Pari Passu

Companion Loan (or if the Park La Brea Apartments Pari Passu Companion Loan is in a securitization, the related controlling class representative) in respect of the items set forth above, and shall provide such parties with an opportunity to review any proposed action to be taken in respect thereof.

With respect to the Gas Company Tower Whole Loan only, the applicable Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions without consulting the Directing Certificateholder and the holder of the Gas Company Tower Pari Passu Companion Loan and obtaining the Directing Certificateholder’s written approval:

(1)    any modification or amendment of, or waiver with respect to, the Gas Company Tower Whole Loan or the Gas Company Tower Whole Loan documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment, a modification or waiver of any other monetary term of the Gas Company Tower Whole Loan documents relating to the timing or amount of any payment of principal and interest or a modification or waiver of any provision of the Gas Company Tower Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring a mortgaged property or any transfer of direct or indirect equity interests in the borrower;

(2)    any modification or amendment of, or waiver with respect to, the Gas Company Tower Whole Loan documents that would result in a discounted pay-off of the Gas Company Tower Whole Loan;

(3)    any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged property securing the Gas Company Tower Whole Loan or any acquisition of the related mortgaged property by deed-in-lieu of foreclosure;

(4)    any proposed or actual sale of the mortgaged property or REO property;

(5)    any proposed or actual sale of the Gas Company Tower Whole Loan by the applicable servicer;

(6)    any release of the borrower, any guarantor or other obligor from liability with respect to the Gas Company Tower Whole Loan;

(7)    any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(8)    any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

(9)    any substitution or release of collateral or acceptance of additional collateral for the Gas Company Tower Whole Loan including the release of additional collateral for the Gas Company Tower Whole Loan (other than through Defeasance or as required by the related mortgage loan documents);

(10)    adoption or approval of a plan in a bankruptcy of a borrower;

(11)    consenting to the modification, execution, termination or renewal of any lease or entering into a new lease, in each case to the extent lender’s approval is required by the Gas Company Tower Whole Loan documents;

(12)    any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under the Gas Company Tower Whole Loan documents) or any waiver, modification or amendment of any insurance requirements under the Gas Company Tower Whole Loan documents; or

(13)    any consent, waiver or approval with respect to any change in the property manager at the mortgaged property.

provided, however, in the event that there is a disagreement between the Directing Certificateholder and the holder of the Gas Company Tower Pari Passu Companion Loan, with respect to the proposed actions, the Directing Certificateholder’s decision will be binding upon the holder of the Gas Company Tower Pari Passu Companion Loan in accordance with the Gas Company Tower Intercreditor Agreement.

With respect to the Tysons Galleria Whole Loan only, the Directing Certificateholder will not be entitled to exercise the rights described in the first two paragraphs of this section except under the circumstances described under ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ in this prospectus supplement.

Furthermore, the Special Servicer will not be obligated to seek approval from the Directing Certificateholder, as contemplated above, for any actions to be taken by the Special Servicer with respect to a mortgage loan or REO Property if: (i) the Special Servicer has, as described above, notified the Directing Certificateholder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such mortgage loan or REO Property and (ii) for 60 days following the first such notice, the Directing Certificateholder has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the Servicing Standards or the REMIC Provisions of the Code.

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder or the representative of the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder will be JER Investors Trust Inc.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be, as of any time of determination, the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

Neither the Special Servicer nor either Master Servicer will be permitted to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or the holder of any Companion Loan that would cause either of the Master Servicers or the Special Servicer to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, any intercreditor agreement, or the REMIC Provisions.

Either of the Master Servicers and the Special Servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. Either of the Master Servicers may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. The Special Servicer may generally be replaced at any time by Certificateholders representing a majority of the Voting Rights or by the Directing Certificateholder so long as, among other things, those Certificateholders provide or the Directing Certificateholder provides, as applicable, a replacement that is acceptable to the Rating Agencies. Additionally, either of the Master Servicers or the Special Servicer, as applicable, generally may be replaced by the Depositor, the Trustee, or Certificateholders representing at least 25% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either of the Master Servicers or the Special Servicer resigns or is replaced and no replacement is otherwise provided for, the Trustee is required to immediately take the place of such resigning or replaced Master Servicer or Special Servicer unless it is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the Trustee in any case in which either of the Master Servicers or Special Servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder (and, with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder (and, with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders) will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and, with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders):

(a)    may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

(b)    may act solely in the interests of the holders of the Controlling Class (or, with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders),

(c)    does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders),

(d)    may take actions that favor the interests of the holders of the Controlling Class (or, with respect to the RREEF Silicon Valley Office Portfolio Whole Loan, the RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders) over the interests of the holders of one or more other Classes of Certificates,

(e)    will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

(f)    will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from the taking of, any action by either of the Master Servicers or the Special Servicer in accordance with the direction or approval of the Directing Certificateholder, which does not violate any law or the Servicing Standards or any other provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of either of the Master Servicers or the Special Servicer.

Generally, the holders of the AB Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the Directing Certificateholder described above.

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standards, the applicable Master Servicer (excluding the RREEF Silicon Valley Office Portfolio

Loan) or the Special Servicer (with respect to REO Properties other than the RREEF Silicon Valley Office Portfolio Mortgaged Property) will be required to use efforts consistent with the Servicing Standards (other than with respect to the RREEF Silicon Valley Office Portfolio Loan, which is serviced under the RREEF Silicon Valley Office Portfolio Pooling Agreement), to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recovery determination as to any required Servicing Advance, the applicable Master Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties other than the RREEF Silicon Valley Office Portfolio Mortgaged Property), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special Servicer in accordance with the Servicing Standards; provided, that the applicable Master Servicer will be obligated to cause to be maintained insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the applicable Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the applicable Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the applicable Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain ‘‘all risk’’ property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (‘‘Additional Exclusions’’), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if it has knowledge (such knowledge to be based on the Master Servicer’s compliance with the immediately preceding clauses (A) and (B)) that any insurance policy contains Additional Exclusions or if it has knowledge (such knowledge to be based on the Master Servicer’s compliance with the immediately preceding clauses (A) and (B)) that any borrower fails to purchase the insurance requested to be purchased by the applicable Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default the Special Servicer will be required to notify the applicable Master Servicer, and the applicable Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

Notwithstanding the foregoing, the applicable Master Servicer will not be required to maintain or cause to be maintained any earthquake or environmental insurance on a Mortgaged Property unless such insurance was in effect as of origination of the mortgage loan or the date of initial issuance of the certificates and such insurance is available at commercially resonable rates.

‘‘Acceptable Insurance Default’’ means, with respect to any mortgage loan, other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined in its reasonable judgment, based on inquiry consistent with the Servicing Standards and subject to the consent of the Directing Certificateholder (or, with respect to the Park La Brea Apartments Whole Loan, subject to the consent of the holder of the Park La Brea Apartments Pari Passu Companion Loan or, with respect to the Gas Company Tower Whole Loan, subject to the consent of the holder of the Gas Company Tower Pari Passu Companion Loan or, with respect to the Tysons Galleria Whole Loan, subject to the consent of the Tysons Galleria Note B Holder, provided no Tysons Galleria Control Appraisal Period exists), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (and, in the case of the Park La Brea Apartments Whole Loan, the Gas Company Tower Whole Loan or the Tysons Galleria Whole Loan, as applicable, the holder of the Park La Brea Apartments Pari Passu Companion Loan, the holder of the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Note B Holder, as applicable) will not have more than 30 days to respond to the Special Servicer’s request for consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to wait for the consent of the Directing Certificateholder (or, in the case of the Park La Brea Apartments Whole Loan, the holder of the Park La Brea Apartments Pari Passu Companion Loan or, with respect to the Gas Company Tower Whole Loan, the holder of the Gas Company Tower Pari Passu Companion Loan or, with respect to the Tysons Galleria Whole Loan, the Tysons Galleria Note B Holder, provided no Tysons Galleria Control Appraisal Period exists), the Special Servicer will not be required to do so. Each of the Master Servicers and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above (as well as determinations of whether particular exclusions constitute additional exclusions) and the cost of such expense shall be paid from the Certificate Account as a Servicing Advance.

During the period that the Special Servicer is evaluating the availability of such insurance, the applicable Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than with respect to the RREEF Silicon Valley Office Portfolio Loan, which is serviced under the RREEF Silicon Valley Office Portfolio Pooling Agreement), to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO

Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the applicable Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the applicable Master Servicer or the Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the ‘‘REO Account’’) or advanced by the applicable Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable Master Servicer to the Special Servicer as a Servicing Advance to the extent such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments as set forth in the Pooling and Servicing Agreement, the applicable Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a ‘‘significant modification’’ of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The applicable Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority (but may be required under the Pooling and Servicing Agreement to take direction from and obtain the approval of the Directing Certificateholder) to approve any assumptions, transfers of interest, material modifications, property management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related AB Subordinate Companion Loan to consent to such modification, waiver or amendment).

The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend.

In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class S Certificates, the Class X Certificates and the Residual Certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

The Special Servicer or the applicable Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and in the case of the Park La Brea Apartments Loan, the holder of the Park La Brea Apartments Pari Passu Companion Loan, and in the case of the Gas Company Tower Loan, the holder of the Gas Company Tower Pari Passu Companion Loan, and in the case of the Tysons Galleria Loan, the holders of the related Companion Loans) the applicable Mortgage Loan Seller, each Rating Agency and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the applicable Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the RREEF Silicon Valley Office Portfolio Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the RREEF Silicon Valley Office Portfolio Intercreditor Agreement, such that neither the trust as holder of the RREEF

Silicon Valley Office Portfolio Loan nor any holder of a RREEF Silicon Valley Office Portfolio Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the RREEF Silicon Valley Office Portfolio Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the Park La Brea Apartments Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Park La Brea Apartments Intercreditor Agreement, such that neither the trust as holder of the Park La Brea Apartments Loan nor the holder of the Park La Brea Apartments Pari Passu Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the Park La Brea Apartments Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the Gas Company Tower Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Gas Company Tower Intercreditor Agreement, such that neither the trust as holder of the Gas Company Tower Loan nor the holder of the Gas Company Tower Pari Passu Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the Gas Company Tower Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of the Tysons Galleria Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Tysons Galleria Intercreditor Agreement, such that neither the trust as holder of the Tysons Galleria Loan nor the holder of the Tysons Galleria Pari Passu Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the Tysons Galleria A Notes Intercreditor Agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a mortgage loan (other than with respect to the RREEF Silicon Valley Office Portfolio Loan) has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a ‘‘Purchase Option’’) to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related AB Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement) at a price (the ‘‘Option Price’’) equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

Additionally, the holder of the RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan may have a purchase option with respect to the RREEF Silicon Valley Office Portfolio Loan under the RREEF Silicon Valley Office Portfolio Intercreditor Agreement and to the extent described under ‘‘Description of the Mortgage Pool—The RREEF Silicon Valley Office Portfolio Whole Loan’’ in this prospectus supplement.

Additionally, the holder of the Tysons Galleria Subordinate Companion Loan may have a purchase option with respect to the Tysons Galleria Loan under the related Intercreditor Agreement and to the extent described under ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ in this prospectus supplement.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Group, the purchase of any AB Mortgage Loan by the holder of the related AB Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the applicable Master Servicer (or, if the applicable Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The applicable Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

The Purchase Option with respect to each AB Mortgage Loan is subject to the right of the holder of the related AB Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and ‘‘Description of the Mortgage Pool—The Tysons Galleria Whole Loan’’ and ‘‘—AB Mortgage Loan Groups’’ in this prospectus supplement. The Purchase Option with respect to the Gas Company Tower Loan is subject to the right of the holder of the Gas Company Tower Pari Passu Companion Loan to exercise its option to purchase the Gas Company Tower Loan following a default as described under the Gas Company Tower Intercreditor Agreement and ‘‘Description of the Mortgage Pool—The Gas Company Tower Whole Loan’’ in this prospectus supplement. The Purchase Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property,’’ which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the applicable Master Servicer, the Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the applicable Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the applicable Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the applicable Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the applicable Master Servicer, as the case may be, for its expenses and (2) the applicable Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The applicable Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property (other than the Mortgaged Property securing the RREEF Silicon Valley Office Portfolio Loan, which is subject to inspection pursuant to the RREEF Silicon Valley Office Portfolio Pooling Agreement) securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2007 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the applicable Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage and then from the Certificate Account as an expense of the trust fund, and, in the case of any Whole Loan, as an expense of the holder of the related Companion Loan to the extent provided by the related Intercreditor Agreement. The Special Servicer or the applicable Master Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the applicable Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the applicable Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Trustee will be available for review by Certificateholders during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Certain Matters Regarding the Master Servicers, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and, in the case of the Special Servicer, the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the applicable Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning Master Servicer or Special Servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicers, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicers, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. The Pooling and Servicing Agreement will also provide that the RREEF Silicon Valley Office Portfolio Master Servicer, the Depositor, the RREEF Silicon Valley Office Portfolio Special Servicer, the trustee under the RREEF Silicon Valley Office Portfolio Pooling Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the RREEF Silicon Valley Office Portfolio Loan under the RREEF Silicon Valley Office Portfolio Pooling Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the RREEF Silicon Valley Office Portfolio Master Servicer, the RREEF Silicon Valley Office Portfolio Special Servicer, the Depositor or the trustee under the RREEF Silicon Valley Office Portfolio Pooling Agreement in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the RREEF Silicon Valley Office Portfolio Pooling Agreement.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicers, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related AB Subordinate Companion Loan (as a collective whole), in the case of the Park La Brea Apartments Loan, the rights of the Certificateholders and the holder of the Park La Brea Apartments Pari Passu Companion Loan (as a collective whole), in the case of the Gas Company Tower Loan, the rights of the Certificateholders and the holder of the Gas Company Tower Pari Passu Companion Loan (as a collective whole), and in the case of the Tysons Galleria Loan, the rights of the Certificateholders and the holders of the Tysons Galleria Companion Loans (as a collective whole), under the Pooling and Servicing Agreement; provided, however, that if the Park La Brea Apartments Whole Loan and/or holder of the Park La Brea Apartments Pari Passu Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the Park La Brea Apartments Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the Park La Brea Apartments Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made; provided, further, that if the Gas Company Tower Whole Loan and/or holder of the Gas Company Tower Pari Passu Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the Gas Company Tower Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the Gas Company Tower Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made; provided, further, that if the Tysons Galleria Whole Loan and/or the holders of the Tysons Galleria Companion Loans are involved, such expenses, costs and liabilities will be payable out of funds related to the Tysons Galleria Whole Loan (first out of funds allocable to the related AB Subordinate Companion Loan and then out of funds allocable to the mortgage loan and the related pari passu companion loan, pro rata) and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the Tysons Galleria Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the applicable Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the applicable Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, each of the Master Servicers and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the applicable Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the applicable Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the applicable Master Servicer, the Special Servicer or the Depositor, will be the successor of the applicable Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The applicable Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the applicable Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the applicable Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the applicable Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account (or Companion Distribution Account, as applicable) any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the Special Servicer to deposit into the REO Account within two business days after the day such deposit is required to be made, or to remit to the applicable Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)    any failure by the applicable Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the applicable Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days (or another specified number of days) (thirty days during any period in which the trust is not subject to the reporting requirements of the Securities Exchange Act of 1934) in the case of a failure by either of the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the applicable Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the applicable Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the Park La Brea Apartments Loan, the Gas Company Tower Loan or the Tysons Galleria Loan, by the holder of the Park La Brea Apartments Pari Passu Companion Loan, the holder of the Gas Company Tower Pari Passu Companion Loan or the holder of any Tysons Galleria Companion Loan, as applicable; provided, however, if that failure is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(d)    any breach on the part of the applicable Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the applicable Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the applicable Master Servicer, the Special Servicer, the Depositor and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to the Park La Brea Apartments Loan, the Gas Company Tower Loan or the Tysons Galleria Loan, by the holder of the Park La Brea Apartments Pari Passu Companion Loan, the holder of the Gas Company Tower Pari Passu Companion Loan or the holder of any Tysons Galleria Companion Loan, as applicable; provided, however, if that breach is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable Master Servicer or the Special Servicer, and certain actions by or on behalf of the applicable Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)    Moody's places its ratings on any Class of Certification on a ‘‘watch’’ status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or material factor in such rating action and such ‘‘watch’’ status is not rescinded within 60 days (or such longer period as would not, as confirmed by Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody's to the Certificates);

(g)    Moody's downgrades the then-current ratings of any Class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a material factor in such downgrade; or

(h)    the applicable Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated to that rating within 60 days of the delisting.

Rights Upon Event of Default

If an Event of Default occurs with respect to the applicable Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the applicable Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

Notwithstanding anything to the contrary contained in the section described above, if (i) an Event of Default on the part of the applicable Master Servicer materially and adversely affects only the Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Pari Passu Companion Loan, (ii) the applicable Master Servicer fails to make any payment on the Park La Brea Apartments Pari Passu Companion Loan,

the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Pari Passu Companion Loan when required under the terms of the Pooling and Servicing Agreement, which failure is not cured within one business day or (iii) any qualification, downgrade or withdrawal by any rating agency of certificates backed by the Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Pari Passu Companion Loan occurs solely as a result of an action of the applicable Master Servicer, then the applicable Master Servicer may not be terminated but the holder of the Park La Brea Apartments Pari Passu Companion Loan, the holder of the Gas Company Tower Pari Passu Companion Loan or the holder of the Tysons Pari Passu Companion Loan, as applicable, or the related trustee, acting at the direction of the related controlling class representative, shall be entitled to direct the Trustee to require the applicable Master Servicer to appoint a sub-servicer solely with respect to the Park La Brea Apartments Whole Loan, the Gas Company Tower Whole Loan or the Tysons Galleria Whole Loan, as applicable (or if the Park La Brea Apartments Whole Loan, the Gas Company Tower Whole Loan or the Tysons Galleria Whole Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement). The appointment (or replacement) of a sub-servicer with respect to the Park La Brea Apartments Whole Loan, the Gas Company Tower Whole Loan or the Tysons Galleria Whole Loan will in any event be subject to confirmation from each rating agency that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding Certificates and certificates backed by the Park La Brea Apartments Pari Passu Companion Loan. the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Pari Passu Companion Loan. A replacement sub-servicer will be selected jointly by the Directing Certificateholder and the holder of the Park La Brea Apartments Pari Passu Companion Loan, the holder of the Gas Company Tower Pari Passu Companion Loan or the holder of the Tysons Galleria Pari Passu Companion Loan, as applicable (or the related controlling class representative, as applicable); provided that if the Directing Certificateholder and the holder of the Park La Brea Apartments Pari Passu Companion Loan, the holder of the Gas Company Tower Pari Passu Companion Loan or the holder of the Tysons Galleria Pari Passu Companion Loan, as applicable (or the related controlling class representative) are not able to agree on a sub-servicer within 45 days after the date on which the Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer will be selected by the Directing Certificateholder.

However, if the Master Servicer receives notice of termination solely due to an Event of Default described in clauses (f), (g), (h) or (i) under ‘‘—Events of Default’’ above, and prior to being replaced as described in the previous paragraph, the Master Servicer provides the Trustee with the appropriate ‘‘request for proposal’’ material and the names of potential bidders within 5 business days after receipt of such notice of termination, the Trustee will solicit good faith bids for such Master Servicer's rights to master service mortgage loans in accordance with the Pooling and Servicing Agreement. The Trustee will have 45 days after receipt of the notice of termination of the Master Servicer to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of the Master Servicer will be effective when such successor servicer has succeeded the terminated Master Servicer, as successor Master Servicer and such successor Master Servicer has assumed the terminated Master Servicer's master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor has not entered into the Pooling and Servicing Agreement as successor Master Servicer within 45 days after notice of the termination of the Master Servicer, the Master Servicer will be replaced by the Trustee as described in the previous paragraph.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of Certificates or any Companion Holder:

(a)    to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder or Companion Holder;

(b)    to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or companion holder;

(c)    to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided, that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or companion holder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

(d)    to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or Companion Holder or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates’’ in the prospectus);

(e)    to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or companion holder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

(f)    to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each

Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency or any class of certificates backed by the Park La Brea Apartments Pari Passu Companion Loan, the Gas Company Tower Pari Passu Companion Loan or the Tysons Galleria Pari Passu Companion Loan by an applicable rating agency.

Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller or, if provided in the related Intercreditor Agreement, adversely affects any holder of an AB Subordinate Companion Loan without the consent of the applicable holder of the AB Subordinate Companion Loan. Additionally, no amendment may be made that would adversely affect the Swap Counterparty under the Swap Contract or the rights of the holders of the Class A-3FL Certificates without the consent of the Swap Counterparty and 66 2/3% of the holders of the Class A-3FL Certificates, as applicable.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee and the applicable Master Servicer having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X Certificates, the Notional Amounts of the related components); (3) the aggregate amount of distributions on the Certificate (or in the case of the Class X Certificates, reduction of the notional amount of the related components, as a result of such distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X Certificates, in reduction of the Notional Amount of the related components). In addition, the yield to investors in the Class A-3FL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See ‘‘Description of the Swap Contract’’ in this prospectus supplement.

Pass-Through Rate.    The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See ‘‘Description of the Certificates’’ in this prospectus supplement.

Rate and Timing of Principal Payments.    The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, (i) prior to January 2013, in respect of the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero, and (ii) on or after January 2013, first, in respect of the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero and then in respect of the Class A-3B Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C, and Class D Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the applicable Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest (and correspondingly, the Class A-3FL Certificates) will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-3FL Regular Interest remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-1A Certificates and the Class A-3FL Regular Interest were outstanding. Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the notional amounts of the related components. In addition, although the borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Dates, we cannot assure you that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of a borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the applicable Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the ARD Loan; provided, that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See ‘‘Risk Factors—Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date’’ in this prospectus supplement.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while workouts are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-3FL Regular Interest, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the Class X Certificates, applied to reduce the notional amounts of the related components. An investor should consider, in the case of any Offered Certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X Certificates is based upon the outstanding principal balance of the other Classes of Certificates, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may (or in the case of the Class X Certificates, will) also affect the yield on the Class A-J, Class B, Class C and Class D Certificates because those classes of Certificates have a Pass-Through Rate based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Distributions on the Class A-3FL Regular Interest will be subject to a maximum Pass-Through Rate equal to the WAC Rate. If the WAC Rate drops below the fixed rate on the Class A-3FL Regular Interest, the amount paid to the Swap Counterparty will decrease and there will be a corresponding decrease in the amounts paid by the Swap Counterparty pursuant to the Swap Contract, which will result in a decreased interest payment to the holders of the Class A-3FL Certificates.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest. Although losses will not be allocated to the Class X Certificates directly, they will reduce the notional balances of the related components to the extent such losses are allocated to the Classes of Principal Balance Certificates or the Class A-3FL Regular Interest and therefore the Class X Notional Amount, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-3FL Certificates, losses allocated to the Class A-3FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-3FL Certificates.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions.    Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates (other than the Class A-3FL Certificates, which is 0 days, unless the Pass-Through Rate for the Class A-3FL Certificates converts to a fixed rate), the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘Description of the Certificates —Distributions—Priority’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or Class A-3FL Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates or Class A-3FL Regular Interest, as applicable, the shortfall will be distributable to holders of that Class of Certificates or Class A-3FL Regular Interest, as applicable on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-3FL Regular Interest will be distributed to the holders of the Class A-3FL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the Swap Contract.

Pass-Through Rate of the Class A-3FL Certificates.    The yield to investors in the Class A-3FL Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-3FL Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class A-3FL Certificates. In addition, because interest payments on the Class A-3FL Certificates may be reduced or the Pass-Through Rate may convert to a fixed rate in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-3FL Certificates under those circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions. In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-3FL Certificates. As a result, the effect on such investor’s yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-3FL Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates, until their Certificate Balance is reduced to zero, fourth, (i) prior to January 2013, in respect of the Class A-3B Certificates, until their Certificate Balance is reduced to zero and then to the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero, and (ii) on or after January 2013, first, in respect of the Class A-3A Certificates and the Class A-3FL Regular Interest, pro rata, based on Certificate Balances, until their Certificate Balances are reduced to zero and then in respect of the Class A-3B Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 and the Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B, Class C and Class D Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero. A reduction in the Certificate Balance of the Class A-3FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-3FL Certificates.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed ‘‘0% CPR,’’ ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a)    scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in October 2006;

(b)    the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)    no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of an AB Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d)    any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

(e)    no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f)    the Closing Date is September 28, 2006;

(g)    the ARD Loan prepays in full on its Anticipated Repayment Date;

(h)    the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective Classes of Certificates are as described in this prospectus supplement;

(i)    the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(j)    the optional termination of the trust will not be exercised; and

(k)    the Swap Contract is not subject to a Swap Default.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables (except for the last table, which is labeled ‘‘Discount Margins for the Class A-3FL Certificates at the Respective CPRs Set Forth Below’’) indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The last table, which is labeled ‘‘Discount Margins for the Class A-3FL Certificates at the Respective CPRs Set Forth Below’’, shows the discount margins for the Class A-3FL Certificates.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	85	85	85	85	85
September 15, 2008	68	68	68	68	68
September 15, 2009	47	47	47	47	47
September 15, 2010	20	17	14	11	8
September 15, 2011	0	0	0	0	0
Weighted Average Life (years)(1)	2.67	2.64	2.60	2.57	2.50

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	0	0	0	0	0
September 15, 2012	0	0	0	0	0
Weighted Average Life (years)(1)	4.96	4.92	4.87	4.80	4.50

(1)	The weighted average life of the Class A-2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

Percent of the Initial Certificate Balance
of the Class A-3A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	0	0	0	8	15
September 15, 2014	0	0	0	0	0
Weighted Average Life (years)(1)	6.80	6.75	6.71	6.75	6.54

(1)	The weighted average life of the Class A-3A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3A Certificates.

Percent of the Initial Certificate Balance
of the Class A-3FL Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	0	0	0	8	15
September 15, 2014	0	0	0	0	0
Weighted Average Life (years)(1)	6.80	6.75	6.71	6.75	6.54

(1)	The weighted average life of the Class A-3FL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3FL Certificates.

Percent of the Initial Certificate Balance
of the Class A-3B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	96	91	83	40
September 15, 2012	69	51	34	20	9
September 15, 2013	25	25	25	16	9
September 15, 2014	0	0	0	0	0
Weighted Average Life (years)(1)	6.84	6.56	6.28	5.93	5.35

(1)	The weighted average life of the Class A-3B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3B Certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	100	100	100	100	100
September 15, 2014	100	100	100	100	100
September 15, 2015	100	100	100	100	99
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.78	9.74	9.70	9.64	9.39

(1)	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	95	95	95	95	95
September 15, 2012	75	75	75	75	75
September 15, 2013	53	53	53	53	53
September 15, 2014	29	29	29	29	29
September 15, 2015	4	4	4	4	4
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	7.06	7.06	7.06	7.06	7.06

(1)	The weighted average life of the Class A-SB Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

Percent of the Initial Certificate Balance
of the Class A-1A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	97	97	97	97	97
September 15, 2012	96	96	96	96	96
September 15, 2013	94	94	94	94	94
September 15, 2014	93	93	93	93	93
September 15, 2015	93	93	93	93	93
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.58	9.55	9.51	9.45	9.17

(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	100	100	100	100	100
September 15, 2014	100	100	100	100	100
September 15, 2015	100	100	100	100	100
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.88	9.88	9.88	9.88	9.63

(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance
of the Class A-J Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	100	100	100	100	100
September 15, 2014	100	100	100	100	100
September 15, 2015	100	100	100	100	100
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.93	9.92	9.91	9.89	9.70

(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	100	100	100	100	100
September 15, 2014	100	100	100	100	100
September 15, 2015	100	100	100	100	100
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.71

(1)	The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	100	100	100	100	100
September 15, 2014	100	100	100	100	100
September 15, 2015	100	100	100	100	100
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.74

(1)	The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
September 15, 2007	100	100	100	100	100
September 15, 2008	100	100	100	100	100
September 15, 2009	100	100	100	100	100
September 15, 2010	100	100	100	100	100
September 15, 2011	100	100	100	100	100
September 15, 2012	100	100	100	100	100
September 15, 2013	100	100	100	100	100
September 15, 2014	100	100	100	100	100
September 15, 2015	100	100	100	100	100
September 15, 2016	0	0	0	0	0
Weighted Average Life (years)(1)	9.96	9.96	9.96	9.96	9.80

(1)	The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

The discount margins set forth in the table below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-3FL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class A-3FL Certificates. The table below assumes that the Class A-3FL Certificates settle without accrued interest. The following table has been prepared on the basis of the modeling assumptions above.

Discount Margins
for the Class A-3FL Certificates at the Respective CPRs
Set Forth Below:

Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)	Disc Margin (bps)
99.75000%	20.4	20.4	20.4	20.4	20.5
99.81250%	19.3	19.3	19.3	19.3	19.4
99.87500%	18.2	18.2	18.2	18.2	18.3
99.93750%	17.1	17.1	17.1	17.1	17.1
100.00000%	16.0	16.0	16.0	16.0	16.0
100.06250%	14.9	14.9	14.9	14.9	14.9
100.12500%	13.8	13.8	13.8	13.8	13.7
100.18750%	12.7	12.7	12.7	12.7	12.6
100.25000%	11.6	11.6	11.6	11.6	11.5
Weighted Average Life (years)(1)	6.80	6.75	6.71	6.75	6.54

(1)	The weighted average life of the Class A-3FL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3FL Certificates.

Yield Sensitivity of the Class X Certificates

The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class X Certificates for the specified CPRs based on the assumptions set forth under ‘‘—Weighted Average Life’’ above. It was further assumed that the purchase price of the Class X Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from September 1, 2006 to the Closing Date.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.

For purposes of this prospectus supplement, prepayment assumptions with respect to the mortgage loans are presented in terms of the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model described under ‘‘—Weighted Average Life’’ above.

Sensitivity to Principal Prepayments of the Pre-Tax
Yields to Maturity of the Class X Certificates

	Prepayment Assumption (CPR)
Assumed Purchase Price (of Initial Notional Amount of Class X Certificates)	0%	25%	50%	75%	100%
4.40641%	6.5792%	6.4788%	6.3695%	6.2375%	5.6707%

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates and the Class A-3FL Regular Interest will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group 1 until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the Certificate Balances of the Class A-4 and Class A-SB Certificates have been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with all provisions of the RREEF Silicon Valley Office Portfolio Pooling Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the RREEF Silicon Valley Office Portfolio Pooling Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), including the REMIC Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the ‘‘Upper-Tier REMIC’’ and the ‘‘Lower-Tier REMIC’’, respectively, and each, a ‘‘REMIC’’) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code, and (1) the Class A-1, Class A-2, Class A-3A, Class  A-3B, Class A-4, Class A-SB, Class A-1A, Class X, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and Class A-3FL Regular Interest will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of ‘‘residual interest’’ in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class A-3FL, Class S, Class R and Class LR Certificates) and the Class A-3FL Certificates to the extent of their interest in the Class A-3FL Regular Interest are ‘‘Regular Certificates’’ as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class S Certificates will represent undivided beneficial interests in such portion of the grantor trust and (ii) the portion of the trust fund consisting of the Class A-3FL Regular Interest, the Swap Contract and the Floating Rate Account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class A-3FL Certificates will represent undivided beneficial interests in that portion of the grantor trust.

The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (and in the case of the RREEF Silicon Valley Office Portfolio Loan, a beneficial interest in an allocable portion of the property securing the RREEF Silicon Valley Office Portfolio Whole Loan) , and will issue certain uncertificated classes of regular interests (the ‘‘Lower-Tier REMIC Regular Interests’’) and the Class LR Certificates, which will represent the sole class of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each Class of Offered Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that the Class X Certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates and the Class A-3FL Regular Interest will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loan prepays on its

Anticipated Repayment Date (the ‘‘Prepayment Assumption’’). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class A-3FL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-3FL Regular Interest and the Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-3FL Regular Interest, and with respect to the Class A-3FL Certificates, references in such discussion to the ‘‘regular interests’’ are to the Class A-3FL Regular Interest and amounts allocable thereto.

Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on that Class (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over its issue price (including accrued interest from September 1, 2006). Any ‘‘negative’’ amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Offered Certificates (other than the Class A-3FL Certificates) and the Class A-3FL Regular Interest as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the applicable Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-3FL Regular Interest will be treated as received by the holders of the Class A-3FL Certificates and paid as a periodic payment by the holders of the Class A-3FL Certificates under the Swap Contract.

Except as provided below, the Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or ‘‘REIT’’ and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as ‘‘loans . .. . secured by an interest in real property which is . . . residential real property’’ under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 21.9% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, (i) mortgage loans that have been defeased with U.S. Treasury obligations and (ii) the Class A-3FL Certificates to the extent of their basis, if any, allocable to the Swap Contract will not qualify for the foregoing treatments. Moreover, the Offered Certificates, other than the Class A-3FL Certificates, which represent interests in the Swap Contract, in addition to the Class A-3FL Regular Interest, will be ‘‘qualified mortgages’’ for another REMIC within the meaning of

Section 860G(a)(3) of the Code. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

Taxation of the Swap Contract

Each holder of a Class A-3FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-3FL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-3FL Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the ‘‘Swap Premium’’) paid or received by the holders of the Class A-3FL Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-3FL Regular Interest. If the Swap Premium is received by the holders, it will be deemed to have increased the purchase price for the Class A-3FL Regular Interest. If the Swap Contract is ‘‘on-market,’’ no amount of the purchase price will be allocable to it. Based on the anticipated issue price of the Class A-3FL Certificates, it is anticipated that the Class A-3FL Regular Interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class A-3FL Certificates. The holder of a Class A-3FL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of the Class A-3FL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of Treasury (‘‘Treasury’’) treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is ‘‘significant.’’ It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.

Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-3FL Certificates.

Any amount of proceeds from the sale, redemption or retirement of a Class A-3FL Certificate that is considered to be allocated to the holder’s rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a ‘‘termination payment’’ allocable to such Certificate under Treasury regulations. A holder of a Class A-3FL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of the Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

The Class A-3FL Certificates, representing a beneficial ownership in the Class A-3FL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder’s capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-3FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-3FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The ‘‘Restricted Group’’ consists of any underwriter, the Depositor, the Trustee, each Master Servicer, the Special Servicer, any sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

Further, the Exemption imposes additional requirements for purchases by Plans of classes of Certificates subject to swap contracts, such as the Class A-3FL Certificates which benefit from the Swap Contract:

(a)    The swap contract must be an ‘‘eligible swap’’ with an ‘‘eligible swap counterparty’’ (as each term is defined in PTE 2000-58);

(b)    If the swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to the swap contract; and

(c)    The fiduciary of a Plan purchasing any class of certificates subject to the swap contract must be either:

•	a ‘‘qualified professional asset manager’’ (as defined in PTE 84-14);

•	an ‘‘in-house asset manager’’ (as defined in PTE 96-23); or

•	a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an ‘‘eligible swap’’ as of the Closing Date. However, any Plan contemplating purchase of the Class A-3FL Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-3FL Certificates.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the Depositor, any of the underwriters, the Trustee, either Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Persons who have an ongoing relationship with the New York State Common Retirement Fund, which is a governmental plan, should note that this plan owns an equity interest in the borrower under the Tysons Galleria Whole Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

The Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement (the ’’Underwriting Agreement’’), among the Underwriters and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances or Notional Amounts, as applicable, of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.

Class	J.P. Morgan Securities Inc.	Nomura Securities International, Inc.	Commerzbank Capital Markets Corp.	IXIS Securities North America Inc.	PNC Capital Markets LLC	Banc of America Securities LLC	Deutsche Bank Securities Inc.
Class A-1	$32,132,000	$0	$0	$0	$0	$0	$0
Class A-2	$207,310,000	$0	$0	$0	$0	$0	$0
Class A-3A	$50,000,000	$0	$0	$0	$0	$0	$0
Class A-3FL	$150,000,000	$0	$0	$0	$0	$0	$0
Class A-3B	$184,430,000	$0	$0	$0	$0	$0	$0
Class A-4	$856,221,000	$0	$0	$0	$0	$0	$0
Class A-SB	$69,145,000	$0	$0	$0	$0	$0	$0
Class A-1A	$596,981,000	$0	$0	$0	$0	$0	$0
Class X	$3,066,027,770	$0	$0	$0	$0	$0	$0
Class A-M	$306,603,000	$0	$0	$0	$0	$0	$0
Class A-J	$240,612,000	$0	$0	$0	$20,000,000	$0	$0
Class B	$53,656,000	$0	$0	$0	$0	$0	$0
Class C	$22,995,000	$0	$0	$0	$0	$0	$0
Class D	$42,158,000	$0	$0	$0	$0	$0	$0

In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have severally agreed to indemnify the Depositor, against certain liabilities. including liabilities under the Securities Act of 1933, as amended.

The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately 105.2% of the initial aggregate Certificate Balance of the Offered Certificates, plus (except with respect to the Class A-3FL Certificates) accrued interest on the Offered Certificates from September 1, 2006, before deducting expenses payable by the Depositor estimated to be approximately $4,500,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under ’’Description of the Certificates—Reports to Certificateholders,’’ which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under ’’Description of the Certificates—Reports to Certificateholders: Certain Available Information,’’ we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of each of the Depositor and of JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers, sponsors and the Swap Counterparty. IXIS Securities North America Inc., one of the Underwriters, is an affiliate of IXIS Real Estate Capital Inc., one of the Mortgage Loan Sellers and sponsors. Commerzbank Capital Markets Corp., one of the Underwriters, is an affiliate of Eurohypo AG, New York Branch, one of the Mortgage Loan Sellers and sponsors. Nomura Securities International, Inc., one of the Underwriters, is an affiliate of Nomura Credit & Capital, Inc., one of the Mortgage Loan Sellers and sponsors. PNC Capital Markets LLC, one of the Underwriters, is an affiliate of Midland Loan Services. Inc., one of the Master Servicers, and PNC Bank, National Association, one of the Mortgage Loan Sellers and sponsors.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the underwriters by Thacher Proffitt & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

Forty-four (44) of the Mortgaged Properties, securing mortgage loans representing approximately 41.6% of the Initial Pool Balance (37 Mortgaged Properties securing mortgage loans in Loan Group 1, representing approximately 34.4% of the Initial Group 1 Balance, and 7 Mortgaged Properties securing mortgage loans in Loan Group 2, representing approximately 71.3% of the Initial Group 2 Balance), are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s ‘‘one action rule’’ requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Other Aspects.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc. (‘‘Moody’s’’) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and, together with Moody’s, the ‘‘Rating Agencies’’):

Class	Moody’s	S&P
A-1	Aaa	AAA
A-2	Aaa	AAA
A-3A	Aaa	AAA
A-3FL	Aaa	AAA
A-3B	Aaa	AAA
A-4	Aaa	AAA
A-SB	Aaa	AAA
A-1A	Aaa	AAA
X	Aaa	AAA
A-M	Aaa	AAA
A-J	Aaa	AAA
B	Aa2	AA
C	Aa3	AA–
D	A2	A

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by May 15, 2045 (the ‘‘Rated Final Distribution Date’’). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest. In addition, S&P’s ratings on the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this prospectus supplement, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction of a corresponding component, whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of the Notional Amount, but only the obligation to pay interest timely on the Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

A rating on the Class A-3FL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-3FL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-3FL Regular Interest and are not rating the receipt of interest accrued at LIBOR plus 0.1600%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class A-3FL Certificates may experience as a result of the conversion of the Pass-Through Rate on the Class A-3FL Certificates from a rate based on LIBOR to a fixed rate.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

INDEX OF DEFINED TERMS

Page
0% CPR	S-244
30/360 Basis	S-117
AB Mortgage Loan	S-97
AB Mortgage Loan Group	S-97
AB Subordinate Companion Loan	S-97
Acceptable Insurance Default	S-226
Accrued Interest from Recoveries	S-189
Actual/360 Basis	S-117
Additional Exclusions	S-225
Administrative Cost Rate	S-189
Advances	S-201
AIG	S-158
AIGGIC	S-158
AIGMC	S-158
Anticipated Repayment Date	S-116
Appraisal Reduction	S-204
Appraisal Reduction Event	S-204
ARD Loan	S-116
Asset Status Report	S-219
Assumed Final Distribution Date	S-195
Assumed Scheduled Payment	S-192
Authenticating Agent	S-160
Available Distribution Amount	S-179
Base Interest Fraction	S-195
CBE	S-252
Certificate Account	S-177
Certificate Balance	S-173
Certificate Owner	S-174
Certificate Registrar	S-160
Certificateholders	S-96
Certificates	S-173
Class	S-173
Class A Certificates	S-173
Class A-3FL Available Funds	S-179
Class A-3FL Interest Distribution Amount	S-189
Class A-3FL Principal Distribution Amount	S-193
Class A-3FL Regular Interest	S-173
Class A-SB Planned Principal Balance	S-193
Clearstream	S-174
Closing Date	S-96
CMBS	S-147
CMSA Investor Reporting Package	S-209
Code	S-254
Collateral Support Deficit	S-199
Companion Loan	S-98
Compensating Interest Payment	S-172
Constant Prepayment Rate	S-244
Controlling Class	S-223
Controlling Class Certificateholder	S-223
Corrected Mortgage Loan	S-219
CPR	S-244
Crossed Loan	S-136
Cross-Over Date	S-186
Custodian	S-130, S-160
Cut-off Date	S-95
Cut-off Date Balance	S-95
Cut-off Date LTV Ratios	S-129
Defeasance	S-121
Defeasance Lockout Period	S-121
Depositor	S-96
Depositories	S-175
Determination Date	S-177
Direct Participants	S-175
Directing Certificateholder	S-223
Discount Rate	S-119
Distributable Certificate Interest	S-190
Distribution Account	S-177
Distribution Date	S-177
Donato Corporate Park AB Mortgage Loan	S-97
DSCR	S-95, S-145
DTC	S-174
Due Period	S-180
East Hauser Property	S-121
Effective Gross Income	S-128
ERISA	S-257
ERISA Plan	S-257
ESA	S-140, S-146, S-155
Euroclear	S-174
Eurohypo	S-144
Eurohypo AG	S-144
Events of Default	S-235
Excess Interest	S-189
Excess Interest Distribution Account	S-178
Excluded Plan	S-259
Exemption	S-257
FIRREA	S-140, S-155
Fitch	S-162

Page
Floating Rate Account	S-178
Form 8-K	S-128
FSMA	S-7
Gain on Sale Reserve Account	S-178
Gas Company Tower Intercreditor Agreement	S-106
Gas Company Tower Loan	S-106
Gas Company Tower Mortgaged Property	S-106
Gas Company Tower Noteholders	S-106
Gas Company Tower Notes	S-106
Gas Company Tower Pari Passu Companion Loan	S-106
Gas Company Tower Whole Loan	S-106
Group 1 Principal Distribution Amount	S-191, S-192
Group 1 Principal Shortfall	S-193
Group 2 Principal Distribution Amount	S-191
Group 2 Principal Shortfall	S-193
High Net Worth Companies, Unincorporated Associations	S-7
Indirect Participants	S-175
Initial Loan Group 1 Balance	S-95
Initial Loan Group 2 Balance	S-95
Initial Pool Balance	S-95
Initial Rate	S-116
Initial Resolution Period	S-134
Insurance and Condemnation Proceeds	S-177
Intercreditor Agreement	S-113
Interest Accrual Period	S-190
Interest Distribution Amount	S-189
Interest Reserve Account	S-178
IRS	S-231
IXIS CIB	S-141
IXIS RE	S-141
JPMCB	S-139
LaSalle	S-160
LDP	S-139
LIBOR	S-188
LIBOR Business Day	S-188
LIBOR Determination Date	S-188
Liquidation Fee	S-170
Liquidation Fee Rate	S-171
Liquidation Proceeds	S-177
Loan Group 1	S-95
Loan Group 2	S-95
Loan Groups	S-95
Lockbox Accounts	S-137
Lockbox Loans	S-137
Lockout Period	S-118
Lower-Tier Distribution Account	S-177
Lower-Tier REMIC	S-254
Lower-Tier REMIC Regular Interests	S-254
LTV	S-145
LTV Ratio	S-129
LTV Ratios	S-95
MAI	S-135
Master Servicer	S-161
Master Servicer Remittance Date	S-200
Maturity Date LTV Ratios	S-129
Mezz Cap AB Mortgage Loan	S-98
Mezz Cap AB Mortgage Loans	S-98
Mezz Cap Loan Pair	S-98
Mezz Cap Loan Pairs	S-98
Midland	S-163
Midland LP	S-153
Moody’s	S-262
Mortgage	S-95
Mortgage File	S-130
Mortgage Loan Sellers	S-96
Mortgage Note	S-95
Mortgage Rate	S-189
Mortgaged Property	S-96
Net Aggregate Prepayment Interest Shortfall	S-190
Net Mortgage Rate	S-189
Net Operating Income	S-128
NOI	S-129
Nomura	S-147
Non-Offered Certificates	S-173
Non-Offered Subordinate Certificates	S-197
Nonrecoverable Advance	S-201
Notional Amount	S-174
Offer of Certificates to The Public	S-7
Offered Certificates	S-173
Operating Statements	S-129
Option Price	S-229
PAR	S-141, S-155
Park La Brea Apartments Intercreditor Agreement	S-105
Park La Brea Apartments Loan	S-105
Park La Brea Apartments Mortgaged Property	S-105
Park La Brea Apartments Noteholders	S-105

Page
Park La Brea Apartments Notes	S-105
Park La Brea Apartments Pari Passu Companion Loan	S-105
Park La Brea Apartments Whole Loan	S-105
Participants	S-174
Pass-Through Rate	S-187
Percentage Interest	S-174
Periodic Payments	S-179
Permitted Investments	S-178
Plan	S-257
PML	S-126
PNC Bank	S-153, S-163
PNC Financial	S-153
Pooling and Servicing Agreement	S-173
Prepayment Assumption	S-255
Prepayment Interest Excess	S-172
Prepayment Interest Shortfall	S-172
Primary Collateral	S-137
Prime Rate	S-204
Principal Balance Certificates	S-174
Principal Distribution Amount	S-190
Principal Shortfall	S-193
Prospectus Directive	S-7
Purchase Agreements	S-96
Purchase Option	S-229
Purchase Price	S-134
P&I Advance	S-200
Qualified Substitute Mortgage Loan	S-135
Rated Final Distribution Date	S-262
Rating Agencies	S-262
Rating Agency Trigger Event	S-214
Record Date	S-177
Regular Certificates	S-254
Reimbursement Rate	S-204
Related Proceeds	S-201
Release Date	S-121
Relevant Implementation Date	S-6
Relevant Member State	S-6
Relevant Persons	S-7
REMIC	S-254
REMIC Provisions	S-254
REO Account	S-227
REO Loan	S-194
REO Property	S-218
Residual Certificates	S-173
Restricted Group	S-257
Revised Rate	S-116
RREEF Silicon Valley Office Portfolio Companion Loans	S-101
RREEF Silicon Valley Office Portfolio Fixed Rate Companion Loan	S-101
RREEF Silicon Valley Office Portfolio Floating Rate A Companion Loan	S-101
RREEF Silicon Valley Office Portfolio Floating Rate B Companion Loan	S-101
RREEF Silicon Valley Office Portfolio Floating Rate Companion Loans	S-101
RREEF Silicon Valley Office Portfolio Intercreditor Agreement	S-102
RREEF Silicon Valley Office Portfolio Loan	S-101
RREEF Silicon Valley Office Portfolio Majority Controlling Noteholders	S-102
RREEF Silicon Valley Office Portfolio Master Servicer	S-102
RREEF Silicon Valley Office Portfolio Mortgaged Property	S-101
RREEF Silicon Valley Office Portfolio Noteholders	S-101
RREEF Silicon Valley Office Portfolio Notes	S-101
RREEF Silicon Valley Office Portfolio Pooling Agreement	S-102
RREEF Silicon Valley Office Portfolio Purchase Option	S-104
RREEF Silicon Valley Office Portfolio Purchase Price	S-104
RREEF Silicon Valley Office Portfolio Special Servicer	S-102
RREEF Silicon Valley Office Portfolio Whole Loan	S-101
Rules	S-176
Scheduled Principal Distribution Amount	S-192
SEC	S-210
Senior Certificates	S-173
Servicing Advances	S-201
Servicing Fee	S-169
Servicing Fee Rate	S-169
Servicing Standards	S-217
Severed Property Borrower	S-122
Significance Estimate	S-214
Significance Percentage	S-214
Similar Law	S-257

Page
Special Servicer	S-164
Special Servicing Fee	S-170
Special Servicing Fee Rate	S-170
Specially Serviced Mortgage Loans	S-218
Stated Principal Balance	S-193
Statement to Certificateholders	S-207
Stevens Business Center AB Mortgage Loan	S-97
Subordinate Certificates	S-173
Subordinate Offered Certificates	S-173
Swap Contract	S-173, S-214
Swap Counterparty	S-214
Swap Default	S-215
Swap Premium	S-256
S&P	S-162, S-262
Treasury	S-256
Trustee	S-96
Trustee Fee	S-160
Trustee Fee Rate	S-160
Tysons Galleria A Notes	S-107
Tysons Galleria A Notes Intercreditor Agreement	S-107
Tysons Galleria AB Intercreditor Agreement	S-108
Tysons Galleria AB Mortgage Loan	S-97
Tysons Galleria Companion Loan	S-107
Tysons Galleria Control Appraisal Period	S-111
Tysons Galleria Loan	S-107
Tysons Galleria Mortgaged Property	S-107
Tysons Galleria Note A Holder	S-108
Tysons Galleria Note B Holder	S-108
Tysons Galleria Noteholders	S-107
Tysons Galleria Pari Passu Companion Loan	S-107
Tysons Galleria Special Event of Default	S-109
Tysons Galleria Subordinate Companion Loan	S-107
Tysons Galleria Whole Loan	S-107
Underwriting Agreement	S-260
Underwritten Cash Flow	S-128
Underwritten Cash Flow Debt Service Coverage Ratio	S-128
Underwritten NOI	S-128
United Plaza AB Mortgage Loan	S-97
Unscheduled Principal Distribution Amount	S-192
Upper-Tier Distribution Account	S-177
Upper-Tier REMIC	S-254
USPAP	S-146
UW DSCR	S-128
UW NCF	S-128
UW NOI	S-128
Voting Rights	S-211
WAC Rate	S-188
Wells Fargo Bank	S-162
Whole Loans	S-97
Withheld Amounts	S-178
Withheld Loans	S-178
Workout Fee	S-170
Workout Fee Rate	S-170
Workout-Delayed Reimbursement Amount	S-202
Yield Maintenance Charge	S-119

                                                                       ANNEX A-1

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
                            AND MORTGAGED PROPERTIES

                                   Annex A-1-1

ANNEX A-1

ANNEX
 ID #   LOAN #   SELLER   PROPERTY NAME                                    STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

  1       1       IXIS    Park La Brea Apartments                          6200 West Third Street
  2       2      JPMCB    53 State Street                                  53 State Steet
  3       3      JPMCB    RREEF Silicon Valley Office Portfolio            Various
 3.01    3.01             Quantum Business Park                            1140 Technology Drive, 500 McCarthy Boulevard, 900 Sumac
                                                                           Drive, 1000 Sumac Drive, 1101 Sumac Drive, 601 McCarthy
                                                                           Boulevard
 3.02    3.02             Maude 4-7                                        1101 West Maude Avenue, 700A, 700B, 700C East
                                                                           Middlefield Road
 3.03    3.03             Milpitas Business Park                           1455, 1421, 1371, 1390, 1440 McCarthy Drive, 888, 800,
                                                                           750, 690 Tasman Drive, 620, 590, 570, 540, 500
                                                                           Alder Drive
 3.04    3.04             Marriot                                          2518, 2520, 2540, 2560 Mission College Boulevard, 3900,
                                                                           3910, 3920, 3930, 3940, 3960, 3970, 3990 Freedom Circle
 3.05    3.05             Park Square Phase I and Phase II                 3233, 3255 Scott Boulevard, 3333, 3393 Octavius Drive,
                                                                           2455, 2465, 2475 Augustine Drive
 3.06    3.06             Jay 1-6/Olcott                                   3101, 3102, 3103 Scott Boulevard, 3250, 3260, 3270
                                                                           Jay Street, 3201 Olcott Street
 3.07    3.07             North Pointe Business Park                       191 Baypointe Parkway, 105, 160, 178 East Tasman Drive
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                   772, 785 Lucerne Drive, 285 North Wolfe Road, 140 Kiefer
                                                                           Court, 1293 Anvilwood Avenue, 484 Oakmead Parkway, 1151
                                                                           Sonora Court, 1277 Reamwood Avenue, 324, 328
                                                                           Martin Avenue, 150 Charcot Avenue, 2191 Zanker Road
 3.09    3.09             Orchard Park                                     2820 Orchard Parkway, 3, 75 West Plumeria Drive, 2825
                                                                           North First Street
 3.10    3.10             Peery Park I                                     350, 470, 485 Potrero Avenue, 880 W. Maude Avenue, 415 N.
                                                                           Mathilda Avenue, 435 Indio Way
 3.11    3.11             Mountain View Properties                         333, 345 East Middlefield Road, 301 North Whisman Road,
                                                                           640 Clyde Court, 835, 880 Maude
                                                                           Avenue, 1161 San Antonio Road, 2761 Marine Parkway, 636
                                                                           Ellis Street
 3.12    3.12             Walsh 1-8                                        2400, 2424, 2630, 2710 Walsh Avenue, 2855 Bowers Avenue
 3.13    3.13             Peery Park II                                    535, 555 Del Rey Avenue, 650 Alamanor Avenue, 646-686
                                                                           Maude Avenue, 750 Palomar Avenue
 3.14    3.14             Macara A&B                                       500, 501 Macara Avenue
 3.15    3.15             Zanker/Brokaw                                    1920,1940,1960,1980 Zanker Road
 3.16    3.16             Guadalupe A-C                                    2121, 2111, 2101 Tasman Drive
 3.17    3.17             Peery Park Biotech                               550 Del Rey Avenue, 595 North Pastoria Avenue, 639
                                                                           Pastoria Evenue, 733 Palomar Avenue, 670 Almanor Avenue
 3.18    3.18             Great America Parkway A-C                        5150 Great America Parkway, 2952 Bunker Hill Lane and
                                                                           5155 Old Ironsides Drive
  4       4       NCCI    Gas Company Tower                                555 West Fifth Street
  5       5       EHY     Burbank Town Center                              201 East Magnolia Boulevard
  6       6       EHY     Tysons Galleria                                  2001 International Drive
  7              JPMCB    Colony III Portfolio                             Various
 7.01     7      JPMCB    Copley Corporate Center                          5855 Copley Drive
 7.02     8      JPMCB    Memphis Distribution Center                      4001 & 4105 Hickory Hill Road and 5625 Challenge Drive
 7.03     9      JPMCB    St. Louis Industrial Portfolio                   11701, 11725 & 12055 Missouri Bottom Road
 7.04     10     JPMCB    155 Pfingsten Road                               155 Pfingsten Road
 7.05     11     JPMCB    Woodland Rose                                    2287-2321 South Mount Prospect Road
 7.06     12     JPMCB    McKesson Facility                                520 East North Avenue
 7.07     13     JPMCB    Flotilla                                         6501 Flotilla Street
 7.08     14     JPMCB    4550 Spring Valley Road                          4550 Spring Valley Road
 7.09     15     JPMCB    Perimeter Park                                   8500-8580 Hedge Lane Terrace
 7.10     16     JPMCB    10351 Home Road                                  10351 Home Road
 7.11     17     JPMCB    815 South Coppell Road                           815 South Coppell Road
 7.12     18     JPMCB    13524 Welch Road                                 13524 Welch Road
 7.13     19     JPMCB    1130 West Jackson Road                           1130 West Jackson Road
 7.14     20     JPMCB    4600 Simonton Road                               4600 Simonton Road
 7.15     21     JPMCB    Slawin Court                                     625 Slawin Court
  8       22     JPMCB    CNL/Welsh Portfolio                              Various
 8.01   22.01             Fingerhut Distribution Facility                  6210-6270 Ridgewood Road
 8.02   22.02             Leedsworld                                       400 Hunt Valley Road
 8.03   22.03             GMR Marketing                                    5000 South Towne Drive
 8.04   22.04             HK Systems                                       2855 South James Drive
 8.05   22.05             SuperStock                                       7660 Centurion Parkway
 8.06   22.06             Navarre Corporation                              7550 49th Avenue North
 8.07   22.07             Riviera Tool Company                             5460 Executive Parkway
 8.08   22.08             Midland Containers                               3545 Nicholson Road
 8.09   22.09             ADS Logistics - IN                               1745 East 165th Street
 8.10   22.10             Jenkins Manufacturing Company                    1608 Frank Akers Road
 8.11   22.11             Olsen Engineering LLC                            1100 East LeClaire Road
 8.12   22.12             Core Systems                                     787 Renaissance Parkway
 8.13   22.13             ADS Logistics - NC                               9925 Brookford Street
  9       23     JPMCB    Foothills Mall                                   7325 North La Cholla Boulevard
  10      24      IXIS    Marriott Monterey                                350 Calle Principal
  11      25     JPMCB    Stevens Center Business Park                     2400 Stevens Drive, 2425, 2435, 2440 & 2505 Stevens
                                                                           Center Place and 2620 Fermi Drive
  12              NCCI    Sun Community Portfolio                          Various
12.01     26      NCCI    Sun Villa Estates                                91 Cabernet Parkway
12.02     27      NCCI    Countryside of Lake Lanier                       4802 Friendship Road
12.03     28      NCCI    Countryside Atlanta                              10 Sweetwater Way
  13      29      EHY     1800-1880 John F. Kennedy Boulevard              1800-1880 John F. Kennedy Boulevard
  14      30     JPMCB    Neiss Portfolio                                  Various
14.01   30.01             Asset Acceptance                                 28405 Van Dyke Avenue
14.02   30.02             Uniek                                            805 Uniek Drive
  15      31      IXIS    Lodge at Balfour                                 1331 Hecla Drive
  16      32      EHY     University Center                                1601 SW 107th Avenue
  17      33      IXIS    Fondren Southwest Village                        11092-11240 Fondren Road
  18      34      IXIS    Bonneville Square                                411 E. Bonneville Avenue
  19      35      PNC     Lodge at Sonterra                                230 East Sonterra Blvd
  20      36      EHY     Malcolm X Boulevard                              130 Malcolm X Boulevard
  21      37      AIG     Deerbrook Shopping Center                        9815 FM 1960 Bypass West
  22      38      NCCI    Walter's Crossing                                1518-1580 North Dale Mabry Highway
  23      39     JPMCB    Orange Grove Apartments                          111 North Gilbert Road
  24      40     JPMCB    Keystone Industrial Park                         701 Distribution Drive
  25      41     JPMCB    Commerce Center I                                7701 Greenbelt Road
  26      42      IXIS    Milanos Portfolio 2                              Various
26.01   42.01             Milridge                                         222-262 East Ridgewood Avenue and 2-8 & 30 South
                                                                           Maple Avenue
26.02   42.02             Lucerne                                          175-197 East Ridgewood Avenue and 30-32 Cottage Place
26.03   42.03             New Iona                                         594-600 Winters Avenue
26.04   42.04             Catarina                                         119-123 East Ridgewood Avenue
  27      43      IXIS    901 Corporate Center Dr.                         901 Corporate Center Drive
  28      44      EHY     Southland Terrace Shopping Center                3985 South Seventh Street Road
  29      45      IXIS    Gladstone (Midwest)                              Various
29.01   45.01             T-Mobile                                         2525 North Woodlawn Avenue
29.02   45.02             Converting, Inc.                                 225 Spring Street
29.03   45.03             Metal Spinners - 800 Growth Pkwy                 800 Growth Parkway
29.04   45.04             Metal Spinners - 914 Wohlert St                  914 Wohlert Street
29.05   45.05             Metal Spinners - 802 East 11th St                802 East 11th Street
  30      46      IXIS    11 West Division Street and Lakeside Towers      Various
30.01   46.01             11 West Division Street                          11 West Division Street
30.02   46.02             Lakeside Tower                                   910 West Lawrence Avenue
  31      47      AIG     Kingswood Plaza                                  10 Square Lake Road and 43121-43333 Woodward Avenue
  32      48     JPMCB    Villa Verde Apartments II                        3150, 3180, 3200, 3206, 3210, 3216, 3220, 3226 and 3230
                                                                           Loma Verde Drive
  33      49     JPMCB    Briargrove Place                                 17855 North Dallas Parkway
  34      50      EHY     Riverstone Apartments                            3450 River Park Drive
  35      51      PNC     Franklin Park at Cityview                        6301 Overton Ridge Blvd
  36      52     JPMCB    Executive Tower                                  2101 Executive Drive
  37      53     JPMCB    Shoppes on Dean                                  24 & 42 South Dean Street
  38      54     JPMCB    The Links at Citiside Apartments                 5000 Community Circle
  39      55      NCCI    Rexford Business Center                          2300-2386 East Walnut Avenue
  40      56      EHY     Holiday Inn - Parsippany                         707 Route 46 East
  41      57     JPMCB    The Plaza at Point Happy                         78370 Hwy 111
  42      58     JPMCB    Shoppes at Aksarben                              1220 South 71st Street
  43      59      AIG     Fannie May Portfolio                             Various
43.01   59.01             TCF Bank 397                                     358 West Irving Park Road
43.02   59.02             Fannie May Portfolio 240                         10066 North Skokie Boulevard
43.03   59.03             Wireless Giant 875                               501 West Fourteen Mile Road
43.04   59.04             Fannie May Portfolio 396                         555 West Lake Street
43.05   59.05             SKP, Inc. 530                                    7327 Little River Turnpike
43.06   59.06             Fannie May Portfolio 277                         201 South Main Street
43.07   59.07             Grand Rapids Hospitality 880                     3355 28th Street
43.08   59.08             Fannie May Portfolio 894                         6012 South Westnedge Avenue
43.09   59.09             Fannie May Portfolio 203                         10700 South Cicero Avenue
43.10   59.10             Fannie May Portfolio 208                         14701 South Cicero Avenue
43.11   59.11             Fannie May Portfolio 239                         3536 West Dempster Street
43.12   59.12             Fannie May Portfolio 201                         6351 West 95th Street
43.13   59.13             Fannie May Portfolio 448                         200 Virginia Street
43.14   59.14             Z Amigos 895                                     2909 South Niles Avenue
43.15   59.15             Fannie May Portfolio 398                         620 Roosevelt Road
43.16   59.16             Fannie May Portfolio 617                         102 West Highway 20
43.17   59.17             Fannie May Portfolio 613                         8045 Broadway Street
43.18   59.18             Fannie May Portfolio 213                         17245 South Torrence Avenue
43.19   59.19             Fannie May Portfolio 216                         18101 South Halsted Street
43.20   59.20             Fannie May Portfolio 388                         2205 West Ogden Avenue
43.21   59.21             Fannie May Portfolio 614                         3949 Ridge Road
43.22   59.22             Fannie May Portfolio 461                         102 North Lake Street
43.23   59.23             Fannie May Portfolio 190                         5543 South Harlem Avenue
43.24   59.24             Fannie May Portfolio 410                         402 South Neil Street
43.25   59.25             Fannie May Portfolio 890                         865 Capital Avenue
43.26   59.26             Fannie May Portfolio 395                         107 East North Avenue
43.27   59.27             Fannie May Portfolio 248                         7001 North Lincoln Avenue
43.28   59.28             Ice Cream Joe's 878                              4037 West Saginaw Highway
43.29   59.29             Fannie May Portfolio 816                         7309 Frankford Avenue
  44      60      PNC     Sycamore Apartments - Azusa                      1151 West Arrow Hwy
  45      61     JPMCB    Phoenix Office Building                          501 North 44th Street
  46      62      EHY     Walgreens & Pier 1 Imports                       18665 Biscayne Boulevard
  47      63      EHY     Eckerd Portfolio                                 Various
47.01   63.01             Vineland                                         7 West Landis Avenue
47.02   63.02             Northfield                                       1315 New Road
  48      64      PNC     LeCota Office Park                               702 & 706 E. Bell Rd
  49      65      NCCI    South Towne Crossing                             140 Northwest John Jones Drive
  50      66     JPMCB    2350 Ravine Way                                  2350 Ravine Way
  51      67     JPMCB    Country Corner Shopping Center                   635 North Broadway
  52      68      EHY     Northland Mall                                   900 West Northland Avenue
  53      69     JPMCB    Landerbrook Place                                5915 Landerbrook Drive
  54      70      EHY     Walney Business Center                           4311 - 4315 Walney Road
  55      71      PNC     Coronado Hills Shopping Center                   6001 - 6031 Mesa Road
  56      72      PNC     Bennington Marine Office - Industrial Facility   52791 County Rd 113
  57      73      PNC     Comfort Inn - Brooklyn                           3218 Emmons Ave
  58      74     JPMCB    Knobhill Apartments                              2300 Knob Hill Drive
  59      75      PNC     Cheyenne Woods Apartments                        3417 East Cheyenne Avenue
  60      76     JPMCB    Hampden Villa Center                             15102-15282 East Hampden Avenue
  61      77      AIG     Schaumburg Retail Ground Leases                  950-1010 North Meacham Road
  62      78     JPMCB    Mayhew Tech Center                               9323 - 9333 Tech Center Drive
  63      79      NCCI    Maple Tower Fashion Mart                         1216-1224 Maple Avenue
  64      80      NCCI    Sedona on Laurel Apartments                      5717 Laurel Canyon Boulevard
  65      81      PNC     The Silverstein Institute                        1901 Floyd Street
  66      82      AIG     Casaloma Retail Center                           711-881 North Casaloma Drive
  67      83      NCCI    Holiday Inn - Research Park                      5903 University Drive North West
  68      84     JPMCB    Parkview Plaza                                   3000 South Halsted Street
  69      85     JPMCB    Highland Plaza                                   95 Highland Avenue
  70      86      EHY     Bowie Gateway Medical Center                     4175 North Hanson Court
  71      87     JPMCB    Harvey Oaks                                      12100-14626 West Center Road
  72      88      EHY     Best Western Leisure Inn                         1600 Route 70
  73      89      EHY     Milford Landing Shopping Center                  Milford Landing Drive
  74      90      NCCI    Village of La Casa del Sol                       39610 U.S. Highway 27
  75      91      EHY     Wilmington on Drexel                             4901 South Drexel Boulevard
  76      92     JPMCB    EastPoint Business Center                        3191 North Washington Street
  77      93      NCCI    Park at Summerhill Apartments                    5201 Summerhill Road
  78      94      EHY     Bayport One                                      8025 Black Horse Turnpike
  79      95      IXIS    Tonopah Office                                   710 South Tonopah Drive
  80      96      EHY     Lincoln Town Center                              430 North Generals Boulevard
  81      97     JPMCB    Grape Vine Center                                7938 Great Northern Boulevard
  82      98      AIG     Glengary Shopping Center                         5858-6010 Westerville Road
  83      99     JPMCB    Fiesta Crossings SC                              4770 Montgomery Blvd NE
  84     100     JPMCB    United Plaza                                     8641 United Plaza Blvd
  85     101     JPMCB    Orleans Business Park                            1252 Orleans Drive
  86     102      PNC     Campbell Fair                                    1760 - 1800 E Fort Lowell Rod & 3175 N Campbell Av
  87     103     JPMCB    Donato Corporate Park                            1800 Route 34
  88     104      NCCI    Apache Junction Pool                             Various
88.01   104.01            Superstition Lookout                             1371 East 4th Avenue
88.02   104.02            Sierra Leone MHC                                 1804 West Tepee Street
88.03   104.03            Ironwood MH & RV                                 1280 North Ironwood Drive
88.04   104.04            Shiprock RV Resort                               1700 West Shiprock Street
  89     105      NCCI    Palm Haven                                       3301 58th Avenue North
  90     106      AIG     Petsmart                                         Various
90.01   106.01            Petsmart - LA                                    1321 Manhattan Boulevard
90.02   106.02            Petsmart - WA                                    1403 East Washington Avenue
  91     107      AIG     1639 Walnut                                      1639 West Walnut Street
  92     108     JPMCB    Woodstock Square Shopping Center                 1029 South Main Street
  93     109      NCCI    120-124 Enterprise Avenue                        120-124 Enterprise Avenue
  94     110     JPMCB    Eastpoint Business Park                          2600 Eastpoint Parkway
  95     111     JPMCB    Red Bank Medical                                 4850 Red Bank Road
  96     112      EHY     Midland Plaza                                    3001 West Loop 250 North
  97     113      IXIS    8441 Melrose Place                               8441 Melrose Place
  98     114      PNC     Durham Plaza                                     110-136 Durham Avenue
  99     115     JPMCB    Liberty Plaza                                    100 Brodhead Road
 100     116      EHY     Vincennes Apartments                             18541 Vincennes Street
 101     117      IXIS    Days Inn Dover                                   272 North DuPont Highway
 102     118      AIG     Wellbridge Athletic Center                       998 Woods Mill Road
 103     119      IXIS    Bermuda Palms                                    80-870 Highway 111
 104     120      AIG     Baybrook Office Park                             1550-1560 West Bay Area Boulevard
 105     121     JPMCB    Foothill Village                                 14755 Foothill Boulevard
 106     122      PNC     AmericInn Hotel & Suites                         5861 Blaine Ave
 107     123     JPMCB    Fairfield Inn & Suites                           1031 Executive Drive
 108     124      EHY     3 Maryland Circle                                3 Maryland Circle
 109     125      IXIS    La Quinta Ridge                                  51-555 Monroe Street
 110     126      PNC     AmericInn Hotel & Suites                         15000 Glazier Ave
 111     127     JPMCB    Orleans Business Park II                         1308 Orleans Drive
 112     128     JPMCB    Round Rock Towne Center                          2051 Gattis School Road
 113     129      PNC     Hartland Apartments                              14548 Hartland Street
 114     130      NCCI    Royal Highlander MHC                             828 Inverness Drive
 115     131      AIG     Tomball Marketplace                              27620 State Highway 249
 116     132      PNC     New Martinsville Plaza                           221-281 N. State Route 2
 117     133      EHY     Heritage Court Apartments                        905-928 Heritage Court
 118     134     JPMCB    Hampton Inn - Starkville, MS                     700 Highway 12 East
 119     135      PNC     Landmark Building                                1062 Barnes Road
 120     136      IXIS    Bowler Plaza                                     300, 330 & 360 N. Sandhill Blvd
 121     137     JPMCB    Century Boulevard                                20111 Century Boulevard
 122     138      PNC     Woods Edge Apartments                            34186 Woods Edge Drive
 123     139      IXIS    Forest Oaks Plaza 1                              7285 Forest Oaks Blvd.
 124     140     JPMCB    Emmorton Professional Building                   2107 Laurel Bush Road
 125     141     JPMCB    Rodes Building                                   4938 Brownsboro Road
 126     142      IXIS    Spring Meadows Apartments                        5854 Route 96
 127     143      EHY     Woodberry Plaza                                  3234 Augusta Road
 128     144      EHY     Beaver Pond Center                               400-430 Gold Rock Road
 129     145      PNC     Plaza 3001                                       3001 East Camelback Rd
 130     146     JPMCB    Ramada Inn - Tampa                               11714 Morris Bridge Road
 131     147     JPMCB    Storage Solutions                                12310 Perry Road
 132     148      PNC     The Port Apartments                              3231 Constega Drive
 133     149      EHY     Memphis Retail Portfolio                         Various
133.01  149.01            Appling Ridge                                    7546 Highway 70
133.02  149.02            Spa Plaza                                        4970 Raleigh Lagrange Road
 134     150      PNC     Colorado Rosemead Plaza                          3700-3704 East Colorado Blvd
 135     151      PNC     Battlefield Business Park                        10356-10376 Battleview Parkway
 136     152     JPMCB    30 East Hoffman Avenue                           30 East Hoffman Avenue
 137     153      NCCI    Ken Caryl Retail Center                          12652 West Ken Caryl Avenue
 138     154     JPMCB    Garfield Place                                   4519 North Garfield Street
 139     155     JPMCB    Tucker Street Apartments                         610 Center Street
 140     156      NCCI    Quality Inn and Suites                           2351 West Roosevelt Boulevard
 141     157      IXIS    9775-77 Santa Monica Blvd.                       9775-9777 Little Santa Monica Boulevard
 142     158      NCCI    Haddam Self Storage                              88 Bridge Road
 143     159      PNC     1722 General George Patton                       1722 General George Patton Drive
 144     160      NCCI    CSH 1st Security Storage Davenport               2323 Holly Hill Tank Road
 145     161      NCCI    Lido MHP                                         45125 30th Street East
 146     162      NCCI    CSH - 1st Security Self storage Avon Park        1866 South Wilburn Drive
 147     163      NCCI    CSH B & B Stor With Us                           735 Creative Drive
 148     164      PNC     6704 W. 121st Street                             6704 West 121st Street
 149     165      PNC     TGIFriday's                                      5500 Carlisle Pike

ANNEX
 ID #   LOAN #   SELLER   PROPERTY NAME                                    CITY                   STATE         ZIP CODE
------------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                          Los Angeles              CA            90036
   2      2       JPMCB   53 State Street                                  Boston                   MA            02109
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio            Various                  CA           Various
 3.01    3.01             Quantum Business Park                            Milpitas                 CA            95035
 3.02    3.02             Maude 4-7                                        Mountain View            CA            95054
 3.03    3.03             Milpitas Business Park                           Milpitas                 CA            95035
 3.04    3.04             Marriot                                          Santa Clara              CA            95054
 3.05    3.05             Park Square Phase I and Phase II                 Santa Clara              CA            95054
 3.06    3.06             Jay 1-6/Olcott                                   Santa Clara              CA            95054
 3.07    3.07             North Pointe Business Park                       San Jose                 CA            95134
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                   Sunnyvale, Santa
                                                                           Clara, San Jose          CA     94085, 95054, 95112
 3.09    3.09             Orchard Park                                     San Jose                 CA            95112
 3.10    3.10             Peery Park I                                     Sunnyvale                CA            94085
 3.11    3.11             Mountain View Properties                         Mountain View            CA            94043
 3.12    3.12             Walsh 1-8                                        Santa Clara              CA            95054
 3.13    3.13             Peery Park II                                    Sunnyvale                CA            94085
 3.14    3.14             Macara A&B                                       Sunnyvale                CA            94085
 3.15    3.15             Zanker/Brokaw                                    San Jose                 CA            95112
 3.16    3.16             Guadalupe A-C                                    Santa Clara              CA            95054
 3.17    3.17             Peery Park Biotech                               Sunnyvale                CA            94085
 3.18    3.18             Great America Parkway A-C                        Santa Clara              CA            95054
   4      4       NCCI    Gas Company Tower                                Los Angeles              CA            90013
   5      5        EHY    Burbank Town Center                              Burbank                  CA            91502
   6      6        EHY    Tysons Galleria                                  McLean                   VA            22102
   7              JPMCB   Colony III Portfolio                             Various               Various         Various
 7.01     7       JPMCB   Copley Corporate Center                          San Diego                CA            92111
 7.02     8       JPMCB   Memphis Distribution Center                      Memphis                  TN            38115
 7.03     9       JPMCB   St. Louis Industrial Portfolio                   Hazelwood                MO            63042
 7.04     10      JPMCB   155 Pfingsten Road                               Deerfield                IL            60015
 7.05     11      JPMCB   Woodland Rose                                    Des Plaines              IL            60018
 7.06     12      JPMCB   McKesson Facility                                Carol Stream             IL            60188
 7.07     13      JPMCB   Flotilla                                         Commerce                 CA            90040
 7.08     14      JPMCB   4550 Spring Valley Road                          Farmers Branch           TX            75244
 7.09     15      JPMCB   Perimeter Park                                   Shawnee                  KS            66227
 7.10     16      JPMCB   10351 Home Road                                  Frisco                   TX            75034
 7.11     17      JPMCB   815 South Coppell Road                           Coppell                  TX            75019
 7.12     18      JPMCB   13524 Welch Road                                 Farmers Branch           TX            75244
 7.13     19      JPMCB   1130 West Jackson Road                           Carrollton               TX            75006
 7.14     20      JPMCB   4600 Simonton Road                               Farmers Branch           TX            75244
 7.15     21      JPMCB   Slawin Court                                     Mount Prospect           IL            60056
   8      22      JPMCB   CNL/Welsh Portfolio                              Various               Various         Various
 8.01   22.01             Fingerhut Distribution Facility                  St. Cloud                MN            56303
 8.02   22.02             Leedsworld                                       New Kensington           PA            15068
 8.03   22.03             GMR Marketing                                    New Berlin               WI            53151
 8.04   22.04             HK Systems                                       New Berlin               WI            53151
 8.05   22.05             SuperStock                                       Jacksonville             FL            32256
 8.06   22.06             Navarre Corporation                              New Hope                 MN            55428
 8.07   22.07             Riviera Tool Company                             Grand Rapids             MI            49512
 8.08   22.08             Midland Containers                               Franksville              WI            53126
 8.09   22.09             ADS Logistics - IN                               Hammond                  IN            46320
 8.10   22.10             Jenkins Manufacturing Company                    Anniston                 AL            36207
 8.11   22.11             Olsen Engineering LLC                            Eldridge                 IA            52748
 8.12   22.12             Core Systems                                     Painesville              OH            44077
 8.13   22.13             ADS Logistics - NC                               Mecklenburg              NC            28273
   9      23      JPMCB   Foothills Mall                                   Tucson                   AZ            85741
  10      24      IXIS    Marriott Monterey                                Monterey                 CA            93940
  11      25      JPMCB   Stevens Center Business Park                     Richland                 WA            99352
  12              NCCI    Sun Community Portfolio                          Various               Various         Various
 12.01    26      NCCI    Sun Villa Estates                                Reno                     NV            89512
 12.02    27      NCCI    Countryside of Lake Lanier                       Buford                   GA            30518
 12.03    28      NCCI    Countryside Atlanta                              Lawrenceville            GA            30044
  13      29       EHY    1800-1880 John F. Kennedy Boulevard              Philadelphia             PA            19103
  14      30      JPMCB   Neiss Portfolio                                  Various               Various         Various
 14.01  30.01             Asset Acceptance                                 Warren                   MI            48093
 14.02  30.02             Uniek                                            Waunakee                 WI            53597
  15      31      IXIS    Lodge at Balfour                                 Louisville               CO            80027
  16      32       EHY    University Center                                Miami                    FL            33165
  17      33      IXIS    Fondren Southwest Village                        Houston                  TX            77071
  18      34      IXIS    Bonneville Square                                Las Vegas                NV            89101
  19      35       PNC    Lodge at Sonterra                                San Antonio              TX            78258
  20      36       EHY    Malcolm X Boulevard                              New York                 NY            10026
  21      37       AIG    Deerbrook Shopping Center                        Humble                   TX            77338
  22      38      NCCI    Walter's Crossing                                Tampa                    FL            33607
  23      39      JPMCB   Orange Grove Apartments                          Mesa                     AZ            85203
  24      40      JPMCB   Keystone Industrial Park                         Morrisville              NC            27560
  25      41      JPMCB   Commerce Center I                                Greenbelt                MD            20770
  26      42      IXIS    Milanos Portfolio 2                              Various                  NJ           Various
 26.01  42.01             Milridge                                         Ridgewood                NJ            07450
 26.02  42.02             Lucerne                                          Ridgewood                NJ            07450
 26.03  42.03             New Iona                                         Paramus                  NJ            07652
 26.04  42.04             Catarina                                         Ridgewood                NJ            07450
  27      43      IXIS    901 Corporate Center Dr.                         Monterey Park            CA            91754
  28      44       EHY    Southland Terrace Shopping Center                Louisville               KY            40216
  29      45      IXIS    Gladstone (Midwest)                              Various               Various         Various
 29.01  45.01             T-Mobile                                         Wichita                  KS            67220
 29.02  45.02             Converting, Inc.                                 Clintonville             WI            54929
 29.03  45.03             Metal Spinners - 800 Growth Pkwy                 Angola                   IN            46703
 29.04  45.04             Metal Spinners - 914 Wohlert St                  Angola                   IN            46703
 29.05  45.05             Metal Spinners - 802 East 11th St                Rock Falls               IL            61071
  30      46      IXIS    11 West Division Street and Lakeside Towers      Chicago                  IL           Various
 30.01  46.01             11 West Division Street                          Chicago                  IL            60610
 30.02  46.02             Lakeside Tower                                   Chicago                  IL            60640
  31      47       AIG    Kingswood Plaza                                  Bloomfield Township      MI            48302
  32      48      JPMCB   Villa Verde Apartments II                        San Jose                 CA            95117
  33      49      JPMCB   Briargrove Place                                 Dallas                   TX            75287
  34      50       EHY    Riverstone Apartments                            Fort Worth               TX            76116
  35      51       PNC    Franklin Park at Cityview                        Fort Worth               TX            76132
  36      52      JPMCB   Executive Tower                                  Hampton                  VA            23666
  37      53      JPMCB   Shoppes on Dean                                  Englewood                NJ            07631
  38      54      JPMCB   The Links at Citiside Apartments                 Charlotte                NC            28215
  39      55      NCCI    Rexford Business Center                          Fullerton                CA            92831
  40      56       EHY    Holiday Inn - Parsippany                         Parsippany               NJ            07054
  41      57      JPMCB   The Plaza at Point Happy                         La Quinta                CA            92253
  42      58      JPMCB   Shoppes at Aksarben                              Omaha                    NE            68106
  43      59       AIG    Fannie May Portfolio                             Various               Various         Various
 43.01  59.01             TCF Bank 397                                     Wood Dale                IL            60191
 43.02  59.02             Fannie May Portfolio 240                         Skokie                   IL            60077
 43.03  59.03             Wireless Giant 875                               Madison Heights          MI            48071
 43.04  59.04             Fannie May Portfolio 396                         Addison                  IL            60101
 43.05  59.05             SKP, Inc. 530                                    Annandale                VA            22003
 43.06  59.06             Fannie May Portfolio 277                         Mount Prospect           IL            60056
 43.07  59.07             Grand Rapids Hospitality 880                     Kentwood                 MI            49512
 43.08  59.08             Fannie May Portfolio 894                         Portage                  MI            49002
 43.09  59.09             Fannie May Portfolio 203                         Oak Lawn                 IL            60453
 43.10  59.10             Fannie May Portfolio 208                         Midlothian               IL            60445
 43.11  59.11             Fannie May Portfolio 239                         Skokie                   IL            60076
 43.12  59.12             Fannie May Portfolio 201                         Oak Lawn                 IL            60453
 43.13  59.13             Fannie May Portfolio 448                         Crystal Lake             IL            60014
 43.14  59.14             Z Amigos 895                                     Saint Joseph             MI            49085
 43.15  59.15             Fannie May Portfolio 398                         Glen Ellyn               IL            60137
 43.16  59.16             Fannie May Portfolio 617                         Michigan City            IN            46360
 43.17  59.17             Fannie May Portfolio 613                         Merrillville             IN            46410
 43.18  59.18             Fannie May Portfolio 213                         Lansing                  IL            60438
 43.19  59.19             Fannie May Portfolio 216                         Homewood                 IL            60430
 43.20  59.20             Fannie May Portfolio 388                         Downers Grove            IL            60515
 43.21  59.21             Fannie May Portfolio 614                         Highland                 IN            46322
 43.22  59.22             Fannie May Portfolio 461                         Aurora                   IL            60506
 43.23  59.23             Fannie May Portfolio 190                         Chicago                  IL            60638
 43.24  59.24             Fannie May Portfolio 410                         Champaign                IL            61820
 43.25  59.25             Fannie May Portfolio 890                         Battle Creek             MI            49015
 43.26  59.26             Fannie May Portfolio 395                         Carol Stream             IL            60188
 43.27  59.27             Fannie May Portfolio 248                         Lincolnwood              IL            60712
 43.28  59.28             Ice Cream Joe's 878                              Lansing                  MI            48917
 43.29  59.29             Fannie May Portfolio 816                         Philadelphia             PA            19136
  44      60       PNC    Sycamore Apartments - Azusa                      Azusa                    CA            91702
  45      61      JPMCB   Phoenix Office Building                          Phoenix                  AZ            85008
  46      62       EHY    Walgreens & Pier 1 Imports                       Aventura                 FL            33180
  47      63       EHY    Eckerd Portfolio                                 Various                  NJ           Various
 47.01  63.01             Vineland                                         Vineland                 NJ            08360
 47.02  63.02             Northfield                                       Northfield               NJ            08225
  48      64       PNC    LeCota Office Park                               Phoenix                  AZ            85022
  49      65      NCCI    South Towne Crossing                             Burleson                 TX            76028
  50      66      JPMCB   2350 Ravine Way                                  Glenview                 IL            60025
  51      67      JPMCB   Country Corner Shopping Center                   Escondido                CA            92025
  52      68       EHY    Northland Mall                                   Appleton                 WI            54914
  53      69      JPMCB   Landerbrook Place                                Mayfield Heights         OH            44124
  54      70       EHY    Walney Business Center                           Chantilly                VA            20151
  55      71       PNC    Coronado Hills Shopping Center                   El Paso                  TX            79925
  56      72       PNC    Bennington Marine Office - Industrial Facility   Elkhart                  IN            46514
  57      73       PNC    Comfort Inn - Brooklyn                           Brooklyn                 NY            11325
  58      74      JPMCB   Knobhill Apartments                              Okemos                   MI            48864
  59      75       PNC    Cheyenne Woods Apartments                        Las Vegas                NV            89030
  60      76      JPMCB   Hampden Villa Center                             Aurora                   CO            80014
  61      77       AIG    Schaumburg Retail Ground Leases                  Schaumburg               IL            60173
  62      78      JPMCB   Mayhew Tech Center                               Sacramento               CA            95826
  63      79      NCCI    Maple Tower Fashion Mart                         Los Angeles              CA            90015
  64      80      NCCI    Sedona on Laurel Apartments                      Valley Village           CA            91607
  65      81       PNC    The Silverstein Institute                        Sarasota                 FL            34239
  66      82       AIG    Casaloma Retail Center                           Grand Chute              WI            54913
  67      83      NCCI    Holiday Inn - Research Park                      Huntsville               AL            35806
  68      84      JPMCB   Parkview Plaza                                   Chicago                  IL            60608
  69      85      JPMCB   Highland Plaza                                   Bethlehem                PA            18017
  70      86       EHY    Bowie Gateway Medical Center                     Bowie                    MD            20716
  71      87      JPMCB   Harvey Oaks                                      Omaha                    NE            68144
  72      88       EHY    Best Western Leisure Inn                         Lakewood                 NJ            08701
  73      89       EHY    Milford Landing Shopping Center                  Westfall Township        PA            18337
  74      90      NCCI    Village of La Casa del Sol                       Davenport                FL            33837
  75      91       EHY    Wilmington on Drexel                             Chicago                  IL            60615
  76      92      JPMCB   EastPoint Business Center                        Chandler                 AZ            85225
  77      93      NCCI    Park at Summerhill Apartments                    Texarkana                TX            75503
  78      94       EHY    Bayport One                                      Pleasantville            NJ            08232
  79      95      IXIS    Tonopah Office                                   Las Vegas                NV            89106
  80      96       EHY    Lincoln Town Center                              Lincolnton               NC            28092
  81      97      JPMCB   Grape Vine Center                                Austin                   TX            78757
  82      98       AIG    Glengary Shopping Center                         Westerville              OH            43081
  83      99      JPMCB   Fiesta Crossings SC                              Albuquerque              NM            87109
  84     100      JPMCB   United Plaza                                     Baton Rouge              LA            70809
  85     101      JPMCB   Orleans Business Park                            Sunnyvale                CA            94089
  86     102       PNC    Campbell Fair                                    Tucson                   AZ            85179
  87     103      JPMCB   Donato Corporate Park                            Wall Township            NJ            07719
  88     104      NCCI    Apache Junction Pool                             Apache Junction          AZ           Various
 88.01  104.01            Superstition Lookout                             Apache Junction          AZ            85219
 88.02  104.02            Sierra Leone MHC                                 Apache Junction          AZ            85220
 88.03  104.03            Ironwood MH & RV                                 Apache Junction          AZ            85220
 88.04  104.04            Shiprock RV Resort                               Apache Junction          AZ            85220
  89     105      NCCI    Palm Haven                                       Saint Petersburg         FL            33714
  90     106       AIG    Petsmart                                         Various               Various         Various
 90.01  106.01            Petsmart - LA                                    Harvey                   LA            70058
 90.02  106.02            Petsmart - WA                                    Union Gap                WA            98903
  91     107       AIG    1639 Walnut                                      Chicago                  IL            60612
  92     108      JPMCB   Woodstock Square Shopping Center                 Woodstock                VA            22664
  93     109      NCCI    120-124 Enterprise Avenue                        Secaucus                 NJ            07094
  94     110      JPMCB   Eastpoint Business Park                          Louisville               KY            40223
  95     111      JPMCB   Red Bank Medical                                 Cincinnati               OH            45227
  96     112       EHY    Midland Plaza                                    Midland                  TX            79705
  97     113      IXIS    8441 Melrose Place                               Los Angeles              CA            90069
  98     114       PNC    Durham Plaza                                     South Plainfield         NJ            07080
  99     115      JPMCB   Liberty Plaza                                    Bethlehem                PA            18017
  100    116       EHY    Vincennes Apartments                             Northridge               CA            91324
  101    117      IXIS    Days Inn Dover                                   Dover                    DE            19901
  102    118       AIG    Wellbridge Athletic Center                       Ballwin                  MO            63011
  103    119      IXIS    Bermuda Palms                                    Indio                    CA            92201
  104    120       AIG    Baybrook Office Park                             Houston                  TX            77058
  105    121      JPMCB   Foothill Village                                 Fontana                  CA            92335
  106    122       PNC    AmericInn Hotel & Suites                         Inver Grove Heights      MN            55076
  107    123      JPMCB   Fairfield Inn & Suites                           Elizabethtown            KY            42701
  108    124       EHY    3 Maryland Circle                                Whitehall                PA            18052
  109    125      IXIS    La Quinta Ridge                                  Indio                    CA            92201
  110    126       PNC    AmericInn Hotel & Suites                         Apple Valley             MN            55124
  111    127      JPMCB   Orleans Business Park II                         Sunnyvale                CA            94089
  112    128      JPMCB   Round Rock Towne Center                          Round Rock               TX            78664
  113    129       PNC    Hartland Apartments                              Van Nuys                 CA            91405
  114    130      NCCI    Royal Highlander MHC                             Peoria                   IL            61615
  115    131       AIG    Tomball Marketplace                              Tomball                  TX            77375
  116    132       PNC    New Martinsville Plaza                           New Martinsville         WV            26155
  117    133       EHY    Heritage Court Apartments                        Crown Point              IN            46307
  118    134      JPMCB   Hampton Inn - Starkville, MS                     Starkville               MS            39759
  119    135       PNC    Landmark Building                                Wallingford              CT            06492
  120    136      IXIS    Bowler Plaza                                     Mesquite                 NV            89027
  121    137      JPMCB   Century Boulevard                                Germantown               MD            20874
  122    138       PNC    Woods Edge Apartments                            Lewes                    DE            19958
  123    139      IXIS    Forest Oaks Plaza 1                              Spring Hill              FL            34606
  124    140      JPMCB   Emmorton Professional Building                   Bel Air                  MD            21015
  125    141      JPMCB   Rodes Building                                   Louisville               KY            40222
  126    142      IXIS    Spring Meadows Apartments                        Romulus                  NY            14541
  127    143       EHY    Woodberry Plaza                                  West Columbia            SC            29170
  128    144       EHY    Beaver Pond Center                               Rocky Mount              NC            27804
  129    145       PNC    Plaza 3001                                       Phoenix                  AZ            85016
  130    146      JPMCB   Ramada Inn - Tampa                               Tampa                    FL            33637
  131    147      JPMCB   Storage Solutions                                Houston                  TX            77070
  132    148       PNC    The Port Apartments                              Norman                   OK            73072
  133    149       EHY    Memphis Retail Portfolio                         Various                  TN           Various
133.01  149.01            Appling Ridge                                    Bartlett                 TN            38133
133.02  149.02            Spa Plaza                                        Memphis                  TN            38128
  134    150       PNC    Colorado Rosemead Plaza                          Pasadena                 CA            91107
  135    151       PNC    Battlefield Business Park                        Manassas                 VA            20109
  136    152      JPMCB   30 East Hoffman Avenue                           Lindenhurst              NY            11757
  137    153      NCCI    Ken Caryl Retail Center                          Littleton                CO            80127
  138    154      JPMCB   Garfield Place                                   Midland                  TX            79705
  139    155      JPMCB   Tucker Street Apartments                         Burlington               NC            27215
  140    156      NCCI    Quality Inn and Suites                           Monroe                   NC            28110
  141    157      IXIS    9775-77 Santa Monica Blvd.                       Beverly Hills            CA            90210
  142    158      NCCI    Haddam Self Storage                              Haddam                   CT            06438
  143    159       PNC    1722 General George Patton                       Brentwood                TN            37027
  144    160      NCCI    CSH 1st Security Storage Davenport               Davenport                FL            33837
  145    161      NCCI    Lido MHP                                         Lancaster                CA            93535
  146    162      NCCI    CSH - 1st Security Self storage Avon Park        Avon Park                FL            33825
  147    163      NCCI    CSH B & B Stor With Us                           Lakeland                 FL            33813
  148    164       PNC    6704 W. 121st Street                             Overland Park            KS            66209
  149    165       PNC    TGIFriday's                                      Mechanicsburg            PA            17050

ANNEX                                                                                           NUMBER OF      PROPERTY
 ID #   LOAN #    SELLER   PROPERTY NAME                                   COUNTY             PROPERTIES(18)   TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1      1        IXIS   Park La Brea Apartments                          Los Angeles             1           Multifamily
   2      2       JPMCB   53 State Street                                  Suffolk                 1           Office
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio            Various                 18          Office
 3.01    3.01             Quantum Business Park                            Santa Clara             1           Office
 3.02    3.02             Maude 4-7                                        Santa Clara             1           Office
 3.03    3.03             Milpitas Business Park                           Santa Clara             1           Office
 3.04    3.04             Marriot                                          Santa Clara             1           Office
 3.05    3.05             Park Square Phase I and Phase II                 Santa Clara             1           Office
 3.06    3.06             Jay 1-6/Olcott                                   Santa Clara             1           Office
 3.07    3.07             North Pointe Business Park                       Santa Clara             1           Office
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                   Santa Clara             1           Office
 3.09    3.09             Orchard Park                                     Santa Clara             1           Office
 3.10    3.10             Peery Park I                                     Santa Clara             1           Office
 3.11    3.11             Mountain View Properties                         Santa Clara             1           Office
 3.12    3.12             Walsh 1-8                                        Santa Clara             1           Office
 3.13    3.13             Peery Park II                                    Santa Clara             1           Office
 3.14    3.14             Macara A&B                                       Santa Clara             1           Office
 3.15    3.15             Zanker/Brokaw                                    Santa Clara             1           Office
 3.16    3.16             Guadalupe A-C                                    Santa Clara             1           Office
 3.17    3.17             Peery Park Biotech                               Santa Clara             1           Office
 3.18    3.18             Great America Parkway A-C                        Santa Clara             1           Office
   4      4        NCCI   Gas Company Tower                                Los Angeles             1           Office
   5      5        EHY    Burbank Town Center                              Los Angeles             1           Retail
   6      6        EHY    Tysons Galleria                                  Fairfax                 1           Retail
   7              JPMCB   Colony III Portfolio                             Various                 15          Various
 7.01     7       JPMCB   Copley Corporate Center                          San Diego               1           Office
 7.02     8       JPMCB   Memphis Distribution Center                      Shelby                  1           Industrial
 7.03     9       JPMCB   St. Louis Industrial Portfolio                   Saint Louis             1           Industrial
 7.04     10      JPMCB   155 Pfingsten Road                               Lake                    1           Office
 7.05     11      JPMCB   Woodland Rose                                    Cook                    1           Industrial
 7.06     12      JPMCB   McKesson Facility                                Dupage                  1           Industrial
 7.07     13      JPMCB   Flotilla                                         Los Angeles             1           Industrial
 7.08     14      JPMCB   4550 Spring Valley Road                          Dallas                  1           Industrial
 7.09     15      JPMCB   Perimeter Park                                   Johnson                 1           Industrial
 7.10     16      JPMCB   10351 Home Road                                  Collin                  1           Industrial
 7.11     17      JPMCB   815 South Coppell Road                           Dallas                  1           Industrial
 7.12     18      JPMCB   13524 Welch Road                                 Dallas                  1           Industrial
 7.13     19      JPMCB   1130 West Jackson Road                           Dallas                  1           Industrial
 7.14     20      JPMCB   4600 Simonton Road                               Dallas                  1           Industrial
 7.15     21      JPMCB   Slawin Court                                     Cook                    1           Industrial
   8      22      JPMCB   CNL/Welsh Portfolio                              Various                 13          Various
 8.01   22.01             Fingerhut Distribution Facility                  Stearns                 1           Industrial
 8.02   22.02             Leedsworld                                       Westmoreland            1           Industrial
 8.03   22.03             GMR Marketing                                    Waukesha                1           Office
 8.04   22.04             HK Systems                                       Waukesha                1           Office
 8.05   22.05             SuperStock                                       Duval                   1           Office
 8.06   22.06             Navarre Corporation                              Hennepin                1           Industrial
 8.07   22.07             Riviera Tool Company                             Kent                    1           Industrial
 8.08   22.08             Midland Containers                               Racine                  1           Industrial
 8.09   22.09             ADS Logistics - IN                               Lake                    1           Industrial
 8.10   22.10             Jenkins Manufacturing Company                    Calhoun                 1           Industrial
 8.11   22.11             Olsen Engineering LLC                            Scott                   1           Industrial
 8.12   22.12             Core Systems                                     Lake                    1           Industrial
 8.13   22.13             ADS Logistics - NC                               Mecklenburg             1           Industrial
   9      23      JPMCB   Foothills Mall                                   Pima                    1           Retail
  10      24       IXIS   Marriott Monterey                                Monterey                1           Hotel
  11      25      JPMCB   Stevens Center Business Park                     Benton                  1           Office
  12               NCCI   Sun Community Portfolio                          Various                 3           Manufactured Housing
 12.01    26       NCCI   Sun Villa Estates                                Washoe                  1           Manufactured Housing
 12.02    27       NCCI   Countryside of Lake Lanier                       Hall                    1           Manufactured Housing
 12.03    28       NCCI   Countryside Atlanta                              Gwinnett                1           Manufactured Housing
  13      29       EHY    1800-1880 John F. Kennedy Boulevard              Philadelphia            1           Office
  14      30      JPMCB   Neiss Portfolio                                  Various                 2           Various
 14.01  30.01             Asset Acceptance                                 Macomb                  1           Office
 14.02  30.02             Uniek                                            Dane                    1           Industrial
  15      31       IXIS   Lodge at Balfour                                 Boulder                 1           Multifamily
  16      32       EHY    University Center                                Miami-Dade              1           Retail
  17      33       IXIS   Fondren Southwest Village                        Harris                  1           Retail
  18      34       IXIS   Bonneville Square                                Clark                   1           Office
  19      35       PNC    Lodge at Sonterra                                Bexar                   1           Multifamily
  20      36       EHY    Malcolm X Boulevard                              New York                1           Retail
  21      37       AIG    Deerbrook Shopping Center                        Harris                  1           Retail
  22      38       NCCI   Walter's Crossing                                Hillsborough            1           Retail
  23      39      JPMCB   Orange Grove Apartments                          Maricopa                1           Multifamily
  24      40      JPMCB   Keystone Industrial Park                         Wake                    1           Industrial
  25      41      JPMCB   Commerce Center I                                Prince Georges          1           Office
  26      42       IXIS   Milanos Portfolio 2                              Bergen                  4           Retail
 26.01  42.01             Milridge                                         Bergen                  1           Retail
 26.02  42.02             Lucerne                                          Bergen                  1           Retail
 26.03  42.03             New Iona                                         Bergen                  1           Retail
 26.04  42.04             Catarina                                         Bergen                  1           Retail
  27      43       IXIS   901 Corporate Center Dr.                         Los Angeles             1           Office
  28      44       EHY    Southland Terrace Shopping Center                Jefferson               1           Retail
  29      45       IXIS   Gladstone (Midwest)                              Various                 5           Various
 29.01  45.01             T-Mobile                                         Sedgwick                1           Office
 29.02  45.02             Converting, Inc.                                 Waupaca                 1           Industrial
 29.03  45.03             Metal Spinners - 800 Growth Pkwy                 Steuben                 1           Industrial
 29.04  45.04             Metal Spinners - 914 Wohlert St                  Steuben                 1           Industrial
 29.05  45.05             Metal Spinners - 802 East 11th St                Whiteside               1           Industrial
  30      46       IXIS   11 West Division Street and Lakeside Towers      Cook                    2           Multifamily
 30.01  46.01             11 West Division Street                          Cook                    1           Multifamily
 30.02  46.02             Lakeside Tower                                   Cook                    1           Multifamily
  31      47       AIG    Kingswood Plaza                                  Oakland                 1           Retail
  32      48      JPMCB   Villa Verde Apartments II                        Santa Clara             1           Multifamily
  33      49      JPMCB   Briargrove Place                                 Collin                  1           Office
  34      50       EHY    Riverstone Apartments                            Tarrant                 1           Multifamily
  35      51       PNC    Franklin Park at Cityview                        Tarrant                 1           Multifamily
  36      52      JPMCB   Executive Tower                                  Hampton City            1           Office
  37      53      JPMCB   Shoppes on Dean                                  Bergen                  1           Retail
  38      54      JPMCB   The Links at Citiside Apartments                 Mecklenburg             1           Multifamily
  39      55       NCCI   Rexford Business Center                          Orange                  1           Industrial
  40      56       EHY    Holiday Inn - Parsippany                         Morris                  1           Hotel
  41      57      JPMCB   The Plaza at Point Happy                         Riverside               1           Mixed Use
  42      58      JPMCB   Shoppes at Aksarben                              Douglas                 1           Retail
  43      59       AIG    Fannie May Portfolio                             Various                 29          Retail
 43.01  59.01             TCF Bank 397                                     DuPage                  1           Retail
 43.02  59.02             Fannie May Portfolio 240                         Cook                    1           Retail
 43.03  59.03             Wireless Giant 875                               Oakland                 1           Retail
 43.04  59.04             Fannie May Portfolio 396                         DuPage                  1           Retail
 43.05  59.05             SKP, Inc. 530                                    Fairfax                 1           Retail
 43.06  59.06             Fannie May Portfolio 277                         Cook                    1           Retail
 43.07  59.07             Grand Rapids Hospitality 880                     Kent                    1           Retail
 43.08  59.08             Fannie May Portfolio 894                         Kalamazoo               1           Retail
 43.09  59.09             Fannie May Portfolio 203                         Cook                    1           Retail
 43.10  59.10             Fannie May Portfolio 208                         Cook                    1           Retail
 43.11  59.11             Fannie May Portfolio 239                         Cook                    1           Retail
 43.12  59.12             Fannie May Portfolio 201                         Cook                    1           Retail
 43.13  59.13             Fannie May Portfolio 448                         McHenry                 1           Retail
 43.14  59.14             Z Amigos 895                                     Berrien                 1           Retail
 43.15  59.15             Fannie May Portfolio 398                         DuPage                  1           Retail
 43.16  59.16             Fannie May Portfolio 617                         La Porte                1           Retail
 43.17  59.17             Fannie May Portfolio 613                         Lake                    1           Retail
 43.18  59.18             Fannie May Portfolio 213                         Cook                    1           Retail
 43.19  59.19             Fannie May Portfolio 216                         Cook                    1           Retail
 43.20  59.20             Fannie May Portfolio 388                         DuPage                  1           Retail
 43.21  59.21             Fannie May Portfolio 614                         Lake                    1           Retail
 43.22  59.22             Fannie May Portfolio 461                         Kane                    1           Retail
 43.23  59.23             Fannie May Portfolio 190                         Cook                    1           Retail
 43.24  59.24             Fannie May Portfolio 410                         Champaign               1           Retail
 43.25  59.25             Fannie May Portfolio 890                         Calhoun                 1           Retail
 43.26  59.26             Fannie May Portfolio 395                         DuPage                  1           Retail
 43.27  59.27             Fannie May Portfolio 248                         Cook                    1           Retail
 43.28  59.28             Ice Cream Joe's 878                              Eaton                   1           Retail
 43.29  59.29             Fannie May Portfolio 816                         Philadelphia            1           Retail
  44      60       PNC    Sycamore Apartments - Azusa                      Los Angeles             1           Multifamily
  45      61      JPMCB   Phoenix Office Building                          Maricopa                1           Office
  46      62       EHY    Walgreens & Pier 1 Imports                       Miami-Dade              1           Retail
  47      63       EHY    Eckerd Portfolio                                 Various                 2           Retail
 47.01  63.01             Vineland                                         Cumberland              1           Retail
 47.02  63.02             Northfield                                       Atlantic                1           Retail
  48      64       PNC    LeCota Office Park                               Maricopa                1           Office
  49      65       NCCI   South Towne Crossing                             Johnson                 1           Retail
  50      66      JPMCB   2350 Ravine Way                                  Cook                    1           Office
  51      67      JPMCB   Country Corner Shopping Center                   San Diego               1           Retail
  52      68       EHY    Northland Mall                                   Outagamie               1           Retail
  53      69      JPMCB   Landerbrook Place                                Cuyahoga                1           Office
  54      70       EHY    Walney Business Center                           Fairfax                 1           Industrial
  55      71       PNC    Coronado Hills Shopping Center                   El Paso                 1           Retail
  56      72       PNC    Bennington Marine Office - Industrial Facility   Elkart                  1           Industrial
  57      73       PNC    Comfort Inn - Brooklyn                           Kings                   1           Hotel
  58      74      JPMCB   Knobhill Apartments                              Ingham                  1           Multifamily
  59      75       PNC    Cheyenne Woods Apartments                        Clark                   1           Multifamily
  60      76      JPMCB   Hampden Villa Center                             Arapahoe                1           Retail
  61      77       AIG    Schaumburg Retail Ground Leases                  Cook                    1           Retail
  62      78      JPMCB   Mayhew Tech Center                               Sacramento              1           Industrial
  63      79       NCCI   Maple Tower Fashion Mart                         Los Angeles             1           Office
  64      80       NCCI   Sedona on Laurel Apartments                      Los Angeles             1           Multifamily
  65      81       PNC    The Silverstein Institute                        Sarasota                1           Office
  66      82       AIG    Casaloma Retail Center                           Outagamie               1           Retail
  67      83       NCCI   Holiday Inn - Research Park                      Madison                 1           Hotel
  68      84      JPMCB   Parkview Plaza                                   Cook                    1           Retail
  69      85      JPMCB   Highland Plaza                                   Northampton             1           Office
  70      86       EHY    Bowie Gateway Medical Center                     Prince George's         1           Office
  71      87      JPMCB   Harvey Oaks                                      Douglas                 1           Retail
  72      88       EHY    Best Western Leisure Inn                         Ocean                   1           Hotel
  73      89       EHY    Milford Landing Shopping Center                  Pike                    1           Retail
  74      90       NCCI   Village of La Casa del Sol                       Polk                    1           Manufactured Housing
  75      91       EHY    Wilmington on Drexel                             Cook                    1           Multifamily
  76      92      JPMCB   EastPoint Business Center                        Maricopa                1           Industrial
  77      93       NCCI   Park at Summerhill Apartments                    Bowie                   1           Multifamily
  78      94       EHY    Bayport One                                      Atlantic                1           Office
  79      95       IXIS   Tonopah Office                                   Clark                   1           Office
  80      96       EHY    Lincoln Town Center                              Lincoln                 1           Retail
  81      97      JPMCB   Grape Vine Center                                Travis                  1           Retail
  82      98       AIG    Glengary Shopping Center                         Franklin                1           Retail
  83      99      JPMCB   Fiesta Crossings SC                              Bernalillo              1           Retail
  84     100      JPMCB   United Plaza                                     East Baton Rouge        1           Office
  85     101      JPMCB   Orleans Business Park                            Santa Clara             1           Industrial
  86     102       PNC    Campbell Fair                                    Pima                    1           Retail
  87     103      JPMCB   Donato Corporate Park                            Monmouth                1           Office
  88     104       NCCI   Apache Junction Pool                             Pinal                   4           Manufactured Housing
 88.01  104.01            Superstition Lookout                             Pinal                   1           Manufactured Housing
 88.02  104.02            Sierra Leone MHC                                 Pinal                   1           Manufactured Housing
 88.03  104.03            Ironwood MH & RV                                 Pinal                   1           Manufactured Housing
 88.04  104.04            Shiprock RV Resort                               Pinal                   1           Manufactured Housing
  89     105       NCCI   Palm Haven                                       Pinellas                1           Manufactured Housing
  90     106       AIG    Petsmart                                         Various                 2           Retail
 90.01  106.01            Petsmart - LA                                    Jefferson               1           Retail
 90.02  106.02            Petsmart - WA                                    Yakima                  1           Retail
  91     107       AIG    1639 Walnut                                      Cook                    1           Industrial
  92     108      JPMCB   Woodstock Square Shopping Center                 Shenandoah              1           Retail
  93     109       NCCI   120-124 Enterprise Avenue                        Hudson                  1           Industrial
  94     110      JPMCB   Eastpoint Business Park                          Jefferson               1           Office
  95     111      JPMCB   Red Bank Medical                                 Hamilton                1           Office
  96     112       EHY    Midland Plaza                                    Midland                 1           Retail
  97     113       IXIS   8441 Melrose Place                               Los Angeles             1           Retail
  98     114       PNC    Durham Plaza                                     Middlesex               1           Retail
  99     115      JPMCB   Liberty Plaza                                    Northampton             1           Office
  100    116       EHY    Vincennes Apartments                             Los Angeles             1           Multifamily
  101    117       IXIS   Days Inn Dover                                   Kent                    1           Hotel
  102    118       AIG    Wellbridge Athletic Center                       Saint Louis             1           Retail
  103    119       IXIS   Bermuda Palms                                    Riverside               1           Manufactured Housing
  104    120       AIG    Baybrook Office Park                             Harris                  1           Office
  105    121      JPMCB   Foothill Village                                 San Bernardino          1           Retail
  106    122       PNC    AmericInn Hotel & Suites                         Dakota                  1           Hotel
  107    123      JPMCB   Fairfield Inn & Suites                           Hardin                  1           Hotel
  108    124       EHY    3 Maryland Circle                                Lehigh                  1           Multifamily
  109    125       IXIS   La Quinta Ridge                                  Riverside               1           Manufactured Housing
  110    126       PNC    AmericInn Hotel & Suites                         Dakota                  1           Hotel
  111    127      JPMCB   Orleans Business Park II                         Santa Clara             1           Industrial
  112    128      JPMCB   Round Rock Towne Center                          Williamson              1           Retail
  113    129       PNC    Hartland Apartments                              Los Angeles             1           Multifamily
  114    130       NCCI   Royal Highlander MHC                             Peoria                  1           Manufactured Housing
  115    131       AIG    Tomball Marketplace                              Harris                  1           Retail
  116    132       PNC    New Martinsville Plaza                           Wetzel                  1           Retail
  117    133       EHY    Heritage Court Apartments                        Lake                    1           Multifamily
  118    134      JPMCB   Hampton Inn - Starkville, MS                     Oktibbeha               1           Hotel
  119    135       PNC    Landmark Building                                New Haven               1           Office
  120    136       IXIS   Bowler Plaza                                     Clark                   1           Retail
  121    137      JPMCB   Century Boulevard                                Montgomery              1           Office
  122    138       PNC    Woods Edge Apartments                            Sussex                  1           Multifamily
  123    139       IXIS   Forest Oaks Plaza 1                              Hernando                1           Retail
  124    140      JPMCB   Emmorton Professional Building                   Harford                 1           Office
  125    141      JPMCB   Rodes Building                                   Jefferson               1           Office
  126    142       IXIS   Spring Meadows Apartments                        Seneca                  1           Multifamily
  127    143       EHY    Woodberry Plaza                                  Lexington               1           Retail
  128    144       EHY    Beaver Pond Center                               Nash                    1           Retail
  129    145       PNC    Plaza 3001                                       Maricopa                1           Office
  130    146      JPMCB   Ramada Inn - Tampa                               Hillsborough            1           Hotel
  131    147      JPMCB   Storage Solutions                                Harris                  1           Self Storage
  132    148       PNC    The Port Apartments                              Cleveland               1           Multifamily
  133    149       EHY    Memphis Retail Portfolio                         Shelby                  2           Retail
133.01  149.01            Appling Ridge                                    Shelby                  1           Retail
133.02  149.02            Spa Plaza                                        Shelby                  1           Retail
  134    150       PNC    Colorado Rosemead Plaza                          Los Angeles             1           Retail
  135    151       PNC    Battlefield Business Park                        Prince William          1           Industrial
  136    152      JPMCB   30 East Hoffman Avenue                           Suffolk                 1           Office
  137    153       NCCI   Ken Caryl Retail Center                          Jefferson               1           Retail
  138    154      JPMCB   Garfield Place                                   Midland                 1           Retail
  139    155      JPMCB   Tucker Street Apartments                         Alamance                1           Multifamily
  140    156       NCCI   Quality Inn and Suites                           Union                   1           Hotel
  141    157       IXIS   9775-77 Santa Monica Blvd.                       Los Angeles             1           Retail
  142    158       NCCI   Haddam Self Storage                              Middlesex               1           Self Storage
  143    159       PNC    1722 General George Patton                       Williamson              1           Industrial
  144    160       NCCI   CSH 1st Security Storage Davenport               Polk                    1           Self Storage
  145    161       NCCI   Lido MHP                                         Los Angeles             1           Manufactured Housing
  146    162       NCCI   CSH - 1st Security Self storage Avon Park        Highlands               1           Self Storage
  147    163       NCCI   CSH B & B Stor With Us                           Polk                    1           Self Storage
  148    164       PNC    6704 W. 121st Street                             Johnson                 1           Office
  149    165       PNC    TGIFriday's                                      Cumberland              1           Retail

ANNEX                                                                      PROPERTY                               YEAR
 ID #   LOAN #   SELLER   PROPERTY NAME                                    SUBTYPE                  YEAR BUILT  RENOVATED   UNITS
------------------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                          Garden/High Rise            1943       1996         4,238
   2      2       JPMCB   53 State Street                                  CBD                         1984       1998     1,120,280
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio            Suburban/R&D              Various     Various   5,332,996
 3.01    3.01             Quantum Business Park                            Suburban/R&D                1990       1998       775,249
 3.02    3.02             Maude 4-7                                        Suburban/R&D                1979       1984       397,510
 3.03    3.03             Milpitas Business Park                           Suburban/R&D                1983       1985       608,968
 3.04    3.04             Marriot                                          Suburban/R&D                1980                  427,501
 3.05    3.05             Park Square Phase I and Phase II                 Suburban/R&D                1977       1978       465,155
 3.06    3.06             Jay 1-6/Olcott                                   Suburban/R&D                1978       1983       371,106
 3.07    3.07             North Pointe Business Park                       Suburban/R&D                1990       2002       330,670
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                   Suburban/R&D                1966       1984       293,297
 3.09    3.09             Orchard Park                                     Suburban/R&D                1979                  260,561
 3.10    3.10             Peery Park I                                     Suburban/R&D                1962       1979       252,615
 3.11    3.11             Mountain View Properties                         Suburban/R&D                1959       2000       170,769
 3.12    3.12             Walsh 1-8                                        Suburban/R&D                1975       1980       251,061
 3.13    3.13             Peery Park II                                    Suburban/R&D                1962       1999       202,149
 3.14    3.14             Macara A&B                                       Suburban/R&D                1997                   96,066
 3.15    3.15             Zanker/Brokaw                                    Suburban/R&D                1984                  120,693
 3.16    3.16             Guadalupe A-C                                    Suburban/R&D                1983                  128,000
 3.17    3.17             Peery Park Biotech                               Suburban/R&D                1972                   83,336
 3.18    3.18             Great America Parkway A-C                        Suburban/R&D                1979                   98,290
   4      4       NCCI    Gas Company Tower                                CBD                         1991                1,313,409
   5      5        EHY    Burbank Town Center                              Anchored                    1990       2006       826,686
   6      6        EHY    Tysons Galleria                                  Anchored                    1988       1997       309,112
   7              JPMCB   Colony III Portfolio                             Various                   Various     Various   2,990,295
 7.01     7       JPMCB   Copley Corporate Center                          Suburban                    2001                  120,483
 7.02     8       JPMCB   Memphis Distribution Center                      Warehouse/Distribution      1996       1998       888,942
 7.03     9       JPMCB   St. Louis Industrial Portfolio                   Warehouse/Distribution      1977       1998       492,090
 7.04     10      JPMCB   155 Pfingsten Road                               Suburban                    1987       2002       117,069
 7.05     11      JPMCB   Woodland Rose                                    Flex                        1989                  191,146
 7.06     12      JPMCB   McKesson Facility                                Warehouse/Distribution      1967                  314,574
 7.07     13      JPMCB   Flotilla                                         Warehouse/Distribution      1954       2004       171,388
 7.08     14      JPMCB   4550 Spring Valley Road                          Flex                        1972       2000       214,110
 7.09     15      JPMCB   Perimeter Park                                   Flex                        1999                  110,511
 7.10     16      JPMCB   10351 Home Road                                  Warehouse/Distribution      1978                   86,400
 7.11     17      JPMCB   815 South Coppell Road                           Warehouse/Distribution      1975       1993        78,750
 7.12     18      JPMCB   13524 Welch Road                                 Flex                        1977       2005        74,000
 7.13     19      JPMCB   1130 West Jackson Road                           Warehouse/Distribution      1976       2000        54,095
 7.14     20      JPMCB   4600 Simonton Road                               Warehouse/Distribution      1970       2005        40,000
 7.15     21      JPMCB   Slawin Court                                     Flex                        1986       2005        36,737
   8      22      JPMCB   CNL/Welsh Portfolio                              Various                   Various     Various   2,377,440
 8.01   22.01             Fingerhut Distribution Facility                  Warehouse/Distribution      1989       1994       914,315
 8.02   22.02             Leedsworld                                       Flex                        1998       2000       159,785
 8.03   22.03             GMR Marketing                                    Suburban                    2001                   74,000
 8.04   22.04             HK Systems                                       Suburban                    1985                   86,204
 8.05   22.05             SuperStock                                       Suburban                    1993                   72,486
 8.06   22.06             Navarre Corporation                              Flex                        2003                  115,286
 8.07   22.07             Riviera Tool Company                             Flex                        1989                  176,607
 8.08   22.08             Midland Containers                               Flex                        1997                  136,000
 8.09   22.09             ADS Logistics - IN                               Warehouse/Distribution      1997       1999       102,475
 8.10   22.10             Jenkins Manufacturing Company                    Warehouse/Distribution      1976       2000       203,496
 8.11   22.11             Olsen Engineering LLC                            Warehouse/Distribution      1972       2001       131,550
 8.12   22.12             Core Systems                                     Flex                        2001                   98,592
 8.13   22.13             ADS Logistics - NC                               Warehouse/Distribution      1997                  106,644
   9      23      JPMCB   Foothills Mall                                   Anchored                    1982       2004       501,514
  10      24      IXIS    Marriott Monterey                                Full Service                1984       2005           341
  11      25      JPMCB   Stevens Center Business Park                     Suburban                    1967       2006       469,014
  12              NCCI    Sun Community Portfolio                          Manufactured Housing      Various     Various       1,143
 12.01    26      NCCI    Sun Villa Estates                                Manufactured Housing        1987                      324
 12.02    27      NCCI    Countryside of Lake Lanier                       Manufactured Housing        1968       2001           548
 12.03    28      NCCI    Countryside Atlanta                              Manufactured Housing        1969       2005           271
  13      29       EHY    1800-1880 John F. Kennedy Boulevard              CBD                         1984                  475,258
  14      30      JPMCB   Neiss Portfolio                                  Various                   Various     Various     449,950
 14.01  30.01             Asset Acceptance                                 Suburban                    2004                  200,000
 14.02  30.02             Uniek                                            Flex                        1988       2002       249,950
  15      31      IXIS    Lodge at Balfour                                 Senior Housing              2004                      103
  16      32       EHY    University Center                                Anchored                    1987       2000       109,151
  17      33      IXIS    Fondren Southwest Village                        Anchored                    1978       1992       272,908
  18      34      IXIS    Bonneville Square                                CBD                         1983       2001        89,143
  19      35       PNC    Lodge at Sonterra                                Garden                      2002                      326
  20      36       EHY    Malcolm X Boulevard                              Anchored                    2001                  116,224
  21      37       AIG    Deerbrook Shopping Center                        Anchored                    1987                  219,481
  22      38      NCCI    Walter's Crossing                                Anchored                    2005                  119,412
  23      39      JPMCB   Orange Grove Apartments                          Garden                      1984       2005           396
  24      40      JPMCB   Keystone Industrial Park                         Warehouse/Distribution      1995       1997       536,000
  25      41      JPMCB   Commerce Center I                                Suburban                    1988                  123,248
  26      42      IXIS    Milanos Portfolio 2                              Unanchored                Various     Various     103,091
 26.01  42.01             Milridge                                         Unanchored                  1911       2006        30,027
 26.02  42.02             Lucerne                                          Unanchored                  1930                   20,817
 26.03  42.03             New Iona                                         Unanchored                  1958       1999        48,247
 26.04  42.04             Catarina                                         Unanchored                  1946                    4,000
  27      43      IXIS    901 Corporate Center Dr.                         Suburban                    1986                  100,890
  28      44       EHY    Southland Terrace Shopping Center                Anchored                    1970       2004       220,234
  29      45      IXIS    Gladstone (Midwest)                              Various                   Various     Various     514,509
 29.01  45.01             T-Mobile                                         Suburban                    2000                   69,287
 29.02  45.02             Converting, Inc.                                 Manufacturing               1971       2001       291,142
 29.03  45.03             Metal Spinners - 800 Growth Pkwy                 Manufacturing               1998                   50,000
 29.04  45.04             Metal Spinners - 914 Wohlert St                  Warehouse                   1970       2005        52,080
 29.05  45.05             Metal Spinners - 802 East 11th St                Manufacturing               1970       2005        52,000
  30      46      IXIS    11 West Division Street and Lakeside Towers      Mid rise                  Various     Various         199
 30.01  46.01             11 West Division Street                          Mid rise                    1927       2006           110
 30.02  46.02             Lakeside Tower                                   Mid rise                    1930       2005            89
  31      47       AIG    Kingswood Plaza                                  Anchored                    1969       2004       111,740
  32      48      JPMCB   Villa Verde Apartments II                        Garden                      1963       2006           164
  33      49      JPMCB   Briargrove Place                                 Suburban                    1997                  127,083
  34      50       EHY    Riverstone Apartments                            Garden                      1998                      248
  35      51       PNC    Franklin Park at Cityview                        Senior Housing              2004                      203
  36      52      JPMCB   Executive Tower                                  Suburban                    1974       1991       134,179
  37      53      JPMCB   Shoppes on Dean                                  Unanchored                  2006                   40,666
  38      54      JPMCB   The Links at Citiside Apartments                 Garden                      2001                      276
  39      55      NCCI    Rexford Business Center                          Warehouse/Distribution      1986       2005       161,167
  40      56       EHY    Holiday Inn - Parsippany                         Full Service                1971       1998           184
  41      57      JPMCB   The Plaza at Point Happy                         Office/Retail               2005                   38,674
  42      58      JPMCB   Shoppes at Aksarben                              Anchored                    2005                   55,121
  43      59       AIG    Fannie May Portfolio                             Unanchored                Various     Various      53,707
 43.01  59.01             TCF Bank 397                                     Unanchored                  2006                    2,800
 43.02  59.02             Fannie May Portfolio 240                         Unanchored                  1960                    3,391
 43.03  59.03             Wireless Giant 875                               Unanchored                  1977       2005         1,392
 43.04  59.04             Fannie May Portfolio 396                         Unanchored                  1976                    1,719
 43.05  59.05             SKP, Inc. 530                                    Unanchored                  1954       2004         1,260
 43.06  59.06             Fannie May Portfolio 277                         Unanchored                  2001                    2,863
 43.07  59.07             Grand Rapids Hospitality 880                     Unanchored                  2006                    1,497
 43.08  59.08             Fannie May Portfolio 894                         Unanchored                  1978                    1,798
 43.09  59.09             Fannie May Portfolio 203                         Unanchored                  1977                    2,359
 43.10  59.10             Fannie May Portfolio 208                         Unanchored                  1990                    2,496
 43.11  59.11             Fannie May Portfolio 239                         Unanchored                  1984                    1,700
 43.12  59.12             Fannie May Portfolio 201                         Unanchored                  1968                    1,967
 43.13  59.13             Fannie May Portfolio 448                         Unanchored                  1970                    1,904
 43.14  59.14             Z Amigos 895                                     Unanchored                  1977       2005         1,980
 43.15  59.15             Fannie May Portfolio 398                         Unanchored                  1945                    1,710
 43.16  59.16             Fannie May Portfolio 617                         Unanchored                  1977                    1,900
 43.17  59.17             Fannie May Portfolio 613                         Unanchored                  1975                    1,890
 43.18  59.18             Fannie May Portfolio 213                         Unanchored                  1976                    1,802
 43.19  59.19             Fannie May Portfolio 216                         Unanchored                  1968                    1,852
 43.20  59.20             Fannie May Portfolio 388                         Unanchored                  1966                    1,722
 43.21  59.21             Fannie May Portfolio 614                         Unanchored                  1984                    1,855
 43.22  59.22             Fannie May Portfolio 461                         Unanchored                  1970                    1,800
 43.23  59.23             Fannie May Portfolio 190                         Unanchored                  1959                    1,413
 43.24  59.24             Fannie May Portfolio 410                         Unanchored                  1940                    1,566
 43.25  59.25             Fannie May Portfolio 890                         Unanchored                  1975                    1,690
 43.26  59.26             Fannie May Portfolio 395                         Unanchored                  1977                    1,378
 43.27  59.27             Fannie May Portfolio 248                         Unanchored                  1950                    1,141
 43.28  59.28             Ice Cream Joe's 878                              Unanchored                  1977                    1,400
 43.29  59.29             Fannie May Portfolio 816                         Unanchored                  1960                    1,462
  44      60       PNC    Sycamore Apartments - Azusa                      Garden                      1987                      122
  45      61      JPMCB   Phoenix Office Building                          Suburban                    1999                  102,185
  46      62       EHY    Walgreens & Pier 1 Imports                       Anchored                    2000                   24,495
  47      63       EHY    Eckerd Portfolio                                 Anchored                  Various                  28,739
 47.01  63.01             Vineland                                         Anchored                    1999                   16,000
 47.02  63.02             Northfield                                       Anchored                    2000                   12,739
  48      64       PNC    LeCota Office Park                               Suburban                    1985                   83,119
  49      65      NCCI    South Towne Crossing                             Anchored                    2004                   49,896
  50      66      JPMCB   2350 Ravine Way                                  Suburban                    2001                   60,354
  51      67      JPMCB   Country Corner Shopping Center                   Shadow Anchored             1984                   52,427
  52      68       EHY    Northland Mall                                   Anchored                    1984       1994       187,912
  53      69      JPMCB   Landerbrook Place                                Suburban                    1988       1999        77,664
  54      70       EHY    Walney Business Center                           Flex                        1988                  114,231
  55      71       PNC    Coronado Hills Shopping Center                   Anchored                    1957       1991       119,286
  56      72       PNC    Bennington Marine Office - Industrial Facility   Warehouse/Distribution      1985       2006       266,775
  57      73       PNC    Comfort Inn - Brooklyn                           Limited Service             2004                       60
  58      74      JPMCB   Knobhill Apartments                              Garden                      1970       1995           228
  59      75       PNC    Cheyenne Woods Apartments                        Garden                      1988                      160
  60      76      JPMCB   Hampden Villa Center                             Unanchored                  1980       1984        96,181
  61      77       AIG    Schaumburg Retail Ground Leases                  Unanchored                  2006                  157,705
  62      78      JPMCB   Mayhew Tech Center                               Flex                        1980                   68,639
  63      79      NCCI    Maple Tower Fashion Mart                         CBD                         1927       2004       149,505
  64      80      NCCI    Sedona on Laurel Apartments                      Garden                      1986       2005            54
  65      81       PNC    The Silverstein Institute                        Medical Office              2003                   28,416
  66      82       AIG    Casaloma Retail Center                           Shadow Anchored             1993       2006        45,762
  67      83      NCCI    Holiday Inn - Research Park                      Full Service                1986       2006           200
  68      84      JPMCB   Parkview Plaza                                   Anchored                    1963       2004        49,984
  69      85      JPMCB   Highland Plaza                                   Suburban                    1985                   73,000
  70      86       EHY    Bowie Gateway Medical Center                     Suburban                    2000                   36,548
  71      87      JPMCB   Harvey Oaks                                      Shadow Anchored             1982       2006        61,811
  72      88       EHY    Best Western Leisure Inn                         Limited Service             1978       2004           104
  73      89       EHY    Milford Landing Shopping Center                  Anchored                    2005                   43,955
  74      90      NCCI    Village of La Casa del Sol                       Manufactured Housing        1985                      309
  75      91       EHY    Wilmington on Drexel                             Garden                      1916                      122
  76      92      JPMCB   EastPoint Business Center                        Flex                        1997                   77,225
  77      93      NCCI    Park at Summerhill Apartments                    Garden                      1984                      184
  78      94       EHY    Bayport One                                      Suburban                    1985                   73,416
  79      95      IXIS    Tonopah Office                                   Suburban                    2006                   19,566
  80      96       EHY    Lincoln Town Center                              Anchored                    1988       2001        82,943
  81      97      JPMCB   Grape Vine Center                                Unanchored                  1972       1999        35,005
  82      98       AIG    Glengary Shopping Center                         Unanchored                  1967       2004       108,713
  83      99      JPMCB   Fiesta Crossings SC                              Shadow Anchored             1985                   64,602
  84     100      JPMCB   United Plaza                                     Suburban                    1994                   52,161
  85     101      JPMCB   Orleans Business Park                            Flex                        1979       2005        50,000
  86     102       PNC    Campbell Fair                                    Unanchored                  1984                   46,076
  87     103      JPMCB   Donato Corporate Park                            Suburban                    2006                   41,176
  88     104      NCCI    Apache Junction Pool                             Manufactured Housing      Various     Various         507
 88.01  104.01            Superstition Lookout                             Manufactured Housing        1983         0            188
 88.02  104.02            Sierra Leone MHC                                 Manufactured Housing        1975       2005            94
 88.03  104.03            Ironwood MH & RV                                 Manufactured Housing        1975       2004           105
 88.04  104.04            Shiprock RV Resort                               Manufactured Housing        2001         0            120
  89     105      NCCI    Palm Haven                                       Manufactured Housing        1953       2001           271
  90     106       AIG    Petsmart                                         Anchored                  Various                  38,872
 90.01  106.01            Petsmart - LA                                    Anchored                    2003                   19,377
 90.02  106.02            Petsmart - WA                                    Anchored                    2000                   19,495
  91     107       AIG    1639 Walnut                                      Flex                        1922       2006       163,995
  92     108      JPMCB   Woodstock Square Shopping Center                 Anchored                    1985       2002        83,845
  93     109      NCCI    120-124 Enterprise Avenue                        Warehouse/Distribution      1972       2000        89,019
  94     110      JPMCB   Eastpoint Business Park                          Suburban                    2006                   45,000
  95     111      JPMCB   Red Bank Medical                                 Suburban                    2000                   38,412
  96     112       EHY    Midland Plaza                                    Anchored                    1985                   68,955
  97     113      IXIS    8441 Melrose Place                               Unanchored                  1944                    3,372
  98     114       PNC    Durham Plaza                                     Unanchored                  2005                   24,272
  99     115      JPMCB   Liberty Plaza                                    Suburban                    1990                   47,765
  100    116       EHY    Vincennes Apartments                             Garden                      1977       2003            50
  101    117      IXIS    Days Inn Dover                                   Limited Service             1988       2004            81
  102    118       AIG    Wellbridge Athletic Center                       Anchored                    1998       2005        33,800
  103    119      IXIS    Bermuda Palms                                    Manufactured Housing        1971       2000           185
  104    120       AIG    Baybrook Office Park                             Suburban                    1980       2004        75,133
  105    121      JPMCB   Foothill Village                                 Unanchored                  2006                   24,895
  106    122       PNC    AmericInn Hotel & Suites                         Limited Service             1998       2004            80
  107    123      JPMCB   Fairfield Inn & Suites                           Limited Service             2005                       75
  108    124       EHY    3 Maryland Circle                                Garden                      1971       1996            78
  109    125      IXIS    La Quinta Ridge                                  Manufactured Housing        1971       2000           151
  110    126       PNC    AmericInn Hotel & Suites                         Limited Service             1996                       63
  111    127      JPMCB   Orleans Business Park II                         Flex                        1981       2005        50,000
  112    128      JPMCB   Round Rock Towne Center                          Unanchored                  2004                   45,174
  113    129       PNC    Hartland Apartments                              Garden                      2006                       27
  114    130      NCCI    Royal Highlander MHC                             Manufactured Housing        1970       2004           280
  115    131       AIG    Tomball Marketplace                              Shadow Anchored             2002                   34,918
  116    132       PNC    New Martinsville Plaza                           Anchored                    1972       2005       174,233
  117    133       EHY    Heritage Court Apartments                        Garden                      1972       2005            72
  118    134      JPMCB   Hampton Inn - Starkville, MS                     Limited Service             1997                       69
  119    135       PNC    Landmark Building                                Suburban                    1980                   39,078
  120    136      IXIS    Bowler Plaza                                     Unanchored                  1997                   24,668
  121    137      JPMCB   Century Boulevard                                Suburban                    2003                   21,108
  122    138       PNC    Woods Edge Apartments                            Garden                      2004                       40
  123    139      IXIS    Forest Oaks Plaza 1                              Unanchored                  1985       2003        37,250
  124    140      JPMCB   Emmorton Professional Building                   Suburban                    1987       2006        29,039
  125    141      JPMCB   Rodes Building                                   Suburban                    2001                   24,960
  126    142      IXIS    Spring Meadows Apartments                        Garden                      1960       2000           124
  127    143       EHY    Woodberry Plaza                                  Anchored                    1974       2005        84,110
  128    144       EHY    Beaver Pond Center                               Anchored                    1995                   43,450
  129    145       PNC    Plaza 3001                                       Suburban                    1983       2005        19,282
  130    146      JPMCB   Ramada Inn - Tampa                               Limited Service             1989       2003           122
  131    147      JPMCB   Storage Solutions                                Self Storage                1995       2003           689
  132    148       PNC    The Port Apartments                              Garden                      1984                      128
  133    149       EHY    Memphis Retail Portfolio                         Unanchored                Various                  46,470
133.01  149.01            Appling Ridge                                    Unanchored                  1999                   15,420
133.02  149.02            Spa Plaza                                        Unanchored                  1988                   31,050
  134    150       PNC    Colorado Rosemead Plaza                          Unanchored                  1988                    8,360
  135    151       PNC    Battlefield Business Park                        Warehouse/Distribution      1987                   39,099
  136    152      JPMCB   30 East Hoffman Avenue                           Suburban                    1870       2006        21,500
  137    153      NCCI    Ken Caryl Retail Center                          Unanchored                  2004                   10,000
  138    154      JPMCB   Garfield Place                                   Unanchored                  1982       2002        36,064
  139    155      JPMCB   Tucker Street Apartments                         Garden                      1972       2003           100
  140    156      NCCI    Quality Inn and Suites                           Limited Service             1986       1995            65
  141    157      IXIS    9775-77 Santa Monica Blvd.                       Unanchored                  1960       2006         1,800
  142    158      NCCI    Haddam Self Storage                              Self Storage                2003                      345
  143    159       PNC    1722 General George Patton                       Warehouse/Distribution      1989       1998        15,900
  144    160      NCCI    CSH 1st Security Storage Davenport               Self Storage                1988       2003           592
  145    161      NCCI    Lido MHP                                         Manufactured Housing        1957       1997            55
  146    162      NCCI    CSH - 1st Security Self storage Avon Park        Self Storage                1987       2003           486
  147    163      NCCI    CSH B & B Stor With Us                           Self Storage                1978       2000           208
  148    164       PNC    6704 W. 121st Street                             Suburban                    2001                    6,000
  149    165       PNC    TGIFriday's                                      Unanchored                  2006                    5,845

ANNEX                                                                        UNIT OF                   OCCUPANCY     APPRAISED
 ID #   LOAN #   SELLER   PROPERTY NAME                                      MEASURE     OCCUPANCY %     DATE      VALUE ($)(15)
--------------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                             Units          96.6      06/28/06    1,300,000,000
   2      2       JPMCB   53 State Street                                  Square Feet       86.4      04/30/06      478,000,000
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio            Square Feet       71.4      06/27/06    1,156,900,000
 3.01    3.01             Quantum Business Park                            Square Feet      100.0      06/27/06      199,900,000
 3.02    3.02             Maude 4-7                                        Square Feet      100.0      06/27/06      161,600,000
 3.03    3.03             Milpitas Business Park                           Square Feet       56.8      06/27/06      105,100,000
 3.04    3.04             Marriot                                          Square Feet       96.5      06/27/06       94,600,000
 3.05    3.05             Park Square Phase I and Phase II                 Square Feet       60.2      06/27/06       94,500,000
 3.06    3.06             Jay 1-6/Olcott                                   Square Feet       75.7      06/27/06       76,500,000
 3.07    3.07             North Pointe Business Park                       Square Feet       46.7      06/27/06       67,100,000
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                   Square Feet       73.2      06/27/06       52,800,000
 3.09    3.09             Orchard Park                                     Square Feet       81.0      06/27/06       50,000,000
 3.10    3.10             Peery Park I                                     Square Feet       75.6      06/27/06       42,100,000
 3.11    3.11             Mountain View Properties                         Square Feet       81.4      06/27/06       39,600,000
 3.12    3.12             Walsh 1-8                                        Square Feet       23.7      06/27/06       38,700,000
 3.13    3.13             Peery Park II                                    Square Feet       64.0      06/27/06       34,000,000
 3.14    3.14             Macara A&B                                       Square Feet      100.0      06/27/06       23,200,000
 3.15    3.15             Zanker/Brokaw                                    Square Feet       47.1      06/27/06       22,400,000
 3.16    3.16             Guadalupe A-C                                    Square Feet       20.0      06/27/06       20,800,000
 3.17    3.17             Peery Park Biotech                               Square Feet       46.4      06/27/06       19,600,000
 3.18    3.18             Great America Parkway A-C                        Square Feet       0.0       06/27/06       14,400,000
   4      4       NCCI    Gas Company Tower                                Square Feet       96.2      05/31/06      610,000,000
   5      5        EHY    Burbank Town Center                              Square Feet       97.9      04/30/06      240,000,000
   6      6        EHY    Tysons Galleria                                  Square Feet       94.5      07/05/06      360,000,000
   7              JPMCB   Colony III Portfolio                             Square Feet       96.1      Various       192,320,000
 7.01     7       JPMCB   Copley Corporate Center                          Square Feet      100.0      01/26/06       40,000,000
 7.02     8       JPMCB   Memphis Distribution Center                      Square Feet       96.2      02/22/06       30,000,000
 7.03     9       JPMCB   St. Louis Industrial Portfolio                   Square Feet       91.1      04/24/06       23,700,000
 7.04     10      JPMCB   155 Pfingsten Road                               Square Feet       97.1      07/17/06       20,260,000
 7.05     11      JPMCB   Woodland Rose                                    Square Feet      100.0      04/01/06       17,350,000
 7.06     12      JPMCB   McKesson Facility                                Square Feet      100.0      04/13/06       16,700,000
 7.07     13      JPMCB   Flotilla                                         Square Feet      100.0      05/23/06       12,060,000
 7.08     14      JPMCB   4550 Spring Valley Road                          Square Feet      100.0      12/01/05       10,300,000
 7.09     15      JPMCB   Perimeter Park                                   Square Feet      100.0      10/01/05        5,800,000
 7.10     16      JPMCB   10351 Home Road                                  Square Feet      100.0      12/01/05        3,500,000
 7.11     17      JPMCB   815 South Coppell Road                           Square Feet      100.0      12/01/05        3,300,000
 7.12     18      JPMCB   13524 Welch Road                                 Square Feet      100.0      12/01/05        3,600,000
 7.13     19      JPMCB   1130 West Jackson Road                           Square Feet      100.0      12/01/05        2,200,000
 7.14     20      JPMCB   4600 Simonton Road                               Square Feet      100.0      12/01/05        1,900,000
 7.15     21      JPMCB   Slawin Court                                     Square Feet       0.0       03/11/06        1,650,000
   8      22      JPMCB   CNL/Welsh Portfolio                              Square Feet      100.0      Various       143,390,000
 8.01   22.01             Fingerhut Distribution Facility                  Square Feet      100.0      05/31/06       21,500,000
 8.02   22.02             Leedsworld                                       Square Feet      100.0      04/30/06       17,900,000
 8.03   22.03             GMR Marketing                                    Square Feet      100.0      04/30/06       14,900,000
 8.04   22.04             HK Systems                                       Square Feet      100.0      04/30/06       14,300,000
 8.05   22.05             SuperStock                                       Square Feet      100.0      04/30/06       10,900,000
 8.06   22.06             Navarre Corporation                              Square Feet      100.0      04/30/06        9,540,000
 8.07   22.07             Riviera Tool Company                             Square Feet      100.0      04/30/06        8,900,000
 8.08   22.08             Midland Containers                               Square Feet      100.0      04/30/06        9,000,000
 8.09   22.09             ADS Logistics - IN                               Square Feet      100.0      04/30/06        8,500,000
 8.10   22.10             Jenkins Manufacturing Company                    Square Feet      100.0      04/30/06        7,550,000
 8.11   22.11             Olsen Engineering LLC                            Square Feet      100.0      04/30/06        7,300,000
 8.12   22.12             Core Systems                                     Square Feet      100.0      04/30/06        6,500,000
 8.13   22.13             ADS Logistics - NC                               Square Feet      100.0      04/30/06        6,600,000
   9      23      JPMCB   Foothills Mall                                   Square Feet       98.5      05/01/06      115,000,000
  10      24      IXIS    Marriott Monterey                                   Rooms          76.6      06/30/06       83,600,000
  11      25      JPMCB   Stevens Center Business Park                     Square Feet      100.0      07/31/06       72,500,000
  12              NCCI    Sun Community Portfolio                             Pads           93.5      05/31/06       61,200,000
 12.01    26      NCCI    Sun Villa Estates                                   Pads          100.0      05/31/06       23,900,000
 12.02    27      NCCI    Countryside of Lake Lanier                          Pads           86.7      05/31/06       21,800,000
 12.03    28      NCCI    Countryside Atlanta                                 Pads           99.3      05/31/06       15,500,000
  13      29       EHY    1800-1880 John F. Kennedy Boulevard              Square Feet       81.9      06/01/06       58,000,000
  14      30      JPMCB   Neiss Portfolio                                  Square Feet      100.0      Various        50,800,000
 14.01  30.01             Asset Acceptance                                 Square Feet      100.0      06/01/06       38,000,000
 14.02  30.02             Uniek                                            Square Feet      100.0      06/19/06       12,800,000
  15      31      IXIS    Lodge at Balfour                                    Units         100.0      07/17/06       34,500,000
  16      32       EHY    University Center                                Square Feet      100.0      08/15/06       34,200,000
  17      33      IXIS    Fondren Southwest Village                        Square Feet       79.2      06/07/06       31,800,000
  18      34      IXIS    Bonneville Square                                Square Feet       98.3      01/01/06       34,000,000
  19      35       PNC    Lodge at Sonterra                                   Units          91.1      06/20/06       29,200,000
  20      36       EHY    Malcolm X Boulevard                              Square Feet      100.0      08/24/06       32,000,000
  21      37       AIG    Deerbrook Shopping Center                        Square Feet       97.5      04/12/06       28,200,000
  22      38      NCCI    Walter's Crossing                                Square Feet       93.3      06/21/06       37,200,000
  23      39      JPMCB   Orange Grove Apartments                             Units          99.7      06/29/06       25,500,000
  24      40      JPMCB   Keystone Industrial Park                         Square Feet       95.5      07/20/06       25,000,000
  25      41      JPMCB   Commerce Center I                                Square Feet       99.9      08/01/06       25,100,000
  26      42      IXIS    Milanos Portfolio 2                              Square Feet       98.4      Various        29,900,000
 26.01  42.01             Milridge                                         Square Feet       94.6      03/01/06       14,200,000
 26.02  42.02             Lucerne                                          Square Feet      100.0      05/03/06        8,400,000
 26.03  42.03             New Iona                                         Square Feet      100.0      03/22/06        5,300,000
 26.04  42.04             Catarina                                         Square Feet      100.0      05/03/06        2,000,000
  27      43      IXIS    901 Corporate Center Dr.                         Square Feet       96.5      05/01/06       20,800,000
  28      44       EHY    Southland Terrace Shopping Center                Square Feet       94.3      05/31/06       21,600,000
  29      45      IXIS    Gladstone (Midwest)                              Square Feet      100.0      02/23/06       22,930,000
 29.01  45.01             T-Mobile                                         Square Feet      100.0      02/23/06       13,900,000
 29.02  45.02             Converting, Inc.                                 Square Feet      100.0      02/23/06        5,580,000
 29.03  45.03             Metal Spinners - 800 Growth Pkwy                 Square Feet      100.0      02/23/06        1,200,000
 29.04  45.04             Metal Spinners - 914 Wohlert St                  Square Feet      100.0      02/23/06        1,150,000
 29.05  45.05             Metal Spinners - 802 East 11th St                Square Feet      100.0      02/23/06        1,100,000
  30      46      IXIS    11 West Division Street and Lakeside Towers         Units          99.0      07/27/06       21,300,000
 30.01  46.01             11 West Division Street                             Units          98.2      07/27/06       14,300,000
 30.02  46.02             Lakeside Tower                                      Units         100.0      07/27/06        7,000,000
  31      47       AIG    Kingswood Plaza                                  Square Feet       97.4      12/01/05       21,750,000
  32      48      JPMCB   Villa Verde Apartments II                           Units          94.5      06/28/06       23,800,000
  33      49      JPMCB   Briargrove Place                                 Square Feet      100.0      04/30/06       18,000,000
  34      50       EHY    Riverstone Apartments                               Units          95.6      07/24/06       19,000,000
  35      51       PNC    Franklin Park at Cityview                           Units          85.2      07/18/06       20,500,000
  36      52      JPMCB   Executive Tower                                  Square Feet       86.1      06/30/06       16,000,000
  37      53      JPMCB   Shoppes on Dean                                  Square Feet       94.8      08/17/06       16,100,000
  38      54      JPMCB   The Links at Citiside Apartments                    Units          92.0      05/31/06       17,325,000
  39      55      NCCI    Rexford Business Center                          Square Feet      100.0      06/12/06       19,600,000
  40      56       EHY    Holiday Inn - Parsippany                            Rooms          65.8      05/31/06       16,200,000
  41      57      JPMCB   The Plaza at Point Happy                         Square Feet       93.3      03/13/06       15,500,000
  42      58      JPMCB   Shoppes at Aksarben                              Square Feet       91.9      06/01/06       13,400,000
  43      59       AIG    Fannie May Portfolio                             Square Feet       87.6      08/01/06       20,430,000
 43.01  59.01             TCF Bank 397                                     Square Feet      100.0      08/01/06        2,170,000
 43.02  59.02             Fannie May Portfolio 240                         Square Feet      100.0      08/01/06        1,200,000
 43.03  59.03             Wireless Giant 875                               Square Feet      100.0      08/01/06        1,020,000
 43.04  59.04             Fannie May Portfolio 396                         Square Feet       0.0       08/01/06          950,000
 43.05  59.05             SKP, Inc. 530                                    Square Feet      100.0      08/01/06          950,000
 43.06  59.06             Fannie May Portfolio 277                         Square Feet      100.0      08/01/06          900,000
 43.07  59.07             Grand Rapids Hospitality 880                     Square Feet      100.0      08/01/06          870,000
 43.08  59.08             Fannie May Portfolio 894                         Square Feet       0.0       08/01/06          850,000
 43.09  59.09             Fannie May Portfolio 203                         Square Feet      100.0      08/01/06          750,000
 43.10  59.10             Fannie May Portfolio 208                         Square Feet      100.0      08/01/06          730,000
 43.11  59.11             Fannie May Portfolio 239                         Square Feet      100.0      08/01/06          790,000
 43.12  59.12             Fannie May Portfolio 201                         Square Feet      100.0      08/01/06          700,000
 43.13  59.13             Fannie May Portfolio 448                         Square Feet      100.0      08/01/06          640,000
 43.14  59.14             Z Amigos 895                                     Square Feet      100.0      08/01/06          590,000
 43.15  59.15             Fannie May Portfolio 398                         Square Feet      100.0      08/01/06          580,000
 43.16  59.16             Fannie May Portfolio 617                         Square Feet      100.0      08/01/06          580,000
 43.17  59.17             Fannie May Portfolio 613                         Square Feet      100.0      08/01/06          560,000
 43.18  59.18             Fannie May Portfolio 213                         Square Feet      100.0      08/01/06          550,000
 43.19  59.19             Fannie May Portfolio 216                         Square Feet      100.0      08/01/06          550,000
 43.20  59.20             Fannie May Portfolio 388                         Square Feet      100.0      08/01/06          550,000
 43.21  59.21             Fannie May Portfolio 614                         Square Feet      100.0      08/01/06          540,000
 43.22  59.22             Fannie May Portfolio 461                         Square Feet      100.0      08/01/06          530,000
 43.23  59.23             Fannie May Portfolio 190                         Square Feet      100.0      08/01/06          500,000
 43.24  59.24             Fannie May Portfolio 410                         Square Feet      100.0      08/01/06          500,000
 43.25  59.25             Fannie May Portfolio 890                         Square Feet       0.0       08/01/06          500,000
 43.26  59.26             Fannie May Portfolio 395                         Square Feet      100.0      08/01/06          440,000
 43.27  59.27             Fannie May Portfolio 248                         Square Feet      100.0      08/01/06          400,000
 43.28  59.28             Ice Cream Joe's 878                              Square Feet      100.0      08/01/06          350,000
 43.29  59.29             Fannie May Portfolio 816                         Square Feet       0.0       08/01/06          190,000
  44      60       PNC    Sycamore Apartments - Azusa                         Units          91.8      07/12/06       17,500,000
  45      61      JPMCB   Phoenix Office Building                          Square Feet       92.1      07/12/06       14,900,000
  46      62       EHY    Walgreens & Pier 1 Imports                       Square Feet      100.0      06/01/06       13,200,000
  47      63       EHY    Eckerd Portfolio                                 Square Feet      100.0      06/26/06       13,400,000
 47.01  63.01             Vineland                                         Square Feet      100.0      06/26/06        8,075,000
 47.02  63.02             Northfield                                       Square Feet      100.0      06/26/06        5,325,000
  48      64       PNC    LeCota Office Park                               Square Feet       90.1      07/19/06       13,400,000
  49      65      NCCI    South Towne Crossing                             Square Feet      100.0      08/11/06       15,000,000
  50      66      JPMCB   2350 Ravine Way                                  Square Feet      100.0      08/08/06       11,500,000
  51      67      JPMCB   Country Corner Shopping Center                   Square Feet      100.0      07/06/06       12,600,000
  52      68       EHY    Northland Mall                                   Square Feet       99.2      06/27/06       10,900,000
  53      69      JPMCB   Landerbrook Place                                Square Feet      100.0      06/30/06       10,600,000
  54      70       EHY    Walney Business Center                           Square Feet       89.8      07/19/06       14,500,000
  55      71       PNC    Coronado Hills Shopping Center                   Square Feet       99.0      08/09/06       11,000,000
  56      72       PNC    Bennington Marine Office - Industrial Facility   Square Feet      100.0      08/01/06       10,250,000
  57      73       PNC    Comfort Inn - Brooklyn                              Rooms          90.6      06/30/06       11,200,000
  58      74      JPMCB   Knobhill Apartments                                 Units          95.6      07/10/06       11,400,000
  59      75       PNC    Cheyenne Woods Apartments                           Units          95.0      07/13/06       13,500,000
  60      76      JPMCB   Hampden Villa Center                             Square Feet       84.4      07/13/06        9,590,000
  61      77       AIG    Schaumburg Retail Ground Leases                  Square Feet      100.0      05/11/06       10,200,000
  62      78      JPMCB   Mayhew Tech Center                               Square Feet       92.5      08/02/06        9,250,000
  63      79      NCCI    Maple Tower Fashion Mart                         Square Feet       98.7      08/15/06       13,800,000
  64      80      NCCI    Sedona on Laurel Apartments                         Units          96.2      07/05/06        9,960,000
  65      81       PNC    The Silverstein Institute                        Square Feet      100.0      07/31/06       10,950,000
  66      82       AIG    Casaloma Retail Center                           Square Feet       72.7      08/07/06        8,820,000
  67      83      NCCI    Holiday Inn - Research Park                         Rooms          70.4      04/30/06       11,300,000
  68      84      JPMCB   Parkview Plaza                                   Square Feet      100.0      07/01/06        9,000,000
  69      85      JPMCB   Highland Plaza                                   Square Feet       83.4      08/08/06        8,500,000
  70      86       EHY    Bowie Gateway Medical Center                     Square Feet      100.0      08/01/06        9,000,000
  71      87      JPMCB   Harvey Oaks                                      Square Feet       73.9      06/06/06       11,200,000
  72      88       EHY    Best Western Leisure Inn                            Rooms          66.6      05/31/06        9,100,000
  73      89       EHY    Milford Landing Shopping Center                  Square Feet       91.1      05/16/06        8,300,000
  74      90      NCCI    Village of La Casa del Sol                          Pads           89.0      06/26/06        9,900,000
  75      91       EHY    Wilmington on Drexel                                Units          99.2      05/30/06        7,600,000
  76      92      JPMCB   EastPoint Business Center                        Square Feet      100.0      08/02/06        8,100,000
  77      93      NCCI    Park at Summerhill Apartments                       Units          95.7      06/02/06        7,750,000
  78      94       EHY    Bayport One                                      Square Feet       98.8      08/31/06        9,000,000
  79      95      IXIS    Tonopah Office                                   Square Feet      100.0      07/01/06        8,300,000
  80      96       EHY    Lincoln Town Center                              Square Feet       93.0      01/26/06        7,000,000
  81      97      JPMCB   Grape Vine Center                                Square Feet      100.0      07/18/06        7,000,000
  82      98       AIG    Glengary Shopping Center                         Square Feet       99.0      06/01/06        7,600,000
  83      99      JPMCB   Fiesta Crossings SC                              Square Feet      100.0      07/10/06        8,000,000
  84     100      JPMCB   United Plaza                                     Square Feet      100.0      07/01/06        6,900,000
  85     101      JPMCB   Orleans Business Park                            Square Feet      100.0      06/13/06        8,750,000
  86     102       PNC    Campbell Fair                                    Square Feet       84.8      06/30/06        7,300,000
  87     103      JPMCB   Donato Corporate Park                            Square Feet      100.0      07/18/06        7,500,000
  88     104      NCCI    Apache Junction Pool                                Pads           69.6      Various         8,920,000
 88.01  104.01            Superstition Lookout                                Pads           54.8      06/30/06        2,180,000
 88.02  104.02            Sierra Leone MHC                                    Pads           86.2      7/1/2006        3,000,000
 88.03  104.03            Ironwood MH & RV                                    Pads           95.2      07/01/06        2,000,000
 88.04  104.04            Shiprock RV Resort                                  Pads           57.5      06/30/06        1,740,000
  89     105      NCCI    Palm Haven                                          Pads           98.1      07/31/06        7,200,000
  90     106       AIG    Petsmart                                         Square Feet      100.0      08/01/06        7,920,000
 90.01  106.01            Petsmart - LA                                    Square Feet      100.0      08/01/06        4,520,000
 90.02  106.02            Petsmart - WA                                    Square Feet      100.0      08/01/06        3,400,000
  91     107       AIG    1639 Walnut                                      Square Feet      100.0      07/28/06        8,800,000
  92     108      JPMCB   Woodstock Square Shopping Center                 Square Feet      100.0      07/10/06        6,400,000
  93     109      NCCI    120-124 Enterprise Avenue                        Square Feet      100.0      06/30/06        8,800,000
  94     110      JPMCB   Eastpoint Business Park                          Square Feet       66.7      02/01/05        6,800,000
  95     111      JPMCB   Red Bank Medical                                 Square Feet      100.0      08/25/06        6,700,000
  96     112       EHY    Midland Plaza                                    Square Feet       97.1      06/27/06        6,200,000
  97     113      IXIS    8441 Melrose Place                               Square Feet      100.0      05/01/06        7,350,000
  98     114       PNC    Durham Plaza                                     Square Feet      100.0      06/01/06        6,200,000
  99     115      JPMCB   Liberty Plaza                                    Square Feet      100.0      08/08/06        6,300,000
  100    116       EHY    Vincennes Apartments                                Units          98.0      06/06/06        6,970,000
  101    117      IXIS    Days Inn Dover                                      Rooms          75.9      09/30/05        7,500,000
  102    118       AIG    Wellbridge Athletic Center                       Square Feet      100.0      08/01/06        8,100,000
  103    119      IXIS    Bermuda Palms                                       Pads          100.0      06/01/06        8,050,000
  104    120       AIG    Baybrook Office Park                             Square Feet       75.6      06/24/06        6,400,000
  105    121      JPMCB   Foothill Village                                 Square Feet      100.0      08/03/06        7,950,000
  106    122       PNC    AmericInn Hotel & Suites                            Rooms          74.0      06/30/06        6,100,000
  107    123      JPMCB   Fairfield Inn & Suites                              Rooms          74.6      07/22/06        6,400,000
  108    124       EHY    3 Maryland Circle                                   Units          96.2      07/10/06        5,700,000
  109    125      IXIS    La Quinta Ridge                                     Pads          100.0      06/01/06        7,000,000
  110    126       PNC    AmericInn Hotel & Suites                            Rooms          76.0      06/30/06        6,500,000
  111    127      JPMCB   Orleans Business Park II                         Square Feet      100.0      06/13/06        7,550,000
  112    128      JPMCB   Round Rock Towne Center                          Square Feet       67.6      07/10/06       11,000,000
  113    129       PNC    Hartland Apartments                                 Units          40.7      06/16/06        6,870,000
  114    130      NCCI    Royal Highlander MHC                                Pads           95.4      05/24/06        8,600,000
  115    131       AIG    Tomball Marketplace                              Square Feet       86.3      08/08/06        5,200,000
  116    132       PNC    New Martinsville Plaza                           Square Feet       82.4      06/30/06        5,040,000
  117    133       EHY    Heritage Court Apartments                           Units         100.0      06/02/06        4,600,000
  118    134      JPMCB   Hampton Inn - Starkville, MS                        Rooms          72.9      05/24/06        5,040,000
  119    135       PNC    Landmark Building                                Square Feet       93.7      07/28/06        4,600,000
  120    136      IXIS    Bowler Plaza                                     Square Feet       90.6      04/01/06        5,400,000
  121    137      JPMCB   Century Boulevard                                Square Feet      100.0      08/01/06        4,400,000
  122    138       PNC    Woods Edge Apartments                               Units         100.0      05/31/06        6,100,000
  123    139      IXIS    Forest Oaks Plaza 1                              Square Feet       93.0      07/01/06        4,600,000
  124    140      JPMCB   Emmorton Professional Building                   Square Feet       86.4      07/01/06        4,950,000
  125    141      JPMCB   Rodes Building                                   Square Feet      100.0      07/31/06        4,100,000
  126    142      IXIS    Spring Meadows Apartments                           Units          85.5      06/27/06        4,300,000
  127    143       EHY    Woodberry Plaza                                  Square Feet      100.0      03/08/06        4,100,000
  128    144       EHY    Beaver Pond Center                               Square Feet       96.3      07/21/06        3,800,000
  129    145       PNC    Plaza 3001                                       Square Feet      100.0      07/14/06        4,550,000
  130    146      JPMCB   Ramada Inn - Tampa                                  Rooms          58.0      07/21/06        5,000,000
  131    147      JPMCB   Storage Solutions                                   Units          89.8      07/31/06        4,000,000
  132    148       PNC    The Port Apartments                                 Units          93.0      06/30/06        4,075,000
  133    149       EHY    Memphis Retail Portfolio                         Square Feet       90.7      Various         3,525,000
133.01  149.01            Appling Ridge                                    Square Feet       71.9      06/01/06        1,875,000
133.02  149.02            Spa Plaza                                        Square Feet      100.0      04/30/06        1,650,000
  134    150       PNC    Colorado Rosemead Plaza                          Square Feet      100.0      06/30/06        3,700,000
  135    151       PNC    Battlefield Business Park                        Square Feet      100.0      07/31/06        6,250,000
  136    152      JPMCB   30 East Hoffman Avenue                           Square Feet      100.0      07/21/06        6,200,000
  137    153      NCCI    Ken Caryl Retail Center                          Square Feet      100.0      06/14/06        3,160,000
  138    154      JPMCB   Garfield Place                                   Square Feet      100.0      05/01/06        2,900,000
  139    155      JPMCB   Tucker Street Apartments                            Units          93.0      07/21/06        2,650,000
  140    156      NCCI    Quality Inn and Suites                              Rooms          61.3      02/28/06        3,600,000
  141    157      IXIS    9775-77 Santa Monica Blvd.                       Square Feet      100.0      05/01/06        2,750,000
  142    158      NCCI    Haddam Self Storage                                 Units          84.3      07/31/06        2,000,000
  143    159       PNC    1722 General George Patton                       Square Feet      100.0      07/24/06        1,800,000
  144    160      NCCI    CSH 1st Security Storage Davenport                  Units          66.7      05/01/06        3,850,000
  145    161      NCCI    Lido MHP                                            Pads          100.0      07/31/06        1,800,000
  146    162      NCCI    CSH - 1st Security Self storage Avon Park           Units          96.7      05/01/06        3,160,000
  147    163      NCCI    CSH B & B Stor With Us                              Units          91.3      04/27/06        1,880,000
  148    164       PNC    6704 W. 121st Street                             Square Feet      100.0      06/14/06        1,000,000
  149    165       PNC    TGIFriday's                                      Square Feet      100.0      07/01/06        1,875,000

                                                                                                                         ORIGINAL
ANNEX                                                                      APPRAISAL     CURRENT        ORIGINAL        BALANCE PER
 ID #   LOAN #   SELLER   PROPERTY NAME                                    DATE(15)   LTV %(1),(19)  BALANCE ($)(2)    UNIT ($)(19)
------------------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                          07/11/06       59.6          387,500,000          182,869
   2      2       JPMCB   53 State Street                                  05/11/06       58.6          280,000,000              250
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio             Various       60.5          250,000,000               47
 3.01    3.01             Quantum Business Park                            04/11/06                      43,396,071               56
 3.02    3.02             Maude 4-7                                        04/11/06                      35,081,786               88
 3.03    3.03             Milpitas Business Park                           04/15/06                      21,665,357               36
 3.04    3.04             Marriot                                          04/11/06                      20,536,786               48
 3.05    3.05             Park Square Phase I and Phase II                 04/11/06                      20,515,000               44
 3.06    3.06             Jay 1-6/Olcott                                   04/11/06                      16,607,500               45
 3.07    3.07             North Pointe Business Park                       04/11/06                      14,566,786               44
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                   04/11/06                      11,462,143               39
 3.09    3.09             Orchard Park                                     04/11/06                      10,854,286               42
 3.10    3.10             Peery Park I                                     04/11/06                       9,139,286               36
 3.11    3.11             Mountain View Properties                         04/11/06                       8,596,786               50
 3.12    3.12             Walsh 1-8                                        04/11/06                       8,401,429               33
 3.13    3.13             Peery Park II                                    04/11/06                       7,381,071               37
 3.14    3.14             Macara A&B                                       04/11/06                       5,036,429               52
 3.15    3.15             Zanker/Brokaw                                    04/11/06                       4,862,857               40
 3.16    3.16             Guadalupe A-C                                    04/11/06                       4,515,357               35
 3.17    3.17             Peery Park Biotech                               04/11/06                       4,255,000               51
 3.18    3.18             Great America Parkway A-C                        04/11/06                       3,126,070               32
   4      4       NCCI    Gas Company Tower                                06/12/06       75.1          229,000,000              349
   5      5        EHY    Burbank Town Center                              05/01/06       76.0          182,300,000              221
   6      6        EHY    Tysons Galleria                                  07/19/06       62.1          173,500,000              723
   7              JPMCB   Colony III Portfolio                              Various       60.7          116,704,000               39
 7.01     7       JPMCB   Copley Corporate Center                          04/10/06       60.7           24,000,000              199
 7.02     8       JPMCB   Memphis Distribution Center                      04/10/06       60.7           18,000,000               20
 7.03     9       JPMCB   St. Louis Industrial Portfolio                   04/13/06       60.7           14,040,000               29
 7.04     10      JPMCB   155 Pfingsten Road                               01/23/06       60.7           12,150,000              104
 7.05     11      JPMCB   Woodland Rose                                    05/04/06       60.7           10,410,000               54
 7.06     12      JPMCB   McKesson Facility                                04/10/06       60.7           10,200,000               32
 7.07     13      JPMCB   Flotilla                                         06/02/06       60.7            7,234,000               42
 7.08     14      JPMCB   4550 Spring Valley Road                          01/27/06       60.7            6,377,774               30
 7.09     15      JPMCB   Perimeter Park                                   11/07/05       60.7            3,480,000               31
 7.10     16      JPMCB   10351 Home Road                                  01/27/06       60.7            2,573,629               30
 7.11     17      JPMCB   815 South Coppell Road                           01/27/06       60.7            2,345,755               30
 7.12     18      JPMCB   13524 Welch Road                                 01/27/06       60.7            2,100,000               28
 7.13     19      JPMCB   1130 West Jackson Road                           01/27/06       60.7            1,611,348               30
 7.14     20      JPMCB   4600 Simonton Road                               01/27/06       60.7            1,191,495               30
 7.15     21      JPMCB   Slawin Court                                     03/31/06       60.7              990,000               27
   8      22      JPMCB   CNL/Welsh Portfolio                               Various       76.9          110,200,000               46
 8.01   22.01             Fingerhut Distribution Facility                  05/17/06                      16,700,000               18
 8.02   22.02             Leedsworld                                       05/19/06                      13,525,000               85
 8.03   22.03             GMR Marketing                                    05/12/06                      11,650,000              157
 8.04   22.04             HK Systems                                       05/12/06                      11,250,000              131
 8.05   22.05             SuperStock                                       05/17/06                       8,450,000              117
 8.06   22.06             Navarre Corporation                              05/12/06                       7,425,000               64
 8.07   22.07             Riviera Tool Company                             06/01/06                       6,750,000               38
 8.08   22.08             Midland Containers                               05/11/06                       6,550,000               48
 8.09   22.09             ADS Logistics - IN                               05/18/06                       6,350,000               62
 8.10   22.10             Jenkins Manufacturing Company                    05/19/06                       6,000,000               29
 8.11   22.11             Olsen Engineering LLC                            05/17/06                       5,700,000               43
 8.12   22.12             Core Systems                                     05/16/06                       5,150,000               52
 8.13   22.13             ADS Logistics - NC                               05/17/06                       4,700,000               44
   9      23      JPMCB   Foothills Mall                                   05/19/06       70.4           81,000,000              162
  10      24      IXIS    Marriott Monterey                                06/26/06       73.6           61,500,000          180,352
  11      25      JPMCB   Stevens Center Business Park                     09/15/06       76.8           55,650,000              119
  12              NCCI    Sun Community Portfolio                           Various       78.6           48,100,000           42,082
 12.01    26      NCCI    Sun Villa Estates                                06/27/06       78.6           18,300,000           56,481
 12.02    27      NCCI    Countryside of Lake Lanier                       06/28/06       78.6           16,850,000           30,748
 12.03    28      NCCI    Countryside Atlanta                              06/28/06       78.6           12,950,000           47,786
  13      29       EHY    1800-1880 John F. Kennedy Boulevard              06/12/06       75.9           44,000,000               93
  14      30      JPMCB   Neiss Portfolio                                   Various       72.0           36,600,000               81
 14.01  30.01             Asset Acceptance                                 07/01/06                      27,500,000              138
 14.02  30.02             Uniek                                            06/20/06                       9,100,000               36
  15      31      IXIS    Lodge at Balfour                                 06/22/06       74.1           25,600,000          248,544
  16      32       EHY    University Center                                03/21/06       74.6           25,500,000              234
  17      33      IXIS    Fondren Southwest Village                        06/15/06       77.0           24,500,000               90
  18      34      IXIS    Bonneville Square                                04/10/06       70.0           23,800,000              267
  19      35       PNC    Lodge at Sonterra                                06/22/06       78.8           23,000,000           70,552
  20      36       EHY    Malcolm X Boulevard                              04/28/06       71.9           23,000,000              198
  21      37       AIG    Deerbrook Shopping Center                        04/06/06       76.1           21,500,000               98
  22      38      NCCI    Walter's Crossing                                10/01/05       55.4           20,626,400              173
  23      39      JPMCB   Orange Grove Apartments                          05/25/06       78.4           20,000,000           50,505
  24      40      JPMCB   Keystone Industrial Park                         06/14/06       78.6           19,675,000               37
  25      41      JPMCB   Commerce Center I                                08/07/06       72.9           18,300,000              148
  26      42      IXIS    Milanos Portfolio 2                              05/17/06       58.5           17,500,000              170
 26.01  42.01             Milridge                                         05/17/06                       8,400,000              280
 26.02  42.02             Lucerne                                          05/17/06                       4,550,000              219
 26.03  42.03             New Iona                                         05/17/06                       3,500,000               73
 26.04  42.04             Catarina                                         05/17/06                       1,050,000              263
  27      43      IXIS    901 Corporate Center Dr.                         06/30/06       76.9           16,000,000              159
  28      44       EHY    Southland Terrace Shopping Center                03/14/06       74.0           16,000,000               73
  29      45      IXIS    Gladstone (Midwest)                               Various       64.7           14,900,000               29
 29.01  45.01             T-Mobile                                         02/08/06                       9,032,280              130
 29.02  45.02             Converting, Inc.                                 10/04/05                       3,625,910               12
 29.03  45.03             Metal Spinners - 800 Growth Pkwy                 02/15/06                         779,760               16
 29.04  45.04             Metal Spinners - 914 Wohlert St                  02/15/06                         747,270               14
 29.05  45.05             Metal Spinners - 802 East 11th St                02/15/06                         714,780               14
  30      46      IXIS    11 West Division Street and Lakeside Towers       Various       68.8           14,650,000           73,618
 30.01  46.01             11 West Division Street                          06/19/06                       9,653,654           87,760
 30.02  46.02             Lakeside Tower                                   06/29/06                       4,996,346           56,139
  31      47       AIG    Kingswood Plaza                                  11/04/05       64.4           14,000,000              125
  32      48      JPMCB   Villa Verde Apartments II                        06/15/06       58.4           13,900,000           84,756
  33      49      JPMCB   Briargrove Place                                 05/08/06       75.9           13,700,000              108
  34      50       EHY    Riverstone Apartments                            06/18/06       69.7           13,250,000           53,427
  35      51       PNC    Franklin Park at Cityview                        05/03/06       63.4           13,000,000           64,039
  36      52      JPMCB   Executive Tower                                  08/08/06       80.0           12,800,000               95
  37      53      JPMCB   Shoppes on Dean                                  05/31/06       76.9           12,380,000              304
  38      54      JPMCB   The Links at Citiside Apartments                 03/23/06       69.1           11,980,000           43,406
  39      55      NCCI    Rexford Business Center                          06/15/06       57.9           11,350,000               70
  40      56       EHY    Holiday Inn - Parsippany                         04/04/06       64.8           10,500,000           57,065
  41      57      JPMCB   The Plaza at Point Happy                         04/01/06       63.9            9,900,000              256
  42      58      JPMCB   Shoppes at Aksarben                              06/15/06       77.6           10,400,000              189
  43      59       AIG    Fannie May Portfolio                              Various       49.9           10,220,000              190
 43.01  59.01             TCF Bank 397                                     05/08/06                       1,088,226              389
 43.02  59.02             Fannie May Portfolio 240                         05/05/06                         601,754              177
 43.03  59.03             Wireless Giant 875                               04/27/06                         511,511              367
 43.04  59.04             Fannie May Portfolio 396                         05/05/06                         501,495              292
 43.05  59.05             SKP, Inc. 530                                    04/14/06                         476,354              378
 43.06  59.06             Fannie May Portfolio 277                         05/12/06                         451,315              158
 43.07  59.07             Grand Rapids Hospitality 880                     04/27/06                         436,292              291
 43.08  59.08             Fannie May Portfolio 894                         04/14/06                         426,276              237
 43.09  59.09             Fannie May Portfolio 203                         04/26/06                         376,096              159
 43.10  59.10             Fannie May Portfolio 208                         04/26/06                         366,080              147
 43.11  59.11             Fannie May Portfolio 239                         04/26/06                         361,073              212
 43.12  59.12             Fannie May Portfolio 201                         04/26/06                         351,057              178
 43.13  59.13             Fannie May Portfolio 448                         05/08/06                         320,908              169
 43.14  59.14             Z Amigos 895                                     04/14/06                         295,869              149
 43.15  59.15             Fannie May Portfolio 398                         05/12/06                         290,861              170
 43.16  59.16             Fannie May Portfolio 617                         04/27/06                         290,861              153
 43.17  59.17             Fannie May Portfolio 613                         04/27/06                         280,846              149
 43.18  59.18             Fannie May Portfolio 213                         04/26/06                         275,838              153
 43.19  59.19             Fannie May Portfolio 216                         04/26/06                         275,838              149
 43.20  59.20             Fannie May Portfolio 388                         05/12/06                         275,838              160
 43.21  59.21             Fannie May Portfolio 614                         04/27/06                         270,830              146
 43.22  59.22             Fannie May Portfolio 461                         05/12/06                         265,822              148
 43.23  59.23             Fannie May Portfolio 190                         04/26/06                         250,697              177
 43.24  59.24             Fannie May Portfolio 410                         05/05/06                         250,697              160
 43.25  59.25             Fannie May Portfolio 890                         04/14/06                         250,697              148
 43.26  59.26             Fannie May Portfolio 395                         05/12/06                         220,650              160
 43.27  59.27             Fannie May Portfolio 248                         05/05/06                         185,595              163
 43.28  59.28             Ice Cream Joe's 878                              04/14/06                         175,477              125
 43.29  59.29             Fannie May Portfolio 816                         04/14/06                          95,148               65
  44      60       PNC    Sycamore Apartments - Azusa                      05/30/06       57.7           10,100,000           82,787
  45      61      JPMCB   Phoenix Office Building                          06/12/06       67.1           10,000,000               98
  46      62       EHY    Walgreens & Pier 1 Imports                       06/18/06       72.0            9,500,000              388
  47      63       EHY    Eckerd Portfolio                                  Various       70.4            9,450,000              329
 47.01  63.01             Vineland                                         05/25/06                       5,694,683              356
 47.02  63.02             Northfield                                       05/28/06                       3,755,317              295
  48      64       PNC    LeCota Office Park                               07/12/06       70.0            9,380,000              113
  49      65      NCCI    South Towne Crossing                             06/14/06       58.8            8,818,047              177
  50      66      JPMCB   2350 Ravine Way                                  06/27/06       75.7            8,700,000              144
  51      67      JPMCB   Country Corner Shopping Center                   05/05/06       68.7            8,660,000              165
  52      68       EHY    Northland Mall                                   06/24/06       78.4            8,550,000               46
  53      69      JPMCB   Landerbrook Place                                06/19/06       79.7            8,450,000              109
  54      70       EHY    Walney Business Center                           09/01/06       58.0            8,410,000               74
  55      71       PNC    Coronado Hills Shopping Center                   06/27/06       75.0            8,250,000               69
  56      72       PNC    Bennington Marine Office - Industrial Facility   07/17/06       78.0            8,000,000               30
  57      73       PNC    Comfort Inn - Brooklyn                           03/01/06       71.4            8,000,000          133,333
  58      74      JPMCB   Knobhill Apartments                              05/01/06       70.2            8,000,000           35,088
  59      75       PNC    Cheyenne Woods Apartments                        06/18/06       56.7            7,650,000           47,813
  60      76      JPMCB   Hampden Villa Center                             06/18/06       79.2            7,600,000               79
  61      77       AIG    Schaumburg Retail Ground Leases                  03/31/06       74.5            7,600,000               48
  62      78      JPMCB   Mayhew Tech Center                               06/27/06       80.0            7,400,000              108
  63      79      NCCI    Maple Tower Fashion Mart                         05/12/06       50.7            7,000,000               47
  64      80      NCCI    Sedona on Laurel Apartments                      07/12/06       70.0            6,972,000          129,111
  65      81       PNC    The Silverstein Institute                        06/07/06       62.1            6,800,000              239
  66      82       AIG    Casaloma Retail Center                           09/01/06       74.8            6,600,000              144
  67      83      NCCI    Holiday Inn - Research Park                      07/13/06       57.4            6,500,000           32,500
  68      84      JPMCB   Parkview Plaza                                   06/14/06       71.1            6,400,000              128
  69      85      JPMCB   Highland Plaza                                   08/01/06       75.0            6,375,000               87
  70      86       EHY    Bowie Gateway Medical Center                     07/10/06       70.0            6,300,000              172
  71      87      JPMCB   Harvey Oaks                                      07/01/06       55.8            6,250,000              101
  72      88       EHY    Best Western Leisure Inn                         05/01/06       68.1            6,200,000           59,615
  73      89       EHY    Milford Landing Shopping Center                  08/01/06       73.5            6,100,000              139
  74      90      NCCI    Village of La Casa del Sol                       06/02/06       60.6            6,000,000           19,417
  75      91       EHY    Wilmington on Drexel                             05/12/06       78.9            6,000,000           49,180
  76      92      JPMCB   EastPoint Business Center                        07/18/06       72.8            5,900,000               76
  77      93      NCCI    Park at Summerhill Apartments                    07/06/06       74.6            5,780,000           31,413
  78      94       EHY    Bayport One                                      07/06/06       63.3            5,700,000               78
  79      95      IXIS    Tonopah Office                                   05/10/06       68.1            5,650,000              289
  80      96       EHY    Lincoln Town Center                              04/13/06       80.0            5,600,000               68
  81      97      JPMCB   Grape Vine Center                                06/02/06       78.9            5,525,000              158
  82      98       AIG    Glengary Shopping Center                         07/12/06       72.4            5,500,000               51
  83      99      JPMCB   Fiesta Crossings SC                              06/07/06       68.7            5,500,000               85
  84     100      JPMCB   United Plaza                                     05/31/06       78.1            5,400,000              104
  85     101      JPMCB   Orleans Business Park                            03/31/06       60.6            5,300,000              106
  86     102       PNC    Campbell Fair                                    06/21/06       71.2            5,200,000              113
  87     103      JPMCB   Donato Corporate Park                            07/21/06       69.3            5,200,000              126
  88     104      NCCI    Apache Junction Pool                             05/24/06       58.3            5,200,000           10,256
 88.01  104.01            Superstition Lookout                             05/24/06                       1,560,000            8,298
 88.02  104.02            Sierra Leone MHC                                 05/24/06                       1,508,000           16,043
 88.03  104.03            Ironwood MH & RV                                 05/24/06                       1,196,000           11,390
 88.04  104.04            Shiprock RV Resort                               05/24/06                         936,000            7,800
  89     105      NCCI    Palm Haven                                       06/22/06       71.6            5,155,000           19,022
  90     106       AIG    Petsmart                                          Various       65.0            5,150,000              132
 90.01  106.01            Petsmart - LA                                    07/31/06                       2,950,023              152
 90.02  106.02            Petsmart - WA                                    08/05/06                       2,199,977              113
  91     107       AIG    1639 Walnut                                      07/26/06       58.0            5,100,000               31
  92     108      JPMCB   Woodstock Square Shopping Center                 05/22/06       78.9            5,050,000               60
  93     109      NCCI    120-124 Enterprise Avenue                        07/05/06       56.8            5,000,000               56
  94     110      JPMCB   Eastpoint Business Park                          07/15/06       73.5            5,000,000              111
  95     111      JPMCB   Red Bank Medical                                 07/12/06       74.6            5,000,000              130
  96     112       EHY    Midland Plaza                                    06/30/06       79.8            4,950,000               72
  97     113      IXIS    8441 Melrose Place                               01/03/06       67.2            4,950,000            1,468
  98     114       PNC    Durham Plaza                                     05/01/06       79.0            4,900,000              202
  99     115      JPMCB   Liberty Plaza                                    08/01/06       76.6            4,825,000              101
  100    116       EHY    Vincennes Apartments                             06/15/06       68.9            4,800,000           96,000
  101    117      IXIS    Days Inn Dover                                   10/26/05       63.7            4,850,000           59,877
  102    118       AIG    Wellbridge Athletic Center                       07/31/06       58.6            4,750,000              141
  103    119      IXIS    Bermuda Palms                                    06/20/06       58.5            4,710,000           25,459
  104    120       AIG    Baybrook Office Park                             03/13/06       72.7            4,650,000               62
  105    121      JPMCB   Foothill Village                                 06/09/06       58.2            4,625,000              186
  106    122       PNC    AmericInn Hotel & Suites                         07/08/06       73.8            4,500,000           56,250
  107    123      JPMCB   Fairfield Inn & Suites                           06/30/06       69.5            4,450,000           59,333
  108    124       EHY    3 Maryland Circle                                06/06/06       77.9            4,440,000           56,923
  109    125      IXIS    La Quinta Ridge                                  06/20/06       61.3            4,290,000           28,411
  110    126       PNC    AmericInn Hotel & Suites                         07/08/06       64.6            4,200,000           66,667
  111    127      JPMCB   Orleans Business Park II                         03/31/06       55.6            4,200,000               84
  112    128      JPMCB   Round Rock Towne Center                          06/04/06       37.9            4,175,000               92
  113    129       PNC    Hartland Apartments                              06/06/06       58.2            4,000,000          148,148
  114    130      NCCI    Royal Highlander MHC                             07/02/06       46.5            4,000,000           14,286
  115    131       AIG    Tomball Marketplace                              11/15/05       76.9            4,000,000              115
  116    132       PNC    New Martinsville Plaza                           06/15/06       75.9            3,825,000               22
  117    133       EHY    Heritage Court Apartments                        05/09/06       80.0            3,680,000           51,111
  118    134      JPMCB   Hampton Inn - Starkville, MS                     06/01/06       71.3            3,600,000           52,174
  119    135       PNC    Landmark Building                                07/12/06       76.1            3,500,000               90
  120    136      IXIS    Bowler Plaza                                     04/19/06       63.9            3,450,000              140
  121    137      JPMCB   Century Boulevard                                02/06/06       77.3            3,400,000              161
  122    138       PNC    Woods Edge Apartments                            06/14/06       55.1            3,360,000           84,000
  123    139      IXIS    Forest Oaks Plaza 1                              07/13/06       70.7            3,250,000               87
  124    140      JPMCB   Emmorton Professional Building                   06/29/06       64.6            3,200,000              110
  125    141      JPMCB   Rodes Building                                   06/28/06       78.0            3,200,000              128
  126    142      IXIS    Spring Meadows Apartments                        02/01/06       73.5            3,160,000           25,484
  127    143       EHY    Woodberry Plaza                                  07/01/06       76.8            3,150,000               37
  128    144       EHY    Beaver Pond Center                               08/06/06       80.0            3,040,000               70
  129    145       PNC    Plaza 3001                                       06/12/06       65.9            3,000,000              156
  130    146      JPMCB   Ramada Inn - Tampa                               05/24/06       60.0            3,000,000           24,590
  131    147      JPMCB   Storage Solutions                                05/11/06       74.9            3,000,000            4,354
  132    148       PNC    The Port Apartments                              07/13/06       72.4            2,950,000           23,047
  133    149       EHY    Memphis Retail Portfolio                         05/04/06       79.9            2,820,000               61
133.01  149.01            Appling Ridge                                    05/04/06                       1,500,000               97
133.02  149.02            Spa Plaza                                        05/04/06                       1,320,000               43
  134    150       PNC    Colorado Rosemead Plaza                          06/15/06       69.4            2,567,000              307
  135    151       PNC    Battlefield Business Park                        06/28/06       40.0            2,500,000               64
  136    152      JPMCB   30 East Hoffman Avenue                           06/30/06       40.2            2,500,000              116
  137    153      NCCI    Ken Caryl Retail Center                          06/04/06       76.8            2,427,000              243
  138    154      JPMCB   Garfield Place                                   02/16/06       79.8            2,320,000               64
  139    155      JPMCB   Tucker Street Apartments                         12/27/05       74.7            1,980,000           19,800
  140    156      NCCI    Quality Inn and Suites                           04/10/06       54.2            1,950,000           30,000
  141    157      IXIS    9775-77 Santa Monica Blvd.                       05/20/06       67.2            1,850,000            1,028
  142    158      NCCI    Haddam Self Storage                              05/19/06       79.9            1,600,000            4,638
  143    159       PNC    1722 General George Patton                       07/19/06       75.0            1,350,000               85
  144    160      NCCI    CSH 1st Security Storage Davenport               05/09/06       31.2            1,200,000            2,027
  145    161      NCCI    Lido MHP                                         06/01/06       55.6            1,000,000           18,182
  146    162      NCCI    CSH - 1st Security Self storage Avon Park        05/05/06       31.5              995,000            2,047
  147    163      NCCI    CSH B & B Stor With Us                           05/02/06       47.3              890,000            4,279
  148    164       PNC    6704 W. 121st Street                             11/21/05       80.0              800,000              133
  149    165       PNC    TGIFriday's                                      06/27/06       40.0              750,000              128

                                                                                               CURRENT                       LOAN
ANNEX                                                                        CURRENT         BALANCE PER    % OF INITIAL    GROUP
 ID #   LOAN #   SELLER   PROPERTY NAME                                 BALANCE ($)(2),(19)  UNIT ($)(19)   POOL BALANCE    1 OR 2
-----------------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                            387,500,000.00       182,869     12.64%          2
   2      2       JPMCB   53 State Street                                    280,000,000.00           250      9.13%          1
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio              250,000,000.00           131      8.15%          1
 3.01    3.01             Quantum Business Park                               43,396,071.00            56
 3.02    3.02             Maude 4-7                                           35,081,786.00            88
 3.03    3.03             Milpitas Business Park                              21,665,357.00            36
 3.04    3.04             Marriot                                             20,536,786.00            48
 3.05    3.05             Park Square Phase I and Phase II                    20,515,000.00            44
 3.06    3.06             Jay 1-6/Olcott                                      16,607,500.00            45
 3.07    3.07             North Pointe Business Park                          14,566,786.00            44
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                      11,462,143.00            39
 3.09    3.09             Orchard Park                                        10,854,286.00            42
 3.10    3.10             Peery Park I                                         9,139,286.00            36
 3.11    3.11             Mountain View Properties                             8,596,786.00            50
 3.12    3.12             Walsh 1-8                                            8,401,429.00            33
 3.13    3.13             Peery Park II                                        7,381,071.00            37
 3.14    3.14             Macara A&B                                           5,036,429.00            52
 3.15    3.15             Zanker/Brokaw                                        4,862,857.00            40
 3.16    3.16             Guadalupe A-C                                        4,515,357.00            35
 3.17    3.17             Peery Park Biotech                                   4,255,000.00            51
 3.18    3.18             Great America Parkway A-C                            3,126,070.00            32
   4      4       NCCI    Gas Company Tower                                  229,000,000.00           349      7.47%          1
   5      5        EHY    Burbank Town Center                                182,300,000.00           221      5.94%          1
   6      6        EHY    Tysons Galleria                                    173,500,000.00           723      5.66%          1
   7              JPMCB   Colony III Portfolio                               116,704,000.00            39      3.81%          1
 7.01     7       JPMCB   Copley Corporate Center                             24,000,000.00           199      0.78%          1
 7.02     8       JPMCB   Memphis Distribution Center                         18,000,000.00            20      0.59%          1
 7.03     9       JPMCB   St. Louis Industrial Portfolio                      14,040,000.00            29      0.46%          1
 7.04     10      JPMCB   155 Pfingsten Road                                  12,150,000.00           104      0.40%          1
 7.05     11      JPMCB   Woodland Rose                                       10,410,000.00            54      0.34%          1
 7.06     12      JPMCB   McKesson Facility                                   10,200,000.00            32      0.33%          1
 7.07     13      JPMCB   Flotilla                                             7,234,000.00            42      0.24%          1
 7.08     14      JPMCB   4550 Spring Valley Road                              6,377,773.55            30      0.21%          1
 7.09     15      JPMCB   Perimeter Park                                       3,480,000.00            31      0.11%          1
 7.10     16      JPMCB   10351 Home Road                                      2,573,628.67            30      0.08%          1
 7.11     17      JPMCB   815 South Coppell Road                               2,345,755.30            30      0.08%          1
 7.12     18      JPMCB   13524 Welch Road                                     2,100,000.00            28      0.07%          1
 7.13     19      JPMCB   1130 West Jackson Road                               1,611,347.72            30      0.05%          1
 7.14     20      JPMCB   4600 Simonton Road                                   1,191,494.76            30      0.04%          1
 7.15     21      JPMCB   Slawin Court                                           990,000.00            27      0.03%          1
   8      22      JPMCB   CNL/Welsh Portfolio                                110,200,000.00            46      3.59%          1
 8.01   22.01             Fingerhut Distribution Facility                     16,700,000.00            18
 8.02   22.02             Leedsworld                                          13,525,000.00            85
 8.03   22.03             GMR Marketing                                       11,650,000.00           157
 8.04   22.04             HK Systems                                          11,250,000.00           131
 8.05   22.05             SuperStock                                           8,450,000.00           117
 8.06   22.06             Navarre Corporation                                  7,425,000.00            64
 8.07   22.07             Riviera Tool Company                                 6,750,000.00            38
 8.08   22.08             Midland Containers                                   6,550,000.00            48
 8.09   22.09             ADS Logistics - IN                                   6,350,000.00            62
 8.10   22.10             Jenkins Manufacturing Company                        6,000,000.00            29
 8.11   22.11             Olsen Engineering LLC                                5,700,000.00            43
 8.12   22.12             Core Systems                                         5,150,000.00            52
 8.13   22.13             ADS Logistics - NC                                   4,700,000.00            44
   9      23      JPMCB   Foothills Mall                                      81,000,000.00           162      2.64%          1
  10      24      IXIS    Marriott Monterey                                   61,500,000.00       180,352      2.01%          1
  11      25      JPMCB   Stevens Center Business Park                        55,650,000.00           119      1.81%          1
  12              NCCI    Sun Community Portfolio                             48,100,000.00        42,082      1.57%         1, 2
 12.01    26      NCCI    Sun Villa Estates                                   18,300,000.00        56,481      0.60%          2
 12.02    27      NCCI    Countryside of Lake Lanier                          16,850,000.00        30,748      0.55%          1
 12.03    28      NCCI    Countryside Atlanta                                 12,950,000.00        47,786      0.42%          2
  13      29       EHY    1800-1880 John F. Kennedy Boulevard                 44,000,000.00            93      1.43%          1
  14      30      JPMCB   Neiss Portfolio                                     36,571,564.93            81      1.19%          1
 14.01  30.01             Asset Acceptance                                    27,478,634.85           137
 14.02  30.02             Uniek                                                9,092,930.08            36
  15      31      IXIS    Lodge at Balfour                                    25,580,849.13       248,358      0.83%          1
  16      32       EHY    University Center                                   25,500,000.00           234      0.83%          1
  17      33      IXIS    Fondren Southwest Village                           24,500,000.00            90      0.80%          1
  18      34      IXIS    Bonneville Square                                   23,800,000.00           267      0.78%          1
  19      35       PNC    Lodge at Sonterra                                   23,000,000.00        70,552      0.75%          2
  20      36       EHY    Malcolm X Boulevard                                 23,000,000.00           198      0.75%          1
  21      37       AIG    Deerbrook Shopping Center                           21,465,937.42            98      0.70%          1
  22      38      NCCI    Walter's Crossing                                   20,626,400.00           173      0.67%          1
  23      39      JPMCB   Orange Grove Apartments                             20,000,000.00        50,505      0.65%          2
  24      40      JPMCB   Keystone Industrial Park                            19,660,087.48            37      0.64%          1
  25      41      JPMCB   Commerce Center I                                   18,300,000.00           148      0.60%          1
  26      42      IXIS    Milanos Portfolio 2                                 17,500,000.00           170      0.57%          1
 26.01  42.01             Milridge                                             8,400,000.00           280
 26.02  42.02             Lucerne                                              4,550,000.00           219
 26.03  42.03             New Iona                                             3,500,000.00            73
 26.04  42.04             Catarina                                             1,050,000.00           263
  27      43      IXIS    901 Corporate Center Dr.                            16,000,000.00           159      0.52%          1
  28      44       EHY    Southland Terrace Shopping Center                   15,987,033.58            73      0.52%          1
  29      45      IXIS    Gladstone (Midwest)                                 14,828,963.48            29      0.48%          1
 29.01  45.01             T-Mobile                                             8,989,218.14           130
 29.02  45.02             Converting, Inc.                                     3,608,623.29            12
 29.03  45.03             Metal Spinners - 800 Growth Pkwy                       776,042.45            16
 29.04  45.04             Metal Spinners - 914 Wohlert St                        743,707.35            14
 29.05  45.05             Metal Spinners - 802 East 11th St                      711,372.25            14
  30      46      IXIS    11 West Division Street and Lakeside Towers         14,650,000.00        73,618      0.48%          2
 30.01  46.01             11 West Division Street                              9,653,654.08        87,760
 30.02  46.02             Lakeside Tower                                       4,996,345.92        56,139
  31      47       AIG    Kingswood Plaza                                     14,000,000.00           125      0.46%          1
  32      48      JPMCB   Villa Verde Apartments II                           13,900,000.00        84,756      0.45%          2
  33      49      JPMCB   Briargrove Place                                    13,665,810.41           108      0.45%          1
  34      50       EHY    Riverstone Apartments                               13,250,000.00        53,427      0.43%          2
  35      51       PNC    Franklin Park at Cityview                           13,000,000.00        64,039      0.42%          1
  36      52      JPMCB   Executive Tower                                     12,800,000.00            95      0.42%          1
  37      53      JPMCB   Shoppes on Dean                                     12,380,000.00           304      0.40%          1
  38      54      JPMCB   The Links at Citiside Apartments                    11,980,000.00        43,406      0.39%          2
  39      55      NCCI    Rexford Business Center                             11,350,000.00            70      0.37%          1
  40      56       EHY    Holiday Inn - Parsippany                            10,500,000.00        57,065      0.34%          1
  41      57      JPMCB   The Plaza at Point Happy                             9,900,000.00           256      0.32%          1
  42      58      JPMCB   Shoppes at Aksarben                                 10,400,000.00           189      0.34%          1
  43      59       AIG    Fannie May Portfolio                                10,195,989.23           190      0.33%          1
 43.01  59.01             TCF Bank 397                                         1,085,668.93           388
 43.02  59.02             Fannie May Portfolio 240                               600,339.85           177
 43.03  59.03             Wireless Giant 875                                     510,309.26           367
 43.04  59.04             Fannie May Portfolio 396                               500,317.19           291
 43.05  59.05             SKP, Inc. 530                                          475,235.06           377
 43.06  59.06             Fannie May Portfolio 277                               450,254.88           157
 43.07  59.07             Grand Rapids Hospitality 880                           435,266.78           291
 43.08  59.08             Fannie May Portfolio 894                               425,274.71           237
 43.09  59.09             Fannie May Portfolio 203                               375,212.40           159
 43.10  59.10             Fannie May Portfolio 208                               365,220.33           146
 43.11  59.11             Fannie May Portfolio 239                               360,224.30           212
 43.12  59.12             Fannie May Portfolio 201                               350,232.23           178
 43.13  59.13             Fannie May Portfolio 448                               320,154.06           168
 43.14  59.14             Z Amigos 895                                           295,173.89           149
 43.15  59.15             Fannie May Portfolio 398                               290,177.85           170
 43.16  59.16             Fannie May Portfolio 617                               290,177.85           153
 43.17  59.17             Fannie May Portfolio 613                               280,185.78           148
 43.18  59.18             Fannie May Portfolio 213                               275,189.75           153
 43.19  59.19             Fannie May Portfolio 216                               275,189.75           149
 43.20  59.20             Fannie May Portfolio 388                               275,189.75           160
 43.21  59.21             Fannie May Portfolio 614                               270,193.71           146
 43.22  59.22             Fannie May Portfolio 461                               265,197.68           147
 43.23  59.23             Fannie May Portfolio 190                               250,107.62           177
 43.24  59.24             Fannie May Portfolio 410                               250,107.62           160
 43.25  59.25             Fannie May Portfolio 890                               250,107.62           148
 43.26  59.26             Fannie May Portfolio 395                               220,131.41           160
 43.27  59.27             Fannie May Portfolio 248                               185,159.16           162
 43.28  59.28             Ice Cream Joe's 878                                    175,065.14           125
 43.29  59.29             Fannie May Portfolio 816                                94,924.66            65
  44      60       PNC    Sycamore Apartments - Azusa                         10,100,000.00        82,787      0.33%          2
  45      61      JPMCB   Phoenix Office Building                             10,000,000.00            98      0.33%          1
  46      62       EHY    Walgreens & Pier 1 Imports                           9,500,000.00           388      0.31%          1
  47      63       EHY    Eckerd Portfolio                                     9,431,654.90           328      0.31%          1
 47.01  63.01             Vineland                                             5,683,627.86           355
 47.02  63.02             Northfield                                           3,748,027.04           294
  48      64       PNC    LeCota Office Park                                   9,380,000.00           113      0.31%          1
  49      65      NCCI    South Towne Crossing                                 8,818,047.00           177      0.29%          1
  50      66      JPMCB   2350 Ravine Way                                      8,700,000.00           144      0.28%          1
  51      67      JPMCB   Country Corner Shopping Center                       8,660,000.00           165      0.28%          1
  52      68       EHY    Northland Mall                                       8,550,000.00            46      0.28%          1
  53      69      JPMCB   Landerbrook Place                                    8,450,000.00           109      0.28%          1
  54      70       EHY    Walney Business Center                               8,410,000.00            74      0.27%          1
  55      71       PNC    Coronado Hills Shopping Center                       8,250,000.00            69      0.27%          1
  56      72       PNC    Bennington Marine Office - Industrial Facility       8,000,000.00            30      0.26%          1
  57      73       PNC    Comfort Inn - Brooklyn                               8,000,000.00       133,333      0.26%          1
  58      74      JPMCB   Knobhill Apartments                                  8,000,000.00        35,088      0.26%          2
  59      75       PNC    Cheyenne Woods Apartments                            7,650,000.00        47,813      0.25%          2
  60      76      JPMCB   Hampden Villa Center                                 7,600,000.00            79      0.25%          1
  61      77       AIG    Schaumburg Retail Ground Leases                      7,600,000.00            48      0.25%          1
  62      78      JPMCB   Mayhew Tech Center                                   7,400,000.00           108      0.24%          1
  63      79      NCCI    Maple Tower Fashion Mart                             7,000,000.00            47      0.23%          1
  64      80      NCCI    Sedona on Laurel Apartments                          6,972,000.00       129,111      0.23%          1
  65      81       PNC    The Silverstein Institute                            6,794,525.86           239      0.22%          1
  66      82       AIG    Casaloma Retail Center                               6,600,000.00           144      0.22%          1
  67      83      NCCI    Holiday Inn - Research Park                          6,487,033.78        32,435      0.21%          1
  68      84      JPMCB   Parkview Plaza                                       6,400,000.00           128      0.21%          1
  69      85      JPMCB   Highland Plaza                                       6,375,000.00            87      0.21%          1
  70      86       EHY    Bowie Gateway Medical Center                         6,300,000.00           172      0.21%          1
  71      87      JPMCB   Harvey Oaks                                          6,250,000.00           101      0.20%          1
  72      88       EHY    Best Western Leisure Inn                             6,200,000.00        59,615      0.20%          1
  73      89       EHY    Milford Landing Shopping Center                      6,100,000.00           139      0.20%          1
  74      90      NCCI    Village of La Casa del Sol                           6,000,000.00        19,417      0.20%          1
  75      91       EHY    Wilmington on Drexel                                 6,000,000.00        49,180      0.20%          2
  76      92      JPMCB   EastPoint Business Center                            5,900,000.00            76      0.19%          1
  77      93      NCCI    Park at Summerhill Apartments                        5,780,000.00        31,413      0.19%          2
  78      94       EHY    Bayport One                                          5,700,000.00            78      0.19%          1
  79      95      IXIS    Tonopah Office                                       5,650,000.00           289      0.18%          1
  80      96       EHY    Lincoln Town Center                                  5,600,000.00            68      0.18%          1
  81      97      JPMCB   Grape Vine Center                                    5,525,000.00           158      0.18%          1
  82      98       AIG    Glengary Shopping Center                             5,500,000.00            51      0.18%          1
  83      99      JPMCB   Fiesta Crossings SC                                  5,493,184.49            85      0.18%          1
  84     100      JPMCB   United Plaza                                         5,391,853.73           103      0.18%          1
  85     101      JPMCB   Orleans Business Park                                5,300,000.00           106      0.17%          1
  86     102       PNC    Campbell Fair                                        5,200,000.00           113      0.17%          1
  87     103      JPMCB   Donato Corporate Park                                5,200,000.00           126      0.17%          1
  88     104      NCCI    Apache Junction Pool                                 5,196,023.41        10,249      0.17%          2
 88.01  104.01            Superstition Lookout                                 1,558,807.02         8,292
 88.02  104.02            Sierra Leone MHC                                     1,506,846.79        16,030
 88.03  104.03            Ironwood MH & RV                                     1,195,085.39        11,382
 88.04  104.04            Shiprock RV Resort                                     935,284.21         7,794
  89     105      NCCI    Palm Haven                                           5,155,000.00        19,022      0.17%          2
  90     106       AIG    Petsmart                                             5,150,000.00           132      0.17%          1
 90.01  106.01            Petsmart - LA                                        2,950,023.00           152
 90.02  106.02            Petsmart - WA                                        2,199,977.00           113
  91     107       AIG    1639 Walnut                                          5,100,000.00            31      0.17%          1
  92     108      JPMCB   Woodstock Square Shopping Center                     5,050,000.00            60      0.16%          1
  93     109      NCCI    120-124 Enterprise Avenue                            5,000,000.00            56      0.16%          1
  94     110      JPMCB   Eastpoint Business Park                              5,000,000.00           111      0.16%          1
  95     111      JPMCB   Red Bank Medical                                     5,000,000.00           130      0.16%          1
  96     112       EHY    Midland Plaza                                        4,950,000.00            72      0.16%          1
  97     113      IXIS    8441 Melrose Place                                   4,942,532.58         1,466      0.16%          1
  98     114       PNC    Durham Plaza                                         4,900,000.00           202      0.16%          1
  99     115      JPMCB   Liberty Plaza                                        4,825,000.00           101      0.16%          1
  100    116       EHY    Vincennes Apartments                                 4,800,000.00        96,000      0.16%          1
  101    117      IXIS    Days Inn Dover                                       4,775,790.44        58,960      0.16%          1
  102    118       AIG    Wellbridge Athletic Center                           4,750,000.00           141      0.15%          1
  103    119      IXIS    Bermuda Palms                                        4,710,000.00        25,459      0.15%          2
  104    120       AIG    Baybrook Office Park                                 4,650,000.00            62      0.15%          1
  105    121      JPMCB   Foothill Village                                     4,625,000.00           186      0.15%          1
  106    122       PNC    AmericInn Hotel & Suites                             4,500,000.00        56,250      0.15%          1
  107    123      JPMCB   Fairfield Inn & Suites                               4,450,000.00        59,333      0.15%          1
  108    124       EHY    3 Maryland Circle                                    4,440,000.00        56,923      0.14%          2
  109    125      IXIS    La Quinta Ridge                                      4,290,000.00        28,411      0.14%          2
  110    126       PNC    AmericInn Hotel & Suites                             4,200,000.00        66,667      0.14%          1
  111    127      JPMCB   Orleans Business Park II                             4,200,000.00            84      0.14%          1
  112    128      JPMCB   Round Rock Towne Center                              4,166,930.12            92      0.14%          1
  113    129       PNC    Hartland Apartments                                  4,000,000.00       148,148      0.13%          2
  114    130      NCCI    Royal Highlander MHC                                 4,000,000.00        14,286      0.13%          1
  115    131       AIG    Tomball Marketplace                                  4,000,000.00           115      0.13%          1
  116    132       PNC    New Martinsville Plaza                               3,825,000.00            22      0.12%          1
  117    133       EHY    Heritage Court Apartments                            3,680,000.00        51,111      0.12%          2
  118    134      JPMCB   Hampton Inn - Starkville, MS                         3,595,950.20        52,115      0.12%          1
  119    135       PNC    Landmark Building                                    3,500,000.00            90      0.11%          1
  120    136      IXIS    Bowler Plaza                                         3,450,000.00           140      0.11%          1
  121    137      JPMCB   Century Boulevard                                    3,400,000.00           161      0.11%          1
  122    138       PNC    Woods Edge Apartments                                3,360,000.00        84,000      0.11%          2
  123    139      IXIS    Forest Oaks Plaza 1                                  3,250,000.00            87      0.11%          1
  124    140      JPMCB   Emmorton Professional Building                       3,197,505.77           110      0.10%          1
  125    141      JPMCB   Rodes Building                                       3,197,168.42           128      0.10%          1
  126    142      IXIS    Spring Meadows Apartments                            3,160,000.00        25,484      0.10%          2
  127    143       EHY    Woodberry Plaza                                      3,150,000.00            37      0.10%          1
  128    144       EHY    Beaver Pond Center                                   3,040,000.00            70      0.10%          1
  129    145       PNC    Plaza 3001                                           3,000,000.00           156      0.10%          1
  130    146      JPMCB   Ramada Inn - Tampa                                   3,000,000.00        24,590      0.10%          1
  131    147      JPMCB   Storage Solutions                                    2,997,860.03         4,351      0.10%          1
  132    148       PNC    The Port Apartments                                  2,950,000.00        23,047      0.10%          2
  133    149       EHY    Memphis Retail Portfolio                             2,817,956.98            61      0.09%          1
133.01  149.01            Appling Ridge                                        1,498,913.29            97
133.02  149.02            Spa Plaza                                            1,319,043.69            42
  134    150       PNC    Colorado Rosemead Plaza                              2,567,000.00           307      0.08%          1
  135    151       PNC    Battlefield Business Park                            2,500,000.00            64      0.08%          1
  136    152      JPMCB   30 East Hoffman Avenue                               2,495,329.86           116      0.08%          1
  137    153      NCCI    Ken Caryl Retail Center                              2,427,000.00           243      0.08%          1
  138    154      JPMCB   Garfield Place                                       2,314,687.21            64      0.08%          1
  139    155      JPMCB   Tucker Street Apartments                             1,980,000.00        19,800      0.06%          2
  140    156      NCCI    Quality Inn and Suites                               1,950,000.00        30,000      0.06%          1
  141    157      IXIS    9775-77 Santa Monica Blvd.                           1,847,209.15         1,026      0.06%          1
  142    158      NCCI    Haddam Self Storage                                  1,598,890.78         4,634      0.05%          1
  143    159       PNC    1722 General George Patton                           1,350,000.00            85      0.04%          1
  144    160      NCCI    CSH 1st Security Storage Davenport                   1,200,000.00         2,027      0.04%          1
  145    161      NCCI    Lido MHP                                             1,000,000.00        18,182      0.03%          2
  146    162      NCCI    CSH - 1st Security Self storage Avon Park              995,000.00         2,047      0.03%          1
  147    163      NCCI    CSH B & B Stor With Us                                 890,000.00         4,279      0.03%          1
  148    164       PNC    6704 W. 121st Street                                   800,000.00           133      0.03%          1
  149    165       PNC    TGIFriday's                                            750,000.00           128      0.02%          1

                                                                            % OF       % OF
ANNEX                                                                       LOAN       LOAN    CROSSED(22)     RELATED
 ID #   LOAN #   SELLER   PROPERTY NAME                                    GROUP 1   GROUP 2      LOAN       BORROWER(3)
------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                                     64.91%
   2      2       JPMCB   53 State Street                                  11.34%
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio            10.13%
 3.01    3.01             Quantum Business Park
 3.02    3.02             Maude 4-7
 3.03    3.03             Milpitas Business Park
 3.04    3.04             Marriot
 3.05    3.05             Park Square Phase I and Phase II
 3.06    3.06             Jay 1-6/Olcott
 3.07    3.07             North Pointe Business Park
 3.08    3.08             Sunnyvale/Santa Clara/San Jose
 3.09    3.09             Orchard Park
 3.10    3.10             Peery Park I
 3.11    3.11             Mountain View Properties
 3.12    3.12             Walsh 1-8
 3.13    3.13             Peery Park II
 3.14    3.14             Macara A&B
 3.15    3.15             Zanker/Brokaw
 3.16    3.16             Guadalupe A-C
 3.17    3.17             Peery Park Biotech
 3.18    3.18             Great America Parkway A-C
   4      4       NCCI    Gas Company Tower                                 9.28%
   5      5        EHY    Burbank Town Center                               7.38%
   6      6        EHY    Tysons Galleria                                   7.03%
   7              JPMCB   Colony III Portfolio                              4.73%
 7.01     7       JPMCB   Copley Corporate Center                           0.97%                   1             A
 7.02     8       JPMCB   Memphis Distribution Center                       0.73%                   1             A
 7.03     9       JPMCB   St. Louis Industrial Portfolio                    0.57%                   1             A
 7.04     10      JPMCB   155 Pfingsten Road                                0.49%                   1             A
 7.05     11      JPMCB   Woodland Rose                                     0.42%                   1             A
 7.06     12      JPMCB   McKesson Facility                                 0.41%                   1             A
 7.07     13      JPMCB   Flotilla                                          0.29%                   1             A
 7.08     14      JPMCB   4550 Spring Valley Road                           0.26%                   1             A
 7.09     15      JPMCB   Perimeter Park                                    0.14%                   1             A
 7.10     16      JPMCB   10351 Home Road                                   0.10%                   1             A
 7.11     17      JPMCB   815 South Coppell Road                            0.10%                   1             A
 7.12     18      JPMCB   13524 Welch Road                                  0.09%                   1             A
 7.13     19      JPMCB   1130 West Jackson Road                            0.07%                   1             A
 7.14     20      JPMCB   4600 Simonton Road                                0.05%                   1             A
 7.15     21      JPMCB   Slawin Court                                      0.04%                   1             A
   8      22      JPMCB   CNL/Welsh Portfolio                               4.46%
 8.01   22.01             Fingerhut Distribution Facility
 8.02   22.02             Leedsworld
 8.03   22.03             GMR Marketing
 8.04   22.04             HK Systems
 8.05   22.05             SuperStock
 8.06   22.06             Navarre Corporation
 8.07   22.07             Riviera Tool Company
 8.08   22.08             Midland Containers
 8.09   22.09             ADS Logistics - IN
 8.10   22.10             Jenkins Manufacturing Company
 8.11   22.11             Olsen Engineering LLC
 8.12   22.12             Core Systems
 8.13   22.13             ADS Logistics - NC
   9      23      JPMCB   Foothills Mall                                    3.28%
  10      24      IXIS    Marriott Monterey                                 2.49%
  11      25      JPMCB   Stevens Center Business Park                      2.25%
  12              NCCI    Sun Community Portfolio                           0.68%     5.24%
 12.01    26      NCCI    Sun Villa Estates                                           3.07%         2             B
 12.02    27      NCCI    Countryside of Lake Lanier                        0.68%                   2             B
 12.03    28      NCCI    Countryside Atlanta                                         2.17%         2             B
  13      29       EHY    1800-1880 John F. Kennedy Boulevard               1.78%
  14      30      JPMCB   Neiss Portfolio                                   1.48%
 14.01  30.01             Asset Acceptance
 14.02  30.02             Uniek
  15      31      IXIS    Lodge at Balfour                                  1.04%
  16      32       EHY    University Center                                 1.03%
  17      33      IXIS    Fondren Southwest Village                         0.99%
  18      34      IXIS    Bonneville Square                                 0.96%
  19      35       PNC    Lodge at Sonterra                                           3.85%
  20      36       EHY    Malcolm X Boulevard                               0.93%
  21      37       AIG    Deerbrook Shopping Center                         0.87%
  22      38      NCCI    Walter's Crossing                                 0.84%                                 D
  23      39      JPMCB   Orange Grove Apartments                                     3.35%
  24      40      JPMCB   Keystone Industrial Park                          0.80%
  25      41      JPMCB   Commerce Center I                                 0.74%                                 C
  26      42      IXIS    Milanos Portfolio 2                               0.71%
 26.01  42.01             Milridge
 26.02  42.02             Lucerne
 26.03  42.03             New Iona
 26.04  42.04             Catarina
  27      43      IXIS    901 Corporate Center Dr.                          0.65%
  28      44       EHY    Southland Terrace Shopping Center                 0.65%
  29      45      IXIS    Gladstone (Midwest)                               0.60%
 29.01  45.01             T-Mobile
 29.02  45.02             Converting, Inc.
 29.03  45.03             Metal Spinners - 800 Growth Pkwy
 29.04  45.04             Metal Spinners - 914 Wohlert St
 29.05  45.05             Metal Spinners - 802 East 11th St
  30      46      IXIS    11 West Division Street and Lakeside Towers                 2.45%
 30.01  46.01             11 West Division Street
 30.02  46.02             Lakeside Tower
  31      47       AIG    Kingswood Plaza                                   0.57%
  32      48      JPMCB   Villa Verde Apartments II                                   2.33%
  33      49      JPMCB   Briargrove Place                                  0.55%
  34      50       EHY    Riverstone Apartments                                       2.22%
  35      51       PNC    Franklin Park at Cityview                         0.53%
  36      52      JPMCB   Executive Tower                                   0.52%                                 C
  37      53      JPMCB   Shoppes on Dean                                   0.50%
  38      54      JPMCB   The Links at Citiside Apartments                            2.01%
  39      55      NCCI    Rexford Business Center                           0.46%
  40      56       EHY    Holiday Inn - Parsippany                          0.43%                                 F
  41      57      JPMCB   The Plaza at Point Happy                          0.40%
  42      58      JPMCB   Shoppes at Aksarben                               0.42%                                 G
  43      59       AIG    Fannie May Portfolio                              0.41%
 43.01  59.01             TCF Bank 397
 43.02  59.02             Fannie May Portfolio 240
 43.03  59.03             Wireless Giant 875
 43.04  59.04             Fannie May Portfolio 396
 43.05  59.05             SKP, Inc. 530
 43.06  59.06             Fannie May Portfolio 277
 43.07  59.07             Grand Rapids Hospitality 880
 43.08  59.08             Fannie May Portfolio 894
 43.09  59.09             Fannie May Portfolio 203
 43.10  59.10             Fannie May Portfolio 208
 43.11  59.11             Fannie May Portfolio 239
 43.12  59.12             Fannie May Portfolio 201
 43.13  59.13             Fannie May Portfolio 448
 43.14  59.14             Z Amigos 895
 43.15  59.15             Fannie May Portfolio 398
 43.16  59.16             Fannie May Portfolio 617
 43.17  59.17             Fannie May Portfolio 613
 43.18  59.18             Fannie May Portfolio 213
 43.19  59.19             Fannie May Portfolio 216
 43.20  59.20             Fannie May Portfolio 388
 43.21  59.21             Fannie May Portfolio 614
 43.22  59.22             Fannie May Portfolio 461
 43.23  59.23             Fannie May Portfolio 190
 43.24  59.24             Fannie May Portfolio 410
 43.25  59.25             Fannie May Portfolio 890
 43.26  59.26             Fannie May Portfolio 395
 43.27  59.27             Fannie May Portfolio 248
 43.28  59.28             Ice Cream Joe's 878
 43.29  59.29             Fannie May Portfolio 816
  44      60       PNC    Sycamore Apartments - Azusa                                 1.69%
  45      61      JPMCB   Phoenix Office Building                           0.41%
  46      62       EHY    Walgreens & Pier 1 Imports                        0.38%
  47      63       EHY    Eckerd Portfolio                                  0.38%
 47.01  63.01             Vineland
 47.02  63.02             Northfield
  48      64       PNC    LeCota Office Park                                0.38%
  49      65      NCCI    South Towne Crossing                              0.36%                                 D
  50      66      JPMCB   2350 Ravine Way                                   0.35%
  51      67      JPMCB   Country Corner Shopping Center                    0.35%
  52      68       EHY    Northland Mall                                    0.35%                                 E
  53      69      JPMCB   Landerbrook Place                                 0.34%
  54      70       EHY    Walney Business Center                            0.34%
  55      71       PNC    Coronado Hills Shopping Center                    0.33%
  56      72       PNC    Bennington Marine Office - Industrial Facility    0.32%
  57      73       PNC    Comfort Inn - Brooklyn                            0.32%
  58      74      JPMCB   Knobhill Apartments                                         1.34%
  59      75       PNC    Cheyenne Woods Apartments                                   1.28%
  60      76      JPMCB   Hampden Villa Center                              0.31%
  61      77       AIG    Schaumburg Retail Ground Leases                   0.31%
  62      78      JPMCB   Mayhew Tech Center                                0.30%
  63      79      NCCI    Maple Tower Fashion Mart                          0.28%
  64      80      NCCI    Sedona on Laurel Apartments                       0.28%
  65      81       PNC    The Silverstein Institute                         0.28%
  66      82       AIG    Casaloma Retail Center                            0.27%
  67      83      NCCI    Holiday Inn - Research Park                       0.26%
  68      84      JPMCB   Parkview Plaza                                    0.26%
  69      85      JPMCB   Highland Plaza                                    0.26%                                 H
  70      86       EHY    Bowie Gateway Medical Center                      0.26%
  71      87      JPMCB   Harvey Oaks                                       0.25%                                 G
  72      88       EHY    Best Western Leisure Inn                          0.25%                                 F
  73      89       EHY    Milford Landing Shopping Center                   0.25%
  74      90      NCCI    Village of La Casa del Sol                        0.24%
  75      91       EHY    Wilmington on Drexel                                        1.01%
  76      92      JPMCB   EastPoint Business Center                         0.24%
  77      93      NCCI    Park at Summerhill Apartments                               0.97%
  78      94       EHY    Bayport One                                       0.23%                                 E
  79      95      IXIS    Tonopah Office                                    0.23%
  80      96       EHY    Lincoln Town Center                               0.23%                                 J
  81      97      JPMCB   Grape Vine Center                                 0.22%
  82      98       AIG    Glengary Shopping Center                          0.22%
  83      99      JPMCB   Fiesta Crossings SC                               0.22%
  84     100      JPMCB   United Plaza                                      0.22%
  85     101      JPMCB   Orleans Business Park                             0.21%
  86     102       PNC    Campbell Fair                                     0.21%
  87     103      JPMCB   Donato Corporate Park                             0.21%
  88     104      NCCI    Apache Junction Pool                                        0.87%
 88.01  104.01            Superstition Lookout
 88.02  104.02            Sierra Leone MHC
 88.03  104.03            Ironwood MH & RV
 88.04  104.04            Shiprock RV Resort
  89     105      NCCI    Palm Haven                                                  0.86%
  90     106       AIG    Petsmart                                          0.21%
 90.01  106.01            Petsmart - LA
 90.02  106.02            Petsmart - WA
  91     107       AIG    1639 Walnut                                       0.21%
  92     108      JPMCB   Woodstock Square Shopping Center                  0.20%
  93     109      NCCI    120-124 Enterprise Avenue                         0.20%
  94     110      JPMCB   Eastpoint Business Park                           0.20%
  95     111      JPMCB   Red Bank Medical                                  0.20%
  96     112       EHY    Midland Plaza                                     0.20%                                 E
  97     113      IXIS    8441 Melrose Place                                0.20%                                 L
  98     114       PNC    Durham Plaza                                      0.20%
  99     115      JPMCB   Liberty Plaza                                     0.20%                                 H
  100    116       EHY    Vincennes Apartments                              0.19%
  101    117      IXIS    Days Inn Dover                                    0.19%
  102    118       AIG    Wellbridge Athletic Center                        0.19%
  103    119      IXIS    Bermuda Palms                                               0.79%                       I
  104    120       AIG    Baybrook Office Park                              0.19%
  105    121      JPMCB   Foothill Village                                  0.19%
  106    122       PNC    AmericInn Hotel & Suites                          0.18%                                 K
  107    123      JPMCB   Fairfield Inn & Suites                            0.18%
  108    124       EHY    3 Maryland Circle                                           0.74%
  109    125      IXIS    La Quinta Ridge                                             0.72%                       I
  110    126       PNC    AmericInn Hotel & Suites                          0.17%                                 K
  111    127      JPMCB   Orleans Business Park II                          0.17%
  112    128      JPMCB   Round Rock Towne Center                           0.17%
  113    129       PNC    Hartland Apartments                                         0.67%
  114    130      NCCI    Royal Highlander MHC                              0.16%
  115    131       AIG    Tomball Marketplace                               0.16%
  116    132       PNC    New Martinsville Plaza                            0.15%
  117    133       EHY    Heritage Court Apartments                                   0.62%
  118    134      JPMCB   Hampton Inn - Starkville, MS                      0.15%
  119    135       PNC    Landmark Building                                 0.14%
  120    136      IXIS    Bowler Plaza                                      0.14%
  121    137      JPMCB   Century Boulevard                                 0.14%                                 C
  122    138       PNC    Woods Edge Apartments                                       0.56%
  123    139      IXIS    Forest Oaks Plaza 1                               0.13%
  124    140      JPMCB   Emmorton Professional Building                    0.13%
  125    141      JPMCB   Rodes Building                                    0.13%
  126    142      IXIS    Spring Meadows Apartments                                   0.53%
  127    143       EHY    Woodberry Plaza                                   0.13%                                 J
  128    144       EHY    Beaver Pond Center                                0.12%
  129    145       PNC    Plaza 3001                                        0.12%
  130    146      JPMCB   Ramada Inn - Tampa                                0.12%
  131    147      JPMCB   Storage Solutions                                 0.12%
  132    148       PNC    The Port Apartments                                         0.49%
  133    149       EHY    Memphis Retail Portfolio                          0.11%
133.01  149.01            Appling Ridge
133.02  149.02            Spa Plaza
  134    150       PNC    Colorado Rosemead Plaza                           0.10%
  135    151       PNC    Battlefield Business Park                         0.10%
  136    152      JPMCB   30 East Hoffman Avenue                            0.10%
  137    153      NCCI    Ken Caryl Retail Center                           0.10%
  138    154      JPMCB   Garfield Place                                    0.09%
  139    155      JPMCB   Tucker Street Apartments                                    0.33%
  140    156      NCCI    Quality Inn and Suites                            0.08%
  141    157      IXIS    9775-77 Santa Monica Blvd.                        0.07%                                 L
  142    158      NCCI    Haddam Self Storage                               0.06%
  143    159       PNC    1722 General George Patton                        0.05%
  144    160      NCCI    CSH 1st Security Storage Davenport                0.05%                                 M
  145    161      NCCI    Lido MHP                                                    0.17%
  146    162      NCCI    CSH - 1st Security Self storage Avon Park         0.04%                                 M
  147    163      NCCI    CSH B & B Stor With Us                            0.04%                                 M
  148    164       PNC    6704 W. 121st Street                              0.03%
  149    165       PNC    TGIFriday's                                       0.03%

                                                                                                  NET
ANNEX                                                                      INTEREST   ADMIN.   MORTGAGE
 ID #   LOAN #   SELLER   PROPERTY NAME                                     RATE %    FEE %    RATE %(4)   ACCRUAL TYPE
------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                          6.07000   0.02060    6.04940     Actual/360
   2      2       JPMCB   53 State Street                                  5.95750   0.02060    5.93690     Actual/360
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio            6.14040   0.02060    6.11980     Actual/360
 3.01    3.01             Quantum Business Park
 3.02    3.02             Maude 4-7
 3.03    3.03             Milpitas Business Park
 3.04    3.04             Marriot
 3.05    3.05             Park Square Phase I and Phase II
 3.06    3.06             Jay 1-6/Olcott
 3.07    3.07             North Pointe Business Park
 3.08    3.08             Sunnyvale/Santa Clara/San Jose
 3.09    3.09             Orchard Park
 3.10    3.10             Peery Park I
 3.11    3.11             Mountain View Properties
 3.12    3.12             Walsh 1-8
 3.13    3.13             Peery Park II
 3.14    3.14             Macara A&B
 3.15    3.15             Zanker/Brokaw
 3.16    3.16             Guadalupe A-C
 3.17    3.17             Peery Park Biotech
 3.18    3.18             Great America Parkway A-C
   4      4       NCCI    Gas Company Tower                                5.10200   0.02060    5.08140     Actual/360
   5      5        EHY    Burbank Town Center                              6.16000   0.02060    6.13940     Actual/360
   6      6        EHY    Tysons Galleria                                  5.68567   0.02060    5.66507     Actual/360
   7              JPMCB   Colony III Portfolio                             6.01300   0.02060    5.99240     Actual/360
 7.01     7       JPMCB   Copley Corporate Center                          6.01300   0.02060    5.99240     Actual/360
 7.02     8       JPMCB   Memphis Distribution Center                      6.01300   0.02060    5.99240     Actual/360
 7.03     9       JPMCB   St. Louis Industrial Portfolio                   6.01300   0.02060    5.99240     Actual/360
 7.04     10      JPMCB   155 Pfingsten Road                               6.01300   0.02060    5.99240     Actual/360
 7.05     11      JPMCB   Woodland Rose                                    6.01300   0.02060    5.99240     Actual/360
 7.06     12      JPMCB   McKesson Facility                                6.01300   0.02060    5.99240     Actual/360
 7.07     13      JPMCB   Flotilla                                         6.01300   0.02060    5.99240     Actual/360
 7.08     14      JPMCB   4550 Spring Valley Road                          6.01300   0.02060    5.99240     Actual/360
 7.09     15      JPMCB   Perimeter Park                                   6.01300   0.02060    5.99240     Actual/360
 7.10     16      JPMCB   10351 Home Road                                  6.01300   0.02060    5.99240     Actual/360
 7.11     17      JPMCB   815 South Coppell Road                           6.01300   0.02060    5.99240     Actual/360
 7.12     18      JPMCB   13524 Welch Road                                 6.01300   0.02060    5.99240     Actual/360
 7.13     19      JPMCB   1130 West Jackson Road                           6.01300   0.02060    5.99240     Actual/360
 7.14     20      JPMCB   4600 Simonton Road                               6.01300   0.02060    5.99240     Actual/360
 7.15     21      JPMCB   Slawin Court                                     6.01300   0.02060    5.99240     Actual/360
   8      22      JPMCB   CNL/Welsh Portfolio                              6.18430   0.02060    6.16370     Actual/360
 8.01   22.01             Fingerhut Distribution Facility
 8.02   22.02             Leedsworld
 8.03   22.03             GMR Marketing
 8.04   22.04             HK Systems
 8.05   22.05             SuperStock
 8.06   22.06             Navarre Corporation
 8.07   22.07             Riviera Tool Company
 8.08   22.08             Midland Containers
 8.09   22.09             ADS Logistics - IN
 8.10   22.10             Jenkins Manufacturing Company
 8.11   22.11             Olsen Engineering LLC
 8.12   22.12             Core Systems
 8.13   22.13             ADS Logistics - NC
   9      23      JPMCB   Foothills Mall                                   6.08050   0.02060    6.05990     Actual/360
  10      24      IXIS    Marriott Monterey                                6.08000   0.02060    6.05940     Actual/360
  11      25      JPMCB   Stevens Center Business Park                     6.24650   0.04060    6.20590     Actual/360
  12              NCCI    Sun Community Portfolio                          6.15900   0.02060    6.13840     Actual/360
 12.01    26      NCCI    Sun Villa Estates                                6.15900   0.02060    6.13840     Actual/360
 12.02    27      NCCI    Countryside of Lake Lanier                       6.15900   0.02060    6.13840     Actual/360
 12.03    28      NCCI    Countryside Atlanta                              6.15900   0.02060    6.13840     Actual/360
  13      29       EHY    1800-1880 John F. Kennedy Boulevard              6.43000   0.02060    6.40940     Actual/360
  14      30      JPMCB   Neiss Portfolio                                  6.24200   0.02060    6.22140     Actual/360
 14.01  30.01             Asset Acceptance
 14.02  30.02             Uniek
  15      31      IXIS    Lodge at Balfour                                 6.38000   0.02060    6.35940     Actual/360
  16      32       EHY    University Center                                6.56000   0.02060    6.53940     Actual/360
  17      33      IXIS    Fondren Southwest Village                        6.30000   0.02060    6.27940     Actual/360
  18      34      IXIS    Bonneville Square                                5.36000   0.02060    5.33940     Actual/360
  19      35       PNC    Lodge at Sonterra                                6.02000   0.06060    5.95940     Actual/360
  20      36       EHY    Malcolm X Boulevard                              6.14800   0.02060    6.12740     Actual/360
  21      37       AIG    Deerbrook Shopping Center                        6.18000   0.04060    6.13940     Actual/360
  22      38      NCCI    Walter's Crossing                                4.91600   0.02060    4.89540       30/360
  23      39      JPMCB   Orange Grove Apartments                          6.09500   0.02060    6.07440     Actual/360
  24      40      JPMCB   Keystone Industrial Park                         6.33250   0.02060    6.31190     Actual/360
  25      41      JPMCB   Commerce Center I                                5.87200   0.07060    5.80140     Actual/360
  26      42      IXIS    Milanos Portfolio 2                              6.05600   0.02060    6.03540     Actual/360
 26.01  42.01             Milridge
 26.02  42.02             Lucerne
 26.03  42.03             New Iona
 26.04  42.04             Catarina
  27      43      IXIS    901 Corporate Center Dr.                         6.14500   0.02060    6.12440     Actual/360
  28      44       EHY    Southland Terrace Shopping Center                6.08500   0.02060    6.06440     Actual/360
  29      45      IXIS    Gladstone (Midwest)                              6.58000   0.05060    6.52940     Actual/360
 29.01  45.01             T-Mobile
 29.02  45.02             Converting, Inc.
 29.03  45.03             Metal Spinners - 800 Growth Pkwy
 29.04  45.04             Metal Spinners - 914 Wohlert St
 29.05  45.05             Metal Spinners - 802 East 11th St
  30      46      IXIS    11 West Division Street and Lakeside Towers      6.80190   0.02060    6.78130     Actual/360
 30.01  46.01             11 West Division Street
 30.02  46.02             Lakeside Tower
  31      47       AIG    Kingswood Plaza                                  5.44000   0.04060    5.39940     Actual/360
  32      48      JPMCB   Villa Verde Apartments II                        6.16000   0.02060    6.13940     Actual/360
  33      49      JPMCB   Briargrove Place                                 6.28000   0.02060    6.25940     Actual/360
  34      50       EHY    Riverstone Apartments                            6.07500   0.02060    6.05440     Actual/360
  35      51       PNC    Franklin Park at Cityview                        6.16000   0.06060    6.09940     Actual/360
  36      52      JPMCB   Executive Tower                                  5.84100   0.07060    5.77040     Actual/360
  37      53      JPMCB   Shoppes on Dean                                  6.22000   0.02060    6.19940     Actual/360
  38      54      JPMCB   The Links at Citiside Apartments                 6.62000   0.06060    6.55940     Actual/360
  39      55      NCCI    Rexford Business Center                          6.23000   0.02060    6.20940     Actual/360
  40      56       EHY    Holiday Inn - Parsippany                         6.09000   0.02060    6.06940     Actual/360
  41      57      JPMCB   The Plaza at Point Happy                         6.09000   0.02060    6.06940     Actual/360
  42      58      JPMCB   Shoppes at Aksarben                              6.14000   0.02060    6.11940     Actual/360
  43      59       AIG    Fannie May Portfolio                             6.43000   0.02060    6.40940     Actual/360
 43.01  59.01             TCF Bank 397
 43.02  59.02             Fannie May Portfolio 240
 43.03  59.03             Wireless Giant 875
 43.04  59.04             Fannie May Portfolio 396
 43.05  59.05             SKP, Inc. 530
 43.06  59.06             Fannie May Portfolio 277
 43.07  59.07             Grand Rapids Hospitality 880
 43.08  59.08             Fannie May Portfolio 894
 43.09  59.09             Fannie May Portfolio 203
 43.10  59.10             Fannie May Portfolio 208
 43.11  59.11             Fannie May Portfolio 239
 43.12  59.12             Fannie May Portfolio 201
 43.13  59.13             Fannie May Portfolio 448
 43.14  59.14             Z Amigos 895
 43.15  59.15             Fannie May Portfolio 398
 43.16  59.16             Fannie May Portfolio 617
 43.17  59.17             Fannie May Portfolio 613
 43.18  59.18             Fannie May Portfolio 213
 43.19  59.19             Fannie May Portfolio 216
 43.20  59.20             Fannie May Portfolio 388
 43.21  59.21             Fannie May Portfolio 614
 43.22  59.22             Fannie May Portfolio 461
 43.23  59.23             Fannie May Portfolio 190
 43.24  59.24             Fannie May Portfolio 410
 43.25  59.25             Fannie May Portfolio 890
 43.26  59.26             Fannie May Portfolio 395
 43.27  59.27             Fannie May Portfolio 248
 43.28  59.28             Ice Cream Joe's 878
 43.29  59.29             Fannie May Portfolio 816
  44      60       PNC    Sycamore Apartments - Azusa                      6.18000   0.04060    6.13940     Actual/360
  45      61      JPMCB   Phoenix Office Building                          6.17300   0.02060    6.15240     Actual/360
  46      62       EHY    Walgreens & Pier 1 Imports                       6.35000   0.02060    6.32940     Actual/360
  47      63       EHY    Eckerd Portfolio                                 6.20000   0.02060    6.17940     Actual/360
 47.01  63.01             Vineland
 47.02  63.02             Northfield
  48      64       PNC    LeCota Office Park                               6.11000   0.04060    6.06940     Actual/360
  49      65      NCCI    South Towne Crossing                             5.52100   0.02060    5.50040       30/360
  50      66      JPMCB   2350 Ravine Way                                  6.15300   0.07060    6.08240     Actual/360
  51      67      JPMCB   Country Corner Shopping Center                   6.14000   0.07060    6.06940     Actual/360
  52      68       EHY    Northland Mall                                   6.05700   0.02060    6.03640     Actual/360
  53      69      JPMCB   Landerbrook Place                                6.19500   0.07060    6.12440     Actual/360
  54      70       EHY    Walney Business Center                           6.16000   0.02060    6.13940     Actual/360
  55      71       PNC    Coronado Hills Shopping Center                   6.16000   0.07060    6.08940     Actual/360
  56      72       PNC    Bennington Marine Office - Industrial Facility   6.19000   0.09060    6.09940     Actual/360
  57      73       PNC    Comfort Inn - Brooklyn                           6.73000   0.04060    6.68940     Actual/360
  58      74      JPMCB   Knobhill Apartments                              6.02900   0.02060    6.00840     Actual/360
  59      75       PNC    Cheyenne Woods Apartments                        6.10000   0.07060    6.02940     Actual/360
  60      76      JPMCB   Hampden Villa Center                             6.26000   0.02060    6.23940     Actual/360
  61      77       AIG    Schaumburg Retail Ground Leases                  6.38000   0.02060    6.35940     Actual/360
  62      78      JPMCB   Mayhew Tech Center                               6.01000   0.02060    5.98940     Actual/360
  63      79      NCCI    Maple Tower Fashion Mart                         5.91000   0.02060    5.88940     Actual/360
  64      80      NCCI    Sedona on Laurel Apartments                      6.18000   0.06060    6.11940     Actual/360
  65      81       PNC    The Silverstein Institute                        6.11000   0.04060    6.06940     Actual/360
  66      82       AIG    Casaloma Retail Center                           6.30000   0.04060    6.25940     Actual/360
  67      83      NCCI    Holiday Inn - Research Park                      6.01000   0.02060    5.98940     Actual/360
  68      84      JPMCB   Parkview Plaza                                   6.18750   0.02060    6.16690     Actual/360
  69      85      JPMCB   Highland Plaza                                   6.05600   0.02060    6.03540     Actual/360
  70      86       EHY    Bowie Gateway Medical Center                     6.10000   0.02060    6.07940     Actual/360
  71      87      JPMCB   Harvey Oaks                                      5.52000   0.02060    5.49940     Actual/360
  72      88       EHY    Best Western Leisure Inn                         6.32000   0.02060    6.29940     Actual/360
  73      89       EHY    Milford Landing Shopping Center                  6.09500   0.02060    6.07440     Actual/360
  74      90      NCCI    Village of La Casa del Sol                       6.45000   0.02060    6.42940     Actual/360
  75      91       EHY    Wilmington on Drexel                             6.24500   0.02060    6.22440     Actual/360
  76      92      JPMCB   EastPoint Business Center                        6.27000   0.02060    6.24940     Actual/360
  77      93      NCCI    Park at Summerhill Apartments                    6.01000   0.02060    5.98940     Actual/360
  78      94       EHY    Bayport One                                      6.16100   0.02060    6.14040     Actual/360
  79      95      IXIS    Tonopah Office                                   6.20700   0.02060    6.18640     Actual/360
  80      96       EHY    Lincoln Town Center                              6.31500   0.02060    6.29440     Actual/360
  81      97      JPMCB   Grape Vine Center                                6.30000   0.02060    6.27940     Actual/360
  82      98       AIG    Glengary Shopping Center                         6.36000   0.07060    6.28940     Actual/360
  83      99      JPMCB   Fiesta Crossings SC                              6.15000   0.02060    6.12940     Actual/360
  84     100      JPMCB   United Plaza                                     6.36000   0.02060    6.33940     Actual/360
  85     101      JPMCB   Orleans Business Park                            6.20000   0.07060    6.12940     Actual/360
  86     102       PNC    Campbell Fair                                    6.30000   0.07060    6.22940     Actual/360
  87     103      JPMCB   Donato Corporate Park                            5.97500   0.06060    5.91440     Actual/360
  88     104      NCCI    Apache Junction Pool                             6.30000   0.02060    6.27940     Actual/360
 88.01  104.01            Superstition Lookout
 88.02  104.02            Sierra Leone MHC
 88.03  104.03            Ironwood MH & RV
 88.04  104.04            Shiprock RV Resort
  89     105      NCCI    Palm Haven                                       6.15000   0.02060    6.12940     Actual/360
  90     106       AIG    Petsmart                                         6.24000   0.02060    6.21940     Actual/360
 90.01  106.01            Petsmart - LA
 90.02  106.02            Petsmart - WA
  91     107       AIG    1639 Walnut                                      6.08000   0.02060    6.05940     Actual/360
  92     108      JPMCB   Woodstock Square Shopping Center                 6.06000   0.02060    6.03940     Actual/360
  93     109      NCCI    120-124 Enterprise Avenue                        6.13000   0.02060    6.10940     Actual/360
  94     110      JPMCB   Eastpoint Business Park                          6.63500   0.09060    6.54440     Actual/360
  95     111      JPMCB   Red Bank Medical                                 6.29750   0.02060    6.27690     Actual/360
  96     112       EHY    Midland Plaza                                    6.14900   0.02060    6.12840     Actual/360
  97     113      IXIS    8441 Melrose Place                               6.36000   0.02060    6.33940     Actual/360
  98     114       PNC    Durham Plaza                                     6.10000   0.04060    6.05940     Actual/360
  99     115      JPMCB   Liberty Plaza                                    6.05600   0.02060    6.03540     Actual/360
  100    116       EHY    Vincennes Apartments                             6.50000   0.02060    6.47940     Actual/360
  101    117      IXIS    Days Inn Dover                                   6.07500   0.02060    6.05440     Actual/360
  102    118       AIG    Wellbridge Athletic Center                       6.43000   0.04060    6.38940     Actual/360
  103    119      IXIS    Bermuda Palms                                    5.97400   0.02060    5.95340     Actual/360
  104    120       AIG    Baybrook Office Park                             6.00000   0.02060    5.97940     Actual/360
  105    121      JPMCB   Foothill Village                                 5.93000   0.02060    5.90940     Actual/360
  106    122       PNC    AmericInn Hotel & Suites                         6.64000   0.09060    6.54940     Actual/360
  107    123      JPMCB   Fairfield Inn & Suites                           6.31000   0.07060    6.23940     Actual/360
  108    124       EHY    3 Maryland Circle                                6.00000   0.02060    5.97940     Actual/360
  109    125      IXIS    La Quinta Ridge                                  5.97400   0.02060    5.95340     Actual/360
  110    126       PNC    AmericInn Hotel & Suites                         6.64000   0.09060    6.54940     Actual/360
  111    127      JPMCB   Orleans Business Park II                         6.20000   0.07060    6.12940     Actual/360
  112    128      JPMCB   Round Rock Towne Center                          6.23000   0.07060    6.15940     Actual/360
  113    129       PNC    Hartland Apartments                              6.10000   0.07060    6.02940     Actual/360
  114    130      NCCI    Royal Highlander MHC                             6.29000   0.02060    6.26940     Actual/360
  115    131       AIG    Tomball Marketplace                              5.80000   0.07060    5.72940     Actual/360
  116    132       PNC    New Martinsville Plaza                           6.37000   0.04060    6.32940     Actual/360
  117    133       EHY    Heritage Court Apartments                        6.17000   0.02060    6.14940     Actual/360
  118    134      JPMCB   Hampton Inn - Starkville, MS                     6.62750   0.08060    6.54690     Actual/360
  119    135       PNC    Landmark Building                                6.40000   0.07060    6.32940     Actual/360
  120    136      IXIS    Bowler Plaza                                     6.12700   0.02060    6.10640     Actual/360
  121    137      JPMCB   Century Boulevard                                5.69330   0.07060    5.62270     Actual/360
  122    138       PNC    Woods Edge Apartments                            6.15000   0.04060    6.10940     Actual/360
  123    139      IXIS    Forest Oaks Plaza 1                              6.49500   0.07060    6.42440     Actual/360
  124    140      JPMCB   Emmorton Professional Building                   6.23000   0.09060    6.13940     Actual/360
  125    141      JPMCB   Rodes Building                                   6.44500   0.07060    6.37440     Actual/360
  126    142      IXIS    Spring Meadows Apartments                        5.67000   0.02060    5.64940     Actual/360
  127    143       EHY    Woodberry Plaza                                  6.30700   0.02060    6.28640     Actual/360
  128    144       EHY    Beaver Pond Center                               6.18000   0.02060    6.15940     Actual/360
  129    145       PNC    Plaza 3001                                       6.24000   0.04060    6.19940     Actual/360
  130    146      JPMCB   Ramada Inn - Tampa                               6.59500   0.11060    6.48440     Actual/360
  131    147      JPMCB   Storage Solutions                                6.55000   0.07060    6.47940     Actual/360
  132    148       PNC    The Port Apartments                              6.28000   0.09060    6.18940     Actual/360
  133    149       EHY    Memphis Retail Portfolio                         6.49500   0.02060    6.47440     Actual/360
133.01  149.01            Appling Ridge
133.02  149.02            Spa Plaza
  134    150       PNC    Colorado Rosemead Plaza                          6.32000   0.04060    6.27940     Actual/360
  135    151       PNC    Battlefield Business Park                        6.08000   0.09060    5.98940     Actual/360
  136    152      JPMCB   30 East Hoffman Avenue                           6.46500   0.02060    6.44440     Actual/360
  137    153      NCCI    Ken Caryl Retail Center                          6.21000   0.02060    6.18940     Actual/360
  138    154      JPMCB   Garfield Place                                   6.63000   0.02060    6.60940     Actual/360
  139    155      JPMCB   Tucker Street Apartments                         5.90000   0.02060    5.87940     Actual/360
  140    156      NCCI    Quality Inn and Suites                           6.61000   0.09060    6.51940     Actual/360
  141    157      IXIS    9775-77 Santa Monica Blvd.                       6.36000   0.02060    6.33940     Actual/360
  142    158      NCCI    Haddam Self Storage                              6.65000   0.02060    6.62940     Actual/360
  143    159       PNC    1722 General George Patton                       6.02000   0.04060    5.97940     Actual/360
  144    160      NCCI    CSH 1st Security Storage Davenport               6.58000   0.02060    6.55940     Actual/360
  145    161      NCCI    Lido MHP                                         6.30000   0.02060    6.27940     Actual/360
  146    162      NCCI    CSH - 1st Security Self storage Avon Park        6.58000   0.02060    6.55940     Actual/360
  147    163      NCCI    CSH B & B Stor With Us                           6.58000   0.02060    6.55940     Actual/360
  148    164       PNC    6704 W. 121st Street                             5.46000   0.04060    5.41940     Actual/360
  149    165       PNC    TGIFriday's                                      6.57000   0.04060    6.52940     Actual/360

ANNEX                                                                      MONTHLY DEBT   ANNUAL DEBT                    FIRST
 ID #   LOAN #   SELLER   PROPERTY NAME                                   SERVICE ($)(5) SERVICE ($)(6)  NOTE DATE  PAYMENT DATE(14)
------------------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                          1,987,327.84  23,847,934.08    08/10/06      09/09/06
   2      2       JPMCB   53 State Street                                  1,409,390.05  16,912,680.60    08/01/06      09/01/06
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio            1,297,017.36  15,564,208.32    07/07/06      08/09/06
 3.01    3.01             Quantum Business Park
 3.02    3.02             Maude 4-7
 3.03    3.03             Milpitas Business Park
 3.04    3.04             Marriot
 3.05    3.05             Park Square Phase I and Phase II
 3.06    3.06             Jay 1-6/Olcott
 3.07    3.07             North Pointe Business Park
 3.08    3.08             Sunnyvale/Santa Clara/San Jose
 3.09    3.09             Orchard Park
 3.10    3.10             Peery Park I
 3.11    3.11             Mountain View Properties
 3.12    3.12             Walsh 1-8
 3.13    3.13             Peery Park II
 3.14    3.14             Macara A&B
 3.15    3.15             Zanker/Brokaw
 3.16    3.16             Guadalupe A-C
 3.17    3.17             Peery Park Biotech
 3.18    3.18             Great America Parkway A-C
   4      4       NCCI    Gas Company Tower                                 987,154.33   11,845,851.96    08/07/06      09/11/06
   5      5        EHY    Burbank Town Center                               948,803.98   11,385,647.76    06/07/06      07/11/06
   6      6        EHY    Tysons Galleria                                   833,470.69   10,001,648.28    08/14/06      10/11/06
   7              JPMCB   Colony III Portfolio                              592,906.30    7,114,875.57    08/10/06      10/01/06
 7.01     7       JPMCB   Copley Corporate Center                           121,930.28    1,463,163.33    08/10/06      10/01/06
 7.02     8       JPMCB   Memphis Distribution Center                       91,447.71     1,097,372.50    08/10/06      10/01/06
 7.03     9       JPMCB   St. Louis Industrial Portfolio                    71,329.21      855,950.55     08/10/06      10/01/06
 7.04     10      JPMCB   155 Pfingsten Road                                61,727.20      740,726.44     08/10/06      10/01/06
 7.05     11      JPMCB   Woodland Rose                                     52,887.26      634,647.10     08/10/06      10/01/06
 7.06     12      JPMCB   McKesson Facility                                 51,820.37      621,844.42     08/10/06      10/01/06
 7.07     13      JPMCB   Flotilla                                          36,751.82      441,021.81     08/10/06      10/01/06
 7.08     14      JPMCB   4550 Spring Valley Road                           32,401.82      388,821.85     08/10/06      10/01/06
 7.09     15      JPMCB   Perimeter Park                                    17,679.89      212,158.68     08/10/06      10/01/06
 7.10     16      JPMCB   10351 Home Road                                   13,075.14      156,901.63     08/10/06      10/01/06
 7.11     17      JPMCB   815 South Coppell Road                            11,917.44      143,009.30     08/10/06      10/01/06
 7.12     18      JPMCB   13524 Welch Road                                  10,668.90      128,026.79     08/10/06      10/01/06
 7.13     19      JPMCB   1130 West Jackson Road                             8,186.34      98,236.04      08/10/06      10/01/06
 7.14     20      JPMCB   4600 Simonton Road                                 6,053.30      72,639.64      08/10/06      10/01/06
 7.15     21      JPMCB   Slawin Court                                       5,029.62      60,355.49      08/10/06      10/01/06
   8      22      JPMCB   CNL/Welsh Portfolio                               673,818.52    8,085,822.24    06/15/06      08/07/06
 8.01   22.01             Fingerhut Distribution Facility
 8.02   22.02             Leedsworld
 8.03   22.03             GMR Marketing
 8.04   22.04             HK Systems
 8.05   22.05             SuperStock
 8.06   22.06             Navarre Corporation
 8.07   22.07             Riviera Tool Company
 8.08   22.08             Midland Containers
 8.09   22.09             ADS Logistics - IN
 8.10   22.10             Jenkins Manufacturing Company
 8.11   22.11             Olsen Engineering LLC
 8.12   22.12             Core Systems
 8.13   22.13             ADS Logistics - NC
   9      23      JPMCB   Foothills Mall                                    489,835.99    5,878,031.88    06/28/06      08/01/06
  10      24      IXIS    Marriott Monterey                                 315,927.78    3,791,133.36    08/09/06      10/05/06
  11      25      JPMCB   Stevens Center Business Park                      342,519.95    4,110,239.40    08/11/06      10/01/06
  12              NCCI    Sun Community Portfolio                           250,302.04    3,003,624.48                  09/06/06
 12.01    26      NCCI    Sun Villa Estates                                 95,229.26     1,142,751.12    07/10/06      09/06/06
 12.02    27      NCCI    Countryside of Lake Lanier                        87,683.77     1,052,205.24    08/01/06      09/06/06
 12.03    28      NCCI    Countryside Atlanta                               67,389.01      808,668.12     07/10/06      09/06/06
  13      29       EHY    1800-1880 John F. Kennedy Boulevard               239,041.20    2,868,494.40    07/21/06      09/11/06
  14      30      JPMCB   Neiss Portfolio                                   225,162.10    2,701,945.20    07/06/06      09/01/06
 14.01  30.01             Asset Acceptance
 14.02  30.02             Uniek
  15      31      IXIS    Lodge at Balfour                                  159,794.42    1,917,533.04    08/01/06      09/05/06
  16      32       EHY    University Center                                 141,336.11    1,696,033.32    05/01/06      06/11/06
  17      33      IXIS    Fondren Southwest Village                         151,648.33    1,819,779.96    08/31/06      10/05/06
  18      34      IXIS    Bonneville Square                                 133,050.68    1,596,608.16    05/18/06      07/05/06
  19      35       PNC    Lodge at Sonterra                                 138,192.50    1,658,310.00    07/17/06      09/01/06
  20      36       EHY    Malcolm X Boulevard                               140,092.70    1,681,112.40    08/24/06      10/11/06
  21      37       AIG    Deerbrook Shopping Center                         131,401.93    1,576,823.16    06/29/06      08/01/06
  22      38      NCCI    Walter's Crossing                                 84,499.49     1,013,993.88    07/20/06      09/11/06
  23      39      JPMCB   Orange Grove Apartments                           121,134.37    1,453,612.44    06/30/06      08/01/06
  24      40      JPMCB   Keystone Industrial Park                          122,200.02    1,466,400.24    07/21/06      09/01/06
  25      41      JPMCB   Commerce Center I                                 108,216.33    1,298,595.96    09/13/06      11/01/06
  26      42      IXIS    Milanos Portfolio 2                               105,552.23    1,266,626.76    08/17/06      10/01/06
 26.01  42.01             Milridge
 26.02  42.02             Lucerne
 26.03  42.03             New Iona
 26.04  42.04             Catarina
  27      43      IXIS    901 Corporate Center Dr.                          97,424.72     1,169,096.64    08/21/06      10/05/06
  28      44       EHY    Southland Terrace Shopping Center                 96,804.20     1,161,650.40    08/10/06      09/11/06
  29      45      IXIS    Gladstone (Midwest)                               101,351.97    1,216,223.64    04/27/06      06/06/06
 29.01  45.01             T-Mobile
 29.02  45.02             Converting, Inc.
 29.03  45.03             Metal Spinners - 800 Growth Pkwy
 29.04  45.04             Metal Spinners - 914 Wohlert St
 29.05  45.05             Metal Spinners - 802 East 11th St
  30      46      IXIS    11 West Division Street and Lakeside Towers       95,525.58     1,146,306.96    08/21/06      10/01/06
 30.01  46.01             11 West Division Street
 30.02  46.02             Lakeside Tower
  31      47       AIG    Kingswood Plaza                                   85,471.33     1,025,655.96    12/20/05      02/01/06
  32      48      JPMCB   Villa Verde Apartments II                         84,772.73     1,017,272.76    07/31/06      09/01/06
  33      49      JPMCB   Briargrove Place                                  84,620.75     1,015,449.00    05/25/06      07/01/06
  34      50       EHY    Riverstone Apartments                             68,009.77      816,117.24     08/21/06      10/11/06
  35      51       PNC    Franklin Park at Cityview                         79,283.84      951,406.08     09/15/06      11/01/06
  36      52      JPMCB   Executive Tower                                   75,438.92      905,267.04     09/13/06      11/01/06
  37      53      JPMCB   Shoppes on Dean                                   75,984.40      911,812.80     09/11/06      11/01/06
  38      54      JPMCB   The Links at Citiside Apartments                  76,669.65      920,035.80     06/28/06      08/01/06
  39      55      NCCI    Rexford Business Center                           59,743.83      716,925.96     08/31/06      10/01/06
  40      56       EHY    Holiday Inn - Parsippany                          63,561.65      762,739.80     05/24/06      07/11/06
  41      57      JPMCB   The Plaza at Point Happy                          59,929.55      719,154.60     03/13/06      05/01/06
  42      58      JPMCB   Shoppes at Aksarben                               63,292.41      759,508.92     08/16/06      10/01/06
  43      59       AIG    Fannie May Portfolio                              68,559.81      822,717.72     06/20/06      08/01/06
 43.01  59.01             TCF Bank 397
 43.02  59.02             Fannie May Portfolio 240
 43.03  59.03             Wireless Giant 875
 43.04  59.04             Fannie May Portfolio 396
 43.05  59.05             SKP, Inc. 530
 43.06  59.06             Fannie May Portfolio 277
 43.07  59.07             Grand Rapids Hospitality 880
 43.08  59.08             Fannie May Portfolio 894
 43.09  59.09             Fannie May Portfolio 203
 43.10  59.10             Fannie May Portfolio 208
 43.11  59.11             Fannie May Portfolio 239
 43.12  59.12             Fannie May Portfolio 201
 43.13  59.13             Fannie May Portfolio 448
 43.14  59.14             Z Amigos 895
 43.15  59.15             Fannie May Portfolio 398
 43.16  59.16             Fannie May Portfolio 617
 43.17  59.17             Fannie May Portfolio 613
 43.18  59.18             Fannie May Portfolio 213
 43.19  59.19             Fannie May Portfolio 216
 43.20  59.20             Fannie May Portfolio 388
 43.21  59.21             Fannie May Portfolio 614
 43.22  59.22             Fannie May Portfolio 461
 43.23  59.23             Fannie May Portfolio 190
 43.24  59.24             Fannie May Portfolio 410
 43.25  59.25             Fannie May Portfolio 890
 43.26  59.26             Fannie May Portfolio 395
 43.27  59.27             Fannie May Portfolio 248
 43.28  59.28             Ice Cream Joe's 878
 43.29  59.29             Fannie May Portfolio 816
  44      60       PNC    Sycamore Apartments - Azusa                       61,728.35      740,740.20     07/27/06      09/01/06
  45      61      JPMCB   Phoenix Office Building                           61,071.80      732,861.60     08/03/06      10/01/06
  46      62       EHY    Walgreens & Pier 1 Imports                        50,969.04      611,628.48     08/22/06      10/11/06
  47      63       EHY    Eckerd Portfolio                                  68,797.60      825,571.20     07/27/06      09/11/06
 47.01  63.01             Vineland
 47.02  63.02             Northfield
  48      64       PNC    LeCota Office Park                                56,902.91      682,834.95     08/09/06      10/01/06
  49      65      NCCI    South Towne Crossing                              40,570.36      486,844.32     08/28/06      10/11/06
  50      66      JPMCB   2350 Ravine Way                                   53,019.75      636,237.00     08/10/06      10/01/06
  51      67      JPMCB   Country Corner Shopping Center                    52,703.10      632,437.20     07/31/06      09/01/06
  52      68       EHY    Northland Mall                                    51,575.32      618,903.84     08/15/06      10/11/06
  53      69      JPMCB   Landerbrook Place                                 51,726.22      620,714.64     07/25/06      09/01/06
  54      70       EHY    Walney Business Center                            43,770.94      525,251.28     07/21/06      09/11/06
  55      71       PNC    Coronado Hills Shopping Center                    50,314.75      603,776.97     08/10/06      10/01/06
  56      72       PNC    Bennington Marine Office - Industrial Facility    52,477.24      629,726.84     08/10/06      10/01/06
  57      73       PNC    Comfort Inn - Brooklyn                            55,171.93      662,063.16     08/09/06      10/01/06
  58      74      JPMCB   Knobhill Apartments                               48,113.30      577,359.60     08/07/06      10/01/06
  59      75       PNC    Cheyenne Woods Apartments                         46,358.60      556,303.20     07/31/06      09/01/06
  60      76      JPMCB   Hampden Villa Center                              46,843.95      562,127.40     07/19/06      09/01/06
  61      77       AIG    Schaumburg Retail Ground Leases                   47,438.97      569,267.64     05/18/06      07/01/06
  62      78      JPMCB   Mayhew Tech Center                                44,414.33      532,971.96     08/08/06      10/01/06
  63      79      NCCI    Maple Tower Fashion Mart                          34,953.82      419,445.84     08/24/06      10/01/06
  64      80      NCCI    Sedona on Laurel Apartments                       36,404.49      436,853.88     08/17/06      10/06/06
  65      81       PNC    The Silverstein Institute                         41,251.58      495,018.96     07/21/06      09/01/06
  66      82       AIG    Casaloma Retail Center                            40,852.20      490,226.40     08/08/06      10/01/06
  67      83      NCCI    Holiday Inn - Research Park                       46,605.53      559,266.36     08/11/06      09/11/06
  68      84      JPMCB   Parkview Plaza                                    39,146.12      469,753.44     07/25/06      09/01/06
  69      85      JPMCB   Highland Plaza                                    38,451.17      461,414.04     08/29/06      10/01/06
  70      86       EHY    Bowie Gateway Medical Center                      38,177.67      458,132.04     08/16/06      10/11/06
  71      87      JPMCB   Harvey Oaks                                       35,565.28      426,783.36     06/29/06      08/01/06
  72      88       EHY    Best Western Leisure Inn                          39,934.74      479,216.88     05/25/06      07/11/06
  73      89       EHY    Milford Landing Shopping Center                   36,945.98      443,351.76     06/16/06      08/11/06
  74      90      NCCI    Village of La Casa del Sol                        37,727.00      452,724.00     08/15/06      10/11/06
  75      91       EHY    Wilmington on Drexel                              36,923.52      443,082.24     06/28/06      08/11/06
  76      92      JPMCB   EastPoint Business Center                         36,404.09      436,849.08     08/07/06      10/01/06
  77      93      NCCI    Park at Summerhill Apartments                     34,691.19      416,294.28     08/29/06      10/11/06
  78      94       EHY    Bayport One                                       34,766.61      417,199.32     08/15/06      10/11/06
  79      95      IXIS    Tonopah Office                                    34,630.17      415,562.04     07/28/06      09/07/06
  80      96       EHY    Lincoln Town Center                               34,717.25      416,607.00     06/21/06      08/11/06
  81      97      JPMCB   Grape Vine Center                                 34,198.25      410,379.00     07/24/06      09/01/06
  82      98       AIG    Glengary Shopping Center                          34,258.90      411,106.80     08/02/06      10/01/06
  83      99      JPMCB   Fiesta Crossings SC                               35,942.59      431,311.08     07/27/06      09/01/06
  84     100      JPMCB   United Plaza                                      33,636.01      403,632.12     06/30/06      08/01/06
  85     101      JPMCB   Orleans Business Park                             27,763.66      333,163.92     06/22/06      08/01/06
  86     102       PNC    Campbell Fair                                     32,186.59      386,239.08     08/09/06      10/01/06
  87     103      JPMCB   Donato Corporate Park                             31,093.10      373,117.20     08/30/06      10/01/06
  88     104      NCCI    Apache Junction Pool                              32,186.59      386,239.08     08/04/06      09/11/06
 88.01  104.01            Superstition Lookout
 88.02  104.02            Sierra Leone MHC
 88.03  104.03            Ironwood MH & RV
 88.04  104.04            Shiprock RV Resort
  89     105      NCCI    Palm Haven                                        31,405.71      376,868.52     09/07/06      10/11/06
  90     106       AIG    Petsmart                                          31,675.95      380,111.40     08/29/06      10/01/06
 90.01  106.01            Petsmart - LA
 90.02  106.02            Petsmart - WA
  91     107       AIG    1639 Walnut                                       30,839.88      370,078.56     08/23/06      10/01/06
  92     108      JPMCB   Woodstock Square Shopping Center                  30,472.38      365,668.56     08/09/06      10/01/06
  93     109      NCCI    120-124 Enterprise Avenue                         30,396.70      364,760.40     08/08/06      09/11/06
  94     110      JPMCB   Eastpoint Business Park                           32,048.62      384,583.44     08/30/06      10/01/06
  95     111      JPMCB   Red Bank Medical                                  30,940.49      371,285.88     08/29/06      10/01/06
  96     112       EHY    Midland Plaza                                     30,153.59      361,843.08     08/15/06      10/11/06
  97     113      IXIS    8441 Melrose Place                                30,833.01      369,996.12     06/09/06      08/07/06
  98     114       PNC    Durham Plaza                                      29,693.74      356,324.88     08/08/06      10/01/06
  99     115      JPMCB   Liberty Plaza                                     29,102.26      349,227.12     08/29/06      10/01/06
  100    116       EHY    Vincennes Apartments                              26,361.11      316,333.32     07/26/06      09/11/06
  101    117      IXIS    Days Inn Dover                                    32,991.88      395,902.56     12/01/05      01/05/06
  102    118       AIG    Wellbridge Athletic Center                        35,219.24      422,630.88     08/29/06      10/01/06
  103    119      IXIS    Bermuda Palms                                     28,160.15      337,921.80     07/11/06      09/05/06
  104    120       AIG    Baybrook Office Park                              27,879.10      334,549.20     05/01/06      07/01/06
  105    121      JPMCB   Foothill Village                                  27,521.41      330,256.92     08/08/06      10/01/06
  106    122       PNC    AmericInn Hotel & Suites                          30,779.16      369,349.92     08/28/06      10/01/06
  107    123      JPMCB   Fairfield Inn & Suites                            32,682.12      392,185.44     08/03/06      10/01/06
  108    124       EHY    3 Maryland Circle                                 26,620.04      319,440.48     08/16/06      10/11/06
  109    125      IXIS    La Quinta Ridge                                   25,649.05      307,788.60     07/11/06      09/05/06
  110    126       PNC    AmericInn Hotel & Suites                          28,727.21      344,726.52     08/28/06      10/01/06
  111    127      JPMCB   Orleans Business Park II                          22,001.39      264,016.68     06/22/06      08/01/06
  112    128      JPMCB   Round Rock Towne Center                           30,467.60      365,611.20     07/14/06      09/01/06
  113    129       PNC    Hartland Apartments                               24,239.79      290,877.48     06/30/06      09/01/06
  114    130      NCCI    Royal Highlander MHC                              24,732.84      296,794.08     08/24/06      10/11/06
  115    131       AIG    Tomball Marketplace                               23,470.12      281,641.44     01/11/06      03/01/06
  116    132       PNC    New Martinsville Plaza                            25,516.82      306,201.84     07/18/06      09/01/06
  117    133       EHY    Heritage Court Apartments                         22,467.27      269,607.24     06/20/06      08/11/06
  118    134      JPMCB   Hampton Inn - Starkville, MS                      24,595.05      295,140.60     07/17/06      09/01/06
  119    135       PNC    Landmark Building                                 21,892.71      262,712.48     08/22/06      10/01/06
  120    136      IXIS    Bowler Plaza                                      20,967.03      251,604.36     06/29/06      08/05/06
  121    137      JPMCB   Century Boulevard                                 19,719.18      236,630.16     09/13/06      11/01/06
  122    138       PNC    Woods Edge Apartments                             20,470.07      245,640.84     09/06/06      11/01/06
  123    139      IXIS    Forest Oaks Plaza 1                               20,531.53      246,378.36     08/31/06      10/05/06
  124    140      JPMCB   Emmorton Professional Building                    19,661.34      235,936.08     07/27/06      09/01/06
  125    141      JPMCB   Rodes Building                                    20,591.14      247,093.68     08/01/06      09/01/06
  126    142      IXIS    Spring Meadows Apartments                         19,727.28      236,727.36     02/22/06      04/05/06
  127    143       EHY    Woodberry Plaza                                   19,512.02      234,144.24     06/21/06      08/11/06
  128    144       EHY    Beaver Pond Center                                18,579.62      222,955.44     08/30/06      10/11/06
  129    145       PNC    Plaza 3001                                        18,452.01      221,424.12     07/21/06      09/01/06
  130    146      JPMCB   Ramada Inn - Tampa                                22,535.30      270,423.60     08/25/06      10/01/06
  131    147      JPMCB   Storage Solutions                                 19,060.80      228,729.60     07/14/06      09/01/06
  132    148       PNC    The Port Apartments                               18,221.26      218,655.06     08/28/06      10/01/06
  133    149       EHY    Memphis Retail Portfolio                          17,815.05      213,780.60     07/21/06      09/11/06
133.01  149.01            Appling Ridge
133.02  149.02            Spa Plaza
  134    150       PNC    Colorado Rosemead Plaza                           15,922.51      191,070.12     07/25/06      09/01/06
  135    151       PNC    Battlefield Business Park                         12,842.59      154,111.11     08/29/06      10/01/06
  136    152      JPMCB   30 East Hoffman Avenue                            18,587.85      223,054.20     08/01/06      09/01/06
  137    153      NCCI    Ken Caryl Retail Center                           14,880.37      178,564.44     08/16/06      10/11/06
  138    154      JPMCB   Garfield Place                                    14,862.89      178,354.68     05/22/06      07/01/06
  139    155      JPMCB   Tucker Street Apartments                          11,744.10      140,929.20     02/17/06      04/01/06
  140    156      NCCI    Quality Inn and Suites                            13,300.89      159,610.68     08/04/06      10/01/06
  141    157      IXIS    9775-77 Santa Monica Blvd.                        11,523.45      138,281.40     06/09/06      08/07/06
  142    158      NCCI    Haddam Self Storage                               10,271.44      123,257.28     07/26/06      09/11/06
  143    159       PNC    1722 General George Patton                         8,111.30      97,335.60      08/24/06      10/01/06
  144    160      NCCI    CSH 1st Security Storage Davenport                 7,648.06      91,776.72      08/21/06      10/11/06
  145    161      NCCI    Lido MHP                                           6,189.73      74,276.76      08/14/06      10/11/06
  146    162      NCCI    CSH - 1st Security Self storage Avon Park          6,341.52      76,098.24      08/21/06      10/11/06
  147    163      NCCI    CSH B & B Stor With Us                             5,672.31      68,067.72      08/21/06      10/11/06
  148    164       PNC    6704 W. 121st Street                               4,522.26      54,267.12      06/02/06      08/01/06
  149    165       PNC    TGIFriday's                                        5,096.91      61,162.92      08/02/06      10/01/06

ANNEX
 ID #   LOAN #   SELLER   PROPERTY NAME                                    REM. TERM   REM. AMORT(25)   I/O PERIOD(7)  SEASONING
---------------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                             119             0             120            1
   2      2       JPMCB   53 State Street                                     119             0             120            1
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio                82             0             84             2
 3.01    3.01             Quantum Business Park
 3.02    3.02             Maude 4-7
 3.03    3.03             Milpitas Business Park
 3.04    3.04             Marriot
 3.05    3.05             Park Square Phase I and Phase II
 3.06    3.06             Jay 1-6/Olcott
 3.07    3.07             North Pointe Business Park
 3.08    3.08             Sunnyvale/Santa Clara/San Jose
 3.09    3.09             Orchard Park
 3.10    3.10             Peery Park I
 3.11    3.11             Mountain View Properties
 3.12    3.12             Walsh 1-8
 3.13    3.13             Peery Park II
 3.14    3.14             Macara A&B
 3.15    3.15             Zanker/Brokaw
 3.16    3.16             Guadalupe A-C
 3.17    3.17             Peery Park Biotech
 3.18    3.18             Great America Parkway A-C
   4      4       NCCI    Gas Company Tower                                   119             0             120            1
   5      5        EHY    Burbank Town Center                                 117             0             120            3
   6      6        EHY    Tysons Galleria                                      60             0             60             0
   7              JPMCB   Colony III Portfolio                                                0                            0
 7.01     7       JPMCB   Copley Corporate Center                              96             0             96             0
 7.02     8       JPMCB   Memphis Distribution Center                          72             0             72             0
 7.03     9       JPMCB   St. Louis Industrial Portfolio                       96             0             96             0
 7.04     10      JPMCB   155 Pfingsten Road                                   60             0             60             0
 7.05     11      JPMCB   Woodland Rose                                        72             0             72             0
 7.06     12      JPMCB   McKesson Facility                                    72             0             72             0
 7.07     13      JPMCB   Flotilla                                             96             0             96             0
 7.08     14      JPMCB   4550 Spring Valley Road                              72             0             72             0
 7.09     15      JPMCB   Perimeter Park                                       72             0             72             0
 7.10     16      JPMCB   10351 Home Road                                      72             0             72             0
 7.11     17      JPMCB   815 South Coppell Road                               72             0             72             0
 7.12     18      JPMCB   13524 Welch Road                                     60             0             60             0
 7.13     19      JPMCB   1130 West Jackson Road                               72             0             72             0
 7.14     20      JPMCB   4600 Simonton Road                                   72             0             72             0
 7.15     21      JPMCB   Slawin Court                                         72             0             72             0
   8      22      JPMCB   CNL/Welsh Portfolio                                 118            360            60             2
 8.01   22.01             Fingerhut Distribution Facility
 8.02   22.02             Leedsworld
 8.03   22.03             GMR Marketing
 8.04   22.04             HK Systems
 8.05   22.05             SuperStock
 8.06   22.06             Navarre Corporation
 8.07   22.07             Riviera Tool Company
 8.08   22.08             Midland Containers
 8.09   22.09             ADS Logistics - IN
 8.10   22.10             Jenkins Manufacturing Company
 8.11   22.11             Olsen Engineering LLC
 8.12   22.12             Core Systems
 8.13   22.13             ADS Logistics - NC
   9      23      JPMCB   Foothills Mall                                      118            360            60             2
  10      24      IXIS    Marriott Monterey                                   120             0             120            0
  11      25      JPMCB   Stevens Center Business Park                        120            360            60             0
  12              NCCI    Sun Community Portfolio                             119             0             120            1
 12.01    26      NCCI    Sun Villa Estates                                   119             0             120            1
 12.02    27      NCCI    Countryside of Lake Lanier                          119             0             120            1
 12.03    28      NCCI    Countryside Atlanta                                 119             0             120            1
  13      29       EHY    1800-1880 John F. Kennedy Boulevard                 119             0             120            1
  14      30      JPMCB   Neiss Portfolio                                     119            359             0             1
 14.01  30.01             Asset Acceptance
 14.02  30.02             Uniek
  15      31      IXIS    Lodge at Balfour                                    119            359             0             1
  16      32       EHY    University Center                                   116             0             120            4
  17      33      IXIS    Fondren Southwest Village                           120            360            36             0
  18      34      IXIS    Bonneville Square                                   117            360            60             3
  19      35       PNC    Lodge at Sonterra                                   119            360            48             1
  20      36       EHY    Malcolm X Boulevard                                 120            360            36             0
  21      37       AIG    Deerbrook Shopping Center                           118            358             0             2
  22      38      NCCI    Walter's Crossing                                    83             0             84             1
  23      39      JPMCB   Orange Grove Apartments                             118            360            60             2
  24      40      JPMCB   Keystone Industrial Park                            119            359             0             1
  25      41      JPMCB   Commerce Center I                                   120            360            60             0
  26      42      IXIS    Milanos Portfolio 2                                 120            360             0             0
 26.01  42.01             Milridge
 26.02  42.02             Lucerne
 26.03  42.03             New Iona
 26.04  42.04             Catarina
  27      43      IXIS    901 Corporate Center Dr.                            120            360            60             0
  28      44       EHY    Southland Terrace Shopping Center                   119            359             0             1
  29      45      IXIS    Gladstone (Midwest)                                 116            296             0             4
 29.01  45.01             T-Mobile
 29.02  45.02             Converting, Inc.
 29.03  45.03             Metal Spinners - 800 Growth Pkwy
 29.04  45.04             Metal Spinners - 914 Wohlert St
 29.05  45.05             Metal Spinners - 802 East 11th St
  30      46      IXIS    11 West Division Street and Lakeside Towers         120            360             0             0
 30.01  46.01             11 West Division Street
 30.02  46.02             Lakeside Tower
  31      47       AIG    Kingswood Plaza                                     112            300            24             8
  32      48      JPMCB   Villa Verde Apartments II                           119            360            60             1
  33      49      JPMCB   Briargrove Place                                    117            357             0             3
  34      50       EHY    Riverstone Apartments                               120             0             120            0
  35      51       PNC    Franklin Park at Cityview                           120            360            60             0
  36      52      JPMCB   Executive Tower                                     120            360            60             0
  37      53      JPMCB   Shoppes on Dean                                     144            360            36             0
  38      54      JPMCB   The Links at Citiside Apartments                     58            360            36             2
  39      55      NCCI    Rexford Business Center                              84             0             84             0
  40      56       EHY    Holiday Inn - Parsippany                            117            360            36             3
  41      57      JPMCB   The Plaza at Point Happy                            115            360            60             5
  42      58      JPMCB   Shoppes at Aksarben                                 144            360            48             0
  43      59       AIG    Fannie May Portfolio                                118            298             0             2
 43.01  59.01             TCF Bank 397
 43.02  59.02             Fannie May Portfolio 240
 43.03  59.03             Wireless Giant 875
 43.04  59.04             Fannie May Portfolio 396
 43.05  59.05             SKP, Inc. 530
 43.06  59.06             Fannie May Portfolio 277
 43.07  59.07             Grand Rapids Hospitality 880
 43.08  59.08             Fannie May Portfolio 894
 43.09  59.09             Fannie May Portfolio 203
 43.10  59.10             Fannie May Portfolio 208
 43.11  59.11             Fannie May Portfolio 239
 43.12  59.12             Fannie May Portfolio 201
 43.13  59.13             Fannie May Portfolio 448
 43.14  59.14             Z Amigos 895
 43.15  59.15             Fannie May Portfolio 398
 43.16  59.16             Fannie May Portfolio 617
 43.17  59.17             Fannie May Portfolio 613
 43.18  59.18             Fannie May Portfolio 213
 43.19  59.19             Fannie May Portfolio 216
 43.20  59.20             Fannie May Portfolio 388
 43.21  59.21             Fannie May Portfolio 614
 43.22  59.22             Fannie May Portfolio 461
 43.23  59.23             Fannie May Portfolio 190
 43.24  59.24             Fannie May Portfolio 410
 43.25  59.25             Fannie May Portfolio 890
 43.26  59.26             Fannie May Portfolio 395
 43.27  59.27             Fannie May Portfolio 248
 43.28  59.28             Ice Cream Joe's 878
 43.29  59.29             Fannie May Portfolio 816
  44      60       PNC    Sycamore Apartments - Azusa                         119            360            60             1
  45      61      JPMCB   Phoenix Office Building                             120            360            24             0
  46      62       EHY    Walgreens & Pier 1 Imports                          120             0             120            0
  47      63       EHY    Eckerd Portfolio                                    119            239             0             1
 47.01  63.01             Vineland
 47.02  63.02             Northfield
  48      64       PNC    LeCota Office Park                                  120            360            36             0
  49      65      NCCI    South Towne Crossing                                 60             0             60             0
  50      66      JPMCB   2350 Ravine Way                                     120            360             0             0
  51      67      JPMCB   Country Corner Shopping Center                      119            360            60             1
  52      68       EHY    Northland Mall                                      120            360             0             0
  53      69      JPMCB   Landerbrook Place                                   119            360            36             1
  54      70       EHY    Walney Business Center                              119             0             120            1
  55      71       PNC    Coronado Hills Shopping Center                      120            360             0             0
  56      72       PNC    Bennington Marine Office - Industrial Facility      120            300             0             0
  57      73       PNC    Comfort Inn - Brooklyn                              120            300             0             0
  58      74      JPMCB   Knobhill Apartments                                 120            360             0             0
  59      75       PNC    Cheyenne Woods Apartments                           119            360            24             1
  60      76      JPMCB   Hampden Villa Center                                119            360            36             1
  61      77       AIG    Schaumburg Retail Ground Leases                     117            360            36             3
  62      78      JPMCB   Mayhew Tech Center                                  120            360            36             0
  63      79      NCCI    Maple Tower Fashion Mart                            120             0             120            0
  64      80      NCCI    Sedona on Laurel Apartments                         120             0             120            0
  65      81       PNC    The Silverstein Institute                           119            359             0             1
  66      82       AIG    Casaloma Retail Center                              120            360            24             0
  67      83      NCCI    Holiday Inn - Research Park                         119            239             0             1
  68      84      JPMCB   Parkview Plaza                                      119            360            60             1
  69      85      JPMCB   Highland Plaza                                      120            360            36             0
  70      86       EHY    Bowie Gateway Medical Center                        120            360            60             0
  71      87      JPMCB   Harvey Oaks                                         118            360            36             2
  72      88       EHY    Best Western Leisure Inn                            117            324            24             3
  73      89       EHY    Milford Landing Shopping Center                     118            360            12             2
  74      90      NCCI    Village of La Casa del Sol                          120            360             0             0
  75      91       EHY    Wilmington on Drexel                                118            360            24             2
  76      92      JPMCB   EastPoint Business Center                           120            360            36             0
  77      93      NCCI    Park at Summerhill Apartments                        84            360            36             0
  78      94       EHY    Bayport One                                         120            360             0             0
  79      95      IXIS    Tonopah Office                                      119            360            24             1
  80      96       EHY    Lincoln Town Center                                 118            360            24             2
  81      97      JPMCB   Grape Vine Center                                   119            360            60             1
  82      98       AIG    Glengary Shopping Center                            120            360             0             0
  83      99      JPMCB   Fiesta Crossings SC                                 119            299             0             1
  84     100      JPMCB   United Plaza                                        118            358             0             2
  85     101      JPMCB   Orleans Business Park                               118             0             120            2
  86     102       PNC    Campbell Fair                                       120            360            36             0
  87     103      JPMCB   Donato Corporate Park                               120            360            36             0
  88     104      NCCI    Apache Junction Pool                                 83            359             0             1
 88.01  104.01            Superstition Lookout
 88.02  104.02            Sierra Leone MHC
 88.03  104.03            Ironwood MH & RV
 88.04  104.04            Shiprock RV Resort
  89     105      NCCI    Palm Haven                                           60            360             0             0
  90     106       AIG    Petsmart                                            120            360             0             0
 90.01  106.01            Petsmart - LA
 90.02  106.02            Petsmart - WA
  91     107       AIG    1639 Walnut                                         120            360             0             0
  92     108      JPMCB   Woodstock Square Shopping Center                    120            360            60             0
  93     109      NCCI    120-124 Enterprise Avenue                           119            360            36             1
  94     110      JPMCB   Eastpoint Business Park                             180            360            36             0
  95     111      JPMCB   Red Bank Medical                                    120            360             0             0
  96     112       EHY    Midland Plaza                                       120            360            24             0
  97     113      IXIS    8441 Melrose Place                                  118            358             0             2
  98     114       PNC    Durham Plaza                                        120            360             0             0
  99     115      JPMCB   Liberty Plaza                                       120            360            36             0
  100    116       EHY    Vincennes Apartments                                 59             0             60             1
  101    117      IXIS    Days Inn Dover                                      111            261             0             9
  102    118       AIG    Wellbridge Athletic Center                          120            240             0             0
  103    119      IXIS    Bermuda Palms                                       119            360            60             1
  104    120       AIG    Baybrook Office Park                                117            360            24             3
  105    121      JPMCB   Foothill Village                                    120            360             0             0
  106    122       PNC    AmericInn Hotel & Suites                            120            300             0             0
  107    123      JPMCB   Fairfield Inn & Suites                              120            240             0             0
  108    124       EHY    3 Maryland Circle                                   120            360            24             0
  109    125      IXIS    La Quinta Ridge                                     119            360            60             1
  110    126       PNC    AmericInn Hotel & Suites                            120            300             0             0
  111    127      JPMCB   Orleans Business Park II                            118             0             120            2
  112    128      JPMCB   Round Rock Towne Center                             239            239             0             1
  113    129       PNC    Hartland Apartments                                 119            360            60             1
  114    130      NCCI    Royal Highlander MHC                                 60            360             0             0
  115    131       AIG    Tomball Marketplace                                 113            360            24             7
  116    132       PNC    New Martinsville Plaza                              119            300            12             1
  117    133       EHY    Heritage Court Apartments                            82            360            36             2
  118    134      JPMCB   Hampton Inn - Starkville, MS                        119            299             0             1
  119    135       PNC    Landmark Building                                   120            360             0             0
  120    136      IXIS    Bowler Plaza                                        118            360            60             2
  121    137      JPMCB   Century Boulevard                                   120            360            60             0
  122    138       PNC    Woods Edge Apartments                               120            360             0             0
  123    139      IXIS    Forest Oaks Plaza 1                                 120            360            36             0
  124    140      JPMCB   Emmorton Professional Building                      119            359             0             1
  125    141      JPMCB   Rodes Building                                      119            335             0             1
  126    142      IXIS    Spring Meadows Apartments                           114            300            24             6
  127    143       EHY    Woodberry Plaza                                     118            360            12             2
  128    144       EHY    Beaver Pond Center                                  120            360            36             0
  129    145       PNC    Plaza 3001                                          119            360            24             1
  130    146      JPMCB   Ramada Inn - Tampa                                  120            240             0             0
  131    147      JPMCB   Storage Solutions                                   119            359             0             1
  132    148       PNC    The Port Apartments                                 120            360             0             0
  133    149       EHY    Memphis Retail Portfolio                            119            359             0             1
133.01  149.01            Appling Ridge
133.02  149.02            Spa Plaza
  134    150       PNC    Colorado Rosemead Plaza                             119            360            36             1
  135    151       PNC    Battlefield Business Park                           120             0             120            0
  136    152      JPMCB   30 East Hoffman Avenue                              179            239             0             1
  137    153      NCCI    Ken Caryl Retail Center                             120            360            36             0
  138    154      JPMCB   Garfield Place                                       57            357             0             3
  139    155      JPMCB   Tucker Street Apartments                            114            360            36             6
  140    156      NCCI    Quality Inn and Suites                              120            300             0             0
  141    157      IXIS    9775-77 Santa Monica Blvd.                          118            358             0             2
  142    158      NCCI    Haddam Self Storage                                 119            359             0             1
  143    159       PNC    1722 General George Patton                          120            360             0             0
  144    160      NCCI    CSH 1st Security Storage Davenport                  120            360             0             0
  145    161      NCCI    Lido MHP                                            120            360             0             0
  146    162      NCCI    CSH - 1st Security Self storage Avon Park           120            360             0             0
  147    163      NCCI    CSH B & B Stor With Us                              120            360             0             0
  148    164       PNC    6704 W. 121st Street                                118            360            36             2
  149    165       PNC    TGIFriday's                                         120            300             0             0

ANNEX                                                                      PAYMENT    GRACE     MATURITY/                 FINAL
 ID #   LOAN #   SELLER   PROPERTY NAME                                    DUE DATE  PERIOD  ARD DATE(2),(8)  ARD LOAN   MAT DATE
---------------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                             9         0      08/09/16          No
   2      2       JPMCB   53 State Street                                     1         7      08/01/16          No
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio               9         0      07/09/13          No
 3.01    3.01             Quantum Business Park
 3.02    3.02             Maude 4-7
 3.03    3.03             Milpitas Business Park
 3.04    3.04             Marriot
 3.05    3.05             Park Square Phase I and Phase II
 3.06    3.06             Jay 1-6/Olcott
 3.07    3.07             North Pointe Business Park
 3.08    3.08             Sunnyvale/Santa Clara/San Jose
 3.09    3.09             Orchard Park
 3.10    3.10             Peery Park I
 3.11    3.11             Mountain View Properties
 3.12    3.12             Walsh 1-8
 3.13    3.13             Peery Park II
 3.14    3.14             Macara A&B
 3.15    3.15             Zanker/Brokaw
 3.16    3.16             Guadalupe A-C
 3.17    3.17             Peery Park Biotech
 3.18    3.18             Great America Parkway A-C
   4      4       NCCI    Gas Company Tower                                   11        0      08/11/16          No
   5      5        EHY    Burbank Town Center                                 11        0      06/11/16          No
   6      6        EHY    Tysons Galleria                                     11        0      09/11/11          No
   7              JPMCB   Colony III Portfolio                                1         0                        No
 7.01     7       JPMCB   Copley Corporate Center                             1         0      09/01/14          No
 7.02     8       JPMCB   Memphis Distribution Center                         1         0      09/01/12          No
 7.03     9       JPMCB   St. Louis Industrial Portfolio                      1         0      09/01/14          No
 7.04     10      JPMCB   155 Pfingsten Road                                  1         0      09/01/11          No
 7.05     11      JPMCB   Woodland Rose                                       1         0      09/01/12          No
 7.06     12      JPMCB   McKesson Facility                                   1         0      09/01/12          No
 7.07     13      JPMCB   Flotilla                                            1         0      09/01/14          No
 7.08     14      JPMCB   4550 Spring Valley Road                             1         0      09/01/12          No
 7.09     15      JPMCB   Perimeter Park                                      1         0      09/01/12          No
 7.10     16      JPMCB   10351 Home Road                                     1         0      09/01/12          No
 7.11     17      JPMCB   815 South Coppell Road                              1         0      09/01/12          No
 7.12     18      JPMCB   13524 Welch Road                                    1         0      09/01/11          No
 7.13     19      JPMCB   1130 West Jackson Road                              1         0      09/01/12          No
 7.14     20      JPMCB   4600 Simonton Road                                  1         0      09/01/12          No
 7.15     21      JPMCB   Slawin Court                                        1         0      09/01/12          No
   8      22      JPMCB   CNL/Welsh Portfolio                                 7         0      07/07/16          No
 8.01   22.01             Fingerhut Distribution Facility
 8.02   22.02             Leedsworld
 8.03   22.03             GMR Marketing
 8.04   22.04             HK Systems
 8.05   22.05             SuperStock
 8.06   22.06             Navarre Corporation
 8.07   22.07             Riviera Tool Company
 8.08   22.08             Midland Containers
 8.09   22.09             ADS Logistics - IN
 8.10   22.10             Jenkins Manufacturing Company
 8.11   22.11             Olsen Engineering LLC
 8.12   22.12             Core Systems
 8.13   22.13             ADS Logistics - NC
   9      23      JPMCB   Foothills Mall                                      1         5      07/01/16          No
  10      24      IXIS    Marriott Monterey                                   5         0      09/05/16          No
  11      25      JPMCB   Stevens Center Business Park                        1         7      09/01/16          No
  12              NCCI    Sun Community Portfolio                             6         0      08/06/16          No
 12.01    26      NCCI    Sun Villa Estates                                   6         0      08/06/16          No
 12.02    27      NCCI    Countryside of Lake Lanier                          6         0      08/06/16          No
 12.03    28      NCCI    Countryside Atlanta                                 6         0      08/06/16          No
  13      29       EHY    1800-1880 John F. Kennedy Boulevard                 11        0      08/11/16          No
  14      30      JPMCB   Neiss Portfolio                                     1         5      08/01/16          No
 14.01  30.01             Asset Acceptance
 14.02  30.02             Uniek
  15      31      IXIS    Lodge at Balfour                                    5         0      08/05/16          No
  16      32       EHY    University Center                                   11        0      05/11/16          No
  17      33      IXIS    Fondren Southwest Village                           5         0      09/05/16          No
  18      34      IXIS    Bonneville Square                                   5         0      06/05/16          No
  19      35       PNC    Lodge at Sonterra                                   1         5      08/01/16          No
  20      36       EHY    Malcolm X Boulevard                                 11        0      09/11/16          No
  21      37       AIG    Deerbrook Shopping Center                           1         0      07/01/16          No
  22      38      NCCI    Walter's Crossing                                   11        0      08/11/13          No
  23      39      JPMCB   Orange Grove Apartments                             1        10      07/01/16          No
  24      40      JPMCB   Keystone Industrial Park                            1         7      08/01/16          No
  25      41      JPMCB   Commerce Center I                                   1         7      10/01/16          No
  26      42      IXIS    Milanos Portfolio 2                                 1         6      09/01/16          No
 26.01  42.01             Milridge
 26.02  42.02             Lucerne
 26.03  42.03             New Iona
 26.04  42.04             Catarina
  27      43      IXIS    901 Corporate Center Dr.                            5         0      09/05/16          No
  28      44       EHY    Southland Terrace Shopping Center                   11        0      08/11/16          No
  29      45      IXIS    Gladstone (Midwest)                                 6         0      05/06/16          No
 29.01  45.01             T-Mobile
 29.02  45.02             Converting, Inc.
 29.03  45.03             Metal Spinners - 800 Growth Pkwy
 29.04  45.04             Metal Spinners - 914 Wohlert St
 29.05  45.05             Metal Spinners - 802 East 11th St
  30      46      IXIS    11 West Division Street and Lakeside Towers         1         5      09/01/16          No
 30.01  46.01             11 West Division Street
 30.02  46.02             Lakeside Tower
  31      47       AIG    Kingswood Plaza                                     1         0      01/01/16          No
  32      48      JPMCB   Villa Verde Apartments II                           1         7      08/01/16          No
  33      49      JPMCB   Briargrove Place                                    1        10      06/01/16          No
  34      50       EHY    Riverstone Apartments                               11        0      09/11/16          No
  35      51       PNC    Franklin Park at Cityview                           1         5      10/01/16          No
  36      52      JPMCB   Executive Tower                                     1         7      10/01/16          No
  37      53      JPMCB   Shoppes on Dean                                     1         7      10/01/18          No
  38      54      JPMCB   The Links at Citiside Apartments                    1         7      07/01/11          No
  39      55      NCCI    Rexford Business Center                             1         5      09/01/13          No
  40      56       EHY    Holiday Inn - Parsippany                            11        0      06/11/16          No
  41      57      JPMCB   The Plaza at Point Happy                            1         7      04/01/16          No
  42      58      JPMCB   Shoppes at Aksarben                                 1         7      09/01/18          No
  43      59       AIG    Fannie May Portfolio                                1         0      07/01/16          No
 43.01  59.01             TCF Bank 397
 43.02  59.02             Fannie May Portfolio 240
 43.03  59.03             Wireless Giant 875
 43.04  59.04             Fannie May Portfolio 396
 43.05  59.05             SKP, Inc. 530
 43.06  59.06             Fannie May Portfolio 277
 43.07  59.07             Grand Rapids Hospitality 880
 43.08  59.08             Fannie May Portfolio 894
 43.09  59.09             Fannie May Portfolio 203
 43.10  59.10             Fannie May Portfolio 208
 43.11  59.11             Fannie May Portfolio 239
 43.12  59.12             Fannie May Portfolio 201
 43.13  59.13             Fannie May Portfolio 448
 43.14  59.14             Z Amigos 895
 43.15  59.15             Fannie May Portfolio 398
 43.16  59.16             Fannie May Portfolio 617
 43.17  59.17             Fannie May Portfolio 613
 43.18  59.18             Fannie May Portfolio 213
 43.19  59.19             Fannie May Portfolio 216
 43.20  59.20             Fannie May Portfolio 388
 43.21  59.21             Fannie May Portfolio 614
 43.22  59.22             Fannie May Portfolio 461
 43.23  59.23             Fannie May Portfolio 190
 43.24  59.24             Fannie May Portfolio 410
 43.25  59.25             Fannie May Portfolio 890
 43.26  59.26             Fannie May Portfolio 395
 43.27  59.27             Fannie May Portfolio 248
 43.28  59.28             Ice Cream Joe's 878
 43.29  59.29             Fannie May Portfolio 816
  44      60       PNC    Sycamore Apartments - Azusa                         1         5      08/01/16          No
  45      61      JPMCB   Phoenix Office Building                             1         7      09/01/16          No
  46      62       EHY    Walgreens & Pier 1 Imports                          11        0      09/11/16          No
  47      63       EHY    Eckerd Portfolio                                    11        0      08/11/16          No
 47.01  63.01             Vineland
 47.02  63.02             Northfield
  48      64       PNC    LeCota Office Park                                  1         5      09/01/16          No
  49      65      NCCI    South Towne Crossing                                11        0      09/11/11          No
  50      66      JPMCB   2350 Ravine Way                                     1         7      09/01/16          No
  51      67      JPMCB   Country Corner Shopping Center                      1        10      08/01/16          No
  52      68       EHY    Northland Mall                                      11        0      09/11/16          No
  53      69      JPMCB   Landerbrook Place                                   1        10      08/01/16          No
  54      70       EHY    Walney Business Center                              11        0      08/11/16          No
  55      71       PNC    Coronado Hills Shopping Center                      1         5      09/01/16          No
  56      72       PNC    Bennington Marine Office - Industrial Facility      1         5      09/01/16          No
  57      73       PNC    Comfort Inn - Brooklyn                              1         5      09/01/16          No
  58      74      JPMCB   Knobhill Apartments                                 1         7      09/01/16          No
  59      75       PNC    Cheyenne Woods Apartments                           1         5      08/01/16          No
  60      76      JPMCB   Hampden Villa Center                                1        10      08/01/16          No
  61      77       AIG    Schaumburg Retail Ground Leases                     1         0      06/01/16          No
  62      78      JPMCB   Mayhew Tech Center                                  1         7      09/01/16          No
  63      79      NCCI    Maple Tower Fashion Mart                            1        10      09/01/16          No
  64      80      NCCI    Sedona on Laurel Apartments                         6         0      09/06/16          No
  65      81       PNC    The Silverstein Institute                           1         5      08/01/16          No
  66      82       AIG    Casaloma Retail Center                              1         0      09/01/16          No
  67      83      NCCI    Holiday Inn - Research Park                         11        0      08/11/16          No
  68      84      JPMCB   Parkview Plaza                                      1        10      08/01/16          No
  69      85      JPMCB   Highland Plaza                                      1         7      09/01/16          No
  70      86       EHY    Bowie Gateway Medical Center                        11        0      09/11/16          No
  71      87      JPMCB   Harvey Oaks                                         1         7      07/01/16          No
  72      88       EHY    Best Western Leisure Inn                            11        0      06/11/16          No
  73      89       EHY    Milford Landing Shopping Center                     11        0      07/11/16          No
  74      90      NCCI    Village of La Casa del Sol                          11        0      09/11/16          No
  75      91       EHY    Wilmington on Drexel                                11        0      07/11/16          No
  76      92      JPMCB   EastPoint Business Center                           1         7      09/01/16          No
  77      93      NCCI    Park at Summerhill Apartments                       11        0      09/11/13          No
  78      94       EHY    Bayport One                                         11        0      09/11/16          No
  79      95      IXIS    Tonopah Office                                      7         0      08/07/16         Yes      08/07/36
  80      96       EHY    Lincoln Town Center                                 11        0      07/11/16          No
  81      97      JPMCB   Grape Vine Center                                   1         7      08/01/16          No
  82      98       AIG    Glengary Shopping Center                            1         0      09/01/16          No
  83      99      JPMCB   Fiesta Crossings SC                                 1         7      08/01/16          No
  84     100      JPMCB   United Plaza                                        1         7      07/01/16          No
  85     101      JPMCB   Orleans Business Park                               1         7      07/01/16          No
  86     102       PNC    Campbell Fair                                       1         5      09/01/16          No
  87     103      JPMCB   Donato Corporate Park                               1         7      09/01/16          No
  88     104      NCCI    Apache Junction Pool                                11        0      08/11/13          No
 88.01  104.01            Superstition Lookout
 88.02  104.02            Sierra Leone MHC
 88.03  104.03            Ironwood MH & RV
 88.04  104.04            Shiprock RV Resort
  89     105      NCCI    Palm Haven                                          11        0      09/11/11          No
  90     106       AIG    Petsmart                                            1         0      09/01/16          No
 90.01  106.01            Petsmart - LA
 90.02  106.02            Petsmart - WA
  91     107       AIG    1639 Walnut                                         1         0      09/01/16          No
  92     108      JPMCB   Woodstock Square Shopping Center                    1         7      09/01/16          No
  93     109      NCCI    120-124 Enterprise Avenue                           11        0      08/11/16          No
  94     110      JPMCB   Eastpoint Business Park                             1         7      09/01/21          No
  95     111      JPMCB   Red Bank Medical                                    1         7      09/01/16          No
  96     112       EHY    Midland Plaza                                       11        0      09/11/16          No
  97     113      IXIS    8441 Melrose Place                                  7         0      07/07/16          No
  98     114       PNC    Durham Plaza                                        1         5      09/01/16          No
  99     115      JPMCB   Liberty Plaza                                       1         7      09/01/16          No
  100    116       EHY    Vincennes Apartments                                11        0      08/11/11          No
  101    117      IXIS    Days Inn Dover                                      5         0      12/05/15          No
  102    118       AIG    Wellbridge Athletic Center                          1         0      09/01/16          No
  103    119      IXIS    Bermuda Palms                                       5         0      08/05/16          No
  104    120       AIG    Baybrook Office Park                                1         0      06/01/16          No
  105    121      JPMCB   Foothill Village                                    1        10      09/01/16          No
  106    122       PNC    AmericInn Hotel & Suites                            1         5      09/01/16          No
  107    123      JPMCB   Fairfield Inn & Suites                              1         7      09/01/16          No
  108    124       EHY    3 Maryland Circle                                   11        0      09/11/16          No
  109    125      IXIS    La Quinta Ridge                                     5         0      08/05/16          No
  110    126       PNC    AmericInn Hotel & Suites                            1         5      09/01/16          No
  111    127      JPMCB   Orleans Business Park II                            1         7      07/01/16          No
  112    128      JPMCB   Round Rock Towne Center                             1         7      08/01/26          No
  113    129       PNC    Hartland Apartments                                 1         5      08/01/16          No
  114    130      NCCI    Royal Highlander MHC                                11        0      09/11/11          No
  115    131       AIG    Tomball Marketplace                                 1         0      02/01/16          No
  116    132       PNC    New Martinsville Plaza                              1         5      08/01/16          No
  117    133       EHY    Heritage Court Apartments                           11        0      07/11/13          No
  118    134      JPMCB   Hampton Inn - Starkville, MS                        1         7      08/01/16          No
  119    135       PNC    Landmark Building                                   1         5      09/01/16          No
  120    136      IXIS    Bowler Plaza                                        5         0      07/05/16          No
  121    137      JPMCB   Century Boulevard                                   1         7      10/01/16          No
  122    138       PNC    Woods Edge Apartments                               1         5      10/01/16          No
  123    139      IXIS    Forest Oaks Plaza 1                                 5         0      09/05/16          No
  124    140      JPMCB   Emmorton Professional Building                      1         7      08/01/16          No
  125    141      JPMCB   Rodes Building                                      1         7      08/01/16          No
  126    142      IXIS    Spring Meadows Apartments                           5         0      03/05/16          No
  127    143       EHY    Woodberry Plaza                                     11        0      07/11/16          No
  128    144       EHY    Beaver Pond Center                                  11        0      09/11/16          No
  129    145       PNC    Plaza 3001                                          1         5      08/01/16          No
  130    146      JPMCB   Ramada Inn - Tampa                                  1         7      09/01/16          No
  131    147      JPMCB   Storage Solutions                                   1         7      08/01/16          No
  132    148       PNC    The Port Apartments                                 1         5      09/01/16          No
  133    149       EHY    Memphis Retail Portfolio                            11        0      08/11/16          No
133.01  149.01            Appling Ridge
133.02  149.02            Spa Plaza
  134    150       PNC    Colorado Rosemead Plaza                             1         5      08/01/16          No
  135    151       PNC    Battlefield Business Park                           1         5      09/01/16          No
  136    152      JPMCB   30 East Hoffman Avenue                              1         7      08/01/21          No
  137    153      NCCI    Ken Caryl Retail Center                             11        0      09/11/16          No
  138    154      JPMCB   Garfield Place                                      1         7      06/01/11          No
  139    155      JPMCB   Tucker Street Apartments                            1         7      03/01/16          No
  140    156      NCCI    Quality Inn and Suites                              1         0      09/01/16          No
  141    157      IXIS    9775-77 Santa Monica Blvd.                          7         0      07/07/16          No
  142    158      NCCI    Haddam Self Storage                                 11        0      08/11/16          No
  143    159       PNC    1722 General George Patton                          1         5      09/01/16          No
  144    160      NCCI    CSH 1st Security Storage Davenport                  11        0      09/11/16          No
  145    161      NCCI    Lido MHP                                            11        0      09/11/16          No
  146    162      NCCI    CSH - 1st Security Self storage Avon Park           11        0      09/11/16          No
  147    163      NCCI    CSH B & B Stor With Us                              11        0      09/11/16          No
  148    164       PNC    6704 W. 121st Street                                1         5      07/01/16          No
  149    165       PNC    TGIFriday's                                         1         5      09/01/16          No

                                                                                                                REMAINING
                                                                          MATURITY/ARD    MATURITY             PREPAYMENT
ANNEX                                                                        BALANCE       LTV %           PROVISION (PAYMENTS)
 ID #   LOAN #   SELLER   PROPERTY NAME                                    ($)(2),(9)   (1),(9),(19)         (10),(16),(17)
------------------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                         387,500,000           59.6  L(23),YM(1),YM or Def(88),O(7)
   2      2       JPMCB   53 State Street                                 280,000,000           58.6       L(24),Def(88),O(7)
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio           250,000,000           60.5       L(24),Def(33),O(25)
 3.01    3.01             Quantum Business Park                            43,396,071
 3.02    3.02             Maude 4-7                                        35,081,786
 3.03    3.03             Milpitas Business Park                           21,665,357
 3.04    3.04             Marriot                                          20,536,786
 3.05    3.05             Park Square Phase I and Phase II                 20,515,000
 3.06    3.06             Jay 1-6/Olcott                                   16,607,500
 3.07    3.07             North Pointe Business Park                       14,566,786
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                   11,462,143
 3.09    3.09             Orchard Park                                     10,854,286
 3.10    3.10             Peery Park I                                      9,139,286
 3.11    3.11             Mountain View Properties                          8,596,786
 3.12    3.12             Walsh 1-8                                         8,401,429
 3.13    3.13             Peery Park II                                     7,381,071
 3.14    3.14             Macara A&B                                        5,036,429
 3.15    3.15             Zanker/Brokaw                                     4,862,857
 3.16    3.16             Guadalupe A-C                                     4,515,357
 3.17    3.17             Peery Park Biotech                                4,255,000
 3.18    3.18             Great America Parkway A-C                         3,126,070
   4      4       NCCI    Gas Company Tower                               229,000,000           75.1       L(24),Def(91),O(4)
   5      5        EHY    Burbank Town Center                             182,300,000           76.0       L(24),Def(86),O(7)
   6      6        EHY    Tysons Galleria                                 173,500,000           62.1       L(24),Def(29),O(7)
   7              JPMCB   Colony III Portfolio                            116,704,000           60.7
 7.01     7       JPMCB   Copley Corporate Center                          24,000,000           60.7       L(24),Def(68),O(4)
 7.02     8       JPMCB   Memphis Distribution Center                      18,000,000           60.7       L(24),Def(44),O(4)
 7.03     9       JPMCB   St. Louis Industrial Portfolio                   14,040,000           60.7       L(24),Def(68),O(4)
 7.04     10      JPMCB   155 Pfingsten Road                               12,150,000           60.7       L(24),Def(32),O(4)
 7.05     11      JPMCB   Woodland Rose                                    10,410,000           60.7       L(24),Def(44),O(4)
 7.06     12      JPMCB   McKesson Facility                                10,200,000           60.7       L(24),Def(44),O(4)
 7.07     13      JPMCB   Flotilla                                          7,234,000           60.7       L(24),Def(68),O(4)
 7.08     14      JPMCB   4550 Spring Valley Road                           6,377,774           60.7       L(24),Def(44),O(4)
 7.09     15      JPMCB   Perimeter Park                                    3,480,000           60.7       L(24),Def(44),O(4)
 7.10     16      JPMCB   10351 Home Road                                   2,573,629           60.7       L(24),Def(44),O(4)
 7.11     17      JPMCB   815 South Coppell Road                            2,345,755           60.7       L(24),Def(44),O(4)
 7.12     18      JPMCB   13524 Welch Road                                  2,100,000           60.7       L(24),Def(32),O(4)
 7.13     19      JPMCB   1130 West Jackson Road                            1,611,348           60.7       L(24),Def(44),O(4)
 7.14     20      JPMCB   4600 Simonton Road                                1,191,495           60.7       L(24),Def(44),O(4)
 7.15     21      JPMCB   Slawin Court                                        990,000           60.7       L(24),Def(44),O(4)
   8      22      JPMCB   CNL/Welsh Portfolio                             103,363,065           72.1       L(24),Def(90),O(4)
 8.01   22.01             Fingerhut Distribution Facility                  15,663,913
 8.02   22.02             Leedsworld                                       12,685,893
 8.03   22.03             GMR Marketing                                    10,927,221
 8.04   22.04             HK Systems                                       10,552,037
 8.05   22.05             SuperStock                                        7,925,752
 8.06   22.06             Navarre Corporation                               6,964,344
 8.07   22.07             Riviera Tool Company                              6,331,222
 8.08   22.08             Midland Containers                                6,143,630
 8.09   22.09             ADS Logistics - IN                                5,956,039
 8.10   22.10             Jenkins Manufacturing Company                     5,627,753
 8.11   22.11             Olsen Engineering LLC                             5,346,365
 8.12   22.12             Core Systems                                      4,830,488
 8.13   22.13             ADS Logistics - NC                                4,408,407
   9      23      JPMCB   Foothills Mall                                   75,870,947           66.0       L(24),Def(90),O(4)
  10      24      IXIS    Marriott Monterey                                61,500,000           73.6        L(23),YM(93),O(4)
  11      25      JPMCB   Stevens Center Business Park                     52,235,122           72.0       L(24),Def(92),O(4)
  12              NCCI    Sun Community Portfolio                          48,100,000           78.6       L(24),Def(89),O(6)
 12.01    26      NCCI    Sun Villa Estates                                18,300,000           78.6       L(24),Def(89),O(6)
 12.02    27      NCCI    Countryside of Lake Lanier                       16,850,000           78.6       L(24),Def(89),O(6)
 12.03    28      NCCI    Countryside Atlanta                              12,950,000           78.6       L(24),Def(89),O(6)
  13      29       EHY    1800-1880 John F. Kennedy Boulevard              44,000,000           75.9       L(24),Def(94),O(1)
  14      30      JPMCB   Neiss Portfolio                                  31,263,265           61.5       L(24),Def(91),O(4)
 14.01  30.01             Asset Acceptance                                 23,490,158
 14.02  30.02             Uniek                                             7,773,107
  15      31      IXIS    Lodge at Balfour                                 21,953,479           63.6       L(24),Def(92),O(3)
  16      32       EHY    University Center                                25,500,000           74.6       L(24),Def(91),O(1)
  17      33      IXIS    Fondren Southwest Village                        22,266,288           70.0       L(24),Def(93),O(3)
  18      34      IXIS    Bonneville Square                                22,070,632           64.9       L(24),Def(90),O(3)
  19      35       PNC    Lodge at Sonterra                                21,170,473           72.5   L(34),Grtr1% or YM(81),O(4)
  20      36       EHY    Malcolm X Boulevard                              20,843,111           65.1    L(24),Grtr1%orYM(89),O(7)
  21      37       AIG    Deerbrook Shopping Center                        18,334,314           65.0       L(24),Def(91),O(3)
  22      38      NCCI    Walter's Crossing                                20,626,400           55.4    L(36),Grtr1%orYM(43),O(4)
  23      39      JPMCB   Orange Grove Apartments                          18,737,163           73.5       L(24),Def(90),O(4)
  24      40      JPMCB   Keystone Industrial Park                         16,849,705           67.4       L(24),Def(91),O(4)
  25      41      JPMCB   Commerce Center I                                17,092,499           68.1       L(23),Def(90),O(7)
  26      42      IXIS    Milanos Portfolio 2                              14,866,165           49.7       L(24),Def(93),O(3)
 26.01  42.01             Milridge                                          7,135,759
 26.02  42.02             Lucerne                                           3,865,203
 26.03  42.03             New Iona                                          2,973,233
 26.04  42.04             Catarina                                            891,970
  27      43      IXIS    901 Corporate Center Dr.                         14,998,334           72.1       L(24),Def(92),O(4)
  28      44       EHY    Southland Terrace Shopping Center                13,604,960           63.0       L(24),Def(91),O(4)
  29      45      IXIS    Gladstone (Midwest)                              11,765,235           51.3       L(24),Def(88),O(4)
 29.01  45.01             T-Mobile                                          7,132,006
 29.02  45.02             Converting, Inc.                                  2,863,066
 29.03  45.03             Metal Spinners - 800 Growth Pkwy                    615,709
 29.04  45.04             Metal Spinners - 914 Wohlert St                     590,054
 29.05  45.05             Metal Spinners - 802 East 11th St                   564,400
  30      46      IXIS    11 West Division Street and Lakeside Towers      12,709,211           59.7       L(24),Def(93),O(3)
 30.01  46.01             11 West Division Street                           8,374,766
 30.02  46.02             Lakeside Tower                                    4,334,445
  31      47       AIG    Kingswood Plaza                                  11,462,665           52.7       L(24),Def(84),O(4)
  32      48      JPMCB   Villa Verde Apartments II                        13,032,923           54.8       L(24),Def(91),O(4)
  33      49      JPMCB   Briargrove Place                                 11,715,411           65.1       L(24),Def(89),O(4)
  34      50       EHY    Riverstone Apartments                            13,250,000           69.7       L(24),Def(92),O(4)
  35      51       PNC    Franklin Park at Cityview                        12,188,969           59.5       L(36),Def(81),O(3)
  36      52      JPMCB   Executive Tower                                  11,950,363           74.7       L(23),Def(90),O(7)
  37      53      JPMCB   Shoppes on Dean                                  10,802,834           67.1    L(60),Grtr1%orYM(77),O(7)
  38      54      JPMCB   The Links at Citiside Apartments                 11,732,817           67.7       L(24),Def(30),O(4)
  39      55      NCCI    Rexford Business Center                          11,350,000           57.9   L(24),Grtr1%orYM(35),O(25)
  40      56       EHY    Holiday Inn - Parsippany                          9,505,545           58.7       L(24),Def(92),O(1)
  41      57      JPMCB   The Plaza at Point Happy                          9,274,029           59.8       L(24),Def(84),O(7)
  42      58      JPMCB   Shoppes at Aksarben                               9,245,643           69.0    L(60),Grtr1%orYM(80),O(4)
  43      59       AIG    Fannie May Portfolio                              8,030,369           39.3       L(24),Def(91),O(3)
 43.01  59.01             TCF Bank 397                                        855,074
 43.02  59.02             Fannie May Portfolio 240                            472,828
 43.03  59.03             Wireless Giant 875                                  401,920
 43.04  59.04             Fannie May Portfolio 396                            394,050
 43.05  59.05             SKP, Inc. 530                                       374,296
 43.06  59.06             Fannie May Portfolio 277                            354,621
 43.07  59.07             Grand Rapids Hospitality 880                        342,816
 43.08  59.08             Fannie May Portfolio 894                            334,947
 43.09  59.09             Fannie May Portfolio 203                            295,518
 43.10  59.10             Fannie May Portfolio 208                            287,648
 43.11  59.11             Fannie May Portfolio 239                            283,713
 43.12  59.12             Fannie May Portfolio 201                            275,843
 43.13  59.13             Fannie May Portfolio 448                            252,154
 43.14  59.14             Z Amigos 895                                        232,479
 43.15  59.15             Fannie May Portfolio 398                            228,544
 43.16  59.16             Fannie May Portfolio 617                            228,544
 43.17  59.17             Fannie May Portfolio 613                            220,675
 43.18  59.18             Fannie May Portfolio 213                            216,740
 43.19  59.19             Fannie May Portfolio 216                            216,740
 43.20  59.20             Fannie May Portfolio 388                            216,740
 43.21  59.21             Fannie May Portfolio 614                            212,805
 43.22  59.22             Fannie May Portfolio 461                            208,870
 43.23  59.23             Fannie May Portfolio 190                            196,985
 43.24  59.24             Fannie May Portfolio 410                            196,985
 43.25  59.25             Fannie May Portfolio 890                            196,985
 43.26  59.26             Fannie May Portfolio 395                            173,376
 43.27  59.27             Fannie May Portfolio 248                            145,832
 43.28  59.28             Ice Cream Joe's 878                                 137,881
 43.29  59.29             Fannie May Portfolio 816                             74,763
  44      60       PNC    Sycamore Apartments - Azusa                       9,472,445           54.1       L(35),Def(81),O(3)
  45      61      JPMCB   Phoenix Office Building                           8,895,932           59.7       L(24),Def(92),O(4)
  46      62       EHY    Walgreens & Pier 1 Imports                        9,500,000           72.0       L(24),Def(94),O(2)
  47      63       EHY    Eckerd Portfolio                                  6,244,297           46.6       L(24),Def(94),O(1)
 47.01  63.01             Vineland                                          3,762,888
 47.02  63.02             Northfield                                        2,481,409
  48      64       PNC    LeCota Office Park                                8,494,195           63.4       L(36),Def(80),O(4)
  49      65      NCCI    South Towne Crossing                              8,818,047           58.8    L(36),Grtr1%orYM(20),O(4)
  50      66      JPMCB   2350 Ravine Way                                   7,411,517           64.4       L(24),Def(92),O(4)
  51      67      JPMCB   Country Corner Shopping Center                    8,117,663           64.4       L(24),Def(91),O(4)
  52      68       EHY    Northland Mall                                    7,263,395           66.6       L(24),Def(95),O(1)
  53      69      JPMCB   Landerbrook Place                                 7,664,947           72.3       L(24),Def(91),O(4)
  54      70       EHY    Walney Business Center                            8,410,000           58.0       L(24),Def(90),O(5)
  55      71       PNC    Coronado Hills Shopping Center                    7,029,588           63.9       L(36),Def(81),O(3)
  56      72       PNC    Bennington Marine Office - Industrial Facility    6,234,754           60.8       L(36),Def(81),O(3)
  57      73       PNC    Comfort Inn - Brooklyn                            6,345,244           56.7       L(36),Def(81),O(3)
  58      74      JPMCB   Knobhill Apartments                               6,790,584           59.6       L(24),Def(92),O(4)
  59      75       PNC    Cheyenne Woods Apartments                         6,794,893           50.3       L(24),Def(89),O(6)
  60      76      JPMCB   Hampden Villa Center                              6,902,392           72.0    L(24),Gtr1%orYM(91),O(4)
  61      77       AIG    Schaumburg Retail Ground Leases                   6,917,998           67.8       L(24),Def(90),O(3)
  62      78      JPMCB   Mayhew Tech Center                                6,688,279           72.3       L(24),Def(92),O(4)
  63      79      NCCI    Maple Tower Fashion Mart                          7,000,000           50.7       L(24),Def(90),O(6)
  64      80      NCCI    Sedona on Laurel Apartments                       6,972,000           70.0       L(24),Def(93),O(3)
  65      81       PNC    The Silverstein Institute                         5,786,328           52.8       L(35),Def(81),O(3)
  66      82       AIG    Casaloma Retail Center                            5,887,737           66.8       L(24),Def(93),O(3)
  67      83      NCCI    Holiday Inn - Research Park                       4,263,869           37.7       L(24),Def(83),O(12)
  68      84      JPMCB   Parkview Plaza                                    6,002,929           66.7    L(59),Grtr1%orYM(56),O(4)
  69      85      JPMCB   Highland Plaza                                    5,766,988           67.8       L(24),Def(92),O(4)
  70      86       EHY    Bowie Gateway Medical Center                      5,902,100           65.6       L(24),Def(95),O(1)
  71      87      JPMCB   Harvey Oaks                                       5,594,545           50.0    L(58),Grtr1%orYM(56),O(4)
  72      88       EHY    Best Western Leisure Inn                          5,349,189           58.8       L(24),Def(92),O(1)
  73      89       EHY    Milford Landing Shopping Center                   5,307,902           64.0       L(24),Def(93),O(1)
  74      90      NCCI    Village of La Casa del Sol                        5,154,885           52.1       L(24),Def(93),O(3)
  75      91       EHY    Wilmington on Drexel                              5,346,943           70.4       L(24),Def(93),O(1)
  76      92      JPMCB   EastPoint Business Center                         5,359,071           66.2       L(24),Def(92),O(4)
  77      93      NCCI    Park at Summerhill Apartments                     5,491,399           70.9       L(24),Def(57),O(3)
  78      94       EHY    Bayport One                                       4,856,947           54.0       L(24),Def(95),O(1)
  79      95      IXIS    Tonopah Office                                    5,030,400           60.6       L(24),Def(92),O(3)
  80      96       EHY    Lincoln Town Center                               4,998,147           71.4       L(24),Def(93),O(1)
  81      97      JPMCB   Grape Vine Center                                 5,189,779           74.1       L(24),Def(91),O(4)
  82      98       AIG    Glengary Shopping Center                          4,713,326           62.0       L(24),Def(93),O(3)
  83      99      JPMCB   Fiesta Crossings SC                               4,281,260           53.5       L(24),Def(91),O(4)
  84     100      JPMCB   United Plaza                                      4,628,742           67.1       L(24),Def(90),O(4)
  85     101      JPMCB   Orleans Business Park                             5,300,000           60.6    L(32),Grtr1%orYM(82),O(4)
  86     102       PNC    Campbell Fair                                     4,725,906           64.7       L(36),Def(81),O(3)
  87     103      JPMCB   Donato Corporate Park                             4,696,678           62.6       L(24),Def(92),O(4)
  88     104      NCCI    Apache Junction Pool                              4,726,403           53.0       L(24),Def(56),O(3)
 88.01  104.01            Superstition Lookout                              1,417,921
 88.02  104.02            Sierra Leone MHC                                  1,370,657
 88.03  104.03            Ironwood MH & RV                                  1,087,073
 88.04  104.04            Shiprock RV Resort                                  850,753
  89     105      NCCI    Palm Haven                                        4,831,651           67.1       L(24),Def(33),O(3)
  90     106       AIG    Petsmart                                          4,398,301           55.5       L(24),Def(93),O(3)
 90.01  106.01            Petsmart - LA                                     2,519,435
 90.02  106.02            Petsmart - WA                                     1,878,866
  91     107       AIG    1639 Walnut                                       4,335,466           49.3       L(24),Def(93),O(3)
  92     108      JPMCB   Woodstock Square Shopping Center                  4,728,546           73.9       L(24),Def(92),O(4)
  93     109      NCCI    120-124 Enterprise Avenue                         4,529,859           51.5       L(24),Def(89),O(6)
  94     110      JPMCB   Eastpoint Business Park                           4,116,629           60.5      L(24),Def(143),O(13)
  95     111      JPMCB   Red Bank Medical                                  4,277,231           63.8       L(24),Def(92),O(4)
  96     112       EHY    Midland Plaza                                     4,401,142           71.0       L(24),Def(95),O(1)
  97     113      IXIS    8441 Melrose Place                                4,243,012           57.7       L(24),Def(91),O(3)
  98     114       PNC    Durham Plaza                                      4,167,879           67.2       L(36),Def(81),O(3)
  99     115      JPMCB   Liberty Plaza                                     4,364,818           69.3       L(24),Def(92),O(4)
  100    116       EHY    Vincennes Apartments                              4,800,000           68.9       L(24),Def(34),O(1)
  101    117      IXIS    Days Inn Dover                                    3,513,342           46.8       L(24),Def(84),O(3)
  102    118       AIG    Wellbridge Athletic Center                        3,165,542           39.1       L(24),Def(93),O(3)
  103    119      IXIS    Bermuda Palms                                     4,405,314           54.7       L(24),Def(91),O(4)
  104    120       AIG    Baybrook Office Park                              4,121,020           64.4       L(24),Def(90),O(3)
  105    121      JPMCB   Foothill Village                                  3,914,353           49.2       L(24),Def(92),O(4)
  106    122       PNC    AmericInn Hotel & Suites                          3,558,950           58.3   L(59),Grtr1% or YM(57),O(4)
  107    123      JPMCB   Fairfield Inn & Suites                            2,952,218           46.1       L(24),Def(92),O(4)
  108    124       EHY    3 Maryland Circle                                 3,934,534           69.0    L(23),Grtr1%orYM(93),O(4)
  109    125      IXIS    La Quinta Ridge                                   4,012,483           57.3       L(24),Def(91),O(4)
  110    126       PNC    AmericInn Hotel & Suites                          3,321,687           51.1   L(59),Grtr1% or YM(57),O(4)
  111    127      JPMCB   Orleans Business Park II                          4,200,000           55.6    L(32),Grtr1%orYM(82),O(4)
  112    128      JPMCB   Round Rock Towne Center                             106,820            1.0      L(24),Def(190),O(25)
  113    129       PNC    Hartland Apartments                               3,747,523           54.5   L(34),Grtr1% or YM(81),O(4)
  114    130      NCCI    Royal Highlander MHC                              3,755,905           43.7    L(24),YM(12),1%(20),O(4)
  115    131       AIG    Tomball Marketplace                               3,528,426           67.9       L(24),Def(86),O(3)
  116    132       PNC    New Martinsville Plaza                            3,108,041           61.7       L(35),Def(81),O(3)
  117    133       EHY    Heritage Court Apartments                         3,502,277           76.1       L(24),Def(57),O(1)
  118    134      JPMCB   Hampton Inn - Starkville, MS                      2,846,449           56.5       L(24),Def(91),O(4)
  119    135       PNC    Landmark Building                                 3,002,785           65.3       L(36),Def(81),O(3)
  120    136      IXIS    Bowler Plaza                                      3,233,526           59.9       L(24),Def(91),O(3)
  121    137      JPMCB   Century Boulevard                                 3,167,864           72.0       L(23),Def(90),O(7)
  122    138       PNC    Woods Edge Apartments                             2,862,384           46.9       L(36),Def(81),O(3)
  123    139      IXIS    Forest Oaks Plaza 1                               2,964,366           64.4       L(24),Def(93),O(3)
  124    140      JPMCB   Emmorton Professional Building                    2,732,458           55.2       L(24),Def(91),O(4)
  125    141      JPMCB   Rodes Building                                    2,668,119           65.1       L(24),Def(91),O(4)
  126    142      IXIS    Spring Meadows Apartments                         2,603,712           60.6       L(24),Def(85),O(5)
  127    143       EHY    Woodberry Plaza                                   2,755,813           67.2       L(24),Def(93),O(1)
  128    144       EHY    Beaver Pond Center                                2,756,594           72.5       L(24),Def(95),O(1)
  129    145       PNC    Plaza 3001                                        2,672,953           58.7   L(34),Grtr1% or YM(82),O(3)
  130    146      JPMCB   Ramada Inn - Tampa                                2,011,676           40.2       L(24),Def(92),O(4)
  131    147      JPMCB   Storage Solutions                                 2,584,981           64.6       L(24),Def(91),O(4)
  132    148       PNC    The Port Apartments                               2,522,304           61.9   L(59),Grtr1% or YM(58),O(3)
  133    149       EHY    Memphis Retail Portfolio                          2,426,156           68.8       L(24),Def(94),O(1)
133.01  149.01            Appling Ridge                                     1,290,508
133.02  149.02            Spa Plaza                                         1,135,647
  134    150       PNC    Colorado Rosemead Plaza                           2,334,000           63.1       L(35),Def(81),O(3)
  135    151       PNC    Battlefield Business Park                         2,500,000           40.0   L(35),Grtr1% or YM(82),O(3)
  136    152      JPMCB   30 East Hoffman Avenue                              998,375           16.1      L(24),Def(142),O(13)
  137    153      NCCI    Ken Caryl Retail Center                           2,201,993           69.7       L(24),Def(93),O(3)
  138    154      JPMCB   Garfield Place                                    2,187,880           75.4       L(24),Def(31),O(2)
  139    155      JPMCB   Tucker Street Apartments                          1,786,001           67.4       L(24),Def(86),O(4)
  140    156      NCCI    Quality Inn and Suites                            1,540,726           42.8    L(36),Grtr1%orYM(80),O(4)
  141    157      IXIS    9775-77 Santa Monica Blvd.                        1,585,772           57.7       L(24),Def(91),O(3)
  142    158      NCCI    Haddam Self Storage                               1,382,478           69.1       L(24),Def(92),O(3)
  143    159       PNC    1722 General George Patton                        1,145,608           63.6       L(36),Def(81),O(3)
  144    160      NCCI    CSH 1st Security Storage Davenport                1,034,722           26.9       L(24),Def(93),O(3)
  145    161      NCCI    Lido MHP                                            855,507           47.5       L(24),Def(93),O(3)
  146    162      NCCI    CSH - 1st Security Self storage Avon Park           857,957           27.2       L(24),Def(93),O(3)
  147    163      NCCI    CSH B & B Stor With Us                              767,419           40.8       L(24),Def(93),O(3)
  148    164       PNC    6704 W. 121st Street                                715,215           71.5       L(34),Def(80),O(4)
  149    165       PNC    TGIFriday's                                         591,825           31.6       L(36),Def(81),O(3)

ANNEX                                                                                                  MOST RECENT    MOST RECENT
 ID #   LOAN #   SELLER   PROPERTY NAME                                    2004 NOI ($)  2005 NOI ($)    NOI ($)       NOI DATE
---------------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                           50,399,689    55,981,417    57,126,855    06/30/06
   2      2       JPMCB   53 State Street                                   28,605,196    25,582,050    25,716,456    03/31/06
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio             92,264,436    85,369,567
 3.01    3.01             Quantum Business Park                             17,420,534    15,169,536
 3.02    3.02             Maude 4-7                                         11,095,571    10,780,350
 3.03    3.03             Milpitas Business Park                            11,301,189    10,734,937
 3.04    3.04             Marriot                                            6,563,678     8,412,256
 3.05    3.05             Park Square Phase I and Phase II                   5,984,167     4,521,823
 3.06    3.06             Jay 1-6/Olcott                                     4,277,342     4,422,285
 3.07    3.07             North Pointe Business Park                         5,086,161     2,472,335
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                     3,380,903     3,580,263
 3.09    3.09             Orchard Park                                       4,438,066     4,782,520
 3.10    3.10             Peery Park I                                       5,229,877     4,657,629
 3.11    3.11             Mountain View Properties                           3,948,534     3,372,527
 3.12    3.12             Walsh 1-8                                          2,690,560     2,521,306
 3.13    3.13             Peery Park II                                      3,209,315     3,113,426
 3.14    3.14             Macara A&B                                         2,056,240     2,488,283
 3.15    3.15             Zanker/Brokaw                                        499,416       429,552
 3.16    3.16             Guadalupe A-C                                      3,494,081     3,191,794
 3.17    3.17             Peery Park Biotech                                 1,838,220       892,823
 3.18    3.18             Great America Parkway A-C                           -249,418      -174,078
   4      4       NCCI    Gas Company Tower                                 35,749,052    37,024,418    37,033,352    05/31/06
   5      5        EHY    Burbank Town Center                               13,971,932    13,928,385    13,959,410    04/30/06
   6      6        EHY    Tysons Galleria                                   14,033,133    15,850,253    16,866,965    05/31/06
   7              JPMCB   Colony III Portfolio
 7.01     7       JPMCB   Copley Corporate Center                            2,250,173     2,291,758
 7.02     8       JPMCB   Memphis Distribution Center                        1,931,726     1,253,158
 7.03     9       JPMCB   St. Louis Industrial Portfolio                     1,621,940     1,614,581
 7.04     10      JPMCB   155 Pfingsten Road                                 1,272,975                   1,480,586    08/31/05
 7.05     11      JPMCB   Woodland Rose                                        931,611       906,022
 7.06     12      JPMCB   McKesson Facility                                   -299,008      -295,536
 7.07     13      JPMCB   Flotilla
 7.08     14      JPMCB   4550 Spring Valley Road                              839,712                     856,440    06/30/05
 7.09     15      JPMCB   Perimeter Park                                       445,566
 7.10     16      JPMCB   10351 Home Road                                      218,497                     230,314    06/30/05
 7.11     17      JPMCB   815 South Coppell Road                               204,039                     154,033    06/30/05
 7.12     18      JPMCB   13524 Welch Road                                     326,305                     333,000    06/30/05
 7.13     19      JPMCB   1130 West Jackson Road                                                            84,395    06/30/05
 7.14     20      JPMCB   4600 Simonton Road                                   157,114                     169,084    06/30/05
 7.15     21      JPMCB   Slawin Court
   8      22      JPMCB   CNL/Welsh Portfolio                                             10,522,884    11,071,380
 8.01   22.01             Fingerhut Distribution Facility                                  2,287,683     2,545,423    05/31/06
 8.02   22.02             Leedsworld                                                       1,050,192     1,225,921    05/31/06
 8.03   22.03             GMR Marketing                                                    1,063,703     1,074,288    05/31/06
 8.04   22.04             HK Systems                                                       1,017,232     1,042,536    05/31/06
 8.05   22.05             SuperStock                                                         757,500       765,000    05/31/06
 8.06   22.06             Navarre Corporation                                                668,264       677,328    05/31/06
 8.07   22.07             Riviera Tool Company                                               971,927       992,531    05/31/06
 8.08   22.08             Midland Containers
 8.09   22.09             ADS Logistics - IN                                                 619,408       627,810    04/30/06
 8.10   22.10             Jenkins Manufacturing Company                                      550,035       560,927    05/31/06
 8.11   22.11             Olsen Engineering LLC                                              515,100       525,300    05/31/06
 8.12   22.12             Core Systems                                                       467,943       472,906    05/31/06
 8.13   22.13             ADS Logistics - NC                                                 553,897       561,410    05/31/06
   9      23      JPMCB   Foothills Mall                                     5,403,000     7,216,000     7,369,000    03/31/06
  10      24      IXIS    Marriott Monterey                                  5,812,617     6,794,696     6,747,044    07/14/06
  11      25      JPMCB   Stevens Center Business Park                                     4,782,561     4,990,545    06/06/06
  12              NCCI    Sun Community Portfolio                            1,329,787     3,607,271     3,705,968    05/31/06
 12.01    26      NCCI    Sun Villa Estates                                  1,329,787     1,370,794     1,419,332    05/31/06
 12.02    27      NCCI    Countryside of Lake Lanier                                       1,281,110     1,289,814    05/31/06
 12.03    28      NCCI    Countryside Atlanta                                                955,367       996,821    05/31/06
  13      29       EHY    1800-1880 John F. Kennedy Boulevard                3,278,391     3,309,623     3,658,837    04/30/06
  14      30      JPMCB   Neiss Portfolio
 14.01  30.01             Asset Acceptance
 14.02  30.02             Uniek
  15      31      IXIS    Lodge at Balfour                                                   861,597     1,793,456    06/30/06
  16      32       EHY    University Center                                                2,292,326
  17      33      IXIS    Fondren Southwest Village                          1,940,838     2,037,617     2,156,590    05/31/06
  18      34      IXIS    Bonneville Square                                  1,768,511     1,165,709     1,540,458    03/31/06
  19      35       PNC    Lodge at Sonterra                                  1,539,053     1,478,600     1,542,572    04/30/06
  20      36       EHY    Malcolm X Boulevard                                1,867,268     1,898,758     1,880,245    02/28/06
  21      37       AIG    Deerbrook Shopping Center                          1,620,424     1,840,718     1,978,433    03/31/06
  22      38      NCCI    Walter's Crossing
  23      39      JPMCB   Orange Grove Apartments                                                        2,032,787    05/31/06
  24      40      JPMCB   Keystone Industrial Park                           1,416,578     1,413,269     1,435,832    03/31/06
  25      41      JPMCB   Commerce Center I                                  1,805,195     1,827,718     2,135,038    06/30/06
  26      42      IXIS    Milanos Portfolio 2                                2,175,182     2,308,794     2,746,888    04/30/06
 26.01  42.01             Milridge                                           1,087,290     1,071,289     1,335,551    04/30/06
 26.02  42.02             Lucerne                                              500,099       606,760       701,247    04/30/06
 26.03  42.03             New Iona                                             447,828       466,227       521,274    04/30/06
 26.04  42.04             Catarina                                             139,965       164,518       188,816    04/30/06
  27      43      IXIS    901 Corporate Center Dr.                           1,328,081     1,395,377     1,147,271    04/30/06
  28      44       EHY    Southland Terrace Shopping Center                  1,202,528     1,537,726
  29      45      IXIS    Gladstone (Midwest)
 29.01  45.01             T-Mobile
 29.02  45.02             Converting, Inc.
 29.03  45.03             Metal Spinners - 800 Growth Pkwy
 29.04  45.04             Metal Spinners - 914 Wohlert St
 29.05  45.05             Metal Spinners - 802 East 11th St
  30      46      IXIS    11 West Division Street and Lakeside Towers        1,047,341     1,520,603     1,608,261    03/30/06
 30.01  46.01             11 West Division Street                            1,047,341     1,089,380     1,064,645    03/30/06
 30.02  46.02             Lakeside Tower                                                     431,223       543,616    03/30/06
  31      47       AIG    Kingswood Plaza                                    1,547,946     1,658,163     1,597,272    06/30/06
  32      48      JPMCB   Villa Verde Apartments II                          1,070,769     1,157,811     1,183,022    06/30/06
  33      49      JPMCB   Briargrove Place                                   1,496,808     1,309,991     1,588,491    03/31/06
  34      50       EHY    Riverstone Apartments                                947,321       927,766       980,395    05/31/06
  35      51       PNC    Franklin Park at Cityview                                          178,346       762,416    06/30/06
  36      52      JPMCB   Executive Tower                                    1,371,242     1,148,441     1,422,943    06/30/06
  37      53      JPMCB   Shoppes on Dean
  38      54      JPMCB   The Links at Citiside Apartments                     880,978       930,019     1,030,125    05/31/06
  39      55      NCCI    Rexford Business Center                                            526,088       650,559    05/31/06
  40      56       EHY    Holiday Inn - Parsippany                           1,440,719     1,425,721     1,525,703    05/31/06
  41      57      JPMCB   The Plaza at Point Happy
  42      58      JPMCB   Shoppes at Aksarben
  43      59       AIG    Fannie May Portfolio                                 495,812     1,143,410     1,562,605    07/31/06
 43.01  59.01             TCF Bank 397
 43.02  59.02             Fannie May Portfolio 240
 43.03  59.03             Wireless Giant 875
 43.04  59.04             Fannie May Portfolio 396
 43.05  59.05             SKP, Inc. 530
 43.06  59.06             Fannie May Portfolio 277
 43.07  59.07             Grand Rapids Hospitality 880
 43.08  59.08             Fannie May Portfolio 894
 43.09  59.09             Fannie May Portfolio 203
 43.10  59.10             Fannie May Portfolio 208
 43.11  59.11             Fannie May Portfolio 239
 43.12  59.12             Fannie May Portfolio 201
 43.13  59.13             Fannie May Portfolio 448
 43.14  59.14             Z Amigos 895
 43.15  59.15             Fannie May Portfolio 398
 43.16  59.16             Fannie May Portfolio 617
 43.17  59.17             Fannie May Portfolio 613
 43.18  59.18             Fannie May Portfolio 213
 43.19  59.19             Fannie May Portfolio 216
 43.20  59.20             Fannie May Portfolio 388
 43.21  59.21             Fannie May Portfolio 614
 43.22  59.22             Fannie May Portfolio 461
 43.23  59.23             Fannie May Portfolio 190
 43.24  59.24             Fannie May Portfolio 410
 43.25  59.25             Fannie May Portfolio 890
 43.26  59.26             Fannie May Portfolio 395
 43.27  59.27             Fannie May Portfolio 248
 43.28  59.28             Ice Cream Joe's 878
 43.29  59.29             Fannie May Portfolio 816
  44      60       PNC    Sycamore Apartments - Azusa                          895,711       874,568       918,183    06/30/06
  45      61      JPMCB   Phoenix Office Building                              229,442       100,901     1,134,345    05/31/06
  46      62       EHY    Walgreens & Pier 1 Imports
  47      63       EHY    Eckerd Portfolio
 47.01  63.01             Vineland
 47.02  63.02             Northfield
  48      64       PNC    LeCota Office Park                                   653,041       779,101       903,275    03/31/06
  49      65      NCCI    South Towne Crossing
  50      66      JPMCB   2350 Ravine Way                                      -69,811       378,276       642,970    05/31/06
  51      67      JPMCB   Country Corner Shopping Center                       871,004       767,320
  52      68       EHY    Northland Mall                                       849,300       861,827       850,382    05/31/06
  53      69      JPMCB   Landerbrook Place                                    710,020       941,785       941,636    06/30/06
  54      70       EHY    Walney Business Center                               197,469       469,707       446,533    04/30/06
  55      71       PNC    Coronado Hills Shopping Center                       818,286                     807,135    06/30/06
  56      72       PNC    Bennington Marine Office - Industrial Facility
  57      73       PNC    Comfort Inn - Brooklyn                                           1,402,916     1,600,683    06/30/06
  58      74      JPMCB   Knobhill Apartments                                  867,751       925,964       937,648    05/31/06
  59      75       PNC    Cheyenne Woods Apartments                            527,166                     601,260    12/31/05
  60      76      JPMCB   Hampden Villa Center                                 663,237       791,575
  61      77       AIG    Schaumburg Retail Ground Leases
  62      78      JPMCB   Mayhew Tech Center                                   507,685       535,786       547,915    06/30/06
  63      79      NCCI    Maple Tower Fashion Mart                                           893,300       922,063    06/30/06
  64      80      NCCI    Sedona on Laurel Apartments                                        189,464       378,401    06/30/06
  65      81       PNC    The Silverstein Institute                            395,555       580,264       776,418    06/30/06
  66      82       AIG    Casaloma Retail Center
  67      83      NCCI    Holiday Inn - Research Park                        1,309,599     1,420,225     1,581,196    04/30/06
  68      84      JPMCB   Parkview Plaza
  69      85      JPMCB   Highland Plaza                                       437,242       329,055
  70      86       EHY    Bowie Gateway Medical Center                         596,515       637,599
  71      87      JPMCB   Harvey Oaks                                          591,205       622,546       580,418    04/30/06
  72      88       EHY    Best Western Leisure Inn                             580,635       694,547       724,295    05/31/06
  73      89       EHY    Milford Landing Shopping Center
  74      90      NCCI    Village of La Casa del Sol                           766,382       789,850       885,667    05/31/06
  75      91       EHY    Wilmington on Drexel                                 351,885       556,076       614,182    05/31/06
  76      92      JPMCB   EastPoint Business Center                            483,092       513,563       474,452    06/30/06
  77      93      NCCI    Park at Summerhill Apartments                        559,495       596,260       633,047    05/31/06
  78      94       EHY    Bayport One                                          203,889       390,623       496,333    05/31/06
  79      95      IXIS    Tonopah Office
  80      96       EHY    Lincoln Town Center                                  690,313       661,714
  81      97      JPMCB   Grape Vine Center                                                  591,557
  82      98       AIG    Glengary Shopping Center                             142,518       569,438       636,374    05/31/06
  83      99      JPMCB   Fiesta Crossings SC                                  416,102       553,882       610,703    05/31/06
  84     100      JPMCB   United Plaza                                         353,357       485,752       507,385    04/30/06
  85     101      JPMCB   Orleans Business Park
  86     102       PNC    Campbell Fair                                        382,455       452,652       470,583    05/31/06
  87     103      JPMCB   Donato Corporate Park
  88     104      NCCI    Apache Junction Pool                                 409,043       463,916       467,017    04/30/06
 88.01  104.01            Superstition Lookout
 88.02  104.02            Sierra Leone MHC
 88.03  104.03            Ironwood MH & RV
 88.04  104.04            Shiprock RV Resort
  89     105      NCCI    Palm Haven                                           464,384       483,834       382,822    06/30/06
  90     106       AIG    Petsmart
 90.01  106.01            Petsmart - LA
 90.02  106.02            Petsmart - WA
  91     107       AIG    1639 Walnut                                          659,611       721,903       683,074    06/30/06
  92     108      JPMCB   Woodstock Square Shopping Center                     441,156       448,443       503,327    06/30/06
  93     109      NCCI    120-124 Enterprise Avenue                            596,931       608,089       603,601    06/30/06
  94     110      JPMCB   Eastpoint Business Park
  95     111      JPMCB   Red Bank Medical                                     497,502       497,996
  96     112       EHY    Midland Plaza                                        513,568       476,070       477,101    05/31/06
  97     113      IXIS    8441 Melrose Place
  98     114       PNC    Durham Plaza                                                                     177,512    05/31/06
  99     115      JPMCB   Liberty Plaza                                        548,238       517,554
  100    116       EHY    Vincennes Apartments                                 197,964       313,741       319,435    06/29/06
  101    117      IXIS    Days Inn Dover                                       866,769                     733,134    04/30/06
  102    118       AIG    Wellbridge Athletic Center
  103    119      IXIS    Bermuda Palms                                        402,741       471,490       467,126    06/30/06
  104    120       AIG    Baybrook Office Park                                                             390,362    02/28/06
  105    121      JPMCB   Foothill Village
  106    122       PNC    AmericInn Hotel & Suites                             446,259       598,417       646,257    06/30/06
  107    123      JPMCB   Fairfield Inn & Suites                                             720,616       884,662    06/30/06
  108    124       EHY    3 Maryland Circle
  109    125      IXIS    La Quinta Ridge                                      472,570       405,664       441,105    06/30/06
  110    126       PNC    AmericInn Hotel & Suites                             615,850       653,427       680,744    06/30/06
  111    127      JPMCB   Orleans Business Park II
  112    128      JPMCB   Round Rock Towne Center                              100,114       486,587       504,675    04/30/06
  113    129       PNC    Hartland Apartments
  114    130      NCCI    Royal Highlander MHC                                 578,060       558,706       580,396    06/30/06
  115    131       AIG    Tomball Marketplace                                                              318,326    05/31/06
  116    132       PNC    New Martinsville Plaza                                             310,398       389,531    06/30/06
  117    133       EHY    Heritage Court Apartments                            365,466       393,216
  118    134      JPMCB   Hampton Inn - Starkville, MS                         405,834       493,344       562,890    04/30/06
  119    135       PNC    Landmark Building                                    349,987       360,003       419,904    08/09/06
  120    136      IXIS    Bowler Plaza                                         323,419       301,235       303,678    04/30/06
  121    137      JPMCB   Century Boulevard                                    293,351                     334,534    03/31/06
  122    138       PNC    Woods Edge Apartments                                              195,702       312,122    05/31/06
  123    139      IXIS    Forest Oaks Plaza 1                                  278,220       336,307       319,297    07/31/06
  124    140      JPMCB   Emmorton Professional Building                       222,686       226,015
  125    141      JPMCB   Rodes Building                                       257,541       312,311       296,498    05/31/06
  126    142      IXIS    Spring Meadows Apartments                            342,757       270,118
  127    143       EHY    Woodberry Plaza                                      381,802       268,610
  128    144       EHY    Beaver Pond Center                                   307,482       313,357       335,439    07/31/06
  129    145       PNC    Plaza 3001                                                                       296,019    07/31/06
  130    146      JPMCB   Ramada Inn - Tampa                                   448,664       557,312       555,332    05/31/06
  131    147      JPMCB   Storage Solutions                                    206,186       191,792       225,649    04/30/06
  132    148       PNC    The Port Apartments                                  280,325       297,473       289,415    07/31/06
  133    149       EHY    Memphis Retail Portfolio                             271,158       308,893
133.01  149.01            Appling Ridge                                        158,581       162,134
133.02  149.02            Spa Plaza                                            112,577       146,759
  134    150       PNC    Colorado Rosemead Plaza                              247,839       238,104       221,869    06/30/06
  135    151       PNC    Battlefield Business Park                            437,735       367,425       341,699    05/31/06
  136    152      JPMCB   30 East Hoffman Avenue
  137    153      NCCI    Ken Caryl Retail Center
  138    154      JPMCB   Garfield Place                                       180,639        85,323       142,513    01/31/06
  139    155      JPMCB   Tucker Street Apartments                             152,599                     145,554    06/30/06
  140    156      NCCI    Quality Inn and Suites                               281,306       339,789       320,719    03/31/06
  141    157      IXIS    9775-77 Santa Monica Blvd.
  142    158      NCCI    Haddam Self Storage                                   60,933       138,604       157,388    05/30/06
  143    159       PNC    1722 General George Patton                           142,554       126,215       126,215    12/31/05
  144    160      NCCI    CSH 1st Security Storage Davenport                   236,646       313,263       298,308    04/30/06
  145    161      NCCI    Lido MHP                                              90,114       137,443       120,696    05/31/06
  146    162      NCCI    CSH - 1st Security Self storage Avon Park            161,764       205,008       257,325    04/30/06
  147    163      NCCI    CSH B & B Stor With Us                               117,593       135,567       146,379    04/30/06
  148    164       PNC    6704 W. 121st Street                                  79,713        89,989       100,201    04/30/06
  149    165       PNC    TGIFriday's

                                                                                                    UW(1),(11).(16),
                                                                                                    (19),(20),(21),
ANNEX                                                                                               (23)
 ID #   LOAN #   SELLER   PROPERTY NAME                                     UW NOI ($)  UW NCF ($)  DSCR (X)          TITLETYPE(24)
------------------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                          66,171,329   65,323,729        1.37             Fee
   2      2       JPMCB   53 State Street                                  27,416,224   26,081,504        1.54          Leasehold
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio            71,848,009   68,168,550        1.54             Fee
 3.01    3.01             Quantum Business Park                            16,643,515   16,108,593                         Fee
 3.02    3.02             Maude 4-7                                        10,708,244   10,433,962                         Fee
 3.03    3.03             Milpitas Business Park                            3,939,669    3,519,481                         Fee
 3.04    3.04             Marriot                                           9,088,296    8,793,321                         Fee
 3.05    3.05             Park Square Phase I and Phase II                  3,933,481    3,612,631                         Fee
 3.06    3.06             Jay 1-6/Olcott                                    4,436,031    4,179,967                         Fee
 3.07    3.07             North Pointe Business Park                        3,016,163    2,788,001                         Fee
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                    3,073,403    2,871,028                         Fee
 3.09    3.09             Orchard Park                                      4,563,241    4,383,454                         Fee
 3.10    3.10             Peery Park I                                      3,372,108    3,197,803                         Fee
 3.11    3.11             Mountain View Properties                          3,161,124    3,043,294                         Fee
 3.12    3.12             Walsh 1-8                                           866,467      693,234                         Fee
 3.13    3.13             Peery Park II                                     1,755,610    1,616,127                         Fee
 3.14    3.14             Macara A&B                                        2,125,759    2,059,474                         Fee
 3.15    3.15             Zanker/Brokaw                                       407,600      324,523                         Fee
 3.16    3.16             Guadalupe A-C                                       428,381      340,061                         Fee
 3.17    3.17             Peery Park Biotech                                  580,356      522,854                         Fee
 3.18    3.18             Great America Parkway A-C                          -251,438     -319,258                         Fee
   4      4       NCCI    Gas Company Tower                                38,785,676   36,855,204        1.56             Fee
   5      5        EHY    Burbank Town Center                              16,939,014   16,274,079        1.43           Fee and
                                                                                                                        Leasehold
   6      6        EHY    Tysons Galleria                                  19,121,990   18,602,044        1.44           Fee and
                                                                                                                        Leasehold
   7              JPMCB   Colony III Portfolio                             12,820,725   11,609,107        1.63             Fee
 7.01     7       JPMCB   Copley Corporate Center                           2,346,596    2,201,482        1.63             Fee
 7.02     8       JPMCB   Memphis Distribution Center                       2,051,169    1,802,266        1.63             Fee
 7.03     9       JPMCB   St. Louis Industrial Portfolio                    1,592,340    1,500,167        1.63             Fee
 7.04     10      JPMCB   155 Pfingsten Road                                1,472,083    1,318,723        1.63             Fee
 7.05     11      JPMCB   Woodland Rose                                     1,116,867    1,009,826        1.63             Fee
 7.06     12      JPMCB   McKesson Facility                                 1,135,756    1,008,006        1.63             Fee
 7.07     13      JPMCB   Flotilla                                            728,237      669,965        1.63             Fee
 7.08     14      JPMCB   4550 Spring Valley Road                             768,961      685,458        1.63             Fee
 7.09     15      JPMCB   Perimeter Park                                      432,401      388,196        1.63             Fee
 7.10     16      JPMCB   10351 Home Road                                     251,971      217,411        1.63             Fee
 7.11     17      JPMCB   815 South Coppell Road                              231,874      196,437        1.63             Fee
 7.12     18      JPMCB   13524 Welch Road                                    298,583      271,203        1.63             Fee
 7.13     19      JPMCB   1130 West Jackson Road                              155,610      135,054        1.63             Fee
 7.14     20      JPMCB   4600 Simonton Road                                  161,564      144,364        1.63             Fee
 7.15     21      JPMCB   Slawin Court                                         76,713       60,549        1.63             Fee
   8      22      JPMCB   CNL/Welsh Portfolio                              10,914,164   10,094,101        1.25             Fee
 8.01   22.01             Fingerhut Distribution Facility                   2,516,394    2,180,034                         Fee
 8.02   22.02             Leedsworld                                        1,211,098    1,169,554                         Fee
 8.03   22.03             GMR Marketing                                     1,048,890    1,027,430                         Fee
 8.04   22.04             HK Systems                                          999,716      963,510                         Fee
 8.05   22.05             SuperStock                                          726,457      714,134                         Fee
 8.06   22.06             Navarre Corporation                                 665,754      634,627                         Fee
 8.07   22.07             Riviera Tool Company                                657,684      590,574                         Fee
 8.08   22.08             Midland Containers                                  583,700      548,340                         Fee
 8.09   22.09             ADS Logistics - IN                                  584,486      549,214                         Fee
 8.10   22.10             Jenkins Manufacturing Company                       538,052      434,269                         Fee
 8.11   22.11             Olsen Engineering LLC                               503,731      462,826                         Fee
 8.12   22.12             Core Systems                                        456,238      429,618                         Fee
 8.13   22.13             ADS Logistics - NC                                  421,964      389,970                         Fee
   9      23      JPMCB   Foothills Mall                                    7,024,178    6,758,375        1.15             Fee
  10      24      IXIS    Marriott Monterey                                 6,628,661    5,658,624        1.49             Fee
  11      25      JPMCB   Stevens Center Business Park                      5,153,997    4,734,792        1.15           Fee and
                                                                                                                        Leasehold
  12              NCCI    Sun Community Portfolio                           3,745,952    3,688,802        1.23             Fee
 12.01    26      NCCI    Sun Villa Estates                                 1,404,850    1,388,650        1.23             Fee
 12.02    27      NCCI    Countryside of Lake Lanier                        1,327,164    1,299,764        1.23             Fee
 12.03    28      NCCI    Countryside Atlanta                               1,013,938    1,000,388        1.23             Fee
  13      29       EHY    1800-1880 John F. Kennedy Boulevard               3,943,503    3,544,837        1.24             Fee
  14      30      JPMCB   Neiss Portfolio                                   3,419,193    3,226,198        1.19             Fee
 14.01  30.01             Asset Acceptance                                  2,586,563    2,418,563                         Fee
 14.02  30.02             Uniek                                               832,629      807,634                         Fee
  15      31      IXIS    Lodge at Balfour                                  2,422,220    2,393,895        1.25             Fee
  16      32       EHY    University Center                                 2,209,885    2,111,619        1.25             Fee
  17      33      IXIS    Fondren Southwest Village                         2,293,554    2,159,711        1.19             Fee
  18      34      IXIS    Bonneville Square                                 2,103,689    2,033,726        1.27             Fee
  19      35       PNC    Lodge at Sonterra                                 1,997,790    1,957,040        1.18             Fee
  20      36       EHY    Malcolm X Boulevard                               2,067,589    2,016,381        1.20             Fee
  21      37       AIG    Deerbrook Shopping Center                         1,917,948    1,808,208        1.15             Fee
  22      38      NCCI    Walter's Crossing                                 2,314,685    2,221,974        2.19             Fee
  23      39      JPMCB   Orange Grove Apartments                           1,850,130    1,751,130        1.20             Fee
  24      40      JPMCB   Keystone Industrial Park                          1,847,417    1,680,185        1.15             Fee
  25      41      JPMCB   Commerce Center I                                 1,730,375    1,556,800        1.20             Fee
  26      42      IXIS    Milanos Portfolio 2                               2,340,027    2,221,471        1.75             Fee
 26.01  42.01             Milridge                                          1,097,442    1,049,689                         Fee
 26.02  42.02             Lucerne                                             636,402      604,773                         Fee
 26.03  42.03             New Iona                                            457,928      425,940                         Fee
 26.04  42.04             Catarina                                            148,255      141,069                         Fee
  27      43      IXIS    901 Corporate Center Dr.                          1,441,785    1,298,815        1.11             Fee
  28      44       EHY    Southland Terrace Shopping Center                 1,581,419    1,451,678        1.25             Fee
  29      45      IXIS    Gladstone (Midwest)                               1,638,022    1,510,870        1.24           Various
 29.01  45.01             T-Mobile                                            965,420      912,873                      Leasehold
 29.02  45.02             Converting, Inc.                                    438,818      388,396                         Fee
 29.03  45.03             Metal Spinners - 800 Growth Pkwy                     72,389       64,594                         Fee
 29.04  45.04             Metal Spinners - 914 Wohlert St                      77,419       69,300                         Fee
 29.05  45.05             Metal Spinners - 802 East 11th St                    83,976       75,707                         Fee
  30      46      IXIS    11 West Division Street and Lakeside Towers       1,434,542    1,374,857        1.20             Fee
 30.01  46.01             11 West Division Street                             968,726      933,586                         Fee
 30.02  46.02             Lakeside Tower                                      465,816      441,271                         Fee
  31      47       AIG    Kingswood Plaza                                   1,698,761    1,584,888        1.55             Fee
  32      48      JPMCB   Villa Verde Apartments II                         1,161,903    1,118,015        1.10             Fee
  33      49      JPMCB   Briargrove Place                                  1,326,825    1,218,804        1.20             Fee
  34      50       EHY    Riverstone Apartments                             1,229,715    1,180,115        1.45             Fee
  35      51       PNC    Franklin Park at Cityview                         1,329,964    1,279,214        1.34             Fee
  36      52      JPMCB   Executive Tower                                   1,252,979    1,114,774        1.23             Fee
  37      53      JPMCB   Shoppes on Dean                                   1,145,555    1,092,689        1.20             Fee
  38      54      JPMCB   The Links at Citiside Apartments                  1,109,539    1,054,339        1.15             Fee
  39      55      NCCI    Rexford Business Center                           1,130,998    1,060,244        1.48             Fee
  40      56       EHY    Holiday Inn - Parsippany                          1,681,029    1,489,469        1.95             Fee
  41      57      JPMCB   The Plaza at Point Happy                            971,461      902,928        1.26             Fee
  42      58      JPMCB   Shoppes at Aksarben                                 937,569      899,069        1.18             Fee
  43      59       AIG    Fannie May Portfolio                              1,463,792    1,412,796        1.72             Fee
 43.01  59.01             TCF Bank 397                                                                                     Fee
 43.02  59.02             Fannie May Portfolio 240                                                                         Fee
 43.03  59.03             Wireless Giant 875                                                                               Fee
 43.04  59.04             Fannie May Portfolio 396                                                                         Fee
 43.05  59.05             SKP, Inc. 530                                                                                    Fee
 43.06  59.06             Fannie May Portfolio 277                                                                         Fee
 43.07  59.07             Grand Rapids Hospitality 880                                                                     Fee
 43.08  59.08             Fannie May Portfolio 894                                                                         Fee
 43.09  59.09             Fannie May Portfolio 203                                                                         Fee
 43.10  59.10             Fannie May Portfolio 208                                                                         Fee
 43.11  59.11             Fannie May Portfolio 239                                                                         Fee
 43.12  59.12             Fannie May Portfolio 201                                                                         Fee
 43.13  59.13             Fannie May Portfolio 448                                                                         Fee
 43.14  59.14             Z Amigos 895                                                                                     Fee
 43.15  59.15             Fannie May Portfolio 398                                                                         Fee
 43.16  59.16             Fannie May Portfolio 617                                                                         Fee
 43.17  59.17             Fannie May Portfolio 613                                                                         Fee
 43.18  59.18             Fannie May Portfolio 213                                                                         Fee
 43.19  59.19             Fannie May Portfolio 216                                                                         Fee
 43.20  59.20             Fannie May Portfolio 388                                                                         Fee
 43.21  59.21             Fannie May Portfolio 614                                                                         Fee
 43.22  59.22             Fannie May Portfolio 461                                                                         Fee
 43.23  59.23             Fannie May Portfolio 190                                                                         Fee
 43.24  59.24             Fannie May Portfolio 410                                                                         Fee
 43.25  59.25             Fannie May Portfolio 890                                                                         Fee
 43.26  59.26             Fannie May Portfolio 395                                                                         Fee
 43.27  59.27             Fannie May Portfolio 248                                                                         Fee
 43.28  59.28             Ice Cream Joe's 878                                                                              Fee
 43.29  59.29             Fannie May Portfolio 816                                                                         Fee
  44      60       PNC    Sycamore Apartments - Azusa                         944,993      914,493        1.23             Fee
  45      61      JPMCB   Phoenix Office Building                             992,838      894,741        1.22             Fee
  46      62       EHY    Walgreens & Pier 1 Imports                          744,568      731,061        1.20             Fee
  47      63       EHY    Eckerd Portfolio                                    919,747      905,200        1.10             Fee
 47.01  63.01             Vineland                                            554,786      546,829                         Fee
 47.02  63.02             Northfield                                          364,961      358,371                         Fee
  48      64       PNC    LeCota Office Park                                  961,466      836,750        1.23             Fee
  49      65      NCCI    South Towne Crossing                                896,554      849,932        1.75             Fee
  50      66      JPMCB   2350 Ravine Way                                     810,413      762,024        1.20             Fee
  51      67      JPMCB   Country Corner Shopping Center                      788,889      754,812        1.19             Fee
  52      68       EHY    Northland Mall                                      841,286      786,030        1.27             Fee
  53      69      JPMCB   Landerbrook Place                                   842,550      745,470        1.20             Fee
  54      70       EHY    Walney Business Center                              859,619      785,675        1.50             Fee
  55      71       PNC    Coronado Hills Shopping Center                      797,166      739,198        1.22             Fee
  56      72       PNC    Bennington Marine Office - Industrial Facility      931,516      846,105        1.34             Fee
  57      73       PNC    Comfort Inn - Brooklyn                            1,213,404    1,116,989        1.69             Fee
  58      74      JPMCB   Knobhill Apartments                                 844,264      797,296        1.38             Fee
  59      75       PNC    Cheyenne Woods Apartments                           767,524      717,124        1.29             Fee
  60      76      JPMCB   Hampden Villa Center                                753,600      685,311        1.22             Fee
  61      77       AIG    Schaumburg Retail Ground Leases                     689,211      681,326        1.20             Fee
  62      78      JPMCB   Mayhew Tech Center                                  667,450      618,716        1.16             Fee
  63      79      NCCI    Maple Tower Fashion Mart                            937,585      844,413        2.01             Fee
  64      80      NCCI    Sedona on Laurel Apartments                         577,108      563,608        1.29             Fee
  65      81       PNC    The Silverstein Institute                           707,879      663,752        1.34             Fee
  66      82       AIG    Casaloma Retail Center                              683,216      659,585        1.35             Fee
  67      83      NCCI    Holiday Inn - Research Park                       1,519,284    1,290,845        2.31             Fee
  68      84      JPMCB   Parkview Plaza                                      623,195      570,129        1.21             Fee
  69      85      JPMCB   Highland Plaza                                      664,722      599,752        1.30             Fee
  70      86       EHY    Bowie Gateway Medical Center                        630,831      577,548        1.26             Fee
  71      87      JPMCB   Harvey Oaks                                         559,325      504,294        1.18             Fee
  72      88       EHY    Best Western Leisure Inn                            791,721      700,334        1.46             Fee
  73      89       EHY    Milford Landing Shopping Center                     625,101      593,241        1.34             Fee
  74      90      NCCI    Village of La Casa del Sol                          816,200      738,950        1.63             Fee
  75      91       EHY    Wilmington on Drexel                                561,223      530,723        1.20             Fee
  76      92      JPMCB   EastPoint Business Center                           551,470      505,907        1.16             Fee
  77      93      NCCI    Park at Summerhill Apartments                       600,139      554,139        1.33             Fee
  78      94       EHY    Bayport One                                         619,803      519,564        1.25             Fee
  79      95      IXIS    Tonopah Office                                      519,704      499,069        1.20             Fee
  80      96       EHY    Lincoln Town Center                                 584,040      519,901        1.25             Fee
  81      97      JPMCB   Grape Vine Center                                   509,805      484,754        1.18             Fee
  82      98       AIG    Glengary Shopping Center                            579,087      502,988        1.22             Fee
  83      99      JPMCB   Fiesta Crossings SC                                 603,044      556,531        1.29             Fee
  84     100      JPMCB   United Plaza                                        528,322      489,205        1.21             Fee
  85     101      JPMCB   Orleans Business Park                               674,216      614,216        1.84             Fee
  86     102       PNC    Campbell Fair                                       528,963      494,586        1.28             Fee
  87     103      JPMCB   Donato Corporate Park                               510,441      472,532        1.27             Fee
  88     104      NCCI    Apache Junction Pool                                535,808      510,458        1.32             Fee
 88.01  104.01            Superstition Lookout                                                                             Fee
 88.02  104.02            Sierra Leone MHC                                                                                 Fee
 88.03  104.03            Ironwood MH & RV                                                                                 Fee
 88.04  104.04            Shiprock RV Resort                                                                               Fee
  89     105      NCCI    Palm Haven                                          480,176      466,676        1.24             Fee
  90     106       AIG    Petsmart                                            508,727      502,896        1.32             Fee
 90.01  106.01            Petsmart - LA                                       288,014      285,107                         Fee
 90.02  106.02            Petsmart - WA                                       220,713      217,789                         Fee
  91     107       AIG    1639 Walnut                                         643,990      581,430        1.57             Fee
  92     108      JPMCB   Woodstock Square Shopping Center                    475,069      422,247        1.15             Fee
  93     109      NCCI    120-124 Enterprise Avenue                           643,384      614,947        1.69             Fee
  94     110      JPMCB   Eastpoint Business Park                             665,067      644,817        1.68             Fee
  95     111      JPMCB   Red Bank Medical                                    522,533      449,778        1.21             Fee
  96     112       EHY    Midland Plaza                                       484,842      442,977        1.22             Fee
  97     113      IXIS    8441 Melrose Place                                  434,190      431,020        1.16             Fee
  98     114       PNC    Durham Plaza                                        469,597      449,084        1.26             Fee
  99     115      JPMCB   Liberty Plaza                                       475,592      426,040        1.22             Fee
  100    116       EHY    Vincennes Apartments                                402,013      389,513        1.23             Fee
  101    117      IXIS    Days Inn Dover                                      636,071      558,022        1.41             Fee
  102    118       AIG    Wellbridge Athletic Center                          608,468      603,398        1.43             Fee
  103    119      IXIS    Bermuda Palms                                       421,456      412,206        1.22             Fee
  104    120       AIG    Baybrook Office Park                                496,619      407,671        1.22             Fee
  105    121      JPMCB   Foothill Village                                    501,260      471,472        1.43             Fee
  106    122       PNC    AmericInn Hotel & Suites                            581,332      517,511        1.40             Fee
  107    123      JPMCB   Fairfield Inn & Suites                              692,769      603,859        1.54             Fee
  108    124       EHY    3 Maryland Circle                                   424,026      404,526        1.27             Fee
  109    125      IXIS    La Quinta Ridge                                     376,639      369,089        1.20             Fee
  110    126       PNC    AmericInn Hotel & Suites                            594,055      531,290        1.54             Fee
  111    127      JPMCB   Orleans Business Park II                            493,516      451,016        1.71             Fee
  112    128      JPMCB   Round Rock Towne Center                             538,909      495,397        1.35             Fee
  113    129       PNC    Hartland Apartments                                 407,998      401,248        1.38             Fee
  114    130      NCCI    Royal Highlander MHC                                630,691      616,641        2.08             Fee
  115    131       AIG    Tomball Marketplace                                 395,374      369,184        1.31             Fee
  116    132       PNC    New Martinsville Plaza                              429,621      367,854        1.20             Fee
  117    133       EHY    Heritage Court Apartments                           357,206      337,838        1.25             Fee
  118    134      JPMCB   Hampton Inn - Starkville, MS                        519,280      462,206        1.57             Fee
  119    135       PNC    Landmark Building                                   391,652      339,058        1.29             Fee
  120    136      IXIS    Bowler Plaza                                        420,341      400,096        1.59             Fee
  121    137      JPMCB   Century Boulevard                                   314,223      291,638        1.23             Fee
  122    138       PNC    Woods Edge Apartments                               310,597      295,427        1.20             Fee
  123    139      IXIS    Forest Oaks Plaza 1                                 341,668      322,684        1.31             Fee
  124    140      JPMCB   Emmorton Professional Building                      308,258      286,479        1.21             Fee
  125    141      JPMCB   Rodes Building                                      316,510      299,475        1.21             Fee
  126    142      IXIS    Spring Meadows Apartments                           435,996      404,193        1.71             Fee
  127    143       EHY    Woodberry Plaza                                     251,674      211,795        1.23             Fee
  128    144       EHY    Beaver Pond Center                                  297,947      277,537        1.24             Fee
  129    145       PNC    Plaza 3001                                          310,831      283,066        1.28             Fee
  130    146      JPMCB   Ramada Inn - Tampa                                  447,642      364,638        1.35             Fee
  131    147      JPMCB   Storage Solutions                                   286,601      276,081        1.21             Fee
  132    148       PNC    The Port Apartments                                 307,841      269,441        1.23             Fee
  133    149       EHY    Memphis Retail Portfolio                            333,010      295,612        1.38             Fee
133.01  149.01            Appling Ridge                                       144,046      129,726                         Fee
133.02  149.02            Spa Plaza                                           188,965      165,886                         Fee
  134    150       PNC    Colorado Rosemead Plaza                             240,203      231,461        1.21             Fee
  135    151       PNC    Battlefield Business Park                           441,921      401,407        2.60             Fee
  136    152      JPMCB   30 East Hoffman Avenue                              490,165      455,980        2.04             Fee
  137    153      NCCI    Ken Caryl Retail Center                             220,482      212,982        1.19             Fee
  138    154      JPMCB   Garfield Place                                      299,977      269,165        1.51             Fee
  139    155      JPMCB   Tucker Street Apartments                            200,109      175,109        1.24             Fee
  140    156      NCCI    Quality Inn and Suites                              288,311      246,263        1.54             Fee
  141    157      IXIS    9775-77 Santa Monica Blvd.                          163,039      160,897        1.16             Fee
  142    158      NCCI    Haddam Self Storage                                 155,272      151,822        1.23             Fee
  143    159       PNC    1722 General George Patton                          135,354      124,890        1.28             Fee
  144    160      NCCI    CSH 1st Security Storage Davenport                  270,213      264,174        2.88             Fee
  145    161      NCCI    Lido MHP                                             96,357       93,657        1.26             Fee
  146    162      NCCI    CSH - 1st Security Self storage Avon Park           231,583      225,929        2.97             Fee
  147    163      NCCI    CSH B & B Stor With Us                              131,207      127,773        1.88             Fee
  148    164       PNC    6704 W. 121st Street                                 83,023       75,557        1.39             Fee
  149    165       PNC    TGIFriday's                                         120,050      120,050        1.96             Fee

                                                                                                    UPFRONT ESCROW(12)
                                                                                      ----------------------------------------------
ANNEX                                                                                 UPFRONT CAPEX   UPFRONT ENGIN.  UPFRONT ENVIR.
 ID #   LOAN #   SELLER   PROPERTY NAME                                      PML %      RESERVE ($)      RESERVE ($)     RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                            15.0                 0                0               0
   2      2       JPMCB   53 State Street                                                         0                0               0
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio             Various               0                0               0
 3.01    3.01             Quantum Business Park                              15.0
 3.02    3.02             Maude 4-7                                          14.0
 3.03    3.03             Milpitas Business Park                             25.0
 3.04    3.04             Marriot                                            19.0
 3.05    3.05             Park Square Phase I and Phase II                   23.0
 3.06    3.06             Jay 1-6/Olcott                                     19.0
 3.07    3.07             North Pointe Business Park                         17.0
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                   17.0-28.0
 3.09    3.09             Orchard Park                                       21.0
 3.10    3.10             Peery Park I                                     19.0-25.0
 3.11    3.11             Mountain View Properties                         14.0-26.0
 3.12    3.12             Walsh 1-8                                          25.0
 3.13    3.13             Peery Park II                                    19.0-25.0
 3.14    3.14             Macara A&B                                         13.0
 3.15    3.15             Zanker/Brokaw                                      19.0
 3.16    3.16             Guadalupe A-C                                      24.0
 3.17    3.17             Peery Park Biotech                               20.0-25.0
 3.18    3.18             Great America Parkway A-C                          24.0
   4      4       NCCI    Gas Company Tower                                  18.0                 0           35,500           3,750
   5      5        EHY    Burbank Town Center                                18.0                 0           84,094               0
   6      6        EHY    Tysons Galleria                                                         0                0               0
   7              JPMCB   Colony III Portfolio                                                    0                0               0
 7.01     7       JPMCB   Copley Corporate Center                            12.0                 0                0               0
 7.02     8       JPMCB   Memphis Distribution Center                                             0                0               0
 7.03     9       JPMCB   St. Louis Industrial Portfolio                                          0                0               0
 7.04     10      JPMCB   155 Pfingsten Road                                                      0                0               0
 7.05     11      JPMCB   Woodland Rose                                                           0                0               0
 7.06     12      JPMCB   McKesson Facility                                                       0                0               0
 7.07     13      JPMCB   Flotilla                                           23.0                 0                0               0
 7.08     14      JPMCB   4550 Spring Valley Road                                                 0                0               0
 7.09     15      JPMCB   Perimeter Park                                                          0                0               0
 7.10     16      JPMCB   10351 Home Road                                                         0                0               0
 7.11     17      JPMCB   815 South Coppell Road                                                  0                0               0
 7.12     18      JPMCB   13524 Welch Road                                                        0                0               0
 7.13     19      JPMCB   1130 West Jackson Road                                                  0                0               0
 7.14     20      JPMCB   4600 Simonton Road                                                      0                0               0
 7.15     21      JPMCB   Slawin Court                                                            0                0               0
   8      22      JPMCB   CNL/Welsh Portfolio                                                     0           23,875         370,000
 8.01   22.01             Fingerhut Distribution Facility
 8.02   22.02             Leedsworld
 8.03   22.03             GMR Marketing
 8.04   22.04             HK Systems
 8.05   22.05             SuperStock
 8.06   22.06             Navarre Corporation
 8.07   22.07             Riviera Tool Company
 8.08   22.08             Midland Containers
 8.09   22.09             ADS Logistics - IN
 8.10   22.10             Jenkins Manufacturing Company
 8.11   22.11             Olsen Engineering LLC
 8.12   22.12             Core Systems
 8.13   22.13             ADS Logistics - NC
   9      23      JPMCB   Foothills Mall                                                          0                0               0
  10      24      IXIS    Marriott Monterey                                  15.0                 0                0               0
  11      25      JPMCB   Stevens Center Business Park                                            0                0               0
  12              NCCI    Sun Community Portfolio                                                 0                0               0
 12.01    26      NCCI    Sun Villa Estates                                  12.0                 0                0               0
 12.02    27      NCCI    Countryside of Lake Lanier                                              0                0               0
 12.03    28      NCCI    Countryside Atlanta                                                     0                0               0
  13      29       EHY    1800-1880 John F. Kennedy Boulevard                                     0            8,487               0
  14      30      JPMCB   Neiss Portfolio                                                         0                0               0
 14.01  30.01             Asset Acceptance
 14.02  30.02             Uniek
  15      31      IXIS    Lodge at Balfour                                                        0                0               0
  16      32       EHY    University Center                                                   1,575           18,750               0
  17      33      IXIS    Fondren Southwest Village                                               0                0               0
  18      34      IXIS    Bonneville Square                                                       0                0               0
  19      35       PNC    Lodge at Sonterra                                                       0          450,000               0
  20      36       EHY    Malcolm X Boulevard                                                   766                0               0
  21      37       AIG    Deerbrook Shopping Center                                               0                0               0
  22      38      NCCI    Walter's Crossing                                                       0                0               0
  23      39      JPMCB   Orange Grove Apartments                                                 0            5,438               0
  24      40      JPMCB   Keystone Industrial Park                                                0                0               0
  25      41      JPMCB   Commerce Center I                                                       0                0               0
  26      42      IXIS    Milanos Portfolio 2                                                     0            9,375         164,375
 26.01  42.01             Milridge
 26.02  42.02             Lucerne
 26.03  42.03             New Iona
 26.04  42.04             Catarina
  27      43      IXIS    901 Corporate Center Dr.                           16.0                 0                0               0
  28      44       EHY    Southland Terrace Shopping Center                                   2,753                0               0
  29      45      IXIS    Gladstone (Midwest)                                                     0                0               0
 29.01  45.01             T-Mobile
 29.02  45.02             Converting, Inc.
 29.03  45.03             Metal Spinners - 800 Growth Pkwy
 29.04  45.04             Metal Spinners - 914 Wohlert St
 29.05  45.05             Metal Spinners - 802 East 11th St
  30      46      IXIS    11 West Division Street and Lakeside Towers                             0          639,375               0
 30.01  46.01             11 West Division Street
 30.02  46.02             Lakeside Tower
  31      47       AIG    Kingswood Plaza                                                         0            7,500               0
  32      48      JPMCB   Villa Verde Apartments II                          19.0                 0            6,450               0
  33      49      JPMCB   Briargrove Place                                                        0                0               0
  34      50       EHY    Riverstone Apartments                                             265,758           13,375               0
  35      51       PNC    Franklin Park at Cityview                                         200,000                0               0
  36      52      JPMCB   Executive Tower                                                         0                0               0
  37      53      JPMCB   Shoppes on Dean                                                         0                0               0
  38      54      JPMCB   The Links at Citiside Apartments                                        0                0               0
  39      55      NCCI    Rexford Business Center                            15.0                 0                0               0
  40      56       EHY    Holiday Inn - Parsippany                                                0                0               0
  41      57      JPMCB   The Plaza at Point Happy                           12.0                 0          187,000               0
  42      58      JPMCB   Shoppes at Aksarben                                                     0                0               0
  43      59       AIG    Fannie May Portfolio                                                    0                0               0
 43.01  59.01             TCF Bank 397
 43.02  59.02             Fannie May Portfolio 240
 43.03  59.03             Wireless Giant 875
 43.04  59.04             Fannie May Portfolio 396
 43.05  59.05             SKP, Inc. 530
 43.06  59.06             Fannie May Portfolio 277
 43.07  59.07             Grand Rapids Hospitality 880
 43.08  59.08             Fannie May Portfolio 894
 43.09  59.09             Fannie May Portfolio 203
 43.10  59.10             Fannie May Portfolio 208
 43.11  59.11             Fannie May Portfolio 239
 43.12  59.12             Fannie May Portfolio 201
 43.13  59.13             Fannie May Portfolio 448
 43.14  59.14             Z Amigos 895
 43.15  59.15             Fannie May Portfolio 398
 43.16  59.16             Fannie May Portfolio 617
 43.17  59.17             Fannie May Portfolio 613
 43.18  59.18             Fannie May Portfolio 213
 43.19  59.19             Fannie May Portfolio 216
 43.20  59.20             Fannie May Portfolio 388
 43.21  59.21             Fannie May Portfolio 614
 43.22  59.22             Fannie May Portfolio 461
 43.23  59.23             Fannie May Portfolio 190
 43.24  59.24             Fannie May Portfolio 410
 43.25  59.25             Fannie May Portfolio 890
 43.26  59.26             Fannie May Portfolio 395
 43.27  59.27             Fannie May Portfolio 248
 43.28  59.28             Ice Cream Joe's 878
 43.29  59.29             Fannie May Portfolio 816
  44      60       PNC    Sycamore Apartments - Azusa                        15.0                 0           93,826               0
  45      61      JPMCB   Phoenix Office Building                                                 0                0               0
  46      62       EHY    Walgreens & Pier 1 Imports                                            306            9,375               0
  47      63       EHY    Eckerd Portfolio                                                      428                0               0
 47.01  63.01             Vineland
 47.02  63.02             Northfield
  48      64       PNC    LeCota Office Park                                                100,000                0               0
  49      65      NCCI    South Towne Crossing                                                    0                0               0
  50      66      JPMCB   2350 Ravine Way                                                         0                0               0
  51      67      JPMCB   Country Corner Shopping Center                      6.0                 0           24,750               0
  52      68       EHY    Northland Mall                                                      2,662           32,000               0
  53      69      JPMCB   Landerbrook Place                                                       0            4,500               0
  54      70       EHY    Walney Business Center                                                  0                0               0
  55      71       PNC    Coronado Hills Shopping Center                                          0                0          50,000
  56      72       PNC    Bennington Marine Office - Industrial Facility                          0                0               0
  57      73       PNC    Comfort Inn - Brooklyn                                                  0                0               0
  58      74      JPMCB   Knobhill Apartments                                                     0                0               0
  59      75       PNC    Cheyenne Woods Apartments                                               0           56,250               0
  60      76      JPMCB   Hampden Villa Center                                                    0           81,909               0
  61      77       AIG    Schaumburg Retail Ground Leases                                         0                0               0
  62      78      JPMCB   Mayhew Tech Center                                 16.0           144,140                0               0
  63      79      NCCI    Maple Tower Fashion Mart                           27.0                 0           22,094               0
  64      80      NCCI    Sedona on Laurel Apartments                        18.0                 0            2,000               0
  65      81       PNC    The Silverstein Institute                                               0                0               0
  66      82       AIG    Casaloma Retail Center                                                  0                0               0
  67      83      NCCI    Holiday Inn - Research Park                                             0                0               0
  68      84      JPMCB   Parkview Plaza                                                          0            3,188               0
  69      85      JPMCB   Highland Plaza                                                          0                0               0
  70      86       EHY    Bowie Gateway Medical Center                                          457           12,172               0
  71      87      JPMCB   Harvey Oaks                                                             0                0          46,580
  72      88       EHY    Best Western Leisure Inn                                                0            8,050               0
  73      89       EHY    Milford Landing Shopping Center                                         0                0               0
  74      90      NCCI    Village of La Casa del Sol                                              0                0               0
  75      91       EHY    Wilmington on Drexel                                                2,542                0               0
  76      92      JPMCB   EastPoint Business Center                                          17,901           14,939               0
  77      93      NCCI    Park at Summerhill Apartments                                           0          164,674               0
  78      94       EHY    Bayport One                                                         1,346                0               0
  79      95      IXIS    Tonopah Office                                                          0                0               0
  80      96       EHY    Lincoln Town Center                                                     0           13,500               0
  81      97      JPMCB   Grape Vine Center                                                       0                0               0
  82      98       AIG    Glengary Shopping Center                                                0                0               0
  83      99      JPMCB   Fiesta Crossings SC                                                     0                0               0
  84     100      JPMCB   United Plaza                                                            0           10,625               0
  85     101      JPMCB   Orleans Business Park                              18.0                 0                0               0
  86     102       PNC    Campbell Fair                                                           0          146,661               0
  87     103      JPMCB   Donato Corporate Park                                                   0                0               0
  88     104      NCCI    Apache Junction Pool                                                    0                0               0
 88.01  104.01            Superstition Lookout
 88.02  104.02            Sierra Leone MHC
 88.03  104.03            Ironwood MH & RV
 88.04  104.04            Shiprock RV Resort
  89     105      NCCI    Palm Haven                                                              0                0               0
  90     106       AIG    Petsmart                                                                0           52,500               0
 90.01  106.01            Petsmart - LA
 90.02  106.02            Petsmart - WA
  91     107       AIG    1639 Walnut                                                             0                0               0
  92     108      JPMCB   Woodstock Square Shopping Center                                   50,000                0               0
  93     109      NCCI    120-124 Enterprise Avenue                                               0           25,938               0
  94     110      JPMCB   Eastpoint Business Park                                                 0                0               0
  95     111      JPMCB   Red Bank Medical                                                        0                0               0
  96     112       EHY    Midland Plaza                                                       1,609            1,875               0
  97     113      IXIS    8441 Melrose Place                                 18.0                 0                0           1,250
  98     114       PNC    Durham Plaza                                                            0                0               0
  99     115      JPMCB   Liberty Plaza                                                           0                0               0
  100    116       EHY    Vincennes Apartments                               19.0                 0                0               0
  101    117      IXIS    Days Inn Dover                                                          0            1,500               0
  102    118       AIG    Wellbridge Athletic Center                                              0                0               0
  103    119      IXIS    Bermuda Palms                                      17.0                 0            2,688           1,700
  104    120       AIG    Baybrook Office Park                                                    0                0               0
  105    121      JPMCB   Foothill Village                                   12.0                 0                0               0
  106    122       PNC    AmericInn Hotel & Suites                                                0                0               0
  107    123      JPMCB   Fairfield Inn & Suites                                                  0                0               0
  108    124       EHY    3 Maryland Circle                                                   1,625                0               0
  109    125      IXIS    La Quinta Ridge                                    16.0                 0                0           1,700
  110    126       PNC    AmericInn Hotel & Suites                                                0                0               0
  111    127      JPMCB   Orleans Business Park II                           18.0                 0                0               0
  112    128      JPMCB   Round Rock Towne Center                                                 0                0               0
  113    129       PNC    Hartland Apartments                                15.0                 0                0               0
  114    130      NCCI    Royal Highlander MHC                                                    0                0               0
  115    131       AIG    Tomball Marketplace                                                     0                0               0
  116    132       PNC    New Martinsville Plaza                                                  0              990               0
  117    133       EHY    Heritage Court Apartments                                               0           70,000               0
  118    134      JPMCB   Hampton Inn - Starkville, MS                                            0           46,233               0
  119    135       PNC    Landmark Building                                                       0                0               0
  120    136      IXIS    Bowler Plaza                                                            0              625               0
  121    137      JPMCB   Century Boulevard                                                       0                0               0
  122    138       PNC    Woods Edge Apartments                                                   0                0               0
  123    139      IXIS    Forest Oaks Plaza 1                                                     0                0               0
  124    140      JPMCB   Emmorton Professional Building                                          0                0               0
  125    141      JPMCB   Rodes Building                                                          0                0               0
  126    142      IXIS    Spring Meadows Apartments                                               0                0          13,750
  127    143       EHY    Woodberry Plaza                                                         0           19,063               0
  128    144       EHY    Beaver Pond Center                                                    543                0               0
  129    145       PNC    Plaza 3001                                                              0                0               0
  130    146      JPMCB   Ramada Inn - Tampa                                                      0           18,250               0
  131    147      JPMCB   Storage Solutions                                                       0            1,000               0
  132    148       PNC    The Port Apartments                                                     0           81,455               0
  133    149       EHY    Memphis Retail Portfolio                                                0                0               0
133.01  149.01            Appling Ridge
133.02  149.02            Spa Plaza
  134    150       PNC    Colorado Rosemead Plaza                            16.0                 0                0               0
  135    151       PNC    Battlefield Business Park                                               0                0               0
  136    152      JPMCB   30 East Hoffman Avenue                                                  0          153,938               0
  137    153      NCCI    Ken Caryl Retail Center                                                 0                0               0
  138    154      JPMCB   Garfield Place                                                          0                0               0
  139    155      JPMCB   Tucker Street Apartments                                                0            5,000               0
  140    156      NCCI    Quality Inn and Suites                                                  0           10,875               0
  141    157      IXIS    9775-77 Santa Monica Blvd.                         15.0                 0                0             625
  142    158      NCCI    Haddam Self Storage                                                     0            1,250               0
  143    159       PNC    1722 General George Patton                                              0                0               0
  144    160      NCCI    CSH 1st Security Storage Davenport                                      0           10,000               0
  145    161      NCCI    Lido MHP                                           14.0                 0            3,750               0
  146    162      NCCI    CSH - 1st Security Self storage Avon Park                               0                0               0
  147    163      NCCI    CSH B & B Stor With Us                                                  0                0               0
  148    164       PNC    6704 W. 121st Street                                                    0                0               0
  149    165       PNC    TGIFriday's                                                             0                0               0

                                                                                              UPFRONT ESCROW(12)
                                                                          ----------------------------------------------------------
ANNEX                                                                     UPFRONT TI/LC   UPFRONT RE TAX  UPFRONT INS. UPFRONT OTHER
 ID #   LOAN #  SELLER   PROPERTY NAME                                      RESERVE ($)      RESERVE ($)   RESERVE ($)   RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

   1      1      IXIS    Park La Brea Apartments                                     0        1,582,063       247,213              0
   2      2      JPMCB   53 State Street                                     7,655,074                0             0              0
   3      3      JPMCB   RREEF Silicon Valley Office Portfolio                       0                0             0              0
 3.01    3.01            Quantum Business Park
 3.02    3.02            Maude 4-7
 3.03    3.03            Milpitas Business Park
 3.04    3.04            Marriot
 3.05    3.05            Park Square Phase I and Phase II
 3.06    3.06            Jay 1-6/Olcott
 3.07    3.07            North Pointe Business Park
 3.08    3.08            Sunnyvale/Santa Clara/San Jose
 3.09    3.09            Orchard Park
 3.10    3.10            Peery Park I
 3.11    3.11            Mountain View Properties
 3.12    3.12            Walsh 1-8
 3.13    3.13            Peery Park II
 3.14    3.14            Macara A&B
 3.15    3.15            Zanker/Brokaw
 3.16    3.16            Guadalupe A-C
 3.17    3.17            Peery Park Biotech
 3.18    3.18            Great America Parkway A-C
   4      4      NCCI    Gas Company Tower                                   4,500,000        2,029,336       288,260              0
   5      5       EHY    Burbank Town Center                                 3,878,634          488,239             0     10,000,000
   6      6       EHY    Tysons Galleria                                             0                0             0              0
   7             JPMCB   Colony III Portfolio                                        0                0             0              0
 7.01     7      JPMCB   Copley Corporate Center                                     0                0             0              0
 7.02     8      JPMCB   Memphis Distribution Center                                 0                0             0              0
 7.03     9      JPMCB   St. Louis Industrial Portfolio                              0                0             0              0
 7.04     10     JPMCB   155 Pfingsten Road                                          0                0             0              0
 7.05     11     JPMCB   Woodland Rose                                               0                0             0              0
 7.06     12     JPMCB   McKesson Facility                                           0                0             0              0
 7.07     13     JPMCB   Flotilla                                                    0                0             0              0
 7.08     14     JPMCB   4550 Spring Valley Road                                     0                0             0              0
 7.09     15     JPMCB   Perimeter Park                                              0                0             0              0
 7.10     16     JPMCB   10351 Home Road                                             0                0             0              0
 7.11     17     JPMCB   815 South Coppell Road                                      0                0             0              0
 7.12     18     JPMCB   13524 Welch Road                                            0                0             0              0
 7.13     19     JPMCB   1130 West Jackson Road                                      0                0             0              0
 7.14     20     JPMCB   4600 Simonton Road                                          0                0             0              0
 7.15     21     JPMCB   Slawin Court                                                0                0             0              0
   8      22     JPMCB   CNL/Welsh Portfolio                                   708,000                0             0              0
 8.01   22.01            Fingerhut Distribution Facility
 8.02   22.02            Leedsworld
 8.03   22.03            GMR Marketing
 8.04   22.04            HK Systems
 8.05   22.05            SuperStock
 8.06   22.06            Navarre Corporation
 8.07   22.07            Riviera Tool Company
 8.08   22.08            Midland Containers
 8.09   22.09            ADS Logistics - IN
 8.10   22.10            Jenkins Manufacturing Company
 8.11   22.11            Olsen Engineering LLC
 8.12   22.12            Core Systems
 8.13   22.13            ADS Logistics - NC
   9      23     JPMCB   Foothills Mall                                              0                0             0              0
  10      24     IXIS    Marriott Monterey                                           0                0             0              0
  11      25     JPMCB   Stevens Center Business Park                        2,283,000          244,962        24,561              0
  12             NCCI    Sun Community Portfolio                                     0          174,055             0              0
 12.01    26     NCCI    Sun Villa Estates                                           0           40,630             0              0
 12.02    27     NCCI    Countryside of Lake Lanier                                  0           56,097             0              0
 12.03    28     NCCI    Countryside Atlanta                                         0           77,327             0              0
  13      29      EHY    1800-1880 John F. Kennedy Boulevard                 1,000,000          452,808        24,506        235,767
  14      30     JPMCB   Neiss Portfolio                                             0                0             0              0
 14.01  30.01            Asset Acceptance
 14.02  30.02            Uniek
  15      31     IXIS    Lodge at Balfour                                            0           49,354        49,366              0
  16      32      EHY    University Center                                      25,000           91,545        35,942        187,185
  17      33     IXIS    Fondren Southwest Village                             451,994          213,560        19,378         10,500
  18      34     IXIS    Bonneville Square                                           0           62,903         5,861              0
  19      35      PNC    Lodge at Sonterra                                           0          474,967        69,328        400,000
  20      36      EHY    Malcolm X Boulevard                                     4,087            9,918         4,474              0
  21      37      AIG    Deerbrook Shopping Center                               9,500          263,889         4,412              0
  22      38     NCCI    Walter's Crossing                                           0                0             0              0
  23      39     JPMCB   Orange Grove Apartments                                     0           33,467        17,437              0
  24      40     JPMCB   Keystone Industrial Park                              114,000          174,475        32,332              0
  25      41     JPMCB   Commerce Center I                                     100,000                0             0              0
  26      42     IXIS    Milanos Portfolio 2                                         0          100,276        44,390              0
 26.01  42.01            Milridge
 26.02  42.02            Lucerne
 26.03  42.03            New Iona
 26.04  42.04            Catarina
  27      43     IXIS    901 Corporate Center Dr.                                    0          153,241        22,679              0
  28      44      EHY    Southland Terrace Shopping Center                     131,250          121,241        57,723         96,804
  29      45     IXIS    Gladstone (Midwest)                                         0                0             0              0
 29.01  45.01            T-Mobile
 29.02  45.02            Converting, Inc.
 29.03  45.03            Metal Spinners - 800 Growth Pkwy
 29.04  45.04            Metal Spinners - 914 Wohlert St
 29.05  45.05            Metal Spinners - 802 East 11th St
  30      46     IXIS    11 West Division Street and Lakeside Towers                 0                0             0              0
 30.01  46.01            11 West Division Street
 30.02  46.02            Lakeside Tower
  31      47      AIG    Kingswood Plaza                                             0           16,112         7,212              0
  32      48     JPMCB   Villa Verde Apartments II                                   0           80,138         3,791              0
  33      49     JPMCB   Briargrove Place                                            0          235,716        35,872              0
  34      50      EHY    Riverstone Apartments                                       0          384,746        25,966              0
  35      51      PNC    Franklin Park at Cityview                                   0          394,888        39,067              0
  36      52     JPMCB   Executive Tower                                       300,000                0             0              0
  37      53     JPMCB   Shoppes on Dean                                       360,429           40,551             0              0
  38      54     JPMCB   The Links at Citiside Apartments                            0          122,224        10,140              0
  39      55     NCCI    Rexford Business Center                                     0           81,652        14,906              0
  40      56      EHY    Holiday Inn - Parsippany                                    0           71,202        65,890              0
  41      57     JPMCB   The Plaza at Point Happy                              128,488                0             0              0
  42      58     JPMCB   Shoppes at Aksarben                                         0           13,953             0              0
  43      59      AIG    Fannie May Portfolio                                        0          215,354             0              0
 43.01  59.01            TCF Bank 397
 43.02  59.02            Fannie May Portfolio 240
 43.03  59.03            Wireless Giant 875
 43.04  59.04            Fannie May Portfolio 396
 43.05  59.05            SKP, Inc. 530
 43.06  59.06            Fannie May Portfolio 277
 43.07  59.07            Grand Rapids Hospitality 880
 43.08  59.08            Fannie May Portfolio 894
 43.09  59.09            Fannie May Portfolio 203
 43.10  59.10            Fannie May Portfolio 208
 43.11  59.11            Fannie May Portfolio 239
 43.12  59.12            Fannie May Portfolio 201
 43.13  59.13            Fannie May Portfolio 448
 43.14  59.14            Z Amigos 895
 43.15  59.15            Fannie May Portfolio 398
 43.16  59.16            Fannie May Portfolio 617
 43.17  59.17            Fannie May Portfolio 613
 43.18  59.18            Fannie May Portfolio 213
 43.19  59.19            Fannie May Portfolio 216
 43.20  59.20            Fannie May Portfolio 388
 43.21  59.21            Fannie May Portfolio 614
 43.22  59.22            Fannie May Portfolio 461
 43.23  59.23            Fannie May Portfolio 190
 43.24  59.24            Fannie May Portfolio 410
 43.25  59.25            Fannie May Portfolio 890
 43.26  59.26            Fannie May Portfolio 395
 43.27  59.27            Fannie May Portfolio 248
 43.28  59.28            Ice Cream Joe's 878
 43.29  59.29            Fannie May Portfolio 816
  44      60      PNC    Sycamore Apartments - Azusa                                 0           53,830         9,714              0
  45      61     JPMCB   Phoenix Office Building                                     0          183,985        10,928              0
  46      62      EHY    Walgreens & Pier 1 Imports                            101,531                0         2,752              0
  47      63      EHY    Eckerd Portfolio                                          784                0           148              0
 47.01  63.01            Vineland
 47.02  63.02            Northfield
  48      64      PNC    LeCota Office Park                                    200,000           97,250         2,241              0
  49      65     NCCI    South Towne Crossing                                        0                0             0              0
  50      66     JPMCB   2350 Ravine Way                                             0           18,731         2,479              0
  51      67     JPMCB   Country Corner Shopping Center                              0           57,413         4,625              0
  52      68      EHY    Northland Mall                                        129,167          120,317        21,258              0
  53      69     JPMCB   Landerbrook Place                                     400,000           35,832        16,853              0
  54      70      EHY    Walney Business Center                                 60,000           35,299           959        290,000
  55      71      PNC    Coronado Hills Shopping Center                              0          191,801        11,928              0
  56      72      PNC    Bennington Marine Office - Industrial Facility              0           72,000        12,565              0
  57      73      PNC    Comfort Inn - Brooklyn                                      0            1,268        27,479        100,000
  58      74     JPMCB   Knobhill Apartments                                         0           20,055        37,663              0
  59      75      PNC    Cheyenne Woods Apartments                                   0           26,955        16,233        400,000
  60      76     JPMCB   Hampden Villa Center                                  135,000           58,848         4,261         61,160
  61      77      AIG    Schaumburg Retail Ground Leases                             0           28,000             0         75,000
  62      78     JPMCB   Mayhew Tech Center                                    370,860           35,150         2,306              0
  63      79     NCCI    Maple Tower Fashion Mart                                    0                0             0              0
  64      80     NCCI    Sedona on Laurel Apartments                                 0           55,188        12,018         13,688
  65      81      PNC    The Silverstein Institute                                   0           94,292         7,265              0
  66      82      AIG    Casaloma Retail Center                                      0           13,402         9,705              0
  67      83     NCCI    Holiday Inn - Research Park                                 0                0             0        900,000
  68      84     JPMCB   Parkview Plaza                                              0          120,247         2,646              0
  69      85     JPMCB   Highland Plaza                                              0           10,015         9,250              0
  70      86      EHY    Bowie Gateway Medical Center                                0           30,781         4,699         60,000
  71      87     JPMCB   Harvey Oaks                                            50,000            9,234             0              0
  72      88      EHY    Best Western Leisure Inn                                    0           29,822        20,867              0
  73      89      EHY    Milford Landing Shopping Center                        50,000           33,825         4,694        400,000
  74      90     NCCI    Village of La Casa del Sol                                  0           41,047         7,272        200,000
  75      91      EHY    Wilmington on Drexel                                        0           33,231        13,771        450,000
  76      92     JPMCB   EastPoint Business Center                             200,000           65,471         3,463              0
  77      93     NCCI    Park at Summerhill Apartments                               0           60,186         4,772              0
  78      94      EHY    Bayport One                                           314,167           15,286        18,589              0
  79      95     IXIS    Tonopah Office                                              0            3,977         1,366              0
  80      96      EHY    Lincoln Town Center                                         0           37,188        13,966              0
  81      97     JPMCB   Grape Vine Center                                      70,000           60,003         7,905         18,413
  82      98      AIG    Glengary Shopping Center                                    0           44,484        11,768              0
  83      99     JPMCB   Fiesta Crossings SC                                         0           30,217        16,193              0
  84     100     JPMCB   United Plaza                                                0           72,419         8,115              0
  85     101     JPMCB   Orleans Business Park                                       0           23,689         5,867              0
  86     102      PNC    Campbell Fair                                               0           53,300         8,821              0
  87     103     JPMCB   Donato Corporate Park                                       0            4,163        12,555              0
  88     104     NCCI    Apache Junction Pool                                        0           24,529         9,330         32,857
 88.01  104.01           Superstition Lookout
 88.02  104.02           Sierra Leone MHC
 88.03  104.03           Ironwood MH & RV
 88.04  104.04           Shiprock RV Resort
  89     105     NCCI    Palm Haven                                                  0           88,091        17,312          3,483
  90     106      AIG    Petsmart                                                    0                0             0              0
 90.01  106.01           Petsmart - LA
 90.02  106.02           Petsmart - WA
  91     107      AIG    1639 Walnut                                           100,000           14,119         3,890              0
  92     108     JPMCB   Woodstock Square Shopping Center                            0           16,068         6,719              0
  93     109     NCCI    120-124 Enterprise Avenue                                   0                0             0              0
  94     110     JPMCB   Eastpoint Business Park                                     0           56,513         5,127              0
  95     111     JPMCB   Red Bank Medical                                      150,000           22,546         3,558              0
  96     112      EHY    Midland Plaza                                         102,917           70,110        11,055          4,417
  97     113     IXIS    8441 Melrose Place                                          0           25,475         2,088              0
  98     114      PNC    Durham Plaza                                          704,622           30,622         9,215              0
  99     115     JPMCB   Liberty Plaza                                               0            6,895         4,300              0
  100    116      EHY    Vincennes Apartments                                        0           23,152         8,928        116,400
  101    117     IXIS    Days Inn Dover                                              0            6,160        29,369              0
  102    118      AIG    Wellbridge Athletic Center                                  0                0             0              0
  103    119     IXIS    Bermuda Palms                                               0           57,453         2,549              0
  104    120      AIG    Baybrook Office Park                                  107,500           55,791        56,232              0
  105    121     JPMCB   Foothill Village                                            0           30,074         4,009              0
  106    122      PNC    AmericInn Hotel & Suites                                    0            8,769        13,283              0
  107    123     JPMCB   Fairfield Inn & Suites                                      0           21,083        17,441              0
  108    124      EHY    3 Maryland Circle                                           0           24,380         3,840              0
  109    125     IXIS    La Quinta Ridge                                             0           32,982         1,897              0
  110    126      PNC    AmericInn Hotel & Suites                                    0            7,000         8,601              0
  111    127     JPMCB   Orleans Business Park II                                    0           22,092         5,867              0
  112    128     JPMCB   Round Rock Towne Center                                     0                0             0              0
  113    129      PNC    Hartland Apartments                                         0           22,375         1,311              0
  114    130     NCCI    Royal Highlander MHC                                        0            6,943             0              0
  115    131      AIG    Tomball Marketplace                                    30,000           18,354         4,189              0
  116    132      PNC    New Martinsville Plaza                                      0            3,883         9,799              0
  117    133      EHY    Heritage Court Apartments                                   0           41,839        17,549         18,922
  118    134     JPMCB   Hampton Inn - Starkville, MS                                0           31,527         3,560              0
  119    135      PNC    Landmark Building                                      80,000           21,131         5,456              0
  120    136     IXIS    Bowler Plaza                                           81,000           12,075         1,730              0
  121    137     JPMCB   Century Boulevard                                     200,000                0             0              0
  122    138      PNC    Woods Edge Apartments                                       0            1,900         2,175          1,000
  123    139     IXIS    Forest Oaks Plaza 1                                    50,000           36,500        30,692              0
  124    140     JPMCB   Emmorton Professional Building                         75,000                0           645              0
  125    141     JPMCB   Rodes Building                                              0           30,258         1,650              0
  126    142     IXIS    Spring Meadows Apartments                                   0            9,850         2,703              0
  127    143      EHY    Woodberry Plaza                                             0           25,891         9,682              0
  128    144      EHY    Beaver Pond Center                                        724            4,862           462              0
  129    145      PNC    Plaza 3001                                                  0           35,646         3,643              0
  130    146     JPMCB   Ramada Inn - Tampa                                          0           61,909        33,409        441,250
  131    147     JPMCB   Storage Solutions                                           0           13,249         5,674              0
  132    148      PNC    The Port Apartments                                         0           11,958        27,500              0
  133    149      EHY    Memphis Retail Portfolio                               50,000           24,342         2,225              0
133.01  149.01           Appling Ridge
133.02  149.02           Spa Plaza
  134    150      PNC    Colorado Rosemead Plaza                                35,000           12,200         1,537              0
  135    151      PNC    Battlefield Business Park                                   0                0             0              0
  136    152     JPMCB   30 East Hoffman Avenue                                      0           18,819         1,472              0
  137    153     NCCI    Ken Caryl Retail Center                                     0           22,133         4,303              0
  138    154     JPMCB   Garfield Place                                         25,000           11,416         6,277              0
  139    155     JPMCB   Tucker Street Apartments                                    0           11,106        13,459          1,750
  140    156     NCCI    Quality Inn and Suites                                      0           12,467         2,509              0
  141    157     IXIS    9775-77 Santa Monica Blvd.                                  0            9,200           479              0
  142    158     NCCI    Haddam Self Storage                                         0            4,583         4,038              0
  143    159      PNC    1722 General George Patton                                  0           13,073           715              0
  144    160     NCCI    CSH 1st Security Storage Davenport                          0           15,370         3,278              0
  145    161     NCCI    Lido MHP                                                    0            9,760         1,163              0
  146    162     NCCI    CSH - 1st Security Self storage Avon Park                   0           12,905         3,234              0
  147    163     NCCI    CSH B & B Stor With Us                                      0            6,445         3,455              0
  148    164      PNC    6704 W. 121st Street                                        0            6,400         2,963              0
  149    165      PNC    TGIFriday's                                                 0                0             0              0

                                                                                         MONTHLY ESCROW(13)
                                                                           -----------------------------------------------
ANNEX                                                                      MONTHLY CAPEX   MONTHLY ENVIR.   MONTHLY TI/LC
 ID #   LOAN #   SELLER   PROPERTY NAME                                      RESERVE ($)      RESERVE ($)     RESERVE ($)
--------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                                      0                0               0
   2      2       JPMCB   53 State Street                                              0                0               0
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio                        0                0               0
 3.01    3.01             Quantum Business Park
 3.02    3.02             Maude 4-7
 3.03    3.03             Milpitas Business Park
 3.04    3.04             Marriot
 3.05    3.05             Park Square Phase I and Phase II
 3.06    3.06             Jay 1-6/Olcott
 3.07    3.07             North Pointe Business Park
 3.08    3.08             Sunnyvale/Santa Clara/San Jose
 3.09    3.09             Orchard Park
 3.10    3.10             Peery Park I
 3.11    3.11             Mountain View Properties
 3.12    3.12             Walsh 1-8
 3.13    3.13             Peery Park II
 3.14    3.14             Macara A&B
 3.15    3.15             Zanker/Brokaw
 3.16    3.16             Guadalupe A-C
 3.17    3.17             Peery Park Biotech
 3.18    3.18             Great America Parkway A-C
   4      4       NCCI    Gas Company Tower                                            0                0           4,167
   5      5        EHY    Burbank Town Center                                          0                0               0
   6      6        EHY    Tysons Galleria                                              0                0               0
   7              JPMCB   Colony III Portfolio                                         0                0               0
 7.01     7       JPMCB   Copley Corporate Center                                      0                0               0
 7.02     8       JPMCB   Memphis Distribution Center                                  0                0               0
 7.03     9       JPMCB   St. Louis Industrial Portfolio                               0                0               0
 7.04     10      JPMCB   155 Pfingsten Road                                           0                0               0
 7.05     11      JPMCB   Woodland Rose                                                0                0               0
 7.06     12      JPMCB   McKesson Facility                                            0                0               0
 7.07     13      JPMCB   Flotilla                                                     0                0               0
 7.08     14      JPMCB   4550 Spring Valley Road                                      0                0               0
 7.09     15      JPMCB   Perimeter Park                                               0                0               0
 7.10     16      JPMCB   10351 Home Road                                              0                0               0
 7.11     17      JPMCB   815 South Coppell Road                                       0                0               0
 7.12     18      JPMCB   13524 Welch Road                                             0                0               0
 7.13     19      JPMCB   1130 West Jackson Road                                       0                0               0
 7.14     20      JPMCB   4600 Simonton Road                                           0                0               0
 7.15     21      JPMCB   Slawin Court                                                 0                0               0
   8      22      JPMCB   CNL/Welsh Portfolio                                          0                0          41,667
 8.01   22.01             Fingerhut Distribution Facility
 8.02   22.02             Leedsworld
 8.03   22.03             GMR Marketing
 8.04   22.04             HK Systems
 8.05   22.05             SuperStock
 8.06   22.06             Navarre Corporation
 8.07   22.07             Riviera Tool Company
 8.08   22.08             Midland Containers
 8.09   22.09             ADS Logistics - IN
 8.10   22.10             Jenkins Manufacturing Company
 8.11   22.11             Olsen Engineering LLC
 8.12   22.12             Core Systems
 8.13   22.13             ADS Logistics - NC
   9      23      JPMCB   Foothills Mall                                               0                0               0
  10      24      IXIS    Marriott Monterey                                            0                0               0
  11      25      JPMCB   Stevens Center Business Park                             7,575                0          30,766
  12              NCCI    Sun Community Portfolio                                      0                0               0
 12.01    26      NCCI    Sun Villa Estates                                            0                0               0
 12.02    27      NCCI    Countryside of Lake Lanier                                   0                0               0
 12.03    28      NCCI    Countryside Atlanta                                          0                0               0
  13      29       EHY    1800-1880 John F. Kennedy Boulevard                      7,921                0          50,000
  14      30      JPMCB   Neiss Portfolio                                          1,021                0               0
 14.01  30.01             Asset Acceptance
 14.02  30.02             Uniek
  15      31      IXIS    Lodge at Balfour                                         2,360                0               0
  16      32       EHY    University Center                                        1,575                0               0
  17      33      IXIS    Fondren Southwest Village                                1,334                0               0
  18      34      IXIS    Bonneville Square                                        1,450                0          12,500
  19      35       PNC    Lodge at Sonterra                                        6,792                0               0
  20      36       EHY    Malcolm X Boulevard                                        766                0           4,087
  21      37       AIG    Deerbrook Shopping Center                                    0                0           9,500
  22      38      NCCI    Walter's Crossing                                            0                0               0
  23      39      JPMCB   Orange Grove Apartments                                  7,920                0               0
  24      40      JPMCB   Keystone Industrial Park                                 4,467                0           8,040
  25      41      JPMCB   Commerce Center I                                        2,576                0               0
  26      42      IXIS    Milanos Portfolio 2                                          0                0               0
 26.01  42.01             Milridge
 26.02  42.02             Lucerne
 26.03  42.03             New Iona
 26.04  42.04             Catarina
  27      43      IXIS    901 Corporate Center Dr.                                 1,682                0          10,261
  28      44       EHY    Southland Terrace Shopping Center                        2,753                0           6,250
  29      45      IXIS    Gladstone (Midwest)                                          0                0               0
 29.01  45.01             T-Mobile
 29.02  45.02             Converting, Inc.
 29.03  45.03             Metal Spinners - 800 Growth Pkwy
 29.04  45.04             Metal Spinners - 914 Wohlert St
 29.05  45.05             Metal Spinners - 802 East 11th St
  30      46      IXIS    11 West Division Street and Lakeside Towers              4,147                0               0
 30.01  46.01             11 West Division Street
 30.02  46.02             Lakeside Tower
  31      47       AIG    Kingswood Plaza                                              0                0               0
  32      48      JPMCB   Villa Verde Apartments II                                3,658                0               0
  33      49      JPMCB   Briargrove Place                                         1,589                0               0
  34      50       EHY    Riverstone Apartments                                    4,133                0               0
  35      51       PNC    Franklin Park at Cityview                                4,229                0               0
  36      52      JPMCB   Executive Tower                                          2,562                0               0
  37      53      JPMCB   Shoppes on Dean                                            339                0           2,083
  38      54      JPMCB   The Links at Citiside Apartments                         4,600                0               0
  39      55      NCCI    Rexford Business Center                                  1,343                0          13,431
  40      56       EHY    Holiday Inn - Parsippany                                19,670                0               0
  41      57      JPMCB   The Plaza at Point Happy                                   322                0           4,188
  42      58      JPMCB   Shoppes at Aksarben                                        458                0               0
  43      59       AIG    Fannie May Portfolio                                         0                0          12,500
 43.01  59.01             TCF Bank 397
 43.02  59.02             Fannie May Portfolio 240
 43.03  59.03             Wireless Giant 875
 43.04  59.04             Fannie May Portfolio 396
 43.05  59.05             SKP, Inc. 530
 43.06  59.06             Fannie May Portfolio 277
 43.07  59.07             Grand Rapids Hospitality 880
 43.08  59.08             Fannie May Portfolio 894
 43.09  59.09             Fannie May Portfolio 203
 43.10  59.10             Fannie May Portfolio 208
 43.11  59.11             Fannie May Portfolio 239
 43.12  59.12             Fannie May Portfolio 201
 43.13  59.13             Fannie May Portfolio 448
 43.14  59.14             Z Amigos 895
 43.15  59.15             Fannie May Portfolio 398
 43.16  59.16             Fannie May Portfolio 617
 43.17  59.17             Fannie May Portfolio 613
 43.18  59.18             Fannie May Portfolio 213
 43.19  59.19             Fannie May Portfolio 216
 43.20  59.20             Fannie May Portfolio 388
 43.21  59.21             Fannie May Portfolio 614
 43.22  59.22             Fannie May Portfolio 461
 43.23  59.23             Fannie May Portfolio 190
 43.24  59.24             Fannie May Portfolio 410
 43.25  59.25             Fannie May Portfolio 890
 43.26  59.26             Fannie May Portfolio 395
 43.27  59.27             Fannie May Portfolio 248
 43.28  59.28             Ice Cream Joe's 878
 43.29  59.29             Fannie May Portfolio 816
  44      60       PNC    Sycamore Apartments - Azusa                              2,542                0               0
  45      61      JPMCB   Phoenix Office Building                                  1,378                0           5,000
  46      62       EHY    Walgreens & Pier 1 Imports                                 306                0           1,531
  47      63       EHY    Eckerd Portfolio                                           428                0             784
 47.01  63.01             Vineland
 47.02  63.02             Northfield
  48      64       PNC    LeCota Office Park                                       1,385                0           4,167
  49      65      NCCI    South Towne Crossing                                         0                0               0
  50      66      JPMCB   2350 Ravine Way                                            271                0           5,030
  51      67      JPMCB   Country Corner Shopping Center                             655                0           2,184
  52      68       EHY    Northland Mall                                           2,662                0           4,167
  53      69      JPMCB   Landerbrook Place                                        1,620                0          15,000
  54      70       EHY    Walney Business Center                                       0                0               0
  55      71       PNC    Coronado Hills Shopping Center                           1,491                0           4,167
  56      72       PNC    Bennington Marine Office - Industrial Facility           2,223                0               0
  57      73       PNC    Comfort Inn - Brooklyn                                   9,099                0               0
  58      74      JPMCB   Knobhill Apartments                                      3,914                0               0
  59      75       PNC    Cheyenne Woods Apartments                                3,333                0               0
  60      76      JPMCB   Hampden Villa Center                                         0                0               0
  61      77       AIG    Schaumburg Retail Ground Leases                              0                0               0
  62      78      JPMCB   Mayhew Tech Center                                           0                0               0
  63      79      NCCI    Maple Tower Fashion Mart                                 2,492                0               0
  64      80      NCCI    Sedona on Laurel Apartments                              1,125                0               0
  65      81       PNC    The Silverstein Institute                                  474                0               0
  66      82       AIG    Casaloma Retail Center                                     381                0           1,525
  67      83      NCCI    Holiday Inn - Research Park                             19,037                0               0
  68      84      JPMCB   Parkview Plaza                                               0                0           1,667
  69      85      JPMCB   Highland Plaza                                           1,217                0           3,333
  70      86       EHY    Bowie Gateway Medical Center                               457                0               0
  71      87      JPMCB   Harvey Oaks                                                670                0           3,334
  72      88       EHY    Best Western Leisure Inn                                 9,465                0               0
  73      89       EHY    Milford Landing Shopping Center                            553                0             917
  74      90      NCCI    Village of La Casa del Sol                               6,438                0               0
  75      91       EHY    Wilmington on Drexel                                     2,542                0               0
  76      92      JPMCB   EastPoint Business Center                                1,272                0           6,435
  77      93      NCCI    Park at Summerhill Apartments                            3,833                0               0
  78      94       EHY    Bayport One                                              1,346                0           4,167
  79      95      IXIS    Tonopah Office                                             250                0           3,000
  80      96       EHY    Lincoln Town Center                                      1,521                0           6,667
  81      97      JPMCB   Grape Vine Center                                          292                0               0
  82      98       AIG    Glengary Shopping Center                                 1,812                0           4,530
  83      99      JPMCB   Fiesta Crossings SC                                      1,178                0           4,038
  84     100      JPMCB   United Plaza                                               652                0           2,608
  85     101      JPMCB   Orleans Business Park                                        0                0               0
  86     102       PNC    Campbell Fair                                              878                0           1,667
  87     103      JPMCB   Donato Corporate Park                                      280                0           2,084
  88     104      NCCI    Apache Junction Pool                                         0                0               0
 88.01  104.01            Superstition Lookout
 88.02  104.02            Sierra Leone MHC
 88.03  104.03            Ironwood MH & RV
 88.04  104.04            Shiprock RV Resort
  89     105      NCCI    Palm Haven                                                   0                0               0
  90     106       AIG    Petsmart                                                     0                0               0
 90.01  106.01            Petsmart - LA
 90.02  106.02            Petsmart - WA
  91     107       AIG    1639 Walnut                                                  0                0               0
  92     108      JPMCB   Woodstock Square Shopping Center                             0                0               0
  93     109      NCCI    120-124 Enterprise Avenue                                    0                0               0
  94     110      JPMCB   Eastpoint Business Park                                      0                0               0
  95     111      JPMCB   Red Bank Medical                                           480                0               0
  96     112       EHY    Midland Plaza                                            1,609                0           2,917
  97     113      IXIS    8441 Melrose Place                                          53                0             281
  98     114       PNC    Durham Plaza                                               303                0           1,000
  99     115      JPMCB   Liberty Plaza                                              796                0           3,333
  100    116       EHY    Vincennes Apartments                                     1,042                0               0
  101    117      IXIS    Days Inn Dover                                           6,732                0               0
  102    118       AIG    Wellbridge Athletic Center                                   0                0               0
  103    119      IXIS    Bermuda Palms                                              771                0               0
  104    120       AIG    Baybrook Office Park                                         0                0               0
  105    121      JPMCB   Foothill Village                                             0                0               0
  106    122       PNC    AmericInn Hotel & Suites                                 5,318                0               0
  107    123      JPMCB   Fairfield Inn & Suites                                   4,959                0               0
  108    124       EHY    3 Maryland Circle                                        1,625                0               0
  109    125      IXIS    La Quinta Ridge                                            629                0               0
  110    126       PNC    AmericInn Hotel & Suites                                 5,230                0               0
  111    127      JPMCB   Orleans Business Park II                                     0                0               0
  112    128      JPMCB   Round Rock Towne Center                                      0                0               0
  113    129       PNC    Hartland Apartments                                        563                0               0
  114    130      NCCI    Royal Highlander MHC                                         0                0               0
  115    131       AIG    Tomball Marketplace                                          0                0               0
  116    132       PNC    New Martinsville Plaza                                   4,697                0          10,833
  117    133       EHY    Heritage Court Apartments                                1,614                0               0
  118    134      JPMCB   Hampton Inn - Starkville, MS                             4,753                0               0
  119    135       PNC    Landmark Building                                          652                0           3,333
  120    136      IXIS    Bowler Plaza                                               300                0           2,250
  121    137      JPMCB   Century Boulevard                                          183                0           8,333
  122    138       PNC    Woods Edge Apartments                                    1,263                0               0
  123    139      IXIS    Forest Oaks Plaza 1                                        466                0               0
  124    140      JPMCB   Emmorton Professional Building                               0                0               0
  125    141      JPMCB   Rodes Building                                             332                0           1,093
  126    142      IXIS    Spring Meadows Apartments                                2,650                0               0
  127    143       EHY    Woodberry Plaza                                          1,593                0           2,167
  128    144       EHY    Beaver Pond Center                                         543                0             724
  129    145       PNC    Plaza 3001                                                 450                0               0
  130    146      JPMCB   Ramada Inn - Tampa                                       6,915                0               0
  131    147      JPMCB   Storage Solutions                                          854                0               0
  132    148       PNC    The Port Apartments                                      3,200                0               0
  133    149       EHY    Memphis Retail Portfolio                                   587                0           1,667
133.01  149.01            Appling Ridge
133.02  149.02            Spa Plaza
  134    150       PNC    Colorado Rosemead Plaza                                    105                0           2,917
  135    151       PNC    Battlefield Business Park                                    0                0               0
  136    152      JPMCB   30 East Hoffman Avenue                                       0                0               0
  137    153      NCCI    Ken Caryl Retail Center                                    125                0             625
  138    154      JPMCB   Garfield Place                                             453                0           2,083
  139    155      JPMCB   Tucker Street Apartments                                 1,928                0               0
  140    156      NCCI    Quality Inn and Suites                                   3,504                0               0
  141    157      IXIS    9775-77 Santa Monica Blvd.                                  66                0             150
  142    158      NCCI    Haddam Self Storage                                        288                0               0
  143    159       PNC    1722 General George Patton                                 199                0           1,000
  144    160      NCCI    CSH 1st Security Storage Davenport                         503                0               0
  145    161      NCCI    Lido MHP                                                     0                0               0
  146    162      NCCI    CSH - 1st Security Self storage Avon Park                  471                0               0
  147    163      NCCI    CSH B & B Stor With Us                                     286                0               0
  148    164       PNC    6704 W. 121st Street                                       100                0               0
  149    165       PNC    TGIFriday's                                                  0                0               0

                                                                                         MONTHLY ESCROW(13)
                                                                           -----------------------------------------------
ANNEX                                                                      MONTHLY RE TAX    MONTHLY INS.   MONTHLY OTHER
 ID #   LOAN #   SELLER   PROPERTY NAME                                       RESERVE ($)     RESERVE ($)     RESERVE ($)
--------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                                 316,413        123,607                0
   2      2       JPMCB   53 State Street                                               0              0          579,721
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio                         0              0                0
 3.01    3.01             Quantum Business Park
 3.02    3.02             Maude 4-7
 3.03    3.03             Milpitas Business Park
 3.04    3.04             Marriot
 3.05    3.05             Park Square Phase I and Phase II
 3.06    3.06             Jay 1-6/Olcott
 3.07    3.07             North Pointe Business Park
 3.08    3.08             Sunnyvale/Santa Clara/San Jose
 3.09    3.09             Orchard Park
 3.10    3.10             Peery Park I
 3.11    3.11             Mountain View Properties
 3.12    3.12             Walsh 1-8
 3.13    3.13             Peery Park II
 3.14    3.14             Macara A&B
 3.15    3.15             Zanker/Brokaw
 3.16    3.16             Guadalupe A-C
 3.17    3.17             Peery Park Biotech
 3.18    3.18             Great America Parkway A-C
   4      4       NCCI    Gas Company Tower                                       344,462        144,130                0
   5      5        EHY    Burbank Town Center                                           0              0                0
   6      6        EHY    Tysons Galleria                                               0              0                0
   7              JPMCB   Colony III Portfolio                                          0              0                0
 7.01     7       JPMCB   Copley Corporate Center                                       0              0                0
 7.02     8       JPMCB   Memphis Distribution Center                                   0              0                0
 7.03     9       JPMCB   St. Louis Industrial Portfolio                                0              0                0
 7.04     10      JPMCB   155 Pfingsten Road                                            0              0                0
 7.05     11      JPMCB   Woodland Rose                                                 0              0                0
 7.06     12      JPMCB   McKesson Facility                                             0              0                0
 7.07     13      JPMCB   Flotilla                                                      0              0                0
 7.08     14      JPMCB   4550 Spring Valley Road                                       0              0                0
 7.09     15      JPMCB   Perimeter Park                                                0              0                0
 7.10     16      JPMCB   10351 Home Road                                               0              0                0
 7.11     17      JPMCB   815 South Coppell Road                                        0              0                0
 7.12     18      JPMCB   13524 Welch Road                                              0              0                0
 7.13     19      JPMCB   1130 West Jackson Road                                        0              0                0
 7.14     20      JPMCB   4600 Simonton Road                                            0              0                0
 7.15     21      JPMCB   Slawin Court                                                  0              0                0
   8      22      JPMCB   CNL/Welsh Portfolio                                           0              0                0
 8.01   22.01             Fingerhut Distribution Facility
 8.02   22.02             Leedsworld
 8.03   22.03             GMR Marketing
 8.04   22.04             HK Systems
 8.05   22.05             SuperStock
 8.06   22.06             Navarre Corporation
 8.07   22.07             Riviera Tool Company
 8.08   22.08             Midland Containers
 8.09   22.09             ADS Logistics - IN
 8.10   22.10             Jenkins Manufacturing Company
 8.11   22.11             Olsen Engineering LLC
 8.12   22.12             Core Systems
 8.13   22.13             ADS Logistics - NC
   9      23      JPMCB   Foothills Mall                                                0              0                0
  10      24      IXIS    Marriott Monterey                                             0              0                0
  11      25      JPMCB   Stevens Center Business Park                             40,827              0                0
  12              NCCI    Sun Community Portfolio                                  22,766              0                0
 12.01    26      NCCI    Sun Villa Estates                                        10,158              0                0
 12.02    27      NCCI    Countryside of Lake Lanier                                5,579              0                0
 12.03    28      NCCI    Countryside Atlanta                                       7,030              0                0
  13      29       EHY    1800-1880 John F. Kennedy Boulevard                      90,562         12,253                0
  14      30      JPMCB   Neiss Portfolio                                               0              0                0
 14.01  30.01             Asset Acceptance
 14.02  30.02             Uniek
  15      31      IXIS    Lodge at Balfour                                          9,871          9,873                0
  16      32       EHY    University Center                                        30,515         17,971           25,000
  17      33      IXIS    Fondren Southwest Village                                26,695          9,689                0
  18      34      IXIS    Bonneville Square                                        12,600          2,960                0
  19      35       PNC    Lodge at Sonterra                                        59,371          6,953                0
  20      36       EHY    Malcolm X Boulevard                                       2,480          4,474                0
  21      37       AIG    Deerbrook Shopping Center                                37,698          2,206                0
  22      38      NCCI    Walter's Crossing                                             0              0                0
  23      39      JPMCB   Orange Grove Apartments                                   8,367          5,812                0
  24      40      JPMCB   Keystone Industrial Park                                 21,809          3,592                0
  25      41      JPMCB   Commerce Center I                                        24,420              0                0
  26      42      IXIS    Milanos Portfolio 2                                           0              0                0
 26.01  42.01             Milridge
 26.02  42.02             Lucerne
 26.03  42.03             New Iona
 26.04  42.04             Catarina
  27      43      IXIS    901 Corporate Center Dr.                                 21,900          2,800                0
  28      44       EHY    Southland Terrace Shopping Center                        12,124         14,431                0
  29      45      IXIS    Gladstone (Midwest)                                           0              0                0
 29.01  45.01             T-Mobile
 29.02  45.02             Converting, Inc.
 29.03  45.03             Metal Spinners - 800 Growth Pkwy
 29.04  45.04             Metal Spinners - 914 Wohlert St
 29.05  45.05             Metal Spinners - 802 East 11th St
  30      46      IXIS    11 West Division Street and Lakeside Towers              21,362          5,737                0
 30.01  46.01             11 West Division Street
 30.02  46.02             Lakeside Tower
  31      47       AIG    Kingswood Plaza                                          16,112          1,202                0
  32      48      JPMCB   Villa Verde Apartments II                                20,034          3,791                0
  33      49      JPMCB   Briargrove Place                                         39,286          2,989                0
  34      50       EHY    Riverstone Apartments                                    42,750          8,183                0
  35      51       PNC    Franklin Park at Cityview                                39,489          3,256                0
  36      52      JPMCB   Executive Tower                                          20,500          2,204                0
  37      53      JPMCB   Shoppes on Dean                                          13,517              0                0
  38      54      JPMCB   The Links at Citiside Apartments                         17,461          5,070                0
  39      55      NCCI    Rexford Business Center                                  13,609          1,656                0
  40      56       EHY    Holiday Inn - Parsippany                                 23,734          7,321                0
  41      57      JPMCB   The Plaza at Point Happy                                 14,923          4,295                0
  42      58      JPMCB   Shoppes at Aksarben                                       4,651              0                0
  43      59       AIG    Fannie May Portfolio                                     31,727              0                0
 43.01  59.01             TCF Bank 397
 43.02  59.02             Fannie May Portfolio 240
 43.03  59.03             Wireless Giant 875
 43.04  59.04             Fannie May Portfolio 396
 43.05  59.05             SKP, Inc. 530
 43.06  59.06             Fannie May Portfolio 277
 43.07  59.07             Grand Rapids Hospitality 880
 43.08  59.08             Fannie May Portfolio 894
 43.09  59.09             Fannie May Portfolio 203
 43.10  59.10             Fannie May Portfolio 208
 43.11  59.11             Fannie May Portfolio 239
 43.12  59.12             Fannie May Portfolio 201
 43.13  59.13             Fannie May Portfolio 448
 43.14  59.14             Z Amigos 895
 43.15  59.15             Fannie May Portfolio 398
 43.16  59.16             Fannie May Portfolio 617
 43.17  59.17             Fannie May Portfolio 613
 43.18  59.18             Fannie May Portfolio 213
 43.19  59.19             Fannie May Portfolio 216
 43.20  59.20             Fannie May Portfolio 388
 43.21  59.21             Fannie May Portfolio 614
 43.22  59.22             Fannie May Portfolio 461
 43.23  59.23             Fannie May Portfolio 190
 43.24  59.24             Fannie May Portfolio 410
 43.25  59.25             Fannie May Portfolio 890
 43.26  59.26             Fannie May Portfolio 395
 43.27  59.27             Fannie May Portfolio 248
 43.28  59.28             Ice Cream Joe's 878
 43.29  59.29             Fannie May Portfolio 816
  44      60       PNC    Sycamore Apartments - Azusa                               8,975          1,619                0
  45      61      JPMCB   Phoenix Office Building                                  30,664          2,186                0
  46      62       EHY    Walgreens & Pier 1 Imports                                    0          1,376                0
  47      63       EHY    Eckerd Portfolio                                              0             74                0
 47.01  63.01             Vineland
 47.02  63.02             Northfield
  48      64       PNC    LeCota Office Park                                       16,208            747                0
  49      65      NCCI    South Towne Crossing                                          0              0                0
  50      66      JPMCB   2350 Ravine Way                                          18,731            826                0
  51      67      JPMCB   Country Corner Shopping Center                           11,483          1,542                0
  52      68       EHY    Northland Mall                                           13,369          2,126                0
  53      69      JPMCB   Landerbrook Place                                        17,916          1,532                0
  54      70       EHY    Walney Business Center                                    8,825            959                0
  55      71       PNC    Coronado Hills Shopping Center                           21,311          2,982                0
  56      72       PNC    Bennington Marine Office - Industrial Facility                0              0                0
  57      73       PNC    Comfort Inn - Brooklyn                                    1,268          2,748                0
  58      74      JPMCB   Knobhill Apartments                                      20,055          3,766                0
  59      75       PNC    Cheyenne Woods Apartments                                 6,739          3,247                0
  60      76      JPMCB   Hampden Villa Center                                     11,770            426            1,683
  61      77       AIG    Schaumburg Retail Ground Leases                           6,900              0                0
  62      78      JPMCB   Mayhew Tech Center                                        8,787          1,153                0
  63      79      NCCI    Maple Tower Fashion Mart                                      0              0                0
  64      80      NCCI    Sedona on Laurel Apartments                               7,884          1,717                0
  65      81       PNC    The Silverstein Institute                                 9,429            908                0
  66      82       AIG    Casaloma Retail Center                                    4,467          1,386                0
  67      83      NCCI    Holiday Inn - Research Park                                   0              0                0
  68      84      JPMCB   Parkview Plaza                                           20,041            882                0
  69      85      JPMCB   Highland Plaza                                           10,015            771                0
  70      86       EHY    Bowie Gateway Medical Center                              7,695            392                0
  71      87      JPMCB   Harvey Oaks                                               9,234              0                0
  72      88       EHY    Best Western Leisure Inn                                  9,941          2,319                0
  73      89       EHY    Milford Landing Shopping Center                           2,808            782                0
  74      90      NCCI    Village of La Casa del Sol                                6,841          3,636                0
  75      91       EHY    Wilmington on Drexel                                      5,554          2,295                0
  76      92      JPMCB   EastPoint Business Center                                 9,353          1,731                0
  77      93      NCCI    Park at Summerhill Apartments                             8,598          4,772                0
  78      94       EHY    Bayport One                                               7,643          2,065                0
  79      95      IXIS    Tonopah Office                                            4,850            750                0
  80      96       EHY    Lincoln Town Center                                       5,313          1,746                0
  81      97      JPMCB   Grape Vine Center                                         8,572          1,318                0
  82      98       AIG    Glengary Shopping Center                                  8,897          1,070                0
  83      99      JPMCB   Fiesta Crossings SC                                       6,043          1,619                0
  84     100      JPMCB   United Plaza                                              9,052          2,705                0
  85     101      JPMCB   Orleans Business Park                                     7,896          1,467                0
  86     102       PNC    Campbell Fair                                             8,883          2,940                0
  87     103      JPMCB   Donato Corporate Park                                     1,388            966                0
  88     104      NCCI    Apache Junction Pool                                      4,088          2,333                0
 88.01  104.01            Superstition Lookout
 88.02  104.02            Sierra Leone MHC
 88.03  104.03            Ironwood MH & RV
 88.04  104.04            Shiprock RV Resort
  89     105      NCCI    Palm Haven                                                8,008          2,473                0
  90     106       AIG    Petsmart                                                      0              0                0
 90.01  106.01            Petsmart - LA
 90.02  106.02            Petsmart - WA
  91     107       AIG    1639 Walnut                                                   0              0                0
  92     108      JPMCB   Woodstock Square Shopping Center                          3,214            611                0
  93     109      NCCI    120-124 Enterprise Avenue                                     0              0                0
  94     110      JPMCB   Eastpoint Business Park                                   5,651          1,025                0
  95     111      JPMCB   Red Bank Medical                                          4,509            712                0
  96     112       EHY    Midland Plaza                                             7,011          1,228            4,417
  97     113      IXIS    8441 Melrose Place                                        5,200            209                0
  98     114       PNC    Durham Plaza                                              9,814          1,536                0
  99     115      JPMCB   Liberty Plaza                                             6,895            358                0
  100    116       EHY    Vincennes Apartments                                      5,788          1,488            5,000
  101    117      IXIS    Days Inn Dover                                            3,555          2,570                0
  102    118       AIG    Wellbridge Athletic Center                                    0              0                0
  103    119      IXIS    Bermuda Palms                                            11,700            510                0
  104    120       AIG    Baybrook Office Park                                      9,299          3,840                0
  105    121      JPMCB   Foothill Village                                          7,519            668                0
  106    122       PNC    AmericInn Hotel & Suites                                  8,769          1,660                0
  107    123      JPMCB   Fairfield Inn & Suites                                        0              0                0
  108    124       EHY    3 Maryland Circle                                         4,876          1,920                0
  109    125      IXIS    La Quinta Ridge                                           6,600            474                0
  110    126       PNC    AmericInn Hotel & Suites                                  7,000          1,366                0
  111    127      JPMCB   Orleans Business Park II                                  7,364          1,467                0
  112    128      JPMCB   Round Rock Towne Center                                       0              0                0
  113    129       PNC    Hartland Apartments                                       4,475            437                0
  114    130      NCCI    Royal Highlander MHC                                      6,943              0                0
  115    131       AIG    Tomball Marketplace                                       6,188          1,396                0
  116    132       PNC    New Martinsville Plaza                                    3,883          1,633                0
  117    133       EHY    Heritage Court Apartments                                 5,977          2,507                0
  118    134      JPMCB   Hampton Inn - Starkville, MS                              3,503              0                0
  119    135       PNC    Landmark Building                                         5,283            606                0
  120    136      IXIS    Bowler Plaza                                              2,100            800                0
  121    137      JPMCB   Century Boulevard                                         2,480            390                0
  122    138       PNC    Woods Edge Apartments                                       950          1,088                0
  123    139      IXIS    Forest Oaks Plaza 1                                       3,650          2,777                0
  124    140      JPMCB   Emmorton Professional Building                            2,327            215              363
  125    141      JPMCB   Rodes Building                                            3,362            550                0
  126    142      IXIS    Spring Meadows Apartments                                 4,925          2,714                0
  127    143       EHY    Woodberry Plaza                                           4,315          1,210                0
  128    144       EHY    Beaver Pond Center                                        1,621            462                0
  129    145       PNC    Plaza 3001                                                7,129            304                0
  130    146      JPMCB   Ramada Inn - Tampa                                        5,159          3,341            6,915
  131    147      JPMCB   Storage Solutions                                         1,472            946                0
  132    148       PNC    The Port Apartments                                       2,750          2,326                0
  133    149       EHY    Memphis Retail Portfolio                                  5,339          1,113                0
133.01  149.01            Appling Ridge
133.02  149.02            Spa Plaza
  134    150       PNC    Colorado Rosemead Plaza                                   2,033            256                0
  135    151       PNC    Battlefield Business Park                                     0              0                0
  136    152      JPMCB   30 East Hoffman Avenue                                    3,764            491                0
  137    153      NCCI    Ken Caryl Retail Center                                   4,427            478                0
  138    154      JPMCB   Garfield Place                                            1,903            571                0
  139    155      JPMCB   Tucker Street Apartments                                  2,776          1,224                0
  140    156      NCCI    Quality Inn and Suites                                    1,247            627                0
  141    157      IXIS    9775-77 Santa Monica Blvd.                                1,900             48                0
  142    158      NCCI    Haddam Self Storage                                       2,292            337                0
  143    159       PNC    1722 General George Patton                                1,453            238                0
  144    160      NCCI    CSH 1st Security Storage Davenport                        1,397            819                0
  145    161      NCCI    Lido MHP                                                  1,220            388                0
  146    162      NCCI    CSH - 1st Security Self storage Avon Park                 1,173            809                0
  147    163      NCCI    CSH B & B Stor With Us                                      586            384                0
  148    164       PNC    6704 W. 121st Street                                      1,600            741                0
  149    165       PNC    TGIFriday's                                                   0              0                0

                                                                                                LARGEST TENANT
                                                                                   -----------------------------------------
ANNEX                                                                      SINGLE
 ID #   LOAN #   SELLER   PROPERTY NAME                                    TENANT  LARGEST TENANT
----------------------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments                            No
   2      2       JPMCB   53 State Street                                    No    Goodwin Proctor
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio              No
 3.01    3.01             Quantum Business Park                              No    Maxtor Corporation
 3.02    3.02             Maude 4-7                                         Yes    Synopsis, Inc.
 3.03    3.03             Milpitas Business Park                             No    Adac Laboratories
 3.04    3.04             Marriot                                            No    Transmeta Corporation
 3.05    3.05             Park Square Phase I and Phase II                   No    BRN Phoenix
 3.06    3.06             Jay 1-6/Olcott                                     No    AKT America, Inc.
 3.07    3.07             North Pointe Business Park                         No    Network General Corporation
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                     No    Xymox Technologies, Inc.
 3.09    3.09             Orchard Park                                       No    Selectica, Inc
 3.10    3.10             Peery Park I                                       No    Palm Inc
 3.11    3.11             Mountain View Properties                           No    Hammerhead Systems, Inc.
 3.12    3.12             Walsh 1-8                                          No    Institute for Business & Tech
 3.13    3.13             Peery Park II                                      No    Scios Inc.
 3.14    3.14             Macara A&B                                         No    Esilicon Corporation
 3.15    3.15             Zanker/Brokaw                                      No    Mark Thomas & Company, Inc.
 3.16    3.16             Guadalupe A-C                                      No    Minerva Networks, Inc.
 3.17    3.17             Peery Park Biotech                                 No    Molecular Medical Research Institute
 3.18    3.18             Great America Parkway A-C                          No
   4      4       NCCI    Gas Company Tower                                  No    Southern California Gas Company
   5      5        EHY    Burbank Town Center                                No    Macy's
   6      6        EHY    Tysons Galleria                                    No    Maggiano's Little Italy
   7              JPMCB   Colony III Portfolio                               No
 7.01     7       JPMCB   Copley Corporate Center                            No    HSBC Auto Finance, Inc.
 7.02     8       JPMCB   Memphis Distribution Center                        No    Freightliner Corporation
 7.03     9       JPMCB   St. Louis Industrial Portfolio                     No    Iron Mountain
 7.04     10      JPMCB   155 Pfingsten Road                                 No    NCH
 7.05     11      JPMCB   Woodland Rose                                      No    Jacobs Healthcare Systems
 7.06     12      JPMCB   McKesson Facility                                 Yes    McKesson
 7.07     13      JPMCB   Flotilla                                           No    American De Rosa Lamp
 7.08     14      JPMCB   4550 Spring Valley Road                           Yes    Source, Inc
 7.09     15      JPMCB   Perimeter Park                                     No    Maverick Paper
 7.10     16      JPMCB   10351 Home Road                                   Yes    BMCW Southcentral L.P
 7.11     17      JPMCB   815 South Coppell Road                            Yes    Serpro
 7.12     18      JPMCB   13524 Welch Road                                  Yes    RMax
 7.13     19      JPMCB   1130 West Jackson Road                            Yes    Texas Freightways
 7.14     20      JPMCB   4600 Simonton Road                                Yes    Airborne Express, Inc
 7.15     21      JPMCB   Slawin Court                                       No
   8      22      JPMCB   CNL/Welsh Portfolio                                No
 8.01   22.01             Fingerhut Distribution Facility                   Yes    Fingerhut
 8.02   22.02             Leedsworld                                        Yes    Leedsworld, Inc
 8.03   22.03             GMR Marketing                                     Yes    GMR Marketing
 8.04   22.04             HK Systems                                        Yes    H.K. Systems
 8.05   22.05             SuperStock                                        Yes    SuperStock
 8.06   22.06             Navarre Corporation                               Yes    Navarre Corporation
 8.07   22.07             Riviera Tool Company                              Yes    Riviera Tool Company
 8.08   22.08             Midland Containers                                Yes    Midland Container Corporation
 8.09   22.09             ADS Logistics - IN                                Yes    ADS Logistics
 8.10   22.10             Jenkins Manufacturing Company                     Yes    Jenkins Manufacturing Company
 8.11   22.11             Olsen Engineering LLC                             Yes    Olsen Engineering, L.P
 8.12   22.12             Core Systems                                      Yes    Core Systems, LLC
 8.13   22.13             ADS Logistics - NC                                Yes    ADS Logistics
   9      23      JPMCB   Foothills Mall                                     No    Plitt Intermountain Theatres
  10      24      IXIS    Marriott Monterey                                  No
  11      25      JPMCB   Stevens Center Business Park                       No    Bechtel National
  12              NCCI    Sun Community Portfolio                            No
 12.01    26      NCCI    Sun Villa Estates                                  No
 12.02    27      NCCI    Countryside of Lake Lanier                         No
 12.03    28      NCCI    Countryside Atlanta                                No
  13      29       EHY    1800-1880 John F. Kennedy Boulevard                No    Christie, Parabue, Mortensen & Young
  14      30      JPMCB   Neiss Portfolio                                    No
 14.01  30.01             Asset Acceptance                                  Yes    Asset Acceptance
 14.02  30.02             Uniek                                             Yes    Uniek
  15      31      IXIS    Lodge at Balfour                                   No
  16      32       EHY    University Center                                  No    Roxy Performing Arts Center
  17      33      IXIS    Fondren Southwest Village                          No    Fiesta
  18      34      IXIS    Bonneville Square                                  No    Public Defender (GSA)
  19      35       PNC    Lodge at Sonterra                                  No
  20      36       EHY    Malcolm X Boulevard                                No    Corona Meat Corp. and WRCBC Leasing Corp.
  21      37       AIG    Deerbrook Shopping Center                          No    Randall's /PDA Propert  Mgmnt
  22      38      NCCI    Walter's Crossing                                  No    Wild Oats
  23      39      JPMCB   Orange Grove Apartments                            No
  24      40      JPMCB   Keystone Industrial Park                           No    Burt's Bees
  25      41      JPMCB   Commerce Center I                                  No    SGT, Inc.
  26      42      IXIS    Milanos Portfolio 2                                No
 26.01  42.01             Milridge                                           No    Ann Taylor
 26.02  42.02             Lucerne                                            No    Daily Treat Restaurant
 26.03  42.03             New Iona                                           No    World Gym
 26.04  42.04             Catarina                                           No    Modern Restaurant
  27      43      IXIS    901 Corporate Center Dr.                           No    Kajima Development Corporation
  28      44       EHY    Southland Terrace Shopping Center                  No    Kroger
  29      45      IXIS    Gladstone (Midwest)                                No
 29.01  45.01             T-Mobile                                          Yes    T-Mobile
 29.02  45.02             Converting, Inc.                                  Yes    Converting, Inc.
 29.03  45.03             Metal Spinners - 800 Growth Pkwy                  Yes    Metal Spinners
 29.04  45.04             Metal Spinners - 914 Wohlert St                   Yes    Metal Spinners
 29.05  45.05             Metal Spinners - 802 East 11th St                 Yes    Metal Spinners
  30      46      IXIS    11 West Division Street and Lakeside Towers        No
 30.01  46.01             11 West Division Street                            No
 30.02  46.02             Lakeside Tower                                     No
  31      47       AIG    Kingswood Plaza                                    No    Staples
  32      48      JPMCB   Villa Verde Apartments II                          No
  33      49      JPMCB   Briargrove Place                                   No    Hartford Fire Insurance Co.
  34      50       EHY    Riverstone Apartments                              No
  35      51       PNC    Franklin Park at Cityview                          No
  36      52      JPMCB   Executive Tower                                    No    Gibbs & Cox
  37      53      JPMCB   Shoppes on Dean                                    No    New York Sports Club
  38      54      JPMCB   The Links at Citiside Apartments                   No
  39      55      NCCI    Rexford Business Center                            No    Fulfillment Corporation
  40      56       EHY    Holiday Inn - Parsippany                           No
  41      57      JPMCB   The Plaza at Point Happy                           No    Tae Shik Shin (Okura) (Ind.)
  42      58      JPMCB   Shoppes at Aksarben                                No    Bed Bath Beyond
  43      59       AIG    Fannie May Portfolio                               No
 43.01  59.01             TCF Bank 397                                      Yes    TCF Bank (Ground Lease)
 43.02  59.02             Fannie May Portfolio 240                          Yes    Fannie May
 43.03  59.03             Wireless Giant 875                                Yes    Wireless Giant
 43.04  59.04             Fannie May Portfolio 396                           No
 43.05  59.05             SKP, Inc. 530                                     Yes    SKP, Inc.
 43.06  59.06             Fannie May Portfolio 277                          Yes    Fannie May
 43.07  59.07             Grand Rapids Hospitality 880                      Yes    Grand Rapids Hospitality (Ground Lease)
 43.08  59.08             Fannie May Portfolio 894                           No
 43.09  59.09             Fannie May Portfolio 203                          Yes    Fannie May
 43.10  59.10             Fannie May Portfolio 208                          Yes    Fannie May
 43.11  59.11             Fannie May Portfolio 239                          Yes    Brickyard Bank
 43.12  59.12             Fannie May Portfolio 201                          Yes    Fannie May
 43.13  59.13             Fannie May Portfolio 448                          Yes    Fannie May
 43.14  59.14             Z Amigos 895                                      Yes    Z Amigos
 43.15  59.15             Fannie May Portfolio 398                          Yes    Fannie May
 43.16  59.16             Fannie May Portfolio 617                          Yes    Fannie May
 43.17  59.17             Fannie May Portfolio 613                          Yes    Fannie May
 43.18  59.18             Fannie May Portfolio 213                          Yes    Fannie May
 43.19  59.19             Fannie May Portfolio 216                          Yes    Fannie May
 43.20  59.20             Fannie May Portfolio 388                          Yes    Fannie May
 43.21  59.21             Fannie May Portfolio 614                          Yes    Fannie May
 43.22  59.22             Fannie May Portfolio 461                          Yes    Fannie May
 43.23  59.23             Fannie May Portfolio 190                          Yes    Fannie May
 43.24  59.24             Fannie May Portfolio 410                          Yes    Fannie May
 43.25  59.25             Fannie May Portfolio 890                           No
 43.26  59.26             Fannie May Portfolio 395                          Yes    Fannie May
 43.27  59.27             Fannie May Portfolio 248                          Yes    Fannie May
 43.28  59.28             Ice Cream Joe's 878                               Yes    Ice Cream Joe's
 43.29  59.29             Fannie May Portfolio 816                           No
  44      60       PNC    Sycamore Apartments - Azusa                        No
  45      61      JPMCB   Phoenix Office Building                            No    Maricopa County St of AZ
  46      62       EHY    Walgreens & Pier 1 Imports                         No    Walgreens
  47      63       EHY    Eckerd Portfolio                                  Yes
 47.01  63.01             Vineland                                          Yes    Eckerd
 47.02  63.02             Northfield                                        Yes    Eckerd
  48      64       PNC    LeCota Office Park                                 No    North Valley Pediatrics
  49      65      NCCI    South Towne Crossing                               No    Office Depot
  50      66      JPMCB   2350 Ravine Way                                    No    Cardionet / Sure Payroll
  51      67      JPMCB   Country Corner Shopping Center                     No    Trendy Fashions
  52      68       EHY    Northland Mall                                     No    Kohl's Department Store
  53      69      JPMCB   Landerbrook Place                                  No    Victoria Financial
  54      70       EHY    Walney Business Center                             No    Guernsey Office Products, Inc.
  55      71       PNC    Coronado Hills Shopping Center                     No    Big 8 Foods
  56      72       PNC    Bennington Marine Office - Industrial Facility    Yes    Bennington Marine, LLC
  57      73       PNC    Comfort Inn - Brooklyn                             No
  58      74      JPMCB   Knobhill Apartments                                No
  59      75       PNC    Cheyenne Woods Apartments                          No
  60      76      JPMCB   Hampden Villa Center                               No    Hancock Fabrics
  61      77       AIG    Schaumburg Retail Ground Leases                    No    Ted's Montana Grill (Ground Lease)
  62      78      JPMCB   Mayhew Tech Center                                 No    State of California
  63      79      NCCI    Maple Tower Fashion Mart                           No    Fabric Zone, Inc.
  64      80      NCCI    Sedona on Laurel Apartments                        No
  65      81       PNC    The Silverstein Institute                          No    Florida Ear & Sinus Center
  66      82       AIG    Casaloma Retail Center                             No    Guitar Center
  67      83      NCCI    Holiday Inn - Research Park                        No
  68      84      JPMCB   Parkview Plaza                                     No    Unique Thrift Store
  69      85      JPMCB   Highland Plaza                                     No    Guardian Life Insurance
  70      86       EHY    Bowie Gateway Medical Center                       No    Anne Arundel Health Systems, Inc.
  71      87      JPMCB   Harvey Oaks                                        No    Romeo's
  72      88       EHY    Best Western Leisure Inn                           No
  73      89       EHY    Milford Landing Shopping Center                    No    Staples
  74      90      NCCI    Village of La Casa del Sol                         No
  75      91       EHY    Wilmington on Drexel                               No
  76      92      JPMCB   EastPoint Business Center                          No    Prest-O-Fit Manufacturing
  77      93      NCCI    Park at Summerhill Apartments                      No
  78      94       EHY    Bayport One                                        No    Prismed of South Jersey, Inc.
  79      95      IXIS    Tonopah Office                                    Yes    Academy of Healing Arts
  80      96       EHY    Lincoln Town Center                                No    Bi-Lo
  81      97      JPMCB   Grape Vine Center                                  No    Grape Vine Market
  82      98       AIG    Glengary Shopping Center                           No    Hollywood Studios
  83      99      JPMCB   Fiesta Crossings SC                                No    Albuquerque Entertainment
  84     100      JPMCB   United Plaza                                       No    Wink Cos., LLC
  85     101      JPMCB   Orleans Business Park                             Yes    Ion America Corporation
  86     102       PNC    Campbell Fair                                      No    Rose Garden Restaurant
  87     103      JPMCB   Donato Corporate Park                              No    Velocity
  88     104      NCCI    Apache Junction Pool                               No
 88.01  104.01            Superstition Lookout                               No
 88.02  104.02            Sierra Leone MHC                                   No
 88.03  104.03            Ironwood MH & RV                                   No
 88.04  104.04            Shiprock RV Resort                                 No
  89     105      NCCI    Palm Haven                                         No
  90     106       AIG    Petsmart                                          Yes
 90.01  106.01            Petsmart - LA                                     Yes    Petsmart
 90.02  106.02            Petsmart - WA                                     Yes    Petsmart
  91     107       AIG    1639 Walnut                                        No    Cook County
  92     108      JPMCB   Woodstock Square Shopping Center                   No    Food Lion
  93     109      NCCI    120-124 Enterprise Avenue                          No    Certified Moving & Storage Co LLC
  94     110      JPMCB   Eastpoint Business Park                            No    BB&T Insurance
  95     111      JPMCB   Red Bank Medical                                   No    Red Bank Ambulatory Surgery Center
  96     112       EHY    Midland Plaza                                      No    Family Christian Stores, Inc.
  97     113      IXIS    8441 Melrose Place                                Yes    Carolina Herrera
  98     114       PNC    Durham Plaza                                       No    Patel Food Market
  99     115      JPMCB   Liberty Plaza                                      No    Buzzi Unicem USA
  100    116       EHY    Vincennes Apartments                               No
  101    117      IXIS    Days Inn Dover                                     No
  102    118       AIG    Wellbridge Athletic Center                        Yes    SSM/Wellbridge Centers, LLC
  103    119      IXIS    Bermuda Palms                                      No
  104    120       AIG    Baybrook Office Park                               No    UTSI International Corporation
  105    121      JPMCB   Foothill Village                                   No    Noble Roman's Pizza
  106    122       PNC    AmericInn Hotel & Suites                           No
  107    123      JPMCB   Fairfield Inn & Suites                             No
  108    124       EHY    3 Maryland Circle                                  No
  109    125      IXIS    La Quinta Ridge                                    No
  110    126       PNC    AmericInn Hotel & Suites                           No
  111    127      JPMCB   Orleans Business Park II                          Yes    Accuray, Inc.
  112    128      JPMCB   Round Rock Towne Center                            No    Wachovia Bank
  113    129       PNC    Hartland Apartments                                No
  114    130      NCCI    Royal Highlander MHC                               No
  115    131       AIG    Tomball Marketplace                                No    Specs Wine Spirits
  116    132       PNC    New Martinsville Plaza                             No    Tractor Supply
  117    133       EHY    Heritage Court Apartments                          No
  118    134      JPMCB   Hampton Inn - Starkville, MS                       No
  119    135       PNC    Landmark Building                                  No    Pediatric & Adolescent Medicine
  120    136      IXIS    Bowler Plaza                                       No    Century 21 (Bowler Realty)
  121    137      JPMCB   Century Boulevard                                  No    Stephen Gould of MD
  122    138       PNC    Woods Edge Apartments                              No
  123    139      IXIS    Forest Oaks Plaza 1                                No    Beef O Bradys
  124    140      JPMCB   Emmorton Professional Building                     No    Optimetrics
  125    141      JPMCB   Rodes Building                                     No    Rodes Retail
  126    142      IXIS    Spring Meadows Apartments                          No
  127    143       EHY    Woodberry Plaza                                    No    Big Lots
  128    144       EHY    Beaver Pond Center                                 No    Food Lion
  129    145       PNC    Plaza 3001                                         No    Desert Hills Bank
  130    146      JPMCB   Ramada Inn - Tampa                                 No
  131    147      JPMCB   Storage Solutions                                  No
  132    148       PNC    The Port Apartments                                No
  133    149       EHY    Memphis Retail Portfolio                           No
133.01  149.01            Appling Ridge                                      No    Mimi's Italian Cafe
133.02  149.02            Spa Plaza                                          No    French Riveria Health Spa
  134    150       PNC    Colorado Rosemead Plaza                            No    Beds Etc.
  135    151       PNC    Battlefield Business Park                          No    Lockheed Martin
  136    152      JPMCB   30 East Hoffman Avenue                            Yes    County of Suffolk
  137    153      NCCI    Ken Caryl Retail Center                            No    Lil' Ricci's Pizza
  138    154      JPMCB   Garfield Place                                     No    Sharp Fitness
  139    155      JPMCB   Tucker Street Apartments                           No
  140    156      NCCI    Quality Inn and Suites                             No
  141    157      IXIS    9775-77 Santa Monica Blvd.                         No    Dokoro Sushi
  142    158      NCCI    Haddam Self Storage                                No
  143    159       PNC    1722 General George Patton                         No    Wholesale Building Materials
  144    160      NCCI    CSH 1st Security Storage Davenport                 No
  145    161      NCCI    Lido MHP                                           No
  146    162      NCCI    CSH - 1st Security Self storage Avon Park          No
  147    163      NCCI    CSH B & B Stor With Us                             No
  148    164       PNC    6704 W. 121st Street                              Yes    RHW Corporation
  149    165       PNC    TGIFriday's                                       Yes    TGI Friday's Inc.

                                                                                 LARGEST TENANT
                                                                           -----------------------------
ANNEX                                                                                       LEASE
 ID #   LOAN #   SELLER   PROPERTY NAME                                     UNIT SIZE     EXPIRATION
--------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments
   2      2       JPMCB   53 State Street                                     384,757       04/30/16
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio
 3.01    3.01             Quantum Business Park                               426,734       09/30/11
 3.02    3.02             Maude 4-7                                           397,510       02/28/15
 3.03    3.03             Milpitas Business Park                              131,880  12/31/06, 12/31/08
 3.04    3.04             Marriot                                             126,225       06/30/08
 3.05    3.05             Park Square Phase I and Phase II                     33,350       03/31/11
 3.06    3.06             Jay 1-6/Olcott                                      170,000       09/30/09
 3.07    3.07             North Pointe Business Park                           72,742       02/29/12
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                       36,652       12/30/10
 3.09    3.09             Orchard Park                                         79,803       12/31/09
 3.10    3.10             Peery Park I                                         59,500       05/31/12
 3.11    3.11             Mountain View Properties                             39,703       04/30/10
 3.12    3.12             Walsh 1-8                                            59,430       01/31/19
 3.13    3.13             Peery Park II                                        51,680       08/31/08
 3.14    3.14             Macara A&B                                           34,086       08/30/08
 3.15    3.15             Zanker/Brokaw                                        15,354       04/30/11
 3.16    3.16             Guadalupe A-C                                        25,600       01/30/08
 3.17    3.17             Peery Park Biotech                                   18,480       03/30/10
 3.18    3.18             Great America Parkway A-C
   4      4       NCCI    Gas Company Tower                                   576,516       11/08/11
   5      5        EHY    Burbank Town Center                                 237,145       08/27/22
   6      6        EHY    Tysons Galleria                                      19,336       09/30/10
   7              JPMCB   Colony III Portfolio
 7.01     7       JPMCB   Copley Corporate Center                              80,281       05/31/16
 7.02     8       JPMCB   Memphis Distribution Center                         341,049       03/31/08
 7.03     9       JPMCB   St. Louis Industrial Portfolio                      180,705       04/30/15
 7.04     10      JPMCB   155 Pfingsten Road                                   55,503       12/31/12
 7.05     11      JPMCB   Woodland Rose                                        47,971       05/31/08
 7.06     12      JPMCB   McKesson Facility                                   314,574       12/31/09
 7.07     13      JPMCB   Flotilla                                            150,040       12/31/11
 7.08     14      JPMCB   4550 Spring Valley Road                             214,110       08/31/10
 7.09     15      JPMCB   Perimeter Park                                       71,511       06/30/09
 7.10     16      JPMCB   10351 Home Road                                      86,400       11/30/10
 7.11     17      JPMCB   815 South Coppell Road                               78,750       10/30/10
 7.12     18      JPMCB   13524 Welch Road                                     74,000       06/30/12
 7.13     19      JPMCB   1130 West Jackson Road                               54,095       02/28/10
 7.14     20      JPMCB   4600 Simonton Road                                   40,000       01/31/07
 7.15     21      JPMCB   Slawin Court
   8      22      JPMCB   CNL/Welsh Portfolio
 8.01   22.01             Fingerhut Distribution Facility                     914,315       01/31/14
 8.02   22.02             Leedsworld                                          159,785       07/31/20
 8.03   22.03             GMR Marketing                                        74,000       05/31/16
 8.04   22.04             HK Systems                                           86,204       10/31/14
 8.05   22.05             SuperStock                                           72,486       06/30/24
 8.06   22.06             Navarre Corporation                                 115,286       06/30/19
 8.07   22.07             Riviera Tool Company                                176,607       10/31/18
 8.08   22.08             Midland Containers                                  136,000       12/31/19
 8.09   22.09             ADS Logistics - IN                                  102,475       08/31/22
 8.10   22.10             Jenkins Manufacturing Company                       203,496       09/30/20
 8.11   22.11             Olsen Engineering LLC                               131,550       07/31/19
 8.12   22.12             Core Systems                                         98,592       04/24/16
 8.13   22.13             ADS Logistics - NC                                  106,644       08/31/22
   9      23      JPMCB   Foothills Mall                                       77,284       10/31/17
  10      24      IXIS    Marriott Monterey
  11      25      JPMCB   Stevens Center Business Park                        169,174       01/01/11
  12              NCCI    Sun Community Portfolio
 12.01    26      NCCI    Sun Villa Estates
 12.02    27      NCCI    Countryside of Lake Lanier
 12.03    28      NCCI    Countryside Atlanta
  13      29       EHY    1800-1880 John F. Kennedy Boulevard                  26,653       08/31/13
  14      30      JPMCB   Neiss Portfolio
 14.01  30.01             Asset Acceptance                                    200,000       05/31/16
 14.02  30.02             Uniek                                               249,950       09/30/17
  15      31      IXIS    Lodge at Balfour
  16      32       EHY    University Center                                    27,150       08/31/07
  17      33      IXIS    Fondren Southwest Village                            32,948       08/31/08
  18      34      IXIS    Bonneville Square                                    40,383       08/21/15
  19      35       PNC    Lodge at Sonterra
  20      36       EHY    Malcolm X Boulevard                                  23,053       09/01/31
  21      37       AIG    Deerbrook Shopping Center                            80,690       05/23/11
  22      38      NCCI    Walter's Crossing                                    32,710       01/31/22
  23      39      JPMCB   Orange Grove Apartments
  24      40      JPMCB   Keystone Industrial Park                            152,000       05/31/10
  25      41      JPMCB   Commerce Center I                                    22,433       02/28/09
  26      42      IXIS    Milanos Portfolio 2
 26.01  42.01             Milridge                                              4,500       05/31/09
 26.02  42.02             Lucerne                                               3,200       02/28/15
 26.03  42.03             New Iona                                             24,587       01/31/13
 26.04  42.04             Catarina                                              2,800       04/30/09
  27      43      IXIS    901 Corporate Center Dr.                             21,022       08/31/08
  28      44       EHY    Southland Terrace Shopping Center                    51,460       05/31/18
  29      45      IXIS    Gladstone (Midwest)
 29.01  45.01             T-Mobile                                             69,287       09/30/12
 29.02  45.02             Converting, Inc.                                    291,142       10/31/20
 29.03  45.03             Metal Spinners - 800 Growth Pkwy                     50,000       08/31/20
 29.04  45.04             Metal Spinners - 914 Wohlert St                      52,080       08/31/20
 29.05  45.05             Metal Spinners - 802 East 11th St                    52,000       08/31/20
  30      46      IXIS    11 West Division Street and Lakeside Towers
 30.01  46.01             11 West Division Street
 30.02  46.02             Lakeside Tower
  31      47       AIG    Kingswood Plaza                                      21,127       12/31/14
  32      48      JPMCB   Villa Verde Apartments II
  33      49      JPMCB   Briargrove Place                                     69,097       01/31/09
  34      50       EHY    Riverstone Apartments
  35      51       PNC    Franklin Park at Cityview
  36      52      JPMCB   Executive Tower                                       9,847       01/31/11
  37      53      JPMCB   Shoppes on Dean                                      21,610       01/31/22
  38      54      JPMCB   The Links at Citiside Apartments
  39      55      NCCI    Rexford Business Center                              25,954       06/30/11
  40      56       EHY    Holiday Inn - Parsippany
  41      57      JPMCB   The Plaza at Point Happy                              4,330       12/31/15
  42      58      JPMCB   Shoppes at Aksarben                                  31,519       01/31/16
  43      59       AIG    Fannie May Portfolio
 43.01  59.01             TCF Bank 397                                          2,800       09/30/25
 43.02  59.02             Fannie May Portfolio 240                              3,391       04/30/09
 43.03  59.03             Wireless Giant 875                                    1,392       10/31/14
 43.04  59.04             Fannie May Portfolio 396
 43.05  59.05             SKP, Inc. 530                                         1,260       08/31/10
 43.06  59.06             Fannie May Portfolio 277                              2,863       04/30/09
 43.07  59.07             Grand Rapids Hospitality 880                          1,497       03/24/35
 43.08  59.08             Fannie May Portfolio 894
 43.09  59.09             Fannie May Portfolio 203                              2,359       04/30/09
 43.10  59.10             Fannie May Portfolio 208                              2,496       04/30/09
 43.11  59.11             Fannie May Portfolio 239                              1,700       07/31/16
 43.12  59.12             Fannie May Portfolio 201                              1,967       04/30/09
 43.13  59.13             Fannie May Portfolio 448                              1,904       04/30/09
 43.14  59.14             Z Amigos 895                                          1,980       02/28/15
 43.15  59.15             Fannie May Portfolio 398                              1,710       04/30/09
 43.16  59.16             Fannie May Portfolio 617                              1,900       04/30/09
 43.17  59.17             Fannie May Portfolio 613                              1,890       04/30/09
 43.18  59.18             Fannie May Portfolio 213                              1,802       04/30/09
 43.19  59.19             Fannie May Portfolio 216                              1,852       04/30/09
 43.20  59.20             Fannie May Portfolio 388                              1,722       04/30/09
 43.21  59.21             Fannie May Portfolio 614                              1,855       04/30/09
 43.22  59.22             Fannie May Portfolio 461                              1,800       04/30/09
 43.23  59.23             Fannie May Portfolio 190                              1,413       04/30/09
 43.24  59.24             Fannie May Portfolio 410                              1,566       04/30/09
 43.25  59.25             Fannie May Portfolio 890
 43.26  59.26             Fannie May Portfolio 395                              1,378       04/30/09
 43.27  59.27             Fannie May Portfolio 248                              1,141       04/30/09
 43.28  59.28             Ice Cream Joe's 878                                   1,400          MTM
 43.29  59.29             Fannie May Portfolio 816
  44      60       PNC    Sycamore Apartments - Azusa
  45      61      JPMCB   Phoenix Office Building                              48,463       09/06/10
  46      62       EHY    Walgreens & Pier 1 Imports                           15,120       11/30/20
  47      63       EHY    Eckerd Portfolio
 47.01  63.01             Vineland                                             16,000       08/31/19
 47.02  63.02             Northfield                                           12,739       11/30/20
  48      64       PNC    LeCota Office Park                                    4,953       06/30/10
  49      65      NCCI    South Towne Crossing                                 18,000       03/01/15
  50      66      JPMCB   2350 Ravine Way                                      18,887       08/31/11
  51      67      JPMCB   Country Corner Shopping Center                       11,720       05/31/09
  52      68       EHY    Northland Mall                                      104,525       01/31/18
  53      69      JPMCB   Landerbrook Place                                    58,619       09/30/09
  54      70       EHY    Walney Business Center                               43,750       12/31/09
  55      71       PNC    Coronado Hills Shopping Center                       31,384       11/30/16
  56      72       PNC    Bennington Marine Office - Industrial Facility      266,775       08/10/16
  57      73       PNC    Comfort Inn - Brooklyn
  58      74      JPMCB   Knobhill Apartments
  59      75       PNC    Cheyenne Woods Apartments
  60      76      JPMCB   Hampden Villa Center                                 11,520       08/31/09
  61      77       AIG    Schaumburg Retail Ground Leases                      67,258       07/31/26
  62      78      JPMCB   Mayhew Tech Center                                   19,354       06/30/10
  63      79      NCCI    Maple Tower Fashion Mart                             10,120       07/31/07
  64      80      NCCI    Sedona on Laurel Apartments
  65      81       PNC    The Silverstein Institute                            17,531       06/30/18
  66      82       AIG    Casaloma Retail Center                               10,000       01/31/16
  67      83      NCCI    Holiday Inn - Research Park
  68      84      JPMCB   Parkview Plaza                                       13,614       12/31/11
  69      85      JPMCB   Highland Plaza                                       25,846       01/31/11
  70      86       EHY    Bowie Gateway Medical Center                         25,558       11/30/10
  71      87      JPMCB   Harvey Oaks                                           5,600       10/31/11
  72      88       EHY    Best Western Leisure Inn
  73      89       EHY    Milford Landing Shopping Center                      14,605       10/31/20
  74      90      NCCI    Village of La Casa del Sol
  75      91       EHY    Wilmington on Drexel
  76      92      JPMCB   EastPoint Business Center                            32,713       10/31/09
  77      93      NCCI    Park at Summerhill Apartments
  78      94       EHY    Bayport One                                          11,915       08/31/12
  79      95      IXIS    Tonopah Office                                       19,566       03/31/21
  80      96       EHY    Lincoln Town Center                                  42,658       01/31/09
  81      97      JPMCB   Grape Vine Center                                    17,500       07/31/26
  82      98       AIG    Glengary Shopping Center                             25,000       05/31/11
  83      99      JPMCB   Fiesta Crossings SC                                  32,216       08/31/13
  84     100      JPMCB   United Plaza                                         24,645       12/31/31
  85     101      JPMCB   Orleans Business Park                                50,000       12/31/10
  86     102       PNC    Campbell Fair                                         7,369       08/31/14
  87     103      JPMCB   Donato Corporate Park                                22,876       05/31/16
  88     104      NCCI    Apache Junction Pool
 88.01  104.01            Superstition Lookout
 88.02  104.02            Sierra Leone MHC
 88.03  104.03            Ironwood MH & RV
 88.04  104.04            Shiprock RV Resort
  89     105      NCCI    Palm Haven
  90     106       AIG    Petsmart
 90.01  106.01            Petsmart - LA                                        19,377       01/31/19
 90.02  106.02            Petsmart - WA                                        19,495       01/31/19
  91     107       AIG    1639 Walnut                                          53,725       08/31/09
  92     108      JPMCB   Woodstock Square Shopping Center                     28,350       09/27/12
  93     109      NCCI    120-124 Enterprise Avenue                            48,757       04/30/11
  94     110      JPMCB   Eastpoint Business Park                              30,000       06/01/21
  95     111      JPMCB   Red Bank Medical                                     15,870       06/30/11
  96     112       EHY    Midland Plaza                                         9,883       06/30/09
  97     113      IXIS    8441 Melrose Place                                    3,372       12/31/15
  98     114       PNC    Durham Plaza                                          7,600       11/30/20
  99     115      JPMCB   Liberty Plaza                                        24,472       12/31/14
  100    116       EHY    Vincennes Apartments
  101    117      IXIS    Days Inn Dover
  102    118       AIG    Wellbridge Athletic Center                           33,800       08/09/18
  103    119      IXIS    Bermuda Palms
  104    120       AIG    Baybrook Office Park                                  7,073       01/31/09
  105    121      JPMCB   Foothill Village                                      5,538       11/04/15
  106    122       PNC    AmericInn Hotel & Suites
  107    123      JPMCB   Fairfield Inn & Suites
  108    124       EHY    3 Maryland Circle
  109    125      IXIS    La Quinta Ridge
  110    126       PNC    AmericInn Hotel & Suites
  111    127      JPMCB   Orleans Business Park II                             50,000       12/31/11
  112    128      JPMCB   Round Rock Towne Center                               4,200       02/28/21
  113    129       PNC    Hartland Apartments
  114    130      NCCI    Royal Highlander MHC
  115    131       AIG    Tomball Marketplace                                   9,600       10/01/12
  116    132       PNC    New Martinsville Plaza                               52,500       06/30/16
  117    133       EHY    Heritage Court Apartments
  118    134      JPMCB   Hampton Inn - Starkville, MS
  119    135       PNC    Landmark Building                                     6,250       01/31/14
  120    136      IXIS    Bowler Plaza                                          4,810       01/31/10
  121    137      JPMCB   Century Boulevard                                     9,024       11/01/12
  122    138       PNC    Woods Edge Apartments
  123    139      IXIS    Forest Oaks Plaza 1                                   4,000       02/28/10
  124    140      JPMCB   Emmorton Professional Building                        6,116       06/30/07
  125    141      JPMCB   Rodes Building                                       11,213       07/31/22
  126    142      IXIS    Spring Meadows Apartments
  127    143       EHY    Woodberry Plaza                                      44,984       02/02/14
  128    144       EHY    Beaver Pond Center                                   29,000       11/28/15
  129    145       PNC    Plaza 3001                                            4,078       06/30/11
  130    146      JPMCB   Ramada Inn - Tampa
  131    147      JPMCB   Storage Solutions
  132    148       PNC    The Port Apartments
  133    149       EHY    Memphis Retail Portfolio
133.01  149.01            Appling Ridge                                         2,400       12/31/11
133.02  149.02            Spa Plaza                                            16,650       03/31/13
  134    150       PNC    Colorado Rosemead Plaza                               3,072       05/12/11
  135    151       PNC    Battlefield Business Park                            20,433       09/30/09
  136    152      JPMCB   30 East Hoffman Avenue                               21,500       07/20/26
  137    153      NCCI    Ken Caryl Retail Center                               2,800       12/31/15
  138    154      JPMCB   Garfield Place                                        6,000       08/31/07
  139    155      JPMCB   Tucker Street Apartments
  140    156      NCCI    Quality Inn and Suites
  141    157      IXIS    9775-77 Santa Monica Blvd.                              950       10/31/15
  142    158      NCCI    Haddam Self Storage
  143    159       PNC    1722 General George Patton                            6,300       02/28/10
  144    160      NCCI    CSH 1st Security Storage Davenport
  145    161      NCCI    Lido MHP
  146    162      NCCI    CSH - 1st Security Self storage Avon Park
  147    163      NCCI    CSH B & B Stor With Us
  148    164       PNC    6704 W. 121st Street                                  6,000       06/30/20
  149    165       PNC    TGIFriday's                                           5,845       09/01/16

                                                                                 2ND LARGEST TENANT
                                                                          ------------------------------------
ANNEX
 ID #   LOAN #   SELLER   PROPERTY NAME                                   2ND LARGEST TENANT
--------------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments
   2      2       JPMCB   53 State Street                                 Fidelity Invest
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio
 3.01    3.01             Quantum Business Park                           Maxtor/Sublease-SanDisk
 3.02    3.02             Maude 4-7
 3.03    3.03             Milpitas Business Park                          Force10 Networks
 3.04    3.04             Marriot                                         Taos Mountain, Inc.
 3.05    3.05             Park Square Phase I and Phase II                Tensilica, Inc
 3.06    3.06             Jay 1-6/Olcott                                  Advantest America
 3.07    3.07             North Pointe Business Park                      Ciena Corporation
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                  RF Micro Devices, Inc.
 3.09    3.09             Orchard Park                                    Samsung Information Systems
 3.10    3.10             Peery Park I                                    Reflectivity, Inc.
 3.11    3.11             Mountain View Properties                        Upshot Corporation
 3.12    3.12             Walsh 1-8
 3.13    3.13             Peery Park II                                   Tropos Networks, Inc.
 3.14    3.14             Macara A&B                                      Inxight Software
 3.15    3.15             Zanker/Brokaw                                   North Star Imports, Inc.
 3.16    3.16             Guadalupe A-C
 3.17    3.17             Peery Park Biotech                              Yaschem, Inc. et al
 3.18    3.18             Great America Parkway A-C
   4      4       NCCI    Gas Company Tower                               Morrison & Foerster, LLP
   5      5        EHY    Burbank Town Center                             Sport Chalet
   6      6        EHY    Tysons Galleria                                 Wildfire
   7              JPMCB   Colony III Portfolio
 7.01     7       JPMCB   Copley Corporate Center                         KP Oncall, LLC
 7.02     8       JPMCB   Memphis Distribution Center                     EGS Electrical Group
 7.03     9       JPMCB   St. Louis Industrial Portfolio                  Graham Field Health Products, Inc.
 7.04     10      JPMCB   155 Pfingsten Road                              Stagnito Communications
 7.05     11      JPMCB   Woodland Rose                                   Air Ventures
 7.06     12      JPMCB   McKesson Facility
 7.07     13      JPMCB   Flotilla                                        PCI Industries
 7.08     14      JPMCB   4550 Spring Valley Road
 7.09     15      JPMCB   Perimeter Park                                  SPC
 7.10     16      JPMCB   10351 Home Road
 7.11     17      JPMCB   815 South Coppell Road
 7.12     18      JPMCB   13524 Welch Road
 7.13     19      JPMCB   1130 West Jackson Road
 7.14     20      JPMCB   4600 Simonton Road
 7.15     21      JPMCB   Slawin Court
   8      22      JPMCB   CNL/Welsh Portfolio
 8.01   22.01             Fingerhut Distribution Facility
 8.02   22.02             Leedsworld
 8.03   22.03             GMR Marketing
 8.04   22.04             HK Systems
 8.05   22.05             SuperStock
 8.06   22.06             Navarre Corporation
 8.07   22.07             Riviera Tool Company
 8.08   22.08             Midland Containers
 8.09   22.09             ADS Logistics - IN
 8.10   22.10             Jenkins Manufacturing Company
 8.11   22.11             Olsen Engineering LLC
 8.12   22.12             Core Systems
 8.13   22.13             ADS Logistics - NC
   9      23      JPMCB   Foothills Mall                                  Linens 'n Things
  10      24      IXIS    Marriott Monterey
  11      25      JPMCB   Stevens Center Business Park                    GSA (Dept of Energy)
  12              NCCI    Sun Community Portfolio
 12.01    26      NCCI    Sun Villa Estates
 12.02    27      NCCI    Countryside of Lake Lanier
 12.03    28      NCCI    Countryside Atlanta
  13      29       EHY    1800-1880 John F. Kennedy Boulevard             CB Richard Ellis Real Estate Serv.
  14      30      JPMCB   Neiss Portfolio
 14.01  30.01             Asset Acceptance
 14.02  30.02             Uniek
  15      31      IXIS    Lodge at Balfour
  16      32       EHY    University Center                               State of Florida Dept. of Children
  17      33      IXIS    Fondren Southwest Village                       Palais Royal
  18      34      IXIS    Bonneville Square                               Wells Fargo
  19      35       PNC    Lodge at Sonterra
  20      36       EHY    Malcolm X Boulevard                             CVS
  21      37       AIG    Deerbrook Shopping Center                       Hancock Fabrics
  22      38      NCCI    Walter's Crossing                               Linens 'n Things
  23      39      JPMCB   Orange Grove Apartments
  24      40      JPMCB   Keystone Industrial Park                        Eisai
  25      41      JPMCB   Commerce Center I                               ITT Industries
  26      42      IXIS    Milanos Portfolio 2
 26.01  42.01             Milridge                                        GAP Kids
 26.02  42.02             Lucerne                                         Ridgewood Karate
 26.03  42.03             New Iona                                        DHL
 26.04  42.04             Catarina                                        PS I Love You
  27      43      IXIS    901 Corporate Center Dr.                        Children's Law Center of Los Angeles
  28      44       EHY    Southland Terrace Shopping Center               Big Lots Stores Inc.
  29      45      IXIS    Gladstone (Midwest)
 29.01  45.01             T-Mobile
 29.02  45.02             Converting, Inc.
 29.03  45.03             Metal Spinners - 800 Growth Pkwy
 29.04  45.04             Metal Spinners - 914 Wohlert St
 29.05  45.05             Metal Spinners - 802 East 11th St
  30      46      IXIS    11 West Division Street and Lakeside Towers
 30.01  46.01             11 West Division Street
 30.02  46.02             Lakeside Tower
  31      47       AIG    Kingswood Plaza                                 Tuesday Morning, Inc.
  32      48      JPMCB   Villa Verde Apartments II
  33      49      JPMCB   Briargrove Place                                The Ryland Group
  34      50       EHY    Riverstone Apartments
  35      51       PNC    Franklin Park at Cityview
  36      52      JPMCB   Executive Tower                                 General Dynamics
  37      53      JPMCB   Shoppes on Dean                                 Ann Taylor Loft
  38      54      JPMCB   The Links at Citiside Apartments
  39      55      NCCI    Rexford Business Center                         Cor-O-Van
  40      56       EHY    Holiday Inn - Parsippany
  41      57      JPMCB   The Plaza at Point Happy                        Madison Development (Corp.)
  42      58      JPMCB   Shoppes at Aksarben                             Qdoba
  43      59       AIG    Fannie May Portfolio
 43.01  59.01             TCF Bank 397
 43.02  59.02             Fannie May Portfolio 240
 43.03  59.03             Wireless Giant 875
 43.04  59.04             Fannie May Portfolio 396
 43.05  59.05             SKP, Inc. 530
 43.06  59.06             Fannie May Portfolio 277
 43.07  59.07             Grand Rapids Hospitality 880
 43.08  59.08             Fannie May Portfolio 894
 43.09  59.09             Fannie May Portfolio 203
 43.10  59.10             Fannie May Portfolio 208
 43.11  59.11             Fannie May Portfolio 239
 43.12  59.12             Fannie May Portfolio 201
 43.13  59.13             Fannie May Portfolio 448
 43.14  59.14             Z Amigos 895
 43.15  59.15             Fannie May Portfolio 398
 43.16  59.16             Fannie May Portfolio 617
 43.17  59.17             Fannie May Portfolio 613
 43.18  59.18             Fannie May Portfolio 213
 43.19  59.19             Fannie May Portfolio 216
 43.20  59.20             Fannie May Portfolio 388
 43.21  59.21             Fannie May Portfolio 614
 43.22  59.22             Fannie May Portfolio 461
 43.23  59.23             Fannie May Portfolio 190
 43.24  59.24             Fannie May Portfolio 410
 43.25  59.25             Fannie May Portfolio 890
 43.26  59.26             Fannie May Portfolio 395
 43.27  59.27             Fannie May Portfolio 248
 43.28  59.28             Ice Cream Joe's 878
 43.29  59.29             Fannie May Portfolio 816
  44      60       PNC    Sycamore Apartments - Azusa
  45      61      JPMCB   Phoenix Office Building                         Inpulse Response Group, Inc.
  46      62       EHY    Walgreens & Pier 1 Imports                      Pier 1 Imports
  47      63       EHY    Eckerd Portfolio
 47.01  63.01             Vineland
 47.02  63.02             Northfield
  48      64       PNC    LeCota Office Park                              An Elegant Smile
  49      65      NCCI    South Towne Crossing                            Monarch Dental
  50      66      JPMCB   2350 Ravine Way                                 TJL Foodservice Holdings
  51      67      JPMCB   Country Corner Shopping Center                  Hollywood Video
  52      68       EHY    Northland Mall                                  Pet Supplies Plus
  53      69      JPMCB   Landerbrook Place                               Ganeden
  54      70       EHY    Walney Business Center                          Treasures of Time, LLC
  55      71       PNC    Coronado Hills Shopping Center                  Goodwill Industries
  56      72       PNC    Bennington Marine Office - Industrial Facility
  57      73       PNC    Comfort Inn - Brooklyn
  58      74      JPMCB   Knobhill Apartments
  59      75       PNC    Cheyenne Woods Apartments
  60      76      JPMCB   Hampden Villa Center                            Famous Door II
  61      77       AIG    Schaumburg Retail Ground Leases                 Weber Grill (Ground Lease)
  62      78      JPMCB   Mayhew Tech Center                              Mayhew Community Service Center
  63      79      NCCI    Maple Tower Fashion Mart                        Abraham E. Davood
  64      80      NCCI    Sedona on Laurel Apartments
  65      81       PNC    The Silverstein Institute                       Ear Research Foundation
  66      82       AIG    Casaloma Retail Center                          You're Special Gifts & Collectibles
  67      83      NCCI    Holiday Inn - Research Park
  68      84      JPMCB   Parkview Plaza                                  Walgreens
  69      85      JPMCB   Highland Plaza                                  Yuba Heat Transfer
  70      86       EHY    Bowie Gateway Medical Center                    Orthopedic and Sports Office
  71      87      JPMCB   Harvey Oaks                                     Total Healthcare Associates PC
  72      88       EHY    Best Western Leisure Inn
  73      89       EHY    Milford Landing Shopping Center                 Sleepys
  74      90      NCCI    Village of La Casa del Sol
  75      91       EHY    Wilmington on Drexel
  76      92      JPMCB   EastPoint Business Center                       Arizona Department of Revenue
  77      93      NCCI    Park at Summerhill Apartments
  78      94       EHY    Bayport One                                     Concord Atlantic Engineers
  79      95      IXIS    Tonopah Office
  80      96       EHY    Lincoln Town Center                             Cato
  81      97      JPMCB   Grape Vine Center                               Grapevine Salons
  82      98       AIG    Glengary Shopping Center                        Aldi
  83      99      JPMCB   Fiesta Crossings SC                             Southwest Pizza Co.
  84     100      JPMCB   United Plaza                                    AG Edwards & Sons
  85     101      JPMCB   Orleans Business Park
  86     102       PNC    Campbell Fair                                   Blockbuster
  87     103      JPMCB   Donato Corporate Park                           MON-OC
  88     104      NCCI    Apache Junction Pool
 88.01  104.01            Superstition Lookout
 88.02  104.02            Sierra Leone MHC
 88.03  104.03            Ironwood MH & RV
 88.04  104.04            Shiprock RV Resort
  89     105      NCCI    Palm Haven
  90     106       AIG    Petsmart
 90.01  106.01            Petsmart - LA
 90.02  106.02            Petsmart - WA
  91     107       AIG    1639 Walnut                                     Joyce Brothers
  92     108      JPMCB   Woodstock Square Shopping Center                Peebles Department Store
  93     109      NCCI    120-124 Enterprise Avenue                       Dazian, LLC
  94     110      JPMCB   Eastpoint Business Park
  95     111      JPMCB   Red Bank Medical                                The Plastic Surgery Group
  96     112       EHY    Midland Plaza                                   Pier 1 Imports
  97     113      IXIS    8441 Melrose Place
  98     114       PNC    Durham Plaza                                    Lil' Big Ones Daycare
  99     115      JPMCB   Liberty Plaza                                   Penn State University
  100    116       EHY    Vincennes Apartments
  101    117      IXIS    Days Inn Dover
  102    118       AIG    Wellbridge Athletic Center
  103    119      IXIS    Bermuda Palms
  104    120       AIG    Baybrook Office Park                            Technology Transfer Incorporated
  105    121      JPMCB   Foothill Village                                Mortgage & Prop. Mgmt.
  106    122       PNC    AmericInn Hotel & Suites
  107    123      JPMCB   Fairfield Inn & Suites
  108    124       EHY    3 Maryland Circle
  109    125      IXIS    La Quinta Ridge
  110    126       PNC    AmericInn Hotel & Suites
  111    127      JPMCB   Orleans Business Park II
  112    128      JPMCB   Round Rock Towne Center                         Beef O'Brady's
  113    129       PNC    Hartland Apartments
  114    130      NCCI    Royal Highlander MHC
  115    131       AIG    Tomball Marketplace                             Dollar Tree
  116    132       PNC    New Martinsville Plaza                          Save A Lot Food Stores
  117    133       EHY    Heritage Court Apartments
  118    134      JPMCB   Hampton Inn - Starkville, MS
  119    135       PNC    Landmark Building                               Cardiology Assoc. of Central CT, LLC
  120    136      IXIS    Bowler Plaza                                    State of Nevada, DMV
  121    137      JPMCB   Century Boulevard                               Renal Treatment Center
  122    138       PNC    Woods Edge Apartments
  123    139      IXIS    Forest Oaks Plaza 1                             Regions Bank
  124    140      JPMCB   Emmorton Professional Building                  Sun Trust Mortgage
  125    141      JPMCB   Rodes Building                                  Capstone
  126    142      IXIS    Spring Meadows Apartments
  127    143       EHY    Woodberry Plaza                                 Fitness Center
  128    144       EHY    Beaver Pond Center                              CVS
  129    145       PNC    Plaza 3001                                      GMAC Mortgage
  130    146      JPMCB   Ramada Inn - Tampa
  131    147      JPMCB   Storage Solutions
  132    148       PNC    The Port Apartments
  133    149       EHY    Memphis Retail Portfolio
133.01  149.01            Appling Ridge                                   Quizno's
133.02  149.02            Spa Plaza                                       Chosen Generation Academy
  134    150       PNC    Colorado Rosemead Plaza                         Luggage 4 Less
  135    151       PNC    Battlefield Business Park                       Hobart Corporation
  136    152      JPMCB   30 East Hoffman Avenue
  137    153      NCCI    Ken Caryl Retail Center                         Heidi's Deli
  138    154      JPMCB   Garfield Place                                  Associated Publishing Company
  139    155      JPMCB   Tucker Street Apartments
  140    156      NCCI    Quality Inn and Suites
  141    157      IXIS    9775-77 Santa Monica Blvd.                      Ash Do Co Inc.
  142    158      NCCI    Haddam Self Storage
  143    159       PNC    1722 General George Patton                      Engineering Ventures
  144    160      NCCI    CSH 1st Security Storage Davenport
  145    161      NCCI    Lido MHP
  146    162      NCCI    CSH - 1st Security Self storage Avon Park
  147    163      NCCI    CSH B & B Stor With Us
  148    164       PNC    6704 W. 121st Street
  149    165       PNC    TGIFriday's

                                                                              2ND LARGEST TENANT
                                                                        ------------------------------
ANNEX                                                                                     LEASE
 ID #   LOAN #   SELLER   PROPERTY NAME                                 UNIT SIZE       EXPIRATION
------------------------------------------------------------------------------------------------------

   1      1       IXIS    Park La Brea Apartments
   2      2       JPMCB   53 State Street                                 169,943        05/31/08
   3      3       JPMCB   RREEF Silicon Valley Office Portfolio
 3.01    3.01             Quantum Business Park                           348,515  9/30/2011, 05/31/13
 3.02    3.02             Maude 4-7
 3.03    3.03             Milpitas Business Park                           45,106        01/31/10
 3.04    3.04             Marriot                                          45,000        01/30/09
 3.05    3.05             Park Square Phase I and Phase II                 22,500        02/29/08
 3.06    3.06             Jay 1-6/Olcott                                   66,106        05/30/07
 3.07    3.07             North Pointe Business Park                       58,780        12/31/06
 3.08    3.08             Sunnyvale/Santa Clara/San Jose                   34,686          MTM
 3.09    3.09             Orchard Park                                     79,564        05/31/09
 3.10    3.10             Peery Park I                                     32,500        09/30/07
 3.11    3.11             Mountain View Properties                         23,610          MTM
 3.12    3.12             Walsh 1-8
 3.13    3.13             Peery Park II                                    23,697        05/31/07
 3.14    3.14             Macara A&B                                       31,266        05/30/10
 3.15    3.15             Zanker/Brokaw                                    10,652        03/31/08
 3.16    3.16             Guadalupe A-C
 3.17    3.17             Peery Park Biotech                               10,856          MTM
 3.18    3.18             Great America Parkway A-C
   4      4       NCCI    Gas Company Tower                               192,775        09/30/13
   5      5        EHY    Burbank Town Center                              44,957        01/31/08
   6      6        EHY    Tysons Galleria                                  12,999        10/31/21
   7              JPMCB   Colony III Portfolio
 7.01     7       JPMCB   Copley Corporate Center                          22,525        05/31/08
 7.02     8       JPMCB   Memphis Distribution Center                     241,049        12/31/09
 7.03     9       JPMCB   St. Louis Industrial Portfolio                  144,090        03/31/12
 7.04     10      JPMCB   155 Pfingsten Road                               20,446        02/28/09
 7.05     11      JPMCB   Woodland Rose                                    35,284        05/31/07
 7.06     12      JPMCB   McKesson Facility
 7.07     13      JPMCB   Flotilla                                         21,348        03/31/16
 7.08     14      JPMCB   4550 Spring Valley Road
 7.09     15      JPMCB   Perimeter Park                                   39,000        01/31/12
 7.10     16      JPMCB   10351 Home Road
 7.11     17      JPMCB   815 South Coppell Road
 7.12     18      JPMCB   13524 Welch Road
 7.13     19      JPMCB   1130 West Jackson Road
 7.14     20      JPMCB   4600 Simonton Road
 7.15     21      JPMCB   Slawin Court
   8      22      JPMCB   CNL/Welsh Portfolio
 8.01   22.01             Fingerhut Distribution Facility
 8.02   22.02             Leedsworld
 8.03   22.03             GMR Marketing
 8.04   22.04             HK Systems
 8.05   22.05             SuperStock
 8.06   22.06             Navarre Corporation
 8.07   22.07             Riviera Tool Company
 8.08   22.08             Midland Containers
 8.09   22.09             ADS Logistics - IN
 8.10   22.10             Jenkins Manufacturing Company
 8.11   22.11             Olsen Engineering LLC
 8.12   22.12             Core Systems
 8.13   22.13             ADS Logistics - NC
   9      23      JPMCB   Foothills Mall                                   41,480        01/31/13
  10      24      IXIS    Marriott Monterey
  11      25      JPMCB   Stevens Center Business Park                     99,822        10/01/07
  12              NCCI    Sun Community Portfolio
 12.01    26      NCCI    Sun Villa Estates
 12.02    27      NCCI    Countryside of Lake Lanier
 12.03    28      NCCI    Countryside Atlanta
  13      29       EHY    1800-1880 John F. Kennedy Boulevard              24,632        03/31/07
  14      30      JPMCB   Neiss Portfolio
 14.01  30.01             Asset Acceptance
 14.02  30.02             Uniek
  15      31      IXIS    Lodge at Balfour
  16      32       EHY    University Center                                23,124        01/31/08
  17      33      IXIS    Fondren Southwest Village                        24,650        01/31/10
  18      34      IXIS    Bonneville Square                                26,865        07/31/14
  19      35       PNC    Lodge at Sonterra
  20      36       EHY    Malcolm X Boulevard                              12,331        01/31/17
  21      37       AIG    Deerbrook Shopping Center                        15,257        09/30/14
  22      38      NCCI    Walter's Crossing                                32,000        09/15/15
  23      39      JPMCB   Orange Grove Apartments
  24      40      JPMCB   Keystone Industrial Park                         80,000        12/31/08
  25      41      JPMCB   Commerce Center I                                11,805        05/31/10
  26      42      IXIS    Milanos Portfolio 2
 26.01  42.01             Milridge                                          4,100        12/31/07
 26.02  42.02             Lucerne                                           2,607        08/31/06
 26.03  42.03             New Iona                                         13,551        07/31/08
 26.04  42.04             Catarina                                          1,200        03/31/09
  27      43      IXIS    901 Corporate Center Dr.                         16,201        09/30/12
  28      44       EHY    Southland Terrace Shopping Center                30,900        01/31/08
  29      45      IXIS    Gladstone (Midwest)
 29.01  45.01             T-Mobile
 29.02  45.02             Converting, Inc.
 29.03  45.03             Metal Spinners - 800 Growth Pkwy
 29.04  45.04             Metal Spinners - 914 Wohlert St
 29.05  45.05             Metal Spinners - 802 East 11th St
  30      46      IXIS    11 West Division Street and Lakeside Towers
 30.01  46.01             11 West Division Street
 30.02  46.02             Lakeside Tower
  31      47       AIG    Kingswood Plaza                                   7,900        01/15/09
  32      48      JPMCB   Villa Verde Apartments II
  33      49      JPMCB   Briargrove Place                                 32,756        10/31/08
  34      50       EHY    Riverstone Apartments
  35      51       PNC    Franklin Park at Cityview
  36      52      JPMCB   Executive Tower                                   9,840        07/31/08
  37      53      JPMCB   Shoppes on Dean                                   6,035        01/31/17
  38      54      JPMCB   The Links at Citiside Apartments
  39      55      NCCI    Rexford Business Center                          23,842        07/31/07
  40      56       EHY    Holiday Inn - Parsippany
  41      57      JPMCB   The Plaza at Point Happy                          3,528        11/30/08
  42      58      JPMCB   Shoppes at Aksarben                               3,064        05/31/15
  43      59       AIG    Fannie May Portfolio
 43.01  59.01             TCF Bank 397
 43.02  59.02             Fannie May Portfolio 240
 43.03  59.03             Wireless Giant 875
 43.04  59.04             Fannie May Portfolio 396
 43.05  59.05             SKP, Inc. 530
 43.06  59.06             Fannie May Portfolio 277
 43.07  59.07             Grand Rapids Hospitality 880
 43.08  59.08             Fannie May Portfolio 894
 43.09  59.09             Fannie May Portfolio 203
 43.10  59.10             Fannie May Portfolio 208
 43.11  59.11             Fannie May Portfolio 239
 43.12  59.12             Fannie May Portfolio 201
 43.13  59.13             Fannie May Portfolio 448
 43.14  59.14             Z Amigos 895
 43.15  59.15             Fannie May Portfolio 398
 43.16  59.16             Fannie May Portfolio 617
 43.17  59.17             Fannie May Portfolio 613
 43.18  59.18             Fannie May Portfolio 213
 43.19  59.19             Fannie May Portfolio 216
 43.20  59.20             Fannie May Portfolio 388
 43.21  59.21             Fannie May Portfolio 614
 43.22  59.22             Fannie May Portfolio 461
 43.23  59.23             Fannie May Portfolio 190
 43.24  59.24             Fannie May Portfolio 410
 43.25  59.25             Fannie May Portfolio 890
 43.26  59.26             Fannie May Portfolio 395
 43.27  59.27             Fannie May Portfolio 248
 43.28  59.28             Ice Cream Joe's 878
 43.29  59.29             Fannie May Portfolio 816
  44      60       PNC    Sycamore Apartments - Azusa
  45      61      JPMCB   Phoenix Office Building                          26,533        05/15/08
  46      62       EHY    Walgreens & Pier 1 Imports                        9,375        04/30/10
  47      63       EHY    Eckerd Portfolio
 47.01  63.01             Vineland
 47.02  63.02             Northfield
  48      64       PNC    LeCota Office Park                                4,907        07/31/11
  49      65      NCCI    South Towne Crossing                              4,200        06/01/15
  50      66      JPMCB   2350 Ravine Way                                  11,275        10/31/11
  51      67      JPMCB   Country Corner Shopping Center                    6,600        03/23/11
  52      68       EHY    Northland Mall                                   11,585        09/30/07
  53      69      JPMCB   Landerbrook Place                                 7,780        05/31/10
  54      70       EHY    Walney Business Center                           33,788        09/30/11
  55      71       PNC    Coronado Hills Shopping Center                   12,855        02/29/08
  56      72       PNC    Bennington Marine Office - Industrial Facility
  57      73       PNC    Comfort Inn - Brooklyn
  58      74      JPMCB   Knobhill Apartments
  59      75       PNC    Cheyenne Woods Apartments
  60      76      JPMCB   Hampden Villa Center                              8,608        05/31/11
  61      77       AIG    Schaumburg Retail Ground Leases                  57,705        08/15/25
  62      78      JPMCB   Mayhew Tech Center                               13,350        06/30/08
  63      79      NCCI    Maple Tower Fashion Mart                          8,740          MTM
  64      80      NCCI    Sedona on Laurel Apartments
  65      81       PNC    The Silverstein Institute                         5,095        06/30/18
  66      82       AIG    Casaloma Retail Center                            4,350        09/30/08
  67      83      NCCI    Holiday Inn - Research Park
  68      84      JPMCB   Parkview Plaza                                   12,902        01/31/08
  69      85      JPMCB   Highland Plaza                                   12,602        11/30/10
  70      86       EHY    Bowie Gateway Medical Center                      8,388        08/31/10
  71      87      JPMCB   Harvey Oaks                                       4,200        12/31/06
  72      88       EHY    Best Western Leisure Inn
  73      89       EHY    Milford Landing Shopping Center                   9,000        02/28/09
  74      90      NCCI    Village of La Casa del Sol
  75      91       EHY    Wilmington on Drexel
  76      92      JPMCB   EastPoint Business Center                        20,783        12/14/08
  77      93      NCCI    Park at Summerhill Apartments
  78      94       EHY    Bayport One                                       8,623        08/31/07
  79      95      IXIS    Tonopah Office
  80      96       EHY    Lincoln Town Center                               6,000        01/31/09
  81      97      JPMCB   Grape Vine Center                                 6,928        02/28/13
  82      98       AIG    Glengary Shopping Center                         13,988        05/31/10
  83      99      JPMCB   Fiesta Crossings SC                               4,861        01/06/10
  84     100      JPMCB   United Plaza                                      7,701        04/15/09
  85     101      JPMCB   Orleans Business Park
  86     102       PNC    Campbell Fair                                     7,200        05/31/07
  87     103      JPMCB   Donato Corporate Park                            18,300        05/31/11
  88     104      NCCI    Apache Junction Pool
 88.01  104.01            Superstition Lookout
 88.02  104.02            Sierra Leone MHC
 88.03  104.03            Ironwood MH & RV
 88.04  104.04            Shiprock RV Resort
  89     105      NCCI    Palm Haven
  90     106       AIG    Petsmart
 90.01  106.01            Petsmart - LA
 90.02  106.02            Petsmart - WA
  91     107       AIG    1639 Walnut                                      28,000        10/31/08
  92     108      JPMCB   Woodstock Square Shopping Center                 17,765        01/31/11
  93     109      NCCI    120-124 Enterprise Avenue                        25,993        06/30/10
  94     110      JPMCB   Eastpoint Business Park
  95     111      JPMCB   Red Bank Medical                                 11,453        02/28/21
  96     112       EHY    Midland Plaza                                     9,578        06/30/09
  97     113      IXIS    8441 Melrose Place
  98     114       PNC    Durham Plaza                                      3,685        07/31/11
  99     115      JPMCB   Liberty Plaza                                    10,555        01/31/14
  100    116       EHY    Vincennes Apartments
  101    117      IXIS    Days Inn Dover
  102    118       AIG    Wellbridge Athletic Center
  103    119      IXIS    Bermuda Palms
  104    120       AIG    Baybrook Office Park                              6,425        03/31/09
  105    121      JPMCB   Foothill Village                                  3,480        04/01/11
  106    122       PNC    AmericInn Hotel & Suites
  107    123      JPMCB   Fairfield Inn & Suites
  108    124       EHY    3 Maryland Circle
  109    125      IXIS    La Quinta Ridge
  110    126       PNC    AmericInn Hotel & Suites
  111    127      JPMCB   Orleans Business Park II
  112    128      JPMCB   Round Rock Towne Center                           3,500        10/31/15
  113    129       PNC    Hartland Apartments
  114    130      NCCI    Royal Highlander MHC
  115    131       AIG    Tomball Marketplace                               6,000        09/01/07
  116    132       PNC    New Martinsville Plaza                           18,680        12/31/14
  117    133       EHY    Heritage Court Apartments
  118    134      JPMCB   Hampton Inn - Starkville, MS
  119    135       PNC    Landmark Building                                 5,750        12/31/13
  120    136      IXIS    Bowler Plaza                                      1,360        11/30/07
  121    137      JPMCB   Century Boulevard                                 7,288        08/01/13
  122    138       PNC    Woods Edge Apartments
  123    139      IXIS    Forest Oaks Plaza 1                               3,500        07/31/09
  124    140      JPMCB   Emmorton Professional Building                    4,020        06/30/11
  125    141      JPMCB   Rodes Building                                    3,111        07/31/11
  126    142      IXIS    Spring Meadows Apartments
  127    143       EHY    Woodberry Plaza                                  18,280        01/01/11
  128    144       EHY    Beaver Pond Center                                8,450        11/30/10
  129    145       PNC    Plaza 3001                                        3,364        08/31/07
  130    146      JPMCB   Ramada Inn - Tampa
  131    147      JPMCB   Storage Solutions
  132    148       PNC    The Port Apartments
  133    149       EHY    Memphis Retail Portfolio
133.01  149.01            Appling Ridge                                     1,500        06/14/11
133.02  149.02            Spa Plaza                                         2,400        10/31/06
  134    150       PNC    Colorado Rosemead Plaza                           2,138        12/31/06
  135    151       PNC    Battlefield Business Park                         6,574        02/28/09
  136    152      JPMCB   30 East Hoffman Avenue
  137    153      NCCI    Ken Caryl Retail Center                           2,000        03/01/16
  138    154      JPMCB   Garfield Place                                    5,473        02/28/11
  139    155      JPMCB   Tucker Street Apartments
  140    156      NCCI    Quality Inn and Suites
  141    157      IXIS    9775-77 Santa Monica Blvd.                          850        01/31/11
  142    158      NCCI    Haddam Self Storage
  143    159       PNC    1722 General George Patton                        2,100        01/01/08
  144    160      NCCI    CSH 1st Security Storage Davenport
  145    161      NCCI    Lido MHP
  146    162      NCCI    CSH - 1st Security Self storage Avon Park
  147    163      NCCI    CSH B & B Stor With Us
  148    164       PNC    6704 W. 121st Street
  149    165       PNC    TGIFriday's

                                                                                              3RD LARGEST TENANT
                                                                          ----------------------------------------------------------
ANNEX                                                                                                                       LEASE
 ID #   LOAN #  SELLER   PROPERTY NAME                                    3RD LARGEST TENANT                   UNIT SIZE  EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

   1      1      IXIS    Park La Brea Apartments
   2      2      JPMCB   53 State Street                                  Boston Cons Gr                         113,476    06/30/08
   3      3      JPMCB   RREEF Silicon Valley Office Portfolio
 3.01    3.01            Quantum Business Park
 3.02    3.02            Maude 4-7
 3.03    3.03            Milpitas Business Park                           Varian Medical Systems                  43,487      MTM
 3.04    3.04            Marriot                                          Xceive Corporation                      23,375    01/31/09
 3.05    3.05            Park Square Phase I and Phase II                 Nano Measurements                       21,896    06/30/09
 3.06    3.06            Jay 1-6/Olcott                                   Neomagic Corporation                    45,000    04/30/10
 3.07    3.07            North Pointe Business Park                       Nucore Technologies, Inc.               22,924    09/30/07
 3.08    3.08            Sunnyvale/Santa Clara/San Jose                   Accurel Systems International           20,000    09/30/10
 3.09    3.09            Orchard Park                                     Texas Instruments                       51,758    07/31/07
 3.10    3.10            Peery Park I                                     Ralstin, David J.                       30,000    09/30/08
 3.11    3.11            Mountain View Properties                         Xilinx, Inc.                            17,100    07/30/09
 3.12    3.12            Walsh 1-8
 3.13    3.13            Peery Park II                                    Colfax International                    20,000    05/31/11
 3.14    3.14            Macara A&B                                       Platform Solutions, Inc.                16,278    10/30/08
 3.15    3.15            Zanker/Brokaw                                    Micronic Laser Systems, Inc.             7,683    02/28/09
 3.16    3.16            Guadalupe A-C
 3.17    3.17            Peery Park Biotech                               Total Phase                              9,336    08/31/09
 3.18    3.18            Great America Parkway A-C
   4      4      NCCI    Gas Company Tower                                Sidley Austin LLP                      152,413    12/31/23
   5      5       EHY    Burbank Town Center                              Bed Bath & Beyond                       31,777    01/31/16
   6      6       EHY    Tysons Galleria                                  The Cheesecake Factory                  12,918    01/31/24
   7             JPMCB   Colony III Portfolio
 7.01     7      JPMCB   Copley Corporate Center                          The Regents of Univ. of CA              15,074    01/23/08
 7.02     8      JPMCB   Memphis Distribution Center                      Schering Plough                        156,250    03/31/11
 7.03     9      JPMCB   St. Louis Industrial Portfolio                   Broder Brothers                         92,820    01/31/07
 7.04     10     JPMCB   155 Pfingsten Road                               Paradigm Health*                        14,823    06/30/08
 7.05     11     JPMCB   Woodland Rose                                    Chicago Tribune Company                 16,280      MTM
 7.06     12     JPMCB   McKesson Facility
 7.07     13     JPMCB   Flotilla
 7.08     14     JPMCB   4550 Spring Valley Road
 7.09     15     JPMCB   Perimeter Park
 7.10     16     JPMCB   10351 Home Road
 7.11     17     JPMCB   815 South Coppell Road
 7.12     18     JPMCB   13524 Welch Road
 7.13     19     JPMCB   1130 West Jackson Road
 7.14     20     JPMCB   4600 Simonton Road
 7.15     21     JPMCB   Slawin Court
   8      22     JPMCB   CNL/Welsh Portfolio
 8.01   22.01            Fingerhut Distribution Facility
 8.02   22.02            Leedsworld
 8.03   22.03            GMR Marketing
 8.04   22.04            HK Systems
 8.05   22.05            SuperStock
 8.06   22.06            Navarre Corporation
 8.07   22.07            Riviera Tool Company
 8.08   22.08            Midland Containers
 8.09   22.09            ADS Logistics - IN
 8.10   22.10            Jenkins Manufacturing Company
 8.11   22.11            Olsen Engineering LLC
 8.12   22.12            Core Systems
 8.13   22.13            ADS Logistics - NC
   9      23     JPMCB   Foothills Mall                                   Barnes & Noble Booksellers              40,472    02/01/12
  10      24     IXIS    Marriott Monterey
  11      25     JPMCB   Stevens Center Business Park                     Battelle Memorial Institute             93,351    09/01/12
  12             NCCI    Sun Community Portfolio
 12.01    26     NCCI    Sun Villa Estates
 12.02    27     NCCI    Countryside of Lake Lanier
 12.03    28     NCCI    Countryside Atlanta
  13      29      EHY    1800-1880 John F. Kennedy Boulevard              AIG                                     24,632    01/31/08
  14      30     JPMCB   Neiss Portfolio
 14.01  30.01            Asset Acceptance
 14.02  30.02            Uniek
  15      31     IXIS    Lodge at Balfour
  16      32      EHY    University Center                                Wendy's (Ground Lease)                  13,905    12/31/09
  17      33     IXIS    Fondren Southwest Village                        Anna's Linens                           12,363    07/31/10
  18      34     IXIS    Bonneville Square                                Beckley, Singleton Chartered            18,595    12/31/10
  19      35      PNC    Lodge at Sonterra
  20      36      EHY    Malcolm X Boulevard                              Chicken Corp.                            4,875    09/30/21
  21      37      AIG    Deerbrook Shopping Center                        Tuesday Morning                         14,413    01/15/07
  22      38     NCCI    Walter's Crossing                                Designer Shoe Warehouse                 21,000    09/08/15
  23      39     JPMCB   Orange Grove Apartments
  24      40     JPMCB   Keystone Industrial Park                         Atlas Box & Crating Co., Inc.           62,400    05/31/11
  25      41     JPMCB   Commerce Center I                                Corporate Express                        8,668    09/30/11
  26      42     IXIS    Milanos Portfolio 2
 26.01  42.01            Milridge                                         Arthur Groom                             3,760    03/31/11
 26.02  42.02            Lucerne                                          Best Cleaners                            2,310    01/31/10
 26.03  42.03            New Iona                                         Eastern National Academy                10,109    02/22/08
 26.04  42.04            Catarina
  27      43     IXIS    901 Corporate Center Dr.                         New York Life Insurance Company         10,596    03/31/09
  28      44      EHY    Southland Terrace Shopping Center                The TJX Companies, Inc.                 25,000    10/31/13
  29      45     IXIS    Gladstone (Midwest)
 29.01  45.01            T-Mobile
 29.02  45.02            Converting, Inc.
 29.03  45.03            Metal Spinners - 800 Growth Pkwy
 29.04  45.04            Metal Spinners - 914 Wohlert St
 29.05  45.05            Metal Spinners - 802 East 11th St
  30      46     IXIS    11 West Division Street and Lakeside Towers
 30.01  46.01            11 West Division Street
 30.02  46.02            Lakeside Tower
  31      47      AIG    Kingswood Plaza                                  A.G. Edwards & Sons, Inc.                5,500    06/30/11
  32      48     JPMCB   Villa Verde Apartments II
  33      49     JPMCB   Briargrove Place                                 AutoNation                               8,924    12/31/13
  34      50      EHY    Riverstone Apartments
  35      51      PNC    Franklin Park at Cityview
  36      52     JPMCB   Executive Tower                                  The Hampton-Newport News                 9,231    03/31/09
  37      53     JPMCB   Shoppes on Dean                                  Jos. A. Bank Clothiers                   3,879    05/31/16
  38      54     JPMCB   The Links at Citiside Apartments
  39      55     NCCI    Rexford Business Center                          Smalley & Company                       21,050    09/30/12
  40      56      EHY    Holiday Inn - Parsippany
  41      57     JPMCB   The Plaza at Point Happy                         Jerry Carter - Traditions                2,564    01/31/09
  42      58     JPMCB   Shoppes at Aksarben                              Joey's Seafood Grill                     2,805    10/31/15
  43      59      AIG    Fannie May Portfolio
 43.01  59.01            TCF Bank 397
 43.02  59.02            Fannie May Portfolio 240
 43.03  59.03            Wireless Giant 875
 43.04  59.04            Fannie May Portfolio 396
 43.05  59.05            SKP, Inc. 530
 43.06  59.06            Fannie May Portfolio 277
 43.07  59.07            Grand Rapids Hospitality 880
 43.08  59.08            Fannie May Portfolio 894
 43.09  59.09            Fannie May Portfolio 203
 43.10  59.10            Fannie May Portfolio 208
 43.11  59.11            Fannie May Portfolio 239
 43.12  59.12            Fannie May Portfolio 201
 43.13  59.13            Fannie May Portfolio 448
 43.14  59.14            Z Amigos 895
 43.15  59.15            Fannie May Portfolio 398
 43.16  59.16            Fannie May Portfolio 617
 43.17  59.17            Fannie May Portfolio 613
 43.18  59.18            Fannie May Portfolio 213
 43.19  59.19            Fannie May Portfolio 216
 43.20  59.20            Fannie May Portfolio 388
 43.21  59.21            Fannie May Portfolio 614
 43.22  59.22            Fannie May Portfolio 461
 43.23  59.23            Fannie May Portfolio 190
 43.24  59.24            Fannie May Portfolio 410
 43.25  59.25            Fannie May Portfolio 890
 43.26  59.26            Fannie May Portfolio 395
 43.27  59.27            Fannie May Portfolio 248
 43.28  59.28            Ice Cream Joe's 878
 43.29  59.29            Fannie May Portfolio 816
  44      60      PNC    Sycamore Apartments - Azusa
  45      61     JPMCB   Phoenix Office Building                          RSM McGladrey, Inc.                     11,961    09/14/09
  46      62      EHY    Walgreens & Pier 1 Imports
  47      63      EHY    Eckerd Portfolio
 47.01  63.01            Vineland
 47.02  63.02            Northfield
  48      64      PNC    LeCota Office Park                               KM Development                           4,498    10/31/10
  49      65     NCCI    South Towne Crossing                             Washington Mutual                        3,500    04/01/11
  50      66     JPMCB   2350 Ravine Way                                  Ravine Way Surgery Center               11,062    12/31/17
  51      67     JPMCB   Country Corner Shopping Center                   Smart Buy                                5,000    08/31/10
  52      68      EHY    Northland Mall                                   Rogan's Shoes                            7,837    11/30/16
  53      69     JPMCB   Landerbrook Place                                North Pointe Realty                      6,046    12/31/07
  54      70      EHY    Walney Business Center                           Exhibit Edge, Inc.                      18,271    06/30/16
  55      71      PNC    Coronado Hills Shopping Center                   Anna's Linens                           12,000    01/31/15
  56      72      PNC    Bennington Marine Office - Industrial Facility
  57      73      PNC    Comfort Inn - Brooklyn
  58      74     JPMCB   Knobhill Apartments
  59      75      PNC    Cheyenne Woods Apartments
  60      76     JPMCB   Hampden Villa Center                             Checker Auto Parts                       7,100    03/31/08
  61      77      AIG    Schaumburg Retail Ground Leases                  TCF Bank (Ground Lease)                 32,742    12/30/24
  62      78     JPMCB   Mayhew Tech Center                               County of Sacramento                    12,940    12/31/15
  63      79     NCCI    Maple Tower Fashion Mart                         C&M Import                               6,110      MTM
  64      80     NCCI    Sedona on Laurel Apartments
  65      81      PNC    The Silverstein Institute                        Quest Diagnostics                        2,322    02/01/08
  66      82      AIG    Casaloma Retail Center                           Wire Whisk                               4,000    08/31/11
  67      83     NCCI    Holiday Inn - Research Park
  68      84     JPMCB   Parkview Plaza                                   The Egg Store                            5,109    10/31/07
  69      85     JPMCB   Highland Plaza                                   Bordeau Financial                        7,430    06/30/09
  70      86      EHY    Bowie Gateway Medical Center                     Dr. Alton Smith                          2,602    08/31/10
  71      87     JPMCB   Harvey Oaks                                      Tan World                                3,150    10/31/15
  72      88      EHY    Best Western Leisure Inn
  73      89      EHY    Milford Landing Shopping Center                  Hollywood Video                          5,006    09/30/10
  74      90     NCCI    Village of La Casa del Sol
  75      91      EHY    Wilmington on Drexel
  76      92     JPMCB   EastPoint Business Center                        Port Plastics                           11,900    02/28/11
  77      93     NCCI    Park at Summerhill Apartments
  78      94      EHY    Bayport One                                      Friedmutter & Associates                 7,643    12/31/07
  79      95     IXIS    Tonopah Office
  80      96      EHY    Lincoln Town Center                              Little China                             4,590    06/30/10
  81      97     JPMCB   Grape Vine Center                                RDA ProMart                              3,230    11/30/06
  82      98      AIG    Glengary Shopping Center                         Cushions Billiards                       8,098    12/31/07
  83      99     JPMCB   Fiesta Crossings SC                              Renter's Choice/Rent A Center            4,250    01/31/10
  84     100     JPMCB   United Plaza                                     The Powell Group                         6,875    06/30/11
  85     101     JPMCB   Orleans Business Park
  86     102      PNC    Campbell Fair                                    Produce Corral                           4,515    10/31/10
  87     103     JPMCB   Donato Corporate Park
  88     104     NCCI    Apache Junction Pool
 88.01  104.01           Superstition Lookout
 88.02  104.02           Sierra Leone MHC
 88.03  104.03           Ironwood MH & RV
 88.04  104.04           Shiprock RV Resort
  89     105     NCCI    Palm Haven
  90     106      AIG    Petsmart
 90.01  106.01           Petsmart - LA
 90.02  106.02           Petsmart - WA
  91     107      AIG    1639 Walnut                                      Mk Films                                25,000    10/31/08
  92     108     JPMCB   Woodstock Square Shopping Center                 Ace Hardware                            11,941    05/31/10
  93     109     NCCI    120-124 Enterprise Avenue                        TNT USA Inc.                            14,269    02/28/11
  94     110     JPMCB   Eastpoint Business Park
  95     111     JPMCB   Red Bank Medical                                 Pro Scan Womens Imaging                  5,581    12/03/11
  96     112      EHY    Midland Plaza                                    Aaron Rents, Inc.                        8,073    06/30/08
  97     113     IXIS    8441 Melrose Place
  98     114      PNC    Durham Plaza                                     Randstad Staffing                        2,199    11/30/10
  99     115     JPMCB   Liberty Plaza                                    Bank of America                          4,100    10/31/09
  100    116      EHY    Vincennes Apartments
  101    117     IXIS    Days Inn Dover
  102    118      AIG    Wellbridge Athletic Center
  103    119     IXIS    Bermuda Palms
  104    120      AIG    Baybrook Office Park                             Provost & Umphrey Law Firm, L.L.P.       4,577      MTM
  105    121     JPMCB   Foothill Village                                 Bridal & Tux Shop                        2,320    02/28/11
  106    122      PNC    AmericInn Hotel & Suites
  107    123     JPMCB   Fairfield Inn & Suites
  108    124      EHY    3 Maryland Circle
  109    125     IXIS    La Quinta Ridge
  110    126      PNC    AmericInn Hotel & Suites
  111    127     JPMCB   Orleans Business Park II
  112    128     JPMCB   Round Rock Towne Center                          Cafe Java                                2,438    11/30/09
  113    129      PNC    Hartland Apartments
  114    130     NCCI    Royal Highlander MHC
  115    131      AIG    Tomball Marketplace                              GB Western Wear                          4,900    09/01/07
  116    132      PNC    New Martinsville Plaza                           Dollar General                          10,800    08/31/08
  117    133      EHY    Heritage Court Apartments
  118    134     JPMCB   Hampton Inn - Starkville, MS
  119    135      PNC    Landmark Building                                Fiduciary Capital Management             2,836    04/30/09
  120    136     IXIS    Bowler Plaza                                     Nail Salon                               1,280    03/31/11
  121    137     JPMCB   Century Boulevard                                AMI Enterprises                          4,796    09/30/10
  122    138      PNC    Woods Edge Apartments
  123    139     IXIS    Forest Oaks Plaza 1                              Precision Automotive                     3,400    10/31/09
  124    140     JPMCB   Emmorton Professional Building                   State Farm                               3,958    02/28/11
  125    141     JPMCB   Rodes Building                                   Dr. Cron and Dr. Nation                  2,647    05/31/10
  126    142     IXIS    Spring Meadows Apartments
  127    143      EHY    Woodberry Plaza                                  Crusader Rent to Own                     7,800    03/31/10
  128    144      EHY    Beaver Pond Center                               Movie Gallery                            3,200    02/28/09
  129    145      PNC    Plaza 3001                                       Elardo Law Firm, PC                      2,901    07/31/18
  130    146     JPMCB   Ramada Inn - Tampa
  131    147     JPMCB   Storage Solutions
  132    148      PNC    The Port Apartments
  133    149      EHY    Memphis Retail Portfolio
133.01  149.01           Appling Ridge                                    Planet Beach                             1,200    03/31/08
133.02  149.02           Spa Plaza                                        Lenny's Sub Shop                         2,400    12/31/10
  134    150      PNC    Colorado Rosemead Plaza                          Sound Factor                             2,095    11/30/08
  135    151      PNC    Battlefield Business Park                        Etienne, Inc                             3,358    07/31/11
  136    152     JPMCB   30 East Hoffman Avenue
  137    153     NCCI    Ken Caryl Retail Center                          Big Papa's BBQ                           2,000    03/30/15
  138    154     JPMCB   Garfield Place                                   Primary Dental Clinic                    3,915    08/31/08
  139    155     JPMCB   Tucker Street Apartments
  140    156     NCCI    Quality Inn and Suites
  141    157     IXIS    9775-77 Santa Monica Blvd.
  142    158     NCCI    Haddam Self Storage
  143    159      PNC    1722 General George Patton                       Carpet Creations                         1,950    08/31/07
  144    160     NCCI    CSH 1st Security Storage Davenport
  145    161     NCCI    Lido MHP
  146    162     NCCI    CSH - 1st Security Self storage Avon Park
  147    163     NCCI    CSH B & B Stor With Us
  148    164      PNC    6704 W. 121st Street
  149    165      PNC    TGIFriday's

ANNEX                                                                     LOAN
 ID #   LOAN #   SELLER  PROPERTY NAME                                    PURPOSE
--------------------------------------------------------------------------------------

   1      1       IXIS   Park La Brea Apartments                          Refinance
   2      2       JPMCB  53 State Street                                  Refinance
   3      3       JPMCB  RREEF Silicon Valley Office Portfolio            Acquisition
 3.01    3.01            Quantum Business Park
 3.02    3.02            Maude 4-7
 3.03    3.03            Milpitas Business Park
 3.04    3.04            Marriot
 3.05    3.05            Park Square Phase I and Phase II
 3.06    3.06            Jay 1-6/Olcott
 3.07    3.07            North Pointe Business Park
 3.08    3.08            Sunnyvale/Santa Clara/San Jose
 3.09    3.09            Orchard Park
 3.10    3.10            Peery Park I
 3.11    3.11            Mountain View Properties
 3.12    3.12            Walsh 1-8
 3.13    3.13            Peery Park II
 3.14    3.14            Macara A&B
 3.15    3.15            Zanker/Brokaw
 3.16    3.16            Guadalupe A-C
 3.17    3.17            Peery Park Biotech
 3.18    3.18            Great America Parkway A-C
   4      4       NCCI   Gas Company Tower                                Refinance
   5      5        EHY   Burbank Town Center                              Refinance
   6      6        EHY   Tysons Galleria                                  Refinance
   7              JPMCB  Colony III Portfolio                             Acquisition
 7.01     7       JPMCB  Copley Corporate Center                          Acquisition
 7.02     8       JPMCB  Memphis Distribution Center                      Acquisition
 7.03     9       JPMCB  St. Louis Industrial Portfolio                   Acquisition
 7.04     10      JPMCB  155 Pfingsten Road                               Acquisition
 7.05     11      JPMCB  Woodland Rose                                    Acquisition
 7.06     12      JPMCB  McKesson Facility                                Acquisition
 7.07     13      JPMCB  Flotilla                                         Acquisition
 7.08     14      JPMCB  4550 Spring Valley Road                          Acquisition
 7.09     15      JPMCB  Perimeter Park                                   Acquisition
 7.10     16      JPMCB  10351 Home Road                                  Acquisition
 7.11     17      JPMCB  815 South Coppell Road                           Acquisition
 7.12     18      JPMCB  13524 Welch Road                                 Acquisition
 7.13     19      JPMCB  1130 West Jackson Road                           Acquisition
 7.14     20      JPMCB  4600 Simonton Road                               Acquisition
 7.15     21      JPMCB  Slawin Court                                     Acquisition
   8      22      JPMCB  CNL/Welsh Portfolio                              Acquisition
 8.01   22.01            Fingerhut Distribution Facility
 8.02   22.02            Leedsworld
 8.03   22.03            GMR Marketing
 8.04   22.04            HK Systems
 8.05   22.05            SuperStock
 8.06   22.06            Navarre Corporation
 8.07   22.07            Riviera Tool Company
 8.08   22.08            Midland Containers
 8.09   22.09            ADS Logistics - IN
 8.10   22.10            Jenkins Manufacturing Company
 8.11   22.11            Olsen Engineering LLC
 8.12   22.12            Core Systems
 8.13   22.13            ADS Logistics - NC
   9      23      JPMCB  Foothills Mall                                   Refinance
  10      24      IXIS   Marriott Monterey                                Refinance
  11      25      JPMCB  Stevens Center Business Park                     Acquisition
  12              NCCI   Sun Community Portfolio                          Refinance
 12.01    26      NCCI   Sun Villa Estates                                Refinance
 12.02    27      NCCI   Countryside of Lake Lanier                       Refinance
 12.03    28      NCCI   Countryside Atlanta                              Refinance
  13      29       EHY   1800-1880 John F. Kennedy Boulevard              Acquisition
  14      30      JPMCB  Neiss Portfolio                                  Acquisition
 14.01  30.01            Asset Acceptance
 14.02  30.02            Uniek
  15      31      IXIS   Lodge at Balfour                                 Refinance
  16      32       EHY   University Center                                Acquisition
  17      33      IXIS   Fondren Southwest Village                        Acquisition
  18      34      IXIS   Bonneville Square                                Acquisition
  19      35       PNC   Lodge at Sonterra                                Acquisition
  20      36       EHY   Malcolm X Boulevard                              Refinance
  21      37       AIG   Deerbrook Shopping Center                        Refinance
  22      38      NCCI   Walter's Crossing                                Acquisition
  23      39      JPMCB  Orange Grove Apartments                          Acquisition
  24      40      JPMCB  Keystone Industrial Park                         Refinance
  25      41      JPMCB  Commerce Center I                                Refinance
  26      42      IXIS   Milanos Portfolio 2                              Refinance
 26.01  42.01            Milridge
 26.02  42.02            Lucerne
 26.03  42.03            New Iona
 26.04  42.04            Catarina
  27      43      IXIS   901 Corporate Center Dr.                         Acquisition
  28      44       EHY   Southland Terrace Shopping Center                Refinance
  29      45      IXIS   Gladstone (Midwest)                              Refinance
 29.01  45.01            T-Mobile
 29.02  45.02            Converting, Inc.
 29.03  45.03            Metal Spinners - 800 Growth Pkwy
 29.04  45.04            Metal Spinners - 914 Wohlert St
 29.05  45.05            Metal Spinners - 802 East 11th St
  30      46      IXIS   11 West Division Street and Lakeside Towers      Refinance
 30.01  46.01            11 West Division Street
 30.02  46.02            Lakeside Tower
  31      47       AIG   Kingswood Plaza                                  Refinance
  32      48      JPMCB  Villa Verde Apartments II                        Refinance
  33      49      JPMCB  Briargrove Place                                 Refinance
  34      50       EHY   Riverstone Apartments                            Acquisition
  35      51       PNC   Franklin Park at Cityview                        Acquisition
  36      52      JPMCB  Executive Tower                                  Refinance
  37      53      JPMCB  Shoppes on Dean                                  Refinance
  38      54      JPMCB  The Links at Citiside Apartments                 Acquisition
  39      55      NCCI   Rexford Business Center                          Refinance
  40      56       EHY   Holiday Inn - Parsippany                         Refinance
  41      57      JPMCB  The Plaza at Point Happy                         Refinance
  42      58      JPMCB  Shoppes at Aksarben                              Refinance
  43      59       AIG   Fannie May Portfolio                             Refinance
 43.01  59.01            TCF Bank 397                                     Refinance
 43.02  59.02            Fannie May Portfolio 240                         Refinance
 43.03  59.03            Wireless Giant 875                               Refinance
 43.04  59.04            Fannie May Portfolio 396                         Refinance
 43.05  59.05            SKP, Inc. 530                                    Refinance
 43.06  59.06            Fannie May Portfolio 277                         Refinance
 43.07  59.07            Grand Rapids Hospitality 880                     Refinance
 43.08  59.08            Fannie May Portfolio 894                         Refinance
 43.09  59.09            Fannie May Portfolio 203                         Refinance
 43.10  59.10            Fannie May Portfolio 208                         Refinance
 43.11  59.11            Fannie May Portfolio 239                         Refinance
 43.12  59.12            Fannie May Portfolio 201                         Refinance
 43.13  59.13            Fannie May Portfolio 448                         Refinance
 43.14  59.14            Z Amigos 895                                     Refinance
 43.15  59.15            Fannie May Portfolio 398                         Refinance
 43.16  59.16            Fannie May Portfolio 617                         Refinance
 43.17  59.17            Fannie May Portfolio 613                         Refinance
 43.18  59.18            Fannie May Portfolio 213                         Refinance
 43.19  59.19            Fannie May Portfolio 216                         Refinance
 43.20  59.20            Fannie May Portfolio 388                         Refinance
 43.21  59.21            Fannie May Portfolio 614                         Refinance
 43.22  59.22            Fannie May Portfolio 461                         Refinance
 43.23  59.23            Fannie May Portfolio 190                         Refinance
 43.24  59.24            Fannie May Portfolio 410                         Refinance
 43.25  59.25            Fannie May Portfolio 890                         Refinance
 43.26  59.26            Fannie May Portfolio 395                         Refinance
 43.27  59.27            Fannie May Portfolio 248                         Refinance
 43.28  59.28            Ice Cream Joe's 878                              Refinance
 43.29  59.29            Fannie May Portfolio 816                         Refinance
  44      60       PNC   Sycamore Apartments - Azusa                      Refinance
  45      61      JPMCB  Phoenix Office Building                          Refinance
  46      62       EHY   Walgreens & Pier 1 Imports                       Acquisition
  47      63       EHY   Eckerd Portfolio                                 Refinance
 47.01  63.01            Vineland
 47.02  63.02            Northfield
  48      64       PNC   LeCota Office Park                               Acquisition
  49      65      NCCI   South Towne Crossing                             Acquisition
  50      66      JPMCB  2350 Ravine Way                                  Refinance
  51      67      JPMCB  Country Corner Shopping Center                   Acquisition
  52      68       EHY   Northland Mall                                   Refinance
  53      69      JPMCB  Landerbrook Place                                Refinance
  54      70       EHY   Walney Business Center                           Refinance
  55      71       PNC   Coronado Hills Shopping Center                   Refinance
  56      72       PNC   Bennington Marine Office - Industrial Facility   Acquisition
  57      73       PNC   Comfort Inn - Brooklyn                           Refinance
  58      74      JPMCB  Knobhill Apartments                              Refinance
  59      75       PNC   Cheyenne Woods Apartments                        Refinance
  60      76      JPMCB  Hampden Villa Center                             Acquisition
  61      77       AIG   Schaumburg Retail Ground Leases                  Refinance
  62      78      JPMCB  Mayhew Tech Center                               Acquisition
  63      79      NCCI   Maple Tower Fashion Mart                         Refinance
  64      80      NCCI   Sedona on Laurel Apartments                      Acquisition
  65      81       PNC   The Silverstein Institute                        Refinance
  66      82       AIG   Casaloma Retail Center                           Refinance
  67      83      NCCI   Holiday Inn - Research Park                      Refinance
  68      84      JPMCB  Parkview Plaza                                   Acquisition
  69      85      JPMCB  Highland Plaza                                   Acquisition
  70      86       EHY   Bowie Gateway Medical Center                     Acquisition
  71      87      JPMCB  Harvey Oaks                                      Refinance
  72      88       EHY   Best Western Leisure Inn                         Refinance
  73      89       EHY   Milford Landing Shopping Center                  Refinance
  74      90      NCCI   Village of La Casa del Sol                       Refinance
  75      91       EHY   Wilmington on Drexel                             Refinance
  76      92      JPMCB  EastPoint Business Center                        Refinance
  77      93      NCCI   Park at Summerhill Apartments                    Acquisition
  78      94       EHY   Bayport One                                      Refinance
  79      95      IXIS   Tonopah Office                                   Acquisition
  80      96       EHY   Lincoln Town Center                              Acquisition
  81      97      JPMCB  Grape Vine Center                                Acquisition
  82      98       AIG   Glengary Shopping Center                         Refinance
  83      99      JPMCB  Fiesta Crossings SC                              Refinance
  84     100      JPMCB  United Plaza                                     Acquisition
  85     101      JPMCB  Orleans Business Park                            Acquisition
  86     102       PNC   Campbell Fair                                    Acquisition
  87     103      JPMCB  Donato Corporate Park                            Acquisition
  88     104      NCCI   Apache Junction Pool                             Refinance
 88.01  104.01           Superstition Lookout
 88.02  104.02           Sierra Leone MHC
 88.03  104.03           Ironwood MH & RV
 88.04  104.04           Shiprock RV Resort
  89     105      NCCI   Palm Haven                                       Refinance
  90     106       AIG   Petsmart                                         Acquisition
 90.01  106.01           Petsmart - LA                                    Acquisition
 90.02  106.02           Petsmart - WA                                    Acquisition
  91     107       AIG   1639 Walnut                                      Acquisition
  92     108      JPMCB  Woodstock Square Shopping Center                 Acquisition
  93     109      NCCI   120-124 Enterprise Avenue                        Refinance
  94     110      JPMCB  Eastpoint Business Park                          Refinance
  95     111      JPMCB  Red Bank Medical                                 Refinance
  96     112       EHY   Midland Plaza                                    Refinance
  97     113      IXIS   8441 Melrose Place                               Refinance
  98     114       PNC   Durham Plaza                                     Refinance
  99     115      JPMCB  Liberty Plaza                                    Acquisition
  100    116       EHY   Vincennes Apartments                             Refinance
  101    117      IXIS   Days Inn Dover                                   Refinance
  102    118       AIG   Wellbridge Athletic Center                       Acquisition
  103    119      IXIS   Bermuda Palms                                    Acquisition
  104    120       AIG   Baybrook Office Park                             Acquisition
  105    121      JPMCB  Foothill Village                                 Refinance
  106    122       PNC   AmericInn Hotel & Suites                         Refinance
  107    123      JPMCB  Fairfield Inn & Suites                           Refinance
  108    124       EHY   3 Maryland Circle                                Acquisition
  109    125      IXIS   La Quinta Ridge                                  Acquisition
  110    126       PNC   AmericInn Hotel & Suites                         Refinance
  111    127      JPMCB  Orleans Business Park II                         Acquisition
  112    128      JPMCB  Round Rock Towne Center                          Acquisition
  113    129       PNC   Hartland Apartments                              Refinance
  114    130      NCCI   Royal Highlander MHC                             Refinance
  115    131       AIG   Tomball Marketplace                              Refinance
  116    132       PNC   New Martinsville Plaza                           Refinance
  117    133       EHY   Heritage Court Apartments                        Refinance
  118    134      JPMCB  Hampton Inn - Starkville, MS                     Refinance
  119    135       PNC   Landmark Building                                Refinance
  120    136      IXIS   Bowler Plaza                                     Acquisition
  121    137      JPMCB  Century Boulevard                                Refinance
  122    138       PNC   Woods Edge Apartments                            Refinance
  123    139      IXIS   Forest Oaks Plaza 1                              Refinance
  124    140      JPMCB  Emmorton Professional Building                   Refinance
  125    141      JPMCB  Rodes Building                                   Acquisition
  126    142      IXIS   Spring Meadows Apartments                        Acquisition
  127    143       EHY   Woodberry Plaza                                  Acquisition
  128    144       EHY   Beaver Pond Center                               Acquisition
  129    145       PNC   Plaza 3001                                       Refinance
  130    146      JPMCB  Ramada Inn - Tampa                               Refinance
  131    147      JPMCB  Storage Solutions                                Refinance
  132    148       PNC   The Port Apartments                              Acquisition
  133    149       EHY   Memphis Retail Portfolio                         Acquisition
133.01  149.01           Appling Ridge
133.02  149.02           Spa Plaza
  134    150       PNC   Colorado Rosemead Plaza                          Refinance
  135    151       PNC   Battlefield Business Park                        Refinance
  136    152      JPMCB  30 East Hoffman Avenue                           Refinance
  137    153      NCCI   Ken Caryl Retail Center                          Refinance
  138    154      JPMCB  Garfield Place                                   Refinance
  139    155      JPMCB  Tucker Street Apartments                         Refinance
  140    156      NCCI   Quality Inn and Suites                           Refinance
  141    157      IXIS   9775-77 Santa Monica Blvd.                       Refinance
  142    158      NCCI   Haddam Self Storage                              Refinance
  143    159       PNC   1722 General George Patton                       Acquisition
  144    160      NCCI   CSH 1st Security Storage Davenport               Refinance
  145    161      NCCI   Lido MHP                                         Acquisition
  146    162      NCCI   CSH - 1st Security Self storage Avon Park        Refinance
  147    163      NCCI   CSH B & B Stor With Us                           Refinance
  148    164       PNC   6704 W. 121st Street                             Refinance
  149    165       PNC   TGIFriday's                                      Refinance

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             FOOTNOTES TO ANNEX A-1

(1)   With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)   For mortgage loans secured by multiple mortgaged properties, each Mortgage
      Loan's Original Balance ($), Current Balance ($), and Maturity/ARD Balance
      ($) is allocated to the respective Mortgaged Property based on the
      Mortgage Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(3)   Each letter identifies a group of related borrowers.

(4)   For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
      Fee").

(5)   For mortgage loans that are Interest-only for their entire term, the
      Monthly Debt Service was calculated as 1/12th of the product of (i) the
      Original Balance, (ii) the Interest Rate and (iii) 365/360.

(6)   Annual Debt Service ($) is calculated by multiplying the Monthly Debt
      Service ($) by 12.

(7)   For mortgage loans with an Interest-only period, the I/O Period reflects the initial Interest-only period as of the respective Note Date of the
      Mortgage Loan.

(8)   For ARD Loans, the related Anticipated Repayment Date.

(9)   For ARD Loans, calculated as of the related Anticipated Repayment Date.

(10)  The "L" component of the prepayment provision represents remaining lockout payments. The "Def" component of the prepayment provision represents remaining defeasance payments.

      With respect to Loan Numbers 1, 3, 4, 6, 25, 100 and 103, the "L"
      component and the "Def" component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated pari-passu portion or B-note.

(11)  The UW DSCR (x) for all partial interest-only loans was calculated based on the first principal and interest payment made after the Note Date during the term of the loan.

(12)  Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(13)  Represents the monthly amounts required to be deposited by the borrower.
      The amount required to be deposited in such account may be capped pursuant to the loan documents.

(14)  For mortgage loans that have a First Payment Date in November 2006 the applicable mortgage loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date.

(15)  With respect to Loan Numbers 25 ($69,050,000 "as is" value), 70
      ($14,100,000 "as is" value), 89 ($8,200,000 "as is" value), and 143
      ($3,100,000 "as is" value), the appraisal values and appraisal dates are reflective of the as-stablized values defined in the respective appraisals.

(16)  With respect to Loan Number 3, the mortgage loan has an initial open period for prepayment of 24 months prior to maturity. After a total of
      $100 million has been prepaid on the A-2 fixed rate note included in the
      Trust, the borrower is restricted from further prepayments until 6 months prior to maturity.

(17)  With respect to Loan Number 65, beginning in November 2008, the borrower may prepay the note in a principal amount by which the then outstanding principal balance of the mortgage loan exceeds 59% of the appraised value subject to yield maintenance.

(18)  With respect to Loan Numbers 7 through 21 (the Colony III Portfolio), the mortgage loans are secured by 15 mortgaged properties, each with a separate maturity date and Remaining Prepayment Provisions, and therefor it is treated as 15 mortgage loans each secured by a separate mortgaged property.

(19)  With respect to Loan Numbers 1, 4, and 6, the following fields were calculated using the Current Balance($) for only the pari passu notes included in the trust: (i) Current LTV %, (ii) Original Balance per Unit
      ($), (iii) Current Balance per Unit ($), (iv) Maturity LTV %, and (v) UW
      DSCR (x).

(20)  An assumed LIBOR of 5.30% was used for the pari passu floating rate note
      (not included in the trust) to calculate DSCR (x).

(21)  With respect to Loan Number 143, the UW DSCR (x) was calculated by reducing the principal balance of the mortgage loan by the amount of an in-place letter of credit delivered by the borrower as additional collateral.

(22)  Each number identifies a group of crossed loans.

(23)  With respect to Loan Number 116, the borrower principal executed a master lease which provides for rental payments in the amount of $60,000 per annum until a 1.20x DSCR is achieved based on a 30-year amortization schedule using trailing 12 month income. The mortgaged property is currently 98% occupied by third party tenants and the borrower is increasing rents as rent controlled units become vacant.

(24)  With respect to Loan Number 6, the borrower owns an undivided 85% fee interest in the mortgaged property. The remaining 15% interest is owned by an unaffiliated third party as tenant in common, which 15% fee interest is encumbered by the lien of the mortgage. The borrower has ground leased the
      15% interest from such third party and delivered to lender a ground lease mortgage which encumbers the borrower's interest in the ground lease.

(25)  With respect to Loan Numbers 29 & 32, the mortgage loan provides for payment of interest only until the 60th payment date and after such payment date, provides for monthly payment of, in addition to interest, principal from excess cash flow in an amount based on a 30-year amortization schedule. In each case, the failure to make such principal amortization payments will not be an event of default but will trigger a cash flow sweep under the related mortgage loan documents.

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Annex A-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                                                    CUT-OFF DATE BALANCES

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                             AGGREGATE        % OF                  STATED              CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE      LTV RATIO
                               MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW        LTV          AT
CUT-OFF DATE BALANCES            LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR      RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------

      $750,000 -  $2,999,999          25   $   46,243,160       1.5%    6.2804%      108       1.58x      63.5%          56.6%
    $3,000,000 -  $3,999,999          16       53,285,624       1.7     6.2324       113       1.34x      70.7%          61.6%
    $4,000,000 -  $4,999,999          20       90,175,253       2.9     6.1888       118       1.37x      65.6%          55.0%
    $5,000,000 -  $6,999,999          33      189,747,395       6.2     6.1794       116       1.37x      68.8%          61.4%
    $7,000,000 -  $9,999,999          20      166,533,702       5.4     6.1382       115       1.34x      69.7%          62.1%
   $10,000,000 - $14,999,999          21      256,750,763       8.4     6.1767       108       1.38x      66.3%          61.2%
   $15,000,000 - $24,999,999          16      320,989,458      10.5     5.9825       112       1.35x      71.6%          66.5%
   $25,000,000 - $49,999,999           4      131,652,414       4.3     6.3932       118       1.23x      74.2%          69.3%
   $50,000,000 - $99,999,999           3      198,150,000       6.5     6.1270       119       1.26x      73.2%          70.0%
  $100,000,000 -$249,999,999           4      695,000,000      22.7     5.6968       104       1.45x      72.4%          71.6%
  $250,000,000 -$387,500,000           3      917,500,000      29.9     6.0549       109       1.47x      59.5%          59.5%
                               -----------------------------------------------------------------------------------------------
TOTAL:                               165   $3,066,027,770     100.0%    6.0182%      110       1.40x      67.4%          64.3%
                               ===============================================================================================

                                                        MORTGAGE RATES

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                             AGGREGATE        % OF                  STATED              CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE      LTV RATIO
                               MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW        LTV          AT
MORTGAGE RATES                   LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR      RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------

       4.9160% - 5.4999%               5   $  288,226,400       9.4%    5.1274%      116       1.58x      72.8%          71.7%
       5.5000% - 5.9999%              15      538,033,047      17.5     5.8468        99       1.48x      61.1%          60.3%
       6.0000% - 6.2499%              91    1,853,859,161      60.5     6.1195       111       1.37x      67.5%          64.5%
       6.2500% - 6.4999%              35      273,157,810       8.9     6.3568       118       1.28x      72.5%          64.7%
       6.5000% - 6.8019%              19      112,751,352       3.7     6.6265       111       1.36x      69.1%          61.4%
                               -----------------------------------------------------------------------------------------------
TOTAL:                               165   $3,066,027,770     100.0%    6.0182%      110       1.40x      67.4%          64.3%
                               ===============================================================================================

                                             ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                             AGGREGATE        % OF                  STATED              CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE      LTV RATIO
ORIGINAL TERM TO               MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW        LTV          AT
MATURITY IN MONTHS(1)            LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR      RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------

            60 -  72                  19   $  281,997,734       9.2%    5.8418%       62       1.49x      62.2%          61.9%
            73 -  84                   6      296,632,423       9.7     6.0593        82       1.57x      60.5%          60.3%
            85 - 120                 135    2,452,955,353      80.0     6.0299       118       1.37x      68.8%          65.2%
           121 - 240                   5       34,442,260       1.1     6.2750       163       1.34x      69.2%          55.0%
                               -----------------------------------------------------------------------------------------------
TOTAL:                               165   $3,066,027,770     100.0%    6.0182%      110       1.40x      67.4%          64.3%
                               ===============================================================================================

(1) For the ARD loan, the Anticipated Repayment Date.

                                      A-2-1

                                             REMAINING TERM TO MATURITY IN MONTHS

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                             AGGREGATE        % OF                  STATED              CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE      LTV RATIO
REMAINING TERM TO              MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW        LTV          AT
MATURITY IN MONTHS(1)            LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR      RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------

            57 -  60                   9   $  224,817,734       7.3%    5.7983%       60       1.45x      62.5%          62.2%
            61 -  84                  16      353,812,423      11.5     6.0518        81       1.58x      60.6%          60.4%
            85 - 120                 135    2,452,955,353      80.0     6.0299       118       1.37x      68.8%          65.2%
           121 - 239                   5       34,442,260       1.1     6.2750       163       1.34x      69.2%          55.0%
                               -----------------------------------------------------------------------------------------------
TOTAL:                               165   $3,066,027,770     100.0%    6.0182%      110       1.40x      67.4%          64.3%
                               ===============================================================================================

                                           ORIGINAL AMORTIZATION TERM IN MONTHS(2)

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                             AGGREGATE        % OF                  STATED              CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE      LTV RATIO
ORIGINAL AMORTIZATION          MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW        LTV          AT
TERM IN MONTHS                   LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR      RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------

           240                         7   $   34,780,949       3.0%    6.2667%      138       1.55x      59.3%          35.6%
           241 - 300                  14       87,274,878       7.5     6.2693       117       1.47x      66.1%          52.4%
           301 - 330                   1        6,200,000       0.5     6.3200       117       1.46x      68.1%          58.8%
           331 - 360                 104    1,036,941,497      89.0     6.1616       118       1.25x      72.3%          65.4%
                               -----------------------------------------------------------------------------------------------
TOTAL:                               126   $1,165,197,323     100.0%    6.1736%      118       1.28x      71.4%          63.5%
                               ===============================================================================================

                                           REMAINING AMORTIZATION TERM IN MONTHS(2)

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                             AGGREGATE        % OF                  STATED              CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE      LTV RATIO
REMAINING AMORTIZATION         MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW        LTV          AT
TERM IN MONTHS                   LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR      RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------

           239 - 240                   7   $   34,780,949       3.0%    6.2667%      138       1.55x      59.3%          35.6%
           241 - 300                  14       87,274,878       7.5     6.2693       117       1.47x      66.1%          52.4%
           301 - 330                   1        6,200,000       0.5     6.3200       117       1.46x      68.1%          58.8%
           331 - 360                 104    1,036,941,497      89.0     6.1616       118       1.25x      72.3%          65.4%
                               -----------------------------------------------------------------------------------------------
TOTAL:                               126   $1,165,197,323     100.0%    6.1736%      118       1.28x      71.4%          63.5%
                               ===============================================================================================

(1) For the ARD loan, the Anticipated Repayment Date.

(2) Does not include the mortgage loans that are interest-only for their entire term.

                                      A-2-2

                                                      AMORTIZATION TYPES

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                             AGGREGATE       % OF                   STATED              CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE      LTV RATIO
                               MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW        LTV          AT
AMORTIZATION TYPES               LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR      RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                         39   $1,900,830,447      62.0%    5.9229%      105       1.48x      64.9%          64.9%
Partial Interest-Only(2)              67      758,874,000      24.8     6.1077       118       1.24x      72.8%          67.0%
Balloon                               58      402,156,393      13.1     6.2974       117       1.35x      69.1%          57.6%
                               -----------------------------------------------------------------------------------------------
TOTAL:                               164   $3,061,860,840      99.9%    6.0179%      110       1.40X      67.4%          64.4%
                               ===============================================================================================

FULLY AMORTIZING                       1       $4,166,930       0.1%    6.2300%      239       1.35X      37.9%           1.0%

                               -----------------------------------------------------------------------------------------------
TOTAL:                               165   $3,066,027,770     100.0%    6.0182%      110       1.40X      67.4%          64.3%
                               ===============================================================================================

                                     UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
UNDERWRITTEN                                 AGGREGATE       % OF                   STATED              CUT-OFF
CASH FLOW                      NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE      LTV RATIO
DEBT SERVICE                   MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW        LTV          AT
COVERAGE RATIOS                  LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR      RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------

         1.10x - 1.19x                21   $  371,560,986      12.1%    6.1814%      118       1.16x      73.4%          66.6%
         1.20x - 1.29x                68      693,393,120      22.6     6.1966       118       1.23x      73.8%          67.8%
         1.30x - 1.39x                18      480,530,436      15.7     6.0882       119       1.36x      61.2%          59.3%
         1.40x - 1.49x                10      466,750,790      15.2     5.9788        96       1.44x      69.3%          68.6%
         1.50x - 1.69x                31      947,174,637      30.9     5.8255       105       1.56x      63.8%          63.0%
         1.70x - 1.99x                 9       61,314,036       2.0     6.0634       110       1.79x      58.6%          52.4%
         2.00x - 2.97x                 8       45,303,764       1.5     5.5777       101       2.22x      51.3%          46.7%
                               -----------------------------------------------------------------------------------------------
TOTAL:                               165   $3,066,027,770     100.0%    6.0182%      110       1.40x      67.4%          64.3%
                               ===============================================================================================

                                                   CUT-OFF DATE LTV RATIOS

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                             AGGREGATE       % OF                   STATED              CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE      LTV RATIO
CUT-OFF DATE                   MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW        LTV          AT
LTV RATIOS                       LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR      RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------

         31.2% - 50.0%                 9   $   27,193,249       0.9%    6.3707%      134       1.94x      43.9%          30.9%
         50.1% - 60.0%                25      832,482,504      27.2     6.0049       117       1.47x      58.8%          57.8%
         60.1% - 65.0%                32      651,290,786      21.2     5.9962        82       1.51x      61.5%          60.1%
         65.1% - 70.0%                19      149,141,926       4.9     6.1503       112       1.27x      69.0%          63.0%
         70.1% - 75.0%                34      429,664,913      14.0     6.1977       118       1.27x      72.6%          66.1%
         75.1% - 80.0%                46      976,254,392      31.8     5.9352       119       1.33x      76.7%          73.2%
                               -----------------------------------------------------------------------------------------------
TOTAL:                               165   $3,066,027,770     100.0%    6.0182%      110       1.40x      67.4%          64.3%
                               ===============================================================================================

(1) For the ARD loan, the Anticipated Repayment Date.

(2) Includes one partial interest-only ARD loan representing 0.2% of the initial pool balance.

                                      A-2-3

                                                 MATURITY DATE LTV RATIOS(1)

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                             AGGREGATE       % OF                   STATED              CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE      LTV RATIO
MATURITY DATE                  MORTGAGE         DATE          POOL     MORTGAGE      TERM       UW        LTV          AT
LTV RATIOS(2)                    LOANS        BALANCE       BALANCE      RATE     (MOS.)(2)    DSCR      RATIO     MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------

         16.1% - 40.0%                 8   $   29,373,353       1.0%    6.3252%      124       2.00x      49.7%          35.9%
         40.1% - 50.0%                13       66,332,445       2.2     6.1077       115       1.49x      59.8%          47.5%
         50.1% - 60.0%                39      949,700,342      31.0     6.0472       117       1.45x      60.1%          58.2%
         60.1% - 70.0%                75    1,109,315,013      36.2     6.0659        97       1.37x      67.3%          63.4%
         70.1% - 78.6%                29      907,139,687      29.6     5.9120       118       1.37x      76.2%          74.4%
                               -----------------------------------------------------------------------------------------------
TOTAL:                               164   $3,061,860,840     100.0%    6.0179%      110       1.40x      67.4%          64.4%
                               ===============================================================================================

                                       TYPE OF MORTGAGED PROPERTIES(3)

                                                                             WEIGHTED AVERAGES
                                                                       ----------------------------------
                                             AGGREGATE       % OF                  CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL                 DATE
                               MORTGAGED        DATE          POOL        UW         LTV
PROPERTY TYPE                 PROPERTIES      BALANCE       BALANCE      DSCR       RATIO      OCCUPANCY
--------------------------------------------------------------------------------------------------------------

OFFICE
CBD                                    5   $  583,800,000      19.0%      1.52x       66.7%       90.5%
Suburban                              33      330,595,521      10.8       1.26x       72.5%       97.3%
Suburban/R&D                          18      250,000,000       8.2       1.54x       60.5%       76.1%
Medical Office                         1        6,794,526       0.2       1.34x       62.1%      100.0%
                              --------------------------------------------------------------------------------
SUBTOTAL:                             57   $1,171,190,047      38.2%      1.45x       67.0%       89.4%

RETAIL
Anchored                              28   $  684,844,073      22.3%      1.37x       70.3%       96.2%
Unanchored                            52      109,559,305       3.6       1.39x       67.4%       93.9%
Shadow Anchored                        5       31,003,184       1.0       1.26x       68.5%       87.2%
                              --------------------------------------------------------------------------------
SUBTOTAL:                             85   $  825,406,563      26.9%      1.36x       69.8%       95.6%

MULTIFAMILY
Garden/High Rise                       1   $  387,500,000      12.6%      1.37x       59.6%       96.6%
Garden                                19      155,002,000       5.1       1.25x       70.3%       93.6%
Senior Housing                         2       38,580,849       1.3       1.28x       70.5%       95.0%
Mid rise                               2       14,650,000       0.5       1.20x       68.8%       98.8%
                              --------------------------------------------------------------------------------
SUBTOTAL:                             24   $  595,732,849      19.4%      1.33x       63.3%       95.7%

INDUSTRIAL
Warehouse/Distribution                19   $  144,506,314       4.7%      1.45x       67.9%       98.0%
Flex                                  17      108,160,704       3.5       1.40x       69.0%       97.8%
Manufacturing                          3        5,096,038       0.2       1.24x       64.7%      100.0%
Warehouse                              1          743,707       0.0       1.24x       64.7%      100.0%
                              --------------------------------------------------------------------------------
SUBTOTAL:                             40   $  258,506,763       8.4%      1.42x       68.3%       98.0%

HOTEL
Full Service                           3   $   78,487,034       2.6%      1.62x       71.1%         NAP
Limited Service                        9       40,671,741       1.3       1.52x       67.7%         NAP
                              --------------------------------------------------------------------------------
SUBTOTAL:                             12   $  119,158,774       3.9%      1.58x       69.9%         NAP

MANUFACTURED HOUSING                  13   $   78,451,023       2.6%      1.31x       71.3%       94.1%

MIXED USE
Office/Retail                          1   $    9,900,000       0.3%      1.26x       63.9%       93.3%
                              --------------------------------------------------------------------------------
SUBTOTAL:                              1   $    9,900,000       0.3%      1.26x       63.9%       93.3%

SELF STORAGE                           5   $    7,681,751       0.3%      1.78x       60.3%       86.1%

                              --------------------------------------------------------------------------------
TOTAL:                               237   $3,066,027,770     100.0%      1.40x       67.4%       93.3%
                              ================================================================================

(1) Excludes fully amortizing mortgage loans.

(2) For the ARD loan, the Anticipated Repayment Date.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                      A-2-4

                                             MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                             AGGREGATE        % OF                  STATED              CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE      LTV RATIO
                               MORTGAGED        DATE          POOL     MORTGAGE      TERM       UW        LTV          AT
LOCATION                      PROPERTIES      BALANCE       BALANCE      RATE     (MOS.)(2)    DSCR      RATIO     MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------

California                            44   $1,275,097,742      41.6%    5.9299%      110       1.45x      66.1%          65.7%
Massachusetts                          1      280,000,000        9.1    5.9575       119       1.54x      58.6%          58.6%
Virginia                               6      202,735,235        6.6    5.7311        69       1.44x      63.2%          62.7%
Texas                                 22      176,534,272        5.8    6.1224       112       1.30x      72.0%          65.2%
Arizona                               11      139,676,023        4.6    6.1189       117       1.18x      70.9%          65.8%
Illinois                              31       93,605,447        3.1    6.2557        98       1.45x      64.9%          59.5%
Florida                               12       91,360,926        3.0    6.0679       107       1.54x      66.3%          63.3%
Pennsylvania                           8       80,109,925        2.6    6.2882       119       1.26x      75.6%          72.5%
New Jersey                            13       76,811,655        2.5    6.1360       123       1.48x      66.8%          56.5%
Nevada                                 5       58,850,000        1.9    5.8309       118       1.27x      70.4%          66.6%
Michigan                              10       58,319,832        1.9    6.0203       117       1.33x      69.7%          59.6%
Washington                             2       57,849,977        1.9    6.2463       120       1.16x      76.4%          71.4%
Wisconsin                              7       57,301,553        1.9    6.2127       119       1.25x      75.3%          67.7%
North Carolina                         7       48,910,087        1.6    6.3708       104       1.20x      75.2%          67.7%
New York                               4       36,655,330        1.2    6.2554       123       1.41x      69.8%          59.5%
Colorado                               3       35,607,849        1.2    6.3428       119       1.24x      75.4%          65.8%
Minnesota                              4       32,825,000        1.1    6.3051       119       1.31x      74.9%          67.5%
Maryland                               4       31,197,506        1.0    5.9353       120       1.22x      71.9%          66.7%
Georgia                                2       29,800,000        1.0    6.1590       119       1.23x      78.6%          78.6%
Kentucky                               4       28,634,202        0.9    6.2562       130       1.37x      73.7%          60.2%
Ohio                                   4       24,100,000        0.8    6.2516       119       1.22x      76.4%          68.1%
Tennessee                              4       22,167,957        0.7    6.0747        81       1.58x      64.0%          61.9%
Indiana                                8       20,390,307        0.7    6.2236       112       1.30x      75.9%          65.5%
Missouri                               2       18,790,000        0.6    6.1184       102       1.58x      60.2%          55.2%
Nebraska                               2       16,650,000        0.5    5.9073       134       1.18x      69.4%          61.9%
Kansas                                 3       13,269,218        0.4    6.3638       105       1.35x      64.6%          55.0%
Alabama                                2       12,487,034        0.4    6.0938       119       1.80x      66.8%          54.2%
Louisiana                              2        8,341,877        0.3    6.3176       119       1.25x      73.5%          63.0%
Delaware                               2        8,135,790        0.3    6.1060       115       1.32x      60.1%          46.8%
Iowa                                   1        5,700,000        0.2    6.1843       118       1.25x      76.9%          72.1%
New Mexico                             1        5,493,184        0.2    6.1500       119       1.29x      68.7%          53.5%
Connecticut                            2        5,098,891        0.2    6.4784       120       1.27x      77.3%          66.5%
West Virginia                          1        3,825,000        0.1    6.3700       119       1.20x      75.9%          61.7%
Mississippi                            1        3,595,950        0.1    6.6275       119       1.57x      71.3%          56.5%
South Carolina                         1        3,150,000        0.1    6.3070       118       1.23x      76.8%          67.2%
Oklahoma                               1        2,950,000        0.1    6.2800       120       1.23x      72.4%          61.9%
                               -----------------------------------------------------------------------------------------------
TOTAL:                               237   $3,066,027,770     100.0%    6.0182%      110       1.40x      67.4%          64.3%
                               ===============================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) For the ARD loan, the Anticipated Repayment Date.

                                      A-2-5

                                                 YEARS BUILT/RENOVATED(1),(2)

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                             AGGREGATE        % OF                  STATED              CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE      LTV RATIO
YEARS                          MORTGAGED        DATE          POOL     MORTGAGE      TERM       UW        LTV          AT
BUILT/RENOVATED               PROPERTIES      BALANCE       BALANCE      RATE     (MOS.)(3)    DSCR      RATIO     MATURITY(3)
------------------------------------------------------------------------------------------------------------------------------

          1916 - 1959                  8   $   17,518,085       0.6%    6.2273%      119       1.39x      67.5%          58.5%
          1960 - 1969                  6       11,795,876       0.4     6.0694        78       1.64x      59.2%          57.8%
          1970 - 1979                 17       53,840,284       1.8     6.1525        84       1.56x      59.8%          59.2%
          1980 - 1989                 38      383,332,606      12.5     6.1733       105       1.36x      68.2%          65.0%
          1990 - 1999                 44    1,400,546,832      45.7     5.8643       109       1.44x      64.8%          63.5%
          2000 - 2006                124    1,198,994,087      39.1     6.1388       114       1.36x      70.5%          65.5%
                               -----------------------------------------------------------------------------------------------
TOTAL:                               237   $3,066,027,770     100.0%    6.0182%      110       1.40x      67.4%          64.3%
                               ===============================================================================================

                                                    PREPAYMENT PROTECTION

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                             AGGREGATE        % OF                  STATED              CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE      LTV RATIO
PREPAYMENT                     MORTGAGED        DATE          POOL     MORTGAGE      TERM       UW        LTV          AT
PROTECTION                       LOANS        BALANCE       BALANCE      RATE     (MOS.)(3)    DSCR      RATIO     MATURITY(3)
------------------------------------------------------------------------------------------------------------------------------

Defeasance                           142   $2,446,163,323      79.8%    6.0112%      108       1.40x      68.4%          65.0%
Defeasance/Yield Maintenance           1      387,500,000      12.6     6.0700       119       1.37x      59.6%          59.6%
Yield Maintenance                     21      228,364,447       7.4     5.9999       115       1.46x      69.3%          65.4%
Yield Maintenance/Penalty              1        4,000,000       0.1     6.2900        60       2.08x      46.5%          43.7%
                               -----------------------------------------------------------------------------------------------
TOTAL:                               165   $3,066,027,770     100.0%    6.0182%      110       1.40x      67.4%          64.3%
                               ===============================================================================================

                                                PARTIAL INTEREST ONLY PERIODS

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                             AGGREGATE        % OF                  STATED              CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE      LTV RATIO
PARTIAL INTEREST               MORTGAGED        DATE          POOL     MORTGAGE      TERM       UW        LTV          AT
ONLY PERIODS                     LOANS        BALANCE       BALANCE      RATE     (MOS.)(3)    DSCR      RATIO     MATURITY(3)
------------------------------------------------------------------------------------------------------------------------------

            12                         3   $   13,075,000       1.7%   6.2265%       118       1.27x      75.0%          64.1%
            13 - 24                   14       85,900,000      11.3    6.0307        117       1.33x      70.4%          61.5%
            25 - 36                   26      190,064,000      25.0    6.1972        117       1.28x      73.0%          66.3%
            37 - 48                    2       33,400,000       4.4    6.0574        127       1.18x      78.4%          71.4%
            49 - 60                   22      436,435,000      57.5    6.0842        119       1.21x      72.6%          68.0%
                               -----------------------------------------------------------------------------------------------
                                      67   $  758,874,000     100.0%   6.1077%       118       1.24x      72.7%          67.0%
                               ===============================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) For the ARD loan, the Anticipated Repayment Date.

                                      A-2-6

                                     CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------
                                             AGGREGATE         % OF                  STATED             CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE      LTV RATIO
                               MORTGAGE        DATE        LOAN GROUP 1  MORTGAGE     TERM       UW       LTV          AT
CUT-OFF DATE BALANCES            LOANS        BALANCE        BALANCE       RATE     (MOS.)(1)   DSCR     RATIO     MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

     $750,000 -  $2,999,999           22   $   40,313,160        1.6%     6.2987%        106    1.63x      62.5%          55.9%
   $3,000,000 -  $3,999,999           13       43,085,624        1.7      6.2854         115    1.34x      70.9%          61.6%
   $4,000,000 -  $4,999,999           16       72,735,253        2.9      6.2318         118    1.40x      66.0%          54.1%
   $5,000,000 -  $6,999,999           29      167,616,371        6.8      6.1800         119    1.38x      68.5%          60.8%
   $7,000,000 -  $9,999,999           18      150,883,702        6.1      6.1459         115    1.34x      70.3%          62.8%
  $10,000,000 - $14,999,999           15      179,920,763        7.3      6.1061         108    1.45x      65.9%          59.9%
  $15,000,000 - $24,999,999           13      259,689,458       10.5      5.9580         111    1.38x      70.0%          64.6%
  $25,000,000 - $49,999,999            4      131,652,414        5.3      6.3932         118    1.23x      74.2%          69.3%
  $50,000,000 - $99,999,999            3      198,150,000        8.0      6.1270         119    1.26x      73.2%          70.0%
$100,000,000 - $280,000,000            6    1,225,000,000       49.6      5.8469         103    1.49x      66.8%          66.4%
                               ------------------------------------------------------------------------------------------------
TOTAL:                               139   $2,469,046,747      100.0%     5.9964%        109    1.42X      68.3%          64.9%
                               ================================================================================================

                                        MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------
                                             AGGREGATE         % OF                   STATED             CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                 REMAINING             DATE     LTV RATIO
                               MORTGAGE        DATE        LOAN GROUP 1  MORTGAGE      TERM       UW       LTV         AT
MORTGAGE RATES                   LOANS        BALANCE        BALANCE        RATE     (MOS.)(1)   DSCR     RATIO    MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

          4.9160% - 5.4999%            5   $  288,226,400       11.7%     5.1274%        116    1.58x      72.8%          71.7%
          5.5000% - 5.9999%           11      523,893,047       21.2      5.8455         99     1.49x      61.0%          60.4%
          6.0000% - 6.2499%           74    1,306,794,161       52.9      6.1356         109    1.39x      69.2%          65.5%
          6.2500% - 6.4999%           32      264,011,787       10.7      6.3590         119    1.28x      72.8%          65.0%
          6.5000% - 6.7300%           17       86,121,352        3.5      6.5975         116    1.42x      69.1%          60.8%
                               ------------------------------------------------------------------------------------------------
TOTAL:                               139   $2,469,046,747      100.0%     5.9964%        109    1.42X      68.3%          64.9%
                               ================================================================================================

                             ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------
                                             AGGREGATE         % OF                  STATED             CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE      LTV RATIO
ORIGINAL TERM TO               MORTGAGE        DATE        LOAN GROUP 1  MORTGAGE     TERM       UW       LTV          AT
MATURITY IN MONTHS(1)            LOANS        BALANCE        BALANCE       RATE     (MOS.)(1)   DSCR     RATIO     MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

          60 -  72                    17   $  264,862,734       10.7%     5.8006%        63     1.51x      61.7%          61.6%
          73 -  84                     3      281,976,400       11.4      6.0544         82     1.59x      60.0%          60.0%
          85 - 120                   114    1,887,765,353       76.5      6.0101         118    1.39x      70.4%          66.3%
         121 - 240                     5       34,442,260        1.4      6.2750         163    1.34x      69.2%          55.0%
                               ------------------------------------------------------------------------------------------------
TOTAL:                               139   $2,469,046,747      100.0%     5.9964%        109    1.42X      68.3%          64.9%
                               ================================================================================================

(1) For the ARD loan, the Anticipated Repayment Date.

                                      A-2-7

                             REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------
                                             AGGREGATE         % OF                  STATED             CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE      LTV RATIO
REMAINING TERM TO              MORTGAGE        DATE        LOAN GROUP 1  MORTGAGE     TERM       UW       LTV         AT
MATURITY IN MONTHS(1)            LOANS        BALANCE        BALANCE       RATE     (MOS.)(1)   DSCR     RATIO     MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

         57 -  60                      7   $  207,682,734        8.4%     5.7421%        60     1.47x      61.9%          61.8%
         61 -  84                     13      339,156,400       13.7      6.0475         80     1.59x      60.1%          60.1%
         85 - 120                    114    1,887,765,353       76.5      6.0101         118    1.39x      70.4%          66.3%
        121 - 239                      5       34,442,260        1.4      6.2750         163    1.34x      69.2%          55.0%
                               ------------------------------------------------------------------------------------------------
TOTAL:                               139   $2,469,046,747      100.0%     5.9964%        109    1.42X      68.3%          64.9%
                               ================================================================================================

                           ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------
                                             AGGREGATE         % OF                  STATED             CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE     LTV RATIO
ORIGINAL AMORTIZATION          MORTGAGE        DATE        LOAN GROUP 1  MORTGAGE     TERM       UW       LTV          AT
TERM IN MONTHS                   LOANS        BALANCE        BALANCE       RATE     (MOS.)(1)   DSCR     RATIO     MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

        240                            7   $   34,780,949        3.5%     6.2667%        138    1.55x      59.3%          35.6%
        241 - 300                     13       84,114,878        8.4      6.2918         117    1.46x      65.8%          52.1%
        301 - 360                     84      881,320,473       88.1      6.1553         119    1.26x      72.8%          65.7%
                               ------------------------------------------------------------------------------------------------
TOTAL:                               104   $1,000,216,300      100.0%     6.1706%        120    1.28X      71.7%          63.5%
                               ================================================================================================

                           REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------
                                             AGGREGATE         % OF                  STATED             CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE      LTV RATIO
REMAINING AMORTIZATION         MORTGAGE        DATE        LOAN GROUP 1  MORTGAGE     TERM       UW       LTV          AT
TERM IN MONTHS                   LOANS        BALANCE        BALANCE       RATE     (MOS.)(1)   DSCR     RATIO     MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

        239 - 240                      7   $   34,780,949        3.5%     6.2667%        138    1.55x      59.3%          35.6%
        241 - 300                     13       84,114,878        8.4      6.2918         117    1.46x      65.8%          52.1%
        301 - 360                     84      881,320,473       88.1      6.1553         119    1.26x      72.8%          65.7%
                               ------------------------------------------------------------------------------------------------
TOTAL:                               104   $1,000,216,300      100.0%     6.1706%        120    1.28X      71.7%          63.5%
                               ================================================================================================

(1) For the ARD loan, the Anticipated Repayment Date.

(2) Does not include the mortgage loans that are interest-only for their entire term.

                                      A-2-8

                                      AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------
                                             AGGREGATE         % OF                  STATED             CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE      LTV RATIO
                               MORTGAGE        DATE        LOAN GROUP 1  MORTGAGE     TERM       UW       LTV          AT
AMORTIZATION TYPES               LOANS        BALANCE        BALANCE       RATE     (MOS.)(1)   DSCR     RATIO     MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                         35   $1,468,830,447       59.5%     5.8777%        101    1.52x      65.9%          65.9%
Partial Interest-Only(2)              52      634,204,000       25.7      6.1042         120    1.24x      73.3%          67.3%
Balloon                               51      361,845,370       14.7      6.2865         118    1.36x      69.4%          57.5%
                               ------------------------------------------------------------------------------------------------
TOTAL:                               138   $2,464,879,817       99.8%     5.9960%        108    1.42X      68.3%          65.1%

FULLY AMORTIZING LOANS                 1   $    4,166,930        0.2%     6.2300%        239    1.35X      37.9%           1.0%

                               ------------------------------------------------------------------------------------------------
TOTAL:                               139   $2,469,046,747      100.0%     5.9964%        109    1.42X      68.3%          64.9%
                               ================================================================================================

                     UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------
UNDERWRITTEN                                 AGGREGATE         % OF                  STATED             CUT-OFF
CASH FLOW                      NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE      LTV RATIO
DEBT SERVICE                   MORTGAGE        DATE        LOAN GROUP 1  MORTGAGE     TERM       UW       LTV          AT
COVERAGE RATIOS                  LOANS        BALANCE        BALANCE       RATE     (MOS.)(1)   DSCR     RATIO     MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

        1.10x - 1.19x                 18   $  322,680,986       13.1%     6.1776%        120    1.16x      73.8%          66.6%
        1.20x - 1.29x                 52      572,178,120       23.2      6.1941         119    1.24x      74.2%          68.0%
        1.30x - 1.39x                 13       70,054,413        2.8      6.1858         126    1.34x      68.4%          57.5%
        1.40x - 1.49x                  9      453,500,790       18.4      5.9760          95    1.44x      69.3%          68.5%
        1.50x - 1.69x                 31      947,174,637       38.4      5.8255         105    1.56x      63.8%          63.0%
        1.70x - 1.99x                  8       58,154,036        2.4      6.0848         110    1.79x      57.7%          51.9%
        2.00x - 2.97x                  8       45,303,764        1.8      5.5777         101    2.22x      51.3%          46.7%
                               ------------------------------------------------------------------------------------------------
TOTAL:                               139   $2,469,046,747      100.0%     5.9964%        109    1.42X      68.3%          64.9%
                               ================================================================================================

                                   CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------
                                             AGGREGATE         % OF                  STATED             CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE      LTV RATIO
CUT-OFF DATE                   MORTGAGE        DATE        LOAN GROUP 1  MORTGAGE     TERM       UW       LTV          AT
LTV RATIOS                       LOANS        BALANCE        BALANCE       RATE     (MOS.)(1)   DSCR     RATIO     MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------

        31.2% - 50.0%                  9   $   27,193,249        1.1%     6.3707%        134    1.94x      43.9%          30.9%
        50.1% - 60.0%                 16      395,066,481       16.0      5.9227         115    1.60x      58.1%          56.6%
        60.1% - 65.0%                 31      647,000,786       26.2      5.9964         81     1.52x      61.5%          60.1%
        65.1% - 70.0%                 16      109,261,926        4.4      6.0205         116    1.27x      69.0%          62.1%
        70.1% - 75.0%                 28      402,639,913       16.3      6.2094         120    1.27x      72.6%          66.2%
        75.1% - 80.0%                 39      887,884,392       36.0      5.9181         119    1.35x      76.5%          73.0%
                               ------------------------------------------------------------------------------------------------
TOTAL:                               139   $2,469,046,747      100.0%     5.9964%        109    1.42X      68.3%          64.9%
                               ================================================================================================

(1) For the ARD loan, the Anticipated Repayment Date.

(2) Includes one partial interest-only ARD loan representing 0.2% of the initial pool balance.

                                      A-2-9

                                 MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------
                                             AGGREGATE         % OF                  STATED             CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE      LTV RATIO
MATURITY DATE                  MORTGAGE        DATE        LOAN GROUP 1  MORTGAGE     TERM       UW       LTV          AT
LTV RATIOS(2)                    LOANS        BALANCE        BALANCE       RATE     (MOS.)(2)   DSCR     RATIO     MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------------

        16.1% - 40.0%                  8   $   29,373,353        1.2%     6.3252%        124    2.00x      49.7%          35.9%
        40.1% - 50.0%                 11       61,972,445        2.5      6.1023         115    1.51x      60.2%          47.5%
        50.1% - 60.0%                 29      489,704,319       19.9      5.9983         115    1.54x      60.3%          57.5%
        60.1% - 70.0%                 68    1,066,400,013       43.3      6.0604          97    1.38x      67.1%          63.2%
        70.1% - 78.6%                 22      817,429,687       33.2      5.8907         118    1.38x      76.0%          74.4%
                               ------------------------------------------------------------------------------------------------
TOTAL:                               138   $2,464,879,817      100.0%     5.9960%        108    1.42X      68.3%          65.1%
                               ================================================================================================

                               TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                               WEIGHTED AVERAGES
                                                                     -------------------------------------
                                             AGGREGATE         % OF                  CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                    DATE
                               MORTGAGED       DATE        LOAN GROUP 1       UW         LTV
PROPERTY TYPE                 PROPERTIES      BALANCE        BALANCE        DSCR       RATIO     OCCUPANCY
----------------------------------------------------------------------------------------------------------

OFFICE
CBD                                    5   $  583,800,000      23.6%        1.52x       66.7%     90.5%
Suburban                              33      330,595,521      13.4         1.26x       72.5%     97.3%
Suburban/R&D                          18      250,000,000      10.1         1.54x       60.5%     76.1%
Medical Office                         1        6,794,526       0.3         1.34x       62.1%    100.0%
                              ----------------------------------------------------------------------------
SUBTOTAL:                             57   $1,171,190,047      47.4%        1.45X       67.0%     89.4%

RETAIL
Anchored                              28   $  684,844,073      27.7%        1.37x       70.3%     96.2%
Unanchored                            52      109,559,305       4.4         1.39x       67.4%     93.9%
Shadow Anchored                        5       31,003,184       1.3         1.26x       68.5%     87.2%
                              ----------------------------------------------------------------------------
SUBTOTAL:                             85   $  825,406,563      33.4%        1.36X       69.8%     95.6%

INDUSTRIAL
Warehouse/Distribution                19   $  144,506,314       5.9%        1.45x       67.9%     98.0%
Flex                                  17      108,160,704       4.4         1.40x       69.0%     97.8%
Manufacturing                          3        5,096,038       0.2         1.24x       64.7%    100.0%
Warehouse                              1          743,707       0.0         1.24x       64.7%    100.0%
                              ----------------------------------------------------------------------------
SUBTOTAL:                             40   $  258,506,763      10.5%        1.42X       68.3%     98.0%

HOTEL
Full Service                           3   $   78,487,034       3.2%        1.62x       71.1%       NAP
Limited Service                        9       40,671,741       1.6         1.52x       67.7%       NAP
                              ----------------------------------------------------------------------------
SUBTOTAL:                             12   $  119,158,774       4.8%        1.58X       69.9%       NAP

MULTIFAMILY
Senior Housing                         2   $   38,580,849       1.6%        1.28x       70.5%     95.0%
Garden                                 2       11,772,000       0.5         1.27x       69.6%     96.9%
                              ----------------------------------------------------------------------------
SUBTOTAL:                              4   $   50,352,849       2.0%        1.28X       70.3%     95.5%

MANUFACTURED HOUSING                   3   $   26,850,000       1.1%        1.45x       69.8%     88.5%

MIXED USE
Office/Retail                          1   $    9,900,000       0.4%        1.26x       63.9%     93.3%
                              ----------------------------------------------------------------------------
SUBTOTAL:                              1   $    9,900,000       0.4%        1.26X       63.9%     93.3%

SELF STORAGE                           5   $    7,681,751       0.3%        1.78x       60.3%     86.1%

                              ----------------------------------------------------------------------------
TOTAL:                               207   $2,469,046,747     100.0%        1.42X       68.3%     92.7%
                              ============================================================================

(1) Excludes fully amortizing mortgage loans.

(2) For the ARD loan, the Anticipated Repayment Date.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-10

                              MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------
                                             AGGREGATE         % OF                  STATED              CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE      LTV RATIO
                               MORTGAGED       DATE        LOAN GROUP 1  MORTGAGE     TERM        UW       LTV         AT
LOCATION                      PROPERTIES      BALANCE        BALANCE       RATE     (MOS.)(2)    DSCR     RATIO    MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------------

California                            37   $  849,597,742       34.4%     5.8575%        106    1.50x      69.4%          69.0%
Massachusetts                          1      280,000,000       11.3      5.9575         119    1.54x      58.6%          58.6%
Virginia                               6      202,735,235        8.2      5.7311         69     1.44x      63.2%          62.7%
Texas                                 19      134,504,272        5.4      6.1493         112    1.31x      71.0%          63.2%
Arizona                                6      114,480,000        4.6      6.1149         119    1.17x      70.1%          65.0%
Florida                               11       86,205,926        3.5      6.0630         110    1.56x      65.9%          63.0%
New Jersey                            13       76,811,655        3.1      6.1360         123    1.48x      66.8%          56.5%
Pennsylvania                           7       75,669,925        3.1      6.3051         119    1.26x      75.5%          72.7%
Illinois                              28       72,955,447        3.0      6.1469         92     1.52x      62.9%          58.6%
Washington                             2       57,849,977        2.3      6.2463         120    1.16x      76.4%          71.4%
Wisconsin                              7       57,301,553        2.3      6.2127         119    1.25x      75.3%          67.7%
Michigan                               9       50,319,832        2.0      6.0189         117    1.32x      69.6%          59.6%
Colorado                               3       35,607,849        1.4      6.3428         119    1.24x      75.4%          65.8%
North Carolina                         5       34,950,087        1.4      6.3120         119    1.21x      77.4%          67.7%
New York                               3       33,495,330        1.4      6.3106         124    1.38x      69.4%          59.4%
Nevada                                 3       32,900,000        1.3      5.5859         117    1.29x      69.0%          63.6%
Minnesota                              4       32,825,000        1.3      6.3051         119    1.31x      74.9%          67.5%
Maryland                               4       31,197,506        1.3      5.9353         120    1.22x      71.9%          66.7%
Kentucky                               4       28,634,202        1.2      6.2562         130    1.37x      73.7%          60.2%
Ohio                                   4       24,100,000        1.0      6.2516         119    1.22x      76.4%          68.1%
Tennessee                              4       22,167,957        0.9      6.0747         81     1.58x      64.0%          61.9%
Missouri                               2       18,790,000        0.8      6.1184         102    1.58x      60.2%          55.2%
Georgia                                1       16,850,000        0.7      6.1590         119    1.23x      78.6%          78.6%
Indiana                                7       16,710,307        0.7      6.2354         119    1.32x      75.0%          63.1%
Nebraska                               2       16,650,000        0.7      5.9073         134    1.18x      69.4%          61.9%
Kansas                                 3       13,269,218        0.5      6.3638         105    1.35x      64.6%          55.0%
Alabama                                2       12,487,034        0.5      6.0938         119    1.80x      66.8%          54.2%
Louisiana                              2        8,341,877        0.3      6.3176         119    1.25x      73.5%          63.0%
Iowa                                   1        5,700,000        0.2      6.1843         118    1.25x      76.9%          72.1%
New Mexico                             1        5,493,184        0.2      6.1500         119    1.29x      68.7%          53.5%
Connecticut                            2        5,098,891        0.2      6.4784         120    1.27x      77.3%          66.5%
Delaware                               1        4,775,790        0.2      6.0750         111    1.41x      63.7%          46.8%
West Virginia                          1        3,825,000        0.2      6.3700         119    1.20x      75.9%          61.7%
Mississippi                            1        3,595,950        0.1      6.6275         119    1.57x      71.3%          56.5%
South Carolina                         1        3,150,000        0.1      6.3070         118    1.23x      76.8%          67.2%
                              -------------------------------------------------------------------------------------------------
TOTAL:                               207   $2,469,046,747      100.0%     5.9964%        109    1.42X      68.3%          64.9%
                              =================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) For the ARD loan, the Anticipated Repayment Date.

                                     A-2-11

                               YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------
                                            AGGREGATE          % OF                  STATED             CUT-OFF
                               NUMBER OF     CUT-OFF         INITIAL                REMAINING             DATE     LTV RATIO
YEARS                          MORTGAGED      DATE         LOAN GROUP 1  MORTGAGE     TERM       UW       LTV         AT
BUILT/RENOVATED               PROPERTIES     BALANCE         BALANCE       RATE     (MOS.)(3)   DSCR     RATIO     MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------------

        1930 - 1959                    7   $   11,518,085        0.5%     6.2181%        119    1.49x      61.5%          52.3%
        1960 - 1969                    6       11,795,876        0.5      6.0694         78     1.64x      59.2%          57.8%
        1970 - 1979                   17       53,840,284        2.2      6.1525         84     1.56x      59.8%          59.2%
        1980 - 1989                   32      336,993,799       13.6      6.1768         104    1.37x      68.1%          64.9%
        1990 - 1999                   39      986,356,832       39.9      5.7782         105    1.48x      66.7%          64.9%
        2000 - 2006                  106    1,068,541,871       43.3      6.1298         115    1.38x      70.4%          65.5%
                              -------------------------------------------------------------------------------------------------
TOTAL:                               207   $2,469,046,747      100.0%     5.9964%        109    1.42X      68.3%          64.9%
                              =================================================================================================

                                   PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------
                                            AGGREGATE          % OF                  STATED             CUT-OFF
                              NUMBER OF      CUT-OFF         INITIAL                REMAINING             DATE      LTV RATIO
PREPAYMENT                    MORTGAGED       DATE         LOAN GROUP 1  MORTGAGE     TERM       UW       LTV          AT
PROTECTION                      LOANS        BALANCE         BALANCE       RATE     (MOS.)(3)   DSCR     RATIO     MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------------

Defeasance                           121   $2,271,072,300       92.0%     5.9963%        108    1.41x      68.3%          65.0%
Yield Maintenance                     17      193,974,447        7.9      5.9912         114    1.50x      68.2%          64.8%
Yield Maintenance/Penalty              1        4,000,000        0.2      6.2900         60     2.08x      46.5%          43.7%
                              -------------------------------------------------------------------------------------------------
TOTAL:                               139   $2,469,046,747      100.0%     5.9964%        109    1.42X      68.3%          64.9%
                              =================================================================================================

                                PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                         ------------------------------------------------------
                                            AGGREGATE          % OF                  STATED             CUT-OFF
                              NUMBER OF      CUT-OFF         INITIAL                REMAINING             DATE      LTV RATIO
PARTIAL INTEREST              MORTGAGED       DATE         LOAN GROUP 1  MORTGAGE     TERM       UW       LTV          AT
ONLY PERIODS                    LOANS        BALANCE         BALANCE       RATE     (MOS.)(3)   DSCR     RATIO     MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------------

            12                         3   $   13,075,000        2.1%     6.2265%        118    1.27x      75.0%          64.1%
            13 - 24                   10       64,650,000       10.2      6.0224         117    1.34x      70.5%          61.6%
            25 - 36                   22      166,644,000       26.3      6.1774         123    1.29x      73.0%          65.8%
            37 - 48                    1       10,400,000        1.6      6.1400         144    1.18x      77.6%          69.0%
            49 - 60                   16      379,435,000       59.8      6.0807         119    1.21x      73.7%          69.0%
                              -------------------------------------------------------------------------------------------------
                                      52   $  634,204,000      100.0%     6.1042%        120    1.24X      73.3%          67.3%
                              =================================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) For the ARD loan, the Anticipated Repayment Date.

                                     A-2-12

                                     CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                                             % OF
                                             AGGREGATE      INITIAL                STATED               CUT-OFF
                               NUMBER OF      CUT-OFF        LOAN                 REMAINING              DATE       LTV RATIO
                               MORTGAGE         DATE        GROUP 2    MORTGAGE     TERM        UW        LTV           AT
CUT-OFF DATE BALANCES            LOANS        BALANCE       BALANCE      RATE      (MOS.)      DSCR      RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------

   $1,000,000 -   $2,999,999           3   $    5,930,000       1.0%    6.1565%      118       1.24x       70.3%         61.3%
   $3,000,000 -   $3,999,999           3       10,200,000       1.7     6.0085       104       1.38x       69.8%         61.7%
   $4,000,000 -   $4,999,999           4       17,440,000       2.9     6.0095       119       1.26x       64.1%         58.9%
   $5,000,000 -   $6,999,999           4       22,131,023       3.7     6.1744       87        1.27x       71.2%         65.7%
   $7,000,000 -   $9,999,999           2       15,650,000       2.6     6.0637       120       1.34x       63.6%         55.1%
  $10,000,000 -  $14,999,999           6       76,830,000      12.9     6.3419       110       1.23x       67.3%         64.2%
  $15,000,000 -  $24,999,999           3       61,300,000      10.3     6.0860       119       1.20x       78.6%         74.6%
  $25,000,000 - $387,500,000           1      387,500,000      64.9     6.0700       119       1.37x       59.6%         59.6%
                               -----------------------------------------------------------------------------------------------
TOTAL:                                26   $  596,981,023     100.0%    6.1084%      116       1.33X       63.5%         61.9%
                               ===============================================================================================

                                         MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                                             % OF
                                             AGGREGATE      INITIAL                STATED               CUT-OFF
                               NUMBER OF      CUT-OFF        LOAN                 REMAINING              DATE       LTV RATIO
                               MORTGAGE         DATE        GROUP 2    MORTGAGE     TERM        UW        LTV           AT
MORTGAGE RATES                   LOANS        BALANCE       BALANCE      RATE      (MOS.)      DSCR      RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------

      5.6700% - 5.9999%                4   $   14,140,000       2.4%    5.8957%      117       1.33x       65.0%         58.6%
      6.0000% - 6.2499%               17      547,065,000      91.6     6.0810       118       1.33x       63.2%         62.0%
      6.2500% - 6.8019%                5       35,776,023       6.0     6.6110       94        1.20x       67.3%         61.2%
                               -----------------------------------------------------------------------------------------------
TOTAL:                                26   $  596,981,023     100.0%    6.1084%      116       1.33X       63.5%         61.9%
                               ===============================================================================================

                              ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                        ------------------------------------------------------
                                                             % OF
                                             AGGREGATE      INITIAL                STATED               CUT-OFF
                               NUMBER OF      CUT-OFF        LOAN                 REMAINING              DATE       LTV RATIO
ORIGINAL TERM TO               MORTGAGE         DATE        GROUP 2    MORTGAGE     TERM        UW        LTV           AT
MATURITY IN MONTHS               LOANS        BALANCE       BALANCE      RATE      (MOS.)      DSCR      RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------

              60 -  83                 2   $   17,135,000       2.9%    6.4786%      59        1.18x       69.9%         67.5%
              84 - 120                24      579,846,023      97.1     6.0974       118       1.33x       63.3%         61.7%
                               -----------------------------------------------------------------------------------------------
TOTAL:                                26   $  596,981,023     100.0%    6.1084%      116       1.33X       63.5%         61.9%
                               ===============================================================================================

                                     A-2-13

                              REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                                             % OF
                                             AGGREGATE      INITIAL                STATED               CUT-OFF
                               NUMBER OF      CUT-OFF        LOAN                 REMAINING              DATE       LTV RATIO
REMAINING TERM TO              MORTGAGE         DATE        GROUP 2    MORTGAGE     TERM        UW        LTV           AT
MATURITY IN MONTHS(1)            LOANS        BALANCE       BALANCE      RATE      (MOS.)      DSCR      RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------

              58 -  83                 4   $   26,011,023       4.4%    6.3993%      67        1.22x       69.0%         65.8%
              84 - 119                15      523,320,000      87.7     6.0759       119       1.33x       62.7%         61.6%
             120 - 120                 7       47,650,000       8.0     6.3065       120       1.31x       69.1%         62.3%
                               -----------------------------------------------------------------------------------------------
TOTAL:                                26   $  596,981,023     100.0%    6.1084%      116       1.33X       63.5%         61.9%
                               ===============================================================================================

                            ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                         WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                                             % OF
                                             AGGREGATE      INITIAL                STATED               CUT-OFF
                               NUMBER OF      CUT-OFF        LOAN                 REMAINING              DATE       LTV RATIO
ORIGINAL AMORTIZATION          MORTGAGE         DATE        GROUP 2    MORTGAGE     TERM        UW        LTV           AT
TERM IN MONTHS                   LOANS        BALANCE       BALANCE      RATE      (MOS.)      DSCR      RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------

             300 - 330                 1   $    3,160,000       1.9%    5.6700%      114       1.71x       73.5%         60.6%
             331 - 360                21      161,821,023      98.1     6.2018       109       1.22x       69.2%         63.5%
                               -----------------------------------------------------------------------------------------------
TOTAL:                                22   $  164,981,023     100.0%    6.1916%      109       1.23X       69.3%         63.4%
                               ===============================================================================================

                            REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                         WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                                             % OF
                                             AGGREGATE      INITIAL                STATED               CUT-OFF
                               NUMBER OF      CUT-OFF        LOAN                 REMAINING              DATE       LTV RATIO
REMAINING AMORTIZATION         MORTGAGE         DATE        GROUP 2    MORTGAGE     TERM        UW        LTV           AT
TERM IN MONTHS                   LOANS        BALANCE       BALANCE      RATE      (MOS.)      DSCR      RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------

             300 - 330                 1   $    3,160,000       1.9%    5.6700%      114       1.71x       73.5%         60.6%
             331 - 360                21      161,821,023      98.1     6.2018       109       1.22x       69.2%         63.5%
                               -----------------------------------------------------------------------------------------------
TOTAL:                                22   $  164,981,023     100.0%    6.1916%      109       1.23X       69.3%         63.4%
                               ===============================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

                                       AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                                             % OF
                                             AGGREGATE      INITIAL                STATED               CUT-OFF
                               NUMBER OF      CUT-OFF        LOAN                 REMAINING              DATE       LTV RATIO
                               MORTGAGE         DATE        GROUP 2    MORTGAGE     TERM        UW        LTV           AT
AMORTIZATION TYPES               LOANS        BALANCE       BALANCE      RATE      (MOS.)      DSCR      RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                          4   $  432,000,000      72.4%    6.0766%      119       1.36x      61.3%          61.3%
Partial Interest-Only                 15      124,670,000      20.9     6.1257       110       1.22x      70.0%          65.0%
Balloon                                7       40,311,023       6.8     6.3955       108       1.26x      66.9%          58.6%
                               -----------------------------------------------------------------------------------------------
TOTAL:                                26   $  596,981,023     100.0%    6.1084%      116       1.33X      63.5%          61.9%
                               ===============================================================================================

                      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                                             % OF
UNDERWRITTEN                                 AGGREGATE      INITIAL                STATED               CUT-OFF
CASH FLOW                      NUMBER OF      CUT-OFF        LOAN                 REMAINING              DATE       LTV RATIO
DEBT SERVICE                   MORTGAGE         DATE        GROUP 2    MORTGAGE     TERM        UW        LTV           AT
COVERAGE RATIOS                  LOANS        BALANCE       BALANCE      RATE      (MOS.)      DSCR      RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------

          1.10x - 1.29x               19   $  170,095,000      28.5%    6.2080%      112       1.20x       71.3%         66.7%
          1.30x - 1.39x                5      410,476,023      68.8     6.0716       118       1.37x       60.0%         59.6%
          1.40x - 1.59x                1       13,250,000       2.2     6.0750       120       1.45x       69.7%         69.7%
          1.60x - 1.71x                1        3,160,000       0.5     5.6700       114       1.71x       73.5%         60.6%
                               -----------------------------------------------------------------------------------------------
TOTAL:                                26   $  596,981,023     100.0%    6.1084%      116       1.33X       63.5%         61.9%
                               ===============================================================================================

                                    CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                                             % OF
                                             AGGREGATE      INITIAL                STATED               CUT-OFF
                               NUMBER OF      CUT-OFF        LOAN                 REMAINING              DATE       LTV RATIO
CUT-OFF DATE                   MORTGAGE         DATE        GROUP 2    MORTGAGE     TERM        UW        LTV           AT
LTV RATIOS                       LOANS        BALANCE       BALANCE      RATE      (MOS.)      DSCR      RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------

          55.1% - 60.0%                9   $  437,416,023      73.3%    6.0790%      119       1.35x       59.4%         58.9%
          60.1% - 70.0%                4       44,170,000       7.4     6.4541       103       1.26x       68.4%         64.6%
          70.1% - 75.0%                6       27,025,000       4.5     6.0240       100       1.35x       72.4%         64.4%
          75.1% - 80.0%                7       88,370,000      14.8     6.1066       117       1.21x       78.7%         74.7%
                               -----------------------------------------------------------------------------------------------
TOTAL:                                26   $  596,981,023     100.0%    6.1084%      116       1.33X       63.5%         61.9%
                               ===============================================================================================

                                     A-2-15

                                    MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                                             % OF
                                             AGGREGATE      INITIAL                STATED               CUT-OFF
                               NUMBER OF      CUT-OFF        LOAN                 REMAINING              DATE       LTV RATIO
MATURITY DATE                  MORTGAGE         DATE        GROUP 2    MORTGAGE     TERM        UW        LTV           AT
LTV RATIOS                       LOANS        BALANCE       BALANCE      RATE      (MOS.)      DSCR      RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------

          46.9% - 50.0%                2   $    4,360,000       0.7%    6.1844%      120       1.21x      55.2%          47.0%
          50.1% - 60.0%               10      459,996,023      77.1     6.0992       119       1.35x      59.9%          59.0%
          60.1% - 70.0%                7       42,915,000       7.2     6.2046        95       1.32x      71.3%          67.4%
          70.1% - 78.6%                7       89,710,000      15.0     6.1057       115       1.22x      78.4%          74.8%
                               -----------------------------------------------------------------------------------------------
TOTAL:                                26   $  596,981,023     100.0%    6.1084%      116       1.33X      63.5%          61.9%
                               ===============================================================================================

                                TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                              WEIGHTED AVERAGES
                                                                       -------------------------------
                                                             % OF
                                             AGGREGATE      INITIAL             CUT-OFF
                               NUMBER OF      CUT-OFF        LOAN                DATE
                               MORTGAGED        DATE        GROUP 2      UW       LTV
PROPERTY TYPE                 PROPERTIES      BALANCE       BALANCE     DSCR     RATIO      OCCUPANCY
------------------------------------------------------------------------------------------------------

MULTIFAMILY
Garden/High Rise                       1   $  387,500,000      64.9%     1.37x      59.6%       96.6%
Garden                                17      143,230,000      24.0      1.25x      70.4%       93.3%
Mid rise                               2       14,650,000       2.5      1.20x      68.8%       98.8%
                              -----------------------------------------------------------------------
SUBTOTAL:                             20   $  545,380,000      91.4%     1.33X      62.7%       95.8%

MANUFACTURED HOUSING                  10   $   51,601,023       8.6%     1.24x      72.1%       97.0%
                              -----------------------------------------------------------------------
TOTAL:                                30   $  596,981,023     100.0%     1.33X      63.5%       95.9%
                              =======================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-16

                              MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                                             % OF
                                             AGGREGATE      INITIAL                STATED               CUT-OFF
                               NUMBER OF      CUT-OFF        LOAN                 REMAINING              DATE       LTV RATIO
                               MORTGAGED        DATE        GROUP 2    MORTGAGE     TERM        UW        LTV           AT
LOCATION                      PROPERTIES      BALANCE       BALANCE      RATE      (MOS.)      DSCR      RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------

California                             7   $  425,500,000      71.3%    6.0743%      119       1.35x       59.5%         59.2%
Texas                                  3       42,030,000       7.0     6.0360       115       1.29x       75.4%         71.4%
Nevada                                 2       25,950,000       4.3     6.1416       119       1.25x       72.1%         70.3%
Arizona                                5       25,196,023       4.2     6.1373       111       1.22x       74.3%         69.3%
Illinois                               3       20,650,000       3.5     6.6401       119       1.20x       71.7%         62.8%
North Carolina                         2       13,960,000       2.3     6.5179        66       1.16x       69.9%         67.7%
Georgia                                1       12,950,000       2.2     6.1590       119       1.23x       78.6%         78.6%
Michigan                               1        8,000,000       1.3     6.0290       120       1.38x       70.2%         59.6%
Florida                                1        5,155,000       0.9     6.1500        60       1.24x       71.6%         67.1%
Pennsylvania                           1        4,440,000       0.7     6.0000       120       1.27x       77.9%         69.0%
Indiana                                1        3,680,000       0.6     6.1700        82       1.25x       80.0%         76.1%
Delaware                               1        3,360,000       0.6     6.1500       120       1.20x       55.1%         46.9%
New York                               1        3,160,000       0.5     5.6700       114       1.71x       73.5%         60.6%
Oklahoma                               1        2,950,000       0.5     6.2800       120       1.23x       72.4%         61.9%
                              ------------------------------------------------------------------------------------------------
TOTAL:                                30   $  596,981,023     100.0%    6.1084%      116       1.33X       63.5%         61.9%
                              ================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-17

                                  YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                                             % OF
                                             AGGREGATE      INITIAL                STATED               CUT-OFF
                               NUMBER OF      CUT-OFF        LOAN                 REMAINING              DATE       LTV RATIO
YEARS                          MORTGAGED        DATE        GROUP 2    MORTGAGE     TERM        UW        LTV           AT
BUILT/RENOVATED               PROPERTIES      BALANCE       BALANCE      RATE      (MOS.)      DSCR      RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------

           1916 - 1979                 1   $    6,000,000       1.0%    6.2450%      118       1.20x       78.9%         70.4%
           1980 - 1989                 6       46,338,807       7.8     6.1477       113       1.26x       68.9%         65.7%
           1990 - 1999                 5      414,190,000      69.4     6.0692       119       1.37x       60.3%         60.0%
           2000 - 2006                18      130,452,216      21.9     6.2126       109       1.21x       71.0%         66.1%
                              ------------------------------------------------------------------------------------------------
TOTAL:                                30   $  596,981,023     100.0%    6.1084%      116       1.33X       63.5%         61.9%
                              ================================================================================================

                                     PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                                             % OF
                                             AGGREGATE      INITIAL                STATED               CUT-OFF
                               NUMBER OF      CUT-OFF        LOAN                 REMAINING              DATE       LTV RATIO
PREPAYMENT                     MORTGAGED        DATE        GROUP 2    MORTGAGE     TERM        UW        LTV           AT
PROTECTION                       LOANS        BALANCE       BALANCE      RATE      (MOS.)      DSCR      RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------

Defeasance/Yield Maintenance           1   $  387,500,000      64.9%     6.0700%     119       1.37x       59.6%         59.6%
Defeasance                            21      175,091,023      29.3      6.2050      110       1.25x       69.7%         65.5%
Yield Maintenance                      4       34,390,000       5.8      6.0490      119       1.22x       75.7%         69.0%
                               -----------------------------------------------------------------------------------------------
TOTAL:                                26   $  596,981,023     100.0%     6.1084%     116       1.33X       63.5%         61.9%
                               ===============================================================================================

                                 PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                       -------------------------------------------------------
                                                             % OF
                                             AGGREGATE      INITIAL                STATED               CUT-OFF
                               NUMBER OF      CUT-OFF        LOAN                 REMAINING              DATE       LTV RATIO
PARTIAL INTEREST               MORTGAGED        DATE        GROUP 2    MORTGAGE     TERM        UW        LTV           AT
ONLY PERIODS                     LOANS        BALANCE       BALANCE      RATE      (MOS.)      DSCR      RATIO       MATURITY
------------------------------------------------------------------------------------------------------------------------------

               24 - 48                 9   $   67,670,000      54.3%    6.1414%      103       1.24x       73.9%        68.1%
               49 - 60                 6       57,000,000      45.7     6.1072       119       1.20x       65.5%        61.4%
                               -----------------------------------------------------------------------------------------------
                                      15   $  124,670,000     100.0%    6.1257%      110       1.22X       70.0%        65.0%
                               ===============================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-18

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

Annex A-3-1

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

-----------------------------------------------------------------------------------------------------
           TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS(1)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

LOAN                                                                NUMBER OF   LOAN    CUT-OFF DATE
SELLER(2)   LOAN NAME                        CITY, STATE            PROPERTIES  GROUP     BALANCE
-----------------------------------------------------------------------------------------------------

IXIS        Park La Brea Apartments          (Los Angeles, CA)          1         2      $387,500,000
JPMCB       53 State Street                  (Boston, MA)               1         1      $280,000,000
JPMCB       RREEF Silicon Valley Office      (Various, CA)              18        1      $250,000,000
            Portfolio
NCCI        Gas Company Tower                (Los Angeles, CA)          1         1      $229,000,000
EHY         Burbank Town Center              (Burbank , CA)             1         1      $182,300,000
-----------------------------------------------------------------------------------------------------
EHY         Tysons Galleria                  (McLean, VA)               1         1      $173,500,000
JPMCB       Colony III Portfolio             (Various, Various)         15        1      $116,704,000
JPMCB       CNL/Welsh Portfolio              (Various, Various)         13        1      $110,200,000
JPMCB       Foothills Mall                   (Tucson, AZ)               1         1       $81,000,000
IXIS        Marriott Monterey                (Monterey, CA)             1         1       $61,500,000
-----------------------------------------------------------------------------------------------------
JPMCB       Stevens Center Business Park     (Richland, WA)             1         1       $55,650,000
NCCI        Sun Community Portfolio          (Various, Various)         3        1, 2     $48,100,000
EHY         1800-1880 John F. Kennedy        (Philadelphia, PA)         1         1       $44,000,000
            Boulevard
JPMCB       Neiss Portfolio                  (Various, Various)         2         1       $36,571,565
IXIS        Lodge at Balfour                 (Louisville, CO)           1         1       $25,580,849
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE:                                              $1,328,800,000
            TOP 10 TOTAL/WEIGHTED AVERAGE                                              $1,871,704,000
            TOP 15 TOTAL/WEIGHTED AVERAGE                                              $2,081,606,414
-----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                        SF/                CUT-OFF
LOAN                                         % OF     UNITS/       UW        LTV            PROPERTY
SELLER(2)   LOAN NAME                         IPB      ROOMS      DSCR      RATIO             TYPE
----------------------------------------------------------------------------------------------------------

IXIS        Park La Brea Apartments          12.6%       4,238    1.37x      59.6%        Multifamily
JPMCB       53 State Street                   9.1%   1,120,280    1.54x      58.6%           Office
JPMCB       RREEF Silicon Valley Office       8.2%   5,332,996    1.54x      60.5%           Office
            Portfolio
NCCI        Gas Company Tower                 7.5%   1,313,409    1.56x      75.1%           Office
EHY         Burbank Town Center               5.9%     826,686    1.43x      76.0%           Retail
----------------------------------------------------------------------------------------------------------
EHY         Tysons Galleria                   5.7%     309,112    1.44x      62.1%           Retail
JPMCB       Colony III Portfolio              3.8%   2,990,295    1.63x      60.7%          Various
JPMCB       CNL/Welsh Portfolio               3.6%   2,377,440    1.25x      76.9%          Various
JPMCB       Foothills Mall                    2.6%     501,514    1.15x      70.4%           Retail
IXIS        Marriott Monterey                 2.0%         341    1.49x      73.6%           Hotel
----------------------------------------------------------------------------------------------------------
JPMCB       Stevens Center Business Park      1.8%     469,014    1.15x      76.8%           Office
NCCI        Sun Community Portfolio           1.6%       1,143    1.23x      78.6%    Manufactured Housing
EHY         1800-1880 John F. Kennedy         1.4%     475,258    1.24x      75.9%           Office
            Boulevard
JPMCB       Neiss Portfolio                   1.2%     449,950    1.19x      72.0%          Various
IXIS        Lodge at Balfour                  0.8%         103    1.25x      74.1%        Multifamily
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE:    43.3%                1.48x      64.5%
            TOP 10 TOTAL/WEIGHTED AVERAGE    61.0%                1.46x      65.3%
            TOP 15 TOTAL/WEIGHTED AVERAGE    67.9%                1.43x      66.4%
----------------------------------------------------------------------------------------------------------

(1)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loans(s), and in the case of the Park La Brea Apartments, RREEF
      Silicon Valley Office Portfolio and the Tysons Galleria loans in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan to value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans. In addition, because the Colony III Portfolio is secured by 15 groups of mortgaged assets, each with its own maturity date and prepayment lockout period, solely for purposes of the statistical and numerical information presented herein, it is treated as 15 cross collateralized and cross-defaulted mortgage loans, each of which is secured by a single mortgaged property.

(2)   "JPMCB" = JPMorgan Chase Bank, N.A.; "NCCI" = Nomura Credit & Capital,
      Inc; ""EHY"= Eurohypo AG, New York Branch; "IXIS"= IXIS Real Estate
      Capital Inc.

                                      A-3-2

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------------------
                            LOAN GROUP 1 SHORT TERM LOAN SUMMARY
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
LOAN ID           LOAN                                                            PROPERTY
NO.               SELLER     LOAN NAME                   CITY, STATE                TYPE
--------------------------------------------------------------------------------------------

5 YEAR LOANS
154               JPMCB      Garfield Place              Midland, TX               Retail
116               EHY        Vincennes Apartments        Northridge, CA         Multifamily
6                 EHY        Tysons Galleria             McLean, VA                Retail
10                JPMCB      155 Pfingsten Road          Deerfield, IL             Office
65                NCCI       South Towne Crossing        Burleson, TX              Retail
130               NCCI       Royal Highlander MHC        Peoria, IL             Manufactured
                                                                                  Housing
18                JPMCB      13524 Welch Road            Farmers Branch, TX      Industrial
6 YEAR LOANS
8                 JPMCB      Memphis Distribution        Memphis,TN              Industrial
                             Center
11                JPMCB      Woodland Rose               Des Plaines, IL         Industrial
12                JPMCB      McKesson Facility           Carol Stream, IL        Industrial
14                JPMCB      4550 Spring Valley Road     Farmers Branch, TX      Industrial
15                JPMCB      Perimeter Park              Shawnee, KS             Industrial
16                JPMCB      10351 Home Road             Frisco, TX              Industrial
17                JPMCB      815 South Coppell Road      Coppell, TX             Industrial
19                JPMCB      1130 West Jackson Road      Carrollton, TX          Industrial
20                JPMCB      4600 Simonton Road          Farmers Branch, TX      Industrial
21                JPMCB      Slawin Court                Mount Prospect, IL      Industrial
7 YEAR LOANS
3                 JPMCB      RREEF Silicon Valley        Various, CA               Office
                             Office Portfolio
38                NCCI       Walter's Crossing           Tampa, FL                 Retail
55                NCCI       Rexford Business Center     Fullerton , CA          Industrial
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
LOAN ID            CUT-OFF DATE     % OF     REMAINING   REMAINING IO       UW      CUT-OFF
NO.                  BALANCE        IPB        TERM          TERM          DSCR    LTV RATIO
--------------------------------------------------------------------------------------------

5 YEAR LOANS
154                $  2,314,687     0.1%        57             0          1.51x      79.8%
116                $  4,800,000     0.2%        59            59          1.23x      68.9%
6                  $173,500,000     5.7%        60            60          1.44x      62.1%
10                 $ 12,150,000     0.4%        60            60          1.63x      60.7%
65                 $  8,818,047     0.3%        60            60          1.75x      58.8%
130                $  4,000,000     0.1%        60             0          2.08x      46.5%
18                 $  2,100,000     0.1%        60            60          1.63x      60.7%
6 YEAR LOANS
8                  $ 18,000,000     0.6%        72            72          1.63x      60.7%
11                 $ 10,410,000     0.3%        72            72          1.63x      60.7%
12                 $ 10,200,000     0.3%        72            72          1.63x      60.7%
14                 $  6,377,774     0.2%        72            72          1.63x      60.7%
15                 $  3,480,000     0.1%        72            72          1.63x      60.7%
16                 $  2,573,629     0.1%        72            72          1.63x      60.7%
17                 $  2,345,755     0.1%        72            72          1.63x      60.7%
19                 $  1,611,348     0.1%        72            72          1.63x      60.7%
20                 $  1,191,495     0.0%        72            72          1.63x      60.7%
21                 $    990,000     0.0%        72            72          1.63x      60.7%
7 YEAR LOANS
3                  $250,000,000     8.2%        82            82          1.54x      60.5%
38                 $ 20,626,400     0.7%        83            83          2.19x      55.4%
55                 $ 11,350,000     0.4%        84            84          1.48x      57.9%
--------------------------------------------------------------------------------------------

                                      A-3-3

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------------------------
                                     PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
LOAN ID
NO.        LOAN SELLER   LOAN NAME                               A-NOTE BALANCE AS OF CUT-OFF DATE
--------------------------------------------------------------------------------------------------

1         IXIS           Park La Brea Apartments                           $387,500,000
                                                                           $387,500,000

3         JPMCB          RREEF Silicon Valley Office Portfolio             $250,000,000
                                                                           $250,000,000
                                                                           $200,000,000

4         NCCI           Gas Company Tower                                 $229,000,000
                                                                           $229,000,000

6         EHY            Tysons Galleria                                   $173,500,000
                                                                           $ 50,000,000
--------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
LOAN ID
NO.          TRANSACTION               SERVICER                  SPECIAL SERVICER
---------------------------------------------------------------------------------------

1          JPMCC 2006-LDP8    Midland Loan Services, Inc.    J.E.Roberts Company, Inc
                 TBD                      TBD                           TBD

3         JPMCC 2006-CIBC16       Capmark Finance Inc.      Midland Loan Services, Inc.
           JPMCC 2006-LDP8    Midland Loan Services, Inc.    J.E.Roberts Company, Inc
                 TBD                      TBD                           TBD

4          JPMCC 2006-LDP8       Wells Fargo Bank, N.A.      J.E.Roberts Company, Inc
                 TBD                      TBD                           TBD

6          JPMCC 2006-LDP8       Wells Fargo Bank, N.A.      J.E.Roberts Company, Inc
                 TBD                      TBD                           TBD
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                               COMPANION LOAN SUMMARY
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
LOAN ID    LOAN                              A-NOTE BALANCE(S) AS    B-NOTE BALANCE AS
NO.       SELLER   LOAN NAME                   OF CUT-OFF DATE        OF CUT-OFF DATE
--------------------------------------------------------------------------------------

6          EHY     Tysons Galleria(1)            $223,500,000           $31,500,000
                   Stevens Center Business
25        JPMCB    Park                          $ 55,650,000           $ 2,450,000
100       JPMCB    United Plaza                  $  5,391,854           $   345,000
103       JPMCB    Donato Corporate Park         $  5,200,000           $   375,000
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
           WHOLE LOAN
LOAN ID   BALANCE AS OF                    WHOLE LOAN   TRUST CUT-OFF     WHOLE LOAN
NO.       CUT-OFF DATE    TRUST DSCR(1)     DSCR(2)        LTV(1)       CUT-OFF LTV(2)
--------------------------------------------------------------------------------------

6          $255,000,000       1.44x          1.26x          62.1%           70.8%
25         $ 58,100,000       1.15x          1.07x          76.8%           80.1%
100        $  5,736,854       1.21x          1.09x          78.1%           83.1%
103        $  5,575,000       1.27x          1.12x          69.3%           74.3%
--------------------------------------------------------------------------------------

(1)   Calculated based on aggregate principal balance of mortgage loan and related pari passu companion loan but excludes principal balance of related subordinate companion loan.

(2)   Calculated based on aggregate principal balance of mortgage loan, related pari passu companion loan and subordinate companion loan.

                                      A-3-4

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      A-3-5

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             PARK LA BREA APARTMENTS
--------------------------------------------------------------------------------

                       [PHOTOS OF PARK LA BREA APARTMENTS]

                                      A-3-6

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             PARK LA BREA APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):          $387,500,000
CUT-OFF DATE PRINCIPAL BALANCE:         $387,500,000
% OF POOL BY IPB:                       12.6%
LOAN SELLER:                            IXIS Real Estate Capital Inc.
BORROWER:                               Prime / Park LaBrea
                                        Titleholder, LLC.
SPONSOR:                                John Atwater and Daniel James
ORIGINATION DATE:                       08/10/06
INTEREST RATE:                          6.07000%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          08/09/16
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(23),YM(1),YM or Def(88),O(7)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Springing
ADDITIONAL DEBT:                        Yes
ADDITIONAL DEBT TYPE(1,2):              Pari Passu Fixed Rate Note,
                                        Permitted Mezzanine Loan
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL        MONTHLY
                                        -------------------------
TAXES:                                   $1,582,063     $316,413
INSURANCE:                                 $247,213     $123,607
CAPEX:                                           $0           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Multifamily -- Garden & High Rise
UNITS:                                  4,238
LOCATION:                               Los Angeles, CA
YEAR BUILT/RENOVATED:                   1943 / 1996
HISTORICAL OCCUPANCY:
  2001:                                 96.5%
  2002:                                 96.5%
  2003:                                 96.6%
  2004:                                 96.2%
  2005:                                 96.9%
  AS OF 06/28/06:                       96.6%
HISTORICAL NOI:
  2003:                                 $47,349,697
  2004:                                 $50,399,689
  2005:                                 $55,981,417
  TTM AS OF 06/30/06:                   $57,126,855
UW REVENUES:                            $93,933,103
UW EXPENSES:                            $27,761,774
UW NOI:                                 $66,171,329
UW NET CASH FLOW:                       $65,323,729
APPRAISED VALUE (AS IS):                $1,300,000,000
APPRAISAL DATE:                         07/11/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT(1):              $182,869
CUT-OFF DATE LTV(1):                    59.6%
MATURITY DATE LTV(1):                   59.6%
UW DSCR(1):                             1.37x
--------------------------------------------------------------------------------

(1)   The Park La Brea Apartments loan was originated in the amount of
      $775,000,000, of which $387,500,000 is included in the trust. There is
      $387,500,000 of pari passu fixed rate debt that is expected to be securitized in future transactions. All calculations are based on the whole loan amount.

(2)   See Mezzanine Loan and Preferred Equity below.

-----------------------------------------------------------------------------------------------------------------------
                                                       UNIT MIX

                                                                                                       WEIGHTED AVERAGE
                           NO. OF    AVERAGE UNIT   APPROXIMATE NET     % OF      WEIGHTED AVERAGE      MONTHLY MARKET
       UNIT MIX             UNITS    SQUARE FEET      RENTABLE SF     TOTAL SF   MONTHLY ASKING RENT         RENT
-----------------------------------------------------------------------------------------------------------------------

STUDIO                         18         580            10,440           0.3%         $1,187               $1,260
ONE BEDROOM                 1,517         754         1,143,818          27.8          $1,399               $1,577
TWO BEDROOM                 2,416       1,058         2,556,282          62.2          $1,727               $2,012
THREE BEDROOM                 271       1,357           367,747           8.9          $2,354               $2,723
FOUR BEDROOM                   16       2,148            34,368           0.8          $2,881               $3,756
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     4,238         970         4,112,655         100.0%         $1,652               $1,905
-----------------------------------------------------------------------------------------------------------------------

                                      A-3-7

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             PARK LA BREA APARTMENTS
--------------------------------------------------------------------------------

THE LOAN. The Park La Brea Apartments loan is secured by a fee simple first lien mortgage interest in a 4,238 unit apartment complex in Los Angeles, California.

The total financing amount of $775,000,000 is split into two pari-passu notes, a
$387,500,000 A-1 note included in the trust and one or more notes totaling
$387,500,000 which are expected to be securitized in future transactions.

THE BORROWER. The borrower is Prime/Park LaBrea Titleholder, LLC, a Delaware limited liability company, owned by Prime/Park LaBrea Holdings, L.P., a
California limited partnership. The borrower is a special purpose entity organized solely for the purpose of engaging in the business of owning the Park
LaBrea Apartments and entering into related financing transactions.

THE SPONSOR. The sponsors of the Park La Brea Apartments loan are John Atwater and Daniel James. Mr. Atwater is the founder and President of Prime Group. Over the course of their careers, the sponsors have owned, managed, developed and financed real estate assets with an aggregate value in excess of $3 billion.

THE PROPERTY. Park La Brea Apartments is a 4,238-unit apartment complex consisting of both garden style and high-rise buildings. In total, there are 68 garden apartment buildings (26 clusters), 18 high-rise (tower) apartment buildings, seven parking garages, one leasing office and two recreation buildings. The garden apartment buildings were constructed between 1943 and
1951, while the tower buildings were constructed between 1950 and 1951. The net rentable area is 4,112,655 square feet indicating an overall average unit size of 970 square feet. The overall unit mix consists of 18 studio units; 1,517 one-bedroom units; 2,416 two-bedroom units; 271 three-bedroom units; and 16 four bedroom units. The property also provides an 8,200 square foot activities center that includes: an 84-seat theatre/multimedia room; executive conference room;
business center with online computer terminals, fax, copier and printing services; flexible and fully-equipped meeting/event space; fitness center; and
the Curson Cafe, featuring coffee, baked goods and sandwiches, and wi-fi connectivity. Additional amenities provided include: 6.8 miles of quiet private roads; 5 acres of parks, green belts and grassy fields; 5 miles of fitness trails; Jr. Olympic sized pool and spa; private bike path; courtyards in garden blocks; resident community garden; putting green; outdoor amphitheatre; beauty salon; dry cleaners; video store; two playgrounds; sand volleyball court; 1,123 rental storage spaces; 24-hour patrol; 24-hour resident service; and 24-hour manned gates.

The property also includes parking for 6,766 cars both outdoors and in seven garages. 4,298 of these spaces are assigned to residents. Park La Brea
Apartments also offers 1,123 rental storage spaces.

Park La Brea Apartments is regulated under the Los Angeles Rent Stabilization
Ordinance which is administered by the Los Angeles Housing Department. Under the
ordinance, a tenant's rent may only be increased once per year by an amount between 3% and 8% based on the consumer price index. Since July of 1993, the allowable increase has been 3%. Park La Brea Apartments is entitled to raise rents an additional 1% annually because gas is provided centrally to residents.
When a tenant moves out or is evicted, Park La Brea Apartments may rent the vacated unit at market rates.

THE MARKET(1). Park La Brea Apartments is located in the western portion of Los
Angeles, five miles west of the central business district and 10 miles east of the Pacific Ocean. Additionally, Park La Brea Apartments is immediately adjacent to the Grove Shopping Center, Farmers Market and the Los Angeles County Museum
of Art. Park La Brea Apartments is within a short driving distance to most of the major employment and entertainment centers of Los Angeles, including
Downtown LA, Beverly Hills, Hollywood and Century City.

The Los Angeles County apartment market has remained strong with vacancy rates remaining below 5.0% since the mid-1990s. As of the first quarter of 2006, the aggregate vacancy level for multi-family properties within Los Angeles County was reported at 3.3% with an average rental rate of $1,275. Additionally, the property's Marina Beverly Hills/West Hollywood/Park La Brea submarket reported a vacancy rate of 6.1% with an average asking rent of $1,731. As of June 28, 2006, the property reported a vacancy rate of 3.4% with a weighted average rental rate of $1,652.

In Los Angeles County, from 2002 to 2004, completions of new apartment units averaged between 750 to 1,200 units per quarter, which is below the number needed to satisfy the Los Angeles region's needs. Developers added a decade high of 4,839 units to the Los Angeles area in 2004, which consisted mainly of luxury apartment complexes. This compares to the average annual pace of 2,620 units delivered to the market from 1995 to 2005. As of year-end 2005, Los Angeles
County averaged approximately 391 units per quarter for a total of 1,563 units added to the Los Angeles market for the year. This year-end 2005 number of completions is the lowest the county has experienced in ten years. High land prices, a lack of land for apartment construction, community resistance to new construction, and a shortage of subsidies for new affordable rental housing have limited the supply of new units to the market in the Los Angeles region.

PROPERTY MANAGEMENT. Park La Brea Apartments is managed by PLB Management, LLC, an affiliate of the borrower.

MEZZANINE LOAN AND PREFERRED EQUITY. Any holder of any direct or indirect interests in the borrower may obtain mezzanine financing (or preferred equity financing), provided (i) the mezzanine loan is originated by a lender meeting certain criteria specified in the Park La Brea Apartments loan documents, (ii)
loan to value ratio after taking into account to the mezzanine loan is less than
80% and (iii) the debt service coverage ratio including the debt service on the mezzanine loan is equal to or greater than 1.10x. The lender of any permitted mezzanine financing must enter into an intercreditor agreement in form substantially similar to the form attached to the Park La Brea Apartment loan agreement or similar form reasonably acceptable to the lender and the rating agencies. In addition, under certain other circumstances, the direct and indirect equity holders of the borrower and certain affiliates of the borrower are permitted to pledge their respective equity interest in the borrower or certain affiliates of the borrower, as applicable, to a lender meeting certain criteria specified in the Park LaBrea Apartments loan documents, subject to the satisfaction of certain conditions set forth therein, including (i) such pledge not resulting in a change in the manager of the property (unless a replacement manager meets certain eligibility criteria) and (ii) delivery of subordination agreements required by the lender.

ESCROWS/HOLDBACKS. The borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly.

(1)   Certain information was obtained from the Park La Brea appraisal dated
      July 11, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying appraisals.

                                      A-3-8

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             PARK LA BREA APARTMENTS
--------------------------------------------------------------------------------

SEVERANCE/RELEASE. The borrower is allowed to obtain a release of the portion of the property known as "East of Hauser" (the "East Hauser Property") securing the
Park La Brea Apartments loan without effecting a partial defeasance of the Park
La Brea Apartments loan or making a prepayment of principal provided that, among other things, after giving effect to such release, (i) the underwritten debt service coverage ratio shall not be less than 1.85x and (ii) the loan to value ratio shall not be more than 50%; provided, however, if either of the foregoing financial conditions is not satisfied, the borrower may effect a partial defeasance of the Park La Brea Apartments loan or make a prepayment of principal in order to satisfy such financial conditions.

In addition, the borrower is allowed to obtain a release of the East Hauser
Property or a release of the portion of the property known as "West of Hauser"
in connection with (i) a sale of either property to a special purpose entity meeting certain criteria set forth in the Park La Brea Apartments loan documents or a conveyance of either property to an affiliate of the borrower (in either case, the "Park La Brea Severed Property Borrower") and (ii) the assumption by the Park La Brea Severed Property Borrower of a portion of the loan allocated to such released property pursuant to the terms of the Park La Brea Apartments loan documents and such loan documents as shall be required to reflect the terms of the severed loan; provided that, among other things, (A) after giving effect to the severance of the Park La Brea Apartments loan, (a) the underwritten debt service coverage ratio of each loan shall not be less than 1.85x and (b) the loan to value ratio of each loan shall not be more than 50%; provided, however, that if either of the foregoing financial conditions is not satisfied, the borrower may effect a partial defeasance of the Park La Brea Apartments loan or make a prepayment of principal in order to satisfy such financial conditions and
(B) after giving effect to the severance of the Park La Brea Apartments loan, the aggregate outstanding principal balance of the loans is not less than 17% of the outstanding principal balance of the Park La Brea Apartments loan immediately prior to the severance of the Park La Brea Apartments loan.

The borrower is also allowed to obtain a release of the East Hauser Property by
(i) partially defeasing the Park La Brea Apartments loan in an amount equal to
$162,000,000 or (ii) making a partial prepayment of the Park La Brea Apartments loan in an amount equal to $162,000,000; provided that, among other things, after giving effect to such release, the underwritten debt service coverage ratio being not less than the greater of (a) the underwritten debt service coverage ratio on the closing date of the Park La Brea Apartments loan and (b)
the underwritten debt service coverage ratio immediately preceding such release.

                                      A-3-9

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             PARK LA BREA APARTMENTS
--------------------------------------------------------------------------------

                        [MAP OF PARK LA BREA APARTMENTS]

                                     A-3-10

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             PARK LA BREA APARTMENTS
--------------------------------------------------------------------------------

                        [MAP OF PARK LA BREA APARTMENTS]

                                     A-3-11

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 53 STATE STREET
--------------------------------------------------------------------------------

                           [PHOTOS OF 53 STATE STREET]

                                     A-3-12

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 53 STATE STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $280,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $280,000,000
% OF POOL BY IPB:                       9.1%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               Brookfield Properties 53 State
                                        Co. L.P.
SPONSOR:                                Brookfield Financial Properties, L.P.
ORIGINATION DATE:                       08/01/06
INTEREST RATE:                          5.95750%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          08/01/16
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(88),O(7)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                        INITIAL        MONTHLY
                                        ------------------------
TAXES:                                          $0            $0
INSURANCE:                                      $0            $0
CAPEX:                                          $0            $0
TI/LC(2):                               $7,655,074            $0
ROLLOVER RESERVES(3):                           $0      $579,721
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Leasehold
PROPERTY TYPE:                          Office -- CBD
SQUARE FOOTAGE:                         1,120,280
LOCATION:                               Boston, MA
YEAR BUILT/RENOVATED:                   1984/1998
OCCUPANCY:                              86.4%
OCCUPANCY DATE:                         04/30/06
NUMBER OF TENANTS:                      22
HISTORICAL NOI:
  2004:                                 $28,605,196
  2005(1):                              $25,582,050
  TTM AS OF 03/31/06:                   $25,716,456
UW REVENUES:                            $48,681,041
UW EXPENSES:                            $21,264,817
UW NOI:                                 $27,416,224
UW NET CASH FLOW:                       $26,081,504
APPRAISED VALUE:                        $478,000,000
APPRAISAL DATE:                         05/11/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $250
CUT-OFF DATE LTV:                       58.6%
MATURITY DATE LTV:                      58.6%
UW DSCR:                                1.54x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                        SIGNIFICANT TENANTS

                                                                                           LEASE
TENANT NAME                MOODY'S/ S&P(4)   SQUARE FEET   % OF GLA   BASE RENT PSF   EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------

GOODWIN PROCTOR                                384,757      34.3%        $42.73           2016
FIDELITY INVESTMENTS           Aa3/AA          169,943      15.2%        $30.00           2008
CITIZENS BANK                 Baa2/BBB         128,571      11.5%        $48.95           2010
BOSTON CONSULTING GROUP                        113,476      10.1%        $47.41           2008
-----------------------------------------------------------------------------------------------------

(1)   The decline in NOI from 2004 was a result of Choate, Hall & Stewart vacating approximately 129,160 square feet of space on the 32nd through
      36th floors, representing approximately 11.5% of the NRA.

(2)   The borrower deposited at closing the cash sum of $7,655,074 for unfunded tenant obligations. The majority of this reserve ($6,778,182) is related to the Goodwin Proctor space.

(3)   The borrower shall deposit on a monthly basis rollover reserve funds associated with the Boston Consulting Group ($232,110.00) and Fidelity
      ($347,610.68) tenant spaces until caps of $5,106,420 and $7,647,435 respectively have been reached. If Boston Consulting Group renews its lease all deposits shall be remitted back to the borrower.

(4)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-13

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 53 STATE STREET
--------------------------------------------------------------------------------

THE LOAN. The 53 State Street loan is secured by a first mortgage on a leasehold interest in an approximately 1,120,280 square foot, 40-story Class A office building located in Boston, Massachusetts. The building is subject to the terms of a ground lease that expires in 2039.

THE BORROWER. The borrower is Brookfield Properties 53 State Co. L.P., a special purpose entity.

THE SPONSOR. The sponsor is Brookfield Properties Financial Properties L.P.
(NYSE: BPO, rated BBB by S&P) which owns and manages over 48 million square feet of office space in 8 cities throughout North America. Brookfield has been a leading owner, developer, and manager of central business district ("CBD")
office space since 1960, and currently manages a portfolio which includes trophy assets in New York, Toronto, Calgary, and Boston.

THE PROPERTY. 53 State Street is a 40-story, 1,120,280 square foot Class A office building situated on a 1.146-acre parcel of leased land. The property is centrally located in Boston's financial district within close proximity to the city's most prominent financial institutions, upscale restaurants and shops. The building is located near the city's public rail transportation system operated by the MBTA. The building was constructed in 1984 and was most recently renovated in 1998. The building includes a 97-car underground parking garage for tenants and a large lobby with restaurants and retail tenants on the first floor. The property is subject to a ground lease expiring in July 2079 and is currently 86.4% occupied.

SIGNIFICANT TENANTS.

Goodwin Proctor ("Goodwin") currently occupies 384,757 square feet, or approximately 34.3% of the building's net rentable area. Goodwin is one the nation's leading law firms with 650 attorneys and 5 offices throughout the US.
Headquartered in Boston, Goodwin provides full service legal assistance including litigation, financial services and real estate counsel. The tenant has held occupancy at the property since 1989 and has a lease extending until 2016.

Fidelity Investments ("Fidelity") currently occupies 169,943 square feet, or approximately 15.2% of the building's net rentable area. Fidelity has occupied the space since 1996 and is currently subject to a lease expiring in 2008. The financial conglomerate is the world's #1 mutual fund company, serving more than
19 million individual and institutional clients. Fidelity manages approximately
360 funds and has more than $1 trillion of assets under management. It also operates a leading online discount brokerage and has investor centers in over
100 cities throughout the US and Canada, as well in Europe and Asia.

Citizens Bank occupies 128,571 square feet, or approximately 11.5% of the building's net rentable area. Citizens Banking Corporation is the holding company for Citizens Bank (operating more than 170 branches) and F&M Bank
(operating more than a dozen branches). The bank operates in three segments:
commercial banking, consumer banking and wealth management. Other subsidiaries provide brokerage services, lease financing, insurance, and annuities. In 2005,
Citizens Banking Corporation reported sales of $516.3MM and net income of $80.5 million.

The Boston Consulting Group ("BCG") occupies 113,476 square feet, or approximately 10.1% of the building's net rentable area. One of the world's top-ranked consulting practices, BCG operates from approximately 60 offices in more than 35 countries in the Americas, Europe, and the Asia/Pacific region. The firm's 2,900 consultants offer a wide array of services, mainly to large corporate clients. BCG's practice areas include branding and marketing, corporate finance, globalization, and information technology. Founded in 1963 by
Bruce Henderson, the firm is owned by its employees.

THE MARKET(1).

The 53 State Street property is located in the Boston CBD. The Boston CBD contains approximately 59.1 million square feet of office space of which Class A space accounts for 22.8 million square feet. The overall vacancy rate for
Boston's CBD declined in the first quarter of 2006 to 12.9% from 14.6% in the first quarter of 2005. The vacancy rate for 53 State Street was 13.6% primarily due to that fact that in August 2005, Choate, Hall & Stewart, which occupied
11.5% of the NRA, vacated the building. In the first quarter of 2006 the overall asking rents in the office market increased to $39.11 per square foot for Class
A spaces from $36.57 last year. Total leasing in the CBD amounted to 843,000 feet and was led by a strong demand for Class A spaces by users from both the legal and financial services, including hedge funds and asset management firms.
New construction in the market was limited to a total of 22,500 square feet coming to market in the first quarter of 2006.

(1)   Certain information was obtained from the Cushman & Wakefield appraisal dated May 11, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-14

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 53 STATE STREET
--------------------------------------------------------------------------------

Employment growth in the Boston CBD was approximately 1.1% in 2005. Boston's unemployment rate in 2005 was approximately 4.6%. In 2005, the median annual household income in this selected geography was $62,100, compared to the US median of $47,800. Furthermore, the average annual household income for the
Boston MSA was $81,200 in 2005, compared to the US average of $47,800. The annual population growth for the MSA averaged 0.6% between 1995 and 2005. The annual population growth in the US was 1.1% between 1995 and 2005.

PROPERTY MANAGEMENT. The property is managed by Brookfield Properties which owns and manages over 48 million square feet of office space throughout the US and
Canada. Brookfield Properties has been active in CBD office development since
1960. In 2005 Brookfield reported revenue of $1.549 billion and net income of
$164 million.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

              NUMBER OF    SQUARE       % OF                   % OF BASE   CUMULATIVE    CUMULATIVE                     CUMULATIVE %
               LEASES       FEET        GLA       BASE RENT       RENT     SQUARE FEET    % OF GLA    CUMULATIVE BASE   OF BASE RENT
   YEAR       EXPIRING    EXPIRING    EXPIRING    EXPIRING      EXPIRING    EXPIRING      EXPIRING     RENT EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP        152,684     13.6%            NAP       NAP        152,684       13.6%               NAP          NAP
2006 & MTM         5         53,958      4.8      $2,138,124       5.3%       206,642       18.4%        $2,138,124          5.3%
2007               2              0      0.0          42,800       0.1        206,642       18.4%        $2,180,924          5.4%
2008              11        294,248     26.3      10,833,831      27.0        500,890       44.7%       $13,014,755         32.4%
2009               1         24,841      2.2         870,925       2.2        525,731       46.9%       $13,885,680         34.6%
2010               9        172,715     15.4       8,313,073      20.7        698,446       62.3%       $22,198,754         55.3%
2011               1         11,506      1.0         345,180       0.9        709,952       63.4%       $22,543,934         56.2%
2012               2         11,174      1.0         529,128       1.3        721,126       64.4%       $23,073,062         57.5%
2013               0              0      0.0               0       0.0        721,126       64.4%       $23,073,062         57.5%
2014               2         14,397      1.3         617,477       1.5        735,523       65.7%       $23,690,539         59.0%
2015               0              0      0.0               0       0.0        735,523       65.7%       $23,690,539         59.0%
2016               5        384,757     34.3      16,442,304      41.0      1,120,280      100.0%       $40,132,843        100.0%
AFTER              0              0      0.0               0       0.0      1,120,280      100.0%       $40,132,843        100.0%
------------------------------------------------------------------------------------------------------------------------------------
                  38      1,120,280    100.0%    $40,132,843     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-15

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 53 STATE STREET
--------------------------------------------------------------------------------

                            [MAP OF 53 STATE STREET]

                                     A-3-16

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 53 STATE STREET
--------------------------------------------------------------------------------

                       [TABLE RELATING TO 53 STATE STREET]

                                     A-3-17

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                [PHOTOS OF RREEF SILICON VALLEY OFFICE PORTFOLIO]

                                     A-3-18

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):          $250,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):      $250,000,000
% OF POOL BY IPB:                       8.2%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               Silicon Valley CA-I, LLC,Silicon
                                        Valley CA-II, LLC, Silicon Valley
                                        CA-III, LLC
SPONSOR:                                RREEF America REIT III, Inc.
ORIGINATION DATE:                       07/07/06
INTEREST RATE:                          6.14040%
INTEREST-ONLY PERIOD:                   84 months
MATURITY DATE(2):                       07/09/13
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION(3):                     L(24),Def(33),O(25)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        $450,000,000
ADDITIONAL DEBT TYPE(1):                A-2 Pari Passu Fixed Rate Note,
                                        A-3 Pari Passu Floating Rate
                                        Note
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL    MONTHLY
                                        ------------------
TAXES:                                       $0         $0
INSURANCE:                                   $0         $0
CAPEX:                                       $0         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio
TITLE:                                  Fee
PROPERTY TYPE:                          Office -- Suburban/Research &
                                        Development
SQUARE FOOTAGE:                         5,332,996
LOCATION:                               Various, CA
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY:                              71.4%
OCCUPANCY DATE:                         06/27/06
NUMBER OF TENANTS:                      131
HISTORICAL NOI:
  2004:                                 $92,264,436
  2005:                                 $85,369,567
UW REVENUES:                            $90,710,961
UW EXPENSES:                            $18,862,952
UW NOI(4):                              $71,848,009
UW NET CASH FLOW:                       $68,168,550
APPRAISED VALUE:                        $1,156,900,000
APPRAISAL DATE:                         Various

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF(5):                $131
CUT-OFF DATE LTV(5)                     60.5%
MATURITY DATE LTV(5):                   60.5%
UW DSCR(6):                             1.54x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                      SIGNIFICANT TENANTS

                                        SQUARE                                       LEASE
 TENANT NAME          MOODY'S/ S&P(7)    FEET     % OF GLA   BASE RENT PSF(8)   EXPIRATION YEAR
-----------------------------------------------------------------------------------------------

MAXTOR CORPORATION        Ba2/NR        426,734     8.0%          $20.85             2011
SYNOPSIS                                397,510     7.5%          $26.97             2015
SANDISK                   NR/BB-        348,515     6.5%          $22.80           2011/2013
AKT AMERICA                A3/A-        170,000     3.2%          $12.06             2009
PHILIPS/ADAC               A3/A-        131,880     2.5%          $10.80             2008
TRANSMETA CORP.                         126,225     2.4%          $35.40             2008
SELECTICA, INC.                          79,803     1.5%          $29.40             2009
-----------------------------------------------------------------------------------------------

(1)   The total financing amount of $700 million was provided to the borrower and split into a $250 million A-1 fixed rate note not included in the trust, a $250 million A-2 fixed rate note included in the trust, and a
      $200 million A-3 floating rate note not included in the trust. The A-3
      Note will be further split into a floating rate A note and floating rate B note.

(2)   With respect to the floating rate A and B notes, the Maturity Date will be
      September 30, 2008 with 3 one-year extension options.

(3)   The borrower may, at its option, prepay the floating rate notes in whole or in part at any time. The borrower shall not have the right to prepay the fixed rate notes in whole or in part until 24 months prior to maturity for the first $200 million prepaid (L(24),Def(33),O(25)). After a total of
      $200 million of the fixed rate notes has been prepaid, the borrower is restricted from additional prepayments until 6 months prior to maturity
      (L(24),Def(51),O(7)).

(4)   JPMCB did not underwrite cash flows from tenants paying rent but not in occupancy.

(5)   Calculated based on the aggregate Cut-off Date principal balance of the
      A-1, A-2, and A-3 pari passu notes in the amount of $700,000,000.

(6)   Calculated using a 6.1404% interest rate for the A-1 and A-2 fixed rate notes and an assumed LIBOR of 5.3% for the floating rate notes.

(7)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent guarantees the lease.

(8)   Base rent PSF is represented on an annual basis.

                                     A-3-19

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The RREEF Silicon Valley Office Portfolio mortgage loan is secured by a first lien mortgage in a fee interest in 119 office buildings in 18 separate office parks located in Mountain View, Sunnyvale, Santa Clara, San Jose and
Milpitas, California.

The total financing amount of $700 million is comprised of a $250 million fixed rate A-2 note, which is included in the trust and is pari passu in right of payment to a $250 million fixed rate A-1 note, which is not included in the trust and two floating rate notes in the aggregate principal amount of $200 million, which are not included in the trust.

THE BORROWER. The borrowing entity is Silicon Valley CA-I, II, & III, LLC, a special purpose entity. The sponsor of the borrowing entity is RREEF America
REIT III ("RREEF"), which is wholly owned by RREEF North America, a full service real estate investment advisor founded in 1975. RREEF North America currently has over $27 billion in assets under management, and has sponsored and managed
20 different commingled funds since 1975, including the sponsor. RREEF is a diversified open-ended private real estate investment trust that owns a portfolio of industrial, multifamily, office and retail properties in major metropolitan areas. RREEF's portfolio currently contains over 70 investments totaling approximately $3.0 billion.

RELEASE. Individual properties of the RREEF Silicon Valley Portfolio may be released from the lien of the related mortgage under certain conditions including, but not limited to; (i) upon defeasance by the borrower of a principal amount equal to between 105% and 115% of the allocated loan amount provided that (a) DSCR on the remaining exposure is equal to or greater than
1.43x and (b) if properties remaining are subject to leases that are scheduled to expire on or before twenty-four months after maturity date which, in aggregate, cover 20.0% or more of the aggregate net rentable space, lender shall have the right to require additional reserves for tenant improvements and leasing commissions equal to $18.00 per square foot with respect to such leases.

SUBSTITUTION. The borrower is permitted to substitute properties as collateral during the term of the loan subject to certain conditions including, but not limited to; (i) in no event shall the aggregate appraisal values of the substituted properties, either pursuant to a single substitution or multiple substitutions, exceed 35% of the original allocated loan amount of the properties; (ii) the appraisal value of the substitute property is equal to or greater than the appraisal value of the substituted property as of the date immediately prior to the date of the substitution; (iii) the proforma debt service coverage ratio for the twelve months immediately preceding the substitution after giving effect to the substitution shall be equal to or greater than (a) 1.43x and (b) the actual debt service coverage ratio for the twelve months immediately preceding the substitution; (iv) in the event that the original allocated loan amount of the substituted property equals or exceeds
$50,000,000, the receipt of rating agency approval; and (v) no event of default has occurred.

THE PROPERTY. The RREEF Silicon Valley Office Portfolio mortgage loan is secured by 119 office buildings located in 18 separate office parks totaling approximately 5,332,996 square feet. The properties are located within five separate submarkets in the Silicon Valley region of California. There is limited tenant concentration in the RREEF Portfolio, as no tenant comprises more than
8.0% of the portfolio's aggregate net rentable area ("NRA").

SIGNIFICANT TENANTS.

Maxtor Corporation ("Maxtor") (8.0% of NRA, NYSE: STX) is located in Milpitas,
California, and is one of the world's largest manufacturers of computer hard disk drives, targeting the server and desktop markets. Founded in 1982, Maxtor was acquired by Seagate Technology ("Seagate") in May 2006. Maxtor currently operates under the Seagate name and is listed on the NYSE as "STX." Seagate was founded in 1979 and is a worldwide leader in the design, manufacturing and marketing of hard disc drives. Among several awards, Seagate was named 2006
Company of the Year by Forbes Magazine.

Synopsis, Inc. (7.5% of NRA, NASDAQ: SNPS) is located in Mountain View,
California, and is engaged in the development of electronic design automation software used in the global semiconductor and electronics industries. Synopsis was founded in 1986 and has more than 60 offices and approximately 5,000 employees throughout North America, Europe, and Asia. Revenues for the fiscal year ending October 31, 2005 were in excess of $991 million.

AKT America (3.2% of NRA) is located in Santa Clara, California and partners with clients to integrate eLearning, Knowledge Management, Performance
Management and Organization and Change Strategy to optimize workforce performance. Founded in early 1999, the private company is based in Israel and also operates in the Netherlands.

THE MARKET(1). Silicon Valley, part of the greater San Francisco-Oakland-San
Jose Consolidated Metropolitan Statistical Area ("MSA"), encompasses approximately 1,740 square miles and is comprised of San Mateo County and Santa
Clara County. The current population in Silicon Valley is in excess of 2.4 million, with an average household income of $109,400. The technology sector accounts for nearly a quarter of the area's employment base. Average office rent in Silicon Valley is $23.76 per square foot with a direct vacancy rate of 12.0%
and a total office inventory of approximately 40.7 million square feet, with approximately 80,000 square feet under construction. Average rent for research and development ("R&D") space in Silicon Valley is $11.04 per square foot with a direct vacancy rate of 15.8% and a total R&D inventory of approximately 169.2 million square feet, with approximately 294,000 square feet under construction.

(1)   Certain information was obtained from the Quantum Business Park, Maude
      4-7, Marriott, Park Square Phase I & II, Jay 1-6/Olcott, North Pointe
      Business Park, Sunnyvale/Santa Clara/San Jose, Orchard Park, Peery Park I,
      Mountain View Properties, Walsh 1-8, Peery Park II, Macara A & B,
      Zanker/Brokaw, Guadalupe A-C, Peery Park Biotech, and Great American
      Parkway A-C appraisal dated 04/11/06 and the Milipitas Business Park appraisal dated 04/15/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-20

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

MILPITAS

Milpitas, California is bordered by San Jose, California to the south, Fremont,
California to the north, San Francisco Bay to the west, and Foothills,
California to the east. The city has experienced population growth over the last
30 years, primarily due to increased residential development resulting from the commercial development of Silicon Valley. Average rent in the Milpitas office market is $22.68 per square foot with a direct vacancy rate of 6.9%, an improvement from 10.8% at year end 2004. Average rent in the Milpitas R&D market is $10.86 per square foot with a direct vacancy rate of 22.7%.

MOUNTAIN VIEW

Mountain View, California is situated in the northwest quadrant of Santa Clara
County along the southwesterly shore of San Francisco Bay, approximately 34 miles south of San Francisco and 14 miles north of San Jose. The market is home to such corporations as Google, Inc., Intuit, Inc., and Microsoft. Average rent in the Mountain View office market is $26.04 per square foot with a direct vacancy rate of 9.4%, an improvement from 20.7% at year end 2003. Average rent in the Mountain View R&D market is $12.24 per square foot with a direct vacancy rate of 12.4%.

SAN JOSE

San Jose, California, the third most populous city in the state, is located in the southern end of the San Francisco Bay, approximately 48 miles south of San
Francisco. San Jose's major employers include Cisco Systems, Inc., Stanford
University, Sun Microsystems, Inc., and IBM Corporation. Average rent in the San
Jose non-CBD office market is $21.00 per square foot with a direct vacancy rate of 11.0%. Average rent in the San Jose R&D market is $10.56 per square foot with a direct vacancy rate of 17.7%.

SANTA CLARA

Santa Clara, California is located in central Silicon Valley and is one of the larger Silicon Valley submarkets in terms of both inventory and population. The submarket consists primarily of light manufacturing industries. Average rent in the Santa Clara office submarket is $20.64 per square foot with a direct vacancy rate of 5.0%. Average rent in the Santa Clara R&D submarket is $11.52 per square foot with a direct vacancy rate of 15.1%.

SUNNYVALE

Sunnyvale, California is situated in the northwest quadrant of Santa Clara
County along the southern tip of San Francisco Bay. The market is home to such companies as Lockheed Martin, Yahoo, Inc., and Synopsis, Inc. Average rent in the Sunnyvale office market is $22.92 per square foot with a direct vacancy rate of 15.3%. Average rent in the Sunnyvale R&D market is $10.56 per square foot with a direct vacancy rate of 13.2%.

-------------------------------------------------------------------------------------
                           OFFICE -- SUBURBAN               RESEARCH & DEVELOPMENT

MARKET                DIRECT VACANCY    MARKET RENT      DIRECT VACANCY   MARKET RENT
-------------------------------------------------------------------------------------

MILPITAS                   6.9%           $22.68             22.7%          $10.86
MOUNTAIN VIEW              9.4%           $26.04             12.4%          $12.24
SAN JOSE                  11.0%           $21.00             17.7%          $10.56
SANTA CLARA                5.0%           $20.64             15.1%          $11.52
SUNNYVALE                 15.3%           $22.92             13.2%          $10.56
-------------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The mortgaged properties will be managed by RREEF
Management Company, an affiliate of the sponsor. RREEF Management Company employs approximately 530 property management professionals who manage approximately 15.4 million square feet of office, industrial, retail and multifamily space across 14 states.

                                     A-3-21

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                  PORTFOLIO SUMMARY

                                                YEAR BUILT/
                                                   YEAR        SQUARE
PROPERTY NAME                     LOCATION       RENOVATED      FEET      OCCUPANCY %
-------------------------------------------------------------------------------------

QUANTUM BUSINESS PARK          Milpitas         1990/1998       775,249     100.0%
MAUDE 4-7                      Mountain View    1979/1984       397,510     100.0%
MILPITAS BUSINESS PARK         Milpitas         1983/1985       608,968      56.8%
MARRIOTT                       Santa Clara      1980            427,501      96.5%
PARK SQUARE PHASE I AND
 PHASE II                      Santa Clara      1977/1978       465,155      60.2%
JAY 1-6/OLCOTT                 Santa Clara      1978/1983       371,106      75.7%
NORTH POINTE BUSINESS PARK     San Jose         1990/2002       330,670      46.7%
SUNNYVALE/SANTA CLARA/         Sunnyvale,
 SAN JOSE                      Santa Clara,
                               San Jose         1966/1984       293,297      73.2%
ORCHARD PARK                   San Jose         1979            260,561      81.0%
PEERY PARK I                   Sunnyvale        1962/1979       252,615      75.6%
MOUNTAIN VIEW PROPERTIES       Mountain View    1959/2000       170,769      81.4%
WALSH 1-8                      Santa Clara      1975/1980       251,061      23.7%
PEERY PARK II                  Sunnyvale        1962/1999       202,149      64.0%
MACARA A&B                     Sunnyvale        1997             96,066     100.0%
ZANKER/BROKAW                  San Jose         1984            120,693      47.1%
GUADALUPE A-C                  Santa Clara      1983            128,000      20.0%
PEERY PARK BIOTECH             Sunnyvale        1972             83,336      46.4%
GREAT AMERICA PARKWAY A-C      Santa Clara      1979             98,290       0.0%
-------------------------------------------------------------------------------------
                                                              5,332,996
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                                                       ALLOCATED LOAN
PROPERTY NAME                  LEAD TENANTS                              AMOUNT(1)
-------------------------------------------------------------------------------------

QUANTUM BUSINESS PARK          Maxtor Corporation                       $121,508,999
MAUDE 4-7                      Synopsis, Inc.                             98,229,001
MILPITAS BUSINESS PARK         Adac Laboratories                          60,663,000
MARRIOTT                       Transmeta Corporation                      57,503,001
PARK SQUARE PHASE I AND
 PHASE II                      BRN Phoenix                                57,442,000
JAY 1-6/OLCOTT                 AKT America, Inc.                          46,501,000
NORTH POINTE BUSINESS PARK     Network General Corporation                40,787,001
SUNNYVALE/SANTA CLARA/
 SAN JOSE
                               Xymox Technologies, Inc.                   32,094,000
ORCHARD PARK                   Selectica, Inc                             30,392,001
PEERY PARK I                   Palm Inc                                   25,590,001
MOUNTAIN VIEW PROPERTIES       Hammerhead Systems, Inc.                   24,071,001
WALSH 1-8                      Institute for Business & Tech              23,524,001
PEERY PARK II                  Scios Inc.                                 20,666,999
MACARA A&B                     Esilicon Corporation                       14,102,001
ZANKER/BROKAW                  Mark Thomas & Company, Inc.                13,616,000
GUADALUPE A-C                  Minerva Networks, Inc.                     12,643,000
PEERY PARK BIOTECH             Molecular Medical Research Institute       11,914,000
GREAT AMERICA PARKWAY A-C                                                  8,752,996
-------------------------------------------------------------------------------------
                                                                        $700,000,000
-------------------------------------------------------------------------------------

(1)   Allocated Loan Amount is based on total loan amount of $700,000,000.

-----------------------------------------------------------------------------------------
                                 LEASE ROLLOVER SCHEDULE

               NUMBER OF    SQUARE                               % OF BASE    CUMULATIVE
                LEASES       FEET      % OF GLA    BASE RENT        RENT      SQUARE FEET
 YEAR          EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING
-----------------------------------------------------------------------------------------

VACANT            NAP      1,524,255      28.6%           NAP         NAP      1,524,255
2006 & MTM         17        285,180       5.3     $9,404,358        12.0%     1,809,435
2007               30        393,457       7.4      7,767,113         9.9      2,202,892
2008               36        618,644      11.6     12,201,765        15.6      2,821,536
2009               26        617,054      11.6     10,614,225        13.5      3,438,590
2010               14        298,428       5.6      5,663,012         7.2      3,737,018
2011               16        782,333      14.7     14,882,446        19.0      4,519,351
2012                3        142,242       2.7      1,378,168         1.8      4,661,593
2013                2        199,068       3.7      4,680,635         6.0      4,860,661
2014                0              0       0.0              0         0.0      4,860,661
2015                6        412,905       7.7     10,929,231        13.9      5,273,566
2016                0              0       0.0              0         0.0      5,273,566
AFTER               1         59,430       1.1        862,924         1.1      5,332,996
-----------------------------------------------------------------------------------------
                  151      5,332,996     100.0%   $78,383,878       100.0%
-----------------------------------------------------------------------------------------

--------------------------------------------------------
               CUMULATIVE %   CUMULATIVE    CUMULATIVE %
                  OF GLA       BASE RENT    OF BASE RENT
YEAR             EXPIRING      EXPIRING       EXPIRING
--------------------------------------------------------

VACANT            28.6%               NAP       NAP
2006 & MTM        33.9%        $9,404,358      12.0%
2007              41.3%       $17,171,471      21.9%
2008              52.9%       $29,373,236      37.5%
2009              64.5%       $39,987,462      51.0%
2010              70.1%       $45,650,474      58.2%
2011              84.7%       $60,532,920      77.2%
2012              87.4%       $61,911,088      79.0%
2013              91.1%       $66,591,723      85.0%
2014              91.1%       $66,591,723      85.0%
2015              98.9%       $77,520,954      98.9%
2016              98.9%       $77,520,954      98.9%
AFTER            100.0%       $78,383,878     100.0%
--------------------------------------------------------

                                     A-3-22

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                      RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                        SIGNIFICANT TENANTS ROLLING IN 2008

                                                                                        % OF 2008     PROPERTY RENT
                                                          SQUARE FEET   ANNUAL BASE     BASE RENT    PSF/MARKET RENT
PROPERTY NAME                             TENANT           EXPIRING        RENT        EXPIRING(1)         PSF(2)
--------------------------------------------------------------------------------------------------------------------

MARRIOTT                            Transmeta Corp.         126,225     $4,468,365        36.6%       $22.68/$13.20
MILPITAS BUSINESS PARK              Philips/ADAC             97,962      1,057,989         8.7        $24.60/$10.80
MACARA A & B                        Esilicon                 34,086      1,002,128         8.2        $21.96/$14.40
PEERY PARK II                       Scios Inc.               51,680        973,264         8.0        $15.48/$12.00
--------------------------------------------------------------------------------------------------------------------
TOTAL                                                       309,954     $7,501,746        61.5%
--------------------------------------------------------------------------------------------------------------------
2008 TOTAL BASE RENT EXPIRING:      $12,201,765
--------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent to be collected in 2008.

(2)   Based on certain information obtained from the appraisal and represented on an annual basis.

--------------------------------------------------------------------------------------------------------------------
                                        SIGNIFICANT TENANTS ROLLING IN 2011

                                                                                        % OF 2011     PROPERTY RENT
                                                          SQUARE FEET   ANNUAL BASE     BASE RENT    PSF/MARKET RENT
PROPERTY NAME                             TENANT           EXPIRING        RENT        EXPIRING(1)       PSF(2)
--------------------------------------------------------------------------------------------------------------------

QUANTUM BUSINESS PARK               Maxtor Corporation      426,734     $8,898,121        59.8%       $21.60/$12.00
PARK SQUARE PHASE I & PHASE II      Atricia, Inc. Mach       21,441        668,959         4.5        $14.52/$12.60
--------------------------------------------------------------------------------------------------------------------
TOTAL                                                       448,175     $9,567,080        64.3%
--------------------------------------------------------------------------------------------------------------------
2011 TOTAL BASE RENT EXPIRING:      $14,882,446
--------------------------------------------------------------------------------------------------------------------

(1)   Calculated based on total rent to be collected in 2011.

(2)   Based on certain information obtained from the appraisal and represented on an annual basis.

                                     A-3-23

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                     RREEF SILICON VALLEY OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                 [MAP OF RREEF SILICON VALLEY OFFICE PORTFOLIO]

                                     A-3-24

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-25

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                GAS COMPANY TOWER
--------------------------------------------------------------------------------

                          [PHOTOS OF GAS COMPANY TOWER]

                                     A-3-26

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                GAS COMPANY TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):         $229,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):     $229,000,000
% OF POOL BY IPB:                      7.5%
LOAN SELLER:                           Nomura Credit & Capital, Inc.
BORROWER:                              Maguire Properties -- 555 W. Fifth,
                                       LLC, Maguire Properties -- 350 S.
                                       Figueroa, LLC
SPONSOR:                               Maguire Properties, L.P.
ORIGINATION DATE:                      08/07/06
INTEREST RATE:                         5.10200%
INTEREST ONLY PERIOD:                  120
MATURITY DATE:                         08/11/16
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Hard
ADDITIONAL DEBT(1):                    $229,000,000
ADDITIONAL DEBT TYPE(1):               Pari Passu Loan
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL               MONTHLY
                                            ------------------------------------
TAXES:                                      $2,029,336            $344,462
INSURANCE:                                    $288,260            $144,130
ENGINEERING:                                   $35,500                  $0
TI/LC(2,3):                                 $4,500,000              $4,167
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office -- CBD
SQUARE FOOTAGE:                        1,313,409
LOCATION:                              Los Angeles, CA
YEAR BUILT/RENOVATED:                  1991
OCCUPANCY:                             96.2%
OCCUPANCY DATE:                        05/31/06
NUMBER OF TENANTS:                     16
HISTORICAL NOI:
2004:                                  $35,749,052
2005:                                  $37,024,418
TTM AS OF 05/31/06:                    $37,033,352
UW REVENUES:                           $59,229,600
UW EXPENSES:                           $20,443,924
UW NOI:                                $38,785,676
UW NET CASH FLOW:                      $36,855,204
APPRAISED VALUE:                       $610,000,000
APPRAISAL DATE:                        06/12/06

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF(4):               $349
CUT-OFF DATE LTV(4):                   75.1%
MATURITY DATE LTV(4):                  75.1%
UW DSCR(4)                             1.56x

--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                            SIGNIFICANT TENANTS

                                                      SQUARE      % OF      BASE RENT     LEASE EXPIRATION
TENANT NAME                         MOODY'S/S&P(5)     FEET        GLA         PSF             YEAR
----------------------------------------------------------------------------------------------------------

SOUTHERN CALIFORNIA GAS COMPANY          A2/A         576,516     43.9%       $26.02           2011
MORRISON & FOERSTER, LLP                              192,775     14.7%       $27.65           2013(6)
SIDLEY AUSTIN LLP                                     152,413     11.6%       $12.22           2023(7)
JONES DAY REAVIS & POGUE(8)                           152,166     11.6%       $32.74           2006
LATHAM & WATKINS                                       85,966      6.5%       $12.03           2014
----------------------------------------------------------------------------------------------------------

(1)   The total financing amount of $458 million is being provided to the borrower for the refinancing of Gas Company Tower. The $458 million A-Note has been split into two pari passu notes (a $229 million A-1 note included in the trust, and a $229 million A-2 note not included in the Trust).

(2)   An upfront reserve of $4 million was collected for the "Jones Day Upfront
      TILC Reserve". Funds will be released to borrower for reimbursement of tenant improvements and leasing commissions and will be replenished at a rate of $1.50 per square foot per annum upon withdrawal up to a cap of $4 million. In addition, $500,000 was funded into a separate Tenant
      Improvement and leasing commission Reserve ("Sidley Upfront TILC
      Reserve"). Funds will be released to borrower for reimbursement of tenant improvements and leasing commissions relating to Sidley Austin's space.

(3)   A cashflow sweep for Southern California Gas Company ("SCGC") shall be triggered at the earlier of the following: (i) 18 months prior to the expiration of the SCGC lease, (ii) SCGC vacating or giving notice to vacate. Funds will be released under the following conditions: (i) SCGC exercises its renewal option pursuant to the lease, (ii) Maguire
      Properties enters into one or more leases with other tenant(s) occupying all of the SCGC space at a minimum of the SCGC rents, (iii) Maguire
      Properties enters into lease(s) on the SCGC space at rents sufficient to achieve a minimum DSCR of 1.20x based on the actual constant on a 30-year amortization schedule, or (iv) the underwritten net cashflow supports a minimum 1.20x DSCR based on the actual constant on a 30-year amortization schedule. A cashflow sweep will also commence if SCGC'c credit rating is downgraded below a BBB- by S&P or equivalent. If a lease guarantee is provided by SCGC'c parent company for all of its leased premises, the higher rating of SCGC or the parent company will be utilized. The downgrade sweep will be capped at $30,000,000 ($60,000,000 if rating falls below BB-) so long as the tenant is not more than 60 days delinquent on its rent payments. The downgrade sweep will terminate funds and will be released to Maguire Properties once SCGC's credit rating improves to BBB-
      or better, or pursuant to conditions (ii) or (iii) above.

(4)   Calculated based on the aggregate cut-off date principal balance of the
      A-1 and A-2 pari passu A-notes in the amount of $458 million

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(6)   Approximately 53,999 square feet have a lease expiration in 2006. This space is currently subleased to Regents Business Center who has signed a new direct lease expiring in 2013.

(7)   Sidley Austin has 24,774 square feet expiring in 2007 and 1,636 square feet expiring in 2008. Of their remaining space, 126,003 square feet,
      Sidley Austin has renewed with a lease expiration in 2023 and agreed to expand into the Jones Day space consisting of the entire 43rd floor in
      March 2007 and the entire 44th floor in March 2009.

(8)   Jones Day Reavis & Pogue has indicated that they do not intend to renegotiate their lease after the current term. A master lease (the "Jones
      Day Master Lease") was entered with Maguire Properties, L.P. for this space at a rate of $42.50 full service gross. Lender will release the
      Jones Day Master Lease under the following conditions: A newly executed lease(s) yielding comparable gross rents on minimum 5-year terms, (ii)
      Borrower entering into leases on the Jones Day space (or any portion thereof) at rents sufficient to achieve a minimum DSCR equal to 1.20x based on a 30-year amortization schedule, (iii) the underwritten net cashflow supports a minimum 1.20x DSCR based a 30-year amortization schedule without giving credit to the Jones Day Master Lease, or (iv) 5 years from loan closing.

                                     A-3-27

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                GAS COMPANY TOWER
--------------------------------------------------------------------------------

THE LOAN. The Gas Company Tower mortgage loan is secured by a first mortgage on a fee interest in a 54-story, class "A" office building comprising approximately
1,313,409 square feet located at 555 West Fifth Street in Los Angeles,
California. Additional collateral includes a six-level parking structure at the
World Trade Center Parking Garage North Tower ("WTC") located at 350 South
Figueroa Street in Los Angeles, California.

THE BORROWER. The borrowing entity that owns the office tower is Maguire
Properties -- 555 W. Fifth, LLC a Delaware limited liability company and the borrowing entity that owns the garage is Maguire Properties -- 350 S. Figueroa,
LLC a Delaware limited liability company. Each borrowing entity is a special purpose entity controlled by Maguire Properties, L.P.

The sponsor is Maguire Properties L.P. a Maryland limited partnership, of which
Maguire Properties, Inc. is the sole general partner. Maguire Properties, Inc., a publicly traded REIT (NYSE: MPG), is one of the nation's largest developers of institutional quality office and mixed-use properties. As of June 24, 2006,
Maguire Properties was trading on the NYSE at $36.80 per share with a market capitalization of $1.70 billion. Maguire Properties owns approximately 14.8 million square feet of office space contained within 23 properties as well as one 350-room hotel, off-site structured parking facility containing 9.8 million square feet and additional undeveloped land. On September 10, 1998, a voluntary
Chapter 11 petition was filed by Maguire Thomas Partners-Grand Place Tower, Ltd.
("MTP"), the general partner of the Maguire Thomas Partners-Fifth & Grand, Ltd.
("Partnership"), the then owner of Gas Company Tower. The bankruptcy was filed due to a dispute between partners over refinancing or selling the Gas Company
Tower project. An involuntary Chapter 11 bankruptcy case was commenced against the Partnership by MTP and certain creditors of the Partnership. A voluntary
Chapter 11 petition was later filed by Maguire Thomas Partners-SCGC Holdings,
Ltd., the largest limited partner of the Gas Company Tower project, on December
23, 1998. The project financing was held in forbearance in accordance with a separate settlement agreement entered into with the project lender. In December of 2000, MTP successfully completed a refinancing of the project, allowing for the full repayment of the project financing and purchase by affiliates of
Maguire of all interests of MTP's partner. In connection with that refinancing, all reorganization proceedings were dismissed.

THE PROPERTY. Gas Company Tower ("GCT") is a 1,313,409 square foot Class "A"
office building located in the central part of the downtown Los Angeles market area which is anchored by the central business district ("CBD"). Included in the collateral is the World Trade Center garage, which has an off-site 6-story parking garage which is available to GCT tenants and provides a total of 1,193 spaces in addition to those at GCT, which has a seven-level subterranean garage with 979 spaces. The 54-story office building, which is comprised predominately of single-tenant floors and concourse levels with retail shops and a bank, is one of the premier office buildings in downtown Los Angeles. The lobby features a 26-foot high vaulted wood ceiling and a fountain, Indiana limestone walls, patterned marble/granite floors, and state-of-the-art HVAC and security systems.
GCT has a cutting edge architectural design and flexibility, which allows for large single- and multi-tenant floor plates and panoramic views of the greater
Los Angeles basin.

GCT is located amongst some of the newest and most prestigious buildings in the
Bunker Hill area of Downtown, Los Angeles. GCT is conveniently accessible to amenities located in the area including a full range of services, retail facilities and dining options as well as the Los Angeles Museum of Contemporary
Art, the Dorothy Chandler Pavilion and the Ketchum YMCA. The historic Los
Angeles Public Library is located immediately adjacent to the property. GCT's location offers unmatched access to all of the Downtown transportation options.
GCT offers tenants numerous amenities, including valet parking, a cafeteria, a sundries shop, Starbuck's coffee shop and a branch bank.

SIGNIFICANT TENANTS.

GCT is currently 95.6% leased to a blue chip tenant roster including Southern
California Gas Company ("SCGC"), which is Standard and Poors "A" rated. In occupancy since 1991, SCGC currently occupies 576,516 square feet (43.9% of net rentable area) at GCT. The tenant's 20-year term expires in 2011 and includes six 5-year renewal options. Founded in 1886 and headquartered at GCT, Southern
California Gas Company is the nation's largest natural gas distribution utility, serving 19.5 million people. A regulated subsidiary of San Diego-based Sempra
Energy, SCGC distributes natural gas to 5.4 million residential, commercial, and industrial customers throughout the southern half of California. SCGC owns and operates more than 95,000 miles of gas distribution mains and service lines, as well as nearly 3,000 miles of transmission and storage pipeline. In total, the company delivers nearly 1 trillion cubic feet of gas annually, or 5% of all the natural gas delivered in the United States. The utility also owns gas transmission compressor stations and underground storage facilities. With 6,448 employees, SCGC generated over $3.9 billion in revenues in 2004 and net income of $233 million, which represented an 11% increase over 2003. Additional tenants at GCT include three of the top 25 law firms in the United States.: Latham &
Watkins, Sidley Austin LLP, and Morrison & Foerster.

Morrison & Foerster is a leading United States-based law firm that offers comprehensive legal services to domestic and international clients, specializing in financial services, life sciences, technology and intellectual property.
Originally founded in San Francisco in 1883, the firm has expanded to employ over 1,000 attorneys in nineteen offices at various locations in the United
States and international offices in Beijing, Brussels, Hong Kong, London,
Shanghai, Singapore and Tokyo. A perennial member of the American Lawyer
"A-List," Morrison & Foerster was also named a Top Ten IPO law firm by IPO Vital
Signs in 2004.

With over 1,600 lawyers and 15 offices in North America, Europe and Asia, Sidley
Austin LLP ("Sidley") is one of the world's largest law firms. Sidley has a significant capital markets practice and a broad transactional practice.
Sidley's practice disciplines include corporate and securities, mergers and acquisitions, securitization, intellectual property, funds and other pooled investments, bankruptcy and corporate reorganization, bank and commercial lending, public finance, real estate, tax and employee benefits. Sidley has been recognized by clients and by the media for leadership in transactional, litigation and international practices.

                                     A-3-28

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                GAS COMPANY TOWER
--------------------------------------------------------------------------------

THE MARKET. According to Cushman & Wakefield's first quarter 2006 survey, the
CBD submarket contained a total rentable office area of 29.7 million square feet in 62 buildings with a direct weighted average rental rate of $27.84 per square foot. The first quarter 2006 direct vacancy rate for the CBD was 13.4%. The first quarter 2006 breakdown of inventory by the quality of supply (Classes A,
B, and C) in the CBD reveals that there are 38 buildings considered to be Class
A. The Los Angeles County Class A office market continued to improve in first quarter of 2006 as increased business growth and tenant demand have spurred declines in vacancy levels and increased asking lease rates. These buildings reported a 12.9% vacancy with a weighted average asking rent of $29.40 per square foot. Office development in the CBD is concentrated in two primary areas, the Financial District and Bunker Hill. GCT is located in the Bunker Hill area.

Bunker Hill is viewed as the centerpiece of Los Angeles' urban renewal and has many convenient and accessible modes of transportation, making it an attractive location for a wide variety of commercial and residential uses. Bunker Hill includes 10 buildings with a total rentable area of 10.85 million square feet.
The existing inventory includes some of the newest and best quality office product in the downtown market. Bunker Hill consists primarily of high quality
Class A buildings, and this submarket has a direct vacancy level of 13.0%.

PROPERTY MANAGEMENT. Maguire Properties, L.P. serves as the property manager for the mortgaged property.

(1)   Certain information was obtained from the Gas Company Tower appraisal dated 06/12/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER OF                                          % OF BASE    CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA    BASE RENT      RENT       SQUARE FEET      OF GLA      BASE RENT    OF BASE RENT
   YEAR      EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT             NAP        49,781      3.8%            NAP       NAP           49,781           3.8%           NAP           NAP
2006 & MTM           8       213,402     16.2      $6,573,804      21.7%         263,183          20.0%    $6,573,804         21.7%
2007                 5       109,950      8.4       2,041,741       6.7          373,133          28.4%    $8,615,544         28.4%
2008                 2         4,442      0.3          99,292       0.3          377,575          28.7%    $8,714,836         28.8%
2009                 2        10,573      0.8         289,440       1.0          388,148          29.6%    $9,004,276         29.7%
2010                 0             0      0.0               0       0.0          388,148          29.6%    $9,004,276         29.7%
2011                 1       576,516     43.9      15,000,156      49.5          964,664          73.4%   $24,004,433         79.2%
2012                 0             0      0.0               0       0.0          964,664          73.4%   $24,004,433         79.2%
2013                 1       138,776     10.6       3,817,628      12.6        1,103,440          84.0%   $27,822,061         91.8%
2014                 1        83,966      6.4       1,033,968       3.4        1,187,406          90.4%   $28,856,029         95.2%
2015                 0             0      0.0               0       0.0        1,187,406          90.4%   $28,856,029         95.2%
2016                 0             0      0.0               0       0.0        1,187,406          90.4%   $28,856,029         95.2%
AFTER                1       126,003      9.6       1,449,924       4.8        1,313,409         100.0%   $30,305,953        100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL               21     1,313,409    100.0%    $30,305,953     100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-29

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                GAS COMPANY TOWER
--------------------------------------------------------------------------------

                           [MAP OF GAS COMPANY TOWER]

                                     A-3-30

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                GAS COMPANY TOWER
--------------------------------------------------------------------------------

                      [TABLE RELATING TO GAS COMPANY TOWER]

                                     A-3-31

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               BURBANK TOWN CENTER
--------------------------------------------------------------------------------

                         [PHOTOS OF BURBANK TOWN CENTER]

                                     A-3-32

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              BURBANK TOWN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $182,300,000
CUT-OFF DATE PRINCIPAL BALANCE:        $182,300,000
% OF POOL BY IPB:                      5.9%
LOAN SELLER:                           Eurohypo AG, New York Branch
BORROWER:                              Burbank Mall Associates, LLC
SPONSOR:                               Jaime Sohacheski
ORIGINATION DATE:                      06/07/06
INTEREST RATE:                         6.16000%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         06/11/16
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(86),O(7)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted Mezzanine Loan
LOAN PURPOSE:                          Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL               MONTHLY
                                           -------------------------------------
TAXES(4):                                     $488,239               $0(4)
ENGINEERING RESERVE:                           $84,094                  $0
INSURANCE(5):                                       $0           Springing
CAPEX(5):                                           $0           Springing
TI/LC(5):                                   $3,878,634           Springing
VACANT SPACE HOLDBACK(6):                  $10,000,000                  $0
OTHER(7):                                           $0                  $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee and Leasehold
PROPERTY TYPE:                         Retail -- Regional Mall
SQUARE FOOTAGE:                        826,686
LOCATION:                              Burbank, CA
YEAR BUILT/RENOVATED:                  1990 / 2006
OCCUPANCY:                             97.9%
OCCUPANCY DATE:                        04/30/06
NUMBER OF TENANTS:                     161
HISTORICAL NOI:
  2004:                                $13,971,932
  2005:                                $13,928,385
  TTM AS OF 04/30/06:                  $13,959,410
AVERAGE IN-LINE SALES/SF(2):           $447
UW REVENUES:                           $26,507,837
UW EXPENSES:                           $9,568,824
UW NOI(3):                             $16,939,014
UW NET CASH FLOW:                      $16,274,079
APPRAISED VALUE:                       $240,000,000
APPRAISAL DATE:                        05/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $221
CUT-OFF DATE LTV:                      76.0%
MATURITY DATE LTV:                     76.0%
UW DSCR:                               1.43x

--------------------------------------------------------------------------------

(1)   Mezzanine debt is permitted subject to the satisfaction of certain conditions set forth in the loan documents, including but not limited to
      (i) rating agency confirmation; (ii) the loan-to-value ratio (including the mezzanine loan) of the property does not exceed 80%; and (iii) the
      DSCR (including the mezzanine loan) is at least 1.20x (assuming a 30 year amortization schedule).

(2)   Sales figures are for comparable in-line tenants under 10,000 square feet open for 12 months or more, based on trailing twelve months as of April
      30, 2006.

(3)   Increase in underwritten net operating income from trailing twelve month ending 04/30/06 net operating income is mainly attributable to newly executed leases. A tax abatement received from the City of Burbank was underwritten.

(4)   Monthly escrows for real estate taxes will be collected in an amount equal to 1/12th of the amount lender estimates will be necessary for the ensuing twelve month period, less amounts paid directly by certain tenants at the property.

(5)   In the event a specified DSCR test is not satisfied or an event of default exists under the loan documents, monthly escrows are required as follows:
      (i) for insurance premiums, an amount equal to 1/12th of the amount lender estimates will be necessary for the ensuing twelve month period, (ii) for
      CapEx, the amount of $17,206.42 and (iii) for TI/LCs, the amount of
      $36,986.50.

(6)   Upfront reserve to be released, in whole or in part, subject to certain conditions specified in the loan documents, including that one or more qualified tenants have taken occupancy of 24,686 square feet of space (or a portion thereof).

(7)   In the event Old Navy or one or more qualified replacement tenants have not yet taken occupancy of 15,477 square feet of space by December 11,
      2006, borrower is required to establish a reserve or to post a letter of credit in the maximum amount of $3,900,000, subject to reduction for qualified leases in place.

                                     A-3-33

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               BURBANK TOWN CENTER
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                         TENANT SUMMARY

                                       RATINGS                                      ANNUAL BASE
           TENANT NAME              MOODY'S/S&P(1)     TOTAL SF    % OF TOTAL SF       RENT
-----------------------------------------------------------------------------------------------

ANCHORS
MACY'S                                 Baa1/BBB         237,145        19.1%           $894,180
IKEA (NOT PART OF COLLATERAL)                           221,829        17.8                 N/A
SEARS (NOT PART OF COLLATERAL)         Ba1/BB+          119,334         9.6             12,000(3)
MERVYN'S (NOT PART OF COLLATERAL)                        76,685         6.2                 N/A
                                                      -----------------------------------------
                                                        654,993        52.6%           $906,180
TOP 10 TENANTS
SPORT CHALET                                             44,957         3.6            $891,840
BED BATH & BEYOND                       NR/BBB           31,777         2.6             446,784
CIRCUIT CITY                                             30,028         2.4             376,320
AMC THEATRES 8 SCREENS(4)                NR/B            25,703         2.1             771,090
COMP USA INC                                             25,441         2.0             606,540
BARNES & NOBLE                                           25,304         2.0             635,892
AMC THEATERS, 6 SCREENS(4)               NR/B            25,073         2.0             827,412
PETSMART (OFS)(5)                       NR/BB            24,686         2.0             760,329
OFFICE DEPOT                          Baa3/BBB-          24,000         1.9             263,196
OLD NAVY(6)                           Baa3/BBB-          15,477         1.2             271,002
                                                      -----------------------------------------
SUBTOTAL                                                272,446        21.9%         $5,850,405
IN-LINE                                                 317,095        25.5%         $7,274,520
                                                      -----------------------------------------
0 TO 11,762 SF                                          317,095        25.5%         $7,274,520
VACANT SQUARE FEET:                                      17,611         2.1%                N/A
TOTAL OWNED GLA:                                        826,686                     $14,019,105
TOTAL CENTER GLA:                                     1,244,534                     $14,031,105
-----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                    ANNUAL BASE                   LEASE EXPIRATION
           TENANT NAME               RENT PSF      SALES PSF(2)         YEAR
----------------------------------------------------------------------------------

ANCHORS
MACY'S                                  $3.77          $178             2022
IKEA (NOT PART OF COLLATERAL)             N/A          N/A          Anchor Owned
SEARS (NOT PART OF COLLATERAL)            N/A          N/A          Anchor Owned
MERVYN'S (NOT PART OF COLLATERAL)         N/A          N/A          Anchor Owned
                                    -----------
                                        $3.77
TOP 10 TENANTS
SPORT CHALET                           $19.84          $222             2013
BED BATH & BEYOND                       14.06          N/A              2016
CIRCUIT CITY                            12.53          N/A              2014
AMC THEATRES 8 SCREENS(4)               28.00        $405,875           2011
COMP USA INC                            23.84          N/A              2010
BARNES & NOBLE                          25.13          $283             2011
AMC THEATERS, 6 SCREENS(4)              33.00        $558,167           2015
PETSMART (OFS)(5)                       28.00          N/A              2016
OFFICE DEPOT                            10.97          N/A              2013
OLD NAVY(6)                             17.00          N/A              2011
                                    -----------
SUBTOTAL                               $21.47
IN-LINE                                $22.94        $447(7)
                                    -----------
0 TO 11,762 SF                         $22.94
VACANT SQUARE FEET:
TOTAL OWNED GLA:
TOTAL CENTER GLA:
----------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guaranteed the lease.

(2)   Sales per square foot are based on the trailing twelve months as of April
      30, 2006.

(3)   Figure represents annual CAM payment and was not underwritten in the base rent figure.

(4)   Sales are based on a per screen basis.

(5)   Space is currently vacant, however PetsMart has signed a letter of intent for the square footage and annual base rent listed above. Lender underwrote the income associated with the PetsMart letter of intent. In addition, $10,000,000 was reserved up front to be released in whole or in part, subject to certain conditions specified in the loan documents, including that one or more qualified tenants have taken occupancy of
      24,686 square feet of space (or a portion thereof).

(6)   Tenant is not yet in occupancy or paying rent.

(7)   Sales figures are based on comparable in-line tenants under 10,000 square feet open for twelve months or more, based on trailing twelve months as of
      April 30, 2006.

                                     A-3-34

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               BURBANK TOWN CENTER
--------------------------------------------------------------------------------

THE LOAN. The Burbank Town Center Mall loan is secured by a first mortgage on a fee and leasehold interest in 826,686 square feet of a 1,244,534 square foot regional mall located in Burbank, California.

THE BORROWER. The borrower, Burbank Mall Associates, LLC, is a bankruptcy-remote special purpose entity sponsored by Jaime Sohacheski, the chairman of Crown
Realty and Development Corporation, which is headquartered in Irvine,
California.

THE SPONSOR. Jaime Sohacheski, the sponsor, is the Chairman of Crown Realty and
Development Corporation ("Crown Realty and Development"). Crown Realty and
Development is a privately held real estate company which focuses on development, redevelopment, and professional management of commercial real estate. Since its inception in 1985, Crown Realty and Development has been involved in over 5 million square feet of retail and office developments and more than $1 billion in transactions. Crown Realty and Development has a current portfolio in excess of $600 million in estimated value including over 2 million square feet of office and retail development projects in Burbank, West Los
Angeles and Orange County, California.

THE PROPERTY. Burbank Town Center is a multi-level super-regional mall totaling
1,244,534 square feet of which 826,686 square feet serve as collateral for the loan (the "Burbank Town Center Property"). The property is located in Burbank,
California, north of the intersection of Interstate 5 and Interstate 70, with access provided by the 170 and 134 Freeways. The property is less than one mile from the Burbank Station of the Los Angeles Metrolink railway network and two miles from the Bob Hope Airport, which handles over five million passengers annually. A portion of the property is subject to a ground lease expiring in
November 2044, with four 10-year renewal options.

Burbank Town Center was originally developed between 1990 and 1996 and has subsequently undergone renovations costing more than $15.50 million. The Burbank
Town Center Property is 97.9% leased to over 140 tenants located in 17 buildings. The Burbank Town Center Property is anchored by Macy's, IKEA, Sears and Mervyn's. Macy's serves as collateral for the loan while IKEA, Sears and
Mervyn's own their own respective pads and improvements and as such, are not included in the collateral. Additional collateral for the loan includes 269,927 square feet of in-line space, 127,510 square feet of theater (30 screens) and junior anchor space, 180,382 square feet of outparcel space and 11,722 square feet of food court and other space. Over 140 tenants occupy the Burbank Town
Center Property, including nationally recognized tenants such as Bed Bath &
Beyond, Barnes & Noble and Circuit City. As of April 30, 2006, the Burbank Town
Center Property was 97.9% occupied, with 89.7% occupancy for in-line space.
Sales for tenants open for twelve months or more meeting the same criteria were
$447 per square foot with an average occupancy cost of 12.5%.

SIGNIFICANT TENANTS. Macy's. Since its purchase of May Department Stores, Inc.,
Federated Department Stores, Inc. (d/b/a Macy's), has become the largest upscale department store in the United States, operating more than 868 stores nationwide and in Puerto Rico and Guam. With 232,000 employees, the company operates under the banners of Bloomingdale's, Bon-Macy's, Burdines-Macy's, Goldsmith's-Macy's,
Lazarus-Macy's, Macy's East, Macy's West and Rich's-Macy's. The company is currently extending its signature Macy's nameplate to all May regional department stores. In fiscal year 2005, the company reported earnings of $22.4 billion, an increase from 2004's net income of $15.8 billion. Net income in 2005 also rose to $1.4 billion from $689 million in 2004.

Bed, Bath & Beyond. Bed, Bath & Beyond operates approximately 750 locations and is the largest superstore of domestic merchandise and home furnishings in the
United States. Bed Bath & Beyond is a publicly traded company on the NASDAQ under the symbol BBBY. During fiscal year 2005, the company reported gross revenues of $5.1 billion with net income of $505 million and total assets of
$3.2 billion.

Old Navy. Old Navy is owned and operated by The Gap, Inc. The parent company, which also operates Gap, Banana Republic, Baby Gap and Gap Kids, launched the
Old Navy brand in 1994. The Gap currently operates approximately 900 Old Navy stores throughout North America. The brand offers a broad selection of reasonably priced apparel, shoes and accessories for men, women and children.
Publicly traded on the NYSE under the ticker symbol GPS, the company reported gross revenue of $16.3 billion with net income of $1.2 billion and total assets of $10.0 billion in fiscal 2005.

PARTIAL RELEASE. The borrower is permitted to obtain the release of any one of six specified parcels through partial defeasance from and after the expiration of a lockout period, or partial prepayment at any time other than within the period commencing 30 days preceding the securitization closing date and terminating 30 days after the securitization closing date, subject to the satisfaction of certain conditions, including (i) the partial defeasance or prepayment (as applicable) at the following release prices: (a) with respect to the Circuit City parcel, $9,988,778; (b) with respect to the Office Depot parcel, $5,443,061; (c) with respect to the Barnes & Noble parcel, $41,996,428;
(d) with respect to the Restaurant parcel, $3,365,652; (e) with respect to the
PetsMart parcel, $20,210,311; and (f) with respect to the Corner Bakery parcel,
$2,914,159; (ii) satisfaction of specified loan-to-value ratio and DSCR tests;
and (iii) confirmation from each rating agency that the occurrence of such event will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates. Any partial release made prior to the expiration of the lock-out period will also be subject to payment of a yield maintenance premium.

THE MARKET(1). Burbank Town Center is located in Los Angeles County, California.
In 2006, employment in Los Angeles County represented 26.9% of the State of
California's total employment. The United States Department of Labor reports that the Los Angeles/Long Beach/Santa Monica CMSA's total employment growth accelerated steadily since 2003, reaching 2.4% year-over-year in March 2006. The region's population surpassed 10 million people for the first time in 2005.

(1)   Certain information was obtained from the Burbank Town Center appraisal dated 05/01/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-35

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               BURBANK TOWN CENTER
--------------------------------------------------------------------------------

Burbank Town Center is located in the Tri-Cities submarket of Los Angeles
County, which includes Glendale, Burbank and Pasadena. This retail market totals approximately 2.73 million square feet and has historically low vacancy rates and rising rent trends. New development is primarily limited to adaptive re-use or infill construction, which has been limited to 558,000 square feet of space additions over the last 9 years. In the last two years, no significant shopping center space has been added to the market.

REIS reports that retail vacancy rates have decreased from 1.9% in 1999 to 1.5%
currently. Continued retailer demand has driven Tri-Cities area effective rents from $19.39 per square foot in 1996 to $25.55 per square foot at year-end 2005.
In addition, the appraiser concludes to an average market rental rate based on newly signed leases for tenants occupying less than 20,000 square feet of
$25.39, while the competitive set is achieving rents averaging $30.25 for the same criteria.

The competitive set is comprised of six regional centers, all within 12 miles of
Burbank Town Center. These competitive properties range in size from 270,000 square feet to 1,301,321 square feet and maintain occupancies of 87% to 100%.
Sales at these centers for 2005 ranged from approximately $300 per square foot to $600 per square foot. Within Burbank Town Center's 1.3-million person trade area, there are two JCPenney's, four Macy's, three Nordstrom, three
Robinson's-May stores, and two Sears stores. Discount retailers that attract a similar clientele as Mervyn's include Costco, Kmart, three Target, two
Marshall's and three Ross stores. IKEA's competitors include Bed Bath and
Beyond, The Great Indoors, and Linens-N-Things. There is no other IKEA north of the Los Angeles CBD, or to the west of the CBD.

PROPERTY MANAGEMENT. The property is managed by General Growth Property
Management, Inc., an affiliate of General Growth Properties Inc. ("GGP"), a publicly traded real estate investment trust. As the second largest regional mall REIT in the United States, GGP develops, owns, operates, and/or manages shopping malls in 41 states. Currently, GGP has ownership interests in and/or management responsibility for over 150 regional shopping malls totaling more than 135 million square feet of retail space.

-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

              NUMBER OF   SQUARE      % OF                   % OF BASE   CUMULATIVE    CUMULATIVE                      CUMULATIVE %
               LEASES      FEET       GLA       BASE RENT      RENT      SQUARE FEET    % OF GLA    CUMULATIVE BASE   OF BASE RENT
   YEAR       EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING     RENT EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP       17,611      2.1%            NAP       NAP        17,611         2.1%              NAP           NAP
2006 & MTM        48       68,334      8.3      $1,167,080       8.3%       85,945        10.4%        1,167,080           8.3%
2007              26       50,983      6.2       1,011,425       7.2       136,928        16.6%        2,178,505          15.5%
2008               7       10,562      1.3         445,609       3.2       147,490        17.8%        2,624,114          18.7%
2009               9       16,045      1.9         405,466       2.9       163,535        19.8%        3,029,579          21.6%
2010               4       28,581      3.5         732,286       5.2       192,116        23.2%        3,761,866          26.8%
2011              17       84,473     10.2       2,439,835      17.4       276,589        33.5%        6,201,700          44.2%
2012               7       16,758      2.0         471,808       3.4       293,347        35.5%        6,673,508          47.6%
2013               8       84,600     10.2       1,576,528      11.2       377,947        45.7%        8,250,036          58.8%
2014              11       56,706      6.9       1,178,671       8.4       434,653        52.6%        9,428,707          67.3%
2015               9       46,007      5.6       1,369,679       9.8       480,660        58.1%       10,798,386          77.0%
2016              10       83,651     10.1       2,015,351      14.4       564,311        68.3%       12,813,737          91.4%
AFTER              5      262,375     31.7       1,205,368       8.6       826,686       100.0%       14,019,105         100.0%
-----------------------------------------------------------------------------------------------------------------------------------
                 161      826,686    100.0%    $14,019,105     100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-36

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               BURBANK TOWN CENTER
--------------------------------------------------------------------------------

                          [MAP OF BURBANK TOWN CENTER]

                                     A-3-37

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               BURBANK TOWN CENTER
--------------------------------------------------------------------------------

                          [MAP OF BURBANK TOWN CENTER]

                                     A-3-38

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-39

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 TYSONS GALLERIA
--------------------------------------------------------------------------------

                           [PHOTOS OF TYSONS GALLERIA]

                                     A-3-40

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 TYSONS GALLERIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):         $173,500,000
CUT-OFF DATE PRINCIPAL BALANCE:        $173,500,000
% OF POOL BY IPB:                      5.7%
LOAN SELLER:                           Eurohypo AG, New York Branch
BORROWER:                              Tysons Galleria L.L.C.
SPONSOR:                               GGP/Homart, Inc.
ORIGINATION DATE:                      08/14/06
INTEREST RATE:                         5.68567%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         09/11/11
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(29),O(7)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT(5):                    $81,500,000
ADDITIONAL DEBT TYPE(6):               Pari Passu Note, B-Note and
                                       Permitted Mezzanine Loan
LOAN PURPOSE:                          Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                              INITIAL         MONTHLY
                                               ---------------------------------
TAXES:                                            $0         Springing(11)
INSURANCE:                                        $0         Springing(11)
CAPEX:                                            $0         Springing(11)
GROUND RENT:                                      $0         Springing(11)
ROLLOVER (TI/LC):                                 $0         Springing(11)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:(2)                              Fee and Leasehold
PROPERTY TYPE:                         Retail -- Anchored
SQUARE FOOTAGE:(3)                     309,112
LOCATION:                              McLean, VA
YEAR BUILT/RENOVATED:                  1988/1997
OCCUPANCY:                             94.5%
OCCUPANCY DATE:                        07/05/06
NUMBER OF TENANTS:                     89
HISTORICAL NOI:
  2004:                                $14,033,133
  2005:                                $15,850,253
  TTM AS OF 05/31/06:                  $16,866,965
AVERAGE IN-LINE SALES/SF:(4)           $877
OCCUPANCY COST RATIO:                  9.79%
UW REVENUES:                           $24,817,183
UW EXPENSES:                           $5,695,193
UW NOI(7):                             $19,121,990
UW NET CASH FLOW:(8)                   $18,602,044
APPRAISED VALUE:                       $360,000,000
APPRAISAL DATE:                        07/19/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                            A-NOTES(9)      WHOLE LOAN(10)
                                            ------------------------------
CUT-OFF DATE LOAN/SF:                          $723               $825
CUT-OFF DATE LTV:                              62.1%              70.8%
MATURITY DATE LTV:                             62.1%              70.8%
UW DSCR:                                       1.44x              1.26x
--------------------------------------------------------------------------------

(1)   The total financing amount of $255 million is being provided to the borrower for the refinancing of Tysons Galleria. The $255 million whole loan has been bifurcated into A and B-Notes. The A-Note has been split into a $173.5 million A-1 note (included in the trust) and a $50.0 million pari-passu A-2 note (not included in the Trust). In addition, there is also a $31.5 million subordinated B-Note (not included in the trust).

(2)   The borrower owns an undivided 85% fee interest in the property. The remaining 15% interest is owned by an unaffiliated third party as tenant in common, which 15% fee interest is encumbered by the lien of the mortgage. The borrower ground leased the 15% interest from such third party and delivered to lender a ground lease mortgage which encumbers the borrower's interest in the ground lease.

(3)   Figure excludes 511,933 square feet of non-owned anchor space.

(4)   Average in-line sales per square foot for comparable tenants occupying less than 10,000 square feet are based on trailing twelve-month figures ending 05/31/06.

(5)   Additional debt includes the $50 million pari passu A-2 note, as well as a
      $31.5 million subordinated B-note.

(6)   Mezzanine debt is permitted subject to the satisfaction of certain conditions set forth in the loan documents, including but not limited to
      (i) rating agency confirmation; (ii) the loan-to-value ratio (including the mezzanine loan) of the property does not exceed 70%; and (iii) the
      DSCR (including the mezzanine loan) is at least 1.28x (assuming a 30 year amortization schedule).

(7)   The increase from trailing twelve month net operating income to underwritten net operating income is mainly attributable to new leases that were signed in 2006 plus one lease for 2,071 square feet that is out for signature.

(8)   Lender underwrote to in-place cash flows of $18,602,045, however, an as-stabilized analysis concludes to a $27,519348 net cash flow. The stabilized net cash flow reflects revenue increases consistent with a 15%
      occupancy cost ratio scenario. The current occupancy cost ratio is 9.79%.

(9)   Calculated based on the aggregate cut-off date principal balance of the
      A-1 note (included in the trust) and the A-2 note (not included in the trust).

(10)  Calculated based on the aggregate cut-off date principal balance of the
      A-1 note (included in the trust), the A-2 note (not included in the trust)
      and the B-note (not included in the trust).

(11)  In the event a specified DSCR test is not satisfied, or an event of default exists, borrower is required to deposit on each monthly payment date (i) 1/12th of the Taxes, Insurance and Ground Rent that Lender reasonably estimates will be paid during the ensuing 12 months, (ii)
      $5,151 per month to the Replacement Reserve account up to a maximum at any one time of $61,822 and (iii) $25,759 per month to the Rollover Reserve up to a maximum of $309,112.

                                     A-3-41

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 TYSONS GALLERIA
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                        TENANT SUMMARY

                                         RATINGS
                                         MOODY'S/                                 ANNUAL BASE
TENANT NAME                               S&P(1)     TOTAL SF    % OF TOTAL SF       RENT
----------------------------------------------------------------------------------------------

ANCHORS
MACYS (NOT PART OF COLLATERAL)           Baa1/BBB     259,933         31.7%                $0
NEIMAN MARCUS (NOT PART OF COLLATERAL)     B1/B+      132,000         16.1                  0
SAKS FIFTH AVENUE (NOT PART OF
 COLLATERAL)                               B2/B+      120,000         14.6                  0
                                                      -------         ----        -----------
SUBTOTAL                                              511,933         62.4%                $0

TOP 10 TENANTS
MAGGIANO'S LITTLE ITALY                  Baa2/BBB      19,336          2.4%          $373,008
WILDFIRE RESTAURANT                                    12,999          1.6            584,955
CHEESECAKE FACTORY                                     12,918          1.6            387,540
POTTERY BARN                                           10,584          1.3         676,529(2)
JCREW                                      B+/NR       10,053          1.2         339,432.00
LEGAL SEAFOODS OF BOSTON                                8,916          1.1         285,312.00
PIAZZA DI GIORGIO                                       8,729          1.1            480,000
ANTHROPOLOGIE                             Ba1/NR        8,524          1.0            289,816
DAILY GRILL RESTAURANT                                  6,781          0.8            339,600
P.F. CHANG'S CHINA BISTRO                               6,736          0.8            255,972
                                                      -------         ----        -----------
SUBTOTAL                                              105,576         12.9%        $3,335,635
REMAINING INLINE SPACE                                203,536         24.8%        $9,432,979
                                                      -------         ----        -----------
0 TO 5,159 SQUARE FEET                                203,536         24.8%        $9,432,979
VACANT SQUARE FEET:                                    17,140          5.5%           N/A
TOTAL OWNED GLA:                                      309,112                     $12,768,614
TOTAL CENTER GLA:                                     821,045                     $12,768,614
----------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                          ANNUAL BASE                 LEASE EXPIRATION
TENANT NAME                                RENT PSF      SALES PSF          YEAR
---------------------------------------------------------------------------------------

ANCHORS
MACYS (NOT PART OF COLLATERAL)                 N/A           N/A        Anchor Owned
NEIMAN MARCUS (NOT PART OF COLLATERAL)         N/A           N/A        Anchor Owned
SAKS FIFTH AVENUE (NOT PART OF
 COLLATERAL)                                   N/A           N/A        Anchor Owned
                                             ------
SUBTOTAL                                       N/A

TOP 10 TENANTS
MAGGIANO'S LITTLE ITALY                      $19.29         $919            2010
WILDFIRE RESTAURANT                          $45.00          N/A            2021
CHEESECAKE FACTORY                           $30.00         $917            2024
POTTERY BARN                                  $0.00         $611            2008
JCREW                                        $33.76         $746            2008
LEGAL SEAFOODS OF BOSTON                     $32.00         $807            2007
PIAZZA DI GIORGIO                            $54.99          N/A            2020
ANTHROPOLOGIE                                $34.00         $624            2012
DAILY GRILL RESTAURANT                       $50.08         $510            2011
P.F. CHANG'S CHINA BISTRO                    $38.00       $1,166            2007
                                             ------
SUBTOTAL                                     $31.59
REMAINING INLINE SPACE                       $46.35         $877(3)
                                             ------
0 TO 5,159 SQUARE FEET                       $46.35
VACANT SQUARE FEET:
TOTAL OWNED GLA:
TOTAL CENTER GLA:
---------------------------------------------------------------------------------------

(1)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guaranteed the lease.

(2)   Tenant paid $676,529 in percentage rent in 2005. This figure is underwritten as percentage rent; as such, it is not included in the subtotal for annual base rent.

(3)   Sales figures are based on comparable in-line tenants under 10,000 square feet open for twelve months or more, based on trailing twelve months as of
      May 31, 2006. For tenants in place and reporting sales for the previous three years, trailing twelve month sales ending May 31, 2005 were $887.

THE LOAN. The Tysons Galleria Mall loan is secured by the first mortgage on a fee and leasehold interest subject to leases in 309,112 square feet of an
821,045 square foot regional mall located in McLean, Virginia.

THE BORROWER. The borrower is a bankruptcy remote special purpose entity. The borrower owns an undivided 85% fee interest in the property. The remaining 15%
interest is owned by Tysons II Mall, L.L.C., an unaffiliated third party, as tenant in common, which 15% fee interest is also encumbered by the lien of the mortgage. Additionally, the borrower has ground leased the 15% interest from
Tysons II Mall, L.L.C. and delivered to lender a ground lease mortgage which encumbers the borrower's interest in the ground lease as well. The borrower is controlled by GGP/Homart, and Tysons II Mall, L.L.C. is controlled an unaffiliated third party. GGP/Homart is a 50/50 joint venture between GGP and the New York State Common Retirement Fund, which together own several malls.

THE SPONSOR. General Growth Properties, Inc. (GGP) is currently the 2nd largest
U.S. regional mall REIT, listed on the NYSE since April 2003. Headquartered in
Chicago, Illinois, GGP has excelled as a buyer, seller, developer, and manager of real estate since 1954. As of March 2006, GGP had ownership interests in and/or management responsibility for more than 200 regional shopping malls totaling approximately 200 million square feet of retail space in 44 states. GGP also is the largest third-party manager for owners of regional malls.

THE PROPERTY. Tysons Galleria is a three-level super-regional mall totaling
821,045 square feet of which 309,112 square feet serve as collateral for the loan (the "Tysons Galleria Property"). The property's location in McLean,
Virginia puts it squarely in the middle of the Tysons Corner retail trade area.

Eighty-nine tenants occupy the Tysons Galleria Property, including nationally recognized tenants such as Burberry, Versace, Coach, Thomas Pink, Salvatore
Ferragamo, Chanel and Cartier. The mall's upscale tenant roster is unique to the suburban Washington, DC market in that no other regional mall provides a similar upscale lineup. The trade area has an average household income of nearly twice that of the national average. In addition, The Ritz-Carlton hotel, which is attached to and opens directly into the center on the second floor, provides an additional source of potential customers with high levels of disposable income.

                                     A-3-42

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 TYSONS GALLERIA
--------------------------------------------------------------------------------

Tysons Galleria maintains three department stores, Macy's (259,933 square feet),
Neiman Marcus (132,000 square feet) and Saks Fifth Avenue (120,000 square feet), each of which own their land and improvements and are not part of the collateral. In addition, 89 other shops within the Tysons Galleria Property, totaling 309,112 square feet of in-line and junior anchor space which was 94.5%
leased as of July 05, 2006. Total in-line occupancy for the same period was
93.5%. Average in-line sales for comparable tenants at the Tysons Galleria
Property for the trailing twelve months ended May 31, 2006 were $877 per square foot, with an average occupancy cost ratio of 9.8%. Sales figures of $887 per square foot are based on comparable in-line tenants under 10,000 square feet open for three years or more, based on trailing twelve months as of May 31,
2006.

ANCHORS.

Macy's (not part of collateral). Since its purchase of May Department Stores,
Inc., Federated Department Stores, Inc. (d/b/a Macy's), has become the largest upscale department store in the United States, operating more than 866 stores nationwide and in Puerto Rico and Guam. With 232,000 employees, the company operates under the banners of Bloomingdale's, Bon-Macy's, Burdines-Macy's,
Goldsmith's-Macy's, Lazarus-Macy's, Macy's East, Macy's West and Rich's-Macy's.
The company is currently extending its signature Macy's nameplate to all May regional department stores, and the only remaining store names will be Macy's and Bloomingdales. In fiscal year 2005, the company reported earnings of $22.4 billion, an increase from 2004's net income of $15.8 billion. Net income between these years also rose to $1.4 billion from $689 million in 2004.

Neiman Marcus (not part of collateral). The Neiman Marcus Group is comprised of the Specialty Retail stores division -- which includes Neiman Marcus Stores and
Bergdorf Goodman -- and the direct marketing division, Neiman Marcus Direct.
These retailers offer upscale assortments of apparel, accessories, jewelry, beauty and decorative home products to the affluent consumer. Neiman Marcus
Group operates 36 Neiman Marcus Stores, two Bergdorf Goodman stores, and 18 Last
Call clearance centers. Neiman Marcus Group also owns majority interests in two designer resources: Kate Spade, a manufacturer of accessories, and Gurwitch
Products, which manufactures Laura Mercier cosmetics. In October 2005, an investor group led by the Texas Pacific Group and Warburg Pincus LLC purchased the company. For the 5-week period ending July 1, 2006, comparable revenues in the Specialty Retail Stores segment rose 6.1% from the prior year, and overall revenues of the company were up 10.0%.

Saks Fifth Avenue (not part of collateral). After the sale of its 142-store
Northern Department Store Group (Bergner's, Boston Store, Carson Pirie Scott,
Herberger's, and Younkers) to The Bon-Ton Stores in 2006, Saks Inc. now focuses on its luxury Saks Fifth Avenue Enterprises business. Saks operates 55 Saks
Fifth Avenue luxury department stores in 25 states and 50 outlet stores under the Off 5th banner. It also owns nearly 40 Parisian department stores in the
Southeast and Midwest and about 55 Club Libby Lu specialty shops, acquired in
2003. June 2006 same store sales rose 4.7% for Saks Inc., and for the Saks Fifth
Avenue Enterprises unit, which includes Saks Fifth Avenue stores, same store sales rose 5.3% from the prior year.

SIGNIFICANT TENANTS.

Maggiano's Little Italy. Maggiano's Little Italy is part of a chain founded in
Chicago in 1991 that operates in 20 states. It is a sit down restaurant designed to be reminiscent of pre-World War II Little Italy. The chain is owned by
Brinker International, Inc. which is a NYSE-listed company with 1,500 restaurants worldwide, with approximately 100,000 employees and nearly $4 billion in sales. Brinker also owns the chains known as Chili's Grill & Bar, On the Border Mexican Grill & Cantina, and Rockfish Seafood Grill.

Wildfire Restaurant. Wildfire is a steak and seafood restaurant chain that implements a jazz music decor consistent with that of a 1940s dinner club. The chain is owned by Chicago-based Lettuce Entertain You Enterprises Inc. which was founded in 1971 and which currently owns, licenses or manages more than 50 establishments in Illinois, Arizona, Maryland, Minnesota, Nevada and Japan.

The Cheesecake Factory. The Cheesecake Factory, Inc. (NASDAQ: CAKE) operates 108 upscale, full-service, casual dining restaurants under The Cheesecake Factory name in major metropolitan areas in the United States. In addition, it operates a bakery business, which produces baked desserts and other products for its restaurants and for other foodservice operators, retailers, and distributors.
The Cheesecake Factory went public in 1992, 14 years after its founding in 1978.
Its restaurants are known for their eclectic menus, large portions, and their cheesecakes.

THE MARKET. Tysons Galleria is located just outside the Beltway along I-495 in
Northern Virginia in Fairfax County. The immediate area is home to numerous multinational accounting, financial services, consulting and other firms that provide the Tysons Galleria Property with a high density of high-income daytime workers that make up a substantial portion of its customer base. Major employers with regional or worldwide headquarters in the immediate area include Deloitte &
Touche, PriceWaterhouse Coopers, KPMG, BearingPoint, Bechtel, Booz Allen
Hamilton and Gannett/USA Today. Average 2006 household income within a 10 mile radius is estimated by Claritas to be $119,562 which is significantly higher than the national average of $65,849 as concluded by Claritas.

The two main thoroughfares bordering the Tysons Galleria Property, Tysons
Boulevard and International Drive, handle a combined 109,000 vehicles daily, and
I-66 is located 2.5 miles to the south. In addition, the Tysons Galleria
Property is located 7 miles northwest from Dulles International Airport and 11 miles west of Reagan National Airport.

                                     A-3-43

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 TYSONS GALLERIA
--------------------------------------------------------------------------------

An extension of the Metrorail regional rail system's Orange Line is also planned. This project is expected to be built in two phases: Phase I, which will run through Tysons Corner and into Reston, is expected to be completed in
2011. Phase II is expected to extend the line to Dulles International Airport and is expected to be completed in 2015. We offer no assurance that this expansion will be completed in accordance with these projections, or at all.

The appraiser identified five shopping centers in the subject's competitive set all within 14 miles of the subject. These competitive properties range in size from 821,686 square feet to 1.975 million square feet and maintain occupancies of 85% to 98%. Reported mall shop sales at these centers ranged from approximately $340 per square foot to $750 per square foot. In addition, the appraiser concludes to an average market rental rate at the subject based on leases in place for inline mall tenants of $45.06. A market rental rate for anchor tenants was not concluded to as the anchors at Tysons Galleria are all anchor owned.

COLLATERAL SUBSTITUTION. The related loan documents permit the borrower to obtain a release of one or more non-income producing portions of the Tysons
Galleria Property provided that certain conditions in the related loan documents are satisfied, including that (i) the portion to be released must be vacant, non-income producing and unimproved or improved by landscaping utility facilitated or surface parking, (ii) simultaneously with such release, the mortgage be spread to a substitute parcel of reasonably equivalent value, condition and utility, (iii) that no event of default has occurred and is continuing and (iv) the borrower comply with all other requirements set forth in the loan documents including paying the expenses of lender.

PARTIAL RELEASES. The related loan documents permit the borrower to obtain the release of one or more parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the Tysons
Galleria Property upon satisfaction of certain conditions, including but not limited to, that (i) no event of default has occurred and is continuing under the Tysons Galleria Loan, (ii) the parcel is vacant, non-income producing and unimproved, and (iii) confirmation from each rating agency that the release will not result in a downgrade, withdrawal or qualification of the then current ratings on any class of certificates.

PROPERTY MANAGEMENT. The property is managed by General Growth Management Inc., an affiliate of GGP. GGP is the second largest regional mall REIT in the United
States and owns, develops, operates, and/or manages shopping malls in 41 states. Currently, GGP has ownership interests in and/or management responsibility for over 150 regional shopping malls totaling more than 135 million square feet of retail space.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

               NUMBER OF     SQUARE                            % OF BASE    CUMULATIVE    CUMULATIVE %    CUMULATIVE    CUMULATIVE %
                LEASES       FEET     % OF GLA    BASE RENT      RENT      SQUARE FEET       OF GLA       BASE RENT    OF BASE RENT
  YEAR         EXPIRING    EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING       EXPIRING       EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT            NAP        17,140       5.5%           NAP       NAP        17,140           5.5%              NAP             NAP
2006 & MTM          1         1,298       0.4       $152,148       1.2%       18,438           6.0%          152,148            1.2%
2007                7        21,051       6.8        877,128       6.9        39,489          12.8%        1,029,276            8.1%
2008                8        33,732      10.9        795,096       6.2        73,221          23.7%        1,824,372           14.3%
2009               12        35,266      11.4      1,621,924      12.7       108,487          35.1%        3,446,296           27.0%
2010               12        41,089      13.3      1,522,227      11.9       149,576          48.4%        4,968,523           38.9%
2011                8        21,968       7.1      1,105,264       8.7       171,544          55.5%        6,073,787           47.6%
2012                7        24,563       7.9      1,103,771       8.6       196,107          63.4%        7,177,558           56.2%
2013               10        28,860       9.3      1,199,326       9.4       224,967          72.8%        8,376,884           65.6%
2014                6        17,367       5.6        924,206       7.2       242,334          78.4%        9,301,090           72.8%
2015                6        13,244       4.3        774,293       6.1       255,578          82.7%       10,075,383           78.9%
2016                8        16,711       5.4      1,131,884       8.9       272,289          88.1%       11,207,267           87.8%
AFTER               4        36,823      11.9      1,561,347      12.2       309,112         100.0%       12,768,614          100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL              89       309,112     100.0%   $12,768,614     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-44

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 TYSONS GALLERIA
--------------------------------------------------------------------------------

                            [MAP OF TYSONS GALLERIA]

                                     A-3-45

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 TYSONS GALLERIA
--------------------------------------------------------------------------------

                         [FLOORPLAN OF TYSONS GALLERIA]

                                     A-3-46

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-47

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              COLONY III PORTFOLIO
--------------------------------------------------------------------------------

                         [PHOTOS OF COLONY III PORTFOLIO]

                                     A-3-48

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              COLONY III PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $116,704,000
CUT-OFF DATE PRINCIPAL BALANCE:        $116,704,000
% OF POOL BY IPB:                      3.8%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              CRP Holdings B, L.P., CRP
                                       Holdings B-TX, L.P.
SPONSOR:                               Colony Capital
ORIGINATION DATE:                      08/10/06
INTEREST RATE:                         6.01300%
INTEREST-ONLY PERIOD(1):               Various
MATURITY DATE(1):                      Various
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION(1):                    Various
CROSS-COLLATERALIZATION:               Yes
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(2):               Permitted Mezzanine Loan
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                              INITIAL                 MONTHLY
                                       -----------------------------------------
TAXES:                                              $0                      $0
INSURANCE:                                          $0                      $0
CAPEX:                                              $0                      $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio
TITLE:                                 Fee
PROPERTY TYPE:                         Various
SQUARE FOOTAGE:                        2,990,295
LOCATION:                              Various
YEAR BUILT/RENOVATED:                  Various
OCCUPANCY:                             96.1%
OCCUPANCY DATE:                        Various
HISTORICAL NOI(3):
UW REVENUES:                           $19,292,528
UW EXPENSES:                           $6,471,800
UW NOI(4):                             $12,820,725
UW NET CASH FLOW:                      $11,609,107
APPRAISED VALUE:                       $192,320,000
APPRAISAL DATE:                        Various

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $39
CUT-OFF DATE LTV:                      60.7%
MATURITY DATE LTV:                     60.7%
UW DSCR:                               1.63x

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS

                                        RATINGS                      % OF
TENANT NAME                           MOODY'S/S&P(5)  TOTAL SF        GLA     BASE RENT PSF     LEASE EXPIRATION YEAR
---------------------------------------------------------------------------------------------------------------------

FREIGHTLINER CORPORATION                 A3/BBB       341,049        11.4%        $2.50                 2008
MCKESSON CORPORATION                    Baa3/BBB      314,574        10.5%        $4.10                 2009
EGS ELECTRICAL GROUP                                  241,049         8.1%        $2.28                 2009
SOURCE, INC.                                          214,110         7.2%        $3.00                 2010
IRON MOUNTAIN                            B3/BB--      180,705         6.0%        $3.94                 2015
AMERICAN DE ROSA LAMP                                 150,040         5.0%        $4.44                 2011
GRAHAM FIELD HEALTH PRODUCTS, INC.                    144,090         4.8%        $3.35                 2012
---------------------------------------------------------------------------------------------------------------------

(1)   Please see the portfolio summary on page 55 for a complete description of the loan term. The loan consists of three notes expiring in 2011, 2012, and 2014.

(2)   The borrower shall have the one time right to obtain mezzanine debt up to
      60% of LTV upon satisfaction of certain terms and conditions including, but not limited to: (i) the LTV of the properties subject to the lien of the mortgage is less than 60% at the time the mezzanine loan is advanced, and (ii) the DSCR of the properties subject to the lien of the mortgage is less than 1.63x.

(3)   Historical NOI figures for the Colony III Portfolio have been omitted as the data fail to accurately reflect a full year of operating income for each of the underwritten mortgaged assets.

(4)   JPMCB underwrote market rents and 21% vacancy for tenants paying rents, but not in occupancy at the property.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-49

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              COLONY III PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                OFFICE & INDUSTRIAL PROPERTY SUMMARY

                                                        YEAR BUILT/
                                                           YEAR        SQUARE
        PROPERTY NAME                 LOCATION           RENOVATED      FEET      OCCUPANCY        LEAD TENANTS            % OF GLA
-----------------------------------------------------------------------------------------------------------------------------------

COPLEY CORPORATE CENTER          San Diego, CA             2001        120,483      100.0%   HSBC Auto Finance, Inc.         66.6%
MEMPHIS DISTRIBUTION CENTER      Memphis, TN             1996/1998     888,942       96.2%   Freightliner Corporation        38.4%
ST. LOUIS INDUSTRIAL PORTFOLIO   Hazelwood, MO           1977/1998     492,090       91.1%   Iron Mountain                   36.7%
155 PFINGSTEN                    Deerfield, IL           1987/2002     117,069       97.1%   NCH                             47.4%
WOODLAND ROSE                    Des Plaines, IL           1989        191,146      100.0%   Jacobs Healthcare Systems       25.1%
MCKESSON FACILITY                Carol Stream, IL          1967        314,574      100.0%   McKesson                       100.0%
FLOTILLA                         Commerce, CA            1954/2004     171,388      100.0%   American De Rosa Lamp           87.5%
4550 SPRING VALLEY ROAD          Farmers Branch, TX      1972/2000     214,110      100.0%   Source, Inc.                   100.0%
PERIMETER PARK                   Shawnee, KS               1999        110,511      100.0%   Maverick Paper                  64.7%
10351 HOME ROAD                  Frisco, TX                1978         86,400      100.0%   BMCW Southcentral L.P          100.0%
815 SOUTH COPPELL ROAD           Coppell, TX             1975/1993      78,750      100.0%   Serpro                         100.0%
13524 WELCH ROAD                 Farmers Branch, TX      1977/2005      74,000      100.0%   RMax                           100.0%
1130 WEST JACKSON                Carrollton, TX          1976/2000      54,095      100.0%   Texas Freightways              100.0%
4600 SIMONTON ROAD               Farmers Branch, TX      1970/2005      40,000      100.0%   Airborne Express, Inc          100.0%
SLAWIN COURT                     Mt. Prospect, IL        1986/2005      36,737        0.0%                                  100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                               2,990,295
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                       SUMMARY OF LOAN TERMS

                                                                                                                        ALLOCATED
             PROPERTY NAME           INTEREST RATE   AMORTIZATION TYPE   TERM(1) MATURITY DATE     CALL PROTECTION     LOAN AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

COPLEY CORPORATE CENTER                6.01300%        Interest-only       96       09/01/14      L(24),Def(68),O(4)   $ 24,000,000
MEMPHIS DISTRIBUTION CENTER            6.01300%        Interest-only       72       09/01/12      L(24),Def(44),O(4)     18,000,000
NORTH DALLAS INDUSTRIAL PORTFOLIO(2)   6.01300%        Interest-only       72       09/01/12      L(24),Def(44),O(4)     14,100,000
ST. LOUIS INDUSTRIAL PORTFOLIO         6.01300%        Interest-only       96       09/01/14      L(24),Def(68),O(4)     14,040,000
155 PFINGSTEN ROAD                     6.01300%        Interest-only       60       09/01/11      L(24),Def(32),O(4)     12,150,000
WOODLAND ROSE                          6.01300%        Interest-only       72       09/01/12      L(24),Def(44),O(4)     10,410,000
MCKESSON FACILITY                      6.01300%        Interest-only       72       09/01/12      L(24),Def(44),O(4)     10,200,000
FLOTILLA                               6.01300%        Interest-only       96       09/01/14      L(24),Def(68),O(4)      7,234,000
PERIMETER PARK                         6.01300%        Interest-only       72       09/01/12      L(24),Def(44),O(4)      3,480,000
13524 WELCH ROAD                       6.01300%        Interest-only       60       09/01/11      L(24),Def(32),O(4)      2,100,000
SLAWIN COURT                           6.01300%        Interest-only       72       09/01/12      L(24),Def(44),O(4)        990,000
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                                                                 $116,704,000
-----------------------------------------------------------------------------------------------------------------------------------

(1)   The Colony III Loan consists of three notes (maturing in 5, 6 and 8 years respectively) subject to one loan agreement. The 5 year note is secured by two groups of mortgaged assets totaling $14,250,000 (12.2% of the loan balance), the 6 year note is secured by six groups of mortgaged assets totaling $57,180,000 (49.0% of the loan balance), and the 8 year note is secured by three groups of mortgaged assets totaling $45,274,000 (38.8% of the loan balance).

(2)   The North Dallas Industrial Portfolio is comprised of five industrial-flex properties (4550 Spring Valley Road, 1130 West Jackson Road, 10351 Home
      Road, 815 South Coppell Road, 4600 Simonton Road) totaling 473,355 square feet.

                                     A-3-50

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              COLONY III PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Colony III Portfolio is secured by the fee interest in three industrial portfolios (consisting of 11 properties), six industrial properties and two office properties. The mortgaged properties are located in Texas,
Illinois, California, Kansas, Missouri and Tennessee. The mortgage loan is governed by a single loan agreement consisting of 11 groups of mortgaged assets, which represents 19 separate properties. Each of the 11 groups of mortgaged assets collateralizes one of three notes with varying maturity dates, and prepayment lockout periods.

THE BORROWER. The borrowing entity, CRP Holdings B, L.P., CRP Holdings B-TX L.P.
is controlled by Colony Realty Partners, L.P., a newly formed special purpose entity, sponsored by Colony Realty Partners, L.P, focused on core-enhanced/value added real estate opportunities. The key principal, Colony Capital, has investments in assets with a value of $15.6 billion and has been in operation since 1991. Colony Capital manages six other real estate funds.

RELEASE. The Colony III Portfolio loan permits the release of one or more of the mortgaged properties by means of partial release upon the satisfaction of certain terms and conditions, including but not limited to: (i) the payment of
107.5% of the allocated loan amount (except in the case of 4 groups of mortgaged assets which may be released at 105% of the allocated loan amount) of such portions to be released and (ii) the satisfaction of certain debt service coverage ratio tests with respect to the mortgaged properties remaining after execution of the partial release.

SUBSTITUTION. The borrower may obtain a release of an individual mortgaged property by substituting another property of similar quality as collateral during the term of the mortgage loan, subject to certain conditions, including but not limited to: (i) no event of default exists; (ii) the aggregate appraised value of all mortgaged properties to be released shall not exceed 50% of the original value of the mortgaged properties; (iii) any substitution representing greater than 35% of the aggregate appraised value shall receive confirmation from the rating agencies that such substitution will not result in a downgrade or withdrawal of the rating of the underlying securities; (iv) the fair market value of the substitute property is not less than 100% of the fair market value of the mortgaged property being released, and (v) the satisfaction of certain debt service coverage tests.

THE PROPERTIES. The Colony III Portfolio consists of eleven groups of mortgaged assets comprising seventeen industrial properties (approximately 2,752,743 square feet) and two office properties (approximately 237,552 square feet). Five of the industrial properties in the Colony III Portfolio (approximately 473,355 square feet) comprise the North Dallas Industrial Portfolio.

NORTH DALLAS INDUSTRIAL PORTFOLIO.

The North Dallas Industrial Portfolio is comprised of five industrial-flex properties (4550 Spring Valley Road, 1130 West Jackson Road, 10351 Home Road,
815 South Coppell Road, 4600 Simonton Road) totaling 473,355 square feet, located in the Dallas - Fort Worth - Arlington MSA. The buildings were constructed between 1970 and 1978 and are currently 100.0% occupied by the following major tenants: Source Inc. (occupies approximately 214,110 square feet, paying rent of $4.00 per square foot, expiring in 2010), BMCW Southcentral
L.P. (occupies approximately 86,400 square feet, paying rent of $3.25 per square foot, expiring in 2010). The buildings are concentrated within 28 miles of downtown Dallas and provide access to the area's transportation infrastructure including interstates, highways and Dallas' air and rail transportation hubs.

PERIMETER PARK

The Perimeter Park property consists of a 1-building, 1-story multi-tenant light manufacturing industrial-flex facility containing 110,511 square feet of net rentable area (13% of which consists of office build-out) located in Shawnee,
Kansas. The property is approximately 100.0% occupied by 2 tenants paying an average rent of $4.57 per square foot on a triple net basis (NNN). The building was constructed in 1999.

MCKESSON FACILITY

McKesson Facility consists of a 1-building, 2-story single tenant industrial-flex facility containing 314,574 square feet of net rentable area
(8.1% of which consists of office build-out) located in Carol Stream, Illinois.
The property is 100.0% occupied by Mckesson Industrial, who is paying an average rent of $4.10 per square foot NNN on a lease that matures in December 2009. The building was constructed in 1967.

FLOTILLA

Flotilla consists of a 1-building, 1-story industrial-flex facility containing
171,388 square feet of net rentable area (2.4% of which consists of office build out) located in Commerce, CA. The property is 100.0% occupied by two tenants,
American De Rosa Lamp and PCI Industries. The tenants are paying an average rent of $4.57 per square foot NNN on leases that mature in 2011 and 2016 respectively. The building was constructed in 1954 and offers 16' clear ceiling height, 24 dock-high truck loading positions, and access to interstate highway
5.

MEMPHIS DISTRIBUTION CENTER

The Memphis Distribution Center consists of three 1-story industrial-flex buildings containing 888,942 square feet (3.7% of which consist of office build-out) located in Memphis, Tennessee. The properties were constructed between 1996 and 1998 and are approximately 96.2% occupied with average rent of approximately $2.58 per square foot on a triple-net basis. The facility is located on the South East side of Memphis less than 2 miles from the Bill Morris
Parkway, 3 miles from I-240 and less than 6 miles from the Memphis International
Airport.

                                     A-3-51

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              COLONY III PORTFOLIO
--------------------------------------------------------------------------------

13524 WELCH ROAD

13524 Welch Road consists of a 1-building, 1-story single tenant warehouse industrial facility containing 74,000 square feet of net rentable area, built in
1977, located in Farmers Ranch, Texas. The property is 100.0% occupied by RMax, who paying an average rent of $4.50 per square foot NNN on a lease that matures in June 2012.

WOODLAND ROSE

Woodland Rose consists of a 1-building, 1-story multi-tenant warehouse and manufacturing facility containing 191,146 square feet of net rentable area located in Mount Prospect, Illinois. The property is 100.0% leased to 11 tenants paying an average rent of $6.82 per square foot on a modified gross basis. The property is visible from the Northwest Highway (I-90), and is located a half-mile north of Chicago O'Hare International Airport. The building was constructed in 1989 and offers 18' clear ceiling height, 6 docks, 15 drive-in doors, and 481 parking spaces. There are two billboards located at the property, both of which are leased to Clear Channel (rated BBB- by S&P) through November
2024. The billboards bring in annual rent of $109,778, and rent is increased by
3% per annum.

ST. LOUIS INDUSTRIAL PORTFOLIO

St. Louis Industrial Portfolio consists of three 1-story warehouse industrial facilities containing 492,090 square feet located in Hazelwood, Missouri, located in the northern part of St. Louis. The properties were constructed 1977 and 1998 and are approximately 91.1% occupied with average rent of approximately
$4.10 per square feet on a triple-net basis. The property is located along
I-270, less than one mile northwest from the St. Louis International Airport.

155 PFINGSTEN ROAD

155 Pfingsten consists of a 3-story Class A office building containing approximately 117,069 square feet of net rentable area located in Deerfield,
Illinois, a northern suburb of Chicago. The property was constructed in 1987 and is approximately 97.1% occupied by eleven tenants with average rent of approximately $15.18 per square foot NNN.

COPLEY CORPORATE CENTER

Copley Corporate Center consists of a 3-story Class B office building containing approximately 120,483 square feet of net rentable area located in San Diego,
California. The property was constructed in 2001 and is 100.0% leased to four tenants with average rent of approximately $20.37 per square foot NNN.

SLAWIN COURT

Slawin Court consists of a 1-building, 1-story single tenant industrial-flex facility containing 36,737 square feet of net rentable area (36.2% of which consists of office build-out) located in Mount Prospect, Illinois. Heidelburg
USA Inc., who occupied 100.0% of the space, vacated in June, 2006. The property is currently dark but the tenant is paying rent. Heidelburg's lease, with rent of $7.62 per square foot NNN matures in September, 2006. The building was constructed in 1986.

THE MARKETS(1). The Colony III Portfolio contains 19 individual properties located within seven regional markets. 10 properties are concentrated within the
Chicago and Dallas Industrial and Office Markets, and the remaining 9 properties are located within five other markets spread across four states. Each property and its respective market are summarized in the table below.

CHICAGO MSA (4 PROPERTIES)

Four of the portfolio assets comprising approximately 659,526 square feet, or approximately 22.0% of the net rentable area are located in or around the greater Chicago MSA. The Chicago office market contains over 98 million square feet of Suburban office space with an overall vacancy rate of 18.0%, and an average rental rate between $6.50 and $18.00 per square foot. The Chicago industrial market contains approximately 1.0 billion square feet of industrial space with an overall vacancy of 8.7%. Each of these markets is among the three largest in the nation partially due to Chicago's extensive transportation network and position as the nation's third largest economic center.

DALLAS -- FORT WORTH -- ARLINGTON MSA (6 PROPERTIES)

Six of the portfolio assets comprising approximately 547,335 square feet, or approximately 18.3% of the net rentable area are located in or around the greater Dallas -- Fort Worth -- Arlington MSA. The Dallas industrial market is among the nations largest, due to its central location and excellent transportation network. The market contains over 363 million square feet of industrial space with an overall vacancy rate of 11.5%, and an average rental rates between $2.84 and $4.86 per square foot. During 2005 the market saw decreases in vacancy for the second straight year, and some strengthening of market rental rates.

(1)   Certain information was obtained from the Copley Corporate Center, Memphis
      Distribution Center, 4550 Spring Valley Road, 1130 West Jackson Road,
      10351 Home Road, 815 South Coppell Road, 4600 Simonton Road, St. Louis
      Industrial Portfolio, 155 Pfingsten Road, Woodland Rose, McKesson
      Facility, Flotilla, Perimeter Park, 13524 Welch Road, and Slawin Court
      appraisals dated between 05/11/06 and 06/01/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-52

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              COLONY III PORTFOLIO
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                    MARKET SUMMARY

                                                                  OCCUPANCY                       RENT (PSF)
                                                             ---------------------       ----------------------------
PROPERTY NAME                      LOCATION                  PROPERTY       MARKET       PROPERTY         MARKET
---------------------------------------------------------------------------------------------------------------------

COPLEY CORPORATE CENTER(1)         San Diego, CA              100.0%         93.4%       $20.37           $22.68
MEMPHIS DISTRIBUTION CENTER        Memphis, TN                 96.2%         84.8%       $ 2.58            $2.79
ST. LOUIS INDUSTRIAL PORTFOLIO     Hazelwood, MO               91.1%         93.1%       $ 4.90            $5.01
155 PFINGSTEN(1)                   Deerfield, IL               97.1%         84.9%       $15.18      $14.00 -- $17.00
WOODLAND ROSE                      Des Plaines, IL            100.0%         91.8%       $ 6.82       $3.75 -- $6.25
MCKESSON FACILITY                  Carol Stream, IL           100.0%         88.4%       $ 4.10       $4.00 -- $6.50
FLOTILLA                           Commerce, CA               100.0%         95.5%       $ 4.57            $7.44
SLAWIN COURT                       Mount Prospect. IL           0.0%         91.6%       $ 7.62       $4.10 -- $5.70
PERIMETER PARK                     Shawnee, KS                100.0%         90.4%       $ 4.57            $4.32
13524 WELCH ROAD                   Farmers Branch, TX         100.0%         90.7%       $ 4.50            $3.38
815 SOUTH COPPELL ROAD             Coppell, TX                100.0%         92.5%       $ 3.30            $4.10
10351 HOME ROAD                    Frisco, TX                 100.0%         75.4%       $ 3.25            $3.70
4550 SPRING VALLEY ROAD            Farmers Branch, TX         100.0%         90.7%       $ 4.00            $3.38
1130 WEST JACKSON                  Carrolton, TX              100.0%         90.7%       $ 3.25            $3.38
4600 SIMONTON ROAD                 Farmers Branch, TX         100.0%         90.7%       $ 4.50            $3.38
---------------------------------------------------------------------------------------------------------------------

(1)   Market Rent per square foot reflects the market rental rate for an office property

PROPERTY MANAGEMENT.

Block & Company, Inc. -- The Perimeter Park and St. Louis Industrial Portfolio
assets are managed by Block & Company, Inc. Block & Company was founded in 1946 by Allen and James Block. Block & Company, Inc. has provided property management, leasing, and development services throughout the Midwest for 60 years.

CB Richard Ellis ("CBRE") -- The North Dallas Industrial Portfolio, Welch Road,
and Memphis Distribution center assets are managed by CB Richard Ellis. CBRE is the world's largest full service real estate company, offering brokerage, appraisal, management and other services in 58 countries worldwide. CBRE manages a real estate portfolio consisting of over 1.06 billion square feet in major metropolitan areas globally.

Charles Dunn Real Estate Services, Inc. ("Charles Dunn") -- The Flotilla asset is managed by Charles Dunn Real Estate. Charles Dunn was founded in 1924, and today manages over 24 million square feet of real estate in the Western United
States.

Colliers International Real Estate Management Services, LLC ("Colliers") -- The
McKesson Facility, and Slawin Court assets are managed by Colliers International
Management. Colliers represents an affiliation of independent real estate services companies, and offers management services in nearly 100 locations throughout the United States.

Lincoln Property Company Commercial, Inc. ("LPCC") -- The 155 Pfingsten asset is managed by Lincoln Property Company. LPCC was founded in 1965 and manages a portfolio of commercial properties primarily concentrated in the Southwestern
United States.

Rose Real Estate Services Inc. ("RRE") -- The Woodland Rose asset is managed by
Rose Real Estate Services, Inc. RRE is a family owned real estate services company that focuses on the development and operation of commercial real estate throughout Chicago.

Trammell Crow Services, Inc. ("Trammell Crow") -- The Copley Corporate Center
asset is managed by Trammell Crow Company. Through its Global Services Group
Trammell Crow provides building management, brokerage, and project management services.

                                     A-3-53

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                              COLONY III PORTFOLIO
--------------------------------------------------------------------------------

                          [MAP OF COLONY III PORTFOLIO]

                                     A-3-54

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-55

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

                         [PHOTOS OF CNL/WELSH PORTFOLIO]

                                     A-3-56

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):         $110,200,000
CUT-OFF DATE PRINCIPAL BALANCE(1):     $110,200,000
% OF POOL BY IPB:                      3.6%
LOAN SELLER:                           JPMorgan Chase Bank N.A.
BORROWER:                              Welsh ADS IN, LLC, Welsh ADS
                                       NC, LLC, Welsh Core OH, LLC,
                                       Welsh Fingerhut MN, LLC, Welsh
                                       GMR WI, LLC, Welsh HK WI,
                                       LLC, Welsh Jenkins AL, LLC,
                                       Welsh Leedsworld PA, LLC,
                                       Welsh Midland WI, LLC, Welsh
                                       Navarre MN, LLC, Wesh Olsen
                                       IA, LLC, Welsh Riviera MI, LLC,
                                       and Welsh Superstock FL, LLC
SPONSOR:                               Doyle Security Fund LLC and
                                       CNL Financial Group, Inc.
ORIGINATION DATE:                      06/15/06
INTEREST RATE:                         6.18430%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         07/07/16
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT(1):                    $27,600,000
ADDITIONAL DEBT TYPE:                  Mezzanine Loan
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                              INITIAL                 MONTHLY
                                       -----------------------------------------
TAXES:                                              $0                      $0
INSURANCE:                                          $0                      $0
CAPEX:                                              $0                      $0
TI/LC:                                        $708,000                 $41,667
ENVIRONMENTAL:                                $370,000                      $0
ENGINEERING:                                   $23,875                      $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio
TITLE:                                 Fee
PROPERTY TYPE:                         Various
SQUARE FOOTAGE:                        2,377,440
LOCATION:                              Various
YEAR BUILT/RENOVATED:                  Various
OCCUPANCY:                             100.0%
OCCUPANCY DATE:                        Various
NUMBER OF TENANTS:                     13
HISTORICAL NOI:
  2005:                                $10,522,884
  TTM AS OF VARIOUS:                   $11,071,380
UW REVENUES:                           $11,136,902
UW EXPENSES:                           $222,738
UW NOI:                                $10,914,164
UW NET CASH FLOW:                      $10,094,101
APPRAISED VALUE:                       $143,390,000
APPRAISAL DATE:                        Various

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $46
CUT-OFF DATE LTV:                      76.9%
MATURITY DATE LTV:                     72.1%
UW DSCR:                               1.25x

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                  TENANT SUMMARY

                                          RATINGS                       % OF                             LEASE
TENANT NAME                          MOODY'S/ S&P(2)  TOTAL SF        TOTAL SF    BASE RENT PSF     EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------

FINGERHUT DISTRIBUTION FACILITY                       914,315            38.5%       $2.25                2014
JENKINS MANUFACTURING COMPANY                         203,496             8.6%       $2.76                2020
RIVIERA TOOL COMPANY                                  176,607             7.4%       $5.62                2018
-------------------------------------------------------------------------------------------------------------------

(1)   In addition to the $110.2 million senior loan, an additional $27.6 million bridge loan exists, with an initial term of 2 years with three successive
      1-year extension options. Interest rate increases for additional debt will be as follows: LIBOR plus 3% until July 7, 2008; LIBOR plus 4.5% until
      July 7, 2009; LIBOR plus 6% until July 7, 2010; and LIBOR plus 6% until
      July 7, 2011. The loan becomes full recourse at maturity.

(2)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-57

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          PROPERTY SUMMARY

                                                YEAR BUILT/                                                             ALLOCATED
                                                   YEAR      SQUARE                                                        LOAN
PROPERTY NAME                   LOCATION         RENOVATED    FEET     OCCUPANCY        TOP TENANTS         % OF GLA      AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

FINGERHUT DISTRIBUTION
 FACILITY                  St. Cloud, MN        1989/1994     914,315    100.0%   Fingerhut                    38.5%   $ 16,700,000
LEEDSWORLD                 New Kensington, PA   1998/2000     159,785    100.0%   Leedsworld, Inc               6.7%     13,525,000
GMR MARKETING              New Berlin, WI       2001           74,000    100.0%   GMR Marketing                 3.1%     11,650,000
HK SYSTEMS                 New Berlin, WI       1985           86,204    100.0%   HK Systems                    3.6%     11,250,000
SUPERSTOCK                 Jacksonville, FL     1993           72,486    100.0%   SuperStock                    3.1%      8,450,000
NAVARRE CORPORATION        New Hope, MN         2003          115,286    100.0%   Navarre Corporation           4.9%      7,425,000
RIVIERA TOOL COMPANY       Grand Rapids, MI     1989          176,607    100.0%   Riviera Tool Company          7.4%      6,750,000
MIDLAND CONTAINERS         Franksville, WI      1997          136,000    100.0%   Midland Container Corp.       5.7%      6,550,000
ADS LOGISTICS -- IN        Hammond, IN          1997/1999     102,475    100.0%   ADS Logistics                 4.3%      6,350,000
JENKINS MANUFACTURING CO.  Anniston, AL         1976/2000     203,496    100.0%   Jenkins Manufacturing Co.     8.6%      6,000,000
OLSEN ENGINEERING LLC      Eldridge, IA         1972/2001     131,550    100.0%   Olsen Engineering L.P.        5.5%      5,700,000
CORE SYSTEMS               Painesville, OH      2001           98,592    100.0%   Core Systems, LLC             4.2%      5,150,000
ADS LOGISTICS -- NC        Mecklenburg, NC      1997          106,644    100.0%   ADS Logistics                 4.5%      4,700,000
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                      2,377,440                                         100.0%   $110,200,000
-----------------------------------------------------------------------------------------------------------------------------------

THE LOAN. The CNL/Welsh Portfolio mortgage loan is secured by a first lien mortgage in a fee interest in 13 industrial-flex properties consisting of approximately 2,377,440 total square feet located in Alabama, Florida, Indiana,
Iowa, Michigan, Minnesota, North Carolina, Ohio, Pennsylvania, and Wisconsin.

In addition the property secures $27,600,000 of mezzanine financing.

THE BORROWER. The borrowing entity is Welsh ADS IN, LLC, Welsh ADS NC, LLC,
Welsh Core OH, LLC, Welsh Fingerhut MN, LLC, Welsh GMR WI, LLC, Welsh HK WI,
LLC, Welsh Jenkins AL, LLC, Welsh Leedsworld PA, LLC, Welsh Midland WI, LLC,
Welsh Navarre MN, LLC, Wesh Olsen IA, LLC, Welsh Riviera MI, LLC, and Welsh
Superstock FL, LLC. The borrowing entity is a special purpose entity 95% owned by CNL Financial Group, and 5% owned by Welch Companies. CNL has acquired its interest in the entity with a plan to syndicate its stake while maintaining a controlling position in the operation of the properties.

CNL Financial Group is among the largest privately held real estate investment companies in the nation, and holds a portfolio of over $17.0 billion of real estate assets. Welsh Companies is one of the Midwest's largest commercial property management companies with over 24 million square feet of industrial and office space under management.

RELEASE. The CNL/Welsh Portfolio Loan permits the release of one or more of the mortgaged properties by means of partial release upon the satisfaction of certain terms and conditions including, but not limited to; (i) the principal balance of the defeased note shall equal or exceed the adjusted release amount of the property, and (ii) the DSCR for all properties prior to the release shall equal or exceed 1.10x, or 1.25x if the mezzanine loan has been repaid in full.
With respect to the ADS properties the development parcels associated with the properties may be released according to certain terms and conditions contained within the loan documents.

THE PROPERTIES.

Fingerhut -- MN

The Fingerhut property is a 914,315 square foot warehouse situated on approximately 92-acre parcel of land located in St.Cloud, MN. The subject has 99 docks, 775 parking spots, 4 drive in doors and is currently 100% occupied. The building was constructed in 1989 and was most recently renovated in 1994. The property is under a lease until January 2014 and has 15-year renewal option.
This property serves as Fingerhut's primary distribution center. Fingerhut, started in 1948, is a discount retail store offering household goods, apparel, electronics, and specialty items through the internet and mail-order catalogues.
Fingerhut's revenue in 2005 totaled over $205 million. The property is located within 2 miles of State Route 15 which provides access to the Twin Cities area.
Additionally, I-94 offers regional access and is located 7 miles south of the property. The property also benefits from its location 6 miles west of the St.
Cloud Regional Airport and 80 miles from the Minneapolis/St. Paul International
Airport.

                                     A-3-58

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

Leedsworld -- PA

Leedsworld is a 159,785 square foot warehouse situated on approximately
11.8-acre parcel of land located in New Kensington, PA. The subject has 4 docks,
245 parking spots, 1 drive in door and is currently 100% occupied. The building was constructed in 1998 and was most recently renovated in 2000. The property is under a lease until July 2020. This property serves as the headquarters for
Leedsworld, which is a leading provider of promotional products. Leedsworld generates approximately $250 million in sales annually, and their closest competition is located in Chicago. The property is located near PA Routes 780,
380, 66 and the PA turnpike, approximately 25 miles northeast of the Pittsburgh
CBD.

GMR Marketing -- WI

GMR is a 74,000 square foot Class A suburban office property situated on approximately 7 acres of land located in New Berlin, WI. The property has 365 parking spaces, 100% occupancy and was constructed in 2001. The property is leased through May 2016 and has 2 5-year renewal options. This location serves as company headquarters. During its 21 years of operation, GMR has developed a client base that includes McDonald's, Miller Brewing Co., Visa, Microsoft and many more. GMR reported annual sales of $83 million and is a wholly-owned subsidiary of Omnicom, one of the largest integrated advertising firms in the world. Omnicom has over $14.8 billion in assets and total revenues of $10.5 billion in 2005. The property benefits from its proximity to General Mitchell
International Airport which is accessible through the bus service that runs through the subject's area.

HK Systems -- WI

HK Systems is an 86,204 square foot Class A suburban office property situated on approximately 6.5 acres of land located in New Berlin, WI. The property has 323 parking spaces, 100% occupancy and was constructed in 1985. The property is leased through October 2014 and has 2 5-year renewal options. HK Systems makes material handling systems including automated guided vehicles, conveyors, palletizers, storage and retrieval machinery, and sortation equipment to manage warehouse items. It also provides customer support, consulting, aftermarket, and outsourcing services to maintain its systems. The property is located about 15 miles southwest of the Milwaukee CBD. This area located near the Interstate
Highway system, the local bus service, and the General Mitchell International
Airport.

SuperStock -- FL

SuperStock is a 72,486 square foot Class B suburban office property situated on approximately 4.9 acres of land located in Jacksonville, FL. The property has
200 parking spaces, 100% occupancy and was constructed in 1993. The property is leased through June 2024 and has 2 5-year renewal options. SuperStock, founded in 1973, maintains its headquarters at the property. SuperStock represents thousands of photographers, artists, archives, museums, and special collections from around the world. SuperStock has over a million images available for commercial reproduction and is known for its wide variety of cutting-edge images. The property is located approximately 25 miles south of the Jackson
International Airport and has convenient access to routes I-95 and I-295.

Navarre Corporation -- MN

Navarre Corporation is a 115,286 square foot industrial warehouse situated on approximately 5.6 acres of land located in New Hope, MN. The property has 137 parking spaces, 12 docks, 1 drive in door, 100% occupancy and was constructed in
2003. The property is leased through June 2019 and has 2 5-year renewal options.
Navarre Corporation distributes PC software, music, and DVDs to more than 500 retailers and wholesalers in North America. The subject is located on the Metro
Transit bus line, providing transportation for workers to the facility and 30 minutes from the Minneapolis/St. Paul International Airport.

Riviera Tool Company -- MI

The Riviera Tool Company is a 176,607 square foot industrial property situated on approximately 17.1 acres of land located in Grand Rapids, MI. The property has 339 parking spaces, 3 docks, 5 drive in doors, 100% occupancy and was constructed in 1989. The property is leased through October 2018 and has 1
10-year renewal option. Founded in 1967, Riviera is a leader in the design and manufacturing of large-scale, complex stamping die systems used to form sheet metal parts. The company caters primarily to the automotive and trucking industry with clients including DaimlerChrysler, Mercedes Benz, Ford Motor Co.,
GM, BMW, and others. The property is located 9 miles away from the central business district ("CBD") and less than 1 mile away from the Gerald R. Ford
International Airport.

Midland Containers -- WI

Midland Containers is a 136,000 square foot industrial warehouse situated on approximately 22.2 acres of land located in Franksville, WI. The property has
100 parking spaces, 17 docks, 1 drive in door, 100% occupancy and was constructed in 1997. The property is leased through December 2019. This location serves as the headquarters for Midland Container Corp. which is a producer of value-added corrugated packaging and display products for customers in an array of industries including industrial, consumer, food and beverage. The property is located near I-94 which provides access to Milwaukee and Chicago.

                                     A-3-59

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

ADS Logistics -- IN

ADS Logistics is a 141,086 square foot industrial warehouse situated on approximately 6.7 acres of land located in Hammond, IN. The property has 23 parking spaces, approximately 5 drive in loading docks and 100 % occupancy. The building was constructed in 1997 and was most recently renovated in 1999. The property is leased through August 2022 and has 2 5-year renewal options. ADS
Logistics provides fully integrated distribution services to the US metals industry and operating throughout the contiguous 48 states. The proximity to the interstate expressway and large steel manufacturers make the area attractive for steel service, material handling, steel fabrication and metal recycling land users.

Jenkins Manufacturing Company -- AL

The Jenkins Manufacturing Company is a 203,496 square foot industrial warehouse situated on approximately 10.7 acres of land. The subject has 178 parking spaces and 100% occupancy. The building was constructed in 1976 and most recently renovated in 2000. The property is leased through September 2020 and has 2
5-year renewal options. Jenkins is known as Monarch Doors and Windows since it was purchased at the end of 2005 by Morris Capital. The subject property is the company's headquarters and is its only location. The property benefits from convenient interstate access.

Olsen Engineering LLC -- IA

Olsen Engineering LLC is a 136,350 square foot industrial warehouse situated on approximately 9.5 acres of land located in Eldridge, IA. The property has 208 parking spaces, 6 docks and 100% occupancy. The building was constructed in 1972 and most recently renovated in 2001. The property is leased through July 2019 and has 2 5-year renewal options. Founded in 1972, Olsen Engineering is a privately held company that manufacturers steel parts for agricultural, construction, and forestry industries. This property serves as company headquarters. Olsen's largest client is John Deere Company. The property is situated with access to several major expressways.

Core Systems -- OH

Core Systems is a 98,592 square foot property situated on approximately 11.1 acres of land located in Painesville, OH. The property has 155 parking spaces,
100% occupancy and was constructed in 2001. The property is leased through April
2016 and has 2 5-year options. Core Systems LLC is a leading injection molding company that is based in Painesville, OH. The company has been in existence for over 50 years and currently operates three ISO 9002 certified plants. Core
Systems' customer base includes, among others, Volvo Trucks, Honda, BMW, and
Bosch-Siemens. The property is located inside of an industrial park, which currently has one additional building.

ADS Logistics -- NC

ADS Logistics is a 106,644 square foot property situated on approximately 10.5 acres of land located in Mecklenburg, NC. The property has 25 parking spaces,100
% occupancy and was constructed in 1997. The property is leased until August
2022 and has 2, 5 year renewal options. ADS Logistics provides fully integrated distribution services to the US metals industry and operating throughout the contiguous 48 states.

                                     A-3-60

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

THE MARKET(1).

The CNL/Welsh Portfolio contains 13 individual properties located within ten regional markets. Two of the properties are concentrated within the Minnesota industrial and office Markets, three of the properties are concentrated within the Wisconsin industrial and office market, and the remaining eight properties are located within eight other markets spread across eight states. Each property and its respective market are summarized in the table below.

-------------------------------------------------------------------------------------------------------------
                                               MARKET SUMMARY(2)

                                                               OCCUPANCY                   RENT (PSF)
                                                         ----------------------    --------------------------
PROPERTY NAME                          LOCATION          PROPERTY     MARKET       PROPERTY       MARKET
-------------------------------------------------------------------------------------------------------------

FINGERHUT                         St. Cloud, MN          100.00%     85% - 95%      $ 2.25     $3.50 - $4.50
LEEDSWORLD                        New Kensington, PA     100.00%       82.2%        $ 7.66         $9.40
GMR MARKETING                     New Berlin, WI         100.00%       85.8%        $14.52         $19.12
HK SYSTEMS                        New Berlin, WI         100.00%       85.8%        $12.09         $19.12
SUPERSTOCK                        Jacksonville, FL       100.00%       83.1%        $10.55         $16.57
NAVARRE CORPORATION               New Hope, MN           100.00%       88.9%        $ 5.88         $5.30
RIVIERA TOOL COMPANY              Grand Rapids, MI       100.00%       76.9%        $ 5.62     $2.50 - $6.00
MIDLAND CONTAINERS                Franksville, WI        100.00%       92.9%        $ 4.50     $3.50 - $5.50
ADS LOGISTICS -- IN               Hammond, IN            100.00%       85.0%        $ 5.80     $2.95 - $10.56
JENKINS MANUFACTURING COMPANY     Anniston, AL           100.00%     80% - 85%      $ 2.76     $1.25 - $3.50
OLSEN ENGINEERING LLC             Eldridge, IA           100.00%     75% - 80%      $ 4.36     $1.50 - $5.00
CORE SYSTEMS                      Painesville, OH        100.00%       91.0%        $ 9.65         $4.14
ADS LOGISTICS -- NC(3)            Charlotte, NC          100.00%       84.6%        $ 5.12         $4.25
-------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the Fingerhut Distribution Facility,
      Leedsworld, GMR Marketing, HK Systems, SuperStock, Navarre Corporation,
      Riviera Tool Company, Midland Containers, ADS Logistics -- MN, Jenkins
      Manufacturing Company, Olsen Engineering, Core Systems, and ADS Logistics
      -- NC appraisals dated between 05/11/06 and 06/01/06. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

(2)   Certain information was obtained from the Cushman & Wakefield appraisals dated May 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(3)   ADS Logistics occupies 106,644 square feet of space uniquely built for metal fabrication. Market rent reflects the average per square foot rent for comparable properties.

PROPERTY MANAGEMENT.

Welsh Companies will manage the portfolio and have a 5% equity interest. Welsh
Companies was founded in 1977 and is based in Minneapolis. Welsh Management currently manages industrial properties located throughout the Midwest totaling
24.2 million square feet and valued at $1.4 billion. Additional real estate services including architecture, brokerage, construction, development, and financing are provided by Welsh Companies.

                                     A-3-61

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

              NUMBER OF     SQUARE                            % OF BASE    CUMULATIVE     CUMULATIVE %   CUMULATIVE   CUMULATIVE %
               LEASES        FEET     % OF GLA     BASE RENT     RENT      SQUARE FEET      OF GLA        BASE RENT   OF BASE RENT
   YEAR       EXPIRING     EXPIRING   EXPIRING     EXPIRING    EXPIRING     EXPIRING       EXPIRING       EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP               0      0.0%            NAP      NAP               0         0.0%              NAP          NAP
2006 & MTM        0               0      0.0     $         0      0.0%              0         0.0%               $0          0.0%
2007              0               0      0.0               0      0.0               0         0.0%               $0          0.0%
2008              0               0      0.0               0      0.0               0         0.0%               $0          0.0%
2009              0               0      0.0               0      0.0               0         0.0%               $0          0.0%
2010              0               0      0.0               0      0.0               0         0.0%               $0          0.0%
2011              0               0      0.0               0      0.0               0         0.0%               $0          0.0%
2012              0               0      0.0               0      0.0               0         0.0%               $0          0.0%
2013              0               0      0.0               0      0.0               0         0.0%               $0          0.0%
2014              2       1,000,519     42.1       3,099,744     26.6       1,000,519        42.1%       $3,099,744         26.6%
2015              0               0      0.0               0      0.0       1,000,519        42.1%       $3,099,744         26.6%
2016              2         172,592      7.3       2,025,753     17.4       1,173,111        49.3%       $5,125,497         43.9%
AFTER             9       1,204,329     50.7       6,546,449     56.1       2,377,440       100.0%      $11,671,946        100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL            13       2,377,440    100.0     $11,671,946    100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-62

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               CNL/WELSH PORTFOLIO
--------------------------------------------------------------------------------

                          [MAP OF CNL/WELSH PORTFOLIO]

                                     A-3-63

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 FOOTHILLS MALL
--------------------------------------------------------------------------------

                            [PHOTOS OF FOOTHILLS MALL]

                                     A-3-64

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 FOOTHILLS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $81,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $81,000,000
% OF POOL BY IPB:                       2.6%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               FMP Kimco Foothills LLC
SPONSOR:                                Feldman Equities Operating
                                        Partnership, LP
ORIGINATION DATE:                       06/28/06
INTEREST RATE:                          6.08050%
INTEREST-ONLY PERIOD:                   60 months
MATURITY DATE:                          07/01/16
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL   MONTHLY
                                        ------------------
TAXES:                                    $0        $0
INSURANCE:                                $0        $0
CAPEX:                                    $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Retail -- Anchored
SQUARE FOOTAGE:                         501,514
LOCATION:                               Tucson, AZ
YEAR BUILT/RENOVATED:                   1982 / 2004
OCCUPANCY:                              98.5%
OCCUPANCY DATE:                         05/01/06
NUMBER OF TENANTS:                      82
HISTORICAL NOI:
  2004:                                 $5,403,000
  2005(1):                              $7,216,000
  TTM AS OF 03/31/06:                   $7,369,000
AVERAGE IN-LINE SALES/SF:               $281
UW REVENUES:                            $13,211,171
UW EXPENSES:                            $6,186,993
UW NOI:                                 $7,024,178
UW NET CASH FLOW:                       $6,758,375
APPRAISED VALUE:                        $115,000,000
APPRAISAL DATE:                         05/19/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $162
CUT-OFF DATE LTV:                       70.4%
MATURITY LTV:                           66.0%
UW DSCR:                                1.15x
--------------------------------------------------------------------------------

(1)   During 2004 Feldman Mall Properties ("FMP") commenced $18.0 million of renovations at the property, including the conversion and expansion of the
      Loews Cineplex into a 15 screen stadium style theatre, and the construction of approximately 27,000 square feet of new inline tenant space. Lease up of the new space and the reopening of the Loews Cineplex accounts for approximately $1.8 million of 2005 NOI.

                                     A-3-65

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 FOOTHILLS MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY

                           RATINGS
                           MOODY'S/                               ANNUAL BASE    ANNUAL BASE               LEASE EXPIRATION
    TENANT SUMMARY          S&P(1)     TOTAL SF   % OF TOTAL SF       RENT        RENT PSF     SALES PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------

ANCHORS
LOEWS CINEPLEX               B/NR        77,284       15.4%         $1,179,354     $15.26       $131.14          2017
LINENS N' THINGS             B3/B        41,480        8.3             414,800     $10.00       $136.96          2013
BARNES & NOBLE                           40,472        8.1             353,321      $8.73       $215.66          2012
ROSS DRESS FOR LESS                      30,056        6.0             330,616     $11.00       $268.45          2008
SAKS OFF 5TH AVENUE         B2/B+        28,000        5.6             252,000      $9.00       $160.60          2011
                                       --------      -----          ----------
SUBTOTAL                                217,292       43.3%         $2,530,090

TOP 10 TENANTS
AFNI INC.                                20,357        4.1%           $311,666     $15.31         N/A            2010
NIKE FACTORY STORE          A2/A+        16,300        3.3             171,150     $10.50        $414            2007
OLD NAVY                  Baa3/BBB-      15,143        3.0             189,288     $12.50        $305            2015
FAMOUS FOOTWEAR             B1/BB        10,000        2.0             175,000     $17.50        $213            2013
DRESS BARN OUTLET                         9,397        1.9             159,749     $17.00         N/A            2007
E & J SHOE OUTLET                         8,627        1.7             103,524     $12.00         N/A            2007
PARTY AMERICA                             8,285        1.7             123,032     $14.85         N/A            2008
OLD PUEBLO GRILLE                         7,765        1.5             155,300     $20.00         N/A            2013
THUNDER CANYON BREWERY                    7,100        1.4             138,450     $19.50         N/A            2017
OUTBACK STEAKHOUSE                        7,000        1.4              55,000      $7.86         N/A            2008
                                       --------      -----          ----------
SUBTOTAL                                109,974       21.9%         $1,582,158

INLINE: (0 TO 7,287 SF)                 166,913       33.3%         $3,312,642                    N/A
VACANT SQUARE FEET                        7,335       1.5%                 NAP                    NAP
TOTAL                                   501,514      100.0%         $7,424,891
------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity in the "Tenant
      Name" field whether or not the parent company guarantees the lease.

THE LOAN. The Foothills Mall Loan is secured by a first lien mortgage in a fee interest in a 501,514 square foot anchored retail mall located in Tucson,
Arizona.

THE BORROWER. The borrowing entity is FMP Kimco Foothills, LLC, an SPE 25% owned by Feldman Mall Properties (NYSE:FMP). FMP holds a controlling interest in the
SPE and the remaining 75% is owned by Kimco Realty Corp, a Real Estate
Investment Trust ("REIT"). Kimco Realty Corp. owns and operates over 1,000 neighborhood and community shopping centers in 44 states as well as Canada,
Mexico, and Puerto Rico. FMP (also a REIT) is active in the acquisition, renovation and repositioning of retail shopping malls. As of 3/31/06, Kimco and
FMP reported total assets of $6.38 billion and $494.9 million, respectively.

THE SPONSOR. The sponsor is Feldman Equities Operating Partnership, LP ("FEOP").
FMP is the sole general partner and owner of approximately 87.0% of FEOP. The operating partnership directly or indirectly owns each asset acquired by FMP.
Feldman Mall Properties acquired its interest in the joint venture that acquired the Foothills Mall for approximately $54 million

THE PROPERTY. The Foothills Mall is a single level, enclosed shopping mall located in Tucson, Arizona containing approximately 501,514 square feet of retail space. The mall was built in 1982 and underwent substantial renovations in 2002 and 2004. The Foothills Mall is anchored by a Loews/AMC Cineplex, Linens
N' Things, Barnes and Noble, and Saks Off 5th Avenue. Other significant tenants include Ross Dress For Less, Nike Factory Store, and Old Navy. Although not part of the collateral, adjacent to the property is a newly constructed 210,000 square foot Wal-Mart Super Center.

The property is located in the northern portion of the Tucson MSA at the intersection of Ina Road and La Cholla Boulevard approximately 10 miles north of the downtown Tucson CBD. The property can be accessed via interstate 10 from the west and via state highway 77 from the east.

Since acquiring the property in 2002 Feldman Mall Properties has constructed five new pad sites at the property, and approximately 40,000 square feet of new inline and anchor tenant space. The 2004 renovation converted and expanded the
Loews Cineplex into a 15 stadium style theatre, and added approximately 27,000 square feet of inline tenant space. The mall is currently 98.5% occupied. In
April of 2002, Feldman Mall Properties acquired an interest in the joint venture that acquired the Foothills Mall for approximately $54 million.

                                     A-3-66

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 FOOTHILLS MALL
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS.

Loews Cineplex (NYSE:AMC) -- Loews Cineplex occupies approximately 77,284 square feet, or 15.4% of property's net rentable area. The cinema is owned and operated by AMC Theaters. In April 2006 AMC Theaters announced its acquisition of Loews
Cineplex, making it the #2 movie theater chain in the United States. The firm now owns and operates 415 Theaters and over 5,000 screens in 30 states and the
District of Columbia. Loews Cineplex's sales at the property in 2005 were approximately $675,650 per screen and as of TTM June 2006, sales remained flat at approximately $677,000 per screen.

Linens N' Things, Inc. -- Linens N' Things approximately 41,480 square feet, or
8.3% of property's net rentable area. Linens N' Things is the #2 retailer of home textiles, housewares, and home accessories in the United States. The company currently operates 540 superstores (35,000 square feet of larger)
emphasizing low-priced, brand-name merchandise in 47 states and 6 Canadian provinces. The company was acquired in a private equity transaction in 2006 led by Apollo Management. Since its founding in 1990 Apollo has managed over $13.0 billion of equity investments.

Barnes & Noble, Inc. (NYSE: BKS) -- Barnes & Noble occupies approximately 40,472 square feet, or 8.1% of property's net rentable area. The Company is the largest bookseller in the United States, operating 620 retail bookstores spanning all 50 states and the District of Columbia. It also owns 120 B. Dalton Bookseller stores, and an approximately a 63% interest in GameStop (NYSE: GME), the nation
s largest video game and entertainment software specialty retailer. In the second quarter of 2006, Barnes & Noble reported sales of $977.6 million and net earnings of $12.7 million or $0.19 per share.

THE MARKET(1).

The Foothills Mall is located at the intersection of Ina Road and La Cholla
Boulevard approximately 10 miles north of downtown Tucson in the Northwest
Submarket of the Tucson retail market. The Northwest submarket makes up approximately 35% of the total Tucson metro retail market.

The vacancy rate for the Tucson retail market at year end 2005 was 8.4%, down
1.5% from year end 2004. The Northwest submarket had overall vacancy of 7.1% in
2005. The Foothills Mall property has a current overall vacancy of 1.5%. The average rental rate within the Tucson retail market was $14.42 in 2005, down approximately 6.7% from $15.45 in 2004. The property has a weighted average in-line rental rate of $17.68, and a weighted average anchor rental rate of
$11.64.

The property's primary trade area has been determined to within a 5-mile radius of the property, however, the property does draw patronage from trade markets ranging from 10 to 15 miles from the property. The nearest competitor to the property, the Tucson Mall, is located approximately 4 miles southwest of the property. The 2005 population within a 1-mile, 3-mile and 5-mile radius of the property was 7,173, 77,670, and 297,361 people, respectively. The median
Household Incomes in 2005 within a 1-mile, 3-mile, and 5-mile radius of the property were estimated to be $46,207, $50,957, and $49,518 respectively. Within the property's primary trade area approximately 49.5% of households have incomes greater than $50,000.

PROPERTY MANAGEMENT. Feldman Equities Management, LLC is an affiliate of Feldman
Mall Properties (NYSE: FMP), a REIT which acquires, renovates and repositions enclosed retail shopping malls. Feldman Mall Properties Inc. acquires and invests capital in underperforming local and regional market shopping malls with the goal of repositioning the property as a Class A or near Class A mall through comprehensive renovation and re-tenanting efforts aimed at increasing consumer traffic and tenant sales. The FMP portfolio consists of 6 retail malls totaling
6.3 million square feet and valued at over $390 million.

(1)   Certain information was obtained from the Foothills Mall appraisal dated
      05/19/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-67

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 FOOTHILLS MALL
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                           % OF BASE    CUMULATIVE     CUMULATIVE %   CUMULATIVE   CUMULATIVE %
              LEASES       FEET     % OF GLA   BASE RENT      RENT      SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
     YEAR    EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING       EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP         7,335       1.5%          NAP      NAP         7,335            1.5%            NAP        NAP
2006 & MTM        6        19,072       3.8    $  166,895        2.2%     26,407            5.3%       $166,895         2.2%
2007             15        63,237      12.6       984,970       13.3      89,644           17.9%     $1,151,865        15.5%
2008             12        56,916      11.3       867,164       11.7     146,560           29.2%     $2,019,029        27.2%
2009             14        32,047       6.4       641,275        8.6     178,607           35.6%     $2,660,304        35.8%
2010             12        43,949       8.8       836,966       11.3     222,556           44.4%     $3,497,270        47.1%
2011              6        48,486       9.7       657,772        8.9     271,042           54.0%     $4,155,042        56.0%
2012              2        42,432       8.5       412,121        5.6     313,474           62.5%     $4,567,163        61.5%
2013              6        66,041      13.2       894,162       12.0     379,515           75.7%     $5,461,325        73.6%
2014              4        16,310       3.3       339,888        4.6     395,825           78.9%     $5,801,213        78.1%
2015              2        15,855       3.2       224,888        3.0     411,680           82.1%     $6,026,100        81.2%
2016              0             0       0.0             0        0.0     411,680           82.1%     $6,026,100        81.2%
AFTER             3        89,834      17.9     1,398,791       18.8     501,514          100.0%     $7,424,891       100.0%
----------------------------------------------------------------------------------------------------------------------------------
                 82       501,514     100.0%   $7,424,891      100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-68

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 FOOTHILLS MALL
--------------------------------------------------------------------------------

                            [MAP OF FOOTHILLS MALL]

                                     A-3-69

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 FOOTHILLS MALL
--------------------------------------------------------------------------------

                         [FLOOR PLAN OF FOOTHILLS MALL]

                                     A-3-70

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-71

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                MARRIOTT MONTEREY
--------------------------------------------------------------------------------

                          [PHOTOS OF MARRIOTT MONTEREY]

                                     A-3-72

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                MARRIOTT MONTEREY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $61,500,000
CUT-OFF DATE PRINCIPAL BALANCE:         $61,500,000
% OF POOL BY IPB:                       2.0%
LOAN SELLER:                            IXIS Real Estate Capital Inc.
BORROWER:                               San Carlos Associates LLC
SPONSOR:                                Peter J. Coniglio,
                                        Frank K. Finneran,
                                        Howard S. Wright III and their
                                        successors as officers of
                                        Franklin Street Group,
                                        a California corporation and
                                        Coast Hotels Management
                                        and Development Corporation,
                                        a Washington Corporation.
ORIGINATION DATE:                       08/09/06
INTEREST RATE:                          6.08000%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          09/05/16
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(23),YM(93),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Springing
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL   MONTHLY
                                        -----------------
TAXES:                                    $0        $0
INSURANCE:                                $0        $0
FF&E:                                     $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Hotel -- Full Service
ROOMS:                                  341
LOCATION:                               Monterey, CA
YEAR BUILT/RENOVATED:                   1984/2005
OCCUPANCY:                              76.6%
OCCUPANCY DATE:                         06/30/06
HISTORICAL NOI:
  2004:                                 $5,812,617
  2005:                                 $6,794,696
  TTM AS OF 07/14/06:                   $6,747,044
UW REVENUES:                            $24,250,937
UW EXPENSES:                            $17,622,276
UW NOI:                                 $6,628,661
UW NET CASH FLOW:                       $5,658,624
APPRAISED VALUE:                        $83,600,000
APPRAISAL DATE:                         06/26/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                 $180,352
CUT-OFF DATE LTV:                          73.6%
MATURITY DATE LTV:                         73.6%
UW DSCR:                                   1.49x
--------------------------------------------------------------------------------

                                     A-3-73

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                               MARRIOTT MONTEREY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                    PROPERTY SUMMARY
                                                                                                     ORIGINAL ALLOCATED
                                             # OF     YEAR                      ORIGINAL ALLOCATED      LOAN AMOUNT
PROPERTY            LOCATION (CITY, STATE)   ROOMS    BUILT   APPRAISED VALUE      LOAN AMOUNT            PER ROOM
--------------------------------------------------------------------------------------------------------------------------

MARRIOTT MONTEREY   Monterey, CA              341     1984      $83,600,000        $61,500,000            $180,352
--------------------------------------------------------------------------------------------------------------------------

THE LOAN. The Marriott Monterey loan is secured by the fee simple mortgage interest in the 328,950 square foot hotel with 341 rooms known as the Monterey
Marriott Hotel, located in Monterey, California.

THE BORROWER. The borrower is San Carlos Associates LLC, a Delaware limited liability company and a special purpose entity. The managing member of the borrower is San Carlos Associates, a California general partnership. Sea/Mont
Associates, Ltd., ("Sea/Mont"), a Washington limited partnership, is the managing general partner of the managing member of the borrower. Coast Hotels
Management and Development Corp. ("Coast"), a Washington corporation, is the general partner of Sea/Mont. 80% of Coast's stock is owned by Wright Monterey
Hotel LLC, which is owned equally by David Wright, Howard S. Wright III, Taylor
Wright, Lee Wright Rolfe and Jeffery Wright.

THE SPONSORS. The sponsors of the Marriott Monterey loan are Peter J. Coniglio,
Frank K. Finneran and Howard S. Wright III and their successors as officers of
Franklin Street Group and Coast.

THE PROPERTY. The Marriott Monterey is a 10-story, AAA-rated Four-Diamond, full service hotel located in Monterey, California. The Marriott Monterey was built in 1984 and renovated in 2005; the hotel offers 341 guestrooms including twenty-two suites and twelve handicapped-accessible guestrooms, plus ten separate meeting rooms totaling 15,766 square feet, an on-site restaurant, a bar, an outdoor swimming pool, an outdoor jacuzzi, an extensive fitness center, a gift shop and 125 valet parking spaces. There is also an on-site day spa, which is available to guests daily. Standard accommodations include: coffee maker, hair dryer, air conditioning, ironing board, and cable television.

The Marriott Monterey is located at the southwest corner of Del Monte Avenue and
Calle Principal. The Marriott Monterey is situated approximately four miles southeast of the Monterey Peninsula Airport and approximately 70 miles southwest of the San Jose International Airport. Primary access to the Marriott Monterey is provided by Highway One, which is located approximately two miles west of the property and is the major highway serving the Monterey Peninsula.

THE MARKET(1). The Marriott Monterey is located in Monterey, California, approximately 125 miles south of San Francisco, 70 miles southwest of San Jose and 345 miles north of Los Angeles. The entire Monterey area is a popular tourist destination for its natural beauty, retail venues such as Cannery Row and Fisherman's Wharf and cultural establishments including the Monterey Bay
Aquarium. The cities of Carmel and Monterey attract both domestic and international tourists. Located within a five to ten minute drive from Monterey are Pebble Beach and the Del Monte Forest. Pebble Beach is known for its four golf courses, upscale neighborhood, and three resort hotels, none of which are competitive with the Marriott Monterey.

The Monterey County market contains a total of 11,885 rooms, of which 2,014
(approximately 17%) are located in the Marriott Monterey property's submarket.
The hotels within the competitive set consist of four hotels ranging in size from the 204-room Hilton Garden Inn to the 575-room Hyatt Regency. Among this group of competitors the lodging demand has a meeting and group orientation: in
2005, this segment contributed 54% of the total accommodated room nights, followed by leisure demand at 40% and finally the commercial segment which comprised only 6% of demand. In 2005, the primary competitors achieved an overall occupancy of 68.25% at an ADR of $151.75, yielding RevPAR of $103.57, compared to the Marriott Monterey which achieved an overall occupancy of 77.3%
at an ADR of $166.11 yielding a RevPAR of $128.40, which is well above the competitive set. The Marriott Monterey had the highest occupancy rate and ADR within the competitive set. In second place was the Embassy Suites, which reported occupancy of 76% and an ADR of $159.00.

The hotels in the competitive set generate a significant amount of corporate group business during the weekdays in the winter, spring and fall with less demand during the summer season as transient business increases significantly.
The Marriott Monterey, along with the Portola Plaza Hotel and the Hotel Pacific
(a non-competitive small hotel located on Pacific Street, across the street from the subject), have formed the "Monterey Connection," an organization to market the hotels jointly with a total of 800 rooms within close proximity to the
Monterey Convention Center. According to the Marriott Monterey's management and management at the Portola Plaza, this organization has been successful in generating group business.

(1)   Certain information was obtained from the Marriott Monterey property appraisal dated June 26, 2006. The appraisals rely upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-74

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                MARRIOTT MONTEREY
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The Marriott Monterey is managed by Marriott Hotel
Services, Inc. Marriott Hotel Services, Inc. is an affiliate of Marriott
International Inc., a leading lodging company with more than 2,600 lodging properties in the United States and 64 other countries and territories.

--------------------------------------------------------------------------------------------------------------------------
                                     COMPETITIVE SET HISTORICAL OPERATING STATISTICS

                                     2003                            2004                             2005
                         -----------------------------   -----------------------------   ------------------------------
PROPERTY                 OCCUPANCY     ADR     REVPAR    OCCUPANCY     ADR     REVPAR    OCCUPANCY     ADR      REVPAR
--------------------------------------------------------------------------------------------------------------------------

MARRIOTT MONTEREY          72.4%     $154.67   $111.98     73.1%     $159.94   $116.92     77.3%     $166.11   $128.40
EMBASSY SUITES             76.0%     $148.00   $112.48     77.0%     $151.00   $116.27     76.0%     $159.00   $120.84
HILTON GARDEN INN          73.0%     $104.00    $75.92     71.0%     $122.00    $86.62     68.0%     $140.00    $95.20
HYATT REGENCY MONTEREY     67.0%     $118.00    $79.06     70.0%     $125.00    $87.50     62.0%     $141.00    $87.42
PORTOLA PLAZA              78.0%     $155.00   $120.90     65.0%     $160.00   $104.00     67.0%     $167.00   $111.89
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             2005 DEMAND GENERATORS

PROPERTY                   BUSINESS/GOVT         GROUP         LEISURE
--------------------------------------------------------------------------------
MARRIOTT MONTEREY               4%                48%            50%
--------------------------------------------------------------------------------

                                     A-3-75

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                MARRIOTT MONTEREY
--------------------------------------------------------------------------------

                           [MAP OF MARRIOTT MONTEREY]

                                     A-3-76

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-77

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                          STEVENS CENTER BUSINESS PARK
--------------------------------------------------------------------------------

                [PHOTOS AND MAP OF STEVENS CENTER BUSINESS PARK]

                                     A-3-78

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                          STEVENS CENTER BUSINESS PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $55,650,000
CUT-OFF DATE PRINCIPAL BALANCE:         $55,650,000
% OF POOL BY IPB:                       1.8%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               Smart Park PH I, LLC
SPONSOR:                                Robert E. Price and Jon M. Harder
ORIGINATION DATE:                       08/11/06
INTEREST RATE:                          6.24650%
INTEREST-ONLY PERIOD:                   60 months
MATURITY DATE:                          09/01/16
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 360 months
CALL PROTECTION:                        L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               No
ADDITIONAL DEBT:                        $2,450,000
ADDITIONAL DEBT TYPE(1):                B-Note
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL      MONTHLY
                                        --------------------
TAXES:                                    $244,962   $40,827
INSURANCE:                                 $24,561     $0.00
CAPEX:                                          $0    $7,575
TI/LC(3):                               $2,283,000   $30,766
HOLDBACK(4):                            $2,370,953        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee and Leasehold
PROPERTY TYPE:                          Office - Suburban
SQUARE FOOTAGE:                         469,014
LOCATION:                               Richland, WA
YEAR BUILT/RENOVATED:                   1967/2006
OCCUPANCY(2):                           100.0%
OCCUPANCY DATE:                         07/31/06
NUMBER OF TENANTS(2):                   10
HISTORICAL NOI:
  2005:                                 $4,782,561
  TTM AS OF 06/06/06:                   $4,990,545
UW REVENUES:                            $7,146,229
UW EXPENSES:                            $1,992,232
UW NOI:                                 $5,153,997
UW NET CASH FLOW:                       $4,734,792
APPRAISED VALUE:                        $72,500,000
APPRAISAL DATE:                         09/15/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                          TOTAL
                                        TRUST ASSET   MORTGAGE LOAN
                                        ---------------------------
CUT-OFF DATE LOAN/SF:                      $119           $124
CUT-OFF DATE LTV:                          76.8%          80.1%
MATURITY DATE LTV:                         72.0%          75.4%
UW DSCR:                                  1.15x          1.07x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                          SIGNIFICANT TENANTS

                                                    SQUARE               BASE RENT   LEASE EXPIRATION
TENANT NAME                       MOODY'S/ S&P(5)    FEET     % OF GLA      PSF            YEAR
--------------------------------------------------------------------------------------------------------

BECHTEL NATIONAL INC.                               169,174     36.1%     $16.17           2011
US DEPARTMENT OF ENERGY               Aaa/AAA        99,822     21.3%     $14.08           2007
BATTELLE MEMORIAL INSTITUTE                          93,351     19.9%     $15.89           2012
WASHINGTON CLOSURE HANFORD, LLC                      51,548     11.0%     $16.94           2013
--------------------------------------------------------------------------------------------------------

(1)   A B-Note with an original balance of $2,450,000 is held outside the trust.

(2)   10 tenants occupy 6 buildings totaling 469,014 square feet on a 34.7 acre parcel which comprises the premises of Stevens Center Business Park. The property is 100.0% leased, and 89.0% occupied.

(3)   At closing the borrower deposited the cash sum of $2,283,000 which shall be held for tenant improvements and leasing commissions with regard to GSA and Battelle Memorial Institute spaces.

(4)   At closing the borrower deposited the cash sum of $2,370,953 as a holdback for the completion of the Washington Closure Hanford building. The holdback funds shall be released upon Washington Closure Hanford taking occupancy of the building and paying rent.

(5)   Ratings provided are for the parent company of the entity in the "Tenant
      Name" field whether or not the parent company guarantees the lease.

                                     A-3-79

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             SUN COMMUNITY PORTFOLIO
--------------------------------------------------------------------------------

                   [PHOTOS AND MAP OF SUN COMMUNITY PORTFOLIO]

                                     A-3-80

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                             SUN COMMUNITY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $48,100,000
CUT-OFF DATE PRINCIPAL BALANCE:         $48,100,000
% OF POOL BY IPB:                       1.6%
LOAN SELLER:                            Nomura Credit & Capital, Inc.
BORROWER(2):                            Sun Villa MHC LLC, Sun
                                        Countryside Lake Lanier, LLC, Sun
                                        Countryside Atlanta, LLC.
SPONSOR:                                Sun Communities Operating
                                        Limited Partnership
ORIGINATION DATE:                       Various
INTEREST RATE:                          6.15900%
INTEREST-ONLY PERIOD:                   120 months
MATURITY DATE:                          08/06/16
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(89),O(6)
CROSS-COLLATERALIZATION:                Yes
LOCK BOX:                               Soft
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL    MONTHLY
                                        ------------------
TAXES:                                  $174,055   $22,766
INSURANCE:                                    $0        $0
CAP EX:                                       $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO(1):              Portfolio
TITLE:                                  Fee
PROPERTY TYPE:                          Manufactured Housing
PADS:                                   1,143
LOCATION:                               Various
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY:                              93.5%
OCCUPANCY DATE:                         05/31/06
HISTORICAL NOI:
  2004(3):                              $1,329,787
  2005:                                 $3,607,270
  TTM AS OF 05/31/06:                   $3,705,968
UW REVENUES:                            $5,615,552
UW EXPENSES:                            $1,869,600
UW NOI:                                 $3,745,952
UW NET CASH FLOW:                       $3,688,802
APPRAISED VALUE:                        $61,200,000
APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/PAD:                  $42,082
CUT-OFF DATE LTV:                       78.6%
MATURITY DATE LTV:                      78.6%
UW DSCR:                                1.23x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                     PROPERTY SUMMARY

                             ALLOCATED LOAN                       YEAR BUILT/ YEAR
PROPERTY NAME                   BALANCE           LOCATION           RENOVATED       UNITS   OCCUPANCY   APPRAISED VALUE
---------------------------------------------------------------------------------------------------------------------------

SUN VILLA ESTATES             $18,300,000     Reno, NV                  1987           324    100.0%         $23,900,000
COUNTRYSIDE OF LAKE LANIER     16,850,000     Buford, GA             1968/2001         548     86.7           21,800,000
COUNTRYSIDE ATLANTA            12,950,000     Lawrenceville, GA      1969/2005         271     99.3           15,500,000
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE        $48,100,000                                            1,143     93.5%         $61,200,000
---------------------------------------------------------------------------------------------------------------------------

(1)   The Sun Community Portfolio loan consists of three (3)
      cross-collateralized and cross-defaulted loans. Unless otherwise specified, information is provided on an aggregate basis. Properties may be released from the cross-collateralization two years from securitization based on final allocated loan amounts subject to 110% defeasance and maintaining a 1.20x DSCR and 80% LTV on the remaining properties in that cross-collateralization or 100% defeasance and maintaining a 1.30x DSCR and 70% LTV on the remaining properties in that cross-collateralization.

(2)   Each a Michigan limited liability company.

(3)   2004 NOI not available for Countryside Atlanta and Countryside of Lake
      Lanier.

                                     A-3-81

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                     1800 -- 1880 JOHN F. KENNEDY BOULEVARD
--------------------------------------------------------------------------------

           [PHOTOS AND MAP OF 1800 -- 1880 JOHN F. KENNEDY BOULEVARD]

                                     A-3-82

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                     1800 -- 1880 JOHN F. KENNEDY BOULEVARD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $44,000,000
CUT-OFF DATE PRINCIPAL BALANCE:         $44,000,000
% OF POOL BY IPB:                       1.4%
LOAN SELLER:                            Eurohypo AG, New York Branch
BORROWER:                               JFK Investment Associates, L.P., I
SPONSOR:                                Alex Schwartz
ORIGINATION DATE:                       07/21/06
INTEREST RATE:                          6.43000%
INTEREST ONLY PERIOD(1):                120 months
MATURITY DATE:                          08/11/16
AMORTIZATION TYPE:                      Interest-only
ORIGINAL AMORTIZATION:                  N/A
REMAINING AMORTIZATION:                 N/A
CALL PROTECTION:                        L(24),Def(94),O(1)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE(2):                Permitted Mezzanine Loan
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                        INITIAL     MONTHLY
                                        --------------------
TAXES:                                    $452,808   $90,562
INSURANCE:                                 $24,506   $12,253
CAPEX:                                          $0    $7,921
REQUIRED REPAIRS:                           $8,487        $0
TI/LC(4),(5):                           $1,000,000   $50,000

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Office -- CBD
SQUARE FOOTAGE:                         475,258
LOCATION:                               Philadelphia, PA
YEAR BUILT/RENOVATED:                   1984
OCCUPANCY:                              81.9%
OCCUPANCY DATE:                         06/01/06
NUMBER OF TENANTS:                      58
HISTORICAL NOI:
  2004:                                 3,278,391
  2005:                                 3,309,623
  TTM AS OF 04/30/06:                   3,658,837
UW REVENUES:                            8,054,305
UW EXPENSES:                            4,110,802
UW NOI(3):                              3,943,503
UW NET CASH FLOW:                       3,544,837
APPRAISED VALUE:                        58,000,000
APPRAISAL DATE:                         06/12/06

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                        TRUST ASSET
                                        ------------
CUT-OFF DATE LOAN/SF:                       $93
CUT-OFF DATE LTV:                          75.9%
UW DSCR:                                   1.24x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                           SIGNIFICANT TENANTS

                                           MOODY'S/   SQUARE              BASE RENT   LEASE EXPIRATION
TENANT NAME                                  S&P(6)    FEET    % OF GLA      PSF            YEAR
---------------------------------------------------------------------------------------------------------

CHRISTIE, PARABUE, MORTENSEN & YOUNG                  26,653     5.6%      $17.26           2013
CB RICHARD ELLIS REAL ESTATE                          24,632     5.2%      $19.15           2007
AMERICAN INTERNATIONAL INSURANCE COMPANY    Aa2/AA    24,632     5.2%      $18.00           2008
---------------------------------------------------------------------------------------------------------

(1)   Commencing on the 61st payment date, borrower is required to apply excess cashflow (to the extent available) to pay amortization up to the equivalent of a 30-year schedule.

(2)   Mezzanine debt is permitted subject to the satisfaction of certain conditions set forth in the loan documents, including but not limited to
      (i) rating agency confirmation; (ii) the loan-to-value ratio (including the mezzanine loan) of the Property does not exceed 80%; and the DSCR
      (including the mezzanine loan) is at least 1.20x (assuming a 30 year amortization schedule).

(3)   Increase in underwritten net operating income from trailing twelve month net operating income is mostly attributable to rent steps taken through
      September 2007.

(4)   Lender reserved $1,000,000 at closing for approximately 50,000 square feet of 70,000 square feet of available vacant space which shall be released at
      $20.00 per square foot once satisfactory evidence is provided to lender that applicable space has been retenanted.

(5)   Ongoing TI/LCs of $50,000 shall continue unless the property is achieving a 90% or greater occupancy after 36 months. In the event of occupancy exceeding the 90% threshold, the ongoing reserve shall decrease to
      $41,667.

(6)   Ratings provided are for the parent company of entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-83

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                 NEISS PORTFOLIO
--------------------------------------------------------------------------------

                       [PHOTOS AND MAP OF NEISS PORTFOLIO]

                                     A-3-84

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                NEISS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $36,600,000
CUT-OFF DATE PRINCIPAL BALANCE:         $36,571,565
% OF POOL BY IPB:                       1.2%
LOAN SELLER:                            JPMorgan Chase Bank, N.A.
BORROWER:                               543 East 21st Limited Liability
                                        Company, 538 East 21st Limited
                                        Liability Company, CN 1820 LLC,
                                        CNU1 LLC, HM 1296 LLC, CNU2
                                        LLC, CN 17 LLC, JFU1 LLC,
                                        CNU4 LLC
SPONSOR:                                Charles B. Neiss
ORIGINATION DATE:                       07/06/06
INTEREST RATE:                          6.24200%
INTEREST-ONLY PERIOD:                   N/A
MATURITY DATE:                          08/01/16
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 359 months
CALL PROTECTION:                        L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL   MONTHLY
                                        -----------------
TAXES:                                    $0           $0
INSURANCE:                                $0           $0
CAPEX:                                    $0       $1,021
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio
TITLE:                                  Fee
PROPERTY TYPE:                          Office
SQUARE FOOTAGE:                         449,950
LOCATION:                               Various
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY:                              100.0%
OCCUPANCY DATE:                         Various
NUMBER OF TENANTS:                      2
UW REVENUES:                            $4,363,619
UW EXPENSES:                            $944,427
UW NOI(1):                              $3,419,193
UW NET CASH FLOW:                       $3,226,198
APPRAISED VALUE:                        $50,800,000
APPRAISAL DATE:                         Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $81
CUT-OFF DATE LTV:                       72.0%
MATURITY DATE LTV:                      61.5%
UW DSCR:                                1.19x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                       TENANT SUMMARY

                        RATINGS                   % OF                          LEASE
TENANT             MOODY'S/ S&P(1)   TOTAL SF   TOTAL SF   BASE RENT PSF   EXPIRATION YEAR
---------------------------------------------------------------------------------------------

UNIEK                                249,950     55.6%         $3.73            2017
ASSET ACCEPTANCE                     200,000     44.4%        $13.90            2016
---------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                         PROPERTY SUMMARY

                                                         YEAR BUILT/     SQUARE                                   ALLOCATED LOAN
PROPERTY NAME              LOCATION     PROPERTY TYPE   YEAR RENOVATED    FEET     OCCUPANCY     LEAD TENANTS        BALANCE
-----------------------------------------------------------------------------------------------------------------------------------

ASSET ACCEPTANCE          Warren, MI       Office            2004        200,000     100%      Asset Acceptance     $27,500,000
UNIEK                    Waunakee, WI    Industrial       1988/2002      249,950     100            Uniek             9,100,000
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                   449,950     100%                           $36,600,000
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                     A-3-85

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                LODGE AT BALFOUR
--------------------------------------------------------------------------------

                      [PHOTOS AND MAP OF LODGE AT BALFOUR]

                                     A-3-86

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2006-LDP8

--------------------------------------------------------------------------------
                                LODGE AT BALFOUR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:             $25,600,000
CUT-OFF DATE PRINCIPAL BALANCE:         $25,580,849
% OF POOL BY IPB:                       0.8%
LOAN SELLER:                            IXIS Real Estate Capital Inc.
BORROWER:                               The Lodge at Balfour Operations,
                                        LLC
SPONSOR:                                Michael K. Schonbrun
ORIGINATION DATE:                       08/01/06
INTEREST RATE:                          6.38000%
INTEREST-ONLY PERIOD:                   N/A
MATURITY DATE:                          08/05/16
AMORTIZATION TYPE:                      Balloon
ORIGINAL AMORTIZATION:                  360 months
REMAINING AMORTIZATION:                 359 months
CALL PROTECTION:                        L(24),Def(92),O(3)
CROSS-COLLATERALIZATION:                No
LOCK BOX:                               Cash Management Agreement
ADDITIONAL DEBT:                        No
ADDITIONAL DEBT TYPE:                   N/A
LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL   MONTHLY
                                        -----------------
TAXES:                                  $49,354   $9,871
INSURANCE:                              $49,366   $9,873
CAP EX:                                      $0   $2,360
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset
TITLE:                                  Fee
PROPERTY TYPE:                          Multifamily -- Senior Housing
UNITS:                                  103
LOCATION:                               Louisville, CO
YEAR BUILT/RENOVATED:                   2004
OCCUPANCY:                              100.0%
OCCUPANCY DATE:                         07/17/06
HISTORICAL NOI:
  2005:                                 $861,597
  TTM AS OF 06/30/06:                   $1,793,456
UW REVENUES:                            $4,729,581
UW EXPENSES:                            $2,307,361
UW NOI:                                 $2,422,220
UW NET CASH FLOW:                       $2,393,895
APPRAISED VALUE (AS IS):                $34,500,000
APPRAISAL DATE:                         06/22/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                 $248,358
CUT-OFF DATE LTV:                           74.1%
MATURITY DATE LTV:                          63.6%
UW DSCR:                                    1.25x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                          UNIT MIX

                                                                                     WEIGHTED AVERAGE   WEIGHTED AVERAGE
                                         AVERAGE UNIT   APPROXIMATE NET     % OF      MONTHLY ASKING     MONTHLY MARKET
UNIT MIX                  NO. OF UNITS   SQUARE FEET      RENTABLE SF     TOTAL SF         RENT               RENT
----------------------------------------------------------------------------------------------------------------------------

ONE BEDROOM                    62            777            48,200         49.9%          $2,976             $2,976
TWO BEDROOM                    41          1,179            48,348         50.1            4,493              4,493
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       103            937            96,548         100.0%         $3,580             $3,580
----------------------------------------------------------------------------------------------------------------------------

                                     A-3-87

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED
PRIOR TO THE TIME OF SALE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY &
MANUFACTURED HOUSING COMMUNITY LOANS

Annex B-1

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

ANNEX ID #    LOAN #    SELLER   PROPERTY NAME                                   STREET ADDRESS
----------    ------    ------   -------------                                   --------------

     1           1       IXIS    Park La Brea Apartments                         6200 West Third Street
    12                   NCCI    Sun Community Portfolio                         Various
   12.01        26       NCCI    Sun Villa Estates                               91 Cabernet Parkway
   12.02        27       NCCI    Countryside of Lake Lanier                      4802 Friendship Road
   12.03        28       NCCI    Countryside Atlanta                             10 Sweetwater Way
    15          31       IXIS    Lodge at Balfour                                1331 Hecla Drive
    19          35       PNC     Lodge at Sonterra                               230 East Sonterra Blvd
    23          39      JPMCB    Orange Grove Apartments                         111 North Gilbert Road
    30          46       IXIS    11 West Division Street and Lakeside Towers     Various
   30.01       46.01             11 West Division Street                         11 West Division Street
   30.02       46.02             Lakeside Tower                                  910 West Lawrence Avenue
    32          48      JPMCB    Villa Verde Apartments II                       3150, 3180, 3200, 3206, 3210, 3216, 3220, 3226 and
                                                                                 3230  Loma Verde Drive
    34          50       EHY     Riverstone Apartments                           3450 River Park Drive
    35          51       PNC     Franklin Park at Cityview                       6301 Overton Ridge Blvd
    38          54      JPMCB    The Links at Citiside Apartments                5000 Community Circle
    44          60       PNC     Sycamore Apartments - Azusa                     1151 West Arrow Hwy
    58          74      JPMCB    Knobhill Apartments                             2300 Knob Hill Drive
    59          75       PNC     Cheyenne Woods Apartments                       3417 East Cheyenne Avenue
    64          80       NCCI    Sedona on Laurel Apartments                     5717 Laurel Canyon Boulevard
    74          90       NCCI    Village of La Casa del Sol                      39610 U.S. Highway 27
    75          91       EHY     Wilmington on Drexel                            4901 South Drexel Boulevard
    77          93       NCCI    Park at Summerhill Apartments                   5201 Summerhill Road
    88          104      NCCI    Apache Junction Pool                            Various
   88.01      104.01             Superstition Lookout                            1371 East 4th Avenue
   88.02      104.02             Sierra Leone MHC                                1804 West Tepee Street
   88.03      104.03             Ironwood MH & RV                                1280 North Ironwood Drive
   88.04      104.04             Shiprock RV Resort                              1700 West Shiprock Street
    89          105      NCCI    Palm Haven                                      3301 58th Avenue North
    100         116      EHY     Vincennes Apartments                            18541 Vincennes Street
    103         119      IXIS    Bermuda Palms                                   80-870 Highway 111
    108         124      EHY     3 Maryland Circle                               3 Maryland Circle
    109         125      IXIS    La Quinta Ridge                                 51-555 Monroe Street
    113         129      PNC     Hartland Apartments                             14548 Hartland Street
    114         130      NCCI    Royal Highlander MHC                            828 Inverness Drive
    117         133      EHY     Heritage Court Apartments                       905-928 Heritage Court
    122         138      PNC     Woods Edge Apartments                           34186 Woods Edge Drive
    126         142      IXIS    Spring Meadows Apartments                       5854 Route 96
    132         148      PNC     The Port Apartments                             3231 Constega Drive
    139         155     JPMCB    Tucker Street Apartments                        610 Center Street
    145         161      NCCI    Lido MHP                                        45125 30th Street East

                                                                        NUMBER OF     PROPERTY
ANNEX ID #    CITY                STATE     ZIP CODE    COUNTY          PROPERTIES      TYPE
----------    ----               -------    --------    ------          ----------    --------

     1        Los Angeles           CA        90036     Los Angeles          1        Multifamily
    12        Various            Various     Various    Various              3        Manufactured Housing
   12.01      Reno                  NV        89512     Washoe               1        Manufactured Housing
   12.02      Buford                GA        30518     Hall                 1        Manufactured Housing
   12.03      Lawrenceville         GA        30044     Gwinnett             1        Manufactured Housing
    15        Louisville            CO        80027     Boulder              1        Multifamily
    19        San Antonio           TX        78258     Bexar                1        Multifamily
    23        Mesa                  AZ        85203     Maricopa             1        Multifamily
    30        Chicago               IL       Various    Cook                 2        Multifamily
   30.01      Chicago               IL        60610     Cook                 1        Multifamily
   30.02      Chicago               IL        60640     Cook                 1        Multifamily
    32        San Jose              CA        95117     Santa Clara          1        Multifamily
    34        Fort Worth            TX        76116     Tarrant              1        Multifamily
    35        Fort Worth            TX        76132     Tarrant              1        Multifamily
    38        Charlotte             NC        28215     Mecklenburg          1        Multifamily
    44        Azusa                 CA        91702     Los Angeles          1        Multifamily
    58        Okemos                MI        48864     Ingham               1        Multifamily
    59        Las Vegas             NV        89030     Clark                1        Multifamily
    64        Valley Village        CA        91607     Los Angeles          1        Multifamily
    74        Davenport             FL        33837     Polk                 1        Manufactured Housing
    75        Chicago               IL        60615     Cook                 1        Multifamily
    77        Texarkana             TX        75503     Bowie                1        Multifamily
    88        Apache Junction       AZ       Various    Pinal                4        Manufactured Housing
   88.01      Apache Junction       AZ        85219     Pinal                1        Manufactured Housing
   88.02      Apache Junction       AZ        85220     Pinal                1        Manufactured Housing
   88.03      Apache Junction       AZ        85220     Pinal                1        Manufactured Housing
   88.04      Apache Junction       AZ        85220     Pinal                1        Manufactured Housing
    89        Saint Petersburg      FL        33714     Pinellas             1        Manufactured Housing
    100       Northridge            CA        91324     Los Angeles          1        Multifamily
    103       Indio                 CA        92201     Riverside            1        Manufactured Housing
    108       Whitehall             PA        18052     Lehigh               1        Multifamily
    109       Indio                 CA        92201     Riverside            1        Manufactured Housing
    113       Van Nuys              CA        91405     Los Angeles          1        Multifamily
    114       Peoria                IL        61615     Peoria               1        Manufactured Housing
    117       Crown Point           IN        46307     Lake                 1        Multifamily
    122       Lewes                 DE        19958     Sussex               1        Multifamily
    126       Romulus               NY        14541     Seneca               1        Multifamily
    132       Norman                OK        73072     Cleveland            1        Multifamily
    139       Burlington            NC        27215     Alamance             1        Multifamily
    145       Lancaster             CA        93535     Los Angeles          1        Manufactured Housing

             PROPERTY                      CURRENT         LOAN     TOTAL UNITS/
ANNEX ID #   SUBTYPE                     BALANCE ($)      GROUP      BEDS/PADS      ANNEX ID #
----------   --------                    --------------   -----     ------------    ----------

     1       Garden/High Rise            387,500,000.00     2           4,238            1
    12       Manufactured Housing         48,100,000.00    1, 2         1,143           12
   12.01     Manufactured Housing         18,300,000.00     2             324          12.01
   12.02     Manufactured Housing         16,850,000.00     1             548          12.02
   12.03     Manufactured Housing         12,950,000.00     2             271          12.03
    15       Senior Housing               25,580,849.13     1             103           15
    19       Garden                       23,000,000.00     2             326           19
    23       Garden                       20,000,000.00     2             396           23
    30       Mid rise                     14,650,000.00     2             199           30
   30.01     Mid rise                      9,653,654.08                   110          30.01
   30.02     Mid rise                      4,996,345.92                    89          30.02
    32       Garden                       13,900,000.00     2             164           32
    34       Garden                       13,250,000.00     2             248           34
    35       Senior Housing               13,000,000.00     1             203           35
    38       Garden                       11,980,000.00     2             276           38
    44       Garden                       10,100,000.00     2             122           44
    58       Garden                        8,000,000.00     2             228           58
    59       Garden                        7,650,000.00     2             160           59
    64       Garden                        6,972,000.00     1              54           64
    74       Manufactured Housing          6,000,000.00     1             309           74
    75       Garden                        6,000,000.00     2             122           75
    77       Garden                        5,780,000.00     2             184           77
    88       Manufactured Housing          5,196,023.41     2             507           88
   88.01     Manufactured Housing          1,558,807.02                   188          88.01
   88.02     Manufactured Housing          1,506,846.79                    94          88.02
   88.03     Manufactured Housing          1,195,085.39                   105          88.03
   88.04     Manufactured Housing            935,284.21                   120          88.04
    89       Manufactured Housing          5,155,000.00     2             271           89
    100      Garden                        4,800,000.00     1              50           100
    103      Manufactured Housing          4,710,000.00     2             185           103
    108      Garden                        4,440,000.00     2              78           108
    109      Manufactured Housing          4,290,000.00     2             151           109
    113      Garden                        4,000,000.00     2              27           113
    114      Manufactured Housing          4,000,000.00     1             280           114
    117      Garden                        3,680,000.00     2              72           117
    122      Garden                        3,360,000.00     2              40           122
    126      Garden                        3,160,000.00     2             124           126
    132      Garden                        2,950,000.00     2             128           132
    139      Garden                        1,980,000.00     2             100           139
    145      Manufactured Housing          1,000,000.00     2              55           145

                         PAD                           STUDIO                       ONE BEDROOM
                ----------------------        ------------------------      ---------------------------
                NO. OF         AVERAGE         NO. OF          AVERAGE          NO. OF          AVERAGE
ANNEX ID #        PADS        PAD RENT        STUDIOS      STUDIO RENT      1-BR UNITS        1-BR RENT
----------      ------        --------        -------      -----------      ----------        ---------

     1               0               0             18            1,187           1,517            1,399
    12           1,143             399              0                0               0                0
   12.01           324             460              0                0               0                0
   12.02           548             358              0                0               0                0
   12.03           271             408              0                0               0                0
    15               0               0              0                0              62            2,976
    19               0               0              0                0             158              776
    23               0               0              0                0             132              553
    30               0               0              0                0             199              752
   30.01             0               0              0                0             110              831
   30.02             0               0              0                0              89              654
    32               0               0             36              725              58              895
    34               0               0              1              590             116              759
    35               0               0              0                0             185            1,446
    38               0               0              0                0              96              650
    44               0               0              0                0              60              913
    58               0               0              0                0              72              650
    59               0               0              0                0              16              690
    64               0               0              0                0              17            1,250
    74             309             392              0                0               0                0
    75               0               0            101              666              19              761
    77               0               0              0                0             104              493
    88             507             206              0                0               0                0
   88.01           188             175              0                0               0                0
   88.02            94             238              0                0               0                0
   88.03           105             261              0                0               0                0
   88.04           120             181              0                0               0                0
    89             271             275              0                0               0                0
    100              0               0              0                0              32            1,200
    103            185             330              0                0               0                0
    108              0               0              0                0              15              650
    109            151             391              0                0               0                0
    113              0               0              0                0               2            1,286
    114            280             341              0                0               0                0
    117              0               0              0                0              12              600
    122              0               0              0                0               0                0
    126              0               0              0                0               1              625
    132              0               0             80              395              32              405
    139              0               0              0                0               0                0
    145             55             273              0                0               0                0

                      TWO BEDROOM                    THREE BEDROOM                   FOUR BEDROOM
                ------------------------        ------------------------      ---------------------------
                    NO. OF       AVERAGE            NO. OF       AVERAGE          NO. OF          AVERAGE
ANNEX ID #      2-BR UNITS     2-BR RENT        3-BR UNITS     3-BR RENT      4-BR UNITS        4-BR RENT
----------      ----------     ---------        ----------     ---------      ----------        ---------

     1               2,416         1,727               271         2,354              16            2,881
    12                   0             0                 0             0               0                0
   12.01                 0             0                 0             0               0                0
   12.02                 0             0                 0             0               0                0
   12.03                 0             0                 0             0               0                0
    15                  41         4,493                 0             0               0                0
    19                 152         1,135                16         1,390               0                0
    23                 264           624                 0             0               0                0
    30                   0             0                 0             0               0                0
   30.01                 0             0                 0             0               0                0
   30.02                 0             0                 0             0               0                0
    32                  70         1,151                 0             0               0                0
    34                  99         1,029                32         1,385               0                0
    35                  18         1,895                 0             0               0                0
    38                 144           760                36           860               0                0
    44                  62         1,132                 0             0               0                0
    58                  49           725               106           850               1              975
    59                 128           730                16           900               0                0
    64                  37         1,600                 0             0               0                0
    74                   0             0                 0             0               0                0
    75                   2           770                 0             0               0                0
    77                  72           630                 8           754               0                0
    88                   0             0                 0             0               0                0
   88.01                 0             0                 0             0               0                0
   88.02                 0             0                 0             0               0                0
   88.03                 0             0                 0             0               0                0
   88.04                 0             0                 0             0               0                0
    89                   0             0                 0             0               0                0
    100                 18         1,469                 0             0               0                0
    103                  0             0                 0             0               0                0
    108                 60           775                 3           900               0                0
    109                  0             0                 0             0               0                0
    113                 19         1,700                 6         2,186               0                0
    114                  0             0                 0             0               0                0
    117                 60           688                 0             0               0                0
    122                 40           954                 0             0               0                0
    126                 53           557                70           606               0                0
    132                 16           500                 0             0               0                0
    139                 50           435                50           543               0                0
    145                  0             0                 0             0               0                0

                         UTILITIES               ELEVATOR
ANNEX ID #              TENANT PAYS              PRESENT      LOAN NO.       ANNEX ID #
----------              -----------              --------     --------       ----------

     1            Electric, Sewer, Water           Yes            1              1
    12                                             NAP                           12
   12.01                                           NAP           26            12.01
   12.02                                           NAP           27            12.02
   12.03                                           NAP           28            12.03
    15                     None                    Yes           31              15
    19                     None                     No           35              19
    23                 Electric, Gas                No           39              23
    30                   Electric                  Yes           46              30
   30.01                 Electric                  Yes          46.01          30.01
   30.02                 Electric                  Yes          46.02          30.02
    32                 Electric, Gas               Yes           48              32
    34                Electric, Water              Yes           50              34
    35                   Electric                  Yes           51              35
    38          Electric, Gas, Sewer, Water         No           54              38
    44                   Electric                   No           60              44
    58                   Electric                   No           74              58
    59                     None                     No           75              59
    64          Electric, Gas, Sewer, Water        Yes           80              64
    74                                             NAP           90              74
    75                     None                    Yes           91              75
    77            Electric, Sewer, Water            No           93              77
    88                                              No           104             88
   88.01                                            No         104.01          88.01
   88.02                                            No         104.02          88.02
   88.03                                            No         104.03          88.03
   88.04                                            No         104.04          88.04
    89                                             NAP           105             89
    100                Electric, Gas               Yes           116            100
    103                  Electric                  NAP           119            103
    108                  Electric                  Yes           124            108
    109                  Electric                  NAP           125            109
    113                Gas, Electric               Yes           129            113
    114                                            NAP           130            114
    117            Electric, Gas, Sewer             No           133            117
    122            Electric, Gas, Water             No           138            122
    126         Electric, Gas, Sewer, Water         No           142            126
    132                  Electric                   No           148            132
    139                  Electric                   No           155            139
    145                                            NAP           161            145

ANNEX C

FORM OF REPORT TO CERTIFICATEHOLDERS

Annex C-1

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
135 S. LaSalle Street, Suite 1625                      Prior Payment:
Chicago, IL 60603                                      Next Payment:
USA                                                    Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                       REPORTING PACKAGE TABLE OF CONTENTS

Administrator:                                         Analyst:
Andy Streepey 312.904.9387                             Patrick Gong 714.259.6253
andy.streepey@abnamro.com                              patrick.gong@abnamro.com

---------------------------------------------
Issue Id:               SAMPJPMO

Monthly Data File Name: SAMPJPMO_200605_3.ZIP
---------------------------------------------

--------------------------------------------------------------------------------
                                                                        Page(s)
                                                                       ---------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Prepayment                                       Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23
--------------------------------------------------------------------------------

-------------------------------------
Closing Date:            28-Sept-2006

First Payment Date:       15-Oct-2006

Rated Final Payment Date:

Determination Date:

-------------------------------------
        Trust Collection Period
-------------------------------------

-------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
      Depositor: J.P. Morgan Chase Commercial Mortgage Securities Corp.
           Underwriter: J.P. Morgan Securities Inc./Nomura Securities
              International, Inc./Commerzbank Capital Market Corp.
     IXIS Securities North America Inc./PNC Capital Market LLC/Deutsche Bank
               Securities Inc. and Banc of America Securities LLC
       Master Servicer: Midland Loan Services, Inc./Wells Fargo Bank, N.A.
                  Special Servicer: J.E. Robert Company, Inc.
           Rating Agency: Moody's Investors Service, Inc./Standard & Poor's

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net

LaSalle Factor Line                                                 800.246.5761
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:

---------------------------------------------------------------------------------------------------------------------
          ORIGINAL     OPENING  PRINCIPAL    PRINCIPAL     NEGATIVE    CLOSING    INTEREST    INTEREST   PASS-THROUGH
CLASS  FACE VALUE (1)  BALANCE   PAYMENT   ADJ. OR LOSS  AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT      RATE

CUSIP                                                                                                    Next Rate(3)
---------------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------------
                                                         Total P&I Payment
                                                         ----------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                     0.01      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
--------------------------------------------------------------------------------
Ending Pool                                                        0.00      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Servicing Advance Summary
--------------------------------------------------------------------------------
                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CAP LEASE ACCRETION
--------------------------------------------------------------------------------
Accretion Amt                                                               0.00
Distributable Interest                                                      0.00
Distributable Principal                                                     0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00
--------------------------------------------------------------------------------

                                                                    PAGE 3 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Current  Remaining        Credit
        Accrual              Pass-     Accrued     Total      Total  Distributable Interest  Period  Outstanding      Support
      -----------  Opening  Through  Certificate  Interest  Interest  Certificate   Payment Shortfall  Interest  -------------------
Class Method Days  Balance    Rate     Interest  Additions Deductions   Interest    Amount  Recovery  Shortfalls Original Current(1)
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

                                                 ------------------------------------------------------------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B)
    the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                         Additions                                   Deductions
       Prior      Current  ---------------------------------------------------------------------------------------------------------
      Interest   Interest  Prior Interest  Interest Accrual                            Other               Deferred &
         Due        Due      Shortfall         on Prior      Prepayment    Yield      Interest   Allocable  Accretion    Interest
Class   Date       Date         Due           Shortfall       Premiums  Maintenance Proceeds (1)    PPIS    Interest  Loss / Expense
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

              -----------------------------------------------------------------------------------------------------

------------------------------

      Distributable  Interest
       Certificate    Payment
Class    Interest     Amount
------------------------------

------------------------------------------------

      ----------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's Distributable
Interest.

                                                                    PAGE 5 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

--------------------------------------------------------------------------------

SHORTFALL ALLOCATED TO THE BONDS:

Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00

Special Servicing Fees                                                      0.00

Workout Fees                                                                0.00

Liquidation Fees                                                            0.00

Legal Fees                                                                  0.00

Misc. Fees & Expenses Paid by/to Servicer                                   0.00

Interest Paid to Servicer on Outstanding Advances                           0.00

ASER Interest Advance Reduction                                             0.00

Interest Not Advanced (Current Period)                                      0.00

Recoup of Prior Advances by Servicer                                        0.00

Servicing Fees Paid Servicer on Loans Not Advanced                          0.00

Misc. Fees & Expenses Paid by Trust                                         0.00

Shortfall Due to Rate Modification                                          0.00

Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXCESS ALLOCATED TO THE BONDS:

Other Interest Proceeds Due the Bonds                                       0.00

Prepayment Interest Excess Due the Bonds                                    0.00

Interest Income                                                             0.00

Yield Maintenance Penalties Due the Bonds                                   0.00

Prepayment Penalties Due the Bonds                                          0.00

Recovered ASER Interest Due the Bonds                                       0.00

Recovered Interest Due the Bonds                                            0.00

ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

--------------------------------------------------------------------------------

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
--------------------------------------------------------------------------------

Total Excess Allocated to the Bonds                                         0.00

Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    PAGE 6 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

-----------------------------------------------------------------------------------------------------------------------
                                   Delinquency Aging Categories                         Special Event Categories (1)
             ---------------------------------------------------------------------- -----------------------------------
                                                                                                   Specially
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO    Modifications  Serviced  Bankruptcy
Distribution -------------- --------------- ---------------- ----------- ---------- ------------- ---------- ----------
    Date        # Balance       # Balance       # Balance      # Balance  # Balance    # Balance   # Balance  # Balance
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------------------------------------------------------------------------------------------------------------
                                                                                                           Curr
                                                   Appraisal                     Realized   Remaining   Weighted
             Ending Pool (1) Payoffs(2) Penalties Reduct. (2)  Liquidations (2) Losses (2)    Term         Avg.
Distribution --------------- ---------- --------- ----------- ----------------- ---------- ---------- ------------
    Date         # Balance    # Balance  # Amount  # Balance       # Balance      # Amount    Life    Coupon Remit
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

(1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

                                                                    PAGE 8 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

--------------------------------------------------------------------------
                                                      Weighted Average
Current Scheduled    # of   Scheduled     % of    ------------------------
    Balance         Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

Average Schedule Balance                0
Maximum Schedule Balance   (9,999,999,999)
Minimum Schedule Balance    9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

--------------------------------------------------------------------------
                                                      Weighted Average
Fully Amortizing     # of   Scheduled     % of    ------------------------
  Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

--------------------------------------------------------------------------
                                                      Weighted Average
 Current Mortgage    # of   Scheduled     % of    ------------------------
  Interest Rate     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

Minimum Mortgage Interest Rate   ___,900.000%
Maximum Mortgage Interest Rate   ___,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

--------------------------------------------------------------------------
                                                      Weighted Average
     Balloon         # of   Scheduled     % of    ------------------------
 Mortgage Loans     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

                                                                    PAGE 9 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

-----------------------------------------------------------------------
   Debt Service      # of   Scheduled     % of
  Coverage Ratio    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

-----------------------------------------------------------------------
   Debt Service      # of   Scheduled     % of
  Coverage Ratio    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

-----------------------------------------------------------------------
    Geographic       # of   Scheduled     % of
     Location       Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                                                                   PAGE 10 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

-----------------------------------------------------------------------
                     # of   Scheduled     % of
  Property Types    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

-----------------------------------------------------------------------
                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

-----------------------------------------------------------------------
                     # of   Scheduled     % of
 Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

-------------------------------------------------------------------------
                     # of   Scheduled     % of
       Year         Loans    Balance    Balance   WAMM    WAC    PFY DSCR
-------------------------------------------------------------------------
2006                    0           0     0.00%      0   0.00%       0.00
2007                    0           0     0.00%      0   0.00%       0.00
2008                    0           0     0.00%      0   0.00%       0.00
2009                    0           0     0.00%      0   0.00%       0.00
2010                    0           0     0.00%      0   0.00%       0.00
2011                    0           0     0.00%      0   0.00%       0.00
2012                    0           0     0.00%      0   0.00%       0.00
2013                    0           0     0.00%      0   0.00%       0.00
2014                    0           0     0.00%      0   0.00%       0.00
2015                    0           0     0.00%      0   0.00%       0.00
2016                    0           0     0.00%      0   0.00%       0.00
2017 & Greater          0           0     0.00%      0   0.00%       0.00
-------------------------------------------------------------------------
                        0           0     0.00%
-------------------------------------------------------------------------

                                                                   PAGE 11 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                Paid                 Outstanding   Out. Property                    Special
Disclosure      Thru   Current P&I       P&I         Protection    Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #      Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
--------------------------------------------------------------------------------------------------------------------------------

TOTAL
--------------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                    1. DELINQ. 1 MONTH  3. DELINQUENT 3 + MONTHS      5. NON PERFORMING MATURED BALLOON 9. REO
B. LATE PAYMENT BUT < 1 MONTH DELINQ. 2. DELINQ. 2 MONTHS 4. PERFORMING MATURED BALLOON 7. FORECLOSURE
--------------------------------------------------------------------------------------------------------------------------------

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   PAGE 12 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
Control #   Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period                     3. Delinquent 3+ months            9. REO
              B. Late Payment but < 1 month delinq   4. Performing Matured Balloon
              1. Delinquent 1 month                  5. Non Performing Matured Balloon
              2. Delinquent 2 months                 7. Foreclosure
------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 13 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

---------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of    Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                   Interest                   Additional
                                                Prior                            (Shortages)  Modification  (Recoveries)/
                     Beginning   Aggregate    Realized                            /Excesses   Adjustments/     Expenses
                     Balance of   Realized      Loss        Amounts Covered by     applied      Appraisal     applied to
Prospectus          the Loan at     Loss     Applied to   Overcollateralization  to Realized    Reduction      Realized
    ID      Period  Liquidation   on Loans  Certificates     and other Credit       Losses     Adjustment       Losses

                                                  A                  B                C             D              E
-------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                               (Recoveries)/
                                               Realized Loss
            Current Realized   Recoveries of     Applied to
Prospectus   Loss Applied to  Realized Losses   Certificate
    ID       Certififcates*     paid as Cash      Interest

------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - B - C - D
+ E

Description of Fields

A    Prior Realized Loss Applied to Certificates

B    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

C    Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

D    Adjustments that are based on principal haircut or future interest foregone due to modification

E    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a
     previously liquidated loan

                                                                   PAGE 15 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

-----------------------------------------------------------------------------------------------------------------------
                                                                     Remaining Term                           Appraisal
Disclosure Appraisal Scheduled   AR   Current P&I      Note Maturity -------------- Property Geographic      ----------
 Control#  Red. Date  Balance  Amount   Advance   ASER Rate   Date   Life             Type    Location  DSCR Value Date
-----------------------------------------------------------------------------------------------------------------------

           -------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
             MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

--------------------------------------------------------------------------------
               Ending    Material
Disclosure   Principal    Breach                  Material Breach and
 Control #    Balance      Date               Material Defect Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 17 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

-------------------------------------------------------------------------------------------------------------
Disclosure   Payoff   Initial                Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance       Type     Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                CURRENT

                                CUMULATIVE
                                             ----------------

                                                                   PAGE 18 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

--------------------------------------------------------------------------------------------------------------------
                       Loan      Balance                   Remaining
Disclosure Servicing  Status --------------- Note Maturity --------- Property   Geo.                          NOI
 Control # Xfer Date Code(1) Schedule Actual Rate   Date   Life        Type   Location    NOI       DSCR      Date
--------------------------------------------------------------------------------------------------------------------

                                                                                       Not Avail Not Avail Not Avail

           ---------         ---------------

--------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. P&I Adv - in Grace Period       3. P&I Adv - delinquent 3+ months   9. REO
              B. P&I Adv - < one month delinq    4. Mat. Balloon/Assumed P&I
              1. P&I Adv - delinquent 1 month    5. Non Performing Mat. Balloon
              2. P&I Adv - delinquent 2 months   7. Foreclosure
--------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 19 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

--------------------------------------------------------------------------------
Disclosure   Resolution
 Control #    Strategy                             Comments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   PAGE 20 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY

--------------------------------------------------------------------------------

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

--------------------------------------------------------------------------------

                                                                   PAGE 21 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                               RATING INFORMATION

--------------------------------------------------------------------
                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P       FITCH   MOODY'S   S&P
--------------------------------------------------------------------

--------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank ABN AMRO LOGO]                           Statement Date:
                                                       Payment Date:
                                                       Prior Payment:
                                                       Next Payment:
                                                       Record Date:

        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2006-LDP8
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-LDP8

                                 ABN AMRO ACCT:
                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Date	Balance
October 15, 2006	$69,145,000.00
November 15, 2006	$69,145,000.00
December 15, 2006	$69,145,000.00
January 15, 2007	$69,145,000.00
February 15, 2007	$69,145,000.00
March 15, 2007	$69,145,000.00
April 15, 2007	$69,145,000.00
May 15, 2007	$69,145,000.00
June 15, 2007	$69,145,000.00
July 15, 2007	$69,145,000.00
August 15, 2007	$69,145,000.00
September 15, 2007	$69,145,000.00
October 15, 2007	$69,145,000.00
November 15, 2007	$69,145,000.00
December 15, 2007	$69,145,000.00
January 15, 2008	$69,145,000.00
February 15, 2008	$69,145,000.00
March 15, 2008	$69,145,000.00
April 15, 2008	$69,145,000.00
May 15, 2008	$69,145,000.00
June 15, 2008	$69,145,000.00
July 15, 2008	$69,145,000.00
August 15, 2008	$69,145,000.00
September 15, 2008	$69,145,000.00
October 15, 2008	$69,145,000.00
November 15, 2008	$69,145,000.00
December 15, 2008	$69,145,000.00
January 15, 2009	$69,145,000.00
February 15, 2009	$69,145,000.00
March 15, 2009	$69,145,000.00
April 15, 2009	$69,145,000.00
May 15, 2009	$69,145,000.00
June 15, 2009	$69,145,000.00
July 15, 2009	$69,145,000.00
August 15, 2009	$69,145,000.00
September 15, 2009	$69,145,000.00
October 15, 2009	$69,145,000.00
November 15, 2009	$69,145,000.00
December 15, 2009	$69,145,000.00
January 15, 2010	$69,145,000.00
February 15, 2010	$69,145,000.00
March 15, 2010	$69,145,000.00
April 15, 2010	$69,145,000.00
May 15, 2010	$69,145,000.00
June 15, 2010	$69,145,000.00
July 15, 2010	$69,145,000.00
August 15, 2010	$69,145,000.00
September 15, 2010	$69,145,000.00
October 15, 2010	$69,145,000.00
November 15, 2010	$69,145,000.00
December 15, 2010	$69,145,000.00
January 15, 2011	$69,145,000.00
February 15, 2011	$69,145,000.00
March 15, 2011	$69,145,000.00
April 15, 2011	$69,145,000.00
May 15, 2011	$69,144,670.37
June 15, 2011	$68,395,052.06
July 15, 2011	$67,515,006.00
August 15, 2011	$66,581,277.15
September 15, 2011	$65,625,432.30
October 15, 2011	$64,448,311.24
November 15, 2011	$63,381,177.11
December 15, 2011	$62,144,545.42
January 15, 2012	$61,065,150.61
February 15, 2012	$59,980,010.77
March 15, 2012	$58,562,627.35
April 15, 2012	$57,464,169.52
May 15, 2012	$56,197,062.99
June 15, 2012	$55,086,015.07
July 15, 2012	$53,806,659.63
August 15, 2012	$52,682,889.20
September 15, 2012	$51,553,137.20
October 15, 2012	$50,255,584.55
November 15, 2012	$49,112,913.33
December 15, 2012	$47,802,791.55
January 15, 2013	$46,647,065.23
February 15, 2013	$45,485,186.98
March 15, 2013	$43,834,887.99
April 15, 2013	$42,658,043.26
May 15, 2013	$41,314,674.06
June 15, 2013	$40,124,414.83
July 15, 2013	$38,767,994.64
August 15, 2013	$37,563,779.82
September 15, 2013	$36,353,556.71
October 15, 2013	$34,977,713.63
November 15, 2013	$33,753,724.93
December 15, 2013	$32,364,489.30
January 15, 2014	$31,126,590.23
February 15, 2014	$29,882,101.15
March 15, 2014	$28,156,788.13
April 15, 2014	$26,896,492.24
May 15, 2014	$25,471,933.29

Annex D-1

Date	Balance
June 15, 2014	$24,197,345.14
July 15, 2014	$22,758,881.23
August 15, 2014	$21,469,850.49
September 15, 2014	$20,173,957.12
October 15, 2014	$18,714,765,33
November 15, 2014	$17,404,205.26
December 15, 2014	$15,930,744.20
January 15, 2015	$14,605,363.13
February 15, 2015	$13,272,925.63
March 15, 2015	$11,467,751.79
April 15, 2015	$10,118,612.76
May 15, 2015	$8,607,618.17
June 15, 2015	$7,243,252.33
July 15, 2015	$5,717,443.54
August 15, 2015	$4,337,690.70
September 15, 2015	$2,950,591.52
October 15, 2015	$1,402,665.41
November 15, 2015	—

Annex D-2

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                                  -------------

      J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

      The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

      The primary assets of the trust fund may include:

      o   multifamily and commercial mortgage loans, including participations therein;

      o   mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

      o   direct obligations of the United States or other government agencies;
          or

      o   a combination of the assets described above.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust fund will be secured by hotel/motel properties.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust will be secured by self-storage properties.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 7 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                               SEPTEMBER 22, 2006

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 111 in this prospectus.

      In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

      If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9299.

                                       ii

SUMMARY OF PROSPECTUS .........................................................1
RISK FACTORS ..................................................................9
   Risks to the Mortgaged Properties Relating to Terrorist Attacks
      and Foreign Conflicts ...................................................9
   Your Ability to Resell Certificates May Be Limited Because of
      Their Characteristics ...................................................9
   The Assets of the Trust Fund May Not Be Sufficient to Pay
      Your Certificates ......................................................10
   Prepayments of the Mortgage Assets Will Affect the Timing of
      Your Cash Flow and May Affect Your Yield ...............................10
   Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks.......12
   Commercial and Multifamily Mortgage Loans Have Risks That May

   Mortgaged Properties Leased to Borrowers or Borrower Affiliated

   Failure to Comply with Environmental Law May Result in Additional
      Losses .................................................................21
   Hazard Insurance May Be Insufficient to Cover All Losses on
      Mortgaged Properties ...................................................21
   Poor Property Management May Adversely Affect the Performance
      of the Related Mortgaged Property ......................................22
   Property Value May Be Adversely Affected Even When Current
      Operating Income Is Not ................................................22
   Mortgage Loans Secured by Leasehold Interests May Expose Investors

   One Action Jurisdiction May Limit the Ability of the Servicer to
      Foreclose on a Mortgaged Property ......................................24
   Rights Against Tenants May Be Limited if Leases Are Not
      Subordinate to Mortgage or Do Not Contain Attornment Provisions ........24
   If Mortgaged Properties Are Not in Compliance With Current
      Zoning Laws Restoration Following a Casualty Loss May Be Limited .......25
   Inspections of the Mortgaged Properties Will Be Limited ...................25
   Compliance with Americans with Disabilities Act May Result

   Bankruptcy Proceedings Could Adversely Affect Payments on Your
      Certificates ...........................................................27
   Risks Relating to Enforceability of Yield Maintenance Charges,

   Book-Entry System for Certain Classes May Decrease Liquidity
      and Delay Payment ......................................................29
   Delinquent and Non-Performing Mortgage Loans Could Adversely
      Affect Payments on Your Certificates ...................................30

                                       iii

   In The Event of an Early Termination of a Swap Agreement Due to
      Certain Swap Termination Events, a Trust May Be Required to
      Make a Large Termination Payment to any Related Swap Counterparty ......30
   Your Securities Will Have Greater Risk if an Interest Rate Swap
      Agreement Terminates ...................................................30
   Even if You Do Not Receive Timely Notices, You Will Be Deemed
      To Have Tendered Your Reset Rate Certificates ..........................30
   If a Failed Remarketing Is Declared, You Will Be Required To
      Rely On a Sale Through the Secondary Market If You Wish To Sell

   Distributions on the Certificates in Respect of Prepayment

                                       iv

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC

                                        v

                              SUMMARY OF PROSPECTUS

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates.............   Mortgage pass-through certificates,
                                     issuable in series.

Depositor.........................   J.P. Morgan Chase Commercial Mortgage
                                     Securities Corp., a wholly owned subsidiary
                                     of JPMorgan Chase Bank, National
                                     Association., a national banking
                                     association, which is a wholly owned
                                     subsidiary of JPMorgan Chase & Co., a
                                     Delaware corporation.

Sponsor...........................   The related prospectus supplement will
                                     identify the sponsor for each series.
                                     JPMorgan Chase Bank, N.A., a national
                                     banking association may be a sponsor. For
                                     more information, see "The Sponsor" in this
                                     prospectus.

Issuing Entity....................   For each series of certificates, a New York
                                     common law trust to be established on the
                                     closing date of the securitization under
                                     the pooling and servicing agreement. For
                                     more information, see "Issuing Entity" in
                                     this prospectus.

Master Servicer...................   The master servicer, if any, for a series
                                     of certificates will be named in the
                                     related prospectus supplement. The master
                                     servicer for any series of certificates may
                                     be an affiliate of the depositor, sponsor
                                     or a special servicer.

Special Servicer..................   One or more special servicers, if any, for
                                     a series of certificates will be named, or
                                     the circumstances under which a special
                                     servicer will be appointed will be
                                     described, in the related prospectus
                                     supplement. A special servicer for any
                                     series of certificates may be an affiliate
                                     of the depositor, sponsor or the master
                                     servicer.

Trustee...........................   The trustee for each series of certificates
                                     will be named in the related prospectus
                                     supplement.

The Trust Assets..................   Each series of certificates will represent
                                     in the aggregate the entire beneficial
                                     ownership interest in a trust fund
                                     consisting primarily of:

A. Mortgage Assets................   The mortgage assets with respect to each
                                     series of certificates will, in general,
                                     consist of a pool of loans secured by liens
                                     on, or security interests in:

                                     o   residential properties consisting of
                                         five or more rental or
                                         cooperatively-owned dwelling units or
                                         shares allocable to a number of those
                                         units and the related leases; or

                                     o   office buildings, shopping centers,
                                         retail stores and establishments,
                                         hotels or motels, nursing homes,
                                         hospitals or other health-care related
                                         facilities, mobile home parks and

                                        1

                                         manufactured housing communities,
                                         warehouse facilities, mini-warehouse
                                         facilities, self-storage facilities,
                                         industrial plants, parking lots, mixed
                                         use or various other types of
                                         income-producing properties described
                                         in this prospectus or unimproved land.

                                     If so specified in the related prospectus
                                     supplement, a trust fund may include
                                     mortgage loans secured by liens on real
                                     estate projects under construction. The
                                     mortgage loans will be guaranteed only to
                                     the extent specified in the related
                                     prospectus supplement. If so specified in
                                     the related prospectus supplement, some
                                     mortgage loans may be delinquent. In no
                                     event will delinquent mortgage loans
                                     comprise 20 percent or more of the trust
                                     fund at the time the mortgage loans are
                                     transferred to the trust fund.

                                     As described in the related prospectus
                                     supplement, a mortgage loan:

                                     o   may provide for no accrual of interest
                                         or for accrual of interest at a
                                         mortgage interest rate that is fixed
                                         over its term or that adjusts from time
                                         to time, or that the borrower may elect
                                         to convert from an adjustable to a
                                         fixed mortgage interest rate, or from a
                                         fixed to an adjustable mortgage
                                         interest rate;

                                     o   may provide for level payments to
                                         maturity or for payments that adjust
                                         from time to time to accommodate
                                         changes in the mortgage interest rate
                                         or to reflect the occurrence of certain
                                         events, and may permit negative
                                         amortization;

                                     o   may be fully amortizing or partially
                                         amortizing or non-amortizing, with a
                                         balloon payment due on its stated
                                         maturity date;

                                     o   may prohibit prepayments over its term
                                         or for a certain period and/or require
                                         payment of a premium or a yield
                                         maintenance penalty in connection with
                                         certain prepayments; and

                                     o   may provide for payments of principal,
                                         interest or both, on due dates that
                                         occur monthly, quarterly, semi-annually
                                         or at another interval specified in the
                                         related prospectus supplement.

                                     Some or all of the mortgage loans in any
                                     trust fund may have been originated by an
                                     affiliate of the depositor. See
                                     "Description of the Trust Funds--Mortgage
                                     Loans" in this prospectus.

                                     If so specified in the related prospectus
                                     supplement, the mortgage assets with
                                     respect to a series of certificates may
                                     also include, or consist of:

                                     o   private mortgage participations,
                                         mortgage pass-through certificates or
                                         other mortgage-backed securities; or

                                        2

                                     o   Certificates insured or guaranteed by
                                         any of the Federal Home Loan Mortgage
                                         Corporation, the Federal National
                                         Mortgage Association, the Governmental
                                         National Mortgage Association or the
                                         Federal Agricultural Mortgage
                                         Corporation.

                                     Each of the above mortgage assets will
                                     evidence an interest in, or will be secured
                                     by a pledge of, one or more mortgage loans
                                     that conform to the descriptions of the
                                     mortgage loans contained in this
                                     prospectus. See "Description of the Trust
                                     Funds--MBS" in this prospectus.

B. Certificate Account............   Each trust fund will include one or more
                                     certificate accounts established and
                                     maintained on behalf of the
                                     certificateholders. The person or persons
                                     designated in the related prospectus
                                     supplement will be required to, to the
                                     extent described in this prospectus and in
                                     that prospectus supplement, deposit all
                                     payments and other collections received or
                                     advanced with respect to the mortgage
                                     assets and any interest rate or currency
                                     swap or interest rate cap, floor or collar
                                     contracts in the trust fund into the
                                     certificate accounts. A certificate account
                                     may be maintained as an interest bearing or
                                     a non-interest bearing account, and its
                                     funds may be held as cash or invested in
                                     certain obligations acceptable to the
                                     rating agencies rating one or more classes
                                     of the related series of offered
                                     certificates. See "Description of the Trust
                                     Funds--Certificate Accounts" and
                                     "Description of the Pooling
                                     Agreements--Certificate Account" in this
                                     prospectus.

C. Other Accounts.................   The prospectus supplement for each trust
                                     will also describe any other accounts
                                     established for such series. These may
                                     include, for any series that contains reset
                                     rate certificates, a remarketing fee
                                     account.

D. Credit Support.................   If so provided in the related prospectus
                                     supplement, partial or full protection
                                     against certain defaults and losses on the
                                     mortgage assets in the related trust fund
                                     may be provided to one or more classes of
                                     certificates of the related series in the
                                     form of subordination of one or more other
                                     classes of certificates of that series,
                                     which other classes may include one or more
                                     classes of offered certificates, or by one
                                     or more other types of credit support, such
                                     as a letter of credit, insurance policy,
                                     guarantee, reserve fund or another type of
                                     credit support described in this
                                     prospectus, or a combination of these
                                     features. The amount and types of any
                                     credit support, the identification of any
                                     entity providing it and related information
                                     will be set forth in the prospectus
                                     supplement for a series of offered
                                     certificates. See "Risk Factors--Credit
                                     Support May Not Cover Losses," "Description
                                     of the Trust Funds--Credit Support" and
                                     "Description of Credit Support" in this
                                     prospectus.

E. Cash Flow Agreements...........   If so provided in the related prospectus
                                     supplement, a trust fund may include
                                     guaranteed investment contracts pursuant to
                                     which moneys held in the funds and accounts
                                     established for the related series will be
                                     invested at a specified rate. The trust
                                     fund may also include interest rate
                                     exchange agreements, interest

                                        3

                                     rate cap or floor agreements, or currency
                                     exchange agreements, all of which are
                                     designed to reduce the effects of interest
                                     rate or currency exchange rate fluctuations
                                     on the mortgage assets or on one or more
                                     classes of certificates. The principal
                                     terms of that guaranteed investment
                                     contract or other agreement, including,
                                     without limitation, provisions relating to
                                     the timing, manner and amount of any
                                     corresponding payments and provisions
                                     relating to their termination, will be
                                     described in the prospectus supplement for
                                     the related series. In addition, the
                                     related prospectus supplement will contain
                                     certain information that pertains to the
                                     obligor under any cash flow agreements of
                                     this type. See "Description of the Trust
                                     Funds--Cash Flow Agreements" in this
                                     prospectus.

Description of Certificates.......   We will offer certificates in one or more
                                     classes of a series of certificates issued
                                     pursuant to a pooling and servicing
                                     agreement or other agreement specified in
                                     the related prospectus supplement. The
                                     certificates will represent in the
                                     aggregate the entire beneficial ownership
                                     interest in the trust fund created by that
                                     agreement.

                                     As described in the related prospectus
                                     supplement, the certificates of each
                                     series, may consist of one or more classes
                                     of certificates that, among other things:

                                     o   are senior or subordinate to one or
                                         more other classes of certificates in
                                         entitlement to certain distributions on
                                         the certificates;

                                     o   are principal-only certificates
                                         entitled to distributions of principal,
                                         with disproportionately small, nominal
                                         or no distributions of interest;

                                     o   are interest-only certificates entitled
                                         to distributions of interest, with
                                         disproportionately small, nominal or no
                                         distributions of principal;

                                     o   provide for distributions of interest
                                         on, or principal of, the certificates
                                         that begin only after the occurrence of
                                         certain events, such as the retirement
                                         of one or more other classes of
                                         certificates of that series;

                                     o   provide for distributions of principal
                                         of the certificates to be made, from
                                         time to time or for designated periods,
                                         at a rate that is faster, or slower
                                         than the rate at which payments or
                                         other collections of principal are
                                         received on the mortgage assets in the
                                         related trust fund;

                                     o   provide for controlled distributions of
                                         principal to be made based on a
                                         specified schedule or other
                                         methodology, subject to available
                                         funds; or

                                     o   provide for distributions based on
                                         collections of prepayment premiums,
                                         yield maintenance penalties or equity
                                         participations on the mortgage assets
                                         in the related trust fund.

                                        4

                                     Each class of certificates, other than
                                     interest-only certificates and residual
                                     certificates which are only entitled to a
                                     residual interest in the trust fund, will
                                     have a stated principal balance. Each class
                                     of certificates, other than principal-only
                                     certificates and residual certificates,
                                     will accrue interest on its stated
                                     principal balance or, in the case of
                                     interest-only certificates, on a notional
                                     amount. Each class of certificates entitled
                                     to interest will accrue interest based on a
                                     fixed, variable, reset rate or adjustable
                                     pass-through interest rate. The related
                                     prospectus supplement will specify the
                                     principal balance, notional amount and/or
                                     fixed pass-through interest rate, or, in
                                     the case of a variable, reset rate or
                                     adjustable pass-through interest rate, the
                                     method for determining that rate, as
                                     applicable, for each class of offered
                                     certificates.

                                     The certificates will be guaranteed or
                                     insured only to the extent specified in the
                                     related prospectus supplement. See "Risk
                                     Factors--The Assets of the Trust Fund May
                                     Not Be Sufficient to Pay Your Certificates"
                                     and "Description of the Certificates" in
                                     this prospectus.

Distributions of Interest on the
  Certificates....................   Interest on each class of offered
                                     certificates, other than certain classes of
                                     principal-only certificates and certain
                                     classes of residual certificates, of each
                                     series will accrue at the applicable fixed,
                                     variable, reset rate or adjustable
                                     pass-through interest rate on the principal
                                     balance or, in the case of certain classes
                                     of interest-only certificates, on the
                                     notional amount, outstanding from time to
                                     time. Interest will be distributed to you
                                     as provided in the related prospectus
                                     supplement on specified distribution dates.
                                     Distributions of interest with respect to
                                     one or more classes of accrual certificates
                                     may not begin until the occurrence of
                                     certain events, such as the retirement of
                                     one or more other classes of certificates,
                                     and interest accrued with respect to a
                                     class of accrual certificates before the
                                     occurrence of that event will either be
                                     added to its principal balance or otherwise
                                     deferred. Distributions of interest with
                                     respect to one or more classes of
                                     certificates may be reduced to the extent
                                     of certain delinquencies, losses and other
                                     contingencies described in this prospectus
                                     and in the related prospectus supplement.
                                     See "Risk Factors--Prepayments of the
                                     Mortgage Assets Will Affect the Timing of
                                     Your Cash Flow and May Affect Your Yield";
                                     "Yield and Maturity Considerations" and
                                     "Description of the
                                     Certificates--Distributions of Interest on
                                     the Certificates" in this prospectus.

Distributions of Principal of the
  Certificates....................   Each class of certificates of each series,
                                     other than certain classes of interest-only
                                     certificates and certain classes of
                                     residual certificates, will have a
                                     principal balance. The principal balance of
                                     a class of certificates will represent the
                                     maximum amount that you are entitled to
                                     receive as principal from future cash flows
                                     on the assets in the related trust fund.

                                        5

                                     Distributions of principal with respect to
                                     one or more classes of certificates may:

                                     o   be made at a rate that is faster, and,
                                         in some cases, substantially faster,
                                         than the rate at which payments or
                                         other collections of principal are
                                         received on the mortgage assets in the
                                         related trust fund;

                                     o   or may be made at a rate that is
                                         slower, and, in some cases,
                                         substantially slower, than the rate at
                                         which payments or other collections of
                                         principal are received on the mortgage
                                         assets in the related trust fund;

                                     o   not commence until the occurrence of
                                         certain events, such as the retirement
                                         of one or more other classes of
                                         certificates of the same series;

                                     o   be made, subject to certain
                                         limitations, based on a specified
                                         principal payment schedule resulting in
                                         a controlled amortization class of
                                         certificates; or

                                     o   be contingent on the specified
                                         principal payment schedule for a
                                         controlled amortization class of the
                                         same series and the rate at which
                                         payments and other collections of
                                         principal on the mortgage assets in the
                                         related trust fund are received.

                                     See "Description of the
                                     Certificates--Distributions of Principal on
                                     the Certificates" in this prospectus.

Advances..........................   If provided in the related prospectus
                                     supplement, if a trust fund includes
                                     mortgage loans, the master servicer, a
                                     special servicer, the trustee, any provider
                                     of credit support and/or any other
                                     specified person may be obligated to make,
                                     or have the option of making, certain
                                     advances with respect to delinquent
                                     scheduled payments of principal and/or
                                     interest on those mortgage loans. Any of
                                     the advances of principal and interest made
                                     with respect to a particular mortgage loan
                                     will be reimbursable from subsequent
                                     recoveries from the related mortgage loan
                                     and otherwise to the extent described in
                                     this prospectus and in the related
                                     prospectus supplement. If provided in the
                                     prospectus supplement for a series of
                                     certificates, any entity making these
                                     advances may be entitled to receive
                                     interest on those advances while they are
                                     outstanding, payable from amounts in the
                                     related trust fund. If a trust fund
                                     includes mortgage participations,
                                     pass-through certificates or other
                                     mortgage-backed securities, any comparable
                                     advancing obligation will be described in
                                     the related prospectus supplement. See
                                     "Description of the Certificates--Advances
                                     in Respect of Delinquencies" in this
                                     prospectus.

Termination.......................   If so specified in the related prospectus
                                     supplement, the mortgage assets in the
                                     related trust fund may be sold, causing an
                                     early termination of a series of
                                     certificates in the manner set forth in the
                                     prospectus supplement. If so provided in
                                     the related prospectus supplement, upon the
                                     reduction of the principal balance of a
                                     specified class or classes of certificates
                                     by a specified percentage or amount, the
                                     party specified in the

                                        6

                                     prospectus supplement may be authorized or
                                     required to bid for or solicit bids for the
                                     purchase of all of the mortgage assets of
                                     the related trust fund, or of a sufficient
                                     portion of the mortgage assets to retire
                                     the class or classes, as described in the
                                     related prospectus supplement. See
                                     "Description of the
                                     Certificates--Termination" in this
                                     prospectus.

Registration of Book-Entry
  Certificates....................   If so provided in the related prospectus
                                     supplement, one or more classes of the
                                     offered certificates of any series will be
                                     book-entry certificates offered through the
                                     facilities of The Depository Trust Company.
                                     Each class of book-entry certificates will
                                     be initially represented by one or more
                                     certificates registered in the name of a
                                     nominee of The Depository Trust Company. No
                                     person acquiring an interest in a class of
                                     book-entry certificates will be entitled to
                                     receive definitive certificates of that
                                     class in fully registered form, except
                                     under the limited circumstances described
                                     in this prospectus. See "Risk
                                     Factors--Book-Entry System for Certain
                                     Classes May Decrease Liquidity and Delay
                                     Payment" and "Description of the
                                     Certificates--Book-Entry Registration and
                                     Definitive Certificates" in this
                                     prospectus.

Certain Federal Income Tax
  Consequences ...................   The federal income tax consequences to
                                     certificateholders will vary depending on
                                     whether one or more elections are made to
                                     treat the trust fund or specified portions
                                     of the trust fund as one or more "real
                                     estate mortgage investment conduits" (each,
                                     a "REMIC") under the provisions of the
                                     Internal Revenue Code. The prospectus
                                     supplement for each series of certificates
                                     will specify whether one or more REMIC
                                     elections will be made. See "Certain
                                     Federal Income Tax Consequences" in this
                                     prospectus.

Certain ERISA Considerations......   If you are a fiduciary of any retirement
                                     plans or certain other employee benefit
                                     plans and arrangements, including
                                     individual retirement accounts, annuities,
                                     Keogh plans, and collective investment
                                     funds and insurance company general and
                                     separate accounts in which those plans,
                                     accounts, annuities or arrangements are
                                     invested, that are subject to ERISA or
                                     Section 4975 of the Internal Revenue Code,
                                     you should carefully review with your legal
                                     advisors whether the purchase or holding of
                                     offered certificates could give rise to a
                                     transaction that is prohibited or is not
                                     otherwise permissible either under ERISA or
                                     the Internal Revenue Code. See "Certain
                                     ERISA Considerations" in this prospectus
                                     and in the related prospectus supplement.

Legal Investment..................   The applicable prospectus supplement will
                                     specify whether the offered certificates
                                     will constitute "mortgage related
                                     securities" for purposes of the Secondary
                                     Mortgage Market Enhancement Act of 1984, as
                                     amended. If your investment activities are
                                     subject to legal investment laws and
                                     regulations, regulatory capital
                                     requirements or review by regulatory
                                     authorities, then you may be subject to
                                     restrictions on investment in the offered
                                     certificates. You should consult your own
                                     legal advisors for assistance in
                                     determining the suitability and
                                     consequences to

                                        7

                                     you of the purchase, ownership and sale of
                                     the offered certificates. See "Legal
                                     Investment" in this prospectus and in the
                                     related prospectus supplement.

Rating............................   At their dates of issuance, each class of
                                     offered certificates will be rated at least
                                     investment grade by one or more nationally
                                     recognized statistical rating agencies. See
                                     "Rating" in this prospectus and "Ratings"
                                     in the related prospectus supplement.

                                        8

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
 CONFLICTS

      The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

      With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

      The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
 CHARACTERISTICS

      We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

      The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

      Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

      o   The perceived liquidity of the certificates;

                                        9

      o   The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

      o   The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

      o   The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

      We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

      You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

      If not described in the related prospectus supplement,

      o   The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or
          instrumentality or by any other person or entity; and

      o   The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

      Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
 MAY AFFECT YOUR YIELD

      As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

      The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For

                                       10

example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

      The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

      o   A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk"
          or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

      o   A class of certificates that entitles the holders of the
          certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

      As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

      A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

      A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the

                                       11

case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

      Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

      o   principal prepayments on the related mortgage loans will be made;

      o   the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

      o   the likelihood of early optional termination of the related trust fund.

      Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of
Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON
 YOUR CERTIFICATES

      A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See "Description of the Trust Funds--Mortgage Loans--Default and Loss
Considerations with Respect to the Mortgage Loans" in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.
Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with
Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net

                                       12

operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

      The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o   the age, design and construction quality of the properties;

      o   perceptions regarding the safety, convenience and attractiveness of the properties;

      o   the characteristics of the neighborhood where the property is located;

      o   the proximity and attractiveness of competing properties;

      o   the adequacy of the property's management and maintenance;

      o   increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

      o   an increase in the capital expenditures needed to maintain the properties or make improvements;

      o   dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

      o   a decline in the financial condition of a major tenant;

      o   an increase in vacancy rates; and

      o   a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o   national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

      o   local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

      o   demographic factors;

      o   consumer confidence;

      o   consumer tastes and preferences; and

      o   retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o   the length of tenant leases;

      o   the creditworthiness of tenants;

      o   in the case of rental properties, the rate at which new rentals occur;
          and

      o   the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                       13

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

      Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

      o   Changes in general or local economic conditions and/or specific industry segments;

      o   Declines in real estate values;

      o   Declines in rental or occupancy rates;

      o   Increases in interest rates, real estate tax rates and other operating expenses;

      o   Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o   Acts of God; and

      o   Other factors beyond the control of a master servicer or special servicer.

      The type and use of a particular mortgaged property may present additional risk. For instance:

      o   Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

      o   Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

      o   The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

      The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

      o   Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o   Construction of competing hotels or resorts;

      o   Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o   Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

                                       14

      o   Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

      Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

      The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

      Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.
Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

      Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

      It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain
Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

      Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans

                                       15

in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

      Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

      o   operating  entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

      o   individuals that have personal liabilities unrelated to the property.

      However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in this prospectus.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower, or its constituent members, defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another

                                       16

lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

      In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

      The mortgage loan documents generally place certain restrictions on the transfer and/or pledge of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower.
Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer.
Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May
Cause Special Risks" above and "Risk Factors--The Borrower's Form of Entity May
Cause Special Risks" in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

      Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

      Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

      See "Description of the Mortgage Pool--General" in the prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in this prospectus.

                                       17

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

      Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

      Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. A borrower's ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o   The fair market value of the related mortgaged property;

      o   The level of available mortgage interest rates at the time of sale or refinancing;

      o   The borrower's equity in the related mortgaged property;

      o   The borrower's financial condition;

      o   The operating history and occupancy level of the related mortgaged property;

      o   Tax laws with respect to certain residential properties;

      o   Reductions in government assistance/rent subsidy programs;

      o   Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

      o   Prevailing general and regional economic conditions; and

      o   The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

      Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

      If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.
While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

      The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In

                                       18

addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

TENANT CONCENTRATION ENTAILS RISK

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier's business operations are negatively impacted or if such a tenant fails to renew its lease. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o   space in the mortgaged properties could not be leased or re leased;

      o   leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

      o   substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o   tenants were unwilling or unable to meet their lease obligations;

      o   a significant tenant were to become a debtor in a bankruptcy case;

      o   a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

      o   rental payments could not be collected for any other reason.

                                       19

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.
Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

      In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any such "dark" space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
 HAVE RISKS

      If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

                                       20

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

      Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.
See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

      Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

      Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage.
The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See
"Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED PROPERTIES

      The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

      o   fire;

      o   lightning;

      o   explosion;

                                       21

      o   smoke;

      o   windstorm and hail; and

      o   riot, strike and civil commotion.

      Each subject to the conditions and exclusions specified in each policy.

      The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
 MORTGAGED PROPERTY

      The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

      o   operating the properties;

      o   providing building services;

      o   establishing and implementing the rental structure;

      o   managing operating expenses;

      o   responding to changes in the local market; and

      o   assuring that maintenance and capital improvements are carried out in a timely fashion.

      Property managers may not be in a financial condition to fulfill their management responsibilities.

      Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

      We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
 NOT

      Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

                                       22

      o   the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

      o   potential environmental legislation or liabilities or other legal liabilities;

      o   the availability of refinancing; and

      o   changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
 RISKS OF DEFAULT AND LOSS

      Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

      Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

      Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                       23

LIMITATIONS OF APPRAISALS

      Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

      You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
 MORTGAGED PROPERTY

      The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly.
Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

      In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "judicial action"
rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
 OR DO NOT CONTAIN ATTORNMENT PROVISIONS

      Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in

                                       24

value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

      If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
 RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

      Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law;
however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

      The failure of a mortgaged property to comply with zoning laws or to be a
"legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

      In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers'
right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

      The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities
Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal
Aspects of Mortgage Loans--Americans with Disabilities Act" in this prospectus.
To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines

                                       25

in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

LITIGATION CONCERNS

      There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates.
There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

      If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.
A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

      o   generally, will not be subject to offset by losses from other activities;

      o   if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

      o   if you are a foreign holder, will not qualify for exemption from withholding tax.

      If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                                       26

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

      Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

      Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o   grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o   reduce periodic payments due under a mortgage loan;

      o   change the rate of interest due on a mortgage loan; or

      o   otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

      As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
 PREMIUMS OR DEFEASANCE PROVISIONS

      Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting

                                       27

the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

      The rate and timing of delinquencies or defaults on the mortgage loans will affect:

      o   the aggregate amount of distributions on the offered certificates;

      o   their yield to maturity;

      o   the rate of principal payments; and

      o   their weighted average life.

      If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

      If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

      Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in this prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

      To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced

                                       28

and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

RISKS RELATING TO ENFORCEABILITY

      The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

      If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The
Depository Trust Company, and its participating organizations:

      o   the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

      o   your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

      o   your access to information regarding the certificates may be limited since conveyance of notices and other communications by The
          Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

      o   you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating
          organizations and only then will they be credited to your account either directly or indirectly through DTC's participating
          organizations.

      See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

                                       29

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
 YOUR CERTIFICATES

      If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

IN THE EVENT OF AN EARLY TERMINATION OF A SWAP AGREEMENT DUE TO CERTAIN SWAP
 TERMINATION EVENTS, A TRUST MAY BE REQUIRED TO MAKE A LARGE TERMINATION PAYMENT
 TO ANY RELATED SWAP COUNTERPARTY

      To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

      If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

YOUR SECURITIES WILL HAVE GREATER RISK IF AN INTEREST RATE SWAP AGREEMENT
 TERMINATES

      If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

EVEN IF YOU DO NOT RECEIVE TIMELY NOTICES, YOU WILL BE DEEMED TO HAVE TENDERED
 YOUR RESET RATE CERTIFICATES

      The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform
DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC,
Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

                                       30

      Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

IF A FAILED REMARKETING IS DECLARED, YOU WILL BE REQUIRED TO RELY ON A SALE
 THROUGH THE SECONDARY MARKET IF YOU WISH TO SELL YOUR RESET RATE CERTIFICATES

      In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each trust fund will consist of:

      1.  various types of multifamily or commercial mortgage loans,

      2.  mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

      3.  a combination of mortgage loans and MBS.

      J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement. The discussion under the heading "--Mortgage
Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

      General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

      o   Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

      o   Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

                                       31

      The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years. Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

      If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged
Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

      Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the
Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. The prospectus supplement may describe certain variations in the calculation of Debt Service
Coverage Ratio that are applicable to a specific series. "Net Operating Income"
generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

      o   non-cash items such as depreciation and amortization,

      o   capital expenditures, and

      o   debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

      The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods,

                                       32

such as warehouses, retail stores, office buildings and industrial plants.
Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The "Loan-to-Value Ratio" of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

      o   the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
          Property to

      o   the Value of the related Mortgaged Property.

      The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

      The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

          (a)   the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity);
          and

          (b)   the greater the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

      o   the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

      o   the cost replacement method which calculates the cost of replacing the property at that date,

      o   the income capitalization method which projects value based upon the property's projected net cash flow, or

      o   upon a selection from or interpolation of the values derived from those methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to

                                       33

do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks That May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

      Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

      o   will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

      o   may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

      o   may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

      o   may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

      o   may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

      A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

      Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

      o   the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

      o   the type or types of property that provide security for repayment of the mortgage loans,

      o   the earliest and latest origination date and maturity date of the mortgage loans,

                                       34

      o   the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

      o   the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
          Loan-to-Value Ratio of the mortgage loans,

      o   the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

      o   with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

      o   information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

      o   the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
          Service Coverage Ratios, and the weighted average of the Debt
          Service Coverage Ratios, and

      o   the geographic distribution of the Mortgaged Properties on a state-by-state basis.

      In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

      MBS may include:

      o   private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

      o   certificates insured or guaranteed by the Federal Home Loan Mortgage
          Corporation ("FHLMC"), the Federal National Mortgage Association
          ("FNMA"), the Governmental National Mortgage Association ("GNMA") or
          the Federal Agricultural Mortgage Corporation ("FAMC") provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans
(the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will

                                       35

make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

      o   the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

      o   the original and remaining term to stated maturity of the MBS, if applicable,

      o   the pass-through or bond rate of the MBS or the formula for determining the rates,

      o   the payment characteristics of the MBS,

      o   the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      o   a description of the credit support, if any,

      o   the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

      o   the terms on which mortgage loans may be substituted for those originally underlying the MBS,

      o   the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in
          Prospectus Supplements" above, and

      o   the characteristics of any cash flow agreements that relate to the
          MBS.

CERTIFICATE ACCOUNTS

      Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

OTHER ACCOUNTS

      The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

                                       36

CREDIT SUPPORT

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and
"Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price you paid, the fixed, variable rate, reset rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.
See "Risk Factors--Prepayments of the Mortgage Assets Will Affect the Timing of
Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

      With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those

                                       37

payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date.
Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest
Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See
"Description of the Pooling Agreements--Servicing Compensation and Payment of
Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

      A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them
(including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the related trust fund).
Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.
An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's

                                       38

yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

      A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

      In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

      Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

      We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

      o   the availability of mortgage credit,

      o   the relative economic vitality of the area in which the Mortgaged
          Properties are located,

      o   the quality of management of the Mortgaged Properties,

      o   the servicing of the mortgage loans,

      o   possible changes in tax laws and other opportunities for investment,

      o   the existence of Lock-out Periods,

      o   requirements that principal prepayments be accompanied by Prepayment
          Premiums, and

      o   by the extent to which these provisions may be practicably enforced.

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent

                                       39

therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR")
prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

                                       40

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a
"prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

      Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some
(but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses

                                       41

on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

      Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

      Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.
See "--Yield and Prepayment Considerations" above.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

      Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

                                       42

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

      The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

      Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

      1.  amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

      2.  Excess Funds, or

      3.  any other amounts described in the related prospectus supplement.

      "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from
Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates. The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

      Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                   THE SPONSOR

      The related prospectus supplement will identify the sponsor or sponsors of the applicable series. JPMorgan Chase Bank, National Association ("JPMCB"), a
national banking association, may be a sponsor (in such capacity, the
"Sponsor"). JPMCB is a national bank and acquires and originates

                                       43

mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMCB is a wholly owned bank subsidiary of
JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

      Additional information, including the most recent Form 10-K and Annual
Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by
JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park
Avenue, New York, New York 10017.

      JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to the offered certificates. JPMCB is an affiliate of the Depositor and J.P. Morgan Securities
Inc.

                                  THE DEPOSITOR

      J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMCB. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212)
834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

      The Depositor remains responsible under the Pooling and Servicing
Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing
Agreement. The Depositor also remains responsible for mailing notices to the
Certificateholders upon the appointment of certain successor entities under the
Pooling and Servicing Agreement.

                               THE ISSUING ENTITY

      The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The
Issuing Entity will operate under a fiscal year ending each December 31st. The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

                                 USE OF PROCEEDS

      We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                                       44

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

      o   provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

      o   are senior (collectively, "Senior Certificates") or subordinate
          (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

      o   are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

      o   are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

      o   provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

      o   provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o   provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

      o   provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form
(those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of
The Depository Trust Company ("DTC"). The offered certificates of each series
(if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be
Limited Because of Their Characteristics" and "--Book-Entry System for Certain
Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date. The
"Available Distribution Amount" for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or

                                       45

currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the
Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

      Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination
Date specified in the related prospectus supplement. The Record Date for each series will be set forth in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive
Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset rate or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

      The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

      1.  based on the principal balances of some or all of the mortgage assets in the related trust fund,

      2.  equal to the principal balances of one or more other classes of certificates of the same series, or

      3.  an amount or amounts specified in the applicable prospectus supplement.

                                       46

      Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement. See "Risk
Factors--Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DETERMINATION OF INTEREST RATES

      Day Count Basis; Interest Rate Change Dates; Interest Rate Determination
Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an
Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

      o   "30/360" which means that interest is calculated on the basis of a
          360-day year consisting of twelve 30-day months;

      o   "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

      o   "Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

      o   "Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

      o   "Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be;
          and

      o   "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/ Actual" adopted by the International Securities
          Market Association ("ISMA"), which means that interest is calculated on the following basis:

                                       47

      o   where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

      o   where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

                      (1)   the number of days in such accrual period falling in
                            the determination period in which the accrual period
                            begins divided by the product of (x) the number of
                            days in such determination period and (y) the number
                            of distribution dates that would occur in one
                            calendar year; and

                      (2)   the number of days in such accrual period falling in
                            the next determination period divided by the product
                            of (x) the number of days in such determination
                            period and (y) the number of distribution dates that
                            would occur in one calendar year;

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

      For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "--LIBOR" below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

      LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination
Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference
Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that
LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

      For this purpose:

      o   "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

                                       48

      o   "Dow Jones Market Service Page 3750" means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

      o   "Reference Banks" means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

      Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial Paper
Rate for any relevant interest determination date will be the Bond Equivalent
Yield shown below of the rate for 90-day commercial paper, as published in
H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper--Financial".

      If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

      o   If the rate described above is not published in H.15(519) by 3:00
          p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the
          Remarketing Terms Determination Date, as published in H.15 Daily
          Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper-- Financial". The "Bond
          Equivalent Yield" will be calculated as follows:

                       Bond Equivalent Yield =     N x D
                                                ------------ x 100
                                                360 (D x 90)

      where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be.

      o   If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

      o   The Commercial Paper Rate will be subject to a lock-in period of six
          New York City business days.

      CMT Rate. If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New
York City time, on that interest determination date under the caption "Treasury
Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately
3:45 p.m.," under the column for:

      o   If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

      o   If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

      The following procedures will apply if the CMT Rate cannot be determined as described above:

      o   If the rate described above is not displayed on the relevant page by
          3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the
          CMT Rate will

                                       49

          be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

      o   If the applicable rate described above is not published in H.15(519)
          or another recognized electronic source for displaying such rate by
          3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the
          Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the
          Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate
          Page shown above and published in H.15(519).

      o   If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New
          York City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

      o   If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

      o   If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

      o   If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

      Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar
Federal funds, as published in H.15(519) for that day opposite the caption
"Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal
Funds Rate". The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

                                       50

      o   If the rate described above does not appear on Money line Telerate
          Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York
          City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily
          Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds
          (Effective)".

      o   If the rate described above does not appear on Money line Telerate
          Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00
          p.m., New York City time, on that interest determination date, the
          Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight
          U.S. Dollar Federal funds arranged by three leading brokers of Federal
          Funds transactions in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

      o   If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

      91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day
Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the
United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

      In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury
Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may
be.

      The 91-day Treasury Bill Rate will be subject to a lock-in period of six
New York City business days.

      Prime Rate. If certificates of any series bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in
H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

      The following procedures will be observed if the Prime Rate cannot be determined as described above:

      o   If the rate described above is not published in H.15(519) prior to
          3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15
          Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

      o   If the above rate is not published in either H.15(519), H.15 Daily
          Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the
          Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

      o   If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as

                                       51

          of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      o   If the selected banks are not quoting as mentioned above, the Prime
          Rate will remain the prime rate then in effect on that interest determination date.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
 RESPECT OF EQUITY PARTICIPATIONS

      If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ADDITIONAL INFORMATION REGARDING RESET RATE CERTIFICATES

      Interest. The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

                                       52

      Interest will be payable on the reset rate certificates for each applicable distribution date as set forth in the related prospectus supplement.
Interest on a class of reset rate certificates during any reset period:

      o   when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

      o   when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis;
          and

      o   when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under "--Determination of Interest Rates--Day Count Basis; Interest Rate Change Dates;
          Interest Rate Determination Dates" above.

      Except for the initial accrual period or if specified in the related prospectus supplement:

      o   an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will generally begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

      o   accrual periods when a class of reset rate certificates bears interest at a fixed rate will generally begin on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

      Principal. Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

      Reset Periods. During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

      The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

      o   the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

      o   the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

      The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See "--Floating Rate Mode" and "--Fixed Rate Mode" below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement. The spread for each reset period will be determined in the manner described below under
"--Spread Determination Date."

                                       53

      Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

      Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See "--Tender of
Reset Rate Certificates; Remarketing Procedures" below.

      Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

      o   at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

      o   at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

      Remarketing Terms Determination Date. The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement
(not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the "remarketing terms determination date," the remarketing agents will establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

      o   the expected weighted average life of that class of reset rate certificates;

      o   the name and contact information of the remarketing agents;

      o   the next reset date and reset period;

      o   the applicable minimum denomination and additional increments;

      o   if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

      o   the interest rate mode, i.e., fixed rate or floating rate;

      o   if in floating rate mode, the applicable interest rate index;

      o   if in floating rate mode, the interval between interest rate change dates;

      o   if in floating rate mode, the applicable interest rate determination date;

      o   if in fixed rate mode, the applicable fixed rate pricing benchmark;

      o   whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

      o   the applicable interest rate day count convention;

      o   the related all-hold rate, if applicable; and

      o   the principal payment priority of the applicable class, if it will differ from that previously in effect.

                                       54

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the "rating agency condition," which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

      The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in
Europe ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

      On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See
"--Tender of Reset Rate Certificates; Remarketing Procedures" below.

      If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100%
of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

      If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under "--Failed Remarketing" below.

      Spread Determination Date. On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained.

      In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC's, Euroclear's and Clearstream's respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

                                       55

      Timeline: The following chart shows an example of a timeline of the remarketing process:

        TIMING                                                               EVENT
        ------                                                               -----

                               ----------------------------------------------------------------------------------------

THIRTY TO FIFTEEN CALENDAR
     DAYS PRIOR TO                  (Trustee to provide notices to clearing agencies specifying the identity of the
   REMARKETING TERMS                                                 remarketing agents)
  DETERMINATION DATE
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
AT LEAST EIGHT BUSINESS DAYS                                REMARKETING TERMS DETERMINATION DATE
   PRIOR TO RESET DATE          (Notices sent to reset rate certificateholders stating the new terms of the reset rate notes, including the related all-hold rate, if applicable)
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
                                                                            NOTICE DATE
    SIX BUSINESS DAYS               (Hold notices due from reset rate certificateholders, if applicable, or they are
  PRIOR TO RESET DATE               deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
                                                                     SPREAD DETERMINATION DATE
                                            (Based on market conditions, the spread or fixed rate is determined by
 THREE BUSINESS DAYS PRIOR           remarketing agents for the next reset period or a failed remarketing is declared,
      TO RESET DATE                     identity of any swap counterparty (or counterparties) is determined; and the related failed remarketing rate for the next reset period will be determined)
                               ----------------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                               ----------------------------------------------------------------------------------------
                                                                            RESET DATE
       RESET DATE                   (New terms of the remarketed reset rate certificates become effective; any swap agreement for previous reset period may terminate; any new swap agreement for next reset period becomes effective; payments to tendering certificateholders)
                               ----------------------------------------------------------------------------------------

      The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

      Failed Remarketing. There will be a failed remarketing if:

      o   the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

      o   the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

      o   either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

      o   one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under
          "--Floating Rate Mode" and "--Fixed Rate Mode" below;

      o   certain conditions specified in the related remarketing agreement are not satisfied; or

      o   any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

                                       56

      In the event a failed remarketing is declared with respect to a class of reset rate certificates:

      o   all holders of that class will retain their reset rate certificates;

      o   the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

      o   the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

      o   any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

      If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

      Floating Rate Mode. If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

      In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

      Fixed Rate Mode. If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

      o   the applicable spread as determined by the remarketing agents on the spread determination date; and

      o   the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

                                       57

      If so specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

      In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust's ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

Each such swap agreement will generally terminate on the earliest to occur of:

      o   the next succeeding reset date;

      o   the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

      o   if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the rating agency condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under "--Floating Rate
Mode" in the selection of the related swap counterparties and the establishment of the applicable spread.

      Tender of Reset Rate Certificates; Remarketing Procedures. A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

      Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

      o   inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates,
          and

      o   request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

      On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at
100% of its outstanding principal balance, unless the holder, by delivery of a

                                       58

hold notice, if applicable, elects not to tender its reset rate certificate. If the related class of reset rate certificates are held in book-entry form, 100%
of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

      If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers.
Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

      The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust's financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

      No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

      Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

      Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or

                                       59

funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

      If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

      If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

      If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

                                       60

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that will set forth, among other things, in each case to the extent applicable:

      o   the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o   the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o   the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o   the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

      o   if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

      o   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      o   information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

      o   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

      o   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      o   the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued
          Certificate Interest has been added to that balance;

                                       61

      o   if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

      o   the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

      o   if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

      o   to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

      The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

      Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in this prospectus.

      If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any
Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

      Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of
the Trustee" in this prospectus.

TERMINATION

      The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

      o   the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

                                       62

      o   the payment to the certificateholders of the series of all amounts required to be paid to them.

      Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect
Participants").

      Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

      The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

      DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the
Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate

                                       63

Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of
DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

      Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The
Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more
Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a
Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to
Certificate Owners or their nominees, rather than to DTC or its nominee, only if

      o   the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

      o   the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from
          DTC, the Participants holding beneficial interests in the Book-Entry
          Certificates agree to initiate such termination.

      Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

      Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as

                                       64

the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

      Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear
Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the
Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its
Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates. Except as otherwise provided under
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master
Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and
Indirect Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

      DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related operating procedures of Euroclear and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear.

      Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and

                                       65

Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued
at any time.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

      The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

      A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage
Securities Corp., 270 Park Avenue, New York, New York 10017, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

      With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

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      The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the
Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.
This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the
Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling
Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

      o   the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

      o   the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
          Mortgage;

      o   the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

      o   the payment status of the mortgage loan.

      A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement. It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

      Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the

                                       67

date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

      1.  the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

      2.  applicable law, and

      3.  the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

      The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

      A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related
Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the

                                       68

master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

      Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

      General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or
Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

      Deposits. A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

      1.  all payments on account of principal, including principal prepayments, on the mortgage loans;

      2.  all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

      3.  all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration

                                       69

          of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
          Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

      4.  any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

      5.  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies" in this prospectus;

      6.  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

      7.  all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage
          Asset Seller or any other specified person as described under
          "--Assignment of Mortgage Loans; Repurchases" and "--Representations
          and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under
          "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under
          "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

      8.  any amounts paid by the master servicer to cover Prepayment Interest
          Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

      9.  to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

      10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

      11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

      Withdrawals. A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1.  to make distributions to the certificateholders on each distribution date;

      2.  to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

      3.  to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--

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          Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      4.  to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent
          Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

      5.  to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3)
          above made by it and/or any servicing expenses referred to in clause
          (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise
          distributable on one or more classes of Subordinate Certificates of the related series;

      6.  if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

      7.  if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

      8.  to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the
          Master Servicer and the Depositor" in this prospectus;

      9.  if described in the related prospectus supplement, to pay the fees of trustee;

      10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
          Regarding the Trustee" in this prospectus;

      11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

      12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

      13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

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      14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
          Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

      15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

      16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

      17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of
          certificateholders;

      18. to make any other withdrawals permitted by the related Pooling
          Agreement and described in the related prospectus supplement; and

      19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose
(or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans"
in this prospectus.

      The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising

                                       72

any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

      Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

      The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.
The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a
Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale
and Due-on-Encumbrance" in this prospectus.

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SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      A master servicer's primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

      If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR
229.1122) that contains the following:

      (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b) a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

      (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

      (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

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      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the
Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling
Agreement.

EVENTS OF DEFAULT

      Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

      The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

      Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

      1.  to cure any ambiguity,

      2.  to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

      3.  to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

      4.  to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely

                                       75

affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

      Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose. The related prospectus supplement may provide that these types of amendments may not:

      1.  reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

      2.  adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

      3.  modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

      Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling
Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

      The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.
If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

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CERTAIN MATTERS REGARDING THE TRUSTEE

      As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

      The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related
Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

      The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

      The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not

                                       77

covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

      If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

      o   the nature and amount of coverage under the credit support,

      o   any conditions to payment under the credit support not otherwise described in this prospectus,

      o   any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

      o   the material provisions relating to the credit support.

      Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

      o   a brief description of its principal business activities;

      o   its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

      o   its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
          Losses" in this prospectus.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

      If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of

                                       78

that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement
(the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form
8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the Securities and Exchange
Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

      Amounts deposited in any reserve fund will generally be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund.

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CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans" in this prospectus.

GENERAL

      Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.
Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower)
conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as

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landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

      In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.

                                       81

These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme
Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example,

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the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

      Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require

                                       83

the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

      Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the
Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

      Generally. The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property

                                       84

may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
If this is done the full amount due under the original loan may never be repaid.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy
Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.
In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for

                                       85

lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy
Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of

                                       86

the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.
However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

      o   may pose an imminent or substantial endangerment to human health or welfare or the environment,

      o   may result in a release or threatened release of any hazardous material, or

      o   may give rise to any environmental claim or demand,

      o   may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial, treatment, storage or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

      The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

      Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator"
under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

      Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders

                                       87

under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on
"generators" or "transporters" of hazardous substances.

      Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

      In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

      The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

      To reduce the likelihood of this kind of loss, the related Pooling
Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

      Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

      If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance would be complicated and may entail substantial expense.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the
"Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the
Garn Act. Therefore, subject to those limitations, a master servicer may have the right

                                       88

to accelerate the maturity of a mortgage loan that contains a "due-on-sale"
provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

SUBORDINATE FINANCING

      Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.
In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar
Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

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A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

      1.  hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

      2.  the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

      In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations
(such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may

                                       90

also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools
Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA
Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the
"IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the
"REMIC Regulations") promulgated by the U.S. Department of Treasury (the
"Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

      For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the
Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

      With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool.

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Qualification as a REMIC requires ongoing compliance with certain conditions.
With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      1.  the making of an election,

      2.  compliance with the Pooling Agreement and any other governing documents and

      3.  compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC
          Pool will qualify as a REMIC.

      In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual
Certificates will be considered to be "residual interests" in the REMIC Pool.
The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See
"--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

      REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of
Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to
Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section
856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be
"qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3).
REMIC Certificates held by a regulated investment company will not constitute
"Government Securities" within the meaning of Code Section 851(b)(3)(A)(i).
REMIC Certificates held by certain financial institutions will constitute an
"evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An

                                       92

entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another
REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv)
loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

      1.  the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day
          (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

      2.  substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

      If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

      o   a mortgage in default or as to which default is reasonably foreseeable,

      o   mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

      o   a mortgage that was fraudulently procured by the mortgagor, and

      o   a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

      A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC Pool's initial assets) may be used to

                                       93

provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the
IRS.

      In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each
REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

      If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

      General.

      A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the
Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual

                                       94

method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

      Original Issue Discount.

      Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the
"OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

      Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price." The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a
Regular Certificate, it is possible that no interest on any class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular
Certificates as qualified stated interest. Distributions of interest on an
Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular
Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

                                       95

      Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the
Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the
Regular Certificate is held as a capital asset. However, under the OID
Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant
Yield Method" below.

      A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

      1.  the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated
          redemption price at maturity and (b) the distributions made on the
          Regular Certificate during the accrual period that are included in the
          Regular Certificate's stated redemption price at maturity, over

      2.  the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      1.  the yield to maturity of the Regular Certificate at the issue date,

      2.  events (including actual prepayments) that have occurred prior to the end of the accrual period, and

      3.  the Prepayment Assumption.

      For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       96

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

      In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

      The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular
Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

      Acquisition Premium.

      A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

      Variable Rate Regular Certificates.

      Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

      1.  the issue price does not exceed the original principal balance by more than a specified amount, and

      2.  the interest compounds or is payable at least annually at current values of

                                       97

          (a)   one or more "qualified floating rates,"

          (b)   a single fixed rate and one or more qualified floating rates,

          (c)   a single "objective rate," or

          (d)   a single fixed rate and a single objective rate that is a
                "qualified inverse floating rate."

      A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or
(2) unique to the circumstances of the depositor or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as

                                       98

having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

      Deferred Interest.

      Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

      Market Discount.

      A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated
interest) (1) is exceeded by the then-current principal amount of the Regular
Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular
Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.
The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular
Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which that election may be deemed to be made.

      Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears

                                       99

that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium.

      A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference
Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under
"--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method.

      A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

      Sale or Exchange of Regular Certificates.

      If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the

                                       100

Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

      1.  if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

      2.  in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

      3.  to the extent that the gain does not exceed the excess, if any, of (a)
          the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

      In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Treatment of Losses.

      Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of
Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those
Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The
IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.
This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.

                                       101

You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular
Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income.

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of
Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      1.  the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      2.  all bad loans will be deductible as business bad debts, and

      3.  the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2)
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular
Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later

                                       102

classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular
Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

      Basis and Losses.

      The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC
Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

      You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related REMIC
Pool. However, that taxable income will not include cash received by the REMIC
Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the
Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

      Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.

                                       103

The REMIC Regulations currently in effect do not so provide. See "--Treatment of
Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual
Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense.

      Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

      Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.
The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the
IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                       104

      Limitations on Offset or Exemption of REMIC Income.

      A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

      The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on
Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Certificates.

      Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the
Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the

                                       105

residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

      In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

      For these purposes:

      1.  "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization
          (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

      2.  "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.
          Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity,
          and

      3.  an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

      The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual
Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each
Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the
Depositor or the trustee may charge a fee for computing and providing that information.

                                       106

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign
Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the
Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual
Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading
"--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

      The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

          (i)   the present value of any consideration given to the transferee to acquire the interest;

          (ii)  the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

      The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer

                                       107

must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Unless otherwise stated in the related prospectus supplement, a Residual
Certificate may not be purchased by or transferred to any person that is not a
U.S. Person. The term "U.S. Person" means a citizen or resident of the United
States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a non-U.S. Person.

      Sale or Exchange of a Residual Certificate.

      Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the
Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment

                                       108

income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

      Mark to Market Regulations.

      The Treasury has issued regulations, the "Mark to Market Regulations,"
under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions.

      Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

      1.  the disposition of a qualified mortgage other than for:

          (a)   substitution within two years of the Startup Day for a defective
          (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the
          Startup Day,

          (b)   foreclosure, default or imminent default of a qualified
          mortgage,

          (c)   bankruptcy or insolvency of the REMIC Pool, or

          (d)   a qualified (complete) liquidation,

      2.  the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      3.  the receipt of compensation for services or

      4.  the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or

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due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day.

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

      1.  during the three months following the Startup Day,

      2.  made to a qualified reserve fund by a Residual Certificateholder,

      3.  in the nature of a guarantee,

      4.  made to facilitate a qualified liquidation or clean-up call, and

      5.  as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property.

      The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual

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Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular
Certificates, as well as holders of Residual Certificates, where those Regular
Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular
Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

      Regular Certificates.

      Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possible one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code
Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular
Certificate being effectively connected to a United States trade or business;
Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is

                                       111

classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the
Non-U.S. Person is a partnership. An intermediary (other than a partnership)
must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

      If that statement, or any other required statement, is not provided, 30%
withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person"
means any person who is not a U.S. Person.

      Residual Certificates.

      The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a
Residual Certificateholder will not be entitled to any exemption from the 30%
withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of
Residual Certificates--Limitations on Offset or Exemption of REMIC Income"
above. If the amounts paid to Residual Certificateholders who are Non-U.S.
Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to
United States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential" and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

      Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a

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current rate of 28% (which rate will be increased to 31% commencing after 2010)
on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the
Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS
Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the
IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication
938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

      The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

                         FEDERAL INCOME TAX CONSEQUENCES
             FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

      General.

      In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a
"taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the
Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its

                                       113

Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund.
However, investors who are individuals, estates or trusts who own Standard
Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section
212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon"
rules of the Code, as described under "--Stripped Certificates" and
"--Recharacterization of Servicing Fees," below.

      Tax Status.

      In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

      1.  Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

      2.  Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
          Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

      3.  Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section
          860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section
          860G(a)(3).

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      Premium and Discount.

      Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

      Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section
1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a
Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

      Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

      Recharacterization of Servicing Fees.

      If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

                                       115

      Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds."
Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable
Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Certificates.

      Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard
Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

      General.

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

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      The certificates will be subject to those rules if:

      1.  we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

      2.  the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

      3.  certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard
Certificates--General" above, subject to the limitation described there.

      Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations"
below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for

                                       117

REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

      Status of Stripped Certificates.

      No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped
Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

      Taxation of Stripped Certificates.

      Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that
Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the
Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.

                                       118

Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped
Certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

      1.  one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

      2.  as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

      3.  a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

      Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

                                       119

      Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

RESET RATE CERTIFICATES

      As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and as interest in any related interest rate swap agreement or other derivative instrument. See
"Federal Income Tax Consequences for REMIC Certificates" for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped
Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after
2010) may be required in respect of any reportable payments, as described under
"--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding"
above.

      On January 24, 2006, the Treasury published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under
Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in
"street name." The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

TAXATION OF CERTAIN FOREIGN INVESTORS

      To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

                                       120

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences", you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the
Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special
caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b)
has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

      Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the

                                       121

appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar
Law.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL"), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (that is, Plans and entities whose underlying assets include plan assets) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

      In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

      Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

      The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

      Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance

                                       122

company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

      The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

      The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

      The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      If so specified in the related prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in

                                       123

determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk,

                                       124

Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation, and the OTS, effective May 26, 1998, and by the
NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

      The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

      We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

      1.  by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

                                       125

      2.  by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

      3.  through direct offerings by the Depositor.

      If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

      In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

      This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

      In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing.
In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                                       126

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on
Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

      The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

                       WHERE YOU CAN FIND MORE INFORMATION

      Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the
Public Reference Section of the Securities and Exchange Commission, 100 F Street
N.W., Washington, D.C. 20549. Information regarding the operation of the Public
Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D,
10-K and 8-K will be made available on the applicable Trustee's or other identified party's website.

                                  LEGAL MATTERS

      The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                       127

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       128

                             INDEX OF DEFINED TERMS

1998 Policy Statement........................................................125
30/360........................................................................47
401(c) Regulations...........................................................123
91-day Treasury Bill Rate.....................................................51
91-day Treasury Bills.........................................................51
Accrual Certificates..........................................................46
Accrued Certificate Interest..................................................46
Actual/360....................................................................47
ADA...........................................................................90
Amendments...................................................................122
ARM Loans.....................................................................35
Assessment of Compliance......................................................74
Attestation Report............................................................75
Available Distribution Amount.................................................45
Bankruptcy Code...............................................................82
Bond Equivalent Yield.........................................................49
Book-Entry Certificates.......................................................45
calculation date..............................................................48
Cash Flow Agreement...........................................................37
CERCLA........................................................................87
Certificate Owner.............................................................63
Clearstream...................................................................55
CMT Rate......................................................................49
Code..........................................................................62
Commercial Paper Rate.........................................................49
Cooperatives..................................................................32
CPR...........................................................................40
Debt Service Coverage Ratio...................................................32
defective obligation..........................................................93
Definitive Certificates.......................................................45
Depositor.....................................................................31
Determination Date............................................................38
determination period..........................................................48
Direct Participants...........................................................63
Disqualified Organization...............................................106, 123
Distribution Date Statement...................................................61
DOL..........................................................................122
Dow Jones Market Service Page 3750............................................49
DTC...........................................................................45
Due Dates.....................................................................34
Due Period....................................................................38
EDGAR........................................................................127
electing large partnership...................................................106
Equity Participation..........................................................34
Euroclear.....................................................................55
Event of Default..............................................................75
Excess Funds..................................................................43
excess servicing.............................................................115
Exemptions...................................................................122
FAMC..........................................................................35
Federal Funds Rate............................................................50
FHLMC.........................................................................35
FNMA..........................................................................35
Garn Act......................................................................88
GNMA..........................................................................35
Indirect Participants.........................................................63
Insurance and Condemnation Proceeds...........................................70
IRS...........................................................................91
ISMA..........................................................................47
JPMCB.........................................................................43
L/C Bank......................................................................79
LIBOR Determination Date......................................................48
Liquidation Proceeds..........................................................70
Loan-to-Value Ratio...........................................................33
Lock-out Date.................................................................34
Lock-out Period...............................................................34
MBS...........................................................................31
MBS Agreement.................................................................35
MBS Issuer....................................................................35
MBS Servicer..................................................................35
MBS Trustee...................................................................35
Mortgage Asset Seller.........................................................31
Mortgage Notes................................................................31
Mortgaged Properties..........................................................31
Mortgages.....................................................................31
NCUA.........................................................................124
Net Leases....................................................................33
Net Operating Income..........................................................32
Nonrecoverable Advance........................................................60
Non-SMMEA Certificates.......................................................123
Non-U.S. Person..............................................................112
OCC..........................................................................124
OID Regulations...............................................................95
OTS..........................................................................124
Participants..................................................................63
Parties in Interest..........................................................121
Pass-Through Entity..........................................................106
Permitted Investments.........................................................69
Plans........................................................................121
Pooling Agreement.............................................................66
prepayment....................................................................40
Prepayment Assumption.........................................................96
Prepayment Interest Shortfall.................................................38
Prepayment Premium............................................................34
Prime Rate....................................................................51
PTCE.........................................................................122
Random Lot Certificates.......................................................95
rating agency condition.......................................................55
Record Date...................................................................46
Reference Banks...............................................................49
Reform Act....................................................................94
Registration Statement.......................................................127

                                      129

Regular Certificateholder.....................................................94
Regular Certificates..........................................................91
Related Proceeds..............................................................60
Relief Act....................................................................90
REMIC......................................................................7, 92
REMIC Certificates............................................................91
REMIC Pool................................................................91, 92
REMIC Regulations.............................................................91
REO Property..................................................................68
Residual Certificateholders..................................................102
Residual Certificates.........................................................46
secured-creditor exemption....................................................87
Securities Act...............................................................126
Senior Certificates...........................................................45
Servicing Standard............................................................68
Similar Law..................................................................121
SMMEA........................................................................123
SPA...........................................................................40
Sponsor.......................................................................43
Standard Certificateholder...................................................113
Standard Certificates........................................................113
Startup Day...................................................................92
Stripped Certificateholder...................................................118
Stripped Certificates........................................................116
Subordinate Certificates......................................................45
Sub-Servicing Agreement.......................................................68
Title V.......................................................................89
Treasury......................................................................91
Treasury Notes................................................................50
U.S. Person..................................................................108
Value.........................................................................33
Warranting Party..............................................................67

                                      130

The attached diskette contains a Microsoft Excel 2000,1 Version 5.0 spreadsheet file (the ‘‘Spreadsheet File’’) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is entitled ‘‘JPMCC 2006-LDP8.xls.’’ It provides, in electronic format, certain statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A-1 and Annex A-2 to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and in Annex A-1 and Annex A-2 to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the ‘‘READ ONLY’’ button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

[1]	Microsoft Excel is a registered trademark of Microsoft Corporation.

The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. This prospectus supplement does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

We are not offering these certificates in any jurisdiction where the offer is not permitted.

Prospectus Supplement

Summary of Certificates	S-8
Summary of Terms	S-10
Risk Factors	S-48
Description of the Mortgage Pool	S-95
Transaction Parties	S-139
Description of the Certificates	S-173
Description of the Swap Contract	S-214
Servicing of the Mortgage Loans	S-216
Yield and Maturity Considerations	S-240
Certain Federal Income Tax Consequences	S-254
Certain ERISA Considerations	S-257
Method of Distribution	S-260
Legal Matters	S-261
Certain Legal Aspects of the Mortgage Loans	S-261
Ratings	S-262
Legal Investment	S-263
Index of Defined Terms	S-264
Prospectus
Summary of Prospectus	1
Risk Factors	9
Description of the Trust Funds	31
Yield and Maturity Considerations	37
The Sponsor	43
The Depositor	44
The Issuing Entity	44
Use of Proceeds	44
Description of the Certificates	45
Description of the Pooling Agreements	66
Description of Credit Support	77
Certain Legal Aspects of Mortgage Loans	80
Certain Federal Income Tax Consequences	91
Federal Income Tax Consequences for REMIC Certificates	91
Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made	113
State and Other Tax Considerations	121
Certain ERISA Considerations	121
Legal Investment	123
Method of Distribution	125
Incorporation of Certain Information by Reference	127
Where You Can Find More Information	127
Legal Matters	127
Financial Information	127
Rating	128
Index of Defined Terms	129

$2,832,243,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
 Depositor

J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP8
 Issuing Entity

Commercial Mortgage Pass Through Certificates, Series 2006-LDP8

Class A-1	$32,132,000
Class A-2	$207,310,000
Class A-3A	$50,000,000
Class A-3FL	$150,000,000
Class A-3B	$184,430,000
Class A-4	$856,221,000
Class A-SB	$69,145,000
Class A-1A	$596,981,000
Class X	$3,066,027,770
Class A-M	$306,603,000
Class A-J	$260,612,000
Class B	$53,656,000
Class C	$22,995,000
Class D	$42,158,000

PROSPECTUS SUPPLEMENT

JPMorgan

NOMURA

Commerzbank Corporates & Markets
IXIS Securities North America Inc.
PNC Capital Markets LLC
Banc of America Securities LLC
Deutsche Bank Securities

September 22, 2006